                                                Filed Pursuant to Rule 424(b)(5)
                                                Registration File No.: 333-85954


THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE CHANGED. THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED OCTOBER 10, 2002
PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED JULY 23, 2002)

                          $888,796,000 (APPROXIMATE)

                                 [LOGO OMITTED]
             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.
                                   DEPOSITOR

                              JPMORGAN CHASE BANK
                                   CIBC INC.
                             MORTGAGE LOAN SELLERS
       COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2002-CIBC5
                               ----------------
     J.P. Morgan Chase Commercial Mortgage Securities Corp. is offering certain classes of the Series 2002-CIBC5 Commercial Mortgage Pass-Through Certificates, which represent the beneficial ownership interests in a trust. The trust's assets will primarily be 116 mortgage loans secured by first liens on 133 commercial and multifamily properties and are generally the sole source of payments on the certificates. The Series 2002-CIBC5 certificates are not obligations of J.P. Morgan Chase Commercial Mortgage Securities Corp., the mortgage loan sellers or any of their respective affiliates, and neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or any other person or entity.
                               ----------------

                              INITIAL      PASS-           ASSUMED
              INITIAL CLASS    PASS-      THROUGH           FINAL                                RATED FINAL
               CERTIFICATE    THROUGH       RATE        DISTRIBUTION           RATINGS           DISTRIBUTION
               BALANCE (1)      RATE    DESCRIPTION       DATE (6)       (MOODY'S/FITCH) (8)       DATE (6)
             --------------- --------- ------------- ------------------ --------------------- -----------------
Class A-1 ..  $ 50,000,000         %       Fixed       July 12, 2007           Aaa/AAA        October 12, 2037
Class A-2 ..  $ 70,000,000         %       Fixed     January 12, 2009          Aaa/AAA        October 12, 2037
Class A-3 ..  $ 80,000,000         %       Fixed      April 12, 2012           Aaa/AAA        October 12, 2037
Class A-4 ..  $110,000,000         %       Fixed      April 12, 2012           Aaa/AAA        October 12, 2037
Class A-5 ..  $487,155,000         %       Fixed     October 12, 2012          Aaa/AAA        October 12, 2037
Class B ....  $ 36,405,000         %       Fixed     October 12, 2012           Aa2/AA        October 12, 2037
Class C ....  $ 41,427,000         %       Fixed     October 12, 2012            A2/A         October 12, 2037
Class D ....  $ 13,809,000         %       Fixed     October 12, 2012           A3/A-         October 12, 2037

----------
(Footnotes to table on page S-5)

-------------------------------------]                THE SECURITIES AND
YOU SHOULD CAREFULLY CONSIDER THE    ]     EXCHANGE COMMISSION AND STATE
RISK FACTORS BEGINNING ON PAGE S-22  ]     SECURITIES REGULATORS HAVE NOT
OF THIS PROSPECTUS SUPPLEMENT AND    ]     APPROVED OR DISAPPROVED OF THE
PAGE 9 OF THE PROSPECTUS.            ]     OFFERED CERTIFICATES OR DETERMINED
                                     ]     IF THIS PROSPECTUS SUPPLEMENT OR THE
Neither the certificates nor the     ]     ACCOMPANYING PROSPECTUS ARE TRUTHFUL
underlying mortgage loans are        ]     OR COMPLETE. ANY REPRESENTATION TO
insured or guaranteed by any         ]     THE CONTRARY IS A CRIMINAL OFFENSE.
governmental agency or               ]     J.P. MORGAN CHASE COMMERCIAL
instrumentality or any other person  ]     MORTGAGE SECURITIES CORP. WILL NOT
or entity.                           ]     LIST THE OFFERED CERTIFICATES ON ANY
                                     ]     SECURITIES EXCHANGE OR ON ANY
The certificates will represent      ]     AUTOMATED QUOTATION SYSTEM OF ANY
interests in the trust fund only.    ]     SECURITIES ASSOCIATION.
They will not represent interests in ]
or obligations of the depositor, any ]                THE UNDERWRITERS, J.P.
of its affiliates or any other       ]     MORGAN SECURITIES INC., CIBC WORLD
entity.                              ]     MARKETS CORP., MERRILL LYNCH,
-------------------------------------]     PIERCE, FENNER & SMITH INCORPORATED
                                           AND SALOMON SMITH BARNEY INC. WILL
                                           PURCHASE THE OFFERED CERTIFICATES
FROM J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. AND WILL OFFER THEM TO THE PUBLIC AT NEGOTIATED PRICES, PLUS, IN CERTAIN CASES, ACCRUED INTEREST, DETERMINED AT THE TIME OF SALE. J.P. MORGAN SECURITIES INC. IS ACTING AS SOLE BOOKRUNNER AND AS CO-LEAD MANAGER WITH CIBC WORLD MARKETS CORP. FOR THIS OFFERING.

           THE UNDERWRITERS EXPECT TO DELIVER THE OFFERED CERTIFICATES TO PURCHASERS IN BOOK-ENTRY FORM ONLY THROUGH THE FACILITIES OF THE DEPOSITORY TRUST COMPANY IN THE UNITED STATES AND CLEARSTREAM BANKING, SOCIeTe ANONYME AND THE EUROCLEAR SYSTEM IN EUROPE AGAINST PAYMENT IN NEW YORK, NEW YORK ON OR ABOUT NOVEMBER 4, 2002. WE EXPECT TO RECEIVE FROM THIS OFFERING APPROXIMATELY % OF THE INITIAL CERTIFICATE BALANCE OF THE OFFERED CERTIFICATES, PLUS ACCRUED INTEREST FROM NOVEMBER 1, 2002, BEFORE DEDUCTING EXPENSES PAYABLE BY US.

JPMORGAN                                      CIBC WORLD MARKETS
MERRILL LYNCH & CO.                          SALOMON SMITH BARNEY

October   , 2002

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2002-CIBC5

   GRAPHIC OF MAP OF THE UNITED STATES OMITTED WITH THE FOLLOWING INFORMATION
                 INCLUDED IN THE APPLICABLE STATES ON SUCH MAP:

                                          AGGREGATE        % OF
                           NUMBER OF       CUT-OFF       INITIAL
                           MORTGAGED         DATE          POOL
          STATE           PROPERTIES       BALANCE       BALANCE
------------------------ ------------ ----------------- ---------
Florida ................       15      $  169,599,373      16.9%
New York ...............       15          93,779,926       9.3
Texas ..................       12          89,636,876       8.9
Ohio ...................        6          60,103,874       6.0
New Jersey .............        7          60,001,540       6.0
Virginia ...............       10          58,457,107       5.8
Arizona ................        6          51,759,744       5.2
California .............        6          47,782,632       4.8
Indiana ................        4          40,972,625       4.1
Nevada .................        2          26,347,102       2.6
Pennsylvania ...........        4          26,238,038       2.6
Washington .............        2          23,394,246       2.3
Colorado ...............        3          21,537,819       2.1
Illinois ...............        5          21,342,759       2.1
Georgia ................        3          20,615,918       2.1
Louisiana ..............        3          20,559,198       2.0
Wisconsin ..............        2          19,424,128       1.9
Alaska .................        2          17,691,250       1.8
Oregon .................        3          17,345,079       1.7
Michigan ...............        3          17,065,969       1.7
North Carolina .........        3          16,801,733       1.7
Maryland ...............        5          13,636,829       1.4
South Carolina .........        3          12,634,966       1.3
Missouri ...............        1          12,492,184       1.2
Alabama ................        1          11,866,319       1.2
Arkansas ...............        1           8,490,178       0.8
Massachusetts ..........        1           8,236,153       0.8
Kentucky ...............        1           7,408,466       0.7
Nebraska ...............        1           3,787,991       0.4
Oklahoma ...............        1           1,847,971       0.2
Rhode Island ...........        1           1,738,392       0.2
New Hampshire ..........        1           1,692,952       0.2
                               --      --------------     -----
TOTAL/WEIGHTED AVERAGE:       133      $1,004,289,338     100.0%
                              ===      ==============     =====

--------------------------------------------------------------------------------------------------------------
The Simon Portfolio


 [PHOTOGRAPH OF RICHMOND TOWN SQUARE OMITTED]                      [PHOTOGRAPH OF MIDLAND PARK MALL OMITTED]


Richmond Town Square             Richmond Heights, OH      Midland Park Mall                      Midland, TX
--------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------------
The Long Island Portfolio


  [PHOTOGRAPH OF 1140 MOTOR PARKWAY OMITTED]                  [PHOTOGRAPH OF 575 UNDERHILL BOULEVARD OMITTED]


1140 Motor Parkway                       Hauppage, NY      575 Underhill Boulevard                Syosset, NY
--------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------------
The Avion Portfolio


 [PHOTOGRAPH OF TECH CENTER I OMITTED]                                    [PHOTOGRAPH OF LAKESIDE I OMITTED]


Tech Center I                           Chantilly, VA      Lakeside I                           Chantilly, VA
--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------
The Daimler Chrysler Portfolio


[PHOTOGRAPH OF DAIMLER CHRYSLER-ORLANDO OMITTED]            [PHOTOGRAPH OF DAIMLER CHRYSLER-PORTAGE OMITTED]


Daimler Chrysler -- Orlando               Orlando, FL      Daimler Chrysler -- Portage            Portage, IN
--------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------------


  [PHOTOGRAPH OF BOULEVARD SQUARE OMITTED]                  [PHOTOGRAPH OF SOUTHERN WINE & SPIRITS OMITTED]


Boulevard Square                   Pembroke Pines, FL      Southern Wine & Spirits              Las Vegas, NV
--------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------------


 [PHOTOGRAPH OF FOUNTAINS AT BAY HILLS OMITTED]                [PHOTOGRAPH OF EDGEWATER APARTMENTS OMITTED]


Fountains at Bay Hills                     Orlando, FL     Edgewater Apartments                   Seattle, WA
--------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------------


   [PHOTOGRAPH OF SURPRISE TOWNE CENTER OMITTED]                    [PHOTOGRAPH OF ELMWOOD TOWER OMITTED]


Surprise Towne Center                    Surprise, AZ      Elmwood Tower                         Hanrahan, LA
--------------------------------------------------------------------------------------------------------------

             IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

     Information about the offered certificates is contained in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates; and (b) this prospectus supplement, which describes the specific terms of the offered certificates. If the terms of the offered certificates vary between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement.

     You should rely only on the information contained in this prospectus supplement and the prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus supplement and the prospectus. The information contained in this prospectus supplement is accurate only as of the date of this prospectus supplement.

     This prospectus supplement begins with several introductory sections describing the Series 2002-CIBC5 certificates and the trust in abbreviated form:

     Summary of Certificates, commencing on page S-5 of this prospectus supplement, which sets forth important statistical information relating to the Series 2002-CIBC5 certificates;

     Summary of Terms, commencing on page S-6 of this prospectus supplement, which gives a brief introduction of the key features of the Series 2002-CIBC5 certificates and a description of the underlying mortgage loans; and

     Risk Factors, commencing on page S-22 of this prospectus supplement, which describe risks that apply to the Series 2002-CIBC5 certificates which are in addition to those described in the prospectus with respect to the securities issued by the trust generally.

     This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The Tables of Contents in this prospectus supplement and the prospectus identify the pages where these sections are located.

     Certain capitalized terms are defined and used in this prospectus supplement and the prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus supplement are defined on the pages indicated under the caption "Index of Principal Definitions" commencing on page S-146 of this prospectus supplement. The capitalized terms used in the prospectus are defined on the pages indicated under the caption "Index of Principal Definitions" commencing on page 109 of the prospectus.

     In this prospectus supplement, the terms "Depositor," "we," "us" and "our" refer to J.P. Morgan Chase Commercial Mortgage Securities Corp.

                               TABLE OF CONTENTS




                                                     PAGE
                                                    -----
SUMMARY OF CERTIFICATES .........................   S-5
SUMMARY OF TERMS ................................   S-6
RISK FACTORS ....................................   S-22
   Geographic Concentration Entails Risks           S-22
   Risks to the Mortgaged Properties
      Relating to Recent Terrorist Attacks ......   S-22
   Risks Relating to Loan Concentrations.........   S-23
   Risks Relating to Enforceability of
      Cross-Collateralization ...................   S-24
   Ability to Incur Other Borrowings
      Entails Risk ..............................   S-24
   Borrower May Be Unable to Repay
      Remaining Principal Balance on
      Maturity Date or Anticipated
      Repayment Date ............................   S-25
   Commercial and Multifamily Lending
      Is Dependent Upon Net Operating
      Income ....................................   S-26
   Tenant Concentration Entails Risk ............   S-27
   Certain Additional Risks Relating to
      Tenants ...................................   S-28
   Mortgaged Properties Leased to
      Multiple Tenants Also Have Risks ..........   S-28
   Tenant Bankruptcy Entails Risks ..............   S-28
   Mortgage Loans Are Nonrecourse and
      Are Not Insured or Guaranteed .............   S-29
   Retail Properties Have Special Risks .........   S-29
   Office Properties Have Special Risks .........   S-30
   Industrial Properties Have Special
      Risks .....................................   S-30
   Multifamily Properties Have Special
      Risks .....................................   S-31
   Lack of Skillful Property Management
      Entails Risks .............................   S-31
   Some Mortgaged Properties May Not
      Be Readily Convertible to
      Alternative Uses ..........................   S-32
   Mortgage Loans Secured by Leasehold
      Interests May Expose Investors to
      Greater Risks of Default and Loss .........   S-32
   Limitations of Appraisals ....................   S-32
   Your Lack of Control Over the Trust
      Fund Can Create Risks .....................   S-33
   Potential Conflicts of Interest ..............   S-33
   Special Servicer May be Directed to
      Take Actions ..............................   S-34
   Bankruptcy Proceedings Entail Certain
      Risks .....................................   S-34
   Risks Relating to Prepayments and
      Repurchases ...............................   S-35


                                                     PAGE
                                                    -----
   Mortgage Loan Sellers May Not Be
      Able to Make a Required
      Repurchase or Substitution of a
      Defective Mortgage Loan ...................   S-36
   Risks Relating to Enforceability of
      Yield Maintenance Charges or
      Defeasance Provisions .....................   S-36
   Risks Relating to Borrower Default ...........   S-37
   Risks Relating to Interest on Advances
      and Special Servicing Compensation.........   S-37
   Risks of Limited Liquidity and Market
      Value .....................................   S-38
   Different Timing of Mortgage Loan
      Amortization Poses Certain Risks ..........   S-38
   Subordination of Subordinate Offered
      Certificates ..............................   S-38
   Environmental Risks Relating to the
      Mortgaged Properties ......................   S-38
   Tax Considerations Relating to
      Foreclosure ...............................   S-40
   Risks Associated with One Action
      Rules .....................................   S-40
   Property Insurance ...........................   S-40
   Zoning Compliance and Use
      Restrictions ..............................   S-41
   Risks Relating to Costs of Compliance
      with Applicable Laws and
      Regulations ...............................   S-41
   No Reunderwriting of the Mortgage
      Loans .....................................   S-41
   Litigation ...................................   S-42
   Risks Related Book-Entry Registration.........   S-42
   Risks of Inspections Relating to
      Properties ................................   S-42
   Other Risks ..................................   S-42
DESCRIPTION OF THE MORTGAGE POOL ................   S-43
   General ......................................   S-43
   Significant Mortgage Loans ...................   S-45
   The Simon Portfolio Pooled
      Component .................................   S-46
   The Long Island Industrial Portfolio I
      Loan ......................................   S-48
   The Avion Portfolio Loan .....................   S-49
   The Daimler Chrysler Loans ...................   S-51
   The Boulevard Square Loan ....................   S-52
   The Southern Wine & Spirits Building
      Loan ......................................   S-54
   The Fountains at Bay Hill Loan ...............   S-55
   The Edgewater Apartments Loan ................   S-57
   The Surprise Towne Center Loan ...............   S-57

                                                  PAGE
                                                 ------
   Elmwood Tower Loan .......................... S-59
   ARD Loans ................................... S-60
   Certain Terms and Conditions of the
      Mortgage Loans ........................... S-61
   Additional Mortgage Loan
      Information .............................. S-65
   The Mortgage Loan Sellers ................... S-72
   JPMorgan Chase .............................. S-72
   CIBC ........................................ S-72
   Underwriting Guidelines and
      Processes ................................ S-73
   Representations and Warranties;
      Repurchases and Substitutions ............ S-75
   Lockbox Accounts ............................ S-78
DESCRIPTION OF THE CERTIFICATES ................ S-80
   General ..................................... S-80
   Trustee, Certificate Registrar and
      Authenticating Agent ..................... S-82
   Book-Entry Registration and Definitive
      Certificates ............................. S-82
   Distributions ............................... S-85
   Allocation of Yield Maintenance
      Charges .................................. S-99
   Assumed Final Distribution Date;
      Rated Final Distribution Date ............ S-100
   Subordination; Allocation of Collateral
      Support Deficit .......................... S-100
   Advances .................................... S-103
   Appraisal Reductions ........................ S-104
   Reports to Certificateholders; Certain
      Available Information .................... S-106
   Voting Rights ............................... S-110
   Termination; Retirement of
      Certificates ............................. S-110
SERVICING OF THE MORTGAGE LOANS ................ S-112
   General ..................................... S-112


                                                  PAGE
                                                 ------
   The Directing Certificateholder and
      the Simon Portfolio Operating
      Advisor .................................. S-114
   Limitation on Liability of Directing
      Certificateholder and the Simon
      Portfolio Operating Advisor .............. S-116
   The Master Servicer ......................... S-117
   The Special Servicer ........................ S-117
   Replacement of the Special Servicer ......... S-117
   Servicing and Other Compensation
      and Payment of Expenses .................. S-117
   Maintenance of Insurance .................... S-120
   Modifications, Waiver and
      Amendments ............................... S-122
   Realization Upon Defaulted Mortgage
      Loans .................................... S-123
   Inspections; Collection of Operating
      Information .............................. S-126
   Certain Matters Regarding the Master
      Servicer, the Special Servicer and the
      Depositor ................................ S-126
   Events of Default ........................... S-128
   Rights Upon Event of Default ................ S-129
   Amendment ................................... S-129
YIELD AND MATURITY CONSIDERATIONS                S-132
   Yield Considerations ........................ S-132
   Weighted Average Life ....................... S-134
CERTAIN FEDERAL INCOME TAX
 CONSEQUENCES .................................. S-140
METHOD OF DISTRIBUTION ......................... S-142
LEGAL MATTERS .................................. S-143
RATINGS ........................................ S-143
LEGAL INVESTMENT ............................... S-143
ERISA CONSIDERATIONS ........................... S-144
INDEX OF PRINCIPAL DEFINITIONS ................. S-146

ANNEX A--CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
         PROPERTIES

ANNEX B--SIMON PORTFOLIO LOAN AMORTIZATION SCHEDULE

ANNEX C--STRUCTURAL AND COLLATERAL TERM SHEET

ANNEX D--FORM OF REPORT TO CERTIFICATEHOLDERS

                            SUMMARY OF CERTIFICATES



                   INITIAL CLASS
                    CERTIFICATE
                     BALANCE OR        APPROXIMATE
                      NOTIONAL            CREDIT     PASS-THROUGH
    CLASS            AMOUNT (1)        SUPPORT (5)    DESCRIPTION
------------- ----------------------- ------------- --------------
Offered
Certificates
      A-1     $   50,000,000          20.625%            Fixed
      A-2     $   70,000,000          20.625%            Fixed
      A-3     $   80,000,000          20.625%            Fixed
      A-4     $  110,000,000          20.625%            Fixed
      A-5     $  487,155,000          20.625%            Fixed
       B      $   36,405,000          17.000%            Fixed
       C      $   41,427,000          12.875%            Fixed
       D      $   13,809,000          11.500%            Fixed
Non-Offered
Certificates
      X-1     $1,004,289,337(2)           N/A         Variable(2)
      X-2     $  917,471,000(2)           N/A         Variable(2)
       E      $   28,873,000           8.625%            Fixed
       F      $   16,320,000           7.000%         Variable(3)
       G      $   18,831,000           5.125%          Fixed(4)
       H      $   12,553,000           3.875%          Fixed(4)
       J      $    5,022,000           3.375%          Fixed(4)
       K      $    5,021,000           2.875%          Fixed(4)
       L      $    8,788,000           2.000%          Fixed(4)
       M      $    2,510,000           1.750%          Fixed(4)
       NR     $   17,575,337              N/A          Fixed(4)



                                     INITIAL                        EXPECTED    PRINCIPAL OR
                 ASSUMED FINAL    PASS-THROUGH       WEIGHTED        RATINGS      NOTIONAL
                 DISTRIBUTION         RATE           AVERAGE        (MOODY'S/     PRINCIPAL
    CLASS          DATE (6)         (APPROX.)    LIFE (YRS.) (7)   FITCH) (8)    WINDOW (7)
------------- ------------------ -------------- ----------------- ------------ --------------
Offered
Certificates
      A-1       July 12, 2007          %              2.62           Aaa/AAA    12/02 - 07/07
      A-2     January 12, 2009         %              5.01           Aaa/AAA    07/07 - 01/09
      A-3      April 12, 2012          %              5.70           Aaa/AAA    12/02 - 04/12
      A-4      April 12, 2012          %              7.54           Aaa/AAA    01/09 - 04/12
      A-5     October 12, 2012         %              9.80           Aaa/AAA    04/12 - 10/12
       B      October 12, 2012         %              9.94           Aa2/AA     10/12 - 10/12
       C      October 12, 2012         %              9.94            A2/A      10/12 - 10/12
       D      October 12, 2012         %              9.94            A3/A-     10/12 - 10/12
Non-Offered
Certificates
      X-1            N/A               %(2)            N/A            Aaa/AAA        N/A
      X-2            N/A               %(2)            N/A            Aaa/AAA        N/A
       E             N/A               %               N/A           Baa2/BBB        N/A
       F             N/A               %               N/A           Baa3/BBB-       N/A
       G             N/A               %               N/A            Ba1/BB+        N/A
       H             N/A               %               N/A            Ba2/BB         N/A
       J             N/A               %               N/A            Ba3/BB-        N/A
       K             N/A               %               N/A             B1/B+         N/A
       L             N/A               %               N/A             B2/B          N/A
       M             N/A               %               N/A             B3/B-         N/A
       NR            N/A               %               N/A             NR/NR         N/A

--------

(1)   Approximate, subject to a permitted variance of plus or minus 10%.

(2) The aggregate interest accrual amount on the Class X-1 and Class X-2 certificates will be calculated by reference to a notional amount equal to the aggregate of the class balances of all or some of the other classes of certificates, as applicable. The pass-through rates on the Class X-1 and Class X-2 certificates will be based on the weighted average of the components of the Class X-1 and Class X-2 certificates, which will be based on the net mortgage rates applicable to the mortgage loans as of the preceding distribution date minus the pass-through rates of such components. See "Description of the Certificates--Distributions" in this prospectus supplement.

(3) The pass-through rate applicable to the Class F certificates on each distribution date will be equal to the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve
      30-day months) minus    % per annum.

(4) Subject to a maximum pass-through rate equal to the weighted average of the interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months).

(5) The credit support percentages set forth for Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 certificates are represented in the aggregate.

(6) The assumed final distribution dates set forth in this prospectus supplement have been determined on the basis of the assumptions described in "Description of the Certificates--Assumed Final Distribution Date; Rated Final Distribution Date" in this prospectus supplement. The rated final distribution date for each class of certificates is October 12, 2037. See "Description of the Certificates-- Assumed Final Distribution Date; Rated Final Distribution Date" in this prospectus supplement.

(7) The weighted average life and period during which distributions of principal would be received set forth in the foregoing table with respect to each class of certificates are based on the assumptions set forth under "Yield and Maturity Considerations--Weighted Average Life" in this prospectus supplement and on the assumptions that there are no prepayments (other than on each anticipated repayment date, if any) or losses on the mortgage loans and that there are no extensions of maturity dates of mortgage loans.

(8)   Ratings shown are those of Moody's Investors Service, Inc. and Fitch
      Ratings.


     The Class R, Class LR and Class S certificates are not offered by this prospectus supplement or represented in this table.

                                SUMMARY OF TERMS

     This summary highlights selected information from this prospectus supplement. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, read this entire document and the accompanying prospectus carefully.


                           RELEVANT PARTIES AND DATES


Depositor...................  J.P. Morgan Chase Commercial Mortgage Securities
                              Corp., a wholly-owned subsidiary of JPMorgan
                              Chase Bank, a New York banking corporation which is a wholly-owned subsidiary of J.P. Morgan Chase & Co., a Delaware corporation. The depositor's address is 270 Park Avenue, New York, New York 10017, and its telephone number is (212) 834-9280. See "The Depositor" in the prospectus.


Mortgage Loan Sellers.......  JPMorgan Chase Bank, a New York banking corporation, and CIBC Inc., a Delaware
                              corporation. JPMorgan Chase Bank is an affiliate of the depositor and J.P. Morgan Securities Inc., one of the underwriters. CIBC Inc. is an affiliate of CIBC World Markets Corp., one of the underwriters. See "Description of the Mortgage Pool--The Mortgage Loan Sellers" in this prospectus supplement.


                              SELLERS OF THE MORTGAGE LOANS

                                           AGGREGATE
                            NUMBER OF      PRINCIPAL     % OF INITIAL
                             MORTGAGE     BALANCE OF         POOL
          SELLER              LOANS     MORTGAGE LOANS     BALANCE
-------------------------- ----------- ---------------- -------------
  JPMorgan Chase Bank.....      63     $  560,739,805        55.8%
  CIBC Inc. ..............      53        443,549,533        44.2
                                --     --------------       -----
  Total ..................     116     $1,004,289,338       100.0%
                               ===     ==============       =====

Master Servicer.............  Wachovia Bank, National Association, a national banking association. The master servicer's principal address is NC 1075, 8739 Research Drive URP4, Charlotte, North Carolina 28262. See "Servicing of the Mortgage Loans--The Master Servicer" in this prospectus supplement.


Special Servicer............  ARCap Special Servicing, Inc., a Delaware
                              corporation. The special servicer's principal address is 5605 N. MacArthur Boulevard, Suite 950, Irving, Texas 75038. The special servicer may be removed without cause under certain circumstances described in this prospectus supplement. See "Servicing of the Mortgage Loans--The Special Servicer" in this prospectus supplement.


Trustee.....................  Wells Fargo Bank Minnesota, N.A., a national banking association with its principal offices located in Minneapolis, Minnesota. The corporate trust office of the trustee is located at 9062 Old Annapolis Road, Columbia,

                              Maryland 21045. Wells Fargo Bank Minnesota, N.A. will also act as the certificate registrar and authenticating agent. See "Description of the Certificates--Trustee, Certificate Registrar and Authenticating Agent" in this prospectus supplement.


Cut-off Date................  With respect to each mortgage loan, the related due date of such mortgage loan in November 2002 or, with respect to those mortgage loans that have their first due date after November 2002, November 1, 2002.


Closing Date................  On or about November 4, 2002.


Distribution Date...........  The 12th day of each month or, if the 12th day is not a business day, on the next succeeding business day, beginning in December 2002.


Interest Accrual Period.....  Interest will accrue on the offered certificates during the calendar month prior to the related distribution date and will be calculated assuming that each month has 30 days and each year has 360 days.


Due Period..................  For any mortgage loan and any distribution date, the period commencing on the day
                              immediately following the due date for the mortgage loan in the month preceding the month in which that distribution date occurs and ending on and including the due date for the mortgage loan in the month in which that distribution date occurs.


Determination Date..........  For any distribution date, the fourth business day prior to that distribution date.


                              OFFERED SECURITIES


General.....................  We are offering the following eight classes of commercial mortgage pass-through certificates as part of Series 2002-CIBC5:

                              o Class A-1

                              o Class A-2

                              o Class A-3

                              o Class A-4

                              o Class A-5

                              o Class B

                              o Class C

                              o Class D

                              Series 2002-CIBC5 will consist of a total of 24 classes, the following 16 of which are not being offered through this prospectus supplement and the accompanying prospectus:

                              Class E, Class F, Class G, Class H, Class J,
                              Class K, Class L, Class M, Class NR, Class X-1, Class X-2, Class S-1, Class S-2, Class S-3, Class R and Class LR.

                              The Series 2002-CIBC5 certificates will
                              collectively represent beneficial ownership interests in a trust created by J.P. Morgan Chase Commercial Mortgage Securities Corp. The trust's assets will primarily be 116 mortgage loans secured by first liens on 133 commercial and multifamily properties. The Class S certificates will represent the interest in one of the two components of a single mortgage loan (the Simon Portfolio loan) that will not be pooled with the other mortgage loans. The other component of the Simon Portfolio loan will be pooled with the other mortgage loans and, together with the other mortgage loans, will back the other classes of certificates.


Certificate Balances........  Your certificates will have the approximate aggregate initial certificate balance set forth below, subject to a variance of plus or minus 10%:

                                Class A-1 .........  $ 50,000,000
                                Class A-2 .........  $ 70,000,000
                                Class A-3 .........  $ 80,000,000
                                Class A-4 .........  $110,000,000
                                Class A-5 .........  $487,155,000
                                Class B ...........  $ 36,405,000
                                Class C ...........  $ 41,427,000
                                Class D ...........  $ 13,809,000

PASS-THROUGH RATES


A. Offered Certificates.....  Your certificates will accrue interest at an annual rate called a pass-through rate which is set forth below for each class:

                                Class A-1 .........   %
                                Class A-2 .........   %
                                Class A-3 .........   %
                                Class A-4 .........   %
                                Class A-5 .........   %
                                Class B ...........   %
                                Class C ...........   %
                                Class D ...........   %

B. Interest Rate
   Calculation Convention...  Interest on your certificates will be calculated based on a 360-day year consisting of twelve
                              30-day months, or a "30/360" basis. For purposes of calculating the pass-through rates on the Class X certificates and certain other classes of the non-offered certificates, the mortgage loan interest rates will not reflect any default interest rate, any rate increase occurring after an anticipated repayment date, any loan term modifications agreed to by the special servicer or any modifications resulting from a borrower's bankruptcy or insolvency. 114 of the mortgage loans, representing approximately 98.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, accrue interest based on an actual/360 basis, and 2 mortgage loans, representing approximately 1.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, accrue interest on a 30/360-basis. The interest rate for each mortgage loan that accrues interest on an actual/360 basis will be recalculated, if necessary, so that the amount of interest that would accrue at that recalculated rate in that month, calculated on a 30/360 basis, will equal the amount of interest that is required to be paid on that mortgage loan in that month, subject to certain adjustments as described in "Description of the Certificates--Distributions--Pass-Through Rates" in this prospectus supplement. See "Description of the Certificates-- Distributions--Pass-Through
                              Rates" and "Description of the Certificates-- Distributions--Interest Distribution Amount" in this prospectus supplement.


DISTRIBUTIONS


A. Amount and Order of
   Distributions ...........  On each distribution date, funds available for distribution from the mortgage loans, net of specified trust expenses, will be distributed in the following amounts and order of priority:

                              First/Class A-1, Class A-2, Class A-3, Class
                              A-4, Class A-5, Class X-1 and Class X-2
                              certificates: To interest on Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class X-1 and Class X-2 certificates, pro rata, in accordance with their interest entitlements.

                              Second/Class A-1, Class A-2, Class A-3, Class
                              A-4 and Class A-5 certificates: To the extent of funds allocated to principal, to principal on Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 certificates, as described under "Description of the Certificates--Distributions-- Priority" in this prospectus supplement.

                              Third/Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 certificates: To reimburse Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 certificates, pro rata, for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those classes, together with interest.

                              Fourth/Class B certificates: To Class B
                              certificates as follows: (a) to interest on Class B certificates in the amount of its interest entitlement; (b) to the extent of funds allocated to principal remaining after distributions in respect of principal to each class with a higher priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 certificates), to principal on Class B certificates until reduced to zero; and (c) to reimburse Class B certificates for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by that class.

                              Fifth/Class C certificates: To the Class C certificates in a manner analogous to the Class B certificates allocations of priority Fourth above.

                              Sixth/Class D certificates: To the Class D certificates in a manner analogous to the Class B certificates allocations of priority Fourth above.

                              Seventh/Non-offered certificates (other than the Class X certificates): In the amounts and order of priority described in "Description of the Certificates-- Distributions--Priority" in this prospectus supplement.

                              On each distribution date, holders of the Class S certificates will only be entitled to distribution amounts relating to the Simon Portfolio loan. See "Descriptions of the Certificates--Distributions-- Class S Certificates and The Simon Portfolio Loan" in this prospectus supplement.


B. Interest and Principal
   Entitlements.............  A description of each class's interest entitlement can be found in "Description of the Certificates-- Distributions--Interest Distribution Amount" in this prospectus supplement.

                              A description of the amount of principal required to be distributed to the classes entitled to principal on a particular distribution date also can be found in "Description of the Certificates-- Distributions--Principal Distribution Amount" in this prospectus supplement.


C. Yield Maintenance
   Charges .................  Yield maintenance charges with respect to the mortgage loans will be allocated to the
                              certificates as described in "Description of the Certificates--Allocation of Yield Maintenance Charges" in this prospectus supplement.

                              For an explanation of the calculation of yield maintenance charges, see "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Prepayment Provisions" in this prospectus supplement.


D. General .................  The chart below describes the manner in which the payment rights of certain classes will be senior or subordinate, as the case may be, to the payment rights of other classes. The chart shows the entitlement to receive principal and interest (other than excess interest) on any distribution date in descending order (beginning with the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class X-1 and Class X-2 certificates). It also shows the manner in which mortgage loan losses are allocated in ascending order (beginning with the other Series 2002-CIBC5 certificates that are not being offered by this prospectus supplement); provided, that mortgage loan losses will not be allocated to Class S certificates (other than mortgage loan losses on the Simon Portfolio loan) or the Class R or Class LR certificates. Mortgage loan losses that are realized on the Simon Portfolio loan will be allocated to the classes of Class S certificates, to the extent of the certificate balance of the Class S certificates, before being allocated to any other class of certificates. Additionally, no principal payments or loan losses will be allocated to the Class X-1 and Class X-2 certificates, although loan losses will reduce the notional amount of the Class X-1 and Class X-2 certificates and, therefore, the amount of interest they accrue.


                              [------------------------------------------------]
                              [ Class A-1, Class A-2, Class A-3, Class A-4,    ]
                              [     Class A-5, Class X-1* and Class X-2*       ]
                              [------------------------------------------------]
                                                       |
                                                       |
                               [---------------------------------------------]
                               [                   Class B                   ]
                               [---------------------------------------------]
                                                       |
                                                       |
                               [---------------------------------------------]
                               [                   Class C                   ]
                               [---------------------------------------------]
                                                       |
                                                       |
                               [---------------------------------------------]
                               [                   Class D                   ]
                               [---------------------------------------------]
                                                       |
                                                       |
                               [---------------------------------------------]
                               [                 Non-Offered                 ]
                               [                Certificates**               ]
                               [---------------------------------------------]


                              * The Class X-1 and Class X-2 certificates are interest-only certificates.

                              **    Other than the Class X-1 and Class X-2
                                    certificates. The Class S certificates
                                    will only be subordinate to the offered
                                    certificates with respect to payments and other collections received on the Simon Portfolio loan.

                              No other form of credit enhancement will be available for the benefit of the holders of the offered certificates.

                              Any allocation of a loss to a class of
                              certificates will reduce the certificate balance of that class.

                              See "Description of the Certificates" in this prospectus supplement.


E. Shortfalls in
   Available Funds..........  The following types of shortfalls in available funds will reduce distributions to the classes of certificates with the lowest payment priorities: shortfalls resulting from the payment of special servicing fees and other additional compensation, which the special servicer is entitled to receive; shortfalls resulting from interest on advances made by the master servicer or the trustee (to the extent not covered by default charges paid by the related borrower); shortfalls resulting from extraordinary expenses of the trust; and shortfalls resulting from a modification of a mortgage loan's interest rate or principal balance or from other unanticipated or default-related expenses of the trust. In addition, prepayment interest shortfalls that are not covered by certain compensating interest payments made by the master servicer are required to be allocated to the certificates, on a pro rata basis, to reduce the amount of interest payable on the certificates. See "Description of the Certificates--Distributions--Priority" in this prospectus supplement.


ADVANCES


A. P&I Advances ............   The master servicer is required to advance
                               delinquent periodic mortgage loan payments
                               (including mortgage loan payments on the non-pooled component of the Simon Portfolio loan) if it determines that any advance will be recoverable. The master servicer will not be required to advance balloon payments due at maturity in excess of the regular periodic payment, interest in excess of a mortgage loan's regular interest rate or yield maintenance charges. The amount of the interest portion of any advance will be subject to reduction to the extent that an appraisal reduction of the related mortgage loan has occurred. See "Description of the Certificates--Advances" in this prospectus supplement. The master servicer is not required to advance amounts deemed non-recoverable. There may be other circumstances in which the master servicer will not be required to advance one full month of principal and/or interest. If the master servicer fails to make a required advance, the trustee will be required to make such advance.
                               See "Description of the Certificates--
                               Advances" in this prospectus supplement. If an interest advance is made, the master servicer will not advance its servicing fee, but will advance the trustee's fee.

B. Property
   Protection Advances......  The master servicer may be required to make advances to pay delinquent real estate taxes, assessments and hazard insurance premiums and similar expenses necessary to protect and maintain the related mortgaged property, to maintain the lien on the related mortgaged property or enforce the related mortgage loan documents. If the master servicer fails to make a required advance of this type, the trustee is required to make this advance. Neither the master servicer nor the trustee is required to advance amounts deemed non-recoverable. See "Description of the Certificates--Advances" in this prospectus supplement.

C. Interest on Advances.....  The master servicer and the trustee, as applicable, will be entitled to interest on these advances at the "Prime Rate" as published in The Wall Street Journal as described in this prospectus supplement. Interest accrued on outstanding advances may result in reductions in amounts otherwise payable on the certificates. Neither the master servicer, nor the trustee will be entitled to interest on advances made with respect to principal and interest due on a mortgage loan until the related due date has passed and any grace period applicable to such mortgage loan has expired. See "Description of the Certificates--Advances" and "--Subordination; Allocation of Collateral Support Deficit" in this prospectus supplement and "Description of the Certificates--Advances in Respect of Delinquencies" and "Description of the Pooling Agreements--Certificate Account" in the prospectus.

                              THE MORTGAGE LOANS


The Mortgage Pool...........  The trust's primary assets will be 116 mortgage loans, each evidenced by one or more promissory notes secured by first mortgages, deeds of trust or similar security instruments on the fee and/or leasehold estate of the related borrower in 133 commercial and multifamily properties.

                              The aggregate principal balance of the Simon
                              Portfolio loan (including the component that is not pooled with the other mortgage loans) as of the cut-off date will be approximately $124,701,932. The non-pooled component is represented by the Class S certificates, which are not being offered by this prospectus supplement. Only the pooled component (with an outstanding principal balance as of the cut-off date of $106,915,919) of this mortgage loan will be represented by the offered certificates. See "Description of the Mortgage Pool--Significant Mortgage Loans--Simon Portfolio Pooled Component" in this prospectus supplement. All principal and interest collections on the Simon Portfolio loan will be distributed as described in this prospectus supplement and as more particularly described in the pooling and servicing agreement.

                              The following tables set forth certain
                              anticipated characteristics of the mortgage loans as of the cut-off date (unless otherwise indicated). The sum in any column may not equal the indicated total due to rounding. Unless otherwise indicated, all figures presented in this summary section are calculated as described under "Description of the Mortgage Pool--Additional Mortgage Loan Information" in this prospectus supplement and all percentages represent the indicated percentage of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. The principal balance of each mortgage loan as of the cut-off date assumes the timely receipt of principal scheduled to be paid in November 2002 on each mortgage loan and no defaults, delinquencies or prepayments on any mortgage loan as of the cut-off date.

                              For purposes of the statistical information in this prospectus supplement, unless otherwise noted, all numbers and statistical information include only the pooled component of the Simon Portfolio loan. Generally, the exclusion of the non-pooled component of the Simon Portfolio loan
                              (1) decreases the loan-to-value ratio of, (2) increases the debt service coverage ratio of, and (3) decreases the percentage of the aggregate principal balance of the mortgage loans represented by, the Simon Portfolio loan, indicated in such statistical information, because that information is based only on the pooled component of the Simon Portfolio loan. References to the original principal balance of the pooled component of the Simon Portfolio loan are references to the principal balance of that mortgage loan as of the origination date, less the principal balance of the non-pooled component as of that date.

                              The mortgage loans will have the following approximate characteristics as of the cut-off date:


                              CUT-OFF DATE MORTGAGE LOAN CHARACTERISTICS



   Aggregate principal balance (1) ....................................... $1,004,289,338
   Number of mortgage loans .............................................. 116
   Number of mortgaged properties ........................................ 133
   Range of mortgage loan principal balances ............................. $999,277 to $106,915,919
   Average mortgage loan principal balance ............................... $8,657,667
   Range of mortgage rates ............................................... 5.7500% to 9.0700%
   Weighted average mortgage rate ........................................ 6.7324%
   Range of original terms to maturity (2) ............................... 60 months to 240 months
   Weighted average original term to maturity (2) ........................ 121 months
   Range of remaining terms to maturity (2) .............................. 56 months to 240 months
   Weighted average remaining term to maturity (2) ....................... 119 months
   Range of original amortization terms .................................. 0 months to 360 months
   Weighted average original amortization term ........................... 338 months
   Range of remaining amortization terms ................................. 0 months to 360 months
   Weighted average remaining amortization term .......................... 336 months
   Range of loan-to-value ratios ......................................... 19.3% to 81.9%
   Weighted average loan-to-value ratio .................................. 69.6 %
   Range of loan-to-value ratios as of the maturity date (2) ............. 0.8% to 75.6%
   Weighted average loan-to-value ratio as of the maturity date (2) ...... 55.8%
   Range of debt service coverage ratios ................................. 1.18x to 5.22x
   Weighted average debt service coverage ratio .......................... 1.49x
   Percentage of initial pool balance consisting of:
    Balloon mortgage loans (3) ........................................... 49.6%
    Anticipated repayment dates mortgage loans ........................... 41.0%
    Fully amortizing mortgage loans ...................................... 7.2%
    Partial Interest-only mortgage loans ................................. 2.1%
    Interest-only mortgage loans ......................................... 0.2%

---------------

  (1)   Subject to a permitted variance of plus or minus 10%.

  (2) In the case of 43 mortgage loans, as of the anticipated repayment date.

  (3) Excludes the mortgage loans with an anticipated repayment date and/or a full or partial interest-only period.

                              The mortgage loans accrue interest based on the following conventions:

                              INTEREST ACCRUAL BASIS




                                         AGGREGATE
                          NUMBER OF      PRINCIPAL     % OF INITIAL
                           MORTGAGE     BALANCE OF         POOL
 INTEREST ACCRUAL BASIS     LOANS     MORTGAGE LOANS     BALANCE
------------------------ ----------- ---------------- -------------
  Actual/360 ...........     114     $  988,327,702        98.4%
  30/360 ...............       2         15,961,636         1.6
                             ---     --------------       -----
  Total ................     116     $1,004,289,338       100.0%
                             ===     ==============       =====

                              See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans" in this prospectus supplement.

                              43 mortgage loans, representing approximately 41.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, provide for an increase in the related interest rate after a certain date, the anticipated repayment date. The interest accrued in excess of the original rate, together with any interest on that accrued interest, will be deferred and will not be paid until the principal balance of the related mortgage loan has been paid, at which time such deferred interest will be paid to certain classes of the non-offered certificates. In addition, after the anticipated repayment date, cash flow in excess of that required for debt service and certain budgeted expenses with respect to the related mortgaged property will be applied towards the payment of principal (without payment of a yield maintenance charge) of the related mortgage loan until its principal balance has been reduced to zero. A substantial principal payment would be required to pay off these mortgage loans on their anticipated repayment dates. The amortization term of these mortgage loans is not prepaid on their anticipated repayment dates.

                              See "Description of the Mortgage Pool--Additional Mortgage Loan Information" and "--Certain Terms and Conditions of the Mortgage Loans" in this prospectus supplement.

                              The following table contains general information regarding the prepayment provisions of the mortgage loans:

                              OVERVIEW OF PREPAYMENT PROTECTION




                                                    AGGREGATE
                                     NUMBER OF      PRINCIPAL     % OF INITIAL
                                      MORTGAGE     BALANCE OF         POOL
       PREPAYMENT PROTECTION           LOANS     MORTGAGE LOANS     BALANCE
----------------------------------- ----------- ---------------- -------------
  Lockout with defeasance .........     114     $  986,598,088        98.2%
  Lockout period followed by
  yield maintenance ...............       2         17,691,250         1.8
                                        ---     --------------       -----
  Total ...........................     116     $1,004,289,338       100.0%
                                        ===     ==============       =====

                              Defeasance permits the related borrower to substitute direct non-callable U.S. Treasury obligations or other government securities for the related mortgaged property as collateral for the related mortgage loan.

                              All of the mortgage loans permit voluntary prepayment without the payment of a yield maintenance charge within a limited period prior to their stated maturity date or anticipated repayment date. For 2 of the mortgage loans, representing approximately 5.3% of the pool of mortgage loans as of the cut-off date, this period is approximately 1 month or less prior to the stated maturity date or anticipated repayment date. For 4 of the mortgage loans, representing approximately 2.6% of the pool of mortgage loans as of the cut-off date, this period is approximately 2 months or less prior to the stated maturity date or anticipated repayment date. For 99 of the mortgage loans, representing approximately 84.9% of the pool of mortgage loans as of the cut-off date, this period is approximately 3 months prior to the stated maturity date or anticipated repayment date. For 2 of the mortgage loans, representing approximately 1.2% of the pool of mortgage loans as of the cut-off date, this period is approximately 6 months prior to the stated maturity date or anticipated repayment date. For 6 of the mortgage loans, representing approximately 2.4% of the pool of mortgage loans as of the cut-off date, this period is approximately 12 months prior to the stated maturity date or anticipated repayment date. For 3 of the mortgage loans, representing approximately 3.6% of the pool of mortgage loans as of the cut-off date, this period is approximately 24 months prior to the stated maturity date or the anticipated repayment date.


                              See "Description of the Mortgage Pool--Additional Mortgage Loan Information" and "--Certain Terms and Conditions of the Mortgage Loans--Defeasance; Collateral Substitution" in this prospectus supplement.

                 CURRENT USES OF THE MORTGAGED PROPERTIES (1)




                                          AGGREGATE
                           NUMBER OF      PRINCIPAL     % OF INITIAL
                           MORTGAGED     BALANCE OF         POOL
       CURRENT USE        PROPERTIES   MORTGAGE LOANS     BALANCE
------------------------ ------------ ---------------- -------------
  Retail ...............       37     $  369,177,406        36.8%
  Office ...............       28        220,961,786        22.0
  Industrial ...........       30        209,591,881        20.9
  Multifamily ..........       26        150,754,170        15.0
  Manufactured Housing
  Community ............        6         21,250,970         2.1
  Nursing Home .........        1         13,386,596         1.3
  Hotel ................        2         10,490,178         1.0
  Storage...............        3          8,676,350         0.9
                               --     --------------       -----
  Total ................      133     $1,004,289,338       100.0%
                              ===     ==============       =====

                              The mortgaged properties are located in 32 states. The following table lists the states which have concentrations of mortgaged properties above 5%:

                          GEOGRAPHIC DISTRIBUTION (1)




                                        AGGREGATE
                         NUMBER OF      PRINCIPAL     % OF INITIAL
                         MORTGAGED     BALANCE OF         POOL
         STATE          PROPERTIES   MORTGAGE LOANS     BALANCE
---------------------- ------------ ---------------- -------------
  Florida ............       15     $  169,599,373        16.9%
  New York ...........       15         93,779,926         9.3
  Texas ..............       12         89,636,876         8.9
  Ohio ...............        6         60,103,874         6.0
  New Jersey .........        7         60,001,540         6.0
  Virginia ...........       10         58,457,107         5.8
  Arizona ............        6         51,759,744         5.2
  Other ..............       62        420,950,897        41.9
                             --     --------------       -----
  Total ..............      133     $1,004,289,338       100.0%
                            ===     ==============       =====

                              ------------

                              (1) Because this table presents information relating to mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A.


                       ADDITIONAL ASPECTS OF CERTIFICATES


Denominations...............  The offered certificates will be offered in minimum denominations of $10,000 initial certificate balance. Investments in excess of the minimum denominations may be made in multiples of $1.

Registration, Clearance and
Settlement..................  Each class of offered certificates will be registered in the name of Cede & Co., as nominee of The Depository Trust Company, or DTC.

                              You may hold your offered certificates through:
                              (1) DTC in the United States; or (2) Clearstream Banking, societe anonyme or the Euroclear System in Europe. Transfers within DTC, Clearstream Banking, societe anonyme or Euroclear will be made in accordance with the usual rules and operating procedures of those systems.

                              We may elect to terminate the book-entry system through DTC with respect to all or any portion of any class of the offered certificates.

                              See "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in this prospectus supplement and in the prospectus.


Information Available to
Certificateholders..........  On each distribution date, the trustee will prepare and make available to each
                              certificateholder of record, initially expected to be Cede & Co., a statement as to the distributions being made on that date. Additionally, under certain circumstances, certificateholders of record may be entitled to certain other information regarding the trust. See "Description of the Certificates--Reports to Certificateholders; Certain Available Information" in this prospectus supplement.


Deal Information/Analytics... Certain information concerning the mortgage loans and the offered certificates will be available to you through the following services:

                              o Bloomberg, L.P.

                              o the trustee's website at www.ctslink.com/cmbs.

                              In addition, certain information may be
                              available via the master servicer's website at www.firstunion.com. See "Servicing of the Mortgage Loans--The Master Servicer" in this prospectus supplement.


Optional Termination........  On any distribution date on which the aggregate principal balance of the pool of mortgage loans remaining in the trust is less than 1% of the aggregate principal balance of the mortgage loans (including the non-pooled component of the Simon Portfolio loan) as of the cut-off date, certain entities specified in this prospectus supplement will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in this prospectus supplement. Exercise of this option will terminate the trust and retire the then outstanding certificates.

                              See "Description of the Certificates--Termination; Retirement of Certificates" in this prospectus supplement and "Description of the
                              Certificates--Termination" in the prospectus.

Tax Status..................  An election will be made to treat a portion of the trust (exclusive of interest that is deferred after the anticipated repayment date on the mortgage loans that have anticipated repayment dates and the related distribution account for this deferred interest) as three separate REMICs--a lower-tier REMIC, an upper-tier REMIC and a Simon Portfolio REMIC--for federal income tax purposes. The portion of the trust representing the deferred interest described above will be treated as a grantor trust for federal income tax purposes. In the opinion of counsel, the portions of the trust referred to above will qualify for this treatment.

                              Pertinent federal income tax consequences of an investment in the offered certificates include:

                              o Each class of offered certificates will
                                represent "regular interests" in the
                                upper-tier REMIC.

                              o The regular interests will be treated as newly
                                originated debt instruments for federal income tax purposes.

                              o You will be required to report income on the
                                regular interests represented by your
                                certificates using the accrual method of accounting.

                              o One or more classes of offered certificates
                                may be issued with original issue discount.

                              See "Certain Federal Income Tax Consequences" in this prospectus supplement and in the prospectus.

ERISA Considerations........  Subject to important considerations described under "ERISA Considerations" in this prospectus supplement and "Certain ERISA Considerations" in the prospectus, the offered certificates are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

Legal Investment............  The offered certificates will not constitute
                              "mortgage related securities" within the meaning of the Secondary Mortgage Market Enhancement Act of 1984, as amended.

                              See "Legal Investment" in this prospectus supplement and in the prospectus.

Ratings.....................   The offered certificates will not be issued
                               unless each of the offered classes receives the following ratings from Moody's Investors Service, Inc. and Fitch Ratings:

                                                                 MOODY'S   FITCH
                                                                --------- ------
                                 Class A-1 ....................    Aaa      AAA
                                 Class A-2 ....................    Aaa      AAA
                                 Class A-3 ....................    Aaa      AAA
                                 Class A-4 ....................    Aaa      AAA
                                 Class A-5 ....................    Aaa      AAA
                                 Class B ......................    Aa2      AA
                                 Class C ......................     A2       A
                                 Class D ......................     A3      A-

                               A rating agency may downgrade, qualify or withdraw a security rating at any time. A rating agency not requested to rate the offered certificates may nonetheless issue a rating and, if one does, it may be lower than those stated above. The security ratings do not address the frequency of prepayments (whether voluntary or involuntary) of mortgage loans, the degree to which prepayments might differ from those originally anticipated, the likelihood of collection of excess interest, default interest or yield maintenance charges, or the tax treatment of the certificates. See "Yield and Maturity Considerations" and "Risk Factors" in this prospectus supplement and "Yield and Maturity Considerations" in the prospectus.

                               See "Ratings" in this prospectus supplement and "Rating" in the accompanying prospectus for a discussion of the basis upon which ratings are given and the conclusions that may not be drawn from a rating.

                                  RISK FACTORS

     You should carefully consider the following risks before making an investment decision. In particular, distributions on your certificates will depend on payments received on, and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

     The risks and uncertainties described below are not the only ones relating to your certificates. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair your investment.

     If any of the following risks actually occur, your investment could be materially and adversely affected.

     This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus supplement.


GEOGRAPHIC CONCENTRATION ENTAILS RISKS

     Mortgaged properties located in Florida, New York, Texas, Ohio, New Jersey, Virginia and Arizona represent approximately 16.9%, 9.3%, 8.9%, 6.0%, 6.0%, 5.8% and 5.2%, respectively, by allocated loan amount of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. Concentrations of mortgaged properties in geographic areas may increase the risk that adverse economic or other developments or natural disaster affecting a particular region of the country could increase the frequency and severity of losses on mortgage loans secured by those properties. In recent periods, several regions of the United States have experienced significant real estate downturns. Regional economic declines or conditions in regional real estate markets could adversely affect the income from, and market value of, the mortgaged properties. Other regional factors--e.g., earthquakes, floods or hurricanes or changes in governmental rules or fiscal policies--also may adversely affect the mortgaged properties. For example, mortgaged properties located in California may be more susceptible to certain hazards (such as earthquakes) than mortgaged properties in other parts of the country.


RISKS TO THE MORTGAGED PROPERTIES RELATING TO RECENT TERRORIST ATTACKS

     The terrorist attacks on the World Trade Center and the Pentagon on September 11, 2001 suggest the possibility that large public areas such as shopping malls or large office buildings could become the target of terrorist attacks in the future. The possibility of such attacks could (i) lead to damage to one or more of the mortgaged properties if any such attacks occur, (ii) result in higher costs for insurance premiums, particularly for large properties, such as those securing the Simon Portfolio loan, the pooled component of which represents approximately 10.6% of the aggregate principal balance of the mortgage loans as of the cut-off date, which could adversely affect the cash flow at such mortgaged properties, or (iii) impact leasing patterns or shopping patterns which could adversely impact leasing revenue and mall traffic and percentage rent. As a result, the ability of the mortgaged properties to generate cash flow may be adversely affected.

     With respect to shopping patterns, the recent terrorist attacks have significantly reduced air travel throughout the United States and, therefore, have had a negative effect on revenues in areas heavily dependent on tourism. The decrease in air travel may have a negative effect on certain of the mortgaged properties located in areas heavily dependent on tourism which could reduce the ability of the affected mortgaged properties to generate cash flow.

RISKS RELATING TO LOAN CONCENTRATIONS

     The effect of mortgage pool loan losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool's aggregate principal balance. In this regard:

    o The largest mortgage loan represents approximately 10.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. See "Description of the Mortgage Pool--Significant Mortgage Loans" in this prospectus supplement.

    o The 3 largest mortgage loans represent, in the aggregate, approximately 20.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

    o The 10 largest mortgage loans (treating as a single mortgage loan all mortgage loans that are cross-collateralized with each other) represent in the aggregate, approximately 36.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

     Each of the other mortgage loans represents no more than 1.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

     A concentration of mortgaged property types can pose increased risks. A concentration of mortgage loans secured by the same mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans. In that regard, the following table lists the property type concentrations in excess of 5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date:

                 PROPERTY TYPE CONCENTRATIONS GREATER THAN 5%

                                                     AGGREGATE
                                                 PRINCIPAL BALANCE
                         NUMBER OF MORTGAGED        OF MORTGAGE       % OF INITIAL
    PROPERTY TYPE             PROPERTIES               LOANS          POOL BALANCE
---------------------   ---------------------   ------------------   -------------
Retail ..............             37            $  369,177,406            36.8%
Office ..............             28               220,961,786            22.0
Industrial ..........             30               209,591,881            20.9
Multifamily .........             26               150,754,170            15.0
Other ...............             12                53,804,094             5.4
                                  --            --------------           -----
Total ...............            133            $1,004,289,338           100.0%
                                 ===            ==============           =====

     A concentration of mortgage loans with the same borrower or related borrowers can also impose increased risks.

    o 8 groups of mortgage loans have borrowers related to each other, but none of these groups of mortgage loans represent more than 4.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

    o 3 groups of mortgage loans, comprised of 10 mortgage loans that are cross-collateralized and cross-defaulted, represent, in the aggregate, approximately 7.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. See "--Risks Relating to Enforceability of Cross-Collateralization" below.

    o 5 mortgage loans, representing approximately 21.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are secured by more than one mortgaged property.

     See "Description of the Mortgage Pool--Additional Mortgage Loan Information" in this prospectus supplement. Mortgaged properties owned by related borrowers are likely to:

    o have common management, increasing the risk that financial or other difficulties experienced by the property manager could have a greater impact on the pool of mortgage loans; and

    o have common general partners, which could increase the risk that a financial failure or bankruptcy filing would have a greater impact on the pool of mortgage loans.

     Except as described below, the terms of the mortgage loans generally require that the borrowers covenant to be single-purpose entities, although in many cases the borrowers are not required to observe all covenants and conditions which typically are required in order for them to be viewed under standard rating agency criteria as "special purpose entities." In general, the borrowers' organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or properties and limit the borrowers' ability to incur additional indebtedness. These provisions are designed to mitigate the possibility that the borrowers' financial condition would be adversely impacted by factors unrelated to the mortgaged property and the mortgage loan in the pool. However, we cannot assure you that the related borrowers will comply with these requirements. The borrowers with respect to 5 of the mortgage loans, representing approximately 2.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are not required to be single-purpose entities. See "Certain Legal Aspects of Mortgage Loans--Bankruptcy Laws" in the prospectus.

RISKS RELATING TO ENFORCEABILITY OF CROSS-COLLATERALIZATION

     As described above and on Annex A to this prospectus supplement, 3 groups comprised of 10 mortgage loans representing approximately 7.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are cross-collateralized and cross-defaulted, 1 such group represents approximately 3.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. Cross-collateralization arrangements involving more than one borrower could be challenged as fraudulent conveyances by creditors of the related borrower in an action brought outside a bankruptcy case or, if the borrower were to become a debtor in a bankruptcy case, by the borrower's representative.

     A lien granted by a borrower could be avoided if a court were to determine that:

    o the borrower was insolvent when it granted the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital when it allowed its mortgaged property or properties to be encumbered by a lien securing the entire indebtedness, or was not able to pay its debts as they matured; and

    o the borrower did not receive fair consideration or reasonably equivalent value when it allowed its mortgaged property or properties to be encumbered by a lien securing the entire indebtedness.

     Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by that borrower from the respective mortgage loan proceeds, as well as the overall cross-collateralization. If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could:

    o subordinate all or part of the pertinent mortgage loan to existing or future indebtedness of that borrower;

    o recover payments made under that mortgage loan; or

    o take other actions detrimental to the holders of the certificates, including, under certain circumstances, invalidating the mortgage loan or the mortgages securing the cross-collateralization.

ABILITY TO INCUR OTHER BORROWINGS ENTAILS RISK

     When a mortgage loan borrower (or its constituent members) also has one or more other outstanding loans (even if they are subordinated loans), the trust is subjected to additional risk.

The borrower may have difficulty servicing and repaying multiple loans. The existence of another loan will generally also make it more difficult for the borrower to obtain refinancing of the mortgage loan and may thereby jeopardize repayment of the mortgage loan. Moreover, the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property.

     Additionally, if the borrower (or its constituent members) defaults on the mortgage loan and/or any other loan, actions taken by other lenders such as a foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the trust, including the mortgaged property, or stay the trust's ability to foreclose during the course of the bankruptcy case. The bankruptcy of another lender also may operate to stay foreclosure by the trust. The trust may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

     In this regard, the mortgage loans generally prohibit borrowers from incurring any additional debt secured by their mortgaged property without the consent of the lender. However, 2 mortgage loans representing approximately 1.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are senior loans in a split loan structure with junior loans. Each pair of senior and junior loans is secured by a single mortgage instrument on the related mortgaged property. In addition, 1 mortgage loan representing approximately 0.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the related Mortgaged Property also secures a second lien mortgage loan that is not included in the trust with a principal balance of $3,514,740 as of the cut-off date. See "Description of the Mortgage Pool--General" in this prospectus supplement.

     In addition, the mortgage loan sellers have informed us that they are aware of certain permitted existing debt. In addition, substantially all of the mortgage loans permit the related borrower to incur limited indebtedness that is not secured by the related mortgaged property in the ordinary course of business. In addition, the borrowers under certain of the mortgage loans have incurred and/or may incur in the future unsecured debt other than in the ordinary course of business. Moreover, in general, any borrower that does not meet single-purpose entity criteria may not be restricted from incurring unsecured debt. See "Description of the Mortgage Pool--General" in this prospectus supplement.

     Additionally, the terms of certain loans permit or require the borrowers to post letters of credit and/or surety bonds for the benefit of the mortgage loan, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

     The mortgage loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations. The terms of the mortgages generally permit, subject to certain limitations, the transfer or pledge of less than a certain specified portion of the limited partnership or non-managing membership equity interests in a borrower. Certain of the mortgage loans do not restrict the pledging of ownership interests in the borrower, but do restrict the transfer of ownership interests in a borrower by imposing a specific percentage or control limitation. Moreover, in general, mortgage loans with borrowers that do not meet single-purpose entity criteria may not be restricted in any way from incurring mezzanine debt. The mortgage loan sellers have informed us that they are aware of certain mezzanine indebtedness with respect to the mortgage loans.

     See "Description of the Mortgage Pool--General" in this prospectus supplement and "Certain Legal Aspects of Mortgage Loans--Subordinate Financing" in the prospectus.

BORROWER MAY BE UNABLE TO REPAY REMAINING PRINCIPAL BALANCE ON MATURITY DATE OR ANTICIPATED REPAYMENT DATE

     Mortgage loans with substantial remaining principal balances at their stated maturity, also known as balloon loans, or anticipated repayment date involve greater risk than fully amortizing loans. This is because the borrower may be unable to repay the loan at that time. In addition, fully amortizing mortgage loans which may pay interest on an "actual/360" basis but have fixed monthly payments may, in effect, have a small payment due at maturity.

     A borrower's ability to repay a mortgage loan on its stated maturity date or anticipated repayment date typically will depend upon its ability either to refinance the mortgage loan or to sell the mortgaged property at a price sufficient to permit repayment. A borrower's ability to achieve either of these goals will be affected by a number of factors, including:

    o the availability of, and competition for, credit for commercial real estate projects;

    o the prevailing interest rates;

    o the fair market value of the related mortgaged properties;

    o the borrower's equity in the related mortgaged properties;

    o the borrower's financial condition;

    o the operating history and occupancy level of the mortgaged property;

    o reductions in government assistance/rent subsidy programs;

    o the tax laws; and

    o the prevailing general and regional economic conditions.

     107 of the mortgage loans, representing approximately 92.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are expected to have substantial remaining principal balances as of their respective anticipated repayment dates or stated maturity dates. This includes 2 mortgage loans, representing approximately 2.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, which pay interest-only for the first 9 or 36 months of their respective terms and 1 mortgage loan, representing approximately 0.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, which pays interest only for its term. 64 of these mortgage loans, representing approximately 51.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, require balloon payments at their stated maturity. 43 mortgage loans, representing approximately 41.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, will have substantial balances outstanding at their anticipated repayment dates. 84 of the mortgage loans, representing approximately 74.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, mature in the year 2012.

     We cannot assure you that each borrower will have the ability to repay the remaining principal balances on the pertinent date.

     See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans" in this prospectus supplement and "Risk Factors--Borrowers May Be Unable to Make Balloon Payments" in the prospectus.


COMMERCIAL AND MULTIFAMILY LENDING IS DEPENDENT UPON NET OPERATING INCOME

     The mortgage loans are secured by various income-producing commercial and multifamily properties. Commercial and multifamily lending are generally thought to expose a lender to greater risk than residential one-to-four family lending because they typically involve larger loans to a single borrower or groups of related borrowers.

     The repayment of a commercial or multifamily loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Even the liquidation value of a commercial property is determined, in substantial part, by the capitalization of the property's cash flow. However, net operating income can be volatile and may be insufficient to cover debt service on the loan at any given time.

     The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors. Some of these factors relate to the properties themselves, such as:

    o the age, design and construction quality of the properties;

    o perceptions regarding the safety, convenience and attractiveness of the properties;

    o the proximity and attractiveness of competing properties;

    o the adequacy of the property's management and maintenance;

    o increases in operating expenses;

    o an increase in the capital expenditures needed to maintain the properties or make improvements;

    o a decline in the financial condition of a major tenant;

    o an increase in vacancy rates; and

    o a decline in rental rates as leases are renewed or entered into with new tenants.

     Other factors are more general in nature, such as:

    o national, regional or local economic conditions, including plant closings, military base closings, industry slowdowns and unemployment rates;

    o local real estate conditions, such as an oversupply of retail space, office space, multifamily housing or hotel capacity;

    o demographic factors;

    o consumer confidence;

    o consumer tastes and preferences; and

    o retroactive changes in building codes.

     The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

    o the length of tenant leases;

    o the creditworthiness of tenants;

    o in the case of rental properties, the rate at which new rentals occur;
      and

    o the property's "operating leverage" which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

     A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with short-term revenue sources, such as short-term or month-to-month leases, and may lead to higher rates of delinquency or defaults.


TENANT CONCENTRATION ENTAILS RISK

     A deterioration in the financial condition of a tenant can be particularly significant if a mortgaged property is leased to a single tenant or if any tenant makes up a significant portion of the rental income. Mortgaged properties leased to a single tenant or tenants that make up a significant portion of the rental income also are more susceptible to interruptions of cash flow if such a tenant or tenants fail to renew their leases. This is so because the financial effect of the absence of rental income may be severe; more time may be required to re-lease the space; and substantial capital costs may be incurred to make the space appropriate for replacement tenants. In this respect, 19 mortgage loans, representing approximately 11.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are secured by mortgaged properties leased to a single tenant. Additionally, the underwriting of certain of these mortgage loans leased to single tenants may have taken into account the creditworthiness of the tenants under the related leases and consequently may have higher loan-to-value ratios and lower debt service coverage ratios than other types of mortgage loans.

     Retail and office properties also may be adversely affected if there is a concentration of particular tenants among the mortgaged properties or of tenants in a particular business or industry. In this regard, see "--Retail Properties Have Special Risks" below.


CERTAIN ADDITIONAL RISKS RELATING TO TENANTS

     The income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

    o space in the mortgaged properties could not be leased or re-leased;

    o tenants were unable to meet their lease obligations;

    o a significant tenant were to become a debtor in a bankruptcy case; or

    o rental payments could not be collected for any other reason.

     Repayment of the mortgage loans secured by retail, office and industrial properties will be affected by the expiration of leases and the ability of the respective borrowers to renew the leases or relet the space on comparable terms. Certain of the mortgaged properties may be leased in whole or in part by government-sponsored tenants who have the right to cancel their leases at any time or for lack of appropriations. Additionally, mortgaged properties may have concentrations of leases expiring at varying rates in varying percentages.

     Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the mortgaged properties. Moreover, if a tenant defaults in its obligations to a borrower, the borrower may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the related mortgaged property.

     Additionally, in certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions (provisions requiring the tenant to recognize as landlord under the lease a successor owner following foreclosure), the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants' leases were terminated.


MORTGAGED PROPERTIES LEASED TO MULTIPLE TENANTS ALSO HAVE RISKS

     If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for debt service payments. Multi-tenant mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses.


TENANT BANKRUPTCY ENTAILS RISKS

     The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, in retail, office and industrial properties may adversely affect the income produced by a mortgaged property. Under the federal bankruptcy code a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant (absent collateral securing the claim). The claim would be limited to the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises) which are unrelated to the rejection, plus the greater of one year's rent or 15% of the remaining reserved rent (but not more than three years' rent).


MORTGAGE LOANS ARE NONRECOURSE AND ARE NOT INSURED OR GUARANTEED

     The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise.

     Investors should treat each mortgage loan as a nonrecourse loan. If a default occurs, recourse generally may be had only against the specific properties and other assets that have been pledged to secure the loan. Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity is primarily dependent upon the market value of the mortgaged property or the borrower's ability to refinance the mortgaged property.


RETAIL PROPERTIES HAVE SPECIAL RISKS

     Retail properties secure 34 of the mortgage loans representing approximately 36.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

     The quality and success of a retail property's tenants significantly affect the property's value. For example, if the sales revenues of retail tenants were to decline, rents tied to a percentage of gross sales revenues may decline and those tenants may be unable to pay their rent or other occupancy costs.

     The presence or absence of an "anchor tenant" in a shopping center also can be important because anchors play a key role in generating customer traffic and making a center desirable for other tenants. An "anchor tenant" is usually proportionately larger in size and is vital in attracting customers to a retail property, whether or not it is located on the related mortgaged property. 26 of the mortgage loans, representing approximately 33.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are secured by retail properties that are considered by the applicable mortgage loan seller to be "anchored" or "shadow anchored" and 8 of the mortgage loans, representing approximately 3.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are secured by retail properties that are considered by the applicable mortgage loan seller to be "unanchored."

     If anchor stores in a mortgaged property were to close, the related borrower may be unable to replace those anchors in a timely manner or without suffering adverse economic consequences. Certain of the tenants or anchor stores of the retail properties may have co-tenancy clauses and/or operating covenants in their leases or operating agreements which permit those tenants or anchor stores to cease operating under certain conditions including without limitation certain other stores not being open for business at the mortgaged property or a subject store not meeting the minimum sales requirement under its lease. We cannot assure you that such space will be occupied or that the related mortgaged property will not suffer adverse economic consequences.

     Retail properties also face competition from sources outside a given real estate market. For example, all of the following compete with more traditional retail properties for consumer dollars: factory outlet centers; discount shopping centers and clubs; catalogue retailers; home shopping networks; internet websites; and telemarketing. Continued growth of these alternative retail outlets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the pool of mortgage loans, as well as the income from, and market value of, the mortgaged properties.

     Moreover, additional competing retail properties may be built in the areas where the retail properties are located.

     Certain of the retail mortgaged properties, including the Richmond Town Square Mall Property and the Forest Mall Property (representing approximately 5.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date), have theaters as part of the mortgaged property. These properties are exposed to certain unique risks. In recent years, the theater industry has experienced a high level of construction of new theaters and an increase in competition among theater operators. This has caused some operators to experience financial difficulties, resulting in downgrades in their credit ratings and, in certain cases, bankruptcy filings. See "--Tenant Bankruptcy Entails Risks" above. In addition, because of unique construction requirements of theaters, any vacant theater space would not easily be converted to other uses.


OFFICE PROPERTIES HAVE SPECIAL RISKS

     Office properties secure 24 of the mortgage loans representing approximately 19.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. In addition, 1 mortgage loan representing approximately 4.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date is secured by 7 properties consisting of both office and industrial properties.

     A large number of factors may adversely affect the value of office properties, including:

    o the quality of an office building's tenants;

    o the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, access to transportation and ability to offer certain amenities, such as sophisticated building systems);

    o the desirability of the area as a business location; and

    o the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees.

     Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of properties for new tenants. See "--Risks Relating to Loan Concentrations" above.


INDUSTRIAL PROPERTIES HAVE SPECIAL RISKS

     Industrial properties secure 19 of the mortgage loans representing approximately 18.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. In addition, 1 mortgage loan representing approximately 4.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date is secured by 7 properties consisting of both office and industrial properties. Significant factors determining the value of industrial properties are:

    o the quality of tenants;

    o building design and adaptability; and

    o the location of the property.

     Concerns about the quality of tenants, particularly major tenants, are similar in both office properties and industrial properties, although industrial properties are more frequently dependent on a single or a few tenants.

     Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment (for example, a decline in defense spending), and a particular industrial or warehouse property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. In addition, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property.

     Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics which are generally desirable to a warehouse/industrial property include high clear ceiling heights, wide column spacing, a large number of bays (loading docks) and large bay depths, divisibility, large minimum truck turning radii and overall functionality and accessibility.

     Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.


MULTIFAMILY PROPERTIES HAVE SPECIAL RISKS

     Multifamily properties secure 26 of the mortgage loans representing approximately 15.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. A large number of factors may adversely affect the value and successful operation of a multifamily property, including:

    o the physical attributes of the apartment building such as its age, appearance and construction quality;

    o the location of the property, for example, a change in the neighborhood over time;

    o the ability of management to provide adequate maintenance and insurance;


    o the types of services or amenities that the property provides;

    o the property's reputation;

    o the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

    o the presence of competing properties;

    o the tenant mix, such as the tenant population being predominantly students or being heavily dependent on workers from a particular business or personnel from a local military base;

    o dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant voucher programs, which vouchers may be used at other properties and influence tenant mobility;

    o adverse local or national economic conditions, which may limit the amount of rent that may be charged and may result in a reduction of timely rent payments or a reduction in occupancy levels; and

    o state and local regulations, which may affect the building owner's ability to increase rent to market rent for an equivalent apartment.


LACK OF SKILLFUL PROPERTY MANAGEMENT ENTAILS RISKS

     The successful operation of a real estate project depends upon the property manager's performance and viability. The property manager is responsible for:

    o responding to changes in the local market;

    o planning and implementing the rental structure;

    o operating the property and providing building services;

    o managing operating expenses; and

    o assuring that maintenance and capital improvements are carried out in a timely fashion.

     Properties deriving revenues primarily from short-term sources, such as short-term or month-to-month leases, are generally more management intensive than properties leased to creditworthy tenants under long-term leases.

     We make no representation or warranty as to the skills of any present or future managers. In many cases, the property manager is an affiliate of the borrower and may not manage properties for non-affiliates. Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.


SOME MORTGAGED PROPERTIES MAY NOT BE READILY CONVERTIBLE TO ALTERNATIVE USES

     Some of the mortgaged properties may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. Converting commercial properties to alternate uses generally requires substantial capital expenditures. The liquidation value of a mortgaged property consequently may be substantially less than would be the case if the property were readily adaptable to other uses.

     Zoning or other restrictions also may prevent alternative uses. See "--Zoning Compliance and Use Restrictions" below.


MORTGAGE LOANS SECURED BY LEASEHOLD INTERESTS MAY EXPOSE INVESTORS TO GREATER RISKS OF DEFAULT AND LOSS

     A leasehold interest under a ground lease secures 3 of the mortgage loans, representing approximately 2.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. In addition, 3 mortgage loans, representing approximately 12.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are secured by first mortgage liens on both a fee and a leasehold interest in their respective mortgaged properties.

     Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the related borrower's leasehold were to be terminated upon a lease default, the lender would lose its security. Generally, each related ground lease requires the lessor to give the lender notice of the borrower's defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a "mortgageable" ground lease.

     Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right to remain in possession of its leased premises for the rent otherwise payable under the lease for the term of the ground lease (including renewals). If a debtor lessee/borrower rejects any or all of the lease, the leasehold lender could succeed to the lessee/borrower's position under the lease only if the lessor specifically grants the lender such right. If both the lessor and the lessee/borrowers are involved in bankruptcy proceedings, the trustee may be unable to enforce the bankrupt lessee/borrower's right to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained in the ground lease or in the mortgage.

     See "Certain Legal Aspects of Mortgage Loans--Foreclosure--Leasehold Risks" in the prospectus.


LIMITATIONS OF APPRAISALS

     Appraisals were obtained with respect to each of the mortgaged properties at or about the time of the origination of the applicable mortgage loan. In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value. One appraiser may reach a different conclusion than the conclusion that would be reached if a different appraiser were appraising that property. Moreover, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. That amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. We cannot assure you that the information set forth in this prospectus supplement regarding appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties.


YOUR LACK OF CONTROL OVER THE TRUST FUND CAN CREATE RISKS

     You and other certificateholders generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the trust. See "Servicing of the Mortgage Loans--General" in this prospectus supplement. Those decisions are generally made, subject to the express terms of the pooling and servicing agreement, by the master servicer, the trustee or the special servicer, as applicable. Any decision made by one of those parties in respect of the trust, even if that decision is determined to be in your best interests by that party, may be contrary to the decision that you or other certificateholders would have made and may negatively affect your interests.


POTENTIAL CONFLICTS OF INTEREST

     The pooling and servicing agreement provides that the mortgage loans are required to be administered in accordance with the servicing standards without regard to ownership of any certificate by a servicer or any of their affiliates. See "Servicing of the Mortgage Loans--General" in this prospectus supplement.

     In addition, the master servicer, the special servicer or any of their respective affiliates may have interests when dealing with the mortgage loans that are in conflict with those of holders of the offered certificates, especially if the master servicer, the special servicer or any of their respective affiliates holds Series 2002-CIBC5 non-offered certificates, or has financial interests in or other financial dealings with a borrower under any of the mortgage loans. For instance, a special servicer that holds Series 2002-CIBC5 non-offered certificates could seek to reduce the potential for losses allocable to those certificates from a troubled mortgage loan by deferring acceleration in hope of maximizing future proceeds. However, that action could result in less proceeds to the trust than would be realized if earlier action had been taken. In general, no servicer is required to act in a manner more favorable to the offered certificates or any particular class of offered certificates than to Series 2002-CIBC5 non-offered certificates.

     Each servicer services and will, in the future, service, in the ordinary course of its business, existing and new loans for third parties, including portfolios of loans similar to the mortgage loans that will be included in the trust. The real properties securing these other loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans that will be included in the trust. Consequently, personnel of any of the servicers may perform services, on behalf of the trust, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. This may pose inherent conflicts for the master servicer or the special servicer.

     In addition, certain of the mortgage loans included in the trust may have been refinancings of debt previously held by a mortgage loan seller or an affiliate of a mortgage loan seller and the mortgage loan sellers or their affiliates may have or have had equity investments in the borrowers or mortgaged properties under certain of the mortgage loans included in the trust. Each of the mortgage loan sellers and their affiliates have made and/or may make loans to, or equity investments in, affiliates of the borrowers under the mortgage loans.

     Each mortgage loan seller is obligated to repurchase or substitute for a mortgage loan under the circumstances described under "Description of the Mortgage Pool--Representations and Warranties; Repurchases and Substitutions" in this prospectus supplement.

     The managers of the mortgaged properties and the borrowers may experience conflicts of interest in the management and/or ownership of the mortgaged properties because:

    o a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;

    o these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties; and

    o affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties.


SPECIAL SERVICER MAY BE DIRECTED TO TAKE ACTIONS

     In connection with the servicing of the specially serviced mortgage loans, the special servicer may, at the direction of the directing certificateholder, take actions with respect to the specially serviced mortgage loans that could adversely affect the holders of some or all of the classes of offered certificates. Similarly, the special servicer may, at the direction of the Simon Portfolio operating advisor (provided no change of control event has occurred or is continuing), take actions with respect to the Simon Portfolio loan (identified as loan number 1 on Annex A attached to this prospectus supplement) that could adversely affect the holders of some or all of the classes of offered certificates. See "Servicing of the Mortgage Loans--The Directing Certificateholder and the Simon Portfolio Operating Advisor" in this prospectus supplement. The directing certificateholder will be controlled by the controlling class certificateholders and the Simon Portfolio operating advisor will be designated by certain holders of the Class S certificates, either of whom may have interests in conflict with those of the certificateholders of the classes of offered certificates. As a result, it is possible that the directing certificateholder or the Simon Portfolio operating advisor, as applicable, may direct the special servicer to take actions which conflict with the interests of certain classes of the offered certificates. However, the special servicer is not permitted to take actions which are prohibited by law or violate the servicing standards or the terms of the mortgage loan documents. In addition, the special servicer may be removed without cause by the directing certificateholder as described in this prospectus supplement. In addition, 1 mortgage loan (identified as loan number 99 on Annex A to this prospectus supplement) representing approximately 0.2% of the mortgage loans by aggregate principal balance of the pool of mortgage loans as of the cut-off date, is the senior loan in a split loan structure with a junior loan that is not included in the trust. The holder of the junior loan will have the right to cure defaults on the senior loan and to advise and direct the special servicer with respect to certain specific actions generally involving foreclosure or material modification of the senior and junior loans. See "Servicing of the Mortgage Loans--General" and "--The Special Servicer" in this prospectus supplement.


BANKRUPTCY PROCEEDINGS ENTAIL CERTAIN RISKS

     Under federal bankruptcy law, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the mortgaged property owned by that borrower, as well as the commencement or continuation of a foreclosure action. In addition, even if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged property (subject to certain protections available to the lender). As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-current value of the mortgaged property, which would make the lender a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness. A bankruptcy court also may: (1) grant a debtor a reasonable time to cure a payment default on a mortgage loan; (2) reduce periodic payments due under a mortgage loan; (3) change the rate of interest due on a mortgage loan; or (4) otherwise alter the mortgage loan's repayment schedule.

     Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Additionally, the borrower's trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

     Under federal bankruptcy law, the lender will be stayed from enforcing a borrower's assignment of rents and leases. Federal bankruptcy law also may interfere with the master servicer's or special servicer's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or diminish the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

     Additionally, pursuant to subordination agreements for certain of the mortgage loans, the subordinate lenders may have agreed that they will not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the borrower, and that the holder of the mortgage loan will have all rights to direct all such actions. There can be no assurance that in the event of the borrower's bankruptcy, a court will enforce such restrictions against a subordinated lender.

     In its decision in In re 203 North LaSalle Street Partnership, 246 B.R. 325 (Bankr. N.D. Ill. March 10, 2000), the United States Bankruptcy Court for the Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee's claim with respect to a Chapter 11 reorganization plan on the grounds that pre-bankruptcy contracts cannot override rights expressly provided by the Bankruptcy Code. This holding, which one court has already followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinated lender's objections.

     As a result of the foregoing, the trustee's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.


RISKS RELATING TO PREPAYMENTS AND REPURCHASES

     The yield to maturity on your certificates will depend, in significant part, upon the rate and timing of principal payments on the mortgage loans. For this purpose, principal payments include both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from casualty or condemnation, defaults and liquidations or repurchases upon breaches of representations and warranties.

     The investment performance of your certificates may vary materially and adversely from your expectations if the actual rate of prepayment on the mortgage loans is higher or lower than you anticipate.

     Any changes in the weighted average lives of your certificates may adversely affect your yield. Prepayments resulting in a shortening of weighted average lives of your certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

     Although all of the mortgage loans have prepayment protection in the form of lockout periods with defeasance provisions or with yield maintenance provisions, we cannot assure you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of yield maintenance charges or that involuntary prepayments will not occur.

     Voluntary prepayments, if permitted, generally require the payment of a yield maintenance charge unless the loan is approximately 3 months or less from the stated maturity date or anticipated repayment date, or after the anticipated repayment date, as the case may be. See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Prepayment Provisions" in this prospectus supplement. In any case, we cannot assure you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of yield maintenance charges or that involuntary prepayments will not occur.

     The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

    o the terms of the mortgage loans;

    o the length of any prepayment lockout period;

    o the level of prevailing interest rates;

    o the availability of mortgage credit;

    o the applicable yield maintenance charges;

    o the master servicer's or special servicer's ability to enforce those charges or premiums;

    o the failure to meet certain requirements for the release of escrows;

    o the occurrence of casualties or natural disasters; and

    o economic, demographic, tax, legal or other factors.

     Generally, no yield maintenance charge will be required for prepayments in connection with a casualty or condemnation unless, in the case of most of the mortgage loans, an event of default has occurred and is continuing.

     Certain shortfalls in interest as a result of involuntary prepayments may reduce the available distribution amount. In addition, if a mortgage loan seller repurchases any mortgage loan from the trust due to breaches of representations or warranties, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge would be payable. A repurchase or the exercise of a purchase option may adversely affect the yield to maturity on your certificates.


MORTGAGE LOAN SELLERS MAY NOT BE ABLE TO MAKE A REQUIRED REPURCHASE OR SUBSTITUTION OF A DEFECTIVE MORTGAGE LOAN

     Each mortgage loan seller is the sole warranting party in respect of the mortgage loans sold by such mortgage loan seller to us. Neither we nor any of our affiliates (except, in certain circumstances, for JPMorgan Chase Bank in its capacity as a mortgage loan seller) are obligated to repurchase or substitute any mortgage loan in connection with either a breach of any mortgage loan seller's representations and warranties or any document defects, if such mortgage loan seller defaults on its obligation to do so. We cannot provide assurances that the mortgage loan sellers will have the financial ability to effect such repurchases or substitutions. Any mortgage loan that is not repurchased or substituted and that is not a "qualified mortgage" for a REMIC may cause the trust fund to fail to qualify as one or more REMICs or cause the trust fund to incur a tax. See "Description of the Mortgage Pool--Representations and Warranties; Repurchases and Substitutions" in this prospectus supplement and "Description of the Pooling Agreements-- Representations and Warranties; Repurchases" in the prospectus.

RISKS RELATING TO ENFORCEABILITY OF YIELD MAINTENANCE CHARGES OR DEFEASANCE PROVISIONS

     Provisions requiring yield maintenance charges or lockout periods may not be enforceable in some states and under federal bankruptcy law. Provisions requiring yield maintenance charges also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay any yield maintenance charge will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge.

     Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as requiring a yield maintenance charge. In certain jurisdictions, those collateral substitution provisions might be deemed unenforceable under applicable law or public policy, or usurious.


RISKS RELATING TO BORROWER DEFAULT

     The rate and timing of delinquencies or defaults on the mortgage loans will affect:

    o the aggregate amount of distributions on the offered certificates;

    o their yield to maturity;

    o their rate of principal payments; and

    o their weighted average life.

     If losses on the mortgage loans exceed the aggregate certificate balance of the classes of certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess (up to the outstanding certificate balance of that class).

     If you calculate your anticipated yield based on assumed rates of defaults and losses that are lower than the default rate and losses actually experienced, and those losses are allocated to your certificates, your actual yield to maturity will be lower than the assumed yield. Under certain extreme scenarios, that yield could be negative. In general, the earlier a loss borne by you on your certificates occurs, the greater the effect on your yield to maturity.

     Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates. This may be so, because those losses lead to your certificates having a higher percentage ownership interest in the trust and related distributions of principal payments on the mortgage loans than would otherwise have been the case and the related prepayment may affect the pass-through rate on your certificates. The effect on the weighted average life and yield to maturity of your certificates will depend upon the characteristics of the remaining mortgage loans.

     Delinquencies and defaults on the mortgage loans may significantly delay the receipt of distributions by you on your certificates, unless advances are made to cover delinquent payments or the subordination of another class of certificates fully offsets the effects of any delinquency or default.

     Additionally, the courts of any state may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the action unconscionable. See "Certain Legal Aspects of Mortgage Loans--Foreclosure" in the prospectus.


RISKS RELATING TO INTEREST ON ADVANCES AND SPECIAL SERVICING COMPENSATION

     To the extent described in this prospectus supplement, the master servicer, the special servicer or the trustee, as applicable, will be entitled to receive interest on unreimbursed advances at the "Prime Rate" as published in The Wall Street Journal. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and/or interest, a mortgage loan will be specially serviced and the special servicer is entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates. The payment of interest on advances and the payment of compensation to the special servicer may lead to shortfalls in amounts otherwise distributable on your certificates.


RISKS OF LIMITED LIQUIDITY AND MARKET VALUE

     Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates. While the underwriters currently intend to make a secondary market in the offered certificates, they are not obligated to do so. Additionally, one or more purchasers may purchase substantial portions of one or more classes of offered certificates. Accordingly, you may not have an active or liquid secondary market for your certificates. Lack of liquidity could result in a substantial decrease in the market value of your certificates. The market value of your certificates also may be affected by many other factors, including the then-prevailing interest rates and market perceptions of risks associated with commercial mortgage lending.


DIFFERENT TIMING OF MORTGAGE LOAN AMORTIZATION POSES CERTAIN RISKS

     As principal payments or prepayments are made on a mortgage loan that is part of a pool of mortgage loans, the pool will be subject to more concentration risks with respect to the diversity of mortgaged properties, types of mortgaged properties and number of borrowers, as described in this prospectus supplement. Classes that have a later sequential designation or a lower payment priority are more likely to be exposed to this concentration risk than are classes with an earlier sequential designation or a higher priority. This is so because principal on the offered certificates is generally payable in sequential order, and no class entitled to distribution of principal generally receives principal until the certificate balance of the preceding class or classes entitled to receive principal have been reduced to zero.


SUBORDINATION OF SUBORDINATE OFFERED CERTIFICATES

     As described in this prospectus supplement, unless your certificates are Class A-1, Class A-2, Class A-3, Class A-4 or Class A-5 certificates, your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will be subordinated to those of the holders of the offered certificates with an earlier alphabetical designation and to the Class X-1 and Class X-2 certificates.

     See "Description of the Certificates--Distributions--Priority" and "Description of the Certificates--Subordination; Allocation of Collateral Support Deficit" in this prospectus supplement.


ENVIRONMENTAL RISKS RELATING TO THE MORTGAGED PROPERTIES

     The trust could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates.

     All of the mortgaged properties were either (i) subject to environmental site assessments at or about the time of origination of the mortgage loans, including Phase I site assessments or updates of previously performed Phase I site assessments, or (ii) have the protection of a secured creditor environmental insurance policy. In some cases, Phase II site assessments also have been performed. Although assessments were made on the majority of the mortgaged properties and these involved site visits and other types of review, we cannot assure you that all environmental conditions and risks were identified.

     Except as described below with respect to the environmental conditions described under the Long Island Portfolio I Loan, none of the environmental assessments revealed any material adverse environmental condition or circumstance at any mortgaged property except for those:

    o which will be remediated or abated in all material respects by the closing date;

    o for which an escrow for the remediation was established;

    o for which an environmental insurance policy was obtained from a third party insurer;

    o for which the consultant recommended an operations and maintenance plan with respect to the applicable mortgaged property or periodic monitoring of nearby properties, which recommendations are consistent with industry practice;

    o for which the principal of the borrower or another financially responsible party has provided an indemnity or is required to take, or is liable for the failure to take, such actions, if any, with respect to such matters as have been required by the applicable governmental authority or recommended by the environmental assessments; or

    o for which such conditions or circumstances were investigated further and the environmental consultant recommended no further action or remediation.

     In certain cases, the identified condition was related to the presence of asbestos-containing materials, lead-based paint and/or radon. Where these substances were present, the environmental consultant generally recommended, and the related loan documents required, the establishment of an operation and maintenance plan to address the issue or, in the case of asbestos-containing materials and lead-based paint, an abatement or removal program. Other identified conditions could, for example, include leaks from storage tanks and on-site spills. Corrective action, as required by the regulatory agencies, has been or is currently being undertaken and, in some cases, the related borrowers have made deposits into environmental reserve accounts. However, we cannot assure you that any environmental indemnity, insurance or reserve amounts will be sufficient to remediate the environmental conditions or that all environmental conditions have been identified or that operation and maintenance plans will be put in place and/or followed. Additionally, we cannot assure you that actions of tenants at mortgaged properties will not adversely affect the environmental condition of the mortgaged properties.

     Long Island Industrial Portfolio I Loan. The following environmental conditions were revealed by the Long Island Industrial Portfolio I Loan environmental site assessments:

     717/725 Broadway - 717/725 Broadway has been designated a federal superfund site. The United States Environmental Protection Agency has identified a responsible party other than the Long Island Industrial Portfolio borrower with respect to the remedial activities at the mortgaged property. Remedial activity continues and has achieved monitoring only status. The costs associated with such ongoing groundwater monitoring are not expected to be material. The principals of the borrower have also provided an environmental indemnity with respect to such environmental conditions.

     230 Duffy - There is ongoing monitoring of groundwater conditions at 230 Duffy Avenue. The Long Island Industrial Portfolio borrower has recently completed testing and submitted results in pursuit of a no further action letter. Notwithstanding the foregoing, a reserve was established at closing representing 100% of the estimated costs ($345,000) for potential testing and remediation of the groundwater. The borrower has also obtained an appropriate pollution legal liability select insurance policy from American International Group, Inc. covering insuring the costs of such remediation in excess of the escrow. The principals of the borrower have also provided an environmental indemnity with respect to such environmental conditions.

     See "Description of the Mortgage Pool--Significant Mortgage Loans--The Long Island Industrial Portfolio I Loan" and "Servicing of the Mortgage Loans--Realization Upon Defaulted Mortgage Loans" in this prospectus supplement and "Risk Factors--Failure to Comply with Environmental Law May Result in Additional Losses" and "Certain Legal Aspects of Mortgage Loans--Environmental Risks" in the prospectus.

TAX CONSIDERATIONS RELATING TO FORECLOSURE

     If the trust acquires a mortgaged property pursuant to a foreclosure or deed in lieu of foreclosure, the special servicer must retain an independent contractor to operate the property. Any net income from the operation of the property (other than qualifying "rents from real property"), or any rental income based on the net profits of a tenant or sub-tenant or allocable to a non-customary service, will subject the lower-tier REMIC or, if applicable, the Simon Portfolio REMIC to federal tax (and possibly state or local tax) on that income at the highest marginal corporate tax rate (currently 35%). In that event, the net proceeds available for distribution to certificateholders will be reduced. The special servicer may permit the lower-tier REMIC or the Simon Portfolio REMIC to earn "net income from foreclosure property" that is subject to tax if it determines that the net after-tax benefit to certificateholders is greater than under another method of operating or net leasing the mortgaged property. In addition, if the trust were to acquire one or more mortgaged properties pursuant to a foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgaged properties, the trust may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders.


RISKS ASSOCIATED WITH ONE ACTION RULES

     Several states (including California) have laws that prohibit more than one "judicial action" to enforce a mortgage obligation, and some courts have construed the term "judicial action" broadly. Accordingly, the special servicer is required to obtain advice of counsel prior to enforcing any of the trust fund's rights under any of the mortgage loans that include mortgaged properties where a "one action" rule could be applicable. In the case of a multi-property mortgage loan which is secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where "one action" rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. See "Certain Legal Aspects of Mortgage Loans--Foreclosure" in the prospectus.


PROPERTY INSURANCE

     All of the mortgage loans require the related borrower to maintain, or cause to be maintained, property insurance. However, the mortgaged properties may suffer casualty losses due to risks which were not covered by insurance or for which insurance coverage is inadequate. In addition, approximately 4.8%, 8.9% and 16.9% of the mortgaged properties, by aggregate principal balance of the pool of mortgage loans as of the cut-off date, are located in California, Texas and Florida, respectively, states that have historically been at greater risk regarding acts of nature (such as earthquakes, floods and hurricanes) than other states. We cannot assure you that borrowers will be able to maintain adequate insurance. Moreover, if reconstruction or any major repairs are required, changes in laws may materially affect the borrower's ability to effect any reconstruction or major repairs or may materially increase the costs of the reconstruction or repairs.

     In light of the terrorist attacks in New York City and the Washington, D.C. area on September 11, 2001, many reinsurance companies (which assume some of the risk of the policies sold by primary insurers) have eliminated coverage for acts of terrorism from their reinsurance policies after December 31, 2001. Without that reinsurance coverage, primary insurance companies would have to assume that risk themselves, which may cause them to eliminate such insurance coverage in their policies. In response to market uncertainties from a lack of terrorism risk insurance coverage, the United States House of Representatives and the United States Senate each passed legislation relating to terrorism insurance. Before becoming law, the two bills must be reconciled in conference and signed by the President, but the bills contain significant differences. The legislation passed by the United States House of Representatives would create a federal program to lend insurers money to cover losses from future terrorist attacks while the legislation passed by the United States Senate would provide direct government reinsurance of terrorism-related losses. The bills also differ on key triggers as to when the programs would apply and on tort reform issues. In the event that the two bills are not reconciled and not enacted into law, insurance coverage for terrorism-related losses may not be available at commercially reasonable rates. Even if such legislation is passed, it is not clear that all terrorism-related losses would be covered.

     As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.


ZONING COMPLIANCE AND USE RESTRICTIONS

     Certain of the mortgaged properties may not comply with current zoning laws, including density, use, parking and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed. These properties, as well as those for which variances or special permits were issued, are considered to be a "legal non-conforming use" and/or the improvements are considered to be "legal non-conforming structures." This means that the borrower is not required to alter its structure to comply with the existing or new law; however, the borrower may not be able to rebuild the premises "as is" in the event of a substantial casualty loss. This may adversely affect the cash flow of the property following the loss. If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if the property were repaired or restored in conformity with the current law, the value of the property or the revenue-producing potential of the property may not be equal to that before the casualty.

     The failure of a mortgaged property to comply with zoning laws or to be a "legal non-conforming use" or "legal non-conforming structure" may adversely affect market value of the mortgaged property or the borrower's ability to continue to use it in the manner it is currently being used.

     In addition, certain of the mortgaged properties may be subject to certain use restrictions imposed pursuant to reciprocal easement agreements or operating agreements. Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers' right to operate certain types of facilities within a prescribed radius. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower's ability to fulfill its obligations under the related mortgage loan.


RISKS RELATING TO COSTS OF COMPLIANCE WITH APPLICABLE LAWS AND REGULATIONS

     A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, for example, zoning laws and the Americans with Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities. See "Certain Legal Aspects of Mortgage Loans--Americans with Disabilities Act" in the prospectus. The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower's noncompliance could negatively impact the borrower's cash flow and, consequently, its ability to pay its mortgage loan.


NO REUNDERWRITING OF THE MORTGAGE LOANS

     We have not reunderwritten the mortgage loans. Instead, we have relied on the representations and warranties made by the mortgage loan sellers, and the applicable mortgage loan seller's obligation to repurchase, substitute or cure a mortgage loan in the event that a representation or warranty was not true when made. These representations and warranties do not cover all of the matters that we would review in underwriting a mortgage loan and you should not view them as a substitute for reunderwriting the mortgage loans. If we had reunderwritten the mortgage loans, it is possible that the reunderwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty. In addition, we can give no assurance that the applicable mortgage loan seller will be able to repurchase a mortgage loan if a representation or warranty has been breached. See "Description of the Mortgage Pool--Representations and Warranties; Repurchases and Substitutions" in this prospectus supplement.


LITIGATION

     There may be pending or threatened legal proceedings against the borrowers and managers of the mortgaged properties and their respective affiliates arising out of the ordinary business of the borrowers, managers and affiliates. We cannot assure you that any litigation will not have a material adverse effect on your investment.


RISKS RELATED BOOK-ENTRY REGISTRATION

     Your certificates will be initially represented by one or more certificates registered in the name of Cede & Co., as the nominee for DTC, and will not be registered in your name. As a result, you will not be recognized as a certificateholder, or holder of record of your certificates. See "Risk Factors--Book-Entry System for Certain Classes May Decrease Liquidity and Delay Payment" in the prospectus for a discussion of important considerations relating to not being a certificateholder of record.


RISKS OF INSPECTIONS RELATING TO PROPERTIES

     Licensed engineers or consultants inspected the mortgaged properties at or about the time of the origination of the mortgage loans to assess items such as structural integrity of the buildings and other improvements on the mortgaged property, including exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. No additional property inspections were conducted in connection with the closing of the offered certificates.


OTHER RISKS

     See "Risk Factors" in the prospectus for a description of certain other risks and special considerations that may be applicable to your certificates.

                       DESCRIPTION OF THE MORTGAGE POOL

GENERAL

     All percentages of the mortgage loans and mortgaged properties, or of any specified group of mortgage loans and mortgaged properties, referred to in this prospectus supplement without further description are approximate percentages by Initial Pool Balance. The trust will consist primarily of 116 mortgage loans secured by 133 commercial and multifamily mortgaged properties with an aggregate principal balance of approximately $1,004,289,338 (the "Initial Pool Balance") as of the cut-off date. The "Cut-off Date Balance" of any mortgage loan will be the unpaid principal balance of that mortgage loan as of the cut-off date (excluding the Simon Non-Pooled Component), after application of all payments due on or before that date, whether or not received. All numerical and statistical information presented in this prospectus supplement (including Cut-off Date Balances, loan-to-value ratios and debt service coverage ratios) with respect to the Simon Portfolio Loan is calculated without regard to the Simon Non-Pooled Component. See "Description of the Mortgage Pool--Significant Mortgage Loans--The Simon Portfolio Pooled Component." Each mortgage loan is evidenced by a promissory note (a "Mortgage Note") and secured by a mortgage, deed of trust or other similar security instrument (a "Mortgage") that creates a first mortgage lien:

     (1) on a fee simple estate in one or more commercial and multifamily mortgaged properties;

     (2) with respect to 3 mortgage loans (as identified on Annex A to this prospectus supplement), representing approximately 12.0% of the Initial Pool Balance, the fee simple estate and a leasehold estate in a portion of the commercial property; or

     (3) with respect to 3 mortgage loans (as identified on Annex A to this prospectus supplement), representing approximately 2.6% of the Initial Pool Balance, a leasehold estate in a commercial property (each of clauses (1) through (3), a "Mortgaged Property").

     Mortgage loans secured by ground leases present certain bankruptcy and foreclosure risks not present with mortgage loans secured by fee simple estates. See "Certain Legal Aspects of Mortgage Loans--Foreclosure--Leasehold Risks" and "Certain Legal Aspects of Mortgage Loans--Bankruptcy Laws" in the prospectus.

     On or about November 4, 2002 (the "Closing Date"), J.P. Morgan Chase Commercial Mortgage Securities Corp. (the "Depositor") will acquire the mortgage loans from JPMorgan Chase Bank ("JPMorgan Chase") and CIBC Inc. ("CIBC") (collectively, the "Mortgage Loan Sellers") pursuant to two mortgage loan purchase agreements, each dated as of the cut-off date (the "Purchase Agreements"), between the Depositor and the applicable Mortgage Loan Seller. The Depositor will then assign its interests in the mortgage loans, without recourse, to Wells Fargo Bank Minnesota, N.A., as trustee (the "Trustee"), for the benefit of the holders of the certificates (the "Certificateholders"). See "--The Mortgage Loan Sellers" below and "Description of the Pooling Agreements--Assignment of Mortgage Loans; Repurchases" in the prospectus. For the purposes of the prospectus, each of the Mortgage Loan Sellers constitutes a "Mortgage Asset Seller."

     The mortgage loans were originated in the period between April 5, 2000 and October 7, 2002.

     The mortgage loans are not insured or guaranteed by the Mortgage Loan Sellers or any other person or entity. You should consider all of the mortgage loans to be nonrecourse loans as to which recourse in the case of default will be limited to the specific property and other assets, if any, pledged to secure a mortgage loan.

     7 mortgage loans (identified as Loan Nos. 41, 47, 74, 75, 80, 85 and 114 on Annex A to this prospectus supplement), representing approximately 3.2% of the Initial Pool Balance, are subsidized under certain federal and state housing assistance payment programs, including

Section 8 of the United States Housing Act of 1937, as amended ("Section 8"). Under certain of these programs, a property must satisfy certain requirements to qualify for inclusion. The related borrower has contracted to set aside a specific number of units for low income tenants, who must meet certain income requirements. The borrower under each of those mortgage loans may be adversely affected if it or the related Mortgaged Property fails to qualify for inclusion in the applicable government program, if subsidies thereunder are reduced or if the programs are otherwise terminated.

     The terms of certain mortgage loans permit the borrowers to post letters of credit and/or surety bonds for the benefit of the mortgagee under the mortgage loans, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

     Substantially all of the mortgage loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related Mortgaged Property. Moreover, in general, any borrower that does not meet single-purpose entity criteria may not be restricted from incurring unsecured debt.

     Additionally, although the mortgage loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the mortgages generally permit, subject to certain limitations, the pledge of less than a controlling portion of the limited partnership or non-managing membership equity interests in a borrower. However, certain of the mortgage loans do not restrict the pledging of ownership interests in the borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests. In addition, in general, mortgage loans with a borrower that does not meet single-purpose entity criteria may not be restricted in any way from incurring mezzanine debt. As of the cut-off date, the Mortgage Loan Sellers have informed us that they are aware of the following additional indebtedness with respect to the mortgage loans:

 o In the case of 1 mortgage loan (identified as Loan No. 21 on Annex A to this prospectus supplement), representing approximately 1.2% of the Initial Pool Balance, the owners of the borrower have pledged their ownership interests in such borrower as collateral for mezzanine debt. The lender for this mezzanine debt is an affiliate of the mortgage loan borrower. Upon a default under this mezzanine debt, the holder of the mezzanine debt may foreclose upon the ownership interests in the borrower.

 o In the case of 2 mortgage loans (identified as Loan Nos. 5 and 26 on Annex A to this prospectus supplement), representing approximately 3.5% of the Initial Pool Balance, the related borrowers have unsecured indebtedness. In each case, the lender under the indebtedness is an affiliate of the borrower.

 o In the case of 4 mortgage loans (identified as Loan Nos. 3, 9, 25, and 104 on Annex A to this prospectus supplement), representing approximately 7.9% of the Initial Pool Balance, the owners of the related borrowers are permitted to pledge their ownership interests in the borrowers as collateral for mezzanine debt. The incurrence of this mezzanine indebtedness is generally subject to the satisfaction of certain conditions, including the consent of the mortgage lender and LTV Ratio and debt service coverage ratio tests.

 o 2 mortgage loans (identified as Loan Nos. 23 and 99 on Annex A to this prospectus supplement), representing approximately 1.4% of the Initial Pool Balance, are each senior loans in a split loan structure with junior loans. Each pair of senior and junior loans is secured by a single mortgage instrument on the related mortgaged property.

    o The first such senior loan (identified as loan number 23 on Annex A to this prospectus supplement) has a principal balance as of the cut-off date of $11,681,208. The related junior loan, that is not included in the trust, has a principal balance as of the cut-off date of $699,797. In the event that certain defaults exist under the senior or junior loan, the holder of the junior loan will have the right to purchase the senior loan for a price generally equal to the outstanding principal balance of the senior loan, together with accrued and unpaid interest on, and all unpaid servicing expenses and advances relating to, the senior loan. During the period of time that the holder of the junior loan has the right to purchase the senior loan (generally 30 days after notice of certain defaults under the senior or junior loan), the holder of the senior loan generally will not be able to work out or modify the loan without the consent of the holder of the junior loan.

    o The second such senior loan (identified as loan number 99 on Annex A to this prospectus supplement) has a principal balance as of the cut-off date of $2,000,000. The related junior loan, that is not included in the trust, has a principal balance as of the cut-off date of $1,028,626. In the event certain defaults exist on the senior or junior loan, the holder of the junior loan will have the option to purchase the senior loan for a price generally equal to the outstanding principal balance of the senior loan, together with accrued and unpaid interest on, and all unpaid servicing expenses and advances relating to, the senior loan. In addition, the holder of the junior loan will have the right to cure defaults on the senior loan and advise and direct the special servicer with respect to certain specific actions generally involving foreclosure or material modification of the senior and junior loans.

 o In the case of 1 mortgage loan (identified as Loan No. 75 on Annex A to this prospectus supplement), representing approximately 0.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the related Mortgaged Property also secures a second lien mortgage loan that is not included in the trust with a principal balance of $3,514,740 as of the cut-off date.

     Certain risks relating to additional debt are described in "Risk Factors--Ability to Incur Other Borrowings Entails Risk" in this prospectus supplement and "Certain Legal Aspects of Mortgage Loans--Subordinate Financing" in the prospectus.


SIGNIFICANT MORTGAGE LOANS

     The following tables and summaries describe the ten largest mortgage loans by Cut-off Date Balance.

                                                          % OF                    CUT-OFF
                                        CUT-OFF       INITIAL POOL      UW          DATE
PROPERTY NAME                         DATE BALANCE       BALANCE       DSCR      LTV RATIO         PROPERTY TYPE
---------------------------------- ----------------- -------------- ----------  -----------   -----------------------
Simon Mall Portfolio ............. $  106,915,919          10.6%        2.03x       57.5%     Regional Malls
Long Island Industrial
 Portfolio I .....................     51,707,603           5.1         1.42x       70.4%     Industrial
Avion Portfolio ..................     47,957,552           4.8         2.06x       54.4%     Office/Industrial
Daimler Chrysler .................     35,139,659           3.5         1.18x       74.1%     Warehouse/Distribution
Boulevard Square .................     27,665,524           2.8         1.34x       78.5%     Anchored Retail
Southern Wine and Spirits ........     23,000,000           2.3         1.28x       71.9%     Warehouse/Distribution
Fountains at Bay Hill ............     21,934,279           2.2         1.35x       74.4%     Unanchored Retail
Edgewater Apartments .............     19,398,866           1.9         1.66x       55.0%     Multifamily
Surprise Towne Center ............     18,500,000           1.8         1.32x       76.2%     Anchored Retail
Elmwood Tower ....................     18,467,594           1.8         1.26x       73.9%     Suburban Office
                                   --------------         -----         ----        ----
Top 10 Total/Weighted Average..... $  370,686,995          36.9%        1.64x       65.6%
                                   ==============         =====         ====        ====
All Loans Total/Weighted
 Average ......................... $1,004,289,338         100.0%        1.49x       69.6%
                                   ==============         =====         ====        ====

THE SIMON PORTFOLIO POOLED COMPONENT

             LOAN INFORMATION                           PROPERTY INFORMATION
------------------------------------------    ------------------------------------------
Cut-off Date Balance          $106,915,919     Property Type             Regional Malls
% of Initial Pool Balance            10.6%     Location                         Various
Origination Date        September 16, 2002     Square Footage Owned           1,464,174
Maturity Date             October 10, 2012     Year Built/Renovated             Various
Mortgage Rate                      5.8385%     Appraised Value             $186,100,000
Annual Debt Service            $ 7,477,601     Occupancy                          94.1%
UW DSCR                              2.03x     Occupancy Date           October 2, 2002
Cut-off Date LTV                     57.5%     UW NOI                       $16,250,363
Balloon LTV                          49.1%     UW NCF                       $15,308,565

     The largest mortgage loan in the pool of mortgage loans (the "Simon Portfolio Loan") will be split into two components (the "Simon Pooled Component" and the "Simon Non-Pooled Component"). The Simon Pooled Component will represent approximately 10.6% of the Initial Pool Balance. The Certificates (other than the Class S Certificates) will be entitled to distributions from the Simon Pooled Component. The Class S Certificates will be entitled to distributions from the Simon Non-Pooled Component which has a principal balance of $17,786,013 as of the cut-off date. See "Description of the Certificates--Distributions--Class S Certificates and the Simon Portfolio Loan" in this prospectus supplement. The Class S Certificates are not being offered by this prospectus supplement.

     Interest and principal are scheduled to be paid on the Simon Pooled Component and the Simon Non-Pooled Component in accordance with the amortization schedules attached as Annex B to this prospectus supplement.

     The Loan. The Simon Portfolio Loan was originated by JPMorgan Chase and is secured by a first mortgage encumbering three regional malls and the leasehold estate on the Markland Mall Property, a regional mall. The four malls comprising this portfolio are Richmond Town Square Mall (the "Richmond Town Square Mall Property") located at 691 Richmond Road in Richmond Heights, Ohio; Midland Park Mall (the "Midland Park Mall Property") at 4511 North Midkiff Road in Midland, Texas; Markland Mall (the "Markland Mall Property") located at 1114 South 17th St. in Kokomo, Indiana; and Forest Mall (the "Forest Mall Property") located at 835 West Johnson Street in Fond du Lac, Wisconsin. The Simon Portfolio Loan was made to four borrowers (the "Simon Portfolio Borrowers"). The borrower for the Richmond Town Square Mall Property is Richmond Town Square Mall, L.L.C., a special purpose, bankruptcy remote limited liability company (the "Richmond Town Square Mall Borrower"). The borrower for the Midland Park Mall Property is Midland Park Mall, L.P., a special purpose, bankruptcy remote, limited partnership (the "Midland Park Mall Borrower"). The borrower for the Markland Mall Property is Markland Mall, L.L.C., a special purpose, bankruptcy remote, limited liability company (the "Markland Mall Borrower"). The borrower for the Forest Mall Property is Forest Mall, L.L.C., a special purpose, bankruptcy remote, limited liability company (the "Forest Mall Borrower"). The Richmond Town Square Mall, Midland Park Mall, Markland Mall, and Forest Mall are owned by Simon Property Group. Simon Property Group (NYSE: SPG) owns or has an interest in 257 properties, comprised of regional malls, community shopping centers and specialty and mixed-use properties. These properties contain 186 million square feet of gross leasable area in 36 states, Europe and Canada.

     The Stated Principal Balance of the Simon Portfolio Loan (including the Simon Non-Pooled Component) as of the cut-off date will be approximately $124,701,932. The Simon Pooled Component has a principal balance as of the cut-off date of $106,915,919.

     The Simon Portfolio Loan has a remaining amortization term of 359 months and matures on October 10, 2012. The Simon Portfolio Loan may not be prepaid prior to July 10, 2012. The Simon

Portfolio Loan may be prepaid, in whole or in part, without payment of a Yield Maintenance Charge at any time thereafter. The Simon Portfolio Loan is subject to Defeasance, in whole or in part, after the second anniversary of the Closing Date. If the Simon Portfolio Loan becomes a defaulted mortgage loan, the Controlling Holder of the Class S Certificates will have the option, but not the obligation, to purchase the Simon Portfolio Loan (including the Simon Non-Pooled Component) from the trust fund at a price equal to the Purchase Price, which will be applied as described under "Description of the Certificates--Distributions--Class S Certificates and the Simon Portfolio Loan" in this prospectus supplement.

     The Properties. The Simon Portfolio Loan is comprised of 4 individual properties as detailed below:

                                                                       OWNED
  LOAN                                                               LEASABLE
 NUMBER   PROPERTY NAME         LOCATION          TOTAL SQ. FT.(1)     SQ. FT.    ANCHOR TENANTS(1)   APPRAISED VALUE
-------- --------------- ----------------------  ------------------ ------------ ------------------- ----------------
1.1      Richmond Town   Richmond Heights, OH        1,016,642        546,691     J. C. Penney         $ 70,300,000
         Square Mall                                                              Sears
                                                                                  Kaufmann's
1.2      Midland Park    Midland, TX                   618,995        279,882     Sears                  54,400,000
         Mall                                                                     Dillard's
                                                                                  Dillard's West
                                                                                  J.C. Penney
1.3      Markland Mall   Kokomo, IN                    393,044        387,557     Lazarus                32,800,000
                                                                                  Sears
                                                                                  Target
1.4      Forest Mall     Fond du Lac, WI               501,374        250,044     J.C. Penney            28,600,000
                                                                                  Kohl's
                                                                                  Younker's
                                                                                  Sears
                                                     ---------      ---------                          ------------
Total                                                2,530,055      1,464,174                          $186,100,000
                                                     =========      =========                          ============

----------
(1) Includes unowned square footage which is not part of the collateral securing the Simon Portfolio Loan.


 Simon Portfolio Loan Property Occupancy Analysis

                                                                                              IN-LINE
  LOAN                                                      IN-LINE          IN-LINE         SALES PER
 NUMBER           PROPERTY NAME           OCCUPANCY(1)     OCCUPANCY     OCCUPANCY COST     SQUARE FOOT
--------   ---------------------------   --------------   -----------   ----------------   ------------
1.1        Richmond Town Square Mall         98.4%           97.4%            12.6%            $267
1.2        Midland Park Mall                 78.7%           78.7%            11.8%            $268
1.3        Markland Mall                     98.2%           94.8%            11.6%            $279
1.4        Forest Mall                       95.3%           93.3%            10.4%            $203
                                             ----            ----             ----             ----
Weighted Average(2)                          94.1%           92.4%            11.8%            $259

----------
(1) Occupancy percentage from October 2002 with respect to owned square feet (excludes occupancies that are not part of the collateral securing the Simon Portfolio Loan).

(2)   Weighted average based on square footage.

 Lease Rollover Schedule

                                                              CUMULATIVE
                             SQUARE FEET      % OF TOTAL     SQUARE FEET     CUMULATIVE %
      CALENDAR YEAR            EXPIRING      SQUARE FEET       EXPIRING      OF TOTAL SF
-------------------------   -------------   -------------   -------------   -------------
2002 ....................         3,722           0.3%            3,722           0.3%
2003 ....................       112,162           7.7           115,884           7.9%
2004 ....................       179,970          12.3           295,854          20.2%
2005 ....................        91,151           6.2           387,005          26.4%
2006 ....................       212,854          14.5           599,859          41.0%
2007 ....................       205,438          14.0           805,297          55.0%
2008 ....................       251,739          17.2         1,057,036          72.2%
2009 ....................        88,724           6.1         1,145,760          78.3%
2010 ....................        95,653           6.5         1,241,413          84.8%
2011 ....................       108,294           7.4         1,349,707          92.2%
2012 ....................        17,795           1.2         1,367,502          93.4%
Thereafter ..............         9,814           0.7         1,377,316          94.1%
Current Vacancy .........        86,858           5.9
                              ---------         -----
Total: ..................     1,464,174         100.0%
                              =========         =====

     Property Management. All properties included in the Simon Portfolio Loan are managed by Simon Management Associates, L.L.C., except for the Midland Park Mall Property which is managed by Simon Management Associates (Texas), L.L.C. Both Simon Management Associates and Simon Management Associates (Texas) are affiliates of Simon Property Group.

     Lockbox and Reserves. All rents payable by tenants of properties included in the Simon Portfolio Loan are paid directly into a Lockbox Account. Funds in the lockbox are required to be allocated monthly to fund tax and insurance accounts, monthly debt service, recurring replacement reserve account and a recurring tenant improvement/leasing commission account. The Simon Portfolio Borrowers are required to make monthly cash reserve deposits for real estate taxes in the amount of $258,000, for replacement reserves in the amount of $14,025 and for tenant improvements in the amount of $31,000. An additional debt service reserve in the amount of $764,361 will be held in escrow throughout the loan term.


THE LONG ISLAND INDUSTRIAL PORTFOLIO I LOAN

            LOAN INFORMATION                                    PROPERTY INFORMATION
---------------------------------------------     -----------------------------------------------
Cut-off Date Balance              $51,707,603      Property Type                       Industrial
% of Initial Pool Balance                5.1%      Location                 Long Island, New York
Origination Date           September 30, 2002      Square Footage                         980,113
Maturity Date                October 10, 2012      Year Built/Renovated                   Various
Mortgage Rate                         6.0440%      Appraised Value                    $73,400,000
Annual Debt Service                $3,740,794      Occupancy                                94.4%
UW DSCR                                 1.42x      Occupancy Date              September 30, 2002
Cut-off Date LTV                        70.4%      UW NOI                              $5,878,526
Balloon LTV                             59.9%      UW NCF                              $5,298,213

     The Loan. The Long Island Industrial Portfolio I Loan was originated by JPMorgan Chase and is secured by 7 industrial properties (the "LI Industrial Properties"). The Long Island Industrial Portfolio I Loan was made to Long Island Industrial Group I, L.L.C., and to 717-725 Broadway L.L.C., each a special purpose, bankruptcy remote, limited liability company (collectively, the "LI Industrial Properties Borrowers"). The Long Island Industrial Portfolio I Loan has a remaining amortization term of 359 months and matures on October 10, 2012. The Long Island Industrial

Portfolio may not be prepaid prior to September 10, 2012. The Long Island Industrial Portfolio may be prepaid, in whole, without payment of a Yield Maintenance Charge at any time thereafter. The Long Island Industrial Portfolio I Loan is subject to Defeasance, in whole, after the second anniversary of the Closing Date.

     The Properties. The Long Island Industrial Portfolio I Loan is comprised of 7 individual properties as detailed below:

  LOAN                                                          SQUARE
 NUMBER          PROPERTY NAME                LOCATION          FOOTAGE      OCCUPANCY(1)      APPRAISED VALUE
--------   -------------------------   ---------------------   ---------   ----------------   ----------------
2.1        575 Underhill Boulevard     Syosset, NY              236,534           88.5%          $32,400,000
2.2        717-725 Broadway            Holbrook, NY             272,160           92.3%           10,400,000
2.3        1140 Motor Parkway          Hauppauge, N Y           153,500           96.9%           11,600,000
2.4        230 Duffy Avenue            Hicksville, NY           125,000           98.3%            7,400,000
2.5        79 Express Street           Plainview, NY             70,933          100.0%            4,300,000
2.6        95 Seaview Boulevard        Port Washington, NY       51,755          100.0%            4,000,000
2.7        92 Central Avenue           Farmingdale, NY           70,231          100.0%            3,300,000
                                                                -------          -----           -----------
Total                                                           980,113          94.4%(2)        $73,400,000
                                                                =======          =====           ===========

----------
(1)   Occupancy Percentage from September 2002

(2)   Weighted Average based on Square Footage


     Property Management. All properties included in the Long Island Industrial Portfolio I Loan are managed by Long Island Industrial Management, L.L.C.

     Lockbox and Reserves. All rents payable by tenants of the LI Industrial Properties are paid directly into a Lockbox Account. Upon (i) an event of default, (ii) the debt service coverage ratio falls below 1.10x for 3 consecutive calendar quarters or (iii) the debt service coverage ratio falls below 1.0x for 2 consecutive calendar quarters, funds in the lockbox are required to be allocated monthly to fund a tax account and monthly debt service. In lieu of monthly deposits for tenant improvements, leasing commissions, and capital improvements, the LI Industrial Properties Borrowers have posted a letter of credit in the amount of $570,000 which is equal to 1 year of estimated, normalized tenant improvements, leasing commissions and capital improvement expenses.

     Environmental site assessments of the Long Island Industrial Portfolio I Loan have revealed that certain environmental conditions exist on the L.I. Industrial Properties. See "Risk Factors--Environmental Risks Relating to the Mortgaged Properties" in this prospectus supplement.


THE AVION PORTFOLIO LOAN

              LOAN INFORMATION                                   PROPERTY INFORMATION
----------------------------------------------    ---------------------------------------------------
Cut-off Date Balance               $47,957,552     Property Type                          Office/Flex
% of Initial Pool Balance                 4.8%     Location                       Chantilly, Virginia
Origination Date            September 27, 2002     Square Footage                             586,466
Maturity / ARD Date            October 1, 2007     Year Built/Renovated               1988, 1998-2000
Mortgage Rate                          5.7500%     Appraised Value                        $88,100,000
Annual Debt Service                 $3,361,380     Occupancy                                    89.0%
UW DSCR                                  2.06x     Occupancy Date        June 30, 2002 & July 1, 2002
Cut-off Date LTV                         54.4%     UW NOI                                  $7,571,329
Balloon LTV                              50.8%     UW NCF                                  $6,910,558

     The Loan. The Avion Portfolio Loan was originated by CIBC and is secured by a first mortgage on 7 Class "A" office and flex properties located in Chantilly, Virginia (the "Avion

Portfolio Properties"). The Avion Portfolio Loan was made to AG/ARG Avion, LLC, a special purpose, bankruptcy remote, limited liability company (the "Avion Portfolio Borrower") owned by Nutmeg Core Plus Partners, L.P., an Angelo, Gordon & Co., L.P managed fund, and Advance Realty Group, LLC.

     The Avion Portfolio Loan has a remaining amortization term of 359 months and matures on October 1, 2032. The Avion Portfolio Loan is an ARD Loan with an Anticipated Repayment Date of October 1, 2007. The Avion Portfolio Loan may not be prepaid prior to July 1, 2007. The Avion Portfolio Loan may be prepaid, in whole, without payment of a Yield Maintenance Charge at any time thereafter. The Avion Portfolio Loan is subject to Defeasance, in whole or in part, after the second anniversary of the Closing Date.

     The Properties. The Avion Portfolio Properties consist of 7 Class "A" office and flex properties containing 586,466 square feet of leasable area built in 1988 and 529,121 square feet of leasable area built between 1998 and 2000. The Avion Portfolio Properties are part of the Avion Business Park, a 188 acre, multi-use office campus that contains eighteen office and flex properties. Of these properties, only the seven properties constituting the Avion Portfolio Properties are owned by the Avion Portfolio Borrower. The business park contains several lakes, a health and fitness facility, and jogging trails. The Avion Portfolio Properties are accessible from Lee Jackson Memorial Highway (Route 50), a six lane highway which is a main east/west route in the immediate area. According to rent rolls dated June 30, 2002 and July 1, 2002, the Avion Portfolio Properties were 89.0% occupied.

     Property Management. The Avion Portfolio Property is managed by Advance Realty Management, Inc.


 Lease Rollover Schedule

                                                              CUMULATIVE     CUMULATIVE %
                             SQUARE FEET      % OF TOTAL     SQUARE FEET       OF TOTAL
      CALENDAR YEAR            EXPIRING      SQUARE FEET       EXPIRING      SQUARE FEET
-------------------------   -------------   -------------   -------------   -------------
2002 ....................            0            0.0%               0            0.0%
2003 ....................       22,501            3.8           22,501            3.8%
2004 ....................       11,221            1.9           33,722            5.8%
2005 ....................      123,477           21.1          157,199           26.8%
2006 ....................       68,630           11.7          225,829           38.5%
2007 ....................       11,884            2.0          237,713           40.5%
2008 ....................      137,176           23.4          374,889           63.9%
2009 ....................        3,644            0.6          378,533           64.5%
2010 ....................       83,220           14.2          461,753           78.7%
2011 ....................       45,466            7.8          507,219           86.5%
Thereafter ..............       14,817            2.5          522,036           89.0%
Current Vacancy .........       64,430           11.0
                               -------          -----
Total ...................      586,466          100.0%
                               =======          =====

     Additional Financing. The Avion Portfolio Borrower is permitted to obtain future mezzanine financing upon satisfaction of all of the following conditions: (a) the aggregate loan-to-value ratio after giving effect to such financing may not be greater than 75%, (b) the aggregate debt service coverage ratio after giving effect to such financing may not be less than 1.25x, (c) the mezzanine lender shall enter into an intercreditor agreement with the lender in the form then recommended by the applicable rating agencies, (d) a hard lockbox shall be instituted and (e) the mezzanine lender shall be subject to the approval of the mortgagee.

     Lockbox and Reserves. Upon an event of default or at the Anticipated Repayment Date or if the debt service coverage ratio falls below 1.15x for two consecutive quarters, all amounts payable by the tenants of the Avion Portfolio Properties shall be paid directly into a Lockbox Account. Funds in the Lockbox Account shall be allocated monthly to a tax and insurance account, a recurring replacement reserve account, and a recurring tenant improvement/leasing commission reserve account. An annual replacement reserve of $87,970 will be collected in monthly installments throughout the loan term. Commencing on December 1, 2004, the Avion Portfolio Borrower will be required to deposit $166,666.67 per month, capped at $2,000,000, into the tenant improvement/leasing commission account. The cap may be reduced to $1,000,000 if the Virginia Department of Transportation exercises its 5 year extension option.


THE DAIMLER CHRYSLER LOANS

              LOAN INFORMATION                                PROPERTY INFORMATION
---------------------------------------------    ----------------------------------------------
Cut-off Date Balance              $35,139,659     Property Type          Warehouse/Distribution
% of Initial Pool Balance                3.5%     Location          Orlando, FL and Portage, IN
Origination Date               August 6, 2002     Square Footage                        608,877
Maturity Date               September 1, 2020     Year Built                               2001
Mortgage Rate                         6.8500%     Appraised Value                   $47,400,000
Annual Debt Service                $3,417,451     Occupancy                              100.0%
UW DSCR                                 1.18x     Occupancy Date                  June 14, 2002
Cut-off Date LTV                        74.1%     UW NOI                             $4,224,599
Balloon LTV                              1.8%     UW NCF                             $4,036,750

     The Loan. The Daimler Chrysler Loans are comprised of two loans, Daimler Chrysler-- Orlando, Florida loan (the "Daimler--Orlando Loan") and Daimler Chrysler--Portage, Indiana loan (the "Daimler--Portage Loan," together with the Daimler -- Orlando Loan, the "Daimler Chrysler Loans"). The Daimler Chrysler Loans were originated by JPMorgan Chase and are secured by cross-collateralized and cross-defaulted mortgages encumbering the Class A Daimler Chrysler -- Orlando, Florida (the "Daimler Chrysler--Orlando Property") industrial/ distribution building and the Class A Daimler Chrysler -- Portage, Indiana (the "Daimler Chrysler--Portage Property") industrial/distribution building. The Daimler--Orlando Loan was made to Orlando--Manchester Investments, L.L.C. (the "Daimler--Orlando Borrower") and the Daimler--Portage Loan was made to Portage--Manchester Investments, L.L.C. (the "Daimler--Portage Borrower"). Both the Daimler--Orlando Borrower and the Daimler--Portage Borrower are bankruptcy remote, special purpose limited liability companies owned by The Mae Ellen George Delta Trust and Samuel Fodale.

     Each of the Daimler Chrysler Loans has a remaining amortization term of 214 months and matures on September 1, 2020. Neither Daimler Chrysler Loan may be prepaid prior to September 1, 2018. The Daimler Chrysler Loans may be prepaid, in whole, without payment of a Yield Maintenance Charge at any time thereafter. The Daimler Chrysler Loans are subject to Defeasance, in whole, after the second anniversary of the Closing Date.

     The Properties. The Daimler Chrysler--Orlando Property and the Daimler Chrysler--Portage Property are two distribution/warehouse properties located in Orlando, Florida and Portage, Indiana. The Daimler Chrysler--Orlando Property occupies 492,200 square feet with 34 docking doors and warehouse ceiling heights ranging from 28 feet to 32 feet. The Daimler Chrysler-- Portage Property occupies 116,677 square feet with 154 docking doors and warehouse ceiling heights ranging from 28 to 38 feet. Daimler Chrysler has long-term debt ratings of BBB+ by Standard and Poor's Ratings Service, a division of the McGraw-Hill Companies, Inc. and A3 by Moody's. The Daimler Chrysler--Orlando Property and the Daimler Chrysler--Portage Property were each built in 2001.

     Property Management. The Daimler Chrysler--Orlando Property and the Daimler Chrysler-- Portage Property are managed by Messrs. James George and Samuel Fodale.

 Lease Rollover Schedule

                                                              CUMULATIVE
                             SQUARE FEET      % OF TOTAL     SQUARE FEET     CUMULATIVE %
      CALENDAR YEAR            EXPIRING      SQUARE FEET       EXPIRING      OF TOTAL SF
-------------------------   -------------   -------------   -------------   -------------
2002 ....................            0            0.0%               0              0%
2003 ....................            0            0.0                0            0.0%
2004 ....................            0            0.0                0            0.0%
2005 ....................            0            0.0                0            0.0%
2006 ....................            0            0.0                0            0.0%
2007 ....................            0            0.0                0            0.0%
2008 ....................            0            0.0                0            0.0%
2009 ....................            0            0.0                0            0.0%
2010 ....................            0            0.0                0            0.0%
2011 ....................            0            0.0                0            0.0%
2012 ....................            0            0.0                0            0.0%
2013 ....................            0            0.0                0            0.0%
2014 ....................            0            0.0                0            0.0%
2015 ....................            0            0.0                0            0.0%
2016 ....................      608,877          100.0          608,877          100.0%
2017 ....................            0            0.0                0            0.0%
2018 ....................            0            0.0                0            0.0%
Thereafter ..............            0            0.0                0            0.0%
Current Vacancy .........            0            0.0
                               -------          -----
Total ...................      608,877          100.0%
                               =======          =====

     Additional Financing. The Daimler Chrysler Borrower has incurred unsecured indebtedness totaling $4,219,885. The lender under such indebtedness is an affiliate of the Daimler Chrysler Borrower and has executed a subordination and standstill agreement in favor of the mortgagee. The indebtedness fully amortizes over 15 years and pays interest at a fixed rate of 10%.

     Lockbox and Reserves. Daimler Chrysler (NYSE: DCX) is the sole tenant in both the Daimler Chrysler--Orlando Property and the Daimler Chrysler--Portage Property and Daimler Chrysler is responsible for the real estate taxes, insurance, and capital repairs associated with the Daimler Chrysler--Orlando Property and the Daimler Chrysler--Portage Property. No amount is required to be deposited in escrow so long as Daimler Chrysler is able to maintain a credit rating of BBB- or better by Standard & Poor's Rating Service, a division of the McGraw-Hill Companies, Inc. and Baa3 or better by Moody's. If Daimler Chrysler's credit rating falls below BBB-, the mortgagee holds the right to collect for all required escrows.


THE BOULEVARD SQUARE LOAN

             LOAN INFORMATION                                  PROPERTY INFORMATION
-------------------------------------------       --------------------------------------------
Cut-off Date Balance            $27,665,524        Property Type               Anchored Retail
% of Initial Pool Balance              2.8%        Location            Pembroke Pines, Florida
Origination Date              July 22, 2002        Square Footage                      220,658
Maturity / ARD Date          August 1, 2012        Year Built                             2000
Mortgage Rate                       7.2200%        Appraised Value                 $35,250,000
Annual Debt Service              $2,262,426        Occupancy                             96.5%
UW DSCR                               1.34x        Occupancy Date                 July 1, 2002
Cut-off Date LTV                      78.5%        UW NOI                           $3,145,484
Balloon LTV                           69.0%        UW NCF                           $3,026,852

     The Loan. The Boulevard Square Loan was originated by CIBC and is secured by a first mortgage encumbering an anchored retail center located in Pembroke Pines, Florida (the "Boulevard Square Property"). The Boulevard Square Loan was made to Cole Boulevard Square Holdings, LLC, a special purpose, bankruptcy remote, limited liability company (the "Boulevard Square Borrower") controlled by Mr. Scott H. Cole.

     The Boulevard Square Loan has a remaining amortization term of 357 months and matures on August 1, 2032. The Boulevard Square Loan is an ARD Loan with an Anticipated Repayment Date of August 1, 2012. The Boulevard Square Loan may not be prepaid prior to May 1, 2012. The Boulevard Square Loan may be prepaid, in whole, without payment of a Yield Maintenance Charge at any time thereafter. The Boulevard Square Loan is subject to Defeasance, in whole, after the second anniversary of the Closing Date.

     The Property. The Boulevard Square Property is an anchored retail center containing 220,658 square feet of leasable area and was built in 2000. The Boulevard Square Property is anchored by T.J. Maxx (29,980 square feet), The Sports Authority (37,413 square feet), Office Max (23,433 square feet), Ross Dress for Less (30,137 square feet), and Bally's Total Fitness (24,970 square feet). The property is located diagonally across from the Pembroke Lakes Mall, a regional mall built in 1992, anchored by Sears, Dillards, Burdines, and JC Penney. As of July 1, 2002 the Boulevard Square Property was 96.5% occupied.

     Property Management. The Boulevard Square Property is managed by Cole Real Estate Services, Inc. ("Cole"), an affiliate of the Boulevard Square Borrower. Cole has sub-contracted the management of the Boulevard Square Property to the Stiles Corporation ("Stiles"). Stiles is an affiliate of the previous owner of the Boulevard Square Property, which developed the Boulevard Square Property and sold the Boulevard Square Property to the Boulevard Square Borrower. Stiles is a commercial property manager and developer in the Florida market.


 Lease Rollover Schedule

                                                              CUMULATIVE
                             SQUARE FEET      % OF TOTAL     SQUARE FEET         CUMULATIVE %
      CALENDAR YEAR            EXPIRING      SQUARE FEET       EXPIRING      OF TOTAL SQUARE FEET
-------------------------   -------------   -------------   -------------   ---------------------
2002 ....................            0            0.0%               0                0.0%
2003 ....................            0            0.0                0                0.0%
2004 ....................        1,210            0.5            1,210                0.5%
2005 ....................       22,004           10.0           23,214               10.5%
2006 ....................        7,521            3.4           30,735               13.9%
2007 ....................       16,882            7.7           47,617               21.6%
2008 ....................        1,796            0.8           49,413               22.4%
2009 ....................          990            0.4           50,403               22.8%
2010 ....................       29,980           13.6           80,383               36.4%
2011 ....................       35,033           15.9          115,416               52.3%
2012 ....................            0            0.0          115,416               52.3%
Thereafter ..............       95,067           43.1          210,483               95.4%
Current Vacancy .........       10,175            4.6
                                ------          -----
Total ...................      220,658          100.0%
                               =======          =====

     Lockbox and Reserves. Upon an event of default or at the Anticipated Repayment Date or if the debt service coverage ratio falls below 1.15x for 2 consecutive calendar quarters, all amounts payable by tenants of the Boulevard Square Property shall be paid directly into a Lockbox Account. Funds in the Lockbox Account are required to be allocated monthly to a tax and insurance account, a recurring replacement reserve account, and a recurring tenant improvement/leasing commission reserve account. An annual replacement reserve of $33,132 will be collected in monthly installments throughout the loan term. The Boulevard Square Borrower will be required to deposit $5,833 per month, capped at $350,000, into the tenant improvement/ leasing commission reserve account. In the event that the debt service coverage ratio drops below 1.15x for 2 consecutive calendar quarters, the cap is required to be removed and all excess cash flow is required to be deposited monthly into the tenant improvement/leasing commission reserve account.

     The Boulevard Square Loan was structured with a $600,000 holdback which shall be released (a) with respect to each of the MRI lease, the Silver International lease and the Tanning Cove lease, if: (i) all work in connection with the construction of the premises has been completed and a certificate of occupancy is issued; (ii) all tenant improvement allowances payable by the Boulevard Square Borrower, if any, have been paid; (iii) the tenant under such lease shall be in occupancy, open for business and paying rent; and (iv) no default shall have occurred and be continuing under such lease; or (b) if the net underwritten rental income of the Boulevard Square Property shall be not less than $3,200,000 per annum (as determined by the mortgagee).


THE SOUTHERN WINE & SPIRITS BUILDING LOAN

              LOAN INFORMATION                                  PROPERTY INFORMATION
--------------------------------------------    ----------------------------------------------------
Cut-off Date Balance             $23,000,000     Property Type     Industrial/Warehouse/Distribution
% of Initial Pool Balance               2.3%     Location                          Las Vegas, Nevada
Origination Date             October 7, 2002     Square Footage                              384,763
Maturity Date               November 1, 2022     Year Built                                     2002
Mortgage Rate                        7.0000%     Appraised Value                         $32,000,000
Annual Debt Service               $2,139,825     Occupancy                                    100.0%
UW DSCR                                1.28x     Occupancy Date                      August 26, 2002
Cut-off Date LTV                       71.9%     UW NOI                                   $2,882,093
Balloon LTV                             2.3%     UW NCF                                   $2,735,801

     The Loan. The Southern Wine & Spirits Building Loan was originated by CIBC and is secured by a first deed of trust encumbering an industrial, warehouse/distribution facility located in Las Vegas, Nevada (the "Southern Wine & Spirits Building Property"). The Southern Wine & Spirits Building Loan was made to Jones Boulevard Partners LLC, a special purpose, bankruptcy remote, single member Delaware limited liability company, (the "Southern Wine & Spirits Building Borrower") controlled by Messrs. Steven Becker and Wayne Chaplin.

     The Southern Wine & Spirits Building Loan has a remaining amortization term of 240 months and matures on November 1, 2022. The Southern Wine & Spirits Building Loan may not be prepaid prior to August 1, 2022. The Southern Wine & Spirits Building Loan may be prepaid, in whole, without payment of a Yield Maintenance Charge at any time thereafter. The Southern Wine & Spirits Building Loan is subject to Defeasance, in whole, after the second anniversary of the Closing Date.

     The Property. The Southern Wine & Spirits Building Property is an industrial facility located in Las Vegas, Nevada which is located approximately two miles south of I-15, and is approximately 8 miles southwest of the Las Vegas Strip. The property, built in 2002, contains 384,763 rentable square feet of which approximately 60,000 square feet is office space. The subject property is 100% occupied by Southern Wine & Spirits of America under a 20-year triple net lease.

     Property Management. The Southern Wine & Spirits Building Property is self managed by Southern Wine & Spirits of America.

 Lease Rollover Schedule

                                                              CUMULATIVE     CUMULATIVE %
                             SQUARE FEET      % OF TOTAL     SQUARE FEET       OF TOTAL
      CALENDAR YEAR            EXPIRING      SQUARE FEET       EXPIRING      SQUARE FEET
-------------------------   -------------   -------------   -------------   -------------
2002 ....................            0            0.0%               0            0.0%
2003 ....................            0            0.0                0            0.0%
2004 ....................            0            0.0                0            0.0%
2005 ....................            0            0.0                0            0.0%
2006 ....................            0            0.0                0            0.0%
2007 ....................            0            0.0                0            0.0%
2008 ....................            0            0.0                0            0.0%
2009 ....................            0            0.0                0            0.0%
2010 ....................            0            0.0                0            0.0%
2011 ....................            0            0.0                0            0.0%
2012 ....................            0            0.0                0            0.0%
2013 ....................            0            0.0                0            0.0%
2014 ....................            0            0.0                0            0.0%
2015 ....................            0            0.0                0            0.0%
2016 ....................            0            0.0                0            0.0%
2017 ....................            0            0.0                0            0.0%
2018 ....................            0            0.0                0            0.0%
2019 ....................            0            0.0                0            0.0%
2020 ....................            0            0.0                0            0.0%
2021 ....................      384,726          100.0          384,726          100.0%
Thereafter ..............            0            0.0                0          100.0%
Current Vacancy .........            0            0.0
                               -------          -----
Total ...................      384,726          100.0%
                               =======          =====

     Lockbox and Reserves. Upon the occurrence of an event of default, the mortgagee may cause all rents due under any leases to be sent directly to the mortgagee for disbursement in accordance with mortgagee's sole discretion. So long as Southern Wine & Spirits of America, Inc. is not in default under its lease, no reserves are collected for taxes, insurance, replacements, tenant improvements or leasing commissions.


THE FOUNTAINS AT BAY HILL LOAN

             LOAN INFORMATION                             PROPERTY INFORMATION
------------------------------------------     ------------------------------------------
Cut-off Date Balance           $21,934,279      Property Type                      Retail
% of Initial Pool Balance             2.2%      Location                 Orlando, Florida
Origination Date              May 31, 2002      Square Footage                    103,961
Maturity / ARD Date           June 1, 2012      Year Built/Renovated                 2001
Mortgage Rate                      7.6700%      Appraised Value               $29,500,000
Annual Debt Service             $1,876,755      Occupancy                          100.0%
UW DSCR                              1.35x      Occupancy Date              June 30, 2002
Cut-off Date LTV                     74.4%      UW NOI                         $2,689,490
Balloon LTV                          66.2%      UW NCF                         $2,533,235

     The Loan. The Fountains at Bay Hill Loan was originated by CIBC and is secured by a first mortgage encumbering a retail center located in Orlando, Florida (the "Fountains at Bay Hill Property"). The Fountains at Bay Hill Loan was made to Bay Hill Fountains, LLC, a special purpose, bankruptcy remote, limited liability company (the "Fountains at Bay Hill Borrower") controlled by Messrs. Charles Whittall and Lee J. Maher.

     The Fountains at Bay Hill Loan has a remaining amortization term of 355 months and matures on June 1, 2032. The Fountains at Bay Hill Loan is an ARD loan with an Anticipated Repayment Date of June 1, 2012. The Fountains at Bay Hill Loan may not be prepaid prior to March 1, 2012. The Fountains at Bay Hill Loan may be prepaid, in whole, without payment of a Yield Maintenance Charge at any time thereafter. The Fountains at Bay Hill Loan is subject to Defeasance, in whole, after the second anniversary of the Closing Date.

     The Property. The Fountains at Bay Hill Property is a neighborhood shopping center with 34 tenants. Four large tenants: Eckerd's Drugstore (12,739 square feet), Ruth's Chris Steak House (7,998 square feet), Antonio's Restaurant (7,042 square feet) and Moon Fish Restaurant (7,000 square feet) together account for 34,779 square feet, or 33.5% of the Fountains at Bay Hill Property's leasable area. The remaining 30 tenants are comprised of various retailers such as First Mortgage Funding, Simply Wireless, Hair Cuttery, and Nationwide Insurance.

     Property Management. The Fountains at Bay Hill Property is managed by Unicorp National Developments, Inc. ("Unicorp"), a third party related to the Fountains at Bay Hill Property Borrower. Unicorp has been providing real estate management services for 5 years. Unicorp currently manages commercial properties which are located in Florida, New York and Maryland.


 Lease Rollover Schedule

                                                              CUMULATIVE     CUMULATIVE %
                             SQUARE FEET      % OF TOTAL     SQUARE FEET       OF TOTAL
      CALENDAR YEAR            EXPIRING      SQUARE FEET       EXPIRING      SQUARE FEET
-------------------------   -------------   -------------   -------------   -------------
2002 ....................            0            0.0%               0            0.0%
2003 ....................            0            0.0                0            0.0%
2004 ....................        1,215            1.2            1,215            1.2%
2005 ....................        2,326            2.2            3,541            3.4%
2006 ....................       18,754           18.0           22,295           21.4%
2007 ....................       22,457           21.6           44,752           43.0%
2008 ....................            0            0.0           44,752           43.0%
2009 ....................            0            0.0           44,752           43.0%
2010 ....................            0            0.0           44,752           43.0%
2011 ....................       13,655           13.1           58,407           56.2%
2012 ....................       16,320           15.7           74,727           71.9%
Thereafter ..............       27,737           26.7          102,464           98.6%
Current Vacancy .........        1,497            1.4
                                ------          -----
Total ...................      103,961          100.0%
                               =======          =====

     Lockbox and Reserves. Upon an event of default or at the Anticipated Repayment Date, all amounts payable by tenants of the Fountains at Bay Hill Property shall be paid directly into a Lockbox Account. Funds in the Lockbox Account are required to be allocated monthly to a tax and insurance account, a recurring replacement reserve account, and a recurring tenant improvement/leasing commission reserve account. An annual replacement reserve of $15,617 will be collected in monthly installments throughout the loan term. The Fountains at Bay Hill Borrower will be required to deposit $12,500 per month, capped at $500,000 into the tenant improvement/leasing commission account.

     The Fountains at Bay Hill Loan was structured with a holdback of $2,000,000 in loan proceeds at closing which shall be released to Fountain at Bay Hill Borrower at such time as Off the Wall, Best Brands Electronics, Bottled Ocean Aquarium, Realty Executives, and First Mortgage Funding, or other replacement tenants acceptable to the mortgagee, have completed their tenant work, taken occupancy of their space, and commenced rent payments as per their respective lease agreements.

THE EDGEWATER APARTMENTS LOAN

              LOAN INFORMATION                                  PROPERTY INFORMATION
------------------------------------------------      ----------------------------------------
Cut-off Date Balance                 $19,398,866       Property Type               Multifamily
% of Initial Pool Balance                   1.9%       Location            Seattle, Washington
Origination Date              September 30, 2002       Units                               316
Maturity Date                    October 1, 2012       Years Built                  1938, 1975
Mortgage Rate                            5.9900%       Appraised Value             $35,300,000
Annual Debt Service                   $1,395,335       Occupancy                         97.8%
UW DSCR                                    1.66x       Occupancy Date           August 1, 2002
Cut-off Date LTV                           55.0%       UW NOI                       $2,396,740
Balloon LTV                                46.6%       UW NCF                       $2,317,740

     The Loan. The Edgewater Apartments Loan was originated by JPMorgan Chase and is secured by a first mortgage encumbering a 316 unit Multifamily property (the "Edgewater Apartments Property"). The Edgewater Apartments Loan was made to Edgewater Condos, LLC a special purpose limited liability company (the "Edgewater Apartments Borrower") owned by Mr. Robert C. Samuel (100.0%).

     The Edgewater Apartments Loan has a remaining amortization term of 359 months and matures on October 1, 2012. The Edgewater Apartments Loan may not be prepaid prior to July 1, 2012. The Edgewater Apartments Loan may be prepaid, in whole, without payment of a Yield Maintenance Charge at any time thereafter. The Edgewater Apartments Loan is subject to Defeasance, in whole, after the second anniversary of the Closing Date.

     The Property. The Edgewater Apartments Property is a 316 unit multifamily garden apartment complex. 18 buildings containing 304 units of the Edgewater Apartments Property were constructed in 1938 and 12 units were constructed in 1975. The Edgewater Apartments are located on Lake Washington within the Madison Park area of Seattle, Washington and are 2 miles from downtown Seattle. Each of the buildings has laundry facilities and all units have a fireplace.

     Property Management. The Edgewater Apartments Property is managed by Samuel & Company, Inc. Samuel & Company, Inc. currently owns and manages 19 commercial properties in Arizona, Texas and Washington consisting of 1,718 multifamily units and 843,224 square feet of retail (361,000 sf), office (385,724 sf) industrial (27,500 sf) and mini storage (69,000 sf) facilities.

     Lockbox and Reserves. The Edgewater Apartments Borrower is required to make monthly cash reserve deposits for real estate taxes in the amount of $22,854 and for replacement reserves in the amount of $3,404, until a cap of $81,703 is reached. In lieu of monthly insurance reserve deposits, the Edgewater Apartments Borrower has made an upfront insurance reserve deposit in the amount of 3 months of insurance premiums.


THE SURPRISE TOWNE CENTER LOAN

               LOAN INFORMATION                                PROPERTY INFORMATION
----------------------------------------------       ----------------------------------------
Cut-off Date Balance               $18,500,000        Property Type           Anchored Retail
% of Initial Pool Balance                 1.8%        Location              Surprise, Arizona
Origination Date                 July 15, 2002        Square Footage                  155,371
Maturity / ARD Date           November 1, 2012        Year Built                         2001
Mortgage Rate                          7.1200%        Appraised Value             $24,270,000
Annual Debt Service                 $1,494,906        Occupancy                         94.3%
UW DSCR                                  1.32x        Occupancy Date            July 12, 2002
Cut-off Date LTV                         76.2%        UW NOI                       $2,072,413
Balloon LTV                              66.7%        UW NCF                       $1,972,029

     The Loan. The Surprise Towne Center Loan was originated by CIBC and is secured by a first mortgage encumbering an anchored retail center located in Surprise, Arizona (the "Surprise Towne Center Property"). The Surprise Towne Center Loan was made to Surprise Towne Center, L.C. (the "Surprise Towne Center Borrower"), a special purpose, bankruptcy remote, limited liability company, under the control of Mr. Warner Gabel III.

     The Surprise Towne Center Loan has a remaining amortization term of 360 months and matures on November 1, 2032. The Surprise Towne Center Loan is structured with an initial 3-month interest only period, with the first payment of principal and interest due December 1, 2002. The Surprise Towne Center Loan is an ARD loan with an Anticipated Repayment Date of November 1, 2012. The Surprise Towne Center Loan may not be prepaid prior to August 1, 2012. The Surprise Towne Center Loan may be prepaid, in whole, without payment of a Yield Maintenance Charge at any time thereafter. The Surprise Towne Center Loan is subject to Defeasance, in whole, after the second anniversary of the Closing Date.

     The Property. The Surprise Towne Center Property is part of a larger existing community shopping center containing a total of 535,063 square feet of net rentable area. The Surprise Towne Center Property includes 155,371 square feet and as of July 12, 2002, was 94.3% leased. The property is anchored by Wal-Mart Supercenter (225,190 square feet not part of the collateral), Home Depot (107,920 square feet not part of the collateral), PetsMart (19,581 square feet), OfficeMax (23,487 square feet), Michael's (23,883 square feet), and Linens `N Things (28,000 square feet). The Linens N' Things store is under construction and is expected to be delivered to the tenant in October 2002, with the tenant opening for business and commencing rent by February 2003.

     Property Management. The Surprise Towne Center Property is managed by The Wessex Service Co. The Wessex Service Co. manages more than 3 million square feet of commercial space in the Phoenix metro area, including more than 1.8 million square feet of retail space. Sandy Boone manages the Surprise Towne Center Property for Wessex Service Co.


 Lease Rollover Schedule

                                                              CUMULATIVE     CUMULATIVE %
                             SQUARE FEET      % OF TOTAL     SQUARE FEET       OF TOTAL
      CALENDAR YEAR            EXPIRING      SQUARE FEET       EXPIRING      SQUARE FEET
-------------------------   -------------   -------------   -------------   -------------
2002 ....................            0            0.0%               0            0.0%
2003 ....................            0            0.0                0            0.0%
2004 ....................            0            0.0                0            0.0%
2005 ....................            0            0.0                0            0.0%
2006 ....................       29,162           18.8           29,162           18.8%
2007 ....................        1,322            0.9           30,484           19.6%
2008 ....................            0            0.0           30,484           19.6%
2009 ....................            0            0.0           30,484           19.6%
2010 ....................            0            0.0           30,484           19.6%
2011 ....................       40,303           25.9           70,787           45.6%
2012 ....................        4,664            3.0           75,451           48.6%
Thereafter ..............       71,068           45.7          146,519           94.3%
Current Vacancy .........        8,852            5.7
                                ------          -----
Total ...................      155,371          100.0%
                               =======          =====

     Additional Financing. The Surprise Towne Center Borrower is permitted to obtain future mezzanine financing upon satisfaction of all of the following conditions: (a) the aggregate loan-to-value ratio after giving effect to such financing may not be greater than 90%, (b) the aggregate debt service coverage ratio after giving effect to such financing shall be not less than 1.10x, (c) the mezzanine lender is required to enter into an intercreditor agreement with the mortgagee in the form then recommended by the applicable rating agencies, (d) a hard lockbox is instituted and (e) the mezzanine lender shall be subject to the approval of the mortgagee.

     Lockbox and Reserves. Upon the occurrence of an event of default or at the Anticipated Repayment Date, all amounts payable by the tenants to Surprise Towne Center Property are required to be paid directly into a Lockbox Account. Funds in the Lockbox Account shall be required to be allocated monthly to a tax and insurance account, a recurring replacement reserve account, and a recurring tenant improvement/leasing commission reserve account. An annual replacement reserve of $23,304 will be collected in monthly installments throughout the loan term, capped at $60,000. The Surprise Towne Center Borrower will be required to deposit $7,167 per month, capped at $300,000 into the tenant improvement and leasing commission account.

     The Surprise Towne Center Loan was structured with a holdback of approximately $3,500,000 for the completion and occupancy of the Linens N' Things space, and the lease-up of approximately 1,400 square feet of in-line space (the "In-Line Space") under a triple net lease. The estimated cost to complete the Linens N' Things space is $1,900,000 (including tenant improvements), and the Surprise Towne Center Borrower has provided a completion guarantee. The holdback shall be released: (a) with respect to the In-Line Space, $300,000 shall be released if the mortgagee receives (i) the executed lease(s) such that the vacancy of the Surprise Towne Center Property is no greater than 7%, (ii) a certificate of occupancy, (iii) confirmation of payment of any tenant improvement allowances, (iv) evidence that the tenant(s) are in occupancy, open for business and paying rent and (v) an estoppel(s); (b) with respect to the Linens N' Things space, $3,200,000 shall be released if the mortgagee receives (i) a certificate of occupancy, (ii) confirmation of payment of any tenant improvement allowances, (iii) evidence that Linens N' Things is in occupancy, open for business and paying rent, (iv) a subordination, non-disturbance and attornment agreement, (v) insurance coverage satisfactory to the mortgagee and (vi) an estoppel.


ELMWOOD TOWER LOAN

            LOAN INFORMATION                                PROPERTY INFORMATION
------------------------------------------         --------------------------------------
Cut-off Date Balance           $18,467,594          Property Type                  Office
% of Initial Pool Balance             1.8%          Location                  Harahan, LA
Origination Date              July 2, 2002          Square Footage                197,723
Maturity / ARD Date         August 1, 2012          Year Built/Renovated        1982/1993
Mortgage Rate                      7.6400%          Appraised Value           $25,000,000
Annual Debt Service             $1,573,593          Occupancy                      100.0%
UW DSCR                              1.26x          Occupancy Date           July 1, 2002
Cut-off Date LTV                     73.9%          UW NOI                     $2,230,529
Balloon LTV                          65.6%          UW NCF                     $1,983,739

     The Loan. The Elmwood Tower Loan was originated by CIBC and is secured by a first mortgage encumbering an office building located in Harahan, Louisiana (the "Elmwood Tower Property"). The Elmwood Tower Loan was made to Elman New Orleans Associates, L.P. a special purpose, bankruptcy remote, limited partnership (the "Elmwood Tower Borrower") under the control of Mr. Lee Elman.

     The Elmwood Tower Loan has a remaining amortization term of 357 months and matures on August 1, 2032. The Elmwood Tower Loan is an ARD loan with an Anticipated Repayment Date of August 1, 2012. The Elmwood Tower Loan may not be prepaid prior to May 1, 2012. The Elmwood Tower Loan may be prepaid, in whole, without payment of a Yield Maintenance Charge at any time thereafter. The Elmwood Tower Loan is subject to Defeasance, in whole, after the second anniversary of the Closing Date.

     The Property. The Elmwood Tower Property is a 197,723 square foot Class "B" office building located in Harahan, Louisiana. The property is 100% occupied by 2 tenants, the General Services Administration for Mineral Management Services ("MMS"), which occupies approximately 90% of the total floor area and Bryman College, a medical trade school, which occupies the remaining 10%. The MMS occupies its space under a 10-year lease executed on December 1, 2001 and has been a tenant at the subject property since 1985.

     Property Management. The Elmwood Tower Property is managed by Latter & Blum Property Management, Inc. Latter & Blum Property Management, Inc. has been managing the subject property since 2001 and has provided real estate management services for 86 years.


 Lease Rollover Schedule

                                                              CUMULATIVE     CUMULATIVE %
                             SQUARE FEET      % OF TOTAL     SQUARE FEET       OF TOTAL
      CALENDAR YEAR            EXPIRING      SQUARE FEET       EXPIRING      SQUARE FEET
-------------------------   -------------   -------------   -------------   -------------
2002 ....................            0            0.0%               0            0.0%
2003 ....................            0            0.0                0            0.0%
2004 ....................            0            0.0                0            0.0%
2005 ....................            0            0.0                0            0.0%
2006 ....................            0            0.0                0            0.0%
2007 ....................            0            0.0                0            0.0%
2008 ....................       19,939           10.1           19,939           10.1%
2009 ....................            0            0.0           19,939           10.1%
2010 ....................            0            0.0           19,939           10.1%
2011 ....................      177,399           89.7          197,338           99.8%
2012 ....................            0            0.0          197,338           99.8%
Thereafter ..............          385            0.2          197,723          100.0%
Current Vacancy .........            0            0.0
                               -------          -----
Total ...................      197,723          100.0%
                               =======          =====

     Lockbox and Reserves. Upon an event of default or the Anticipated Repayment Date, all amounts payable to The Elmwood Towers Property shall be paid directly into a Lockbox Account. In addition, beginning on November 1, 2004 (25 months prior to MMS having the right to exercise its early termination option), all net cash flow (after payment of taxes and insurance premiums, debt service, the recurring replacement reserve account, and operating expenses of the Elmwood Towers Property) payable to the Elmwood Towers Borrower will be deposited into a into a tenant improvement/leasing commission reserve ("Elmwood Reserve A"). Elmwood Reserve A will be capped at $2,000,000. However, should the Elmwood Tower Borrower (i) secure a tenant acceptable to the mortgagee on equal or better economic terms, or (ii) amend the MMS lease to eliminate the early termination right, Elmwood Reserve A will be suspended and the funds in Elmwood Reserve A will be returned to the Borrower. If Elmwood Reserve A is not triggered as set forth above, or if Elmwood Reserve A is triggered and subsequently suspended, another reserve ("Elmwood Reserve B") will be implemented (i) beginning 25 months prior to the termination of the MMS lease (unless the MMS lease is extended through at least November 30, 2016) or (ii) if MMS elects to reduce the space it leases in the building. Under Elmwood Reserve B, all net cash flow (after payment of taxes and insurance premiums, debt service, the recurring replacement reserve account, and operating expenses of the Elmwood Towers Property) will be deposited into a tenant improvement/leasing commission reserve. Funds in the Lockbox Account are allocated monthly to a tax and insurance account, and a recurring replacement reserve account, and with respect to Elmwood Reserve A or Elmwood Reserve B, a recurring tenant improvement/leasing commission reserve account. If the Elmwood Tower Borrower delivers an acceptable letter of credit in the amount of $2,000,000, funds in Elmwood Reserve A and Elmwood Reserve B will be refunded to the Elmwood Tower Borrower. An annual replacement reserve of $29,658 will be collected in monthly installments throughout the loan term.


ARD LOANS

     43 mortgage loans (the "ARD Loans"), representing approximately 41.0% of the Initial Pool Balance, provide that, if after a certain date (each, an "Anticipated Repayment Date"), the borrower has not prepaid the respective ARD Loan in full, any principal outstanding on that date will accrue interest at an increased interest rate (the "Revised Rate") rather than the stated Mortgage Rate (the "Initial Rate"). The Anticipated Repayment Date for each ARD Loan is generally 10 years after the closing of such ARD Loan. The Revised Rate for each ARD Loan is generally equal to the greater of Initial Rate plus 2% or the then current treasury rate plus 2% per annum. After the Anticipated Repayment Date, these ARD Loans further require that all cash flow available from the related Mortgaged Property after payment of the constant periodic payment required under the terms of the related loan documents and all escrows and property expenses required under the related loan documents be used to accelerate amortization of principal on the respective ARD Loan. While interest at the Initial Rate continues to accrue and be payable on a current basis on the ARD Loans after their Anticipated Repayment Dates, the payment of interest at the excess of the Revised Rate over the Initial Rate for the ARD Loans will be deferred and will be required to be paid, with interest, only after the outstanding principal balance of the respective ARD Loan has been paid in full, at which time the deferred interest will be paid to the holders of the Class NR certificates.

     Additionally, an account was established at the origination of each ARD Loan into which the related borrower, property manager and/or tenants is required to directly deposit rents or other revenues from the related Mortgaged Property. See "--Lockbox Accounts" below. The foregoing features, to the extent applicable, are designed to increase the likelihood that the ARD Loans will be prepaid by the respective borrower on or about their Anticipated Repayment Dates. However, we cannot assure you that the ARD Loans will be prepaid on their Anticipated Repayment Dates.

CERTAIN TERMS AND CONDITIONS OF THE MORTGAGE LOANS

     Mortgage Loans. 114 mortgage loans, representing approximately 84.2% of the Initial Pool Balance, have due dates that occur on the 1st day of each month. 2 mortgage loans, representing approximately 15.8% of the Initial Pool Balance, has a due date that occurs on the 10th day of each month and does not provide for a grace period. 2 mortgage loans, representing approximately 3.5% of the Initial Pool Balance, provides for a grace period of 5 days. 104 mortgage loans, representing approximately 75.8% of the Initial Pool Balance, provide for a grace period of 7 days. 8 mortgage loans, representing approximately 4.9% of the Initial Pool Balance, provide for a grace period of 10 days. 114 mortgage loans, representing approximately 98.4% of the Initial Pool Balance, accrue interest on the basis of the actual number of days in a month, assuming a 360-day year ("Actual/360 Basis"). The remaining 2 mortgage loans, representing approximately 1.6% of the Initial Pool Balance, accrues interest on the basis of twelve 30-day months, assuming a 360-day year.

     106 mortgage loans, representing approximately 92.7% of the Initial Pool Balance, provide for monthly payments of principal based on amortization schedules significantly longer than the remaining terms of the related mortgage loans. These mortgage loans will have balloon payments due at their stated maturity dates or Anticipated Repayment Dates, as the case may be. 43 of the mortgage loans, representing approximately 41.0% of the Initial Pool Balance, provide for monthly payments of principal that will result in a substantial principal payment at their Anticipated Repayment Dates if the related borrower prepays the mortgage loan on that date. 2 mortgage loans, representing approximately 2.1% of the Initial Pool Balance, provide for monthly payments of interest only for the remaining portion (ranging from 7-35 months) of their respective interest-only periods followed by payments which would amortize a portion of the principal balance of the mortgage loans during their remaining terms based on an amortization schedule. Nine (9) mortgage loans, representing approximately 7.2% of the Initial Pool Balance, provide for monthly payments of principal that fully or substantially amortize the loan over the life of the mortgage loan. 1 mortgage loan, representing 0.2% of the Initial Pool Balance provides for no payments of principal over the life of the loan.

     Prepayment Provisions. Each mortgage loan prohibits any prepayments (including defeasance) for a specified period of time after its date of origination (a "Lockout Period"). In addition, each mortgage loan restricts voluntary prepayments in one of the following ways:

     (1) 114 of the mortgage loans, representing approximately 98.2% of the Initial Pool Balance, permit only defeasance after the expiration of the Lockout Period; and

     (2) 2 of the mortgage loans, representing approximately 1.8% of the Initial Pool Balance, requires that any principal prepayment made during a specified period of time after the Lockout Period (a "Yield Maintenance Period") be accompanied by a Yield Maintenance Charge (as defined below).

     "Yield Maintenance Charge" will generally be equal to the greater of (i) a specified percentage of the amount being prepaid or (ii) the present value, as of the prepayment date, of the remaining scheduled payments of principal and interest from the prepayment date through the maturity date (including any balloon payment) determined by discounting such payments at the Discount Rate, less the amount of principal being prepaid. The term "Discount Rate" means the rate, which, when compounded monthly, is equivalent to the Treasury Rate when compounded semi-annually, and the term "Treasury Rate" means the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for the week ending prior to the prepayment date, of U.S. Treasury Constant Maturities with maturity dates (one longer and one shorter) most nearly approximating the maturity date. In the event Release H.15 is no longer published, the Master Servicer will select a comparable publication to determine the Treasury Rate.

     Yield Maintenance Charges are distributable as described in this prospectus supplement under "Description of the Certificates--Allocation of Yield Maintenance Charges."

     105 of the mortgage loans, representing approximately 92.8% of the Initial Pool Balance, permits voluntary prepayment without the payment of a Yield Maintenance Charge on or after the date occurring approximately 3 months prior to the stated maturity date.

     Unless a mortgage loan is relatively near its stated maturity date or unless the sale price or the amount of the refinancing of the related Mortgaged Property is considerably higher than the current outstanding principal balance of the mortgage loan (due to an increase in the value of the Mortgaged Property or otherwise), the Yield Maintenance Charge may offset entirely or render insignificant any economic benefit to be received by a related borrower upon a refinancing or sale of its Mortgaged Property. The Yield Maintenance Charge provision of a mortgage loan creates an economic disincentive for the borrower to prepay its mortgage loan voluntarily and, accordingly, the related borrower may elect not to prepay its mortgage loan. However, we cannot assure you that the imposition of a Yield Maintenance Charge will provide a sufficient disincentive to prevent a voluntary principal prepayment.

     Certain state laws limit the amounts that a lender may collect from a borrower as an additional charge in connection with the prepayment of a mortgage loan. Provided that no event of default exists, none of the mortgage loans require the payment of Yield Maintenance Charges in connection with a prepayment of the related mortgage loan with Insurance and Condemnation Proceeds as a result of a casualty or condemnation. Furthermore, the enforceability, under the laws of a number of states, of provisions providing for payments comparable to the Yield Maintenance Charges upon an involuntary prepayment is unclear. We cannot assure you that, at the time a Yield Maintenance Charge is required to be made on a mortgage loan in connection with an involuntary prepayment, the obligation to pay the Yield Maintenance Charge will be enforceable under applicable state law. See "Certain Legal Aspects of Mortgage Loans--Default Interest and Limitations on Prepayments" in the prospectus.

     Defeasance; Collateral Substitution. The terms of 114 of the mortgage loans, representing approximately 98.2% of the Initial Pool Balance, permit the applicable borrower on any due date after a specified period (the "Defeasance Lockout Period") to obtain a release of all or a portion of a Mortgaged Property from the lien of the related Mortgage (a "Defeasance"). The Defeasance Lockout Period is at least two years from the Closing Date, provided no event of default exists. The release is subject to certain conditions, including, among other conditions, that the borrower:

     (a) pays or delivers to the Master Servicer on any due date (the "Release Date") (1) all interest accrued and unpaid on the principal balance of the Mortgage Note to and including the Release Date, (2) all other sums due under the mortgage loan and all other loan documents executed in connection with the related mortgage loan, (3) funds to purchase or direct non-callable obligations of the United States of America providing payments
   (x) on or prior to all successive scheduled payment dates from the Release Date to the related maturity date including the balloon payment (or the Anticipated Repayment Date), assuming, in the case of each ARD Loan, that the loan prepays on the related Anticipated Repayment Date and (y) in amounts at least equal to the scheduled payments due on those dates under the mortgage loan or the related defeased amount of the mortgage loan in the case of a partial defeasance (including any balloon payment), and (4) any costs and expenses incurred in connection with the purchase of the U.S. government obligations; and

     (b) delivers a security agreement granting the trust fund a first priority lien on the U.S. government obligations purchased as substitute collateral and an opinion of counsel relating to the enforceability of such security interest.

     The mortgage loans secured by more than one Mortgaged Property generally require that (1) prior to the release of a related Mortgaged Property, a specified percentage (generally 125%) of the allocated loan amount for the Mortgaged Property be defeased and (2) that certain debt service coverage ratio and LTV Ratio tests (if applicable) be satisfied with respect to the remaining Mortgaged Properties after the defeasance.

     The related borrower or, if the borrower is not required to do so under the mortgage loan documents, the Master Servicer, will be responsible for purchasing the U.S. government obligations on behalf of the borrower at the borrower's expense. Simultaneously with these actions, the related Mortgaged Property will be released from the lien of the mortgage loan and the pledged U.S. government obligations (together with any Mortgaged Property not released, in the case of a partial defeasance) will be substituted as the collateral securing the mortgage loan.

     In general, a successor borrower established or designated by the related borrower (or, if the borrower is not required to do so under the mortgage loan documents, established or designated by the Master Servicer) will assume all of the defeased obligations of a borrower exercising a Defeasance option under a mortgage loan and the borrower will be relieved of all of the defeased obligations under the mortgage loan.

     Although the collateral substitution provisions related to defeasance are not intended to be, and do not have the same effect on the Certificateholders as, a prepayment of the related mortgage loan, a court could interpret these provisions as being equivalent to an unenforceable Yield Maintenance Charge or prepayment premium. We make no representation as to the enforceability of the defeasance provisions of any mortgage loan.

     "Due-on-Sale" and "Due-on-Encumbrance" Provisions. The mortgage loans contain "due-on-sale" and "due-on-encumbrance" provisions that in each case, with limited exceptions, permit the holder of the Mortgage to accelerate the maturity of the related mortgage loan if the borrower sells or otherwise transfers or encumbers the related Mortgaged Property without the consent of the holder of the Mortgage; provided, however, under the terms of certain of the mortgage loans, this consent must be granted if certain conditions are met. Certain of the Mortgaged Properties have been, or may become, subject to additional financing. See "--General" above. The Special Servicer will be required (a) to exercise any right it may have with respect to a mortgage loan containing a "due-on-sale" clause (1) to accelerate the payments on that mortgage loan, or (2) to withhold its consent to any sale or transfer, consistent with the Servicing Standards or (b) to waive its right to exercise such rights. With respect to a mortgage loan with a "due-on-encumbrance" clause, the Special Servicer will be required (a) to exercise any right it may have with respect to a mortgage loan containing a "due-on-encumbrance" clause
(1) to accelerate the payments thereon, or (2) to withhold its consent to the creation of any additional lien or other encumbrance, consistent with the Servicing Standards or (b) to waive its right to exercise such rights, provided that, with respect to such rights, it has (i) obtained from Moody's and Fitch a confirmation that such waiver would not result in the downgrade, withdrawal or qualification of the then current ratings on any class of outstanding certificates; provided, however, that (x) no such confirmation will be required for any mortgage loan which (1) has an outstanding principal balance (together with any cross-collateralized mortgage loan) which is less than 2% of the Stated Principal Balance of the mortgage loans and (2) has a LTV Ratio less than 85% (determined based upon the aggregate of the Stated Principal Balance of the mortgage loan and the principal amount of the proposed additional loan) but (y) if such mortgage loan is one of the ten largest mortgage loans (by outstanding principal balance), then the confirmation of Fitch and Moody's will be required and (ii) obtained written confirmation from Fitch and Moody's stating that none of the then-current rating or ratings of all outstanding classes of the Certificates would be downgraded or withdrawn, as a result of such waiver if the related mortgage loan, together with any other mortgage loans cross-collateralized therewith, or together with all other mortgage loans with the same or an affiliated mortgagor, is one of the ten largest of the then outstanding mortgage loans, by Stated Principal Balance. Any confirmation required will be at the related mortgagor's expense, to the extent permitted by the related mortgage loan documents; provided, that to the extent the mortgage loan documents are silent as to who bears the costs of any such confirmation, the Special Servicer will use reasonable efforts to have the related borrower bear such costs and expenses.

     Notwithstanding the foregoing, the existence of any additional indebtedness may increase the difficulty of refinancing the related mortgage loan at maturity or the Anticipated Repayment Date and the possibility that reduced cash flow could result in deferred maintenance. Also, if the holder of the additional debt has filed for bankruptcy or been placed in involuntary receivership, foreclosure of the related mortgage loan could be delayed. See "Certain Legal Aspects of Mortgage Loans--Due-on-Sale and Due-on-Encumbrance" and "--Subordinate Financing" in the prospectus.

     Hazard, Liability and Other Insurance. The mortgage loans generally require that each Mortgaged Property be insured by a hazard insurance policy in an amount (subject to an approved deductible) at least equal to the lesser of the outstanding principal balance of the related mortgage loan and 100% of the replacement cost of the improvements located on the related Mortgaged Property, and if applicable, that the related hazard insurance policy contain appropriate endorsements or have been issued in an amount sufficient to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided that, in the case of certain of the mortgage loans, the hazard insurance may be in such other amounts as was required by the related originators.

     In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy. Each mortgage loan generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property in an amount generally equal to at least $1,000,000. Each mortgage loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than approximately 100% of the gross rental income from the related Mortgaged Property for not less than 12 months. In general, the mortgage loans (including those secured by Mortgaged Properties located in California) do not require earthquake insurance. 13 of the Mortgaged Properties, securing 10.6% of the Initial Pool Balance, are located in areas that are considered a high earthquake risk (seismic zones 3 or 4). These areas include all or parts of the states of California, Oregon, Arkansas and Washington. 2 of these Mortgaged Properties securing mortgage loans (identified as Loan Nos. 30 and 94 on Annex A to this prospectus supplement), representing approximately 1.2% of the Initial Pool Balance have a "probable maximum loss" ("PML") of approximately 22% and 21%, respectively, but each of those Mortgaged Properties is covered by an earthquake insurance policy. None of the 11 other Mortgaged Properties has a PML in excess of 20%.


ADDITIONAL MORTGAGE LOAN INFORMATION

     The following tables set forth certain anticipated characteristics of the mortgage loans. The sum in any column may not equal the indicated total due to rounding. The descriptions in this prospectus supplement of the mortgage loans and the Mortgaged Properties are based upon the pool of mortgage loans as it is expected to be constituted as of the close of business on the Closing Date, assuming that (1) all scheduled principal and/or interest payments due on or before the cut-off date will be made and (2) there will be no principal prepayments on or before the cut-off date.

     Prior to the issuance of the Certificates, one or more mortgage loans (including mortgage loans specifically described in this prospectus supplement) may be removed from the pool of mortgage loans as a result of prepayments, delinquencies, incomplete documentation or for any other reason, if the Depositor or a Mortgage Loan Seller deems the removal necessary, appropriate or desirable. A limited number of other mortgage loans may be included in the pool of mortgage loans prior to the issuance of the Certificates, unless including those mortgage loans would materially alter the characteristics of the pool of mortgage loans as described in this prospectus supplement. The Depositor believes that the information set forth in this prospectus supplement will be representative of the characteristics of the pool of mortgage loans as it will be constituted at the time the Certificates are issued, although the range of mortgage rates and maturities as well as other characteristics of the mortgage loans described in this prospectus supplement may vary.

     With respect to mortgage loans secured by more than one Mortgaged Property, the information presented in this prospectus supplement with respect to debt service coverage ratios and LTV Ratios assumes that the debt service coverage ratio and LTV Ratio with respect to each Mortgaged Property is the debt service coverage ratio or LTV Ratio of the mortgage loan in the aggregate.

     For purposes of the statistical information in this prospectus supplement, unless otherwise noted, all numbers and statistical information include only the Simon Pooled Component of the Simon Portfolio Loan. Generally, the exclusion of the Simon Non-Pooled Component of the Simon Portfolio Loan (1) decreases the loan-to-value ratio of, (2) increases the debt service coverage ratio of, and (3) decreases the percentage of the aggregate principal balance of the mortgage loans represented by the Simon Portfolio Loan indicated in such statistical information because that information is based only on the Simon Pooled Component of the Simon Portfolio Loan. References to the original principal balance of the Simon Pooled Component of the Simon Portfolio Loan are references to the principal balance of that mortgage loan (including the Simon Non-Pooled Component) as of the origination date, less the principal balance of the Simon Non-Pooled Component as of that date.

     A Current Report on Form 8-K (the "Form 8-K") will be available to purchasers of the Offered Certificates on or shortly after the Closing Date and will be filed, together with the Pooling and Servicing Agreement, with the Securities and Exchange Commission within fifteen days after the initial issuance of the Certificates. If mortgage loans are removed from or added to the pool of mortgage loans as set forth in the preceding paragraph, the removal or addition will be noted in the Form 8-K.

     For a detailed presentation of certain characteristics of the mortgage loans and the Mortgaged Properties on an individual basis, see Annex A.

                       TYPE OF MORTGAGED PROPERTIES (1)

                                                       AGGREGATE                                  WEIGHTED AVERAGES
                                      NUMBER OF         CUT-OFF             % OF       ----------------------------------------
                                      MORTGAGED           DATE          INITIAL POOL                  CUT-OFF DATE
          PROPERTY TYPE              PROPERTIES         BALANCE           BALANCE        UW DSCR       LTV RATIO      OCCUPANCY
---------------------------------   ------------   -----------------   -------------   -----------   -------------   ----------
RETAIL
 Anchored .......................         25        $  224,543,726          22.4%          1.33x          75.9%          95.5%
 Regional Mall ..................          4           106,915,919          10.6           2.03x          57.5%          92.1%
 Unanchored .....................          8            37,717,761           3.8           1.48x          67.7%          98.5%
                                          --        --------------         -----           ----           ----           ----
SUBTOTAL: .......................         37        $  369,177,406          36.8%          1.55x          69.8%          94.8%
OFFICE
 Suburban .......................         25        $  208,670,181          20.8%          1.44x          70.3%          94.1%
 Central Business District
  ("CBD") .......................          3            12,291,605           1.2           1.31x          68.9%          98.1%
                                          --        --------------         -----           ----           ----           ----
SUBTOTAL: .......................         28        $  220,961,786          22.0%          1.44x          70.2%          94.3%
INDUSTRIAL
 Warehouse/Distribution .........         15        $  106,481,034          10.6%          1.34x          72.3%          99.4%
 Flex ...........................         15           103,110,846          10.3           1.55x          67.2%          92.3%
                                          --        --------------         -----           ----           ----           ----
SUBTOTAL: .......................         30        $  209,591,881          20.9%          1.44x          69.8%          95.9%
MULTIFAMILY .....................         26        $  150,754,170          15.0%          1.48x          69.5%          95.9%
MANUFACTURED HOUSING
 COMMUNITY ......................          6        $   21,250,970           2.1%          1.35x          76.0%          95.4%
NURSING HOME ....................          1        $   13,386,596           1.3%          1.86x          66.9%           NAP
HOTEL
 Full Service ...................          1        $    8,490,178           0.8%          1.50x          42.9%           NAP
 Limited Service ................          1             2,000,000           0.2           2.13x          36.4%           NAP
                                          --        --------------         -----           ----           ----          -----
SUBTOTAL: .......................          2        $   10,490,178           1.0%          1.62x          41.7%           NAP
STORAGE .........................          3        $    8,676,350           0.9%          1.34x          66.9%          85.5%
                                          --        --------------         -----           ----           ----          -----
TOTAL/WEIGHTED AVERAGE: .........        133        $1,004,289,338         100.0%         1.49X           69.6%          95.0%
                                         ===        ==============         =====          =====           ====          =====

(1) Because this table is presented at the Mortgage Property level, balances and weighted averages are based on allocated loan amounts (allocated by the appraised value for the Mortgage Property or as stated in the respective mortgage loan documentation) for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.


                 RANGE OF MORTGAGE RATES AS OF THE CUT-OFF DATE

                                                                                           WEIGHTED AVERAGES
                                                                     -------------------------------------------------------------
                                             AGGREGATE        % OF                   STATED                 CUT-OFF
                              NUMBER OF       CUT-OFF       INITIAL                 REMAINING                DATE      LTV RATIO
          RANGE OF             MORTGAGE         DATE          POOL     MORTGAGE       TERM         UW         LTV          AT
       MORTGAGE RATES           LOANS         BALANCE       BALANCE      RATE      (MOS.) (1)     DSCR       RATIO    MATURITY (1)
---------------------------- ----------- ----------------- --------- ------------ ------------ ---------- ---------- -------------
5.750% - 5.999% ............       3      $  174,272,337      17.4%     5.8310%        102        2.00x      56.4%       49.3%
6.000% - 6.499% ............      16         160,735,223      16.0      6.1884%        115        1.50x      70.2%       60.1%
6.500% - 6.999% ............      42         287,371,503      28.6      6.7724%        130        1.35x      72.5%       53.1%
7.000% - 7.499% ............      38         279,366,884      27.8      7.1780%        121        1.35x      74.8%       60.3%
7.500% - 7.999% ............      14          85,065,190       8.5      7.6331%        120        1.33x      69.7%       55.1%
8.000% - 9.070% ............       3          17,478,201       1.7      8.5585%         86        1.82x      63.9%       55.4%
                                  --      --------------     -----      ------         ---        ----       ----        ----
TOTAL/WEIGHTED AVERAGE:          116      $1,004,289,338     100.0%     6.7324%        119      1.49X        69.6%       55.8%
                                 ===      ==============     =====      ======         ===      ======       ====        ====

----------
(1) Calculated with respect to the respective Anticipated Repayment Date for the ARD Loans.

                       MORTGAGED PROPERTIES BY STATE (1)

                                          AGGREGATE        % OF
                           NUMBER OF       CUT-OFF       INITIAL
                           MORTGAGED         DATE          POOL
          STATE           PROPERTIES       BALANCE       BALANCE
------------------------ ------------ ----------------- ---------
Florida ................       15      $  169,599,373      16.9%
New York ...............       15          93,779,926       9.3
Texas ..................       12          89,636,876       8.9
Ohio ...................        6          60,103,874       6.0
New Jersey .............        7          60,001,540       6.0
Virginia ...............       10          58,457,107       5.8
Arizona ................        6          51,759,744       5.2
California .............        6          47,782,632       4.8
Indiana ................        4          40,972,625       4.1
Nevada .................        2          26,347,102       2.6
Pennsylvania ...........        4          26,238,038       2.6
Washington .............        2          23,394,246       2.3
Colorado ...............        3          21,537,819       2.1
Illinois ...............        5          21,342,759       2.1
Georgia ................        3          20,615,918       2.1
Louisiana ..............        3          20,559,198       2.0
Wisconsin ..............        2          19,424,128       1.9
Alaska .................        2          17,691,250       1.8
Oregon .................        3          17,345,079       1.7
Michigan ...............        3          17,065,969       1.7
North Carolina .........        3          16,801,733       1.7
Maryland ...............        5          13,636,829       1.4
South Carolina .........        3          12,634,966       1.3
Missouri ...............        1          12,492,184       1.2
Alabama ................        1          11,866,319       1.2
Arkansas ...............        1           8,490,178       0.8
Massachusettes .........        1           8,236,153       0.8
Kentucky ...............        1           7,408,466       0.7
Nebraska ...............        1           3,787,991       0.4
Oklahoma ...............        1           1,847,971       0.2
Rhode Island ...........        1           1,738,392       0.2
New Hampshire ..........        1           1,692,952       0.2
                               --      --------------     -----
TOTAL/WEIGHTED AVERAGE:       133      $1,004,289,338     100.0%
                              ===      ==============     =====



                                                 WEIGHTED AVERAGES
                         ------------------------------------------------------------------
                                           STATED                   CUT-OFF     LTV RATIO
                           MORTGAGE       REMAINING        UW         DATE          AT
          STATE              RATE      TERM (MOS.)(2)     DSCR     LTV RATIO   MATURITY (2)
------------------------ ------------ ---------------- ---------- ----------- -------------
Florida ................   6.9376%           128          1.33x      74.4%        55.5%
New York ...............   6.3443%           125          1.53x      66.9%        56.2%
Texas ..................   6.5321%           132          1.54x      68.0%        49.8%
Ohio ...................   6.2601%           110          1.81x      63.8%        55.7%
New Jersey .............   7.1121%           117          1.38x      76.6%        66.4%
Virginia ...............   6.0343%            69          1.97x      56.2%        51.4%
Arizona ................   7.1793%            95          1.38x      76.4%        69.1%
California .............   6.7933%           113          1.38x      70.4%        59.9%
Indiana ................   6.2738%           138          1.64x      66.3%        40.7%
Nevada .................   7.0902%           224          1.29x      71.6%         8.2%
Pennsylvania ...........   7.6365%            83          1.61x      69.9%        62.1%
Washington .............   6.0771%           119          1.59x      57.0%        47.6%
Colorado ...............   6.9362%           118          1.28x      77.0%        67.1%
Illinois ...............   6.9977%            96          1.40x      74.2%        65.7%
Georgia ................   6.5828%           117          1.35x      76.3%        63.2%
Louisiana ..............   7.7478%           114          1.26x      73.6%        65.6%
Wisconsin ..............   5.9666%           126          1.92x      60.8%        51.1%
Alaska .................   7.0208%           115          1.32x      68.5%        56.1%
Oregon .................   6.6936%           117          1.47x      63.4%        54.9%
Michigan ...............   7.2181%           116          1.72x      66.6%        58.9%
North Carolina .........   6.7299%           117          1.46x      75.0%        60.6%
Maryland ...............   6.8886%            97          1.37x      73.1%        63.6%
South Carolina .........   6.6256%           119          1.46x      72.5%        61.1%
Missouri ...............   7.0000%           119          1.32x      75.3%        65.7%
Alabama ................   6.8500%           116          1.30x      76.6%        66.7%
Arkansas ...............   7.5000%           119          1.50x      42.9%        33.2%
Massachusettes .........   6.3800%           118          1.42x      70.4%        60.5%
Kentucky ...............   6.8500%           110          1.20x      73.4%        59.1%
Nebraska ...............   7.4600%           115          1.25x      69.9%        61.9%
Oklahoma ...............   6.7500%           119          1.43x      68.3%        57.3%
Rhode Island ...........   7.5900%           112          1.24x      72.4%        61.8%
New Hampshire ..........   7.2900%           116          1.37x      67.7%        54.9%
                           ------            ---          ----       ----         ----
TOTAL/WEIGHTED AVERAGE:    6.7324%           119        1.49X        69.6%        55.8%
                           ======            ===        ======       ====         ====

----------
(1) Because this table is presented at the Mortgaged Property level, balances and weighted averages are based on allocated loan amounts (allocated by the appraised value for the Mortgaged Property or as stated in the respective mortgage loan documentation) for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.

(2) Calculated with respect to the respective Anticipated Repayment Date for the ARD Loans.


              RANGE OF REMAINING TERMS TO MATURITY DATE IN MONTHS

                                                AGGREGATE        % OF
                                 NUMBER OF       CUT-OFF       INITIAL
            RANGE OF              MORTGAGE         DATE          POOL
   REMAINING TERMS (MOS.)(1)       LOANS         BALANCE       BALANCE
------------------------------- ----------- ----------------- ---------
56 - 99 .......................      18      $  154,243,424      15.4%
100 - 109 .....................       2           8,734,211       0.9
110 - 119 .....................      83         731,738,947      72.9
120 - 149 .....................       1          18,500,000       1.8
150 - 199 .....................       4          20,673,575       2.1
200 - 240 .....................       8          70,399,181       7.0
                                     --      --------------     -----
TOTAL/WEIGHTED AVERAGE: .......     116      $1,004,289,338     100.0%
                                    ===      ==============     =====



                                                      WEIGHTED AVERAGES
                                -------------------------------------------------------------
                                                STATED                 CUT-OFF
                                               REMAINING                DATE      LTV RATIO
            RANGE OF              MORTGAGE       TERM         UW         LTV          AT
   REMAINING TERMS (MOS.)(1)        RATE      (MOS.) (1)     DSCR       RATIO    MATURITY (1)
------------------------------- ------------ ------------ ---------- ---------- -------------
56 - 99 .......................    6.7369%        69         1.64x      67.7%       62.6%
100 - 109 .....................    7.8132%       106         1.45x      63.5%       55.4%
110 - 119 .....................    6.6848%       118         1.48x      69.9%       59.7%
120 - 149 .....................    7.1200%       120         1.32x      76.2%       66.7%
150 - 199 .....................    6.7803%       174         1.25x      70.1%       38.0%
200 - 240 .....................    6.9668%       224         1.36x      69.1%        1.9%
                                   ------        ---         ----       ----        ----
TOTAL/WEIGHTED AVERAGE: .......    6.7324%       119         1.49X      69.6%       55.8%
                                   ======        ===         ====       ====        ====

----------
(1) Calculated with respect to the respective Anticipated Repayment Date for the ARD Loans.

                               YEARS OF MATURITY

                                                                                  WEIGHTED AVERAGES
                                                            -------------------------------------------------------------
                                    AGGREGATE        % OF                   STATED                 CUT-OFF
                     NUMBER OF       CUT-OFF       INITIAL                 REMAINING                DATE      LTV RATIO
                      MORTGAGE         DATE          POOL     MORTGAGE       TERM         UW         LTV          AT
 YEARS OF MATURITY     LOANS         BALANCE       BALANCE      RATE      (MOS.) (1)     DSCR       RATIO    MATURITY (1)
------------------- ----------- ----------------- --------- ------------ ------------ ---------- ---------- -------------
2007 ..............       8      $   79,217,710       7.9%      6.2170%        58        1.79x      62.1%       58.3%
2009 ..............       9          72,934,109       7.3       7.2452%        81        1.49x      73.7%       67.3%
2010 ..............       1           2,091,605       0.2       8.7000%        90        1.27x      70.9%       65.4%
2011 ..............       2           8,734,211       0.9       7.8132%       106        1.45x      63.5%       55.4%
2012 ..............      84         750,238,947      74.7       6.6955%       118        1.48x      70.1%       59.9%
2016 ..............       1           2,993,202       0.3       6.6700%       162        1.30x      78.8%       62.0%
2017 ..............       3          17,680,373       1.8       6.7990%       176        1.25x      68.6%       33.9%
2019 ..............       2           3,815,277       0.4       7.6800%       200        1.21x      66.4%        1.9%
2020 ..............       3          37,718,686       3.8       6.9068%       214        1.18x      73.7%        1.8%
2022 ..............       3          28,865,218       2.9       6.9511%       239        1.62x      63.5%        2.0%
                         --      --------------     -----       ------        ---        ----       ----        ----
TOTAL/WEIGHTED AVERAGE  116      $1,004,289,338     100.0%      6.7324%       119        1.49X      69.6%       55.8%
                        ===      ==============     =====       ======        ===        ====       ====        ====

----------
(1) Calculated with respect to the respective Anticipated Repayment Date for the ARD Loans.

     The following table sets forth the range of Underwritten Cash Flow Debt Service Coverage Ratios for the mortgage loans. The "Underwritten Cash Flow Debt Service Coverage Ratio" or "UW DSCR" for any mortgage loan for any period as presented in the table below or Annex A, is the ratio of Underwritten Cash Flow calculated for the related Mortgaged Property to the amount of total annual debt service on such mortgage loan. "Underwritten Cash Flow" or "UW NCF" means the Underwritten NOI for the related Mortgaged Property decreased by an amount that the related Mortgage Loan Seller has determined to be an appropriate allowance for average annual tenant improvements and leasing commissions and/or replacement reserves for capital items based upon its underwriting guidelines.

     "Underwritten NOI" or "UW NOI" means the Net Operating Income for the related Mortgaged Property as determined by the related Mortgage Loan Seller in accordance with its underwriting guidelines for similar properties. Revenue from a Mortgaged Property ("Effective Gross Income") is generally calculated as follows: rental revenue is calculated using actual rental rates, in some cases adjusted downward to market rates with vacancy rates equal to the higher of the related Mortgaged Property's historical rate, the market rate or an assumed vacancy rate; other revenue, such as parking fees, laundry and other income items are included only if supported by a trend and/or are likely to be recurring. Operating expenses generally reflect the related Mortgaged Property's historical expenses, adjusted to account for inflation, significant occupancy increases and a market rate management fee. Generally, "Net Operating Income" or "NOI," for a Mortgaged Property equals the operating revenues (consisting principally of rental and related revenue) for such Mortgaged Property minus the operating expenses (such as utilities, repairs and maintenance, general and administrative, management fees, marketing and advertising, insurance and real estate tax expenses) for the Mortgaged Property. NOI generally does not reflect debt service, tenant improvements, leasing commissions, depreciation, amortization and similar non-operating items.

     The amounts representing Net Operating Income, Underwritten NOI and Underwritten Cash Flow are not a substitute for or an improvement upon net income, as determined in accordance with generally accepted accounting principles, as a measure of the results of the Mortgaged Property's operations or a substitute for cash flows from operating activities, as determined in accordance with generally accepted accounting principles, as a measure of liquidity. No representation is made as to the future cash flow of the properties, nor is the Net Operating Income, Underwritten NOI and Underwritten Cash Flow set forth in this prospectus supplement intended to represent such future cash flow.

     The UW NCFs and UW NOIs used as a basis for calculating the UW DSCRs presented in the following table and in Annex A attached hereto, were derived principally from operating statements obtained from the respective borrowers (the "Operating Statements"). The Operating Statements were not audited and in most cases were not prepared in accordance with generally accepted accounting principles. To increase the level of consistency between the Operating Statements, in some instances, adjustments were made to such Operating Statements. These adjustments were principally for real estate tax and insurance expenses (e.g., adjusting for the payment of two years of expenses in one year), and to eliminate obvious items not related to the operation of the Mortgaged Property. However, such adjustments were subjective in nature and may not have been made in a uniform manner.


              UNDERWRITTEN CASH FLOW DEBT SERVICE COVERAGE RATIOS

                                                                                          WEIGHTED AVERAGES
                                                                    -------------------------------------------------------------
                                            AGGREGATE        % OF                   STATED                 CUT-OFF
                             NUMBER OF       CUT-OFF       INITIAL                 REMAINING                DATE      LTV RATIO
   RANGE OF DEBT SERVICE      MORTGAGE         DATE          POOL     MORTGAGE       TERM         UW         LTV          AT
      COVERAGE RATIOS          LOANS         BALANCE       BALANCE      RATE      (MOS.) (1)     DSCR       RATIO    MATURITY (1)
--------------------------- ----------- ----------------- --------- ------------ ------------ ---------- ---------- -------------
1.18x - 1.19x .............       2      $   35,139,659       3.5%     6.8500%        214        1.18x      74.1%        1.8%
1.20x - 1.24x .............      13          63,954,326       6.4      6.9711%        126        1.22x      74.6%       55.9%
1.25x - 1.29x .............      18         146,087,544      14.5      7.1351%        136        1.27x      74.6%       53.7%
1.30x - 1.39x .............      41         321,940,215      32.1      7.0345%        112        1.34x      75.0%       65.2%
1.40x - 1.49x .............      22         165,530,242      16.5      6.5164%        113        1.43x      71.5%       61.2%
1.50x - 1.99x .............      13         105,799,758      10.5      6.7250%        107        1.66x      61.7%       52.7%
2.00x - 2.49x .............       5         159,414,945      15.9      5.8655%        102        2.04x      56.1%       48.9%
2.50x - 5.22x .............       2           6,422,649       0.6      6.5879%        207        3.64x      26.2%        5.4%
                                 --      --------------     -----      ------         ---        ----       ----        ----
TOTAL/WEIGHTED AVERAGE:         116      $1,004,289,338     100.0%     6.7324%        119        1.49X      69.6%       55.8%
                                ===      ==============     =====      ======         ===        ====       ====        ====

----------
(1) Calculated with respect to the respective Anticipated Repayment Date for the ARD Loans.

     The following two tables set forth the range of LTV Ratios of the mortgage loans as of the cut-off date and the stated maturity dates or Anticipated Repayment Date of the mortgage loans. An "LTV Ratio" for any mortgage loan, as of any date of determination, is a fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of the mortgage loan as of that date (assuming no defaults or prepayments on the mortgage loan prior to that date), and the denominator of which is the appraised value of the related Mortgaged Property or Mortgaged Properties as determined by an appraisal of the property obtained at or about the time of the origination of the mortgage loan. The LTV Ratio as of the mortgage loan maturity date or Anticipated Repayment Date, as the case may be, described below was calculated based on the principal balance of the related mortgage loan on the maturity date or Anticipated Repayment Date, as the case may be, assuming all principal payments required to be made on or prior to the mortgage loan's maturity date or Anticipated Repayment Date, as the case may be (not including the balloon payment), are made. In addition, because it is based on the value of a Mortgaged Property determined as of loan origination, the information set forth in the table below is not necessarily a reliable measure of the related borrower's current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property could have decreased from the appraised value determined at origination and the current actual LTV Ratio of a mortgage loan may be higher than its LTV Ratio at origination even after taking into account amortization since origination.

                   RANGE OF LTV RATIOS AS OF THE CUT-OFF DATE

                                              AGGREGATE        % OF
                               NUMBER OF       CUT-OFF       INITIAL
  RANGE OF LTV RATIOS AS OF     MORTGAGE         DATE          POOL
       THE CUT-OFF DATE          LOANS         BALANCE       BALANCE
----------------------------- ----------- ----------------- ---------
19.3% - 49.9% ...............       7      $   21,440,486       2.1%
50.0% - 59.9% ...............       8         200,756,001      20.0
60.0% - 69.9% ...............      29         143,164,415      14.3
70.0% - 74.9% ...............      37         321,106,247      32.0
75.0% - 79.9% ...............      33         311,734,018      31.0
80.0% - 81.9% ...............       2           6,088,170       0.6
                                   --      --------------     -----
TOTAL/WEIGHTED AVERAGE:           116      $1,004,289,338     100.0%
                                  ===      ==============     =====



                                                    WEIGHTED AVERAGES
                              -------------------------------------------------------------
                                              STATED                 CUT-OFF
                                             REMAINING                DATE      LTV RATIO
  RANGE OF LTV RATIOS AS OF     MORTGAGE       TERM         UW         LTV          AT
       THE CUT-OFF DATE           RATE      (MOS.) (1)     DSCR       RATIO    MATURITY (1)
----------------------------- ------------ ------------ ---------- ---------- -------------
19.3% - 49.9% ...............    7.2576%       149         2.27x      37.7%       23.1%
50.0% - 59.9% ...............    5.9061%       104         1.95x      56.2%       48.9%
60.0% - 69.9% ...............    7.0800%       118         1.45x      67.5%       52.9%
70.0% - 74.9% ...............    6.8750%       133         1.33x      72.5%       51.1%
75.0% - 79.9% ...............    6.9241%       111         1.32x      78.1%       68.4%
80.0% - 81.9% ...............    6.6124%       118         1.45x      80.6%       67.5%
                                 ------        ---         ----       ----        ----
TOTAL/WEIGHTED AVERAGE:          6.7324%       119         1.49X      69.6%       55.8%
                                 ======        ===         ====       ====        ====

----------
(1) Calculated with respect to the respective Anticipated Repayment Date for the ARD Loans.


             RANGE OF LTV RATIOS AS OF MORTGAGE LOAN MATURITY DATES

                                              AGGREGATE        % OF
  RANGE OF LTV RATIOS AS OF    NUMBER OF       CUT-OFF       INITIAL
      THE MORTGAGE LOAN         MORTGAGE         DATE          POOL
        MATURITY DATE            LOANS         BALANCE       BALANCE
----------------------------- ----------- ----------------- ---------
 0.0% - 29.9% ...............      11      $   75,723,593       7.5%
30.0% - 49.9% ...............      12         180,847,418      18.0
50.0% - 59.9% ...............      27         228,665,780      22.8
60.0% - 64.9% ...............      22         119,186,289      11.9
65.0% - 69.9% ...............      35         333,841,529      33.2
70.0% - 75.6% ...............       9          66,024,728       6.6
                                   --      --------------     -----
TOTAL/WEIGHTED AVERAGE:           116      $1,004,289,338     100.0%
                                  ===      ==============     =====



                                                    WEIGHTED AVERAGES
                              -------------------------------------------------------------
                                              STATED                 CUT-OFF
  RANGE OF LTV RATIOS AS OF                  REMAINING                DATE      LTV RATIO
      THE MORTGAGE LOAN         MORTGAGE       TERM         UW         LTV          AT
        MATURITY DATE             RATE      (MOS.) (1)     DSCR       RATIO    MATURITY (1)
----------------------------- ------------ ------------ ---------- ---------- -------------
 0.0% - 29.9% ...............   7.0207%         217        1.46x      66.8%        2.9%
30.0% - 49.9% ...............   6.1504%         123        1.82x      57.9%       46.7%
50.0% - 59.9% ...............   6.4959%         103        1.59x      65.3%       55.4%
60.0% - 64.9% ...............   6.9824%         115        1.36x      72.7%       62.8%
65.0% - 69.9% ...............   6.9556%         112        1.33x      76.6%       67.2%
70.0% - 75.6% ...............   7.2351%          86        1.33x      78.8%       72.3%
                                ------          ---        ----       ----        ----
TOTAL/WEIGHTED AVERAGE:         6.7324%         119        1.49X      69.6%       55.8%
                                ======          ===        ====       ====        ====

----------
(1) Calculated with respect to the respective Anticipated Repayment Date for the ARD Loans.



                         RANGE OF CUT-OFF DATE BALANCES

                                                AGGREGATE        % OF
                                 NUMBER OF       CUT-OFF       INITIAL
            RANGE OF              MORTGAGE         DATE          POOL
     CUT-OFF DATE BALANCES         LOANS         BALANCE       BALANCE
------------------------------- ----------- ----------------- ---------
$999,277 - $1,999,999..........      17      $   27,127,773       2.7%
$2,000,000 - $4,999,999........      36         127,641,210      12.7
$5,000,000 - $9,999,999........      31         216,613,826      21.6
$10,000,000 - $14,999,999......      19         226,292,634      22.5
$15,000,000 - $24,999,999......       9         172,367,298      17.2
$25,000,000 - $49,999,999......       2          75,623,076       7.5
$50,000,000 - $106,915,919.....       2         158,623,522      15.8
                                     --      --------------     -----
TOTAL/WEIGHTED AVERAGE: .......     116      $1,004,289,338     100.0%
                                    ===      ==============     =====



                                                      WEIGHTED AVERAGES
                                -------------------------------------------------------------
                                                STATED                 CUT-OFF
                                               REMAINING                DATE      LTV RATIO
            RANGE OF              MORTGAGE       TERM         UW         LTV          AT
     CUT-OFF DATE BALANCES          RATE      (MOS.) (1)     DSCR       RATIO    MATURITY (1)
------------------------------- ------------ ------------ ---------- ---------- -------------
$999,277 - $1,999,999..........    7.0940%       126         1.66x      63.1%       45.5%
$2,000,000 - $4,999,999........    7.0142%       112         1.44x      69.4%       56.4%
$5,000,000 - $9,999,999........    6.9499%       110         1.36x      72.2%       62.3%
$10,000,000 - $14,999,999......    6.8598%       123         1.40x      73.3%       58.8%
$15,000,000 - $24,999,999......    6.9822%       144         1.34x      72.6%       47.0%
$25,000,000 - $49,999,999......    6.2878%        80         1.80x      63.2%       57.5%
$50,000,000 - $106,915,919.....    5.9055%       119         1.83x      61.7%       52.6%
                                   ------        ---         ----       ----        ----
TOTAL/WEIGHTED AVERAGE: .......    6.7324%       119         1.49X      69.6%       55.8%
                                   ======        ===         ====       ====        ====

----------
(1) Calculated with respect to the respective Anticipated Repayment Date for the ARD Loans.

                   RANGE OF CURRENT OCCUPANCY RATES (1), (2)

                                                                                            WEIGHTED AVERAGES
                                                                      -------------------------------------------------------------
                                              AGGREGATE       % OF                    STATED                 CUT-OFF
                              NUMBER OF        CUT-OFF      INITIAL                  REMAINING                DATE      LTV RATIO
    RANGE OF CURRENT          MORTGAGE          DATE          POOL      MORTGAGE       TERM         UW         LTV          AT
    OCCUPANCY RATES        PROPERTIES (3)      BALANCE      BALANCE       RATE      (MOS.) (4)     DSCR       RATIO    MATURITY (4)
------------------------- ---------------- -------------- ----------- ------------ ------------ ---------- ---------- -------------
43.8% - 74.9% ...........          3        $ 12,778,204        1.3%     6.3248%        75         1.86x      57.2%       51.4%
75.0% - 84.9% ...........          5          48,517,015        4.9      6.3539%       112         1.78x      62.5%       54.5%
85.0% - 89.9% ...........         12         106,133,711       10.8      6.5374%       125         1.39x      70.6%       55.4%
90.0% - 94.9% ...........         24         185,535,797       18.9      6.8005%       107         1.40x      73.2%       64.5%
95.0% - 100.0% ..........         86         627,447,837         64      6.7281%       123         1.49x      69.7%       53.8%
                                  --        ------------     ------      ------        ---         ----       ----        ----
TOTAL/WEIGHTED AVERAGE:          130        $980,412,564     100.00%     6.6974%       119         1.48X      69.9%       56.0%
                                 ===        ============     ======      ======        ===         ====       ====        ====

----------
(1) Current occupancy rates have been calculated in this table based upon rent rolls made available to the applicable Mortgage Loan Seller by the related borrowers as of the dates set forth on Annex A to this prospectus supplement.

(2) Because this table is presented at the Mortgaged Property level, balances and weighted averages are based on allocated loan amounts (allocated by the appraised value for the Mortgaged Property or as stated in the respective mortgage loan documentation) for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.

(3)   Excludes hotels and nursing home Mortgaged Properties.

(4) Calculated with respect to the respective Anticipated Repayment Dates for the ARD Loans.


                    RANGE OF YEARS BUILT/RENOVATED (1), (2)

                                                                                         WEIGHTED AVERAGES
                                                                   -------------------------------------------------------------
                                           AGGREGATE        % OF                   STATED                 CUT-OFF
                            NUMBER OF       CUT-OFF       INITIAL                 REMAINING                DATE      LTV RATIO
      RANGE OF YEARS        MORTGAGE          DATE          POOL     MORTGAGE       TERM         UW         LTV          AT
     BUILT/RENOVATED       PROPERTIES       BALANCE       BALANCE      RATE      (MOS.) (3)     DSCR       RATIO    MATURITY (3)
------------------------- ------------ ----------------- --------- ------------ ------------ ---------- ---------- -------------
1918 - 1970 .............        7      $   31,990,594       3.2%     6.3632%        112        1.73x      65.0%       55.6%
1971 - 1980 .............        9          67,645,385       6.7      6.1305%        116        1.78x      62.0%       53.9%
1981 - 1985 .............       12          81,316,463       8.1      6.8772%        116        1.65x      67.8%       57.3%
1986 - 1990 .............       12          90,289,797       9.0      6.6689%        113        1.47x      65.8%       56.4%
1991 - 1995 .............       18         118,487,438      11.8      6.9581%        108        1.39x      68.8%       59.6%
1996 - 2000 .............       47         350,674,539      34.9      6.6133%        110        1.56x      68.7%       58.5%
2001 - 2002 .............       28         263,885,122      26.3      6.9653%        139        1.30x      75.5%       50.3%
                               ---      --------------     -----      ------         ---        ----       ----        ----
TOTAL/WEIGHTED AVERAGE:        133      $1,004,289,338     100.0%     6.7324%        119        1.49X      69.6%       55.8%
                               ===      ==============     =====      ======         ===        ====       ====        ====

----------
(1) Range of Years Built/Renovated references the earlier of the year built or with the respect to renovated properties, the year of the most recent renovation date with respect to each Mortgaged Property.

(2) Because this table is presented at the Mortgaged Property level, balances and weighted averages are based on allocated loan amounts (allocated by the appraised value for the Mortgaged Property or as stated in the respective mortgage loan documentation) for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.

(3) Calculated with respect to the respective Anticipated Repayment Date for the ARD Loans.


                  PREPAYMENT PROTECTION AS OF THE CUT-OFF DATE

                                                                                                  WEIGHTED AVERAGES
                                                                                          ----------------------------------
                                                                                                       REMAINING
                                                                  AGGREGATE        % OF    REMAINING    LOCKOUT     STATED
                                                   NUMBER OF       CUT-OFF       INITIAL    LOCKOUT     PLUS YM   REMAINING
                                                    MORTGAGE         DATE          POOL       TERM      PERIOD       TERM
               PREPAYMENT PROVISION                  LOANS         BALANCE       BALANCE     (MOS.)     (MOS.)    (MOS.) (1)
------------------------------------------------- ----------- ----------------- --------- ----------- ---------- -----------
Lockout with defeasance .........................     114      $  986,598,088      98.2%       24          24        119
Lockout period followed by yield maintenance.....       2          17,691,250       1.8        55         111        115
                                                      ---      --------------     -----        --         ---        ---
TOTAL/WEIGHTED AVERAGE: .........................     116      $1,004,289,338     100.0%       25          26        119
                                                      ===      ==============     =====        ==         ===        ===

----------
(1)   Calculated with respect to the Anticipated Repayment Date for the ARD
      Loans.

                               AMORTIZATION TYPES

                                                      AGGREGATE        % OF
                                       NUMBER OF       CUT-OFF       INITIAL
                                        MORTGAGE         DATE          POOL
          AMORTIZATION TYPES             LOANS         BALANCE       BALANCE
------------------------------------- ----------- ----------------- ---------
Balloon Loans (1) ...................      61      $  498,507,025      49.6%
ARD Loans ...........................      43         411,358,720      41.0
Fully Amortizing Loans ..............       9          72,123,593       7.2
Partial Interest-only Loans .........       2          20,700,000       2.1
Interest Only (2) ...................       1           1,600,000       0.2
                                           --      --------------     -----
TOTAL/WEIGHTED AVERAGE: .............     116      $1,004,289,338     100.0%
                                          ===      ==============     =====



                                                            WEIGHTED AVERAGES
                                      -------------------------------------------------------------
                                                      STATED                 CUT-OFF
                                                     REMAINING                DATE      LTV RATIO
                                        MORTGAGE       TERM         UW         LTV          AT
          AMORTIZATION TYPES              RATE      (MOS.) (3)     DSCR       RATIO    MATURITY (3)
------------------------------------- ------------ ------------ ---------- ---------- -------------
Balloon Loans (1) ...................     6.5268%       116        1.53x      67.6%       57.2%
ARD Loans ...........................     6.9409%       104        1.45x      72.8%       63.8%
Fully Amortizing Loans ..............     6.9803%       222        1.36x      68.7%        1.9%
Partial Interest-only Loans .........     6.7121%       117        1.57x      60.9%       52.2%
Interest Only (2) ...................     6.2800%       116        5.22x      19.3%       19.3%
                                          ------        ---        ----       ----        ----
TOTAL/WEIGHTED AVERAGE: .............     6.7324%       119        1.49X      69.6%       55.8%
                                          ======        ===        ====       ====        ====

----------
(1) Excludes the mortgage loans which pay interest-only for a portion of their term.

(2) This mortgage loan provides for monthly payments of interest-only for a period of 120 months at the beginning of the term of the mortgage loan and the payment of the entire principal amount of the mortgage loan at Maturity/ARD.

(3) Calculated with respect to the respective Anticipated Repayment Date for the ARD Loans.

     The foregoing characteristics, along with certain additional characteristics of the mortgage loans presented on a loan-by-loan basis, are set forth in Annex A to this prospectus supplement. Certain additional information regarding the mortgage loans is set forth in this prospectus supplement below under "--Underwriting Guidelines and Processes" and in the prospectus under "Description of the Trust Funds--Mortgage Loans" and "Certain Legal Aspects of Mortgage Loans."


THE MORTGAGE LOAN SELLERS

     The Mortgage Loan Sellers are JPMorgan Chase and CIBC. JPMorgan Chase is a subsidiary of J.P. Morgan Chase & Co. and is an affiliate of the Depositor and one of the Underwriters. CIBC is an affiliate of one of the Underwriters.


JPMORGAN CHASE

     JPMorgan Chase is a wholly-owned bank subsidiary of J.P. Morgan Chase & Co., a Delaware corporation whose principal office is located in New York, New York. JPMorgan Chase is a commercial bank offering a wide range of banking services to its customers both domestically and internationally. Its business is subject to examination and regulation by Federal and New York State banking authorities. JPMorgan Chase resulted from the merger on November 10, 2001 of The Chase Manhattan Bank and Morgan Guaranty Trust Company of New York. As of June 30, 2002, JPMorgan Chase Bank had total assets of $581.4 billion, total net loans of $176.6 billion, total deposits of $287.8 billion, and total stockholder's equity of $35.1 billion. As of December 31, 2001, JPMorgan Chase Bank had total assets of $537.8 billion, total net loans of $174.9 billion, total deposits of $280.5 billion, and total stockholder's equity of $33.3 billion.

     Additional information, including the most recent Form 10-K for the year ended December 31, 2001 of J.P. Morgan Chase & Co. (formerly known as "The Chase Manhattan Corporation"), the 2001 Annual Report of J.P. Morgan Chase & Co. and additional annual, quarterly and current reports filed with the Securities and Exchange Commission by J.P. Morgan Chase & Co., as they become available, may be obtained without charge upon written request to the Office of the Secretary, J.P. Morgan Chase & Co., 270 Park Avenue, New York, New York 10017.



CIBC

     CIBC is a majority-owned subsidiary of Canadian Imperial Holdings Inc. and is incorporated under the laws of Delaware. Canadian Imperial Holdings Inc. is a wholly-owned subsidiary of CIBC Delaware Holdings Inc., also a Delaware corporation, which is a subsidiary of Canadian Imperial

Bank of Commerce. Canadian Imperial Bank of Commerce is a bank chartered under the Bank Act of Canada, having its head office in the City of Toronto, in the Province of Ontario, Canada. It is licensed to do business in the United States through its agency located in New York, New York. CIBC is a commercial finance company that originates commercial and multifamily real estate loans and purchases participations in loans from third-party lenders. CIBC has offices in Atlanta, Chicago, Houston, Dallas, San Francisco, Los Angeles and New York.

     The information set forth in this prospectus supplement concerning the Mortgage Loan Sellers and their underwriting standards has been provided by the Mortgage Loan Sellers, and neither the Depositor nor the Underwriters make any representation or warranty as to the accuracy or completeness of that information.


UNDERWRITING GUIDELINES AND PROCESSES

     Each Mortgage Loan Seller has developed guidelines establishing certain procedures with respect to underwriting the mortgage loans originated or purchased by it. Each Mortgage Loan Seller has confirmed to the Depositor and the Underwriters that such guidelines are generally consistent with those described below. All of the mortgage loans were generally underwritten in accordance with such guidelines. In some instances, one or more provisions of the guidelines were waived or modified where it was determined not to adversely affect the mortgage loans in any material respect.

     Property Analysis. The related Mortgage Loan Seller performs a site inspection to evaluate the location and quality of the related mortgaged properties. Such inspection includes an evaluation of functionality, design, attractiveness, visibility and accessibility, as well as convenience to major thoroughfares, transportation centers, employment sources, retail areas and educational or recreational facilities. The related Mortgage Loan Seller assesses the submarket in which the property is located to evaluate competitive or comparable properties as well as market trends. In addition, the related Mortgage Loan Seller evaluates the property's age, physical condition, operating history, lease and tenant mix, and management.

     Cash Flow Analysis. The related Mortgage Loan Seller reviews operating statements provided by the mortgagor and makes adjustments in order to determine a debt service coverage ratio. See "Description of the Mortgage Pool--Additional Mortgage Loan Information" in this prospectus supplement.

     Appraisal and Loan-to-Value Ratio. For each Mortgaged Property, the related Mortgage Loan Seller obtains a current full narrative appraisal conforming at least to the requirements of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 ("FIRREA"). The appraisal must be based on the highest and best use of the mortgaged property and must include an estimate of the current market value of the property in its current condition. The related Mortgage Loan Seller then determines the loan-to-value ratio of the mortgage loan at the date of origination based on the value set forth in the appraisal.

     Evaluation of Mortgagor. The Mortgage Loan Seller evaluates the mortgagor and its principals with respect to credit history and prior experience as an owner and operator of commercial real estate properties. The evaluation will generally include obtaining and reviewing a credit report or other reliable indication of the mortgagor's financial capacity; obtaining and verifying credit references and/or business and trade references; and obtaining and reviewing certifications provided by the mortgagor as to prior real estate experience and current contingent liabilities. Finally, although the mortgage loans generally are non-recourse in nature, in the case of certain mortgage loans, the mortgagor and certain principals of the mortgagor may be required to assume legal responsibility for liabilities relating to fraud, misrepresentation, misappropriation of funds, breach of environmental or hazardous waste requirements and unauthorized transfer of title to the property. The related Mortgage Loan Seller evaluates the financial capacity of the mortgagor and such principals to meet any obligations that may arise with respect to such liabilities.

     Environmental Site Assessment. At origination, the related Mortgage Loan Seller either (i) obtains or updates an environmental site assessment ("ESA") for a mortgaged property prepared by a qualified environmental firm or (ii) obtains an environmental insurance policy for a mortgaged property. If an ESA is obtained or updated, the related Mortgage Loan Seller reviews the ESA to verify the absence of reported violations of applicable laws and regulations relating to environmental protection and hazardous waste. In cases in which the ESA identifies such violations, the related Mortgage Loan Seller requires the mortgagor to carry out satisfactory remediation activities prior to the origination of the mortgage loan, to establish an operations and maintenance plan or to place sufficient funds in escrow at the time of origination of the mortgage loan to complete such remediation within a specified period of time, or to obtain an environmental insurance policy for the mortgaged property or execute an indemnity agreement with respect to such condition.

     In the case of 20 mortgage loans representing approximately 6.9% of the Initial Pool Balance, a secured creditor environmental insurance policy was obtained from American International Group, Inc. and/or an affiliate in lieu of an environmental site assessment for each of the related Mortgaged Properties.

     Each environmental insurance policy insures the trust fund against losses resulting from certain known and unknown environmental conditions in violation of applicable environmental standards at the related Mortgaged Property during the applicable policy period, which period continues at least five years, except for 4 mortgage loans (identified as mortgage loan numbers 92, 96, 111 and 115 on Annex A attached to this prospectus supplement), beyond the maturity date of the related mortgage loan. Subject to certain conditions and exclusions, the insurance policies, by their terms, generally provide coverage against (i) losses resulting from default under the applicable mortgage loan, up to 125% of the outstanding balance of the mortgage loan, if on-site environmental conditions in violation of applicable environmental standards are discovered at the related Mortgaged Property during the policy period and no foreclosure of the Mortgaged Property has taken place, (ii) losses from third-party claims against the lender during the policy period for bodily injury, property damage or clean-up costs resulting from environmental conditions at or emanating from the Mortgaged Property and (iii) after foreclosure, costs of clean-up of environmental conditions in violation of applicable environmental standards discovered during the policy period to the extent required by applicable law, including any court order or other governmental directive.

     Physical Assessment Report. At origination, the related Mortgage Loan Seller obtains a physical assessment report ("PAR") for each Mortgaged Property prepared by a qualified structural engineering firm. The related Mortgage Loan Seller reviews the PAR to verify that the property is reported to be in satisfactory physical condition, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure needs over the term of the mortgage loan. In cases in which the PAR identifies material repairs or replacements needed immediately, the related Mortgage Loan Seller generally requires the mortgagor to carry out such repairs or replacements prior to the origination of the mortgage loan, or to place sufficient funds in escrow at the time of origination of the mortgage loan to complete such repairs or replacements within not more than twelve months.

     Title Insurance Policy. The mortgagor is required to provide, and the related Mortgage Loan Seller reviews, a title insurance policy for each Mortgaged Property. The title insurance policy must meet the following requirements: (a) the policy must be written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (b) the policy must be in an amount equal to the original principal balance of the mortgage loan, (c) the protection and benefits must run to the mortgagee and its successors and assigns, (d) the policy should be written on a standard policy form of the American Land Title Association or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (e) the legal description of the mortgaged property in the title policy must conform to that shown on the survey of the mortgaged property, where a survey has been required.

     Property Insurance. The mortgagor is required to provide, and the related Mortgage Loan Seller reviews, certificates of required insurance with respect to the mortgaged property. Such insurance generally may include: (1) commercial general liability insurance for bodily injury or death and property damage; (2) an "All Risk of Physical Loss" policy; (3) if applicable, boiler and machinery coverage; (4) if the mortgaged property is located in a flood hazard area, flood insurance; and (5) such other coverage as the related Mortgage Loan Seller may require based on the specific characteristics of the Mortgaged Property.


REPRESENTATIONS AND WARRANTIES; REPURCHASES AND SUBSTITUTIONS

     In each Purchase Agreement, the applicable Mortgage Loan Seller will represent and warrant with respect to each mortgage loan (subject to certain exceptions specified in the related Purchase Agreement) sold by the Mortgage Loan Sellers as of the Closing Date, or as of another date specifically provided in the representation and warranty, among other things, that:

     (a) the mortgage loan is not delinquent in payment of principal and interest and has not been more than 30 days past due in the twelve-month period prior to the Closing Date and there is no payment default and, to the Mortgage Loan Seller's knowledge, no other default under the mortgage loan which has a material adverse effect on the mortgage loan without giving effect to any applicable notice and grace period;

     (b) the mortgage loan is secured by a Mortgage that is a valid and subsisting first priority lien on the Mortgaged Property (or a leasehold interest therein) free and clear of any liens, claims or encumbrances, subject only to certain permitted encumbrances;

     (c) the Mortgage, together with any separate security agreements, establishes a first priority security interest in favor of the Mortgage Loan Seller in all the related borrower's personal property used in, and reasonably necessary to operate the Mortgaged Property, and to the extent a security interest may be created therein, the proceeds arising from the Mortgaged Property and any other collateral securing the Mortgage subject only to certain permitted encumbrances;

     (d) there is an assignment of leases and rents provision or agreement creating a first priority security interest in leases and rents arising in respect of the related Mortgaged Property, subject only to certain permitted encumbrances;

     (e) to the Mortgage Loan Seller's actual knowledge, there are no mechanics' or other similar liens affecting the Mortgaged Property which are or may be prior or equal to the lien of the Mortgage, except those insured against pursuant to the applicable title insurance policy;

     (f) the related borrower has good and indefeasible fee simple or leasehold title to the Mortgaged Property;

     (g) the Mortgaged Property is covered by a title insurance policy insuring that the Mortgage is a valid first lien, subject only to certain permitted encumbrances;

     (h) no claims have been made under the related title insurance policy and such policy is in full force and effect and will provide that the insured includes the owner of the mortgage loan;

     (i) at the time of the assignment of the mortgage loan to the Depositor, the Mortgage Loan Seller had good title to and was the sole owner of the mortgage loan free and clear of any pledge, lien or encumbrance and such assignment validly transfers ownership of the mortgage loan to the Depositor free and clear of any pledge, lien or encumbrance;

     (j) the related assignment of mortgage and related assignment of the assignment of leases and rents is legal, valid and binding;

     (k) the Mortgage Loan Seller's endorsement of the related Mortgage Note constitutes the legal and binding assignment of the Mortgage Note and together with an assignment of mortgage and the assignment of the assignment of leases and rents, legally and validly conveys all right, title and interest in the mortgage loan and related mortgage loan documents;

     (l) each Mortgage and Mortgage Note is a legal, valid and binding obligation of the parties thereto, enforceable in accordance with its terms, except as the enforceability thereof may be limited by applicable state law and by bankruptcy, insolvency, reorganization or other laws relating to creditors' rights and general equitable principles and except that certain provisions of such documents are or may be unenforceable in whole or in part, but the inclusion of such provisions does not render such documents invalid as a whole, and such documents taken as a whole are enforceable to the extent necessary and customary for the practical realization of the rights and benefits afforded thereby;

     (m) the mortgage loan and related mortgage loan documents have not been modified or waived in any material respect except as set forth in the related mortgage loan file;

     (n) the mortgage loan has not been satisfied, canceled, subordinated, released or rescinded and the related borrower has not been released from its obligations under any mortgage loan document;

     (o) none of the mortgage loan documents is subject to any right of rescission, set-off, valid counterclaim or defense;

     (p) each mortgage loan document complied in all material respects with all applicable state or federal laws including usury to the extent non-compliance would have a material adverse effect on the mortgage loan;

     (q) to the Mortgage Loan Seller's knowledge, as of the date of origination of the mortgage loan, based on inquiry customary in the industry, and to the Mortgage Loan Seller's actual knowledge, as of the Closing Date, the related Mortgaged Property is, in all material respects, in compliance with, and is used and occupied in accordance with applicable law;

     (r) to the Mortgage Loan Seller's knowledge, (i) in reliance on an engineering report, the related Mortgaged Property is in good repair or escrows have been established and (ii) no condemnation proceedings are pending;

     (s) the environmental site assessment, if any, reviewed in connection with the origination thereof reveals no known circumstances or conditions with respect to the Mortgaged Property that would constitute or result in a material violation of any environmental laws, require any expenditure material in relation to the principal balance of the mortgage loan to achieve or maintain compliance in all material respects with any environmental laws or require substantial cleanup or remedial action or any other extraordinary action in excess of the amount escrowed for such purposes;

     (t) as of the date of origination of the mortgage loan, and to Mortgage Loan Seller's actual knowledge, as of the Closing Date, the Mortgaged Property is covered by insurance policies providing coverage against certain losses or damage;

     (u) all amounts required to be deposited by the borrower at origination have been deposited; and

     (v) to the Mortgage Loan Seller's knowledge, as of the date of origination of the mortgage loan, and to Mortgage Loan Seller's actual knowledge, as of the Closing Date, there are no pending actions, suits or proceedings by or before any court or other governmental authority against or affecting the related borrower under the mortgage loan or the Mortgaged Property which, if determined against the borrower or property would materially and adversely affect the value of such property or ability of the borrower to pay principal, interest and other amounts due under the mortgage loan.

     If a Mortgage Loan Seller has been notified of a material breach of any of the foregoing representations and warranties or of a material document defect and if the respective Mortgage Loan Seller cannot cure the breach or defect within a period of 90 days following the earlier of its receipt of that notice and its discovery of the breach or defect (the "Initial Resolution Period"), then the respective Mortgage Loan Seller will be obligated, pursuant to the respective Purchase Agreement (the relevant rights under which will be assigned, together with its interests in the mortgage loans, to the Trustee), to (a) repurchase the affected mortgage loan or REO Loan within the 90-day period (or with respect to certain document defects, an extended cure period), at a price (the "Purchase Price") equal to the sum of (1) the outstanding principal balance of the mortgage (or related REO Loan) loan as of the date of purchase, (2) all accrued and unpaid interest on the mortgage loan (or the related REO Loan) at the related Mortgage Rate, in effect from time to time (excluding any portion of such interest that represents additional interest on an ARD Loan), to, but not including, the due date immediately preceding the Determination Date for the Due Period of purchase, (3) all related unreimbursed Servicing Advances plus accrued and unpaid interest on all related Advances at the Reimbursement Rate, Special Servicing Fees (whether paid or unpaid) and additional trust fund expenses in respect of the mortgage loan, if any, (4) solely in the case of a repurchase or substitution by a Mortgage Loan Seller, all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the Master Servicer, the Special Servicer, the Depositor or the Trustee in respect of the breach or defect giving rise to the repurchase obligation, including any expenses arising out of the enforcement of the repurchase obligation, including, without limitation, legal fees and expenses and any additional trust fund expenses relating to such mortgage loan (or related REO
Loan), and (5) any applicable Liquidation Fees or (b) substitute a Qualified Substitute Mortgage Loan and pay any shortfall amount equal to the difference between the Purchase Price of the mortgage loan calculated as of the date of substitution and the stated principal balance of the Qualified Substitute Mortgage Loan as of the date of substitution; provided, that the applicable Mortgage Loan Seller generally has an additional 90-day period to cure the breach or default if it is diligently proceeding toward that cure, and has delivered to Moody's, Fitch, the Master Servicer, the Special Servicer, the Trustee and the Directing Certificateholder an officer's certificate that describes the reasons that a cure was not effected within the Initial Resolution Period. Notwithstanding the foregoing, the actions specified in (a) and (b) of the preceding sentence must be taken within 90 days following the earlier of the Mortgage Loan Seller's receipt of notice or discovery of a breach or defect, with no extension, if such breach or defect would cause the mortgage loan not to be a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code. If a repurchase obligation arises for any mortgage loan, the Mortgage Loan Seller will also be required to repurchase any mortgage loan cross-collateralized with that mortgage loan; provided, that the Mortgage Loan Seller will not be required to repurchase the mortgage loan, or all of the cross-collateralized mortgage loans, if the affected Mortgaged Property may be released pursuant to the terms of any partial release provisions in the related mortgage loan documents and the remaining Mortgaged Property(ies) satisfies the requirements, if any, set forth in the mortgage loan for Mortgaged Property(ies) remaining after application of the partial release provisions or, in the alternative, at the sole discretion of the Directing Certificateholder, the credit of the remaining loans comprising the pool of cross-collateralized loans is acceptable.

     A "Qualified Substitute Mortgage Loan" is a mortgage loan which must, on the date of substitution: (a) have an outstanding principal balance, after application of all scheduled payments of principal and/or interest due during or prior to the month of substitution, not in excess of the outstanding principal balance of the deleted mortgage loan as of the due date in the calendar month during which the substitution occurs; (b) have a Mortgage Rate not less than the Mortgage Rate of the deleted mortgage loan; (c) have the same due date and a grace period no longer than that of the deleted mortgage loan;
(d) accrue interest on the same basis as the deleted mortgage loan (for example, on the basis of a 360-day year consisting of twelve 30-day months); (e) have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the deleted mortgage loan; (f) have a then-current LTV Ratio not higher than that of the deleted mortgage loan as of the Closing Date and a current LTV Ratio not higher than the then-current LTV Ratio of the deleted mortgage loan, in each case using a "value" for the mortgaged property as determined using an appraisal conducted by a member of the Appraisal Institute ("MAI"); (g) comply with all of the representations and warranties set forth in the applicable Purchase Agreement; (h) have environmental report with respect to the related Mortgaged Property which will be delivered as a part of the related mortgage file; (i) have a then current debt service coverage ratio not less than the original debt service coverage ratio of the deleted mortgage loan as of the Closing Date, and a current debt service coverage ratio of not less than the current debt service coverage ratio of the deleted mortgage loan; (j) constitute a "qualified replacement mortgage" within the meaning of Section 860G(a)(4) of the Code as evidenced by an opinion of counsel (provided at the applicable Mortgage Loan Seller's expense); (k) not have a maturity date after the date two years prior to the Rated Final Distribution Date; (l) have prepayment restrictions comparable to those of the deleted mortgage loan; (m) not be substituted for a deleted mortgage loan unless the Trustee has received prior confirmation in writing by each of Moody's and Fitch that the substitution will not result in the withdrawal, downgrade, or qualification of the then current rating assigned by the either of Moody's or Fitch to any class of Certificates then rated by Moody's or Fitch, respectively (the cost, if any, of obtaining the confirmation to be paid by the applicable Mortgage Loan Seller); (n) have been approved by the Directing Certificateholder; (o) prohibit defeasance within two years of the Closing Date; and (p) not be substituted for a deleted mortgage loan if it would result in the termination of the REMIC status of any of the Simon Portfolio REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC or the imposition of tax on any REMIC other than a tax on income expressly permitted or contemplated to be received by the terms of the Pooling and Servicing Agreement. In the event that more than one mortgage loan is substituted for a deleted mortgage loan or mortgage loans, then (x) the amounts described in clause (a) are required to be determined on the basis of aggregate principal balances, (y) each proposed substitute mortgage loan shall individually satisfy each of the requirements specified in clauses (a) through
(p), and (z) the rates described in clause (b) above and the remaining term to stated maturity referred to in clause (e) above are required to be determined on a weighted average basis. When a Qualified Substitute Mortgage Loan is substituted for a deleted mortgage loan, the applicable Mortgage Loan Seller will be required to certify that the mortgage loan meets all of the requirements of the above definition and send the certification to the Trustee and the Directing Certificateholder.

     The foregoing repurchase or substitution obligation will constitute the sole remedy available to the Certificateholders and the Trustee under the Pooling and Servicing Agreement for any breach of any Mortgage Loan Seller's representations and warranties regarding the mortgage loans or any uncured document defect. The respective Mortgage Loan Seller will be the sole warranting party in respect of the mortgage loans sold by that Mortgage Loan Seller to the Depositor, and none of the Depositor, the Master Servicer, the Special Servicer, the other Mortgage Loan Sellers, the Trustee, the Underwriters or any of their affiliates will be obligated to repurchase any affected mortgage loan in connection with a breach of the Mortgage Loan Seller's representations and warranties or in connection with a document defect if the Mortgage Loan Seller defaults on its obligation to do so. However, the Depositor will not include any mortgage loan in the pool of mortgage loans if anything has come to the Depositor's attention prior to the Closing Date that causes it to believe that the representations and warranties made by a Mortgage Loan Seller regarding the mortgage loan will not be correct in all material respects when made. See "Description of the Pooling Agreements--Representations and Warranties; Repurchases" in the prospectus.

LOCKBOX ACCOUNTS

     With respect to 57 mortgage loans (the "Lockbox Loans"), representing approximately 66.4% of the Initial Pool Balance, one or more accounts (collectively, the "Lockbox Accounts") have been or may be established into which the related borrower, property manager and/or tenants directly deposit rents or other revenues from the related Mortgaged Property. Pursuant to the terms of 8 Lockbox Loans, representing approximately 15.2% of the Initial Pool Balance, the related LockBox Accounts were required to be established on the origination dates of the related mortgage loans into which operating lessees are required to make deposits directly and amounts may not be released to the borrowers unless all debt service and required reserve account deposits have been made. Pursuant to the terms of 6 Lockbox Loans, representing approximately 5.1% of the Initial Pool Balance, a cash management account was required to be established for each loan on or about the origination date of each mortgage loan into which the operating lessees are required to deposit rents directly, but the related borrower will have withdrawal rights until the occurrence of certain events specified in the related mortgage loan documents. Pursuant to the terms of 41 Lockbox Loans, representing approximately 40.2% of the Initial Pool Balance, the related mortgage loan documents provide for the establishment of a Lockbox Account upon the occurrence of certain events (such as (i) an event of default under the related mortgage loan documents, (ii) the date 3 months prior to the Anticipated Repayment Date or (iii) the related Anticipated Repayment Date). With respect to 2 Lockbox Loans, representing approximately 5.8% of the Initial Pool Balance, a Lockbox Account has been established into which the borrower or the property manager is required to deposit on a regular basis all rents and revenues received from the related Mortgaged Property. Except as set forth above, the agreements governing the Lockbox Accounts provide that the borrower has no withdrawal or transfer rights with respect thereto. The Lockbox Accounts will not be assets of any REMIC.

                        DESCRIPTION OF THE CERTIFICATES


GENERAL

     The Certificates will be issued pursuant to a pooling and servicing agreement, among the Depositor, the Master Servicer, the Special Servicer and the Trustee (the "Pooling and Servicing Agreement") and will represent in the aggregate the entire beneficial ownership interest in the trust fund consisting of: (1) the mortgage loans (including the Simon Non-Pooled Component of the Simon Portfolio Loan) and all payments under and proceeds of the mortgage loans received after the cut-off date (exclusive of payments of principal and/or interest due on or before the cut-off date); (2) any REO Property; (3) those funds or assets as from time to time are deposited in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Excess Interest Distribution Account or the REO Account, if established; (4) the rights of the mortgagee under all insurance policies with respect to the mortgage loans; and
(5) certain rights of the Depositor under the Purchase Agreements relating to mortgage loan document delivery requirements and the representations and warranties of each Mortgage Loan Seller regarding the mortgage loans.

     The Depositor's Commercial Mortgage Pass-Through Certificates, Series 2002-CIBC5 (the "Certificates") will consist of the following 24 classes: the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 certificates (collectively, the "Class A Certificates"), the Class X-1 and Class X-2 certificates (collectively, the "Class X Certificates"), Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class NR, Class S-1, Class S-2, Class S-3, Class R and Class LR certificates. The Class A Certificates and the Class X Certificates are referred to collectively in this prospectus supplement as the "Senior Certificates." The Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M and Class NR certificates are referred to collectively in this prospectus supplement as the "Subordinate Certificates." The Class B, Class C and Class D certificates are referred to in this prospectus supplement as the "Subordinate Offered Certificates." The Class R and Class LR certificates are referred to collectively in this prospectus supplement as the "Residual Certificates ." The Class S-1, Class S-2 and Class S-3 certificates are referred to collectively in this prospectus supplement as the "Class S Certificates."

     Only the Class A, Class B, Class C and Class D certificates are offered hereby (collectively, the "Offered Certificates"). The Class X-1, Class X-2, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class NR, Class S, Class R and Class LR certificates (collectively, the "Non-Offered Certificates") have not been registered under the Securities Act of 1933 and are not offered hereby.

     The "Certificate Balance" of any class of Certificates (other than the Class X Certificates and Residual Certificates) outstanding at any time represents the maximum amount which its holders are entitled to receive as distributions allocable to principal from the cash flow on the mortgage loans and the other assets in the trust fund. On each Distribution Date, the Certificate Balance of each class of Certificates will be reduced by any distributions of principal actually made on, and any Collateral Support Deficit actually allocated to, that class of Certificates on that Distribution Date. The initial Certificate Balance of each class of Offered Certificates is expected to be the balance set forth on the cover of this prospectus supplement. The Class X-1 and Class X-2 certificates and the Residual Certificates will not have Certificate Balances or entitle their holders to distributions of principal.

     The Class X Certificates will not have Certificate Balances, but will represent, in the aggregate, the right to receive distributions of interest in an amount equal to the aggregate interest accrued on the applicable notional amounts (each, a "Notional Amount") of the classes of Class X Certificates. The Notional Amount of the Class X-1 certificates will equal the aggregate of the Certificate Balances of each class of Certificates (other than the Class X-1, Class X-2, Class R and Class LR certificates) (the "Principal Balance Certificates") outstanding from time to time. The initial Notional Amount of the Class X-1 certificates will be approximately $1,004,289,337.

   The Notional Amount of the Class X-2 certificates will equal:

     (1) up to and including the Distribution Date in November 2003, the sum of (a) the Certificate Balance of the Class A-2 certificates, (b) the lesser of $77,076,000 and the Certificate Balance of the Class A-3 certificates, and (c) the aggregate of the Certificate Balance of the Class A-4, Class A-5, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J certificates;

     (2) after the Distribution Date in November 2003 through and including the Distribution Date in November 2004, the sum of (a) the Certificate Balance of the Class A-2 certificates, (b) the lesser of $63,863,000 and the Certificate Balance of the Class A-3 certificates, and (c) the aggregate of the Certificate Balance of the Class A-4, Class A-5, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J certificates;

     (3) after the Distribution Date in November 2004 through and including the Distribution Date in November 2005, the sum of (a) the lesser of $35,013,000 and the Certificate Balance of the Class A-2 certificates, (b) the lesser of $50,439,000 and the Certificate Balance of the Class A-3 certificates and (c) the aggregate of the Certificate Balance of the Class A-4, Class A-5, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J certificates;

     (4) after the Distribution Date in November 2005 through and including the Distribution Date in November 2006, the sum of (a) the lesser of $37,717,000 and the Certificate Balance of the Class A-3 certificates, (b) the lesser of $108,437,000 and the Certificate Balance of the Class A-4 certificates, (c) the aggregate of the Certificate Balance of the Class A-5, Class B, Class C, Class D, Class E, Class F and Class G certificates and (d) the lesser of $7,879,000 and the Certificate Balance of the Class H certificates;

     (5) after the Distribution Date in November 2006 through and including the Distribution Date in November 2007, the sum of (a) the lesser of $10,629,000 and the Certificate Balance of the Class A-3 certificates, (b) the lesser of $30,560,000 and the Certificate Balance of the Class A-4 Certificates, (c) the aggregate of the Certificate Balance of the Class A-5, Class B, Class C, Class D, Class E and Class F certificates and (d) the lesser of $13,941,000 and the Certificate Balance of the Class G certificates;

     (6) after the Distribution Date in November 2007 through and including the Distribution Date in November 2008, the sum of (a) the aggregate of the Certificate Balance of the Class A-5, Class B, Class C, Class D, Class E and Class F certificates and (b) the lesser of $3,111,000 and the Certificate Balance of the Class G certificates;

     (7) after the Distribution Date in November 2008 through and including the Distribution Date in November 2009, the sum of (a) the lesser of $402,835,000 and the Certificate Balance of the Class A-5 certificates, (b) the aggregate of the Certificate Balance of the Class B, Class C, Class D and Class E certificates and (c) the lesser of $9,597,000 and the Certificate Balance of the Class F certificates; and

       (8) after the Distribution Date in November 2009, $0.

The initial Notional Amount of the Class X-2 certificates will be approximately $917,471,000.

     The Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M and Class NR certificates will have an aggregate initial Certificate Balance of approximately $115,493,337. The Class S Certificates will have an aggregate initial Certificate Balance of approximately $17,786,012.

     The Offered Certificates will be maintained and transferred in book-entry form and issued in denominations of $10,000 initial Certificate Balance, and integral multiples of $1 in excess of that amount. The "Percentage Interest" evidenced by any Certificate (other than the Residual Certificates) is equal to its initial denomination as of the Closing Date, divided by the initial Certificate Balance or Notional Amount of the class to which it belongs.

     The Offered Certificates will initially be represented by one or more global Certificates registered in the name of the nominee of The Depository Trust Company ("DTC"). The Depositor has been informed by DTC that DTC's nominee will be Cede & Co. No person acquiring an interest in the Offered Certificates (this person, a "Certificate Owner") will be entitled to receive an Offered Certificate in fully registered, certificated form, a definitive certificate, representing its interest in that class, except as set forth under "--Book-Entry Registration and Definitive Certificates" below. Unless and until definitive certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from Certificate Owners through its participating organizations (together with Clearstream Banking, societe anonyme ("Clearstream, Luxembourg") and the Euroclear System ("Euroclear") participating organizations (the "Participants"), and all references in this prospectus supplement to payments, notices, reports and statements to holders of the Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to Certificate Owners through DTC and its Participants in accordance with DTC procedures. See "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in the prospectus.

     Until definitive certificates are issued, interests in any class of Offered Certificates will be transferred on the book-entry records of DTC and its Participants.


TRUSTEE, CERTIFICATE REGISTRAR AND AUTHENTICATING AGENT

     Wells Fargo Bank Minnesota, N.A., a national banking association with its principal offices located in Minneapolis, Minnesota, will act as Trustee on behalf of the Certificateholders. The corporate trust office of the Trustee is located at 9062 Old Annapolis Road, Columbia, Maryland 21045, ATTN: Corporate Trust Services (CMBS)--J.P. Morgan Chase Commercial Mortgage Securities Corp., Series 2002-CIBC5. As compensation for the performance of its routine duties, the Trustee will be paid a fee (the "Trustee Fee"). The Trustee Fee will be payable monthly from amounts received in respect of the mortgage loans and will be equal to the product of a rate equal to 0.0023% per annum (the "Trustee Fee Rate") (other than in respect of mortgage loans that are the subject of principal prepayments applied on a date other than a date on which the mortgage loans are due) and the Stated Principal Balance of the mortgage loans and will be calculated in the same manner as interest is calculated on the related mortgage loan. In addition, the Trustee will be entitled to recover from the trust fund all reasonable unanticipated expenses and disbursements incurred or made by the Trustee in accordance with any of the provisions of the Pooling and Servicing Agreement, but not including routine expenses incurred in the ordinary course of performing its duties as Trustee under the Pooling and Servicing Agreement, and not including any expense, disbursement or advance as may arise from its willful misfeasance, negligence or bad faith. The Trustee will also initially serve as registrar (in that capacity, the "Certificate Registrar") for the purposes of recording and otherwise providing for the registration of the Offered Certificates and of transfers and exchanges of the definitive certificates, if issued, and as authenticating agent of the Certificates (in that capacity, the "Authenticating Agent"). See "Description of the Pooling Agreements--The Trustee," "--Duties of the Trustee," "--Certain Matters Regarding the Trustee" and "--Resignation and Removal of the Trustee" in the prospectus.


BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     General. Certificate Owners may hold their Certificates through DTC (in the United States) or Clearstream, Luxembourg or Euroclear (in Europe) if they are Participants in that system, or indirectly through organizations that are Participants in those systems. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of the Clearstream, Luxembourg Participants and the Euroclear Participants, respectively, through customers' securities accounts in Clearstream, Luxembourg's and Euroclear's names on the books of their respective depositories (collectively, the "Depositories") which in turn will hold those positions in customers' securities accounts in the Depositories' names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to
Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations ("Direct Participants"). Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant), either directly or indirectly ("Indirect Participants"). Transfers between DTC Participants will occur in accordance with DTC rules.

     Transfers between Clearstream, Luxembourg Participants and Euroclear Participants will occur in accordance with their applicable rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream, Luxembourg Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depository; however, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures. If the transaction complies with all relevant requirements, Euroclear or Clearstream, Luxembourg, as the case may be, will then deliver instructions to the Depository to take action to effect final settlement on its behalf.

     Because of time-zone differences, credits of securities in Clearstream, Luxembourg or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and those credits or any transactions in those securities settled during this processing will be reported to the relevant Clearstream, Luxembourg Participant or Euroclear Participant on that business day. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream, Luxembourg Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

     Certificate Owners that are not Direct or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the Offered Certificates may do so only through Direct and Indirect Participants. In addition, Certificate Owners will receive all distributions of principal of and interest on the Offered Certificates from the Trustee through DTC and its Direct and Indirect Participants. Accordingly, Certificate Owners may experience delays in their receipt of payments, since those payments will be forwarded by the Trustee to Cede & Co., as nominee of DTC. DTC will forward those payments to its Participants, which thereafter will forward them to Indirect Participants or beneficial owners of Offered Certificates. Except as otherwise provided under "--Reports to Certificateholders; Certain Available Information" below, Certificate Owners will not be recognized by the Trustee, the Special Servicer or the Master Servicer as holders of record of Certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Direct and Indirect Participants.

     Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of the Offered Certificates among Participants and to receive and transmit distributions of principal of, and interest on, the Offered Certificates. Direct and Indirect Participants with which Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit the distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess physical certificates evidencing their interests in the Offered Certificates, the Rules provide a mechanism by which Certificate Owners, through their Direct and Indirect Participants, will receive distributions and will be able to transfer their interests in the Offered Certificates.

     Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of Certificateholders to pledge the Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to the Certificates, may be limited due to the lack of a physical certificate for the Certificates.

     DTC has advised the Depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the Pooling and Servicing Agreement only at the direction of one or more Participants to whose accounts with DTC the Offered Certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that those actions are taken on behalf of Participants whose holdings include the undivided interests.

     Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of Euroclear and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawal of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear.

     Although DTC, Euroclear and Clearstream, Luxembourg have implemented the foregoing procedures in order to facilitate transfers of interests in global Certificates among Participants of DTC, Euroclear and Clearstream, Luxembourg, they are under no obligation to perform or to continue to comply with the foregoing procedures, and the foregoing procedures may be discontinued at any time.

     None of the Depositor, the Master Servicer, the Underwriters, the Special Servicer or the Trustee will have any liability for any actions taken by DTC, Euroclear or Clearstream, Luxembourg, their respective Direct or Indirect Participants or their nominees, including, without limitation, actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Offered Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to that beneficial ownership interest. The information in this prospectus supplement concerning DTC, Clearstream, Luxembourg and Euroclear and their book-entry systems has been obtained from sources believed to be reliable, but the Depositor takes no responsibility for the accuracy or completeness of the information.

     Definitive Certificates. Definitive certificates will be issued to Certificate Owners or their nominees, respectively, rather than to DTC or its nominee, only under the limited conditions set forth in the prospectus under "Description of the Certificates--Book-Entry Registration and Definitive Certificates."

     Upon the occurrence of an event described in the prospectus in the second to last paragraph under "Description of the Certificates--Book-Entry Registration and Definitive Certificates," the Trustee is required to notify, through DTC, Direct Participants who have ownership of Offered Certificates as indicated on the records of DTC of the availability of definitive certificates. Upon surrender by DTC of the global certificates representing the Offered Certificates and upon receipt of instructions from DTC for re-registration, the Trustee will reissue the Offered Certificates as definitive certificates issued in the respective Certificate Balances or Notional Amounts, as applicable, owned by individual Certificate Owners, and thereafter the Trustee; the Special Servicer and the Master Servicer will recognize the holders of those definitive certificates as Certificateholders under the Pooling and Servicing Agreement.

     For additional information regarding DTC and Certificates maintained on the book-entry records of DTC, see "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in the prospectus.


DISTRIBUTIONS

     Method, Timing and Amount. Distributions on the Certificates are required to be made by the Trustee, to the extent of available funds, on the 12th day of each month or, if the 12th day is not a business day, then on the next succeeding business day, commencing in December 2002 (each, a "Distribution Date"). The "Determination Date" for any Distribution Date will be the fourth business day prior to the related Distribution Date. All distributions (other than the final distribution on any Certificate) are required to be made to the Certificateholders in whose names the Certificates are registered at the close of business on each Record Date. With respect to any Distribution Date, the "Record Date" will be the last business day of the month preceding the month in which that Distribution Date occurs. These distributions are required to be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor, if the Certificateholder has provided the Trustee with written wiring instructions no less than five business days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) and is the registered owner of Certificates with an aggregate initial Certificate Balance or Notional Amount, as the case may be, of at least $5,000,000, or otherwise by check mailed to the Certificateholder. The final distribution on any Certificate is required to be made in like manner, but only upon presentation and surrender of the Certificate at the location that will be specified in a notice of the pendency of the final distribution. All distributions made with respect to a class of Certificates will be allocated pro rata among the outstanding Certificates of that class based on their respective Percentage Interests.

     The Master Servicer is required to establish and maintain, or cause to be established and maintained, one or more accounts (collectively, the "Certificate Account") as described in the Pooling and Servicing Agreement. The Master Servicer is required to deposit in the Certificate Account on a daily basis (and in no event later than the business day following receipt in available funds) all payments and collections due after the cut-off date and other amounts received or advanced with respect to the mortgage loans (including, without limitation, all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related mortgage loan or in connection with the full or partial condemnation of a Mortgaged Property (the "Insurance and Condemnation Proceeds") and other amounts received and retained in connection with the liquidation of defaulted mortgage loans or property acquired by foreclosure or otherwise (the "Liquidation Proceeds")), and will be permitted to make withdrawals therefrom as set forth in the Pooling and Servicing Agreement.

     The Trustee is required to establish and maintain accounts (the "Upper-Tier Distribution Account" and the "Lower-Tier Distribution Account," both of which may be sub-accounts of a single account (the "Distribution Account")), in the name of the Trustee and for the benefit of the Certificateholders. On each Distribution Date, the Trustee is required to apply amounts on deposit in the Upper-Tier Distribution Account (which will include all funds that were remitted by the Master Servicer from the Certificate Account plus, among other things, any P&I Advances less amounts, if any, distributable to the Class LR certificates as set forth in the Pooling and Servicing Agreement) generally to make distributions of interest and principal from the Available Distribution Amount to the Certificateholders as described in this prospectus supplement. Each of the Certificate Account and the Distribution Accounts will conform to certain eligibility requirements set forth in the Pooling and Servicing Agreement.

     With respect to the Simon Portfolio Loan, the Trustee is required to establish and maintain an account (the "Simon Portfolio Distribution Account"), which may be a subaccount of the Distribution Account. Promptly upon receipt from the Master Servicer of any payment or other receipt with respect to the Simon Portfolio Loan, the Trustee will deposit the same into the Simon Portfolio Distribution Account. See "--Class S Certificates and the Simon Portfolio Loan" below.

     The Trustee is required to establish and maintain an "Interest Reserve Account," which may be a sub-account of the Distribution Account, in the name of the Trustee for the benefit of the holders of the Certificates. On the Master Servicer Remittance Date occurring each February and on any Master Servicer Remittance Date occurring in any January which occurs in a year that is not a leap year, the Trustee will be required to deposit amounts remitted by the Master Servicer or P&I Advances made on the related mortgage loans into the Interest Reserve Account during the related interest period, in respect of the mortgage loans (including the Simon Non-Pooled Component) that accrue interest on an Actual/360 Basis (collectively, the "Withheld Loans"), an amount equal to one day's interest at the Net Mortgage Rate for each Withheld Loan on its Stated Principal Balance as of the Distribution Date in the month preceding the month in which the related Master Servicer Remittance Date occurs, to the extent a Periodic Payment or P&I Advance is made in respect of the mortgage loans (all amounts so deposited in any consecutive January (if applicable) and February, "Withheld Amounts"). On the Master Servicer Remittance Date occurring each March, the Trustee will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January (if applicable) and February, if any, and deposit that amount into the Lower-Tier Distribution Account.

     The Trustee is required to establish and maintain an "Excess Interest Distribution Account," which may be a sub-account of the Distribution Account, in the name of the Trustee for the benefit of the holders of the Non-Offered Certificates. Prior to the applicable Distribution Date, the Master Servicer is required to remit to the Trustee for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received prior to the related Determination Date.

     The Trustee is required to establish and maintain an account (the "Gain on Sale Reserve Account"), which may be a sub-account of the Distribution Account, in the name of the Trustee on behalf of the Certificateholders. To the extent that gains realized on sales of Mortgaged Properties, if any, are not used to offset realized losses previously allocated to the Certificates, such gains will be held and applied to offset future realized losses, if any.

     The Master Servicer is authorized but not required to direct the investment of funds held in the Certificate Account in U.S. government securities and other obligations that are acceptable to each of Moody's and Fitch ("Permitted Investments"). The Master Servicer will be entitled to retain any interest or other income earned on such funds and the Master Servicer will be required to bear any losses resulting from the investment of such funds, as provided in the Pooling and Servicing Agreement. Funds held in the Distribution Accounts, the Interest Reserve Account, the Gain on Sale Reserve Account and the Excess Interest Distribution Account will not be invested.

     The aggregate amount available for distribution to Certificateholders (other than the holders of the Class S Certificates) on each Distribution Date (the "Available Distribution Amount") will, in general, equal the sum of the following amounts (without duplication):

     (x) the total amount of all cash received on the mortgage loans (excluding the portion of amounts received on the Simon Portfolio Loan that are allocable to the Simon Non-Pooled Component, as described below under "--Class S Certificates and the Simon Portfolio Loan") and any REO Properties that are on deposit in the Certificate Account, the Lower-Tier Distribution Account and, without duplication, the REO Account, as of the business day preceding the related Master Servicer Remittance Date, exclusive of (without duplication):

     (1) all scheduled payments of principal and/or interest (the "Periodic Payments") and balloon payments collected but due on a due date subsequent to the related Due Period;

     (2) all unscheduled payments of principal (including prepayments), unscheduled interest, Liquidation Proceeds, Insurance and Condemnation Proceeds and other unscheduled recoveries received subsequent to the related Determination Date;

     (3) all amounts in the Certificate Account that are due or reimbursable to any person other than the Certificateholders;

     (4) with respect to each Withheld Loan and any Distribution Date occurring in each February and in any January occurring in a year that is not a leap year, the related Withheld Amount to the extent those funds are on deposit in the Certificate Account;

     (5) Excess Interest;

     (6) all Yield Maintenance Charges;

     (7) all amounts deposited in the Certificate Account in error; and

     (8) any accrued interest on a mortgage loan allocable to the default interest rate for such mortgage loan, to the extent permitted by law, as more particularly defined in the related mortgage loan documents, excluding any interest calculated at the Mortgage Rate for the related mortgage loan;


     (y) all P&I Advances made by the Master Servicer or the Trustee, as applicable, with respect to the Distribution Date (net of certain amounts that are due or reimbursable to persons other than the Certificateholders) (in the case of a P&I Advance made on the Simon Portfolio Loan, the portion allocated to the Simon Pooled Component). See "Description of the Pooling Agreements--Certificate Account" in the prospectus; and

     (z) the Distribution Date occurring in each March, the related Withheld Amounts (in the case of the Simon Portfolio Loan, the portion of the related Withheld Amount relating to the Simon Pooled Component) required to be deposited in the Lower-Tier Distribution Account pursuant to the Pooling and Servicing Agreement.

     The "Due Period" for each Distribution Date and any mortgage loan will be the period commencing on the day immediately following the due date for the mortgage loan in the month preceding the month in which that Distribution Date occurs and ending on and including the due date for the mortgage loan in the month in which that Distribution Date occurs.

     Notwithstanding the foregoing, in the event that the last day of a Due Period (or applicable grace period) is not a business day, any payments received with respect to the mortgage loans relating to the related Due Period on the business day immediately following that day will be deemed to have been received during that Due Period and not during any other Due Period.

     Class S Certificates and the Simon Portfolio Loan. The aggregate amount available for distribution on each Distribution Date from the Simon Portfolio Loan ("Simon Portfolio Available Funds") will, in general, be equal to all amounts received or advanced on the Simon Portfolio Loan (including the Simon Non-Pooled Component) that is on deposit in the Collection Account as of the business day preceding the related Servicer Remittance Date, exclusive of (without duplication):

     (1) all Periodic Payments and balloon payments collected but due on a due date subsequent to the related Due Period with respect to the Simon Portfolio Loan;

     (2) all principal prepayments, Liquidation Proceeds, Insurance and Condemnation Proceeds and other unscheduled recoveries received subsequent to the related Due Period with respect to the Simon Portfolio Loan;

     (3) all amounts that are due or reimbursable to any person other than the Certificateholders with respect to the Simon Portfolio Loan;

     (4) with respect to the Simon Portfolio Loan and any Distribution Date occurring in each February and in any January occurring in a year that is not a leap year, the related Withheld Amount to the extent those funds are on deposit in the Simon Portfolio Distribution Account;

     (5) all amounts deposited in the Simon Portfolio Distribution Account in error; and

     (6) any accrued interest on the Simon Portfolio Loan allocable to the default interest rate for the Simon Portfolio Loan, to the extent permitted by law, as more particularly defined in the related mortgage loan documents, excluding any interest calculated at the Mortgage Rate for the Simon Portfolio Loan.

     So long as no event of default under the Simon Portfolio Loan has occurred and is continuing and there are no outstanding unreimbursed Advances with respect to the Simon Portfolio Loan, the Simon Portfolio Available Funds will be distributed in the following order of priority:

   (i) to the Trustee for the benefit of the Certificates (other than the Class S Certificates) to be included as part of the Available Distribution Amount for such Distribution Date, up to an amount equal to all accrued and unpaid interest in respect of the Simon Pooled Component through the end of the related Interest Accrual Period;

   (ii) to the Trustee for the benefit of the Certificates (other than the Class S Certificates) to be included as part of the Available Distribution Amount for such Distribution Date, up to an amount equal to the product of (x) the Simon Portfolio Principal Distribution Amount for such Distribution Date and (y) the Simon Pooled Percentage (as defined below) for such Distribution Date;

   (iii) to the Trustee for the benefit of the Certificates (other than the Class S Certificates) to be included as part of the Available Distribution Amount for such Distribution Date, to reimburse the Certificates for all Collateral Support Deficits relating to the Simon Portfolio Loan, if any, previously allocated to such Certificates and for which no reimbursement has previously been received;

   (iv) to make distributions of interest to the holders of the Class S Certificates, up to an amount equal to all accrued and unpaid interest in respect of the Simon Non-Pooled Component through the end of the related Interest Accrual Period;

   (v) to the Class S Certificates, up to an amount equal to the product of (x) the Simon Portfolio Principal Distribution Amount for such Distribution Date and (y) the Simon Non-Pooled Percentage (as defined below) for such Distribution Date; and

   (vi) to the holders of the Class S Certificates, to reimburse the Class S Certificates for all Collateral Support Deficits, if any, previously allocated to the Class S Certificates and for which no reimbursement has been previously received.

     The amounts to be applied pursuant to clauses (i), (ii) and (iii) above will be included as part of the Available Distribution Amount for the related Distribution Date and will be applied as described below to make distributions on the Certificates (other than the Class S Certificates).

     If an event of default under the Simon Portfolio Loan has occurred and is continuing or if there are outstanding unreimbursed Advances, the Simon Portfolio Available Funds will be distributed in the following order of priority:

   (i) to the Trustee for the benefit of the Certificates (other than the Class S Certificates) to be included as part of the Available Distribution Amount for such Distribution Date, up to an amount equal to all accrued and unpaid interest in respect of the Simon Pooled Component through the end of the related Interest Accrual Period;

   (ii) to the Trustee for the benefit of the Certificates (other than the Class S Certificates) to be included as part of the Available Distribution Amount for such Distribution Date, until the principal balance of the Simon Pooled Component is reduced to zero;

   (iii) to the Trustee for the benefit of the Certificates (other than the Class S Certificates) to be included as part of the Available Distribution Amount for such Distribution Date, to reimburse the Certificates (other than the Class S Certificates) for all Collateral Support Deficits relating to the Simon Portfolio Loan, if any, previously allocated to such Certificates and for which no reimbursement has previously been received;

   (iv) to make distributions of interest to the holders of the Class S Certificates, up to an amount equal to all accrued and unpaid interest in respect of the Simon Non-Pooled Component through the end of the related Interest Accrual Period;

   (v) after the principal balance of the Simon Pooled Component has been reduced to zero, to make distributions of principal to the holders of the Class S Certificates until the principal balance of the Simon Non-Pooled Component is reduced to zero; and

   (vi) to the holders of the Class S Certificates, to reimburse the Class S Certificates for all Collateral Support Deficits, if any, previously allocated to the Class S Certificates and for which no reimbursement has been previously received.

     The amounts to be applied pursuant to clauses (i), (ii) and (iii) above will be included as part of the Available Distribution Amount for the related Distribution Date and will be applied as described below to make distributions on the Certificates (other than the Class S Certificates).

     "Simon Pooled Percentage" for any Distribution Date is a fraction expressed as a percentage, the numerator of which is (x) the principal balance of the Simon Pooled Component and the denominator of which is (y) the sum of
(a) the principal balance of the Simon Pooled Component and (b) the principal balance of the Simon Non-Pooled Component.

     "Simon Non-Pooled Percentage" for any Distribution Date is a fraction expressed as a percentage, the numerator of which is (x) the principal balance of the Simon Non-Pooled Component and the denominator of which is (y) the sum of (a) the Simon Pooled Component and (b) the principal balance of the Simon Non-Pooled Component.

     For purposes of calculating the allocation of collections on the Simon Portfolio Loan between the Simon Pooled Component, on the one hand, and the Simon Non-Pooled Component on the other hand, the Simon Pooled Component will be deemed to have a principal balance (the "Simon Pooled Balance") and the Simon Non-Pooled Component will be deemed to have a principal balance (the "Simon Non-Pooled Balance") equal to the amounts described under "Description of the Mortgage Pool--Significant Mortgage Loans--The Simon Portfolio Loan" in this prospectus supplement.

     The Simon Pooled Component will accrue interest during each Interest Accrual Period on the amount of the Simon Pooled Balance outstanding immediately prior to the related Distribution Date at a per annum rate equal to 5.8385%. The Simon Non-Pooled Component will accrue interest during each Interest Accrual Period on the amount of the Simon Non-Pooled Balance outstanding immediately prior to the related Distribution Date at a per annum rate equal to approximately 8.3731%. The Simon Pooled Balance and the Simon Non-Pooled Balanced will each be reduced on each Distribution Date by all distributions of principal made in respect of the Simon Pooled Component and the Simon Non-Pooled Component, as the case may be, on such Distribution Date as described above.

     In the event the Simon Portfolio Loan is in default, the Simon Portfolio Operating Advisor will have an option (the "Simon Portfolio Purchase Option") to purchase the Simon Portfolio Loan (both the Simon Pooled Component and the Simon Non-Pooled Component) from the trust fund at a price (the "Simon Portfolio Option Price") equal to the unpaid principal balance of the Simon Portfolio Loan (both the Simon Pooled Component and the Simon Non-Pooled Component), plus accrued and unpaid interest on such balance, all related unreimbursed Servicing Advances, together with accrued and unpaid interest on all Advances and all accrued Special Servicing Fees allocable to the Simon Portfolio Loan (both the Simon Pooled Component and the Simon Non-Pooled Component) whether paid or unpaid. If the Simon Portfolio Operating Advisor fails to exercise this option within the time period set forth in the Pooling and Servicing Agreement, certain other parties may have the option to purchase the Simon Portfolio Loan described under "Servicing of the Mortgage Loans--Realization Upon Defaulted Mortgage Loans" in this prospectus supplement.

     Unless and until the Simon Portfolio Purchase Option is exercised, the Special Servicer will be required to pursue such other resolution strategies with respect to the Simon Portfolio Loan as are available under the Pooling and Servicing Agreement, including workout and foreclosure, consistent with the Servicing Standards.

     Priority. On each Distribution Date, for so long as the Certificate Balances of the Certificates have not been reduced to zero, the Trustee is required to apply amounts on deposit in the Upper-Tier Distribution Account, to the extent of the Available Distribution Amount, in the following order of priority:

     first, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class X certificates, pro rata (based upon their respective entitlements to interest for that Distribution Date), in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount for those classes;

     second, to the Class A Certificates, in the following order of priority:

     (a) first, concurrently, as follows: (1) 74.1935483871% of the Principal Distribution Amount to the Class A-1 certificates and (2) 25.8064516129% of the Principal Distribution Amount to the Class A-3 certificates, until the Certificate Balance of the Class A-1 certificates is reduced to zero;

     (b) second, concurrently as follows: (1) 74.1935483871% of the remaining Principal Distribution Amount to the Class A-2 certificates and (2) 25.8064516129% of the remaining Principal Distribution Amount to the Class A-3 certificates, until the Certificate Balance of the Class A-2 certificates is reduced to zero;

     (c) third, concurrently as follows: (1) 74.1935483871% of the remaining Principal Distribution Amount to the Class A-4 certificates and (2) 25.8064516129% of the remaining Principal Distribution Amount to the Class A-3 certificates, until the Certificate Balance of the Class A-4 certificates is reduced to zero;

     (d) fourth, to the Class A-3 certificates, the remaining Principal Distribution Amount, until the Certificate Balance of the Class A-3 certificates is reduced to zero; and

     (e) fifth, to the Class A-5 certificates, the remaining Principal Distribution Amount, until the Certificate Balance of the Class A-5 certificates is reduced to zero.

   For any Distribution Date on which the Certificate Balance of the Class A-3 certificates has been reduced to zero, the amounts otherwise distributable to the Class A-3 certificates under clauses (a), (b) and (c) above will be distributed to the Class A-1, Class A-2, Class A-3 and Class A-4 certificates, in that order, until the Certificate Balance of each such class has been reduced to zero;

     third, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 certificates, pro rata (based upon the aggregate unreimbursed Collateral Support Deficit allocated to each class), until all amounts of Collateral Support Deficit previously allocated to those classes, but not previously reimbursed, have been reimbursed in full;

     fourth, to the Class B certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

     fifth, following reduction of the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 certificates to zero, to the Class B certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 certificates on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

     sixth, to the Class B certificates, until all amounts of Collateral Support Deficit previously allocated to the Class B certificates, but not previously reimbursed, have been reimbursed in full;

     seventh, to the Class C certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

     eighth, following reduction of the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class B certificates to zero, to the Class C certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class B certificates on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

     ninth, to the Class C certificates, until all amounts of Collateral Support Deficit previously allocated to the Class C certificates, but not previously reimbursed, have been reimbursed in full;

     tenth, to the Class D certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

     eleventh, following reduction of the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class B and Class C certificates to zero, to the Class D certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class B and Class C certificates on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

     twelfth, to the Class D certificates, until all amounts of Collateral Support Deficit previously allocated to the Class D certificates, but not previously reimbursed, have been reimbursed in full;

     thirteenth, to the Class E certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

     fourteenth, following reduction of the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class B, Class C and Class D certificates to zero, to the Class E certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class B, Class C and Class D certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

     fifteenth, to the Class E certificates, until all amounts of Collateral Support Deficit previously allocated to the Class E certificates, but not previously reimbursed, have been reimbursed in full;

     sixteenth, to the Class F certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

     seventeenth, following reduction of the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class B, Class C, Class D and Class E certificates to zero, to the Class F certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class B, Class C, Class D and Class E certificates on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

     eighteenth, to the Class F certificates, until all amounts of Collateral Support Deficit previously allocated to the Class F certificates, but not previously reimbursed, have been reimbursed in full;

     nineteenth, to the Class G certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

     twentieth, following reduction of the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class B, Class C, Class D, Class E and Class F certificates to zero, to the Class G certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class B, Class C, Class D, Class E and Class F certificates on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

     twenty-first, to the Class G certificates, until all amounts of Collateral Support Deficit previously allocated to the Class G certificates, but not previously reimbursed, have been reimbursed in full;

     twenty-second, to the Class H certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

     twenty-third, following reduction of the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class B, Class C, Class D, Class E, Class F and Class G certificates to zero, to the Class H certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class B, Class C, Class D, Class E, Class F and Class G certificates on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

     twenty-fourth, to the Class H certificates, until all amounts of Collateral Support Deficit previously allocated to the Class H Certificates, but not previously reimbursed, have been reimbursed in full;

     twenty-fifth, to the Class J certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

     twenty-sixth, following reduction of the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class B, Class C, Class D, Class E, Class F, Class G and Class H certificates to zero, to the Class J certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class B, Class C, Class D, Class E, Class F, Class G and Class H certificates on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

     twenty-seventh, to the Class J certificates, until all amounts of Collateral Support Deficit previously allocated to the Class J certificates, but not previously reimbursed, have been reimbursed in full;

     twenty-eighth, to the Class K certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

     twenty-ninth, following reduction of the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J certificates to zero, to the Class K certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J certificates on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

     thirtieth, to the Class K certificates, until all amounts of Collateral Support Deficit previously allocated to the Class K certificates, but not previously reimbursed, have been reimbursed in full;

     thirty-first, to the Class L certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

     thirty-second, following reduction of the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K certificates to zero, to the Class L certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K certificates on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

     thirty-third, to the Class L certificates, until all amounts of Collateral Support Deficit previously allocated to the Class L certificates, but not previously reimbursed, have been reimbursed in full;

     thirty-fourth, to the Class M certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

     thirty-fifth, following reduction of the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K and Class L certificates to zero, to the Class M certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K and Class L certificates on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

     thirty-sixth, to the Class M certificates, until all amounts of Collateral Support Deficit previously allocated to the Class M certificates, but not previously reimbursed, have been reimbursed in full;

     thirty-seventh, to the Class NR certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

     thirty-eighth, following reduction of the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L and Class M certificates to zero, to the Class NR certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L and Class M certificates on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

     thirty-ninth, to the Class NR certificates, until all amounts of Collateral Support Deficit previously allocated to the Class NR certificates, but not previously reimbursed, have been reimbursed in full; and

     fortieth, to the Class R and Class LR certificates, the amount, if any, of the Available Distribution Amount remaining in the Upper-Tier Distribution Account and the Lower-Tier Distribution Account and the Simon Portfolio Distribution Account, respectively, with respect to that Distribution Date.

     Reimbursement of previously allocated Collateral Support Deficit will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the class of Certificates in respect of which a reimbursement is made.

     Notwithstanding the distribution priority second set forth above, on and after the Distribution Date on which the Certificate Balances of the Subordinate Certificates have all been reduced to zero (that date, the "Cross-Over Date"), the Principal Distribution Amount will be distributed, pro rata (based upon their respective Certificate Balances), among the classes of Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 certificates without regard to the priorities set forth above.

     Pass-Through Rates. The interest rate (the "Pass-Through Rate") applicable to each Class of Certificates (other than the Residual Certificates) for any Distribution Date will equal the rates set forth below.

     The Pass-Through Rate on the Class A-1 certificates is a per annum rate
equal to   %.

     The Pass-Through Rate on the Class A-2 certificates is a per annum rate
   equal to   %.

     The Pass-Through Rate on the Class A-3 certificates is a per annum rate
   equal to   %.

     The Pass-Through Rate on the Class A-4 certificates is a per annum rate
   equal to   %.

     The Pass-Through Rate on the Class A-5 certificates is a per annum rate equal to %.

     The Pass-Through Rate on the Class B certificates is a per annum rate
   equal to   %.

     The Pass-Through Rate on the Class C certificates is a per annum rate
equal to   %.

     The Pass-Through Rate on the Class D certificates is a per annum rate
equal to   %.

     The Pass-Through Rate on the Class E certificates is a per annum rate equal to %.

     The Pass-Through Rate on the Class F certificates is a per annum rate equal to the WAC Rate less %.

     The Pass-Through Rate on the Class G certificates is a per annum rate
equal to the lesser of   % and the WAC Rate.

     The Pass-Through Rate on the Class H certificates is a per annum rate
equal to the lesser of   % and the WAC Rate.

     The Pass-Through Rate on the Class J certificates is a per annum rate
equal to the lesser of   % and the WAC Rate.

     The Pass-Through Rate on the Class K certificates is a per annum rate
equal to the lesser of   % and the WAC Rate.

     The Pass-Through Rate on the Class L certificates is a per annum rate
equal to the lesser of   % and the WAC Rate.

     The Pass-Through Rate on the Class M certificates is a per annum rate
equal to the lesser of   % and the WAC Rate.

     The Pass-Through Rate on the Class NR certificates is a per annum rate
equal to the lesser of   % and the WAC Rate.

     The Pass-Through Rate applicable to the Class X-1 and Class X-2
certificates for the initial Distribution Date will equal approximately   % and
  % per annum, respectively.

     The Pass-Through Rate for the Class X-1 certificates for each Distribution Date will equal the weighted average of the respective Class X-1 Strip Rates, at which interest accrues from time to time on the respective components (the "Class X-1 Components") of the Class X-1 certificates outstanding immediately prior to such Distribution Date (weighted on the basis of the respective balances of those Class X-1 Components immediately prior to the Distribution
Date). Each Class X-1 Component will be comprised of all or a designated portion of the Certificate Balance of one of the classes of Principal Balance Certificates. In general, the Certificate Balance of each class of Principal Balance Certificates will constitute a separate Class X-1 Component. However, if a portion, but not all, of the Certificate Balance of any particular class of Principal Balance Certificates is identified under "--General" above as being part of the Notional Amount of the Class X-2 certificates immediately prior to any Distribution Date, then the identified portion of the Certificate Balance will also represent one or more separate Class X-1 Components for purposes of calculating the Pass-Through Rate of the Class X-1 certificates, and the remaining portion of the Certificate Balance will represent one or more separate Class X-1 Components for purposes of calculating the Pass-Through Rate of the Class X-1 certificates. For each Distribution Date through and including the Distribution Date in November 2009, the "Class X-1 Strip Rate" for each Class X-1 Component will be calculated as follows:

     (1) if such Class X-1 Component consists of the entire Certificate Balance of any class of Principal Balance Certificates, and if the Certificate Balance also constitutes, in its entirety, a Class X-2 Component immediately prior to such Distribution Date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the WAC Rate for the Distribution Date, over (b) the sum of (i) the Class X-2 Strip Rate for the applicable Class X-2 Component and (ii) the Pass-Through Rate in effect for the Distribution Date for the applicable class of Principal Balance Certificates;

     (2 ) if such Class X-1 Component consists of a designated portion (but not all) of the Certificate Balance of any class of Principal Balance Certificates, and if the designated portion of the Certificate Balance also constitutes a Class X-2 Component immediately prior to the Distribution Date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the WAC Rate for the Distribution Date, over (b) the sum of (i) the Class X-2 Strip Rate for the applicable Class X-2 Component and (ii) the Pass-Through Rate in effect for the Distribution Date for the applicable class of Principal Balance Certificates;

     (3) if such Class X-1 Component consists of the entire Certificate Balance of any class of Principal Balance Certificates, and if the Certificate Balance does not, in whole or in part, also constitute a Class X-2 Component immediately prior to the Distribution Date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the WAC Rate for the Distribution Date, over (b) the Pass-Through Rate in effect for the Distribution Date for the class of Principal Balance Certificates; and

     (4) if such Class X-1 Component consists of a designated portion (but not all) of the Certificate Balance of any class of Principal Balance Certificates, and if the designated portion of the Certificate Balance does not also constitute a Class X-2 Component immediately prior to the Distribution Date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the WAC Rate for the Distribution Date, over (b) the Pass-Through Rate in effect for the Distribution Date for the applicable class of Principal Balance Certificates.

     For each Distribution Date after the Distribution Date in November 2009, the Certificate Balance of each class of Principal Balance Certificates will constitute one or more separate Class X-1 Components, and the applicable Class X-1 Strip Rate with respect to each such Class X-1 Component for each Distribution Date will equal the excess, if any, of (a) the WAC Rate for the Distribution Date, over (b) the Pass-Through Rate in effect for the Distribution Date for the class of Principal Balance Certificates whose Certificate Balance makes up the applicable Class X-1 Component.

     The Pass-Through Rate for the Class X-2 certificates, for each Distribution Date through and including the Distribution Date in November 2009, will equal the weighted average of the respective Class X-2 Strip Rates, at which interest accrues from time to time on the respective components (each a "Class X-2 Component") of the Class X-2 certificates outstanding immediately prior to the Distribution Date (weighted on the basis of the balances of the applicable Class X-2 Components immediately prior to the Distribution Date). Each Class X-2 Component will be comprised of all or a designated portion of the Certificate Balance of a specified class of Principal Balance Certificates. If all or a designated portion of the Certificate Balance of any class of Principal Balance Certificates is identified under "--General" above as being part of the Notional Amount of the Class X-2 certificates immediately prior to any Distribution Date, then that Certificate Balance (or designated portion of that Certificate Balance) will represent one or more separate Class X-2 Components for purposes of calculating the Pass-Through Rate of the Class X-2 certificates. For each Distribution Date through and including the Distribution Date in November 2009, the "Class X-2 Strip Rate" for each Class X-2 Component will equal the lesser of:

     (1) the Class X-2 Fixed Strip Rate set forth below and

     (2) the WAC Rate for such Distribution Date less the sum of (x) the Pass-Through Rate in effect on such Distribution Date for the class of Principal Balance Certificates whose Certificate Balance, or a designated portion of that Certificate Balance, comprises such Class X-2 Component and
   (y) 0.01%.

   CLASS X-2 COMPONENT RELATING TO THE
 FOLLOWING PRINCIPAL BALANCE CERTIFICATE     CLASS X-2 FIXED STRIP RATE
-----------------------------------------   ---------------------------
 A-2 ....................................              %
 A-3 ....................................              %
 A-4 ....................................              %
 A-5 ....................................              %
 B ......................................              %
 C ......................................              %
 D ......................................              %
 E ......................................              %
 F ......................................              %
 G ......................................              %
 H ......................................              %
 J ......................................              %

     After the Distribution Date in November 2009, the Class X-2 certificates will cease to accrue interest and will have a 0% Pass-Through Rate.

     The Pass-Through Rate on each class of Offered Certificates for the first Distribution Date is expected to be as set forth on page S-5 of this prospectus supplement.

     The "WAC Rate" with respect to any Distribution Date is equal to the weighted average of the applicable Net Mortgage Rates for the mortgage loans (the Simon Pooled Component only, with respect to the Simon Portfolio Loan) weighted on the basis of their respective Stated Principal Balances as of the Closing Date (the Stated Principal Balance of the Simon Pooled Component only, with respect to the Simon Portfolio Loan), in the case of the first Distribution Date, or, for all other Distribution Dates, the preceding Distribution Date.

     The "Net Mortgage Rate" for each mortgage loan is equal to the related Mortgage Rate in effect from time to time, less the related Administrative Cost Rate; provided, however, that for purposes of calculating Pass-Through Rates, the Net Mortgage Rate for any mortgage loan will be determined without regard to any modification, waiver or amendment of the terms of the mortgage loan, whether agreed to by the Master Servicer, the Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower. Notwithstanding the foregoing, for mortgage loans that do not accrue interest on the basis of a 360-day year consisting of twelve 30 day months, then, solely for purposes of calculating the Pass-Through Rate on the Certificates, the Net Mortgage Rate of the mortgage loan for any one-month period preceding a related due date will be the annualized rate at which interest would have to accrue in respect of the mortgage loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually required to be paid in respect of the mortgage loan during the one-month period at the related Net Mortgage Rate; provided, however, that with respect to each Withheld Loan, the Net Mortgage Rate for the one month period (1) prior to the due dates in January and February in any year which is not a leap year or in February in any year which is a leap year will be the per annum rate stated in the related Mortgage Note less the related Administrative Cost Rate, and (2) prior to the due date in March, will be determined inclusive of the amounts withheld for the immediately preceding February and, if applicable, January.

     "Administrative Cost Rate" as of any date of determination will be equal to the sum of the Servicing Fee Rate and the Trustee Fee Rate.

     The "Mortgage Rate" with respect to any mortgage loan is the per annum rate at which interest accrues on the mortgage loan as stated in the related Mortgage Note in each case without giving effect to any default rate or an increased interest rate.

     "Excess Interest" with respect to each ARD Loan is the interest accrued at the related Revised Rate in respect of each ARD Loan in excess of the interest accrued at the related Initial Rate, plus any related interest, to the extent permitted by applicable law.

     Interest Distribution Amount. Interest will accrue for each class of Certificates (other than the Residual Certificates) during the related Interest Accrual Period. The "Interest Distribution Amount" of any class of Certificates (other than the Residual Certificates) for any Distribution Date is an amount equal to all Distributable Certificate Interest in respect of that class for that Distribution Date and, to the extent not previously paid, for all prior Distribution Dates.

     The "Distributable Certificate Interest" in respect of each class of Certificates (other than the Residual Certificates) for each Distribution Date is equal to one month's interest at the Pass-Through Rate applicable to that class of Certificates for that Distribution Date accrued for the related Interest Accrual Period on the related Certificate Balance or Notional Amount, as the case may be, outstanding immediately prior to that Distribution Date, reduced (other than in the case of the Class X Certificates and the Class S Certificates) (to not less than zero) by such class's allocable share (calculated as described below) of the aggregate of any Prepayment Interest Shortfalls resulting from any voluntary principal prepayments made on the mortgage loans during the related Due Period that are not covered by the Master Servicer's Compensating Interest Payment for the related Distribution Date (the aggregate of the Prepayment Interest Shortfalls that are not so covered, as to the related Distribution Date, the "Net Aggregate Prepayment Interest Shortfall").

     The portion of the Net Aggregate Prepayment Interest Shortfall for any Distribution Date that is allocable to each class of Certificates (other than the Residual Certificates, the Class S Certificates, and the Class X Certificates) will equal the product of (a) the Net Aggregate Prepayment Interest Shortfall, multiplied by (b) a fraction, the numerator of which is equal to the Interest Distribution Amount in respect of that class of Certificates for the related Distribution Date, and the denominator of which is equal to the aggregate Interest Distribution Amount in respect of all classes of Certificates (other than the Residual Certificates, the Class S Certificates, and the Class X Certificates) for the related Distribution Date.

     With respect to the Simon Portfolio Loan, Net Aggregate Prepayment Interest Shortfalls will be allocated first to the Simon Non-Pooled Component and then to the Simon Pooled Component. Any Net Prepayment Interest Shortfall, to the extent not allocated to the Simon Non-Pooled Component, will be allocated to the Certificates (other than the Residual Certificates, the Class S Certificates and the Class X Certificates) as described above.

     Principal Distribution Amount. The "Principal Distribution Amount" for any Distribution Date is an amount equal to (1) the sum of (a) the Principal Shortfall for that Distribution Date, (b) the Scheduled Principal Distribution Amount for that Distribution Date and (c) the Unscheduled Principal Distribution Amount for that Distribution Date, less (2) (a) in the event that the Simon Portfolio Default Distribution Priority is not in effect, an amount equal to the product of (x) the Simon Portfolio Principal Distribution Amount for that Distribution Date and (y) the Simon Non-Pooled Percentage for that Distribution Date or (b) in the event that the Simon Portfolio Default Distribution Priority is in effect, any amounts required to be distributed to the Class S Certificates pursuant to the Simon Portfolio Default Distribution Priority for that Distribution Date.

     The "Simon Portfolio Principal Distribution Amount" for any Distribution Date is an amount equal to the sum of (a) the Simon Portfolio Principal Shortfall for that Distribution Date, (b) the portion of the Scheduled Principal Distribution Amount for such Distribution Date that relates to the Simon Portfolio Loan and (c) the portion of the Unscheduled Principal Distribution Amount for such Distribution Date that relates to the Simon Portfolio Loan.

     The "Scheduled Principal Distribution Amount" for each Distribution Date will equal the aggregate of the principal portions of (a) all Periodic Payments (excluding balloon payments and Excess Interest) due during or, if and to the extent not previously received or advanced and distributed to Certificateholders on a preceding Distribution Date, prior to the related Due Period and all Assumed Scheduled Payments for the related Due Period, in each case to the extent paid by the related borrower as of the related Determination Date or advanced by the Master Servicer or the Trustee, as applicable, and (b) all balloon payments to the extent received on or prior to the related Determination Date, and to the extent not included in clause (a) above. The Scheduled Principal Distribution Amount from time to time will include all late payments of principal made by a borrower, including late payments in respect of a delinquent balloon payment, regardless of the timing of those late payments, except to the extent those late payments are otherwise reimbursable to the Master Servicer or the Trustee, as the case may be, for prior Advances.

     The "Unscheduled Principal Distribution Amount" for each Distribution Date will equal the aggregate of: (a) all prepayments of principal received on the mortgage loans on or prior to the related Determination Date; and (b) any other collections (exclusive of payments by borrowers) received on the mortgage loans and any REO Properties on or prior to the related Determination Date, whether in the form of Liquidation Proceeds, Insurance and Condemnation Proceeds, net income, rents, and profits from REO Property or otherwise, that were identified and applied by the Master Servicer as recoveries of previously unadvanced principal of the related mortgage loan; provided that all such Liquidation Proceeds and Insurance and Condemnation Proceeds shall be reduced by any unpaid Special Servicing Fees, Liquidation Fees, accrued interest on Advances and other additional trust fund expenses incurred in connection with the related mortgage loan, thus reducing the Unscheduled Principal Distribution Amount.

     The "Assumed Scheduled Payment" for any Due Period and with respect to any mortgage loan that is delinquent in respect of its balloon payment (including any REO Loan as to which the balloon payment would have been past due), is an amount equal to the sum of (a) the principal portion of the Periodic Payment that would have been due on that mortgage loan on the related due date based on the constant payment required by the related Mortgage Note or the original amortization schedule of the mortgage loan (as calculated with interest at the related Mortgage Rate), if applicable, assuming the related balloon payment has not become due, after giving effect to any modification, and (b) interest on the Stated Principal Balance of that mortgage loan at its Mortgage Rate (net of the applicable rate at which the Servicing Fee is calculated).

     For purposes of the foregoing definitions of Principal Distribution Amount and Simon Portfolio Principal Distribution Amount, the term "Principal Shortfall" for any Distribution Date means the amount, if any, by which (1) the Principal Distribution Amount for the prior Distribution Date exceeds (2) the aggregate amount distributed in respect of principal on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M and Class NR certificates on the preceding Distribution Date. There will be no Principal Shortfall on the first Distribution Date. The term "Simon Portfolio Principal Shortfall" for any Distribution Date means, the amount, if any, by which (a) the Simon Portfolio Principal Distribution Amount for the prior Distribution Date exceeds (b) the aggregate amount distributed in respect of principal in respect of the Simon Pooled Component and the Class S Certificates on the preceding Distribution Date.

     Certain Calculations with Respect to Individual Mortgage Loans. The Stated Principal Balance of each mortgage loan outstanding at any time represents the principal balance of the mortgage loan ultimately due and payable to the Certificateholders. The "Stated Principal Balance" of each mortgage loan will initially equal its Cut-off Date Balance and, on each Distribution Date, will be reduced by the portion of the Principal Distribution Amount for that date that is attributable to that mortgage loan or, in the case of the Simon Portfolio Loan, the Principal Distribution Amount in respect of the Simon Pooled Component. The Stated Principal Balance of a mortgage loan may also be reduced in connection with any forced reduction of its actual unpaid principal balance imposed by a court presiding over a bankruptcy proceeding in which the related borrower is the debtor. See "Certain Legal Aspects of Mortgage Loans--Bankruptcy Laws" in the prospectus. If any mortgage loan is paid in full or the mortgage loan (or any Mortgaged Property acquired in respect of the mortgage loan) is otherwise liquidated, then, as of the first Distribution Date that follows the end of the Due Period in which that payment in full or liquidation occurred and notwithstanding that a loss may have occurred in connection with any liquidation, the Stated Principal Balance of the mortgage loan will be zero.

     For purposes of calculating distributions on, and allocations of Collateral Support Deficit to, the Certificates, as well as for purposes of calculating the Servicing Fee and Trustee Fee payable each month, each REO Property will be treated as if there exists with respect thereto an outstanding mortgage loan (an "REO Loan"), and all references to mortgage loan, mortgage loans and pool of mortgage loans in this prospectus supplement and in the prospectus, when used in that context, will be deemed to also be references to or to also include, as the case may be, any REO Loans. Each REO Loan will generally be deemed to have the same characteristics as its actual predecessor mortgage loan, including the same fixed Mortgage Rate (and, accordingly, the same Net Mortgage Rate) and the same unpaid principal balance and Stated Principal Balance. Amounts due on the predecessor mortgage loan, including any portion of it payable or reimbursable to the Master Servicer or Special Servicer, will continue to be "due" in respect of the REO Loan; and amounts received in respect of the related REO Property, net of payments to be made, or reimbursement to the Master Servicer or Special Servicer for payments previously advanced, in connection with the operation and management of that property, generally will be applied by the Master Servicer as if received on the predecessor mortgage loan.

     Excess Interest. On each Distribution Date, the Trustee is required to distribute any Excess Interest received with respect to mortgage loans on or prior to the related Determination Date to the Class NR certificates.


ALLOCATION OF YIELD MAINTENANCE CHARGES

     On any Distribution Date, Yield Maintenance Charges calculated by reference to a Treasury Rate collected during the related Due Period will be required to be distributed by the Trustee on the classes of Offered Certificates as follows: to each of the Class A, Class B, Class C, Class D, Class E and Class F certificates, for each class an amount equal to the product of (a) a fraction, the numerator of which is the amount distributed as principal to such class on such Distribution Date, and the denominator of which is the total amount distributed as principal to all classes of Certificates on the Distribution Date, (b) the Base Interest Fraction for the related principal prepayment and such class of Offered Certificates and (c) the aggregate amount of Yield Maintenance Charges calculated by reference to a U.S. treasury rate collected on such principal prepayment during the related Due Period. Any Yield Maintenance Charges collected during the related Due Period remaining after such distributions will be distributed to the holders of the Class X-1 certificate.

     The "Base Interest Fraction" with respect to any principal prepayment on any mortgage loan and with respect to any class of Offered Certificates is a fraction (A) whose numerator is the greater of (x) zero and (y) the difference between (i) the Pass-Through Rate on such class of Offered Certificates and
(ii) the Discount Rate used in calculating the Yield Maintenance Charge with respect to such principal prepayment and (B) whose denominator is the difference between (i) the Mortgage Rate on the related mortgage loan and (ii) the Discount Rate used in calculating the Yield Maintenance Charge with respect with such principal prepayment; provided, however, that under no circumstances shall the Base Interest Fraction be greater than one. If such Discount Rate is greater than the Mortgage Rate on the related mortgage loan, then the Base Interest Fraction shall equal zero.

     For a description of Yield Maintenance Charges, see "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Prepayment Provisions" in this prospectus supplement. See also "Risk Factors--Risks Relating to Enforceability of Yield Maintenance Charges or Defeasance Provisions" in this prospectus supplement and "Certain Legal Aspects of Mortgage Loans--Default Interest and Limitations on Prepayments" in the prospectus regarding the enforceability of Yield Maintenance Charges.

ASSUMED FINAL DISTRIBUTION DATE; RATED FINAL DISTRIBUTION DATE

     The "Assumed Final Distribution Date" with respect to any class of Offered Certificates is the Distribution Date on which the aggregate Certificate Balance of that class of Certificates would be reduced to zero based on the assumptions set forth below. The Assumed Final Distribution Date will in each case be as follows:

  CLASS DESIGNATION             ASSUMED FINAL DISTRIBUTION DATE
  -----------------             -------------------------------
  Class A-1 ................            July 12, 2007
  Class A-2 ................           January 12, 2009
  Class A-3 ................            April 12, 2012
  Class A-4 ................            April 12, 2012
  Class A-5 ................           October 12, 2012
  Class B ..................           October 12, 2012
  Class C ..................           October 12, 2012
  Class D ..................           October 12, 2012

     THE ASSUMED FINAL DISTRIBUTION DATES SET FORTH ABOVE WERE CALCULATED WITHOUT REGARD TO ANY DELAYS IN THE COLLECTION OF BALLOON PAYMENTS AND WITHOUT REGARD TO A REASONABLE LIQUIDATION TIME WITH RESPECT TO ANY MORTGAGE LOANS THAT MAY BECOME DELINQUENT. ACCORDINGLY, IN THE EVENT OF DEFAULTS ON THE MORTGAGE LOANS, THE ACTUAL FINAL DISTRIBUTION DATE FOR ONE OR MORE CLASSES OF THE OFFERED CERTIFICATES MAY BE LATER, AND COULD BE SUBSTANTIALLY LATER, THAN THE RELATED ASSUMED FINAL DISTRIBUTION DATE(S).

     In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPR and assuming the ARD Loans are prepaid in full on their respective Anticipated Repayment Dates. Since the rate of payment (including prepayments) of the mortgage loans may exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the actual final Distribution Date for one or more classes of the Offered Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of payments (including prepayments) on the mortgage loans will depend on the characteristics of the mortgage loans, as well as on the prevailing level of interest rates and other economic factors, and we cannot assure you as to actual payment experience. Finally, the Assumed Final Distribution Dates were calculated assuming that there would not be an early termination of the trust fund.

     The "Rated Final Distribution Date" for each class of Offered Certificates will be October 12, 2037, the first Distribution Date after the 24th month following the end of the stated amortization term for the mortgage loan that, as of the cut-off date, will have the longest remaining amortization term.


SUBORDINATION; ALLOCATION OF COLLATERAL SUPPORT DEFICIT

     The rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the mortgage loans will be subordinated, to the extent described in this prospectus supplement, to the rights of holders of the Senior Certificates. Moreover, to the extent described in this prospectus supplement:

    o the rights of the holders of the Class NR certificates will be subordinated to the rights of the holders of the Class M certificates,

    o the rights of the holders of the Class M and Class NR certificates will be subordinated to the rights of the holders of the Class L certificates,

    o the rights of the holders of the Class L, Class M and Class NR certificates will be subordinated to the rights of the holders of the Class K certificates,

    o the rights of the holders of the Class K, Class L, Class M and Class NR certificates will be subordinated to the rights of the holders of the Class J certificates,

    o the rights of the holders of the Class J, Class K, Class L, Class M and Class NR certificates will be subordinated to the rights of the holders of the Class H certificates,

    o the rights of the holders of the Class H, Class J, Class K, Class L, Class M and Class NR certificates will be subordinated to the rights of the holders of the Class G certificates,

    o the rights of the holders of the Class G, Class H, Class J, Class K, Class L, Class M and Class NR certificates will be subordinated to the rights of the holders of the Class F certificates,

    o the rights of the holders of the Class F, Class G, Class H, Class J, Class K, Class L, Class M and Class NR certificates will be subordinated to the rights of the holders of the Class E certificates,

    o the rights of the holders of the Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M and Class NR certificates will be subordinated to the rights of the holders of the Class D certificates,

    o the rights of the holders of the Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M and Class NR certificates will be subordinated to the rights of the holders of the Class C certificates,

    o the rights of the holders of the Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M and Class NR certificates will be subordinated to the rights of the holders of the B certificates,

    o the rights of the holders of the Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M and Class NR certificates will be subordinated to the rights of the holders of the Senior Certificates, and

    o the rights of the holders of the Class S Certificates will be subordinated to the rights of the holders of the Offered Certificates and the holders of the Class F, Class G, Class H, Class J, Class K, Class L, Class M and Class NR certificates with respect to distributions and the allocation of losses on the Simon Portfolio Loan only, to the extent described in this prospectus supplement.

     This subordination is intended to enhance the likelihood of timely receipt by the holders of the Senior Certificates of the full amount of all interest payable in respect of the Senior Certificates on each Distribution Date, and the ultimate receipt by the holders of the Class A Certificates of principal in an amount equal to, in each case, the entire Certificate Balance of the Class A Certificates. Similarly, but to decreasing degrees, this subordination is also intended to enhance the likelihood of timely receipt by the holders of the Class B certificates, the holders of the Class C certificates and the holders of the Class D certificates of the full amount of interest payable in respect of that class of certificates on each Distribution Date, and the ultimate receipt by the holders of the Class B certificates, the holders of the Class C certificates and the holders of the Class D certificates of principal equal to the entire Certificate Balance of each of those classes of certificates.

     The protection afforded to the holders of the Class D certificates by means of the subordination of the Non-Offered Certificates that are Subordinate Certificates (the "Non-Offered Subordinate Certificates"), to the holders of the Class C certificates by the subordination of the Class D certificates and the Non-Offered Subordinate Certificates, to the holders of the Class B certificates by the subordination of the Class C and Class D certificates and the Non-Offered Subordinate Certificates and to the holders of the Senior Certificates by means of the subordination of the Subordinate Certificates will be accomplished by the application of the Available Distribution Amount on each Distribution Date in accordance with the order of priority described under "--Distributions" above and by the allocation of Collateral Support Deficits in the manner described below. No other form of credit support will be available for the benefit of the holders of the Offered Certificates.

     After the Cross-Over Date has occurred, allocation will be made to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 certificates, pro rata until their Certificate Balances have been reduced to zero. Prior to the Cross-Over Date, allocation of the Principal Distribution Amount will be made first to the Class A Certificates until their Certificate Balances have been reduced to zero and then to the Subordinate Certificates. This allocation will have the effect of reducing the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the pool of mortgage loans will reduce. Thus, as principal is distributed to the holders of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 certificates, the percentage interest in the trust fund evidenced by the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 certificates will be decreased (with a corresponding increase in the percentage interest in the trust fund evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 certificates by the Subordinate Certificates.

     Following retirement of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 certificates, the successive allocation on each Distribution Date of the remaining Principal Distribution Amount to the Class B certificates, the Class C certificates and the Class D certificates, in that order, for so long as they are outstanding, will provide a similar benefit to that class of Certificates as to the relative amount of subordination afforded by the outstanding classes of Certificates (other than the Class S, Class X and Residual Certificates) with later alphabetical class designations and the Class S Certificates with respect to the Simon Portfolio Principal Distribution Amount.

     On each Distribution Date, immediately following the distributions to be made to the Certificateholders on that date, the Trustee is required to calculate the amount, if any, by which (1) the aggregate Stated Principal Balance of the mortgage loans (or in the case of the Simon Portfolio Loan, the Simon Pooled Component) expected to be outstanding immediately following that Distribution Date is less than (2) the aggregate Certificate Balance of the Certificates (other than the Class S Certificates) after giving effect to distributions of principal on that Distribution Date (any deficit, "Collateral Support Deficit"). The Trustee will be required to allocate any Collateral Support Deficit among the respective classes of Certificates as follows: to the Class NR, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C and Class B certificates, in that order, and in each case in respect of and until the remaining Certificate Balance of that class has been reduced to zero. Following the reduction of the Certificate Balances of all classes of Subordinate Certificates to zero, the Trustee will be required to allocate the Collateral Support Deficit among the classes of Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 certificates pro rata (based upon their respective Certificate Balances), until the remaining Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 certificates have been reduced to zero. Any Collateral Support Deficit allocated to a class of Certificates will be allocated among respective Certificates of the class in proportion to the Percentage Interests evidenced by those Certificates.

     Mortgage loan losses will not be allocated to the class of Class S Certificates (other than mortgage loan losses on the Simon Portfolio Loan) or Class R, Class LR or Class X certificates. Collateral Support Deficit relating to the Simon Portfolio Loan will be allocated to the Class S Certificates to the extent of the Simon Non-Pooled Component in the Simon Portfolio Loan before being allocated to any other class of Certificate.

     In general, Collateral Support Deficits could result from the occurrence of: (1) losses and other shortfalls on or in respect of the mortgage loans, including as a result of defaults and delinquencies on the mortgage loans, Nonrecoverable Advances made in respect of the mortgage loans, the payment to the Special Servicer of any compensation as described in "Servicing of the Mortgage Loans--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement, and the payment of interest on Advances and certain servicing expenses; and (2) certain unanticipated, non-mortgage loan specific expenses of the trust fund, including certain reimbursements to the Trustee as described under "Description of the Pooling Agreements--Certain Matters Regarding the Trustee" in the prospectus, certain reimbursements to the Master Servicer and the Depositor as described under "Description of the Pooling Agreements--Certain Matters Regarding the Master Servicer and the Depositor" in the prospectus, and certain federal, state and local taxes, and certain tax-related expenses, payable out of the trust fund as described under "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates" and "--Taxes That May Be Imposed on the REMIC Pool" in the prospectus. Accordingly, the allocation of Collateral Support Deficit as described above will constitute an allocation of losses and other shortfalls experienced by the trust fund.

     A class of Offered Certificates will be considered outstanding until its Certificate Balance is reduced to zero. However, reimbursement of any previously allocated Collateral Support Deficit is required thereafter to be made to that class in accordance with the payment priorities set forth in "--Distributions--Priority" above.


ADVANCES

     On the business day immediately preceding each Distribution Date (the "Master Servicer Remittance Date"), the Master Servicer will be obligated, to the extent determined to be recoverable as described below, to make advances (each, a "P&I Advance") out of its own funds or, subject to the replacement of those funds as provided in the Pooling and Servicing Agreement, certain funds held in the Certificate Account that are not required to be part of the Available Distribution Amount for that Distribution Date, in an amount equal to (but subject to reduction as described in the following paragraph) the aggregate of: (1) all Periodic Payments (net of any applicable Servicing Fees), other than balloon payments, which were due on the mortgage loans (including the Simon Non-Pooled Component of the Simon Portfolio Loan) during the related Due Period and delinquent (or not advanced by any sub-servicer) as of the Master Servicer Remittance Date; and (2) in the case of each mortgage loan delinquent in respect of its balloon payment as of the related Determination Date (including any REO Loan as to which the balloon payment would have been past due), an amount equal to its Assumed Scheduled Payment. The Master Servicer's obligations to make P&I Advances in respect of any mortgage loan or REO Property will continue through liquidation of the mortgage loan or disposition of the REO Property, as the case may be. However, no interest will accrue on any P&I Advance made with respect to a mortgage loan unless the related Periodic Payment is not received until after the related due date has passed and any applicable grace period has expired or if the related Periodic Payment is received prior to the Master Servicer Remittance Date. To the extent that the Master Servicer fails to make a P&I Advance that it is required to make under the Pooling and Servicing Agreement, the Trustee will make the required P&I Advance in accordance with the terms of the Pooling and Servicing Agreement.

     Neither the Master Servicer nor the Trustee will be required to make a P&I Advance for default interest, Yield Maintenance Charges or Excess Interest.

     If an Appraisal Reduction has been made with respect to any mortgage loan and such mortgage loan experiences subsequent delinquencies then the interest portion of any P&I Advance in respect of that mortgage loan for the related Distribution Date will be reduced (there will be no reduction in the principal portion of such P&I Advance) to equal the product of (x) the amount of the interest portion of the P&I Advance for that mortgage loan for the related Distribution Date without regard to this sentence, and (y) a fraction, expressed as a percentage, the numerator of which is equal to the Stated Principal Balance of that mortgage loan immediately prior to the related Distribution Date, net of the related Appraisal Reduction, if any, and the denominator of which is equal to the Stated Principal Balance of that mortgage loan immediately prior to the related Distribution Date. For purposes of the immediately preceding sentence, the Periodic Payment due on the maturity date for a balloon loan will be the amount that would be due on that day based on the full amortization schedule used to calculate the Periodic Payments on that mortgage loan prior to its Maturity Date.

     In addition to P&I Advances, the Master Servicer will also be obligated (subject to the limitations described in this prospectus supplement) to make advances ("Servicing Advances" and, collectively with P&I Advances, "Advances") in connection with the servicing and administration of any mortgage loan in respect of which a default, delinquency or other unanticipated event has occurred or is reasonably foreseeable, or in connection with the servicing and administration of any Mortgaged Property or REO Property in order to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related mortgage loan documents or to protect, lease, manage and maintain the related Mortgaged Property. To the extent that the Master Servicer fails to make a Servicing Advance that it is required to make under the Pooling and Servicing Agreement and the Trustee has notice of this failure, the Trustee will make the required Servicing Advance in accordance with the terms of the Pooling and Servicing Agreement.

     The Master Servicer or the Trustee, as applicable, will be entitled to recover any Advance made out of its own funds from any amounts collected in respect of the mortgage loan as to which that Advance was made, whether in the form of late payments, Insurance and Condemnation Proceeds, Liquidation Proceeds or otherwise from the mortgage loan ("Related Proceeds"). Notwithstanding the foregoing, neither the Master Servicer nor the Trustee will be obligated to make any Advance that it determines in its reasonable judgment would, if made, not be recoverable (including interest on the Advance) out of Related Proceeds (a "Nonrecoverable Advance"), and the Master Servicer or the Trustee will be entitled to recover any Advance made that it subsequently determines to be a Nonrecoverable Advance out of general funds on deposit in the Certificate Account. The Trustee will be entitled to rely conclusively on any non-recoverability determination of the Master Servicer. Nonrecoverable Advances will represent a portion of the losses to be borne by the Certificateholders. See "Description of the Certificates--Advances in Respect of Delinquencies" and "Description of the Pooling Agreements--Certificate Account" in the prospectus.

     In connection with its recovery of any Advance, each of the Master Servicer and the Trustee will be entitled to be paid, out of any amounts then on deposit in the Certificate Account, interest at the Prime Rate (the "Reimbursement Rate") accrued on the amount of the Advance from the date made to but not including the date of reimbursement. The "Prime Rate" will be the prime rate, for any day, set forth in The Wall Street Journal, New York edition.

     Each Statement to Certificateholders furnished or made available by the Trustee to the Certificateholders will contain information relating to the amounts of Advances made with respect to the related Distribution Date. See "Description of the Certificates--Reports to Certificateholders; Certain Available Information" in this prospectus supplement and "Description of the Certificates--Reports to Certificateholders" in the prospectus.

APPRAISAL REDUCTIONS

     After an Appraisal Reduction Event has occurred, an Appraisal Reduction is required to be calculated. An "Appraisal Reduction Event" will occur on the earliest of:

     (1) 120 days after an uncured delinquency (without regard to the application of any grace period) occurs in respect of a mortgage loan;

     (2) the date on which a reduction in the amount of Periodic Payments on a mortgage loan, or a change in any other material economic term of the mortgage loan (other than an extension of its maturity), becomes effective as a result of a modification of the related mortgage loan by the Special Servicer;

     (3) the date on which a receiver has been appointed;

     (4) 60 days after a borrower declares bankruptcy;

     (5) 60 days after the date on which an involuntary petition of bankruptcy is filed with respect to the borrower;

     (6) 90 days after an uncured delinquency occurs in respect of a balloon payment for a mortgage loan if the borrower has not delivered to the Master Servicer on the related maturity date a written refinancing commitment reasonably satisfactory in form and substance to the Master Servicer which provides that such refinancing will occur within 60 days; and

     (7) immediately after a mortgage loan becomes an REO Loan.

     No Appraisal Reduction Event may occur at any time when the aggregate Certificate Balance of all classes of Certificates (other than the Class A Certificates) has been reduced to zero.

     The "Appraisal Reduction" for any Distribution Date and for any mortgage loan as to which any Appraisal Reduction Event has occurred will be an amount calculated by the Special Servicer, in consultation with the Directing Certificateholder, as of the first Determination Date following the date the Special Servicer receives or performs such appraisal equal to the excess of (a) the Stated Principal Balance of that mortgage loan (including the Simon Non-Pooled Component) (plus principal and interest on any secured subordinate debt relating to such mortgage loan) over (b) the excess of (1) the sum of (a) 90% of the appraised value of the related Mortgaged Property as determined (A) by one or more MAI appraisals with respect to any mortgage loan (together with any other mortgage loan cross-collateralized with such mortgage loan) with an outstanding principal balance equal to or in excess of $2,000,000 (the costs of which will be paid by the Master Servicer as an Advance), or (B) by an internal valuation performed by the Special Servicer with respect to any mortgage loan (together with any other mortgage loan cross-collateralized with such mortgage loan) with an outstanding principal balance less than $2,000,000, and (b) all escrows, letters of credit and reserves in respect of such mortgage loan as of the date of calculation over (2) the sum as of the due date occurring in the month of the date of determination of (A) to the extent not previously advanced by the Master Servicer or the Trustee, all unpaid interest on that mortgage loan at a per annum rate equal to the Mortgage Rate, (B) all unreimbursed Advances and interest on those Advances at the Reimbursement Rate in respect of that mortgage loan and (C) all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents, unpaid Special Servicing Fees and all other amounts due and unpaid under the mortgage loan (which tax, premiums, ground rents and other amounts have not been the subject of an Advance by the Master Servicer or Trustee, as applicable).

     The Special Servicer will be required to order an appraisal or conduct a valuation promptly upon the occurrence of an Appraisal Reduction Event. On the first Determination Date occurring on or after the delivery of the MAI appraisal or the completion of the valuation, the Special Servicer will be required to calculate in consultation with the Directing Certificateholder and report to the Directing Certificateholder (and, in the case of the Simon Portfolio Loan, the Simon Portfolio Operating Advisor), the Master Servicer and the Trustee, the Appraisal Reduction, taking into account the results of such appraisal or valuation. In the event that the Special Servicer has not received any required MAI appraisal within 60 days after the Appraisal Reduction Event (or, in the case of an appraisal in connection with an Appraisal Reduction Event described in clause (2) of the third preceding paragraph, within 120 days after the initial delinquency for the related Appraisal Reduction Event), the amount of the Appraisal Reduction will be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related mortgage loan (including the Simon Non-Pooled Component) until the MAI appraisal is received. The "Determination Date" for each Distribution Date is the 4th business day preceding such Distribution Date.

     As a result of calculating one or more Appraisal Reductions, the amount of any required P&I Advance will be reduced, which will have the effect of reducing the amount of interest available to the most subordinate class of Certificates then outstanding (i.e., first to the Class NR certificates, then to the Class M certificates, then to the Class L certificates, then to the Class K certificates, then to the Class J certificates, then to the Class H certificates, then to the Class G certificates, then to the Class F certificates, then to the Class E certificates, then to the Class D certificates, then to the Class C certificates and then to the Class B certificates); provided that with respect to an Appraisal Reduction on the Simon Portfolio Loan, such Appraisal Reduction will be applied to the Class S Certificates prior to any application of such Appraisal Reduction to the Simon Pooled Component (and as a result to the Offered Certificates). See "--Advances" above.

     With respect to each mortgage loan as to which an Appraisal Reduction has occurred (unless the mortgage loan has remained current for three consecutive Periodic Payments, and with respect to which no other Appraisal Reduction Event has occurred with respect thereto during the preceding three months), the Special Servicer is required, within 30 days of each annual anniversary of the related Appraisal Reduction Event to order an appraisal (which may be an update of a prior appraisal), the cost of which will be a Servicing Advance, or to conduct an internal valuation, as applicable. Based upon the appraisal or valuation, the Special Servicer is required to redetermine in consultation with the Directing Certificateholder and report to the Directing Certificateholder (and, in the case of the Simon Portfolio Loan, the Simon Portfolio Operating Advisor), the Master Servicer, and the Trustee, the recalculated amount of the Appraisal Reduction with respect to the mortgage loan. The Directing Certificateholder will have 10 business days to review and approve each calculation of any recalculated Appraisal Reduction; provided, however, that if the Directing Certificateholder fails to approve any calculation of the recalculated Appraisal Reduction within 30 days of receipt, such consent will be deemed to be given. Notwithstanding the foregoing, the Special Servicer will not be required to obtain an appraisal or valuation with respect to a mortgage loan which is the subject of an Appraisal Reduction Event to the extent the Special Servicer has obtained an appraisal or valuation with respect to the related Mortgaged Property within the 12-month period prior to the occurrence of the Appraisal Reduction Event. Instead, the Special Servicer may use the prior appraisal or valuation in calculating any Appraisal Reduction with respect to the mortgage loan, provided that the Special Servicer is not aware of any material change to the Mortgaged Property; its earnings potential or risk characteristics; the Mortgaged Property's marketability; or market conditions that has occurred that would affect the validity of the appraisal or valuation.

     Any mortgage loan previously subject to an Appraisal Reduction which becomes current and remains current for three consecutive Periodic Payments, and with respect to which no other Appraisal Reduction Event has occurred and is continuing, will no longer be subject to an Appraisal Reduction.


REPORTS TO CERTIFICATEHOLDERS; CERTAIN AVAILABLE INFORMATION

     On each Distribution Date, the Trustee will be required to make available on its website to each holder of a Certificate, the Master Servicer, the Underwriters, the Special Servicer, the Directing Certificateholder (or, in the case of the Simon Portfolio Loan, the Simon Portfolio Operating Advisor), Moody's, Fitch and certain assignees of the Depositor, including a financial market publisher (which is anticipated to initially be Bloomberg, L.P.), if any, a statement (a "Statement to Certificateholders") based upon information provided by the Master Servicer in accordance with Commercial Mortgage Securities Association (or any successor organization reasonably acceptable to the Master Servicer and the Trustee) guidelines setting forth, among other things:

     (1) the amount of the distribution on the Distribution Date to the holders of the class of Certificates in reduction of the Certificate Balance of the Certificates;

     (2) the amount of the distribution on the Distribution Date to the holders of the class of Certificates allocable to Distributable Certificate Interest;

     (3) the aggregate amount of P&I Advances made in respect of the Distribution Date;

     (4) the aggregate amount of compensation paid to the Trustee and servicing compensation paid to the Master Servicer and the Special Servicer with respect to the Due Period for the Distribution Date;

     (5) the aggregate Stated Principal Balance of the mortgage loans and any REO Loans outstanding immediately before and immediately after the Distribution Date;

     (6) the number, aggregate principal balance, weighted average remaining term to maturity and weighted average Mortgage Rate of the mortgage loans as of the end of the related Due Period for the Distribution Date;

     (7) the number and aggregate principal balance of mortgage loans (A) delinquent 30-59 days, (B) delinquent 60-89 days, (C) delinquent 90 days or more, (D) current but specially serviced or in foreclosure but not an REO Property and (E) for which the related borrower is subject to oversight by a bankruptcy court;

     (8) the value of any REO Property included in the trust fund as of the Determination Date for the Distribution Date, on a loan-by-loan basis, based on the most recent appraisal or valuation;

     (9) the Available Distribution Amount for the Distribution Date;

     (10) the amount of the distribution on the Distribution Date to the holders of each class of Certificates allocable to Yield Maintenance Charges;

     (11) the Pass-Through Rate for each class of Certificates for the Distribution Date and the next succeeding Distribution Date;

     (12) the Scheduled Principal Distribution Amount and the Unscheduled Principal Distribution Amount for the Distribution Date;

     (13) the Certificate Balance or Notional Amount, as the case may be, of each class of Certificates immediately before and immediately after the Distribution Date, separately identifying any reduction in these amounts as a result of the allocation of any Collateral Support Deficit on the Distribution Date;

     (14) the fraction, expressed as a decimal carried to eight places, the numerator of which is the then related Certificate Balance or Notional Amount, as the case may be, and the denominator of which is the related initial aggregate Certificate Balance or Notional Amount, as the case may be, for each class of Certificates (other than the Residual Certificates) immediately following the Distribution Date;

     (15) the amount of any Appraisal Reductions effected in connection with the Distribution Date on a loan-by-loan basis and the total Appraisal Reduction effected in connection with such Distribution Date;

     (16) the number and related principal balances of any mortgage loans extended or modified since the previous Determination Date (or in the case of the first Distribution Date, as of the cut-off Date) on a loan-by-loan basis;

     (17) the amount of any remaining unpaid interest shortfalls for each class as of the Distribution Date;

     (18) a loan-by-loan listing of each mortgage loan which was the subject of a principal prepayment since the previous Determination Date (or in the case of the first Distribution Date, as of the cut-off date) and the amount and the type of principal prepayment occurring;

     (19) a loan-by-loan listing of any mortgage loan which was defeased since the previous Determination Date (or in the case of the first Distribution Date, as of the cut-off date);

     (20) all deposits into, withdrawals from, and the balance of the Interest Reserve Account on the related Master Servicer Remittance Date;

     (21) the amount of the distribution on the Distribution Date to the holders of each class of Certificates in reimbursement of Collateral Support Deficit;

     (22) the aggregate unpaid principal balance of the mortgage loans outstanding as of the close of business on the related Determination Date;

     (23) with respect to any mortgage loan as to which a liquidation occurred since the previous Determination Date (or in the case of the first Distribution Date, as of the cut-off date) (other than a payment in full),
   (A) its loan number, (B) the aggregate of all Liquidation Proceeds which are included in the Available Distribution Amount and Simon Portfolio Available Funds and other amounts received in connection with the liquidation (separately identifying the portion allocable to distributions on the Certificates) and (C) the amount of any Collateral Support Deficit in connection with the liquidation;

     (24) with respect to any REO Property included in the trust as to which the Special Servicer determined, in accordance with accepted servicing standards, that all payments or recoveries with respect to the Mortgaged Property have been ultimately recovered since the previous Determination Date, (A) the loan number of the related mortgage loan, (B) the aggregate of all Liquidation Proceeds and other amounts received in connection with that determination (separately identifying the portion allocable to distributions on the Certificates) and (C) the amount of any realized loss in respect of the related REO Loan in connection with that determination;

     (25) the aggregate and loan-by-loan amount of interest on P&I Advances paid to the Master Servicer and the Trustee since the previous
   Determination Date (or in the case of the first Distribution Date, as of the cut-off date);

     (26) the aggregate and loan-by-loan amount of interest on Servicing Advances paid to the Master Servicer, the Special Servicer and the Trustee since the previous Determination Date (or in the case of the first Distribution Date, as of the cut-off date);

     (27) the original and then current credit support levels for each class of Certificates;

     (28) the original and then current ratings for each class of Certificates;

     (29) the amount of the distribution on the Distribution Date to the holders of the Residual Certificates; and

     (30) the aggregate amount of Yield Maintenance Charges collected since the previous Determination Date (or in the case of the first Distribution Date, as of the cut-off date).

     The Trustee will make available the Statements to Certificateholders through its website which is initially located at www.ctslink.com/cmbs. In addition, the Trustee may make certain other information and reports (including the collection of reports specified by The Commercial Mortgage Securities Association (or any successor organization reasonably acceptable to the Trustee and the Master Servicer) as the "CMSA Investor Reporting Package") related to the mortgage loans available, to the extent that the Trustee receives direction from the Depositor or is otherwise directed to do so under the Pooling and Servicing Agreement.

     In the case of information furnished pursuant to clauses (1), (2), (10) and (15) above, the amounts will be expressed as a dollar amount in the aggregate for all Certificates of each applicable class and per any definitive certificate. In addition, within a reasonable period of time after the end of each calendar year, the Trustee is required to furnish to each person or entity who at any time during the calendar year was a holder of a Certificate, a statement containing the information set forth in clauses (1), (2) and (10) above as to the applicable class, aggregated for the related calendar year or applicable partial year during which that person was a Certificateholder, together with any other information as the Trustee deems necessary or desirable, or that a Certificateholder or Certificate Owner reasonably requests, to enable Certificateholders to prepare their tax returns for that calendar year. This obligation of the Trustee will be deemed to have been satisfied to the extent that substantially comparable information will be provided by the Trustee pursuant to any requirements of the Code as from time to time are in force.

     The Pooling and Servicing Agreement requires that the Trustee make available at its offices, during normal business hours, for review by any holder of an Offered Certificate, the Mortgage Loan Sellers, the Depositor, the Special Servicer, the Master Servicer, the Directing Certificateholder (and, in the case of the Simon Portfolio Loan, the Simon Portfolio Operating Advisor), Moody's, Fitch, any designee of the Depositor or any other person to whom the Trustee believes the disclosure is appropriate, upon their prior written request, originals or copies of, among other things, the following items:

     (1) the Pooling and Servicing Agreement and any amendments to that agreement;

     (2) all Statements to Certificateholders made available to holders of the relevant class of Offered Certificates since the Closing Date;

     (3) all officer's certificates delivered to the Trustee since the Closing Date as described under "Description of the Pooling Agreements--Evidence as to Compliance" in the prospectus;

     (4) all accountants' reports delivered to the Trustee since the Closing Date as described under "Description of the Pooling Agreements--Evidence as to Compliance" in the prospectus;

     (5) the most recent property inspection report prepared by or on behalf of the Master Servicer or the Special Servicer and delivered to the Trustee in respect of each Mortgaged Property;

     (6) copies of the mortgage loan documents;

     (7) any and all modifications, waivers and amendments of the terms of a mortgage loan entered into by the Master Servicer or the Special Servicer and delivered to the Trustee; and

     (8) any and all statements and reports delivered to, or collected by, the Master Servicer or the Special Servicer, from the borrowers, including the most recent annual property operating statements, rent rolls and borrower financial statements, but only to the extent that the statements and reports have been delivered to the Trustee.

     Copies of any and all of the foregoing items will be available to those named in the above paragraph, from the Trustee upon request; however, the Trustee will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing the copies, except that the Directing Certificateholder shall be entitled to receive such items free of charge. Pursuant to the Pooling and Servicing Agreement, the Master Servicer will use reasonable efforts to enforce all provisions of the mortgage loan documents relating to the submission of financial and property information.

     The Pooling and Servicing Agreement will require the Master Servicer and the Trustee, subject to certain restrictions (including execution and delivery of a confidentiality agreement) set forth in the Pooling and Servicing Agreement, to provide certain of the reports or, in the case of the Master Servicer and the Controlling Class Certificateholder, access to the reports available as set forth above, as well as certain other information received by the Master Servicer or the Trustee, as the case may be, to any Certificateholder, the Underwriters, the Mortgage Loan Sellers, any Certificate Owner or any prospective investor so identified by a Certificate Owner or an Underwriter, that requests reports or information. However, the Trustee and the Master Servicer will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing copies of these reports or information, except that, other than for extraordinary or duplicate requests, the Directing Certificateholder shall be entitled to reports and information free of charge. Except as otherwise set forth in this paragraph, until the time definitive certificates are issued, notices and statements required to be mailed to holders of Certificates will be available to Certificate Owners of Offered Certificates only to the extent they are forwarded by or otherwise available through DTC and its Participants. Conveyance of notices and other communications by DTC to Participants, and by Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Except as otherwise set forth in this paragraph, the Master Servicer, the Special Servicer, the Trustee and the Depositor are required to recognize as Certificateholders only those persons in whose names the Certificates are registered on the books and records of the Certificate Registrar. The initial registered holder of the Offered Certificates will be Cede & Co., as nominee for DTC.


VOTING RIGHTS

     At all times during the term of the Pooling and Servicing Agreement, the voting rights for the Certificates (the "Voting Rights") will be allocated among the respective classes of Certificateholders as follows: (1) 4% in the case of the Class X Certificates, and (2) in the case of any other class of Certificates (other than the Class S Certificates and the Residual Certificates), a percentage equal to the product of 96% and a fraction, the numerator of which is equal to the aggregate Certificate Balance of the class, in each case, determined as of the prior Distribution Date, and the denominator of which is equal to the aggregate Certificate Balance of all classes of Certificates (other than the Class S Certificates), each determined as of the prior Distribution Date. None of the Class S, Class R nor the Class LR certificates will be entitled to any Voting Rights. For purposes of determining Voting Rights, the Certificate Balance of each class will not be reduced by the amount allocated to that class of any Appraisal Reductions related to mortgage loans as to which Liquidation Proceeds or other final payment have not yet been received. Voting Rights allocated to a class of Certificateholders will be allocated among the Certificateholders in proportion to the Percentage Interests evidenced by their respective Certificates. Solely for purposes of giving any consent, approval or waiver pursuant to the Pooling and Servicing Agreement, neither the Master Servicer, the Special Servicer nor the Depositor will be entitled to exercise any Voting Rights with respect to any Certificates registered in its name, if the consent, approval or waiver would in any way increase its compensation or limit its obligations in the named capacities under the Pooling and Servicing Agreement; provided, however, that the restrictions will not apply to the exercise of the Special Servicer's rights, if any, as a member of the Controlling Class.


TERMINATION; RETIREMENT OF CERTIFICATES

     The obligations created by the Pooling and Servicing Agreement will terminate upon payment (or provision for payment) to all Certificateholders of all amounts held by the Trustee on behalf of the Trustee and required to be paid following the earlier of (1) the final payment (or related advance) or other liquidation of the last mortgage loan or REO Property subject thereto or
(2) the purchase or other liquidation of all of the assets of the trust fund by the holders of the Controlling Class, the Special Servicer, the Master Servicer or the holders of the Class LR certificates, in that order of priority. Written notice of termination of the Pooling and Servicing Agreement will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at the office of the Certificate Registrar or other location specified in the notice of termination.

     The holders of the Controlling Class, the Special Servicer, the Master Servicer and the holders of the Class LR certificates (in that order) will have the right to purchase all of the assets of the trust fund (including the Simon Non-Pooled Component). This purchase of all the mortgage loans and other assets in the trust fund is required to be made at a price equal to the sum of (1) the aggregate Purchase Price of all the mortgage loans (including the Simon Non-Pooled Component) (exclusive of REO Loans) then included in the trust fund and (2) the aggregate fair market value of all REO Properties then included in the trust fund (which fair market value for any REO Property may be less than the Purchase Price for the corresponding REO Loan), as determined by an appraiser selected and mutually agreed upon by the Master Servicer and the Trustee, plus the reasonable out-of-pocket expenses of the Master Servicer related to such purchase, unless the Master Servicer is the purchaser. This purchase will effect early retirement of the then outstanding Offered Certificates, but the rights of the holders of the Controlling Class, the Special Servicer, the Master Servicer or the holders of the Class LR certificates to effect the termination is subject to the requirement that the then aggregate Stated Principal Balance of the pool of mortgage loans (including the Simon Non-Pooled Component) be less than 1% of the Initial Pool Balance.

     On the final Distribution Date, the aggregate amount paid by the holders of the Controlling Class, the Special Servicer, the Master Servicer or the holders of the Class LR certificates, as the case may be, for the mortgage loans and other assets in the trust fund (if the trust fund is to be terminated as a result of the purchase described in the preceding paragraph), together with all other amounts on deposit in the Certificate Account and not otherwise payable to a person other than the Certificateholders (see "Description of the Pooling Agreements--Certificate Account" in the prospectus), will be applied generally as described under "--Distributions--Priority" in this prospectus supplement.

     Any optional termination by the holders of the Controlling Class, the Special Servicer, the Master Servicer, the Depositor or the holders of the Class LR certificates would result in prepayment in full of the Certificates and would have an adverse effect on the yield of the Class X Certificates because a termination would have an effect similar to a principal prepayment in full of the mortgage loans and, as a result, investors in the Class X Certificates and any other Certificates purchased at premium might not fully recoup their initial investment. See "Yield and Maturity Considerations" in this prospectus supplement.

                        SERVICING OF THE MORTGAGE LOANS

GENERAL

     The servicing of the mortgage loans and any REO Properties will be governed by the Pooling and Servicing Agreement. The following summaries describe certain provisions of the Pooling and Servicing Agreement relating to the servicing and administration of the mortgage loans and any REO Properties. The summaries do not purport to be complete and are subject, and qualified in their entirety by reference, to the provisions of the Pooling and Servicing Agreement. Reference is made to the prospectus for additional information regarding the terms of the Pooling and Servicing Agreement relating to the servicing and administration of the mortgage loans and any REO Properties, provided that the information in this prospectus supplement supersedes any contrary information set forth in the prospectus. See "Description of the Pooling Agreements" in the prospectus.

     Each of the Master Servicer (directly or through one or more sub-servicers) and the Special Servicer will be required to service and administer the mortgage loans (including the Simon Non-Pooled Component) for which it is responsible. The Master Servicer may delegate and/or assign some or all of its servicing obligations and duties with respect to some or all of the mortgage loans to one or more third-party subservicers. Except in certain limited circumstances set forth in the Pooling and Servicing Agreement, the Special Servicer will not be permitted to appoint sub-servicers with respect to any of its servicing obligations and duties.

     The Master Servicer and the Special Servicer will be required to service and administer the mortgage loans (including the Simon Non-Pooled Component) for which each is responsible in accordance with applicable law, the terms of the Pooling and Servicing Agreement and the mortgage loans and, to the extent consistent with the foregoing, in accordance with the higher of the following standards of care: (1) the same manner in which, and with the same care, skill, prudence and diligence with which the Master Servicer or the Special Servicer, as the case may be, services and administers similar mortgage loans for other third-party portfolios, and (2) the same care, skill, prudence and diligence with which the Master Servicer or the Special Servicer, as the case may be, services and administers commercial and multifamily mortgage loans owned by the Master Servicer or the Special Servicer, as the case may be, in either case, giving due consideration to customary and usual standards of practice of prudent institutional, multifamily and commercial mortgage lenders, loan servicers and asset managers, but without regard to:

     (A) any relationship that the Master Servicer or the Special Servicer, or any of their respective affiliates, as the case may be, may have with the related borrower or any affiliate of such borrower, any Mortgage Loan Seller or any other party to the Pooling and Servicing Agreement;

     (B) the ownership of any Certificate by the Master Servicer or the Special Servicer or any of their respective affiliates, as the case may be;

     (C) the Master Servicer's or Special Servicer's obligation to make
   Advances;

     (D) the Master Servicer's or the Special Servicer's, as the case may be, right to receive compensation for its services under the Pooling and Servicing Agreement or with respect to any particular transaction;

     (E) the ownership, servicing or management for others of any other mortgage loans or mortgaged properties by the Master Servicer or Special Servicer;

     (F) any obligation of the Master Servicer or the Special Servicer or any of their respective affiliates, as the case may be (in their capacity as a Mortgage Loan Seller) to cure a breach of a representation or warranty or repurchase the mortgage loan; and

     (G) any debt that the Master Servicer or the Special Servicer or any of their respective affiliates, as the case may be, has extended to any borrower or any of its affiliates (the foregoing, collectively referred to as the "Servicing Standards").

     Except as otherwise described under "--Inspections; Collection of Operating Information" below, the Master Servicer will be responsible initially for the servicing and administration of the entire pool of mortgage loans. The Master Servicer will be required to transfer its servicing responsibilities to the Special Servicer with respect to any mortgage loan:

     (1) as to which a payment default has occurred at its original maturity date, or, if the original maturity date has been extended, at its extended maturity date or, in the case of a balloon payment, such payment is delinquent and the related borrower has not provided the Master Servicer on the related maturity date with a bona fide written commitment for refinancing, reasonably satisfactory in form and substance to the Master Servicer, which provides that such refinancing will occur within 150 days, provided that if such refinancing does not occur, the related mortgage loan will become a Specially Serviced Mortgage Loan at the end of that 150-day period (or for such shorter period beyond the date on which that balloon payment was due within which the refinancing is scheduled to occur);

     (2) as to which any Periodic Payment (other than a balloon payment) is more than 60 days delinquent;

     (3) as to which the borrower has entered into or consented to bankruptcy, appointment of a receiver or conservator or a similar insolvency proceeding, or the borrower has become the subject of a decree or order for that proceeding (provided that if the appointment, decree or order is stayed or discharged, or the case dismissed within 60 days that mortgage loan will not be considered a Specially Serviced Mortgage Loan during that period), or the related borrower has admitted in writing its inability to pay its debts generally as they become due;

     (4) as to which the Master Servicer has received notice of the foreclosure or proposed foreclosure of any other lien on the Mortgaged Property;

     (5) as to which, in the judgment of the Master Servicer or Special Servicer, as applicable, a payment default is imminent and is not likely to be cured by the borrower within 60 days; or

     (6) as to which a default of which the Master Servicer has notice (other than a failure by the related borrower to pay principal or interest) and which materially and adversely affects the interests of the Certificateholders has occurred and remains unremediated for the applicable grace period specified in the mortgage loan (or if no grace period is specified for events of default which are capable of cure, 60 days).

     However, the Master Servicer will be required to continue to (w) receive payments on the mortgage loan (including amounts collected by the Special Servicer), (x) make certain calculations with respect to the mortgage loan, (y) make remittances and prepare certain reports to the Certificateholders with respect to the mortgage loan and (z) receive the Servicing Fee in respect of the mortgage loan at the Servicing Fee Rate. If the related Mortgaged Property is acquired in respect of any mortgage loan (upon acquisition, an "REO Property") whether through foreclosure, deed-in-lieu of foreclosure or otherwise, the Special Servicer will continue to be responsible for its operation and management. The mortgage loans serviced by the Special Servicer and any mortgage loans that have become REO Properties are referred to in this prospectus supplement as the "Specially Serviced Mortgage Loans." The Master Servicer will have no responsibility for the performance by the Special Servicer of its duties under the Pooling and Servicing Agreement. Any mortgage loan that is cross-collateralized with a Specially Serviced Mortgage Loan will become a Specially Serviced Mortgage Loan upon request by the Directing Certificateholder in its sole discretion.

     If any Specially Serviced Mortgage Loan, in accordance with its original terms or as modified in accordance with the Pooling and Servicing Agreement, becomes a performing mortgage loan for at least 3 consecutive Periodic Payments (provided no additional event of default is foreseeable in the reasonable judgment of the Special Servicer), the Special Servicer will be required to return servicing of that mortgage loan (a "Corrected Mortgage Loan") to the Master Servicer.

     The Special Servicer will be required to prepare a report (an "Asset Status Report") for each mortgage loan which becomes a Specially Serviced Mortgage Loan not later than 45 days after the servicing of such mortgage loan is transferred to the Special Servicer. Each Asset Status Report will be required to be delivered to the Directing Certificateholder and, with respect to the Simon Portfolio Loan, the Simon Portfolio Operating Advisor (each as defined below), the Master Servicer, the Mortgage Loan Sellers, the Trustee, Moody's and Fitch. If the Directing Certificateholder (or with respect to the Simon Portfolio Loan, the Simon Portfolio Operating Advisor) does not disapprove an Asset Status Report within ten business days, the Special Servicer will be required to implement the recommended action as outlined in the Asset Status Report. The Directing Certificateholder (or with respect to the Simon Portfolio Loan, the Simon Portfolio Operating Advisor) may object to any Asset Status Report within ten business days of receipt; provided, however, that the Special Servicer will be required to implement the recommended action as outlined in the Asset Status Report if it makes a determination in accordance with the Servicing Standards that the objection is not in the best interest of all the Certificateholders. If the Directing Certificateholder (or with respect to the Simon Portfolio Loan, the Simon Portfolio Operating Advisor) disapproves the Asset Status Report and the Special Servicer has not made the affirmative determination described above, the Special Servicer will be required to revise the Asset Status Report as soon as practicable thereafter, but in no event later than 30 days after the disapproval. The Special Servicer will be required to revise the Asset Status Report until the Directing Certificateholder (or with respect to the Simon Portfolio Loan, the Simon Portfolio Operating Advisor) fails to disapprove the revised Asset Status Report as described above or until the Special Servicer makes a determination that the objection is not in the best interests of the Certificateholders; provided, however, in the event that the Directing Certificateholder (or with respect to the Simon Portfolio Loan, the Simon Portfolio Operating Advisor) and the Special Servicer have not agreed upon an Asset Status Report with respect to a Specially Serviced Mortgage Loan within 90 days of the Directing Certificateholder's (or 60 days with respect to the Simon Portfolio Loan, the Simon Portfolio Operating Advisor's) receipt of the initial Asset Status Report with respect to such Specially Serviced Mortgage Loan, the Special Servicer will implement the actions described in the most recent Asset Status Report submitted to the Directing Certificateholder (or with respect to the Simon Portfolio Loan, the Simon Portfolio Operating Advisor) by the Special Servicer.


THE DIRECTING CERTIFICATEHOLDER AND THE SIMON PORTFOLIO OPERATING ADVISOR

     The Directing Certificateholder (and with respect to the Simon Portfolio Loan, so long as a Control Change Event with respect to all of the Class S Certificates has not occurred, the Simon Portfolio Operating Advisor) will be entitled to advise the Special Servicer with respect to the following actions and others more particularly described in the Pooling and Servicing Agreement and, except as otherwise described below, the Special Servicer will not be permitted to take any of the following actions as to which the Directing Certificateholder (or with respect to the Simon Portfolio Loan, the Simon Portfolio Operating Advisor) has objected in writing within ten business days of having been notified of the proposed action (provided that if such written objection has not been delivered to the Special Servicer within the ten day period, the Directing Certificateholder (or with respect to the Simon Portfolio Loan, the Simon Portfolio Operating Advisor) will be deemed to have approved such action):

     (i) any proposed foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of properties securing such of the mortgage loans as come into and continue in default;

     (ii) any modification or consent to a modification of any monetary term of a mortgage loan or any extension of the maturity date of such mortgage loan;

     (iii) any proposed sale of a defaulted mortgage loan or REO Property (other than in connection with the termination of the trust as described under "Description of the Certificates--Termination; Retirement of Certificates" in this prospectus supplement) for less than the applicable Purchase Price;

     (iv) any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at an REO Property;

     (v) any release of collateral or any acceptance of substitute or additional collateral for a mortgage loan or any consent to either of the foregoing, other than pursuant to the specific terms of the related mortgage loan;

     (vi) any waiver of a "due-on-sale" or "due-on-encumbrance" clause with respect to a mortgage loan or any consent to such a waiver;

     (vii) any management company changes or franchise changes;

     (viii) releases of any escrow accounts, reserve accounts or letters of credit held as performance escrows or reserves, other than pursuant to the specific terms of the mortgage loan;

     (ix) any acceptance of an assumption agreement releasing a borrower from liability under a mortgage loan other than pursuant to the specific terms of such mortgage loan; and

     (x)   any determination of an Acceptable Insurance Default;

provided that, in the event that the Special Servicer determines that immediate action is necessary to protect the interests of the Certificateholders (as a collective whole), the Special Servicer may take any such action without waiting for the Directing Certificateholder's (or with respect to Simon Portfolio Loan, the Simon Portfolio Operating Advisor's) response.

     In addition, the Directing Certificateholder may direct the Special Servicer to take, or to refrain from taking, other actions with respect to a mortgage loan, as the Directing Certificateholder may reasonably deem advisable; provided that the Special Servicer will not be required to take or refrain from taking any action pursuant to instructions from the Directing Certificateholder (or with respect to the Simon Portfolio Loan, the Simon Portfolio Operating Advisor) that would cause it to violate applicable law, the Pooling and Servicing Agreement, including the Servicing Standards, or the REMIC Provisions.

     The "Directing Certificateholder" will be the Controlling Class Certificateholder selected by more than 50% of the Controlling Class Certificateholders, by Certificate Balance, as certified by the Certificate Registrar from time to time; provided, however, that (1) absent that selection, or (2) until a Directing Certificateholder is so selected or (3) upon receipt of a notice from a majority of the Controlling Class Certificateholders, by Certificate Balance, that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class will be the Directing Certificateholder.

     A "Controlling Class Certificateholder" is each holder (or Certificate Owner, if applicable) of a Certificate of the Controlling Class as certified to the Certificate Registrar from time to time by the holder (or Certificate Owner).

     The "Controlling Class" will be as of any time of determination the most subordinate class of Certificates then outstanding that has a Certificate Balance at least equal to 25% of the initial Certificate Balance of that class. For purposes of determining identity of the Controlling Class, the Certificate Balance of each class will not be reduced by the amount allocated to that class of any Appraisal Reductions. The Controlling Class as of the Closing Date will be the Class NR certificates.

     In addition, the Pooling and Servicing Agreement permits the Controlling Holder of the Class S Certificates to appoint a representative (the "Simon Portfolio Operating Advisor") who may advise the Special Servicer with respect to the Simon Portfolio Loan. The "Controlling Holder" of the Class S Certificates will be, to the extent then outstanding, the most subordinate class of Class S Certificates outstanding for which a Control Change Event has not occurred with respect to such class. Upon the occurrence of a Control Change Event with respect to all of the Class S Certificates, no holder of a Class S Certificate will be permitted to exercise any of the rights of the Controlling Holder of the Class S Certificates. A "Control Change Event" has occurred with respect to any class of Class S Certificates if and for so long as either (i) the initial Certificate Balance of such class minus all Appraisal Reduction Amounts and Collateral Support Deficits allocated to such class as of the date of determination is less than 25% of the initial Certificate Balance of such class of Class S Certificates; or (ii) the outstanding Certificate Balance of such class of Class S Certificates, after giving effect to all principal distributions, Appraisal Reduction Amounts and Collateral Support Deficits allocated to such class as of the date of determination has been reduced to zero.

     1 mortgage loan (identified as loan number 99 on Annex A to this prospectus supplement) representing approximately 0.2% of the Initial Pool Balance, is the senior loan in a split loan structure with a junior loan that is not included in the trust. The holder of the junior loan will have the right to cure defaults on the senior loan and to advise and direct the special servicer with respect to certain specific actions generally involving foreclosure or material modification of the senior and junior loans. See "Servicing of the Mortgage Loans--General" in this prospectus supplement.

LIMITATION ON LIABILITY OF DIRECTING CERTIFICATEHOLDER AND THE SIMON PORTFOLIO OPERATING ADVISOR

     The Directing Certificateholder (and with respect to the Simon Portfolio Loan, the Simon Portfolio Operating Advisor) will not be liable to the trust fund or the Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Pooling and Servicing Agreement, or for errors in judgment. However, the Directing Certificateholder (and with respect to the Simon Portfolio Loan, the Simon Portfolio Operating Advisor) will not be protected against any liability to the Controlling Class Certificateholder (or with respect to the Simon Portfolio Operating Advisor, the Controlling Holder of the Class S Certificates) which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties.

     Each Certificateholder acknowledges and agrees, by its acceptance of its Certificates, that the Directing Certificateholder (and with respect to the Simon Portfolio Loan, the Simon Portfolio Operating Advisor):

     (a) may have special relationships and interests that conflict with those of holders of one or more classes of certificates,

     (b) may act solely in the interests of the holders of the Controlling Class (or with respect to the Simon Portfolio Operating Advisor, the Controlling Holder of the Class S Certificates),

     (c) does not have any duties to the holders of any class of certificates other than the Controlling Class (or with respect to the Simon Portfolio Operating Advisor, the Controlling Holder of the Class S Certificates),

     (d) may take actions that favor the interests of the holders of the Controlling Class (or with respect to the Simon Portfolio Operating Advisor, the Controlling Holder of the Class S Certificates) over the interests of the holders of one or more other classes of certificates,

     (e) absent willful misfeasance, bad faith or negligence, will not be deemed to have been negligent or reckless, or to have acted in bad faith or engaged in willful misconduct, by reason of its having acted solely in the interests of the Controlling Class (or with respect to the Simon Portfolio Operating Advisor, the Controlling Holder of the Class S Certificates), and

     (f) will have no liability whatsoever for having so acted and that no Certificateholder may take any action whatsoever against the Directing Certificateholder (and with respect to the Simon Portfolio Loan, the Simon Portfolio Operating Advisor) or any director, officer, employee, agent or principal of the Directing Certificateholder (and with respect to the Simon Portfolio Loan, the Simon Portfolio Operating Advisor) for having so acted.


THE MASTER SERVICER

     Wachovia Bank, National Association, in its capacity as Master Servicer under the Pooling and Servicing Agreement (in such capacity, the "Master Servicer"), will be responsible for servicing the mortgage loans (other than Specially Serviced Mortgage Loans). Although the Master Servicer will be authorized to employ agents, including sub-servicers, to directly service the mortgage loans for which it will be responsible, the Master Servicer will remain liable for its servicing obligations under the Pooling and Servicing Agreement. Wachovia Bank, National Association is a wholly-owned subsidiary of Wachovia Corporation, and, as such, is our affiliate. Wachovia Bank, National Association's principal servicing offices are located at NC 1075, 8739 Research Drive URP4, Charlotte, North Carolina 28262.

     As of September 30, 2002, Wachovia Bank, National Association and its affiliates were responsible for master or primary servicing of approximately 7,534 commercial and multifamily loans, totaling approximately $56.4 billion in aggregate outstanding principal amounts, including loans securitized in mortgage-backed securitization transactions.

     The information set forth in this prospectus supplement concerning the Master Servicer has been provided by the Master Servicer, and neither the Depositor nor the Underwriters make any representation or warranty as to the accuracy or completeness of that information. Wachovia Bank, National Association makes no representations as to the validity or sufficiency of the Pooling and Servicing Agreement, the Certificates, the mortgage loans, this prospectus supplement or related documents.


THE SPECIAL SERVICER

     ARCap Special Servicing, Inc., a Delaware corporation, in its capacity as Special Servicer under the Pooling and Servicing Agreement (in such capacity, the "Special Servicer"), is a wholly owned subsidiary of ARCap REIT, Inc., headquartered in Irving, Texas, and an affiliate of ARCap CMBS Fund REIT, Inc., the entity that is anticipated to be the initial series 2002-CIBC5 controlling class representative. As of September 30, 2002, ARCap Special Servicing, Inc. was the named special servicer on 21 CMBS transactions encompassing 3,681 loans with a legal balance of $21.72 billion. The portfolios include office, retail, multifamily, hospitality, industrial and other types of income producing properties in the United States, Canada and Puerto Rico.

     The information set forth in this prospectus supplement concerning the Special Servicer has been provided by the Special Servicer, and neither the Depositor nor the Underwriters make any representation or warranty as to the accuracy or completeness of that information.


REPLACEMENT OF THE SPECIAL SERVICER

     The Special Servicer may be removed, and a successor Special Servicer appointed, at any time by the Directing Certificateholder, provided that each of Moody's and Fitch confirms in writing that the replacement of the Special Servicer, in and of itself, will not cause a qualification, withdrawal or downgrading of the then-current ratings assigned to any class of Certificates.


SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The fee of the Master Servicer (the "Servicing Fee") will be payable monthly from amounts received in respect of the mortgage loans, and will accrue at a rate (the "Servicing Fee Rate"), equal to a per annum rate ranging from 0.040% to 0.120%. As of the cut-off date the weighted average Servicing Fee Rate will be 0.047% per annum. In addition, the Master Servicer will have the right to assign and transfer its right to receive such portion to another party. In addition to the Servicing Fee, the Master Servicer will be entitled to retain, as additional servicing compensation, (1) 100% of certain non-material modification, waiver, consent fees, provided the consent of the Special Servicer is not required for such matters, (2) 50% of all application, assumption, extension, modification, defeasance, waiver, consent and earnout fees, in each case with respect to all mortgage loans which are not Specially Serviced Mortgage Loans, and (3) late payment charges and default interest paid by the borrowers (other than on Specially Serviced Mortgage Loans), but only to the extent such late payment charges and default interest are not needed to pay interest on Advances or certain additional trust fund expenses incurred with respect to the related mortgage loan since the Closing Date. The Master Servicer also is authorized but not required to invest or direct the investment of funds held in the Certificate Account in Permitted Investments, and the Master Servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the Pooling and Servicing Agreement. The Master Servicer also is entitled to retain any interest earned on any servicing escrow account to the extent the interest is not required to be paid to the related borrowers.

     The Servicing Fee is calculated on the Stated Principal Balance of the mortgage loans and in the same manner as interest is calculated on the mortgage loans. The Servicing Fee for each mortgage loan is included in the "Administrative Cost Rate" listed for that mortgage loan on Annex A. Any Servicing Fee Rate calculated on an Actual/360 Basis will be recomputed on a 30/360 basis for purposes of calculating the Net Mortgage Rate.

     The principal compensation to be paid to the Special Servicer in respect of its special servicing activities will be the Special Servicing Fee, the Workout Fee and the Liquidation Fee.

     The "Special Servicing Fee" will accrue with respect to each Specially Serviced Mortgage Loan at a rate equal to 0.25% per annum (the "Special Servicing Fee Rate") calculated on the basis of the Stated Principal Balance of the related Specially Serviced Mortgage Loans and in the same manner as interest is calculated on the Specially Serviced Mortgage Loans, and will be payable monthly, first from Liquidation Proceeds and Insurance and Condemnation Proceeds and then from general collections on all the mortgage loans and any REO Properties in the trust fund.

     The "Workout Fee" will generally be payable with respect to each Corrected Mortgage Loan and will be calculated by application of a "Workout Fee Rate" of 1% to each collection of interest and principal (including scheduled payments, prepayments, balloon payments, and payments at maturity) received on the respective mortgage loan for so long as it remains a Corrected Mortgage Loan. The Workout Fee with respect to any Corrected Mortgage Loan will cease to be payable if the Corrected Mortgage Loan again becomes a Specially Serviced Mortgage Loan but will become payable again if and when the mortgage loan again becomes a Corrected Mortgage Loan.

     If the Special Servicer is terminated (other than for cause) or resigns, it shall retain the right to receive any and all Workout Fees payable with respect to mortgage loans that became Corrected Mortgage Loans during the period that it acted as special servicer and remained Corrected Mortgage Loans at the time of that termination or resignation, but such fee will cease to be payable if the Corrected Mortgage Loan again becomes a Specially Serviced Mortgage Loan. The successor special servicer will not be entitled to any portion of those Workout Fees. If the Special Servicer resigns or is terminated other than for cause, it will receive any Workout Fees payable on Specially Serviced Mortgage Loans for which the resigning or terminated Special Servicer had cured the event of default through a modification, restructuring or workout negotiated by the Special Servicer and evidenced by a signed writing, but which had not as of the time the Special Servicer resigned or was terminated become a Corrected Mortgage Loan solely because the borrower had not made three consecutive timely Periodic Payments and which subsequently becomes a Corrected Mortgage Loan as a result of the borrower making such three consecutive timely Periodic Payments.

     A "Liquidation Fee" will be payable with respect to each Specially Serviced Mortgage Loan as to which the Special Servicer obtains a full or discounted payoff (or unscheduled partial payment to the extent such prepayment is required by the Special Servicer as a condition to a workout) from the related borrower and, except as otherwise described below, with respect to any Specially Serviced Mortgage Loan or REO Property as to which the Special Servicer receives any Liquidation Proceeds or Insurance and Condemnation Proceeds. The Liquidation Fee for each Specially Serviced Mortgage Loan will be payable from, and will be calculated by application of a "Liquidation Fee Rate" of 1% to the related payment or proceeds. Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based upon, or out of, Insurance and Condemnation Proceeds or Liquidation Proceeds received in connection with (i) the repurchase of any mortgage loan by a Mortgage Loan Seller for a breach of representation or warranty or for defective or deficient mortgage loan documentation within the time period provided for such repurchases, (ii) the purchase of any Specially Serviced Mortgage Loan by the majority holder of the Controlling Class (or, with respect to the Simon Portfolio Loan, the Simon Portfolio Operating Advisor), the Special Servicer or the Master Servicer or (iii) the purchase of all of the mortgage loans and REO Properties in connection with an optional termination of the trust fund. The Special Servicer may not receive a Workout Fee and a Liquidation Fee with respect to the same proceeds collected on a mortgage loan.

     The Special Servicer will also be entitled to additional servicing compensation in the form of all application fees with respect to assumptions, extensions and modifications and all defeasance fees, in each case, received with respect to the Specially Serviced Mortgage Loans, and 50% of all application, assumption, extension, modification, defeasance, waiver, consent and earnout fees received with respect to all mortgage loans which are not Specially Serviced Mortgage Loans and for which the Special Servicer's consent or approval is required. The Special Servicer will also be entitled to late payment charges and default interest paid by the borrowers on Specially Serviced Mortgage Loans, but only to the extent such late payment charges and default interest are not needed to pay interest on Advances or certain additional trust fund expenses with respect to the related mortgage loan since the Closing Date. The Special Servicer will not be entitled to retain any portion of Excess Interest paid on the ARD Loans.

     Although the Master Servicer and the Special Servicer are each required to service and administer the pool of mortgage loans in accordance with the Servicing Standards above and, accordingly, without regard to their rights to receive compensation under the Pooling and Servicing Agreement, additional servicing compensation in the nature of assumption and modification fees may under certain circumstances provide the Master Servicer or the Special Servicer, as the case may be, with an economic disincentive to comply with this standard.

     As and to the extent described in this prospectus supplement under "Description of the Certificates--Advances," the Master Servicer and the Special Servicer, as applicable will be entitled to receive interest on Advances, which will be paid contemporaneously with the reimbursement of the related Advance.

     Each of the Master Servicer and the Special Servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the Pooling and Servicing Agreement. Neither the Master Servicer nor the Special Servicer will be entitled to reimbursement for any expenses incurred by it except as expressly provided in the Pooling and Servicing Agreement. Any and all customary, reasonable and necessary "out of pocket" costs and expenses incurred by the Master Servicer or the Special Servicer in connection with the servicing of a mortgage loan after a default, delinquency or other unanticipated event with respect to such mortgage loan, or in connection with the administration of any REO Property, will constitute "Servicing Advances." Servicing Advances will be reimbursable from future payments and other collections, including Insurance and Condemnation Proceeds, Liquidation Proceeds and proceeds from the repurchase of a mortgage loan, in connection with the related mortgage loan or REO Property. The Master Servicer will be responsible for all fees payable to any sub-servicers. See "Description of the Certificates-- Distributions--Method, Timing and Amount" in this prospectus supplement and "Description of the Pooling Agreements--Certificate Account" and "--Servicing Compensation and Payment of Expenses" in the prospectus.

     If a borrower prepays a mortgage loan, in whole or in part, after the due date but on or before the Determination Date in any calendar month, the amount of interest (net of related Servicing Fees and any Excess Interest) accrued on such prepayment from such due date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected, constitute a "Prepayment Interest Excess." Conversely, if a borrower prepays a mortgage loan, in whole or in part, after the Determination Date in any calendar month and does not pay interest on such prepayment through the end of such calendar month, then the shortfall in a full month's interest (net of related Servicing Fees and any Excess Interest) on such prepayment will constitute a "Prepayment Interest Shortfall." Prepayment Interest Excesses (to the extent not offset by Prepayment Interest Shortfalls) collected on the mortgage loans will be retained by the Master Servicer as additional servicing compensation, as determined on a pool-wide aggregate basis.

     The Master Servicer will be required to deliver to the Trustee for deposit in the Distribution Account on each Master Servicer Remittance Date, without any right of reimbursement thereafter, a cash payment (a "Compensating Interest Payment") in an amount equal to the lesser of (i) the aggregate amount of Prepayment Interest Shortfalls incurred in connection with principal prepayments received in respect of the mortgage loans during the most recently ended Due Period, and (ii) the aggregate of (A) that portion of its Servicing Fees for the related Due Period that is, in the case of each and every mortgage loan and REO Loan for which such Servicing Fees are being paid in such Due Period, calculated at 0.02% per annum, and (B) all Prepayment Interest Excesses and, (C) to the extent earned on principal prepayments, net investment earnings received by the Master Servicer during the most recently ended Due Period. However, if a Prepayment Interest Shortfall occurs as a result of the Master Servicer's allowing the related borrower to deviate from the terms of the related mortgage loan documents regarding principal prepayments (other than (X) subsequent to a default under the related mortgage loan documents, (Y) pursuant to applicable law or a court order, or (Z) at the request or with the consent of the Directing Certificateholder), then, for purposes of calculating the Compensating Interest Payment for the related Due Period, the amount in clause
(ii) above shall be the aggregate of (A) all Servicing Fees for such Due Period and (B) all Prepaymemt Interest Excesses and, (C) to the extent earned on principal prepayments, net investment earnings received by the Master Servicer during such Due Period, and in no event will the rights of the Certificateholders to offset the aggregate Prepayment Interest Shortfalls be cumulative.


MAINTENANCE OF INSURANCE

     To the extent permitted by the related mortgage loan and required by the Servicing Standards, the Master Servicer will be required to use reasonable efforts, consistent with the Servicing Standard, to cause each borrower to maintain for the related Mortgaged Property all insurance coverage required by the terms of the mortgage loan documents, except to the extent that the failure of the related borrower to do so is an Acceptable Insurance Default (as defined below). This insurance coverage is required to be in the amounts, and from an insurer meeting the requirements, set forth in the related mortgage loan documents. If the borrower does not maintain such coverage, the Master Servicer or the Special Servicer, as the case may be, will be required to maintain such coverage to the extent such coverage is available at commercially reasonable rates, as determined by the Special Servicer in accordance with the Servicing Standard; provided that the Master Servicer will be obligated to maintain insurance against property damage resulting from terrorist or similar acts unless the borrower's failure is an Acceptable Insurance Default. The coverage of that kind of policy will be in an amount that is not less than the lesser of the full replacement cost of the improvements securing that mortgage loan or the outstanding principal balance owing on that mortgage loan, but in any event, in an amount sufficient to avoid the application of any co-insurance clause unless otherwise noted in the related mortgage loan documents. After the Master Servicer determines that a Mortgaged Property is located in an area identified as a federally designated special flood hazard area (and flood insurance has been made available), the Master Servicer will be required to use reasonable efforts to (1) cause each borrower to maintain (to the extent required by the related mortgage loan), and if the borrower does not so maintain, will be required to (2) itself maintain to the extent the trustee has an insurable interest in the Mortgaged Property and is available at commercially reasonable rates (as determined by the Master Servicer in accordance with the Servicing Standards) a flood insurance policy in an amount representing coverage not less than the lesser of (1) the outstanding principal balance of the related mortgage loan and (2) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, as amended, but only to the extent that the related mortgage loan permits the lender to require the coverage and maintaining coverage is consistent with the Servicing Standards.

     Notwithstanding the foregoing, with respect to the mortgage loans which either (x) require the borrower to maintain "all risk" property insurance (and do not expressly permit an exclusion for terrorism) or (y) contain provisions generally requiring the applicable borrower to maintain insurance in types and against such risks as the holder of such mortgage loan reasonably requires from time to time in order to protect its interests, the Master Servicer will be required to (A) actively monitor whether the insurance policies for the related Mortgaged Property contain exclusions in addition to those customarily found in insurance policies prior to September 11, 2001 ("Additional Exclusions"), (B) request the borrower to either purchase insurance against the risks specified in the Additional Exclusions or provide an explanation as to its reasons for failing to purchase such insurance, and (C) notify the Special Servicer if any insurance policy contains Additional Exclusions or if any borrower fails to purchase the insurance requested to be purchased by the Master Servicer pursuant to clause (B) above. If the Special Servicer determines that such failure is not an Acceptable Insurance Default, the Special Servicer shall notify the Master Servicer and the Master Servicer shall cause such insurance to be maintained. If the Special Servicer determines that it is an Acceptable Insurance Default, inform the Fitch or Moody's as to such conclusions for those mortgage loans that have one of the ten (10) highest outstanding principal balances of all of the mortgage loans then included in the trust.

     "Acceptable Insurance Default" means, with respect to any mortgage loan, a default under the related mortgage loan documents arising by reason of any failure on the part of the related borrower to maintain with respect to the related mortgaged real property specific insurance coverage with respect to, or an all-risk casualty insurance policy that does not specifically exclude, terrorist or similar acts, and/or any failure on the part of the related borrower to maintain with respect to the related mortgaged real property insurance coverage with respect to terrorist or similar acts upon terms no less favorable than those in place as of November 1, 2002, as to which default the Master Servicer and the Special Servicer may forbear taking any enforcement action. provided that the Special Servicer has determined, in its reasonable judgment, based on inquiry consistent with the Servicing Standard and after consultation with the Directing Certificateholder, that either (a) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the related mortgaged real property and located in or around the region in which such related mortgaged real property is located, or (b) such insurance is not available at any rate; provided, however, the Directing Certificateholder will not have more than 30 days to respond to the Special Servicer's request for consultation; provided, further, that upon the Special Servicer's determination consistent with the Servicing Standard, that exigent circumstances do not allow the Special Servicer to consult with the Directing Certificateholder, the Special Servicer will not be required to do so.

     During the period that the Special Servicer is evaluating the availability of such insurance, the Master Servicer will not be liable for any loss related to its failure to require the borrower to maintain such insurance and will not be in default of its obligations as a result of such failure.

     The Special Servicer will be required to maintain (or cause to be maintained), fire and hazard insurance on each REO Property, to the extent obtainable, in an amount which is at least equal to the lesser of (1) the full replacement cost of the improvements on REO Property, or (2) the outstanding principal balance owing on the related mortgage loan and in any event, the amount necessary to avoid the operation of any co-insurance provisions. In addition, while the REO Property is located in an area identified as a federally designated special flood hazard area, the Special Servicer will be required to cause to be maintained, to the extent available at commercially reasonable rates (as determined by the Special Servicer in accordance with the Servicing Standards), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage not less than the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, as amended.

     The Pooling and Servicing Agreement provides that the Master Servicer and the Special Servicer may satisfy their respective obligations to cause each borrower to maintain a hazard insurance policy by maintaining a blanket or master single interest policy insuring against hazard losses on the mortgage loans and REO Properties. Any losses incurred with respect to mortgage loans or REO Properties due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds may adversely affect payments to Certificateholders. Any cost incurred by the Master Servicer or Special Servicer in maintaining that kind of insurance policy, if the borrower defaults on its obligation to do so, will be advanced by the Master Servicer as a Servicing Advance and will be charged to the related borrower. Generally, no borrower is required by the mortgage loan documents to maintain earthquake insurance on any Mortgaged Property and the Special Servicer will not be required to maintain earthquake insurance on any REO Properties. Any cost of maintaining that kind of required insurance or other earthquake insurance obtained by the Special Servicer will be paid out of a segregated custodial account created and maintained by the Special Servicer on behalf of the Trustee in trust for the Certificateholders (the "REO Account") or advanced by the Master Servicer as a Servicing Advance.

     The costs of the insurance may be recovered by the Master Servicer or Trustee, as applicable, from reimbursements received from the borrower or, if the borrower does not pay those amounts, as a Servicing Advance as set forth in the Pooling and Servicing Agreement.

     No pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or certificate guarantee insurance will be maintained with respect to the mortgage loans, nor will any mortgage loan be subject to FHA insurance.


MODIFICATIONS, WAIVER AND AMENDMENTS

     Except as otherwise set forth in this paragraph, the Special Servicer (or, with respect to non-material modifications, waivers and amendments, the Master Servicer) may not waive, modify or amend (or consent to waive, modify or amend) any provision of a mortgage loan which is not in default or as to which default is not reasonably foreseeable except for (1) the waiver of any due-on-sale clause or due-on-encumbrance clause to the extent permitted in the Pooling and Servicing Agreement, and (2) any waiver, modification or amendment that would not be a "significant modification" of the mortgage loan within the meaning of Treasury Regulations Section 1.860G-2(b). The Master Servicer will not be permitted under the Pooling and Servicing Agreement to agree to any modifications, waivers and amendments without the consent of the Special Servicer except certain non-material consents and waivers described in the Pooling and Servicing Agreement. The Special Servicer will have the sole authority to approve any assumptions, transfers of interest, material modifications, management company changes, franchise affiliation changes, releases of performance escrows, additional indebtedness, due-on-sale or due-on-encumbrance provisions with respect to all mortgage loans (other than non-material modifications, waivers and amendments).

     If, and only if, the Special Servicer determines that a modification, waiver or amendment (including the forgiveness or deferral of interest or principal or the substitution or release of collateral or the pledge of additional collateral) of the terms of a Specially Serviced Mortgage Loan with respect to which a payment default or other material default has occurred or a payment default or other material default is, in the Special Servicer's judgment, reasonably foreseeable, is reasonably likely to produce a greater recovery on a net present value basis (the relevant discounting to be performed at the related Mortgage Rate) than liquidation of the Specially Serviced Mortgage Loan, then the Special Servicer may, but is not required to, agree to a modification, waiver or amendment of the Specially Serviced Mortgage Loan, subject to the restrictions and limitations described below.

     The Special Servicer will use its reasonable efforts to the extent reasonably possible to fully amortize a modified mortgage loan prior to the Rated Final Distribution Date. The Special Servicer may not agree to a modification, waiver or amendment of any term of any Specially Serviced Mortgage Loan if that modification, waiver or amendment would:

     (1) extend the maturity date of the Specially Serviced Mortgage Loan to a date occurring later than the earlier of (A) two years prior to the Rated Final Distribution Date and (B) if the Specially Serviced Mortgage Loan is secured by a leasehold estate and not the related fee interest, the date twenty years or, to the extent consistent with the Servicing Standard, giving due consideration to the remaining terms of the ground lease, ten years, prior to the end of the current term of the ground lease, plus any unilateral options to extend; or

     (2) provide for the deferral of interest unless (A) interest accrues on the mortgage loan, generally, at the related Mortgage Rate and (B) the aggregate amount of deferred interest does not exceed 10% of the unpaid principal balance of the Specially Serviced Mortgage Loan.

     In the event of a modification which creates a deferral of interest, the Pooling and Servicing Agreement will provide that the amount of deferred interest will be allocated to reduce the Distributable Certificate Interest of the class or classes (other than the Class X Certificates) with the latest alphabetical designation then outstanding, and to the extent so allocated, will be added to the Certificate Balance of the class or classes.

     The Special Servicer or the Master Servicer, as the case may be, will be required to notify each other, the Directing Certificateholder, the Mortgage Loan Sellers, Moody's, Fitch and the Trustee of any modification, waiver or amendment of any term of any mortgage loan and will be required to deliver to the Trustee for deposit in the related mortgage file, an original counterpart of the agreement related to the modification, waiver or amendment, promptly following the execution of that agreement, all as set forth in the Pooling and Servicing Agreement. Copies of each agreement whereby the modification, waiver or amendment of any term of any mortgage loan is effected are required to be available for review during normal business hours at the offices of the Trustee. See "Description of the Certificates--Reports to Certificateholders; Certain Available Information" in this prospectus supplement.


REALIZATION UPON DEFAULTED MORTGAGE LOANS

     Within 30 days after a mortgage loan has become a Specially Serviced Mortgage Loan, the Special Servicer will be required to order an appraisal (which will not be required to be received within that 30-day period) and, not more than 30 days after receipt of such appraisal, determine the fair value of the mortgage loan in accordance with the Servicing Standards. The Special Servicer will be permitted to change, from time to time thereafter, its determination of the fair value of a mortgage loan in default based upon changed circumstances, new information or otherwise, in accordance with the Servicing Standards.

     In the event a mortgage loan is in default, the Certificateholder holding the largest aggregate Certificate Balance of the Controlling Class and Special Servicer will each have an assignable option (a "Purchase Option") to purchase the mortgage loan in default from the trust fund (in the case of the Simon Portfolio Loan, subject to the purchase right of the Simon Portfolio Operating Advisor to purchase the Simon Portfolio Loan, as described under "Description of the Certificates-- Distributions--Class S Certificates and the Simon Portfolio Loan" in this prospectus supplement) at a price (the "Option Price") equal to (i) the unpaid principal balance of the mortgage loan in default, plus accrued and unpaid interest on such balance, all Yield Maintenance Charges and/or prepayment penalties then due (except if the Purchase Option is exercised by the Controlling Class Certificateholder), to the extent the Special Servicer or its assignee is the party acquiring such mortgage loan, all related unreimbursed Servicing Advances, together with accrued and unpaid interest on all Advances, and all accrued Special Servicing Fees allocable to such mortgage loan in default whether paid or unpaid, if the Special Servicer has not yet determined the fair value of the mortgage loan in default, or (ii) the fair value of the mortgage loan in default as determined by the Special Servicer, if the Special Servicer has made such fair value determination. The Certificateholder holding the largest aggregate Certificate Balance of the Controlling Class may have an exclusive right to exercise the Purchase Option for a specified period of time.

     Unless and until the Purchase Option with respect to a mortgage loan in default is exercised, the Special Servicer will be required to pursue such other resolution strategies available under the Pooling and Servicing Agreement, including workout and foreclosure, consistent with the Servicing Standard, but the Special Servicer will not be permitted to sell the mortgage loan in default other than pursuant to the exercise of the Purchase Option.

     If not exercised sooner, the Purchase Option with respect to any mortgage loan in default will automatically terminate upon (i) the related mortgagor's cure of all defaults on the mortgage loan in default, (ii) the acquisition on behalf of the trust fund of title to the related Mortgaged Property by foreclosure or deed in lieu of foreclosure or (iii) the modification or pay-off (full or discounted) of the mortgage loan in default in connection with a workout. In addition, the Purchase Option with respect to a mortgage loan in default held by any person will terminate upon the exercise of the Purchase Option by any other holder of a Purchase Option.

     If (a) a Purchase Option is exercised with respect to a mortgage loan in default and the person expected to acquire the mortgage loan in default pursuant to such exercise is a holder of a Controlling Class Certificate, the Special Servicer, or any affiliate (in other words, the Purchase Option has not been assigned to another unaffiliated person) and (b) the Option Price is based on the Special Servicer's determination of the fair value of the mortgage loan in default, then the Master Servicer will be required to determine if the Option Price represents a fair value for the mortgage loan in default. The Master Servicer will be entitled to receive, out of general collections on the mortgage loans and any REO Properties in the trust fund, a reasonable fee for each such determination not to exceed $2,500 per mortgage loan plus reasonable out of pocket costs and expenses, provided however, with respect to any mortgage loan, the $2,500 fee shall be collectible once in any six month period.

     If title to any Mortgaged Property is acquired by the trust fund, the Special Servicer, on behalf of the trust fund, will be required to sell the Mortgaged Property prior to the close of the third calendar year beginning after the year of acquisition, unless (1) the Internal Revenue Service (the "IRS") grants an extension of time to sell the property or (2) the Trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund longer than the above-referenced three year period will not result in the imposition of a tax on any of the Simon Portfolio REMIC, the Upper-Tier REMIC or the Lower-Tier REMIC or cause the trust fund (or any of the Simon Portfolio REMIC, the Upper-Tier REMIC or the Lower-Tier REMIC) to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding. Subject to the foregoing and any other tax-related limitations, pursuant to the Pooling and Servicing Agreement, the Special Servicer will generally be required to attempt to sell any Mortgaged Property so acquired on the same terms and conditions it would if it were the owner. The Special Servicer will also be required to ensure that any Mortgaged Property acquired by the trust fund is administered so that it constitutes "foreclosure property" within the meaning of Code Section 860G(a)(8) at all times, that the sale of the property does not result in the receipt by the trust fund of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B). If the trust fund acquires title to any Mortgaged Property, the Special Servicer, on behalf of the trust fund, will retain, at the expense of the trust fund, an independent contractor to manage and operate the property. The independent contractor generally will be permitted to perform construction (including renovation) on a foreclosed property only if the construction was at least 10% completed at the time default on the related mortgage loan became imminent. The retention of an independent contractor, however, will not relieve the Special Servicer of its obligation to manage the Mortgaged Property as required under the Pooling and Servicing Agreement.

     Generally, none of the Simon Portfolio REMIC, the Upper-Tier REMIC or the Lower-Tier REMIC will be taxable on income received with respect to a Mortgaged Property acquired by the trust fund to the extent that it constitutes "rents from real property," within the meaning of Code Section 856(c)(3)(A) and Treasury regulations under the Code. Rents from real property include fixed rents and rents based on the receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. Rents from real property include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are "customary" within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the trust fund would not constitute rents from real property, or that none of such income would qualify if a separate charge is not stated for such non-customary services or they are not performed by an independent contractor. Rents from real property also do not include income from the operation of a trade or business on the Mortgaged Property, such as a hotel. Any of the foregoing types of income may instead constitute "net income from foreclosure property," which would be taxable to the Lower-Tier REMIC, or if applicable, the Simon Portfolio REMIC, at the highest marginal federal corporate rate (currently 35%) and may also be subject to state or local taxes. The Pooling and Servicing Agreement provides that the Special Servicer will be permitted to cause the Lower-Tier REMIC, or if applicable, the Simon Portfolio REMIC, to earn "net income from foreclosure property" that is subject to tax if it determines that the net after-tax benefit to Certificateholders is greater than another method of operating or net leasing the Mortgaged Property. Because these sources of income, if they exist, are already in place with respect to the Mortgaged Properties, it is generally viewed as beneficial to Certificateholders to permit the trust fund to continue to earn them if it acquires a Mortgaged Property, even at the cost of this tax. These taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of Certificates. See "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxes That May Be Imposed on the REMIC Pool" in the prospectus.

     To the extent that Liquidation Proceeds collected with respect to any mortgage loan are less than the sum of: (1) the outstanding principal balance of the mortgage loan, (2) interest accrued on the mortgage loan and (3) the aggregate amount of outstanding reimbursable expenses (including any (i) unpaid servicing compensation, (ii) unreimbursed Servicing Advances, (iii) accrued and unpaid interest on all Advances and (iv) additional trust fund expenses) incurred with respect to the mortgage loan, the trust fund will realize a loss in the amount of the shortfall. The Trustee, the Master Servicer and/or the Special Servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any mortgage loan, prior to the distribution of those Liquidation Proceeds to Certificateholders, of any and all amounts that represent unpaid servicing compensation in respect of the related mortgage loan, certain unreimbursed expenses incurred with respect to the mortgage loan and any unreimbursed Advances (including interest thereon) made with respect to the mortgage loan. In addition, amounts otherwise distributable on the Certificates will be further reduced by interest payable to the Master Servicer or Trustee on these Advances.

     If any Mortgaged Property suffers damage and the proceeds, if any, of the related hazard insurance policy are insufficient to restore fully the damaged property, the Master Servicer will not be required to advance the funds to effect the restoration unless (1) the Special Servicer determines that the restoration will increase the proceeds to Certificateholders on liquidation of the mortgage loan after reimbursement of the Special Servicer or the Master Servicer, as the case may be, for its expenses and (2) the Master Servicer determines that the expenses will be recoverable by it from related Insurance and Condemnation Proceeds and Liquidation Proceeds.


INSPECTIONS; COLLECTION OF OPERATING INFORMATION

     The Master Servicer will be required to perform, or cause to be performed (at its own expense), physical inspections of each Mortgaged Property on an annual basis commencing in calendar year 2003; provided that if a physical inspection has been performed by the Special Servicer in the previous 12 months the Master Servicer will not be required to perform or cause to be performed, such physical inspection; provided further, however, that if any scheduled payment becomes more than 60 days delinquent on the related mortgage loan, the Special Servicer is required to inspect the related Mortgaged Property as soon as practicable after the mortgage loan becomes a Specially Serviced Mortgage Loan and annually thereafter for so long as the mortgage loan remains a Specially Serviced Mortgage Loan (the cost of which inspection will be reimbursed first from default charges on the related mortgage loan and then from the Certificate Account as an expense of the trust fund). The Special Servicer or the Master Servicer, as applicable, will be required to prepare a written report of the inspection describing, among other things, the condition of and any damage to the Mortgaged Property and specifying the existence of any material vacancies in the Mortgaged Property of which it has knowledge, of any sale, transfer or abandonment of the Mortgaged Property, of any material change in the condition of the Mortgaged Property, or of any material waste committed on the Mortgaged Property.

     With respect to each mortgage loan that requires the borrower to deliver those statements, the Special Servicer or the Master Servicer, as applicable, is also required to use reasonable efforts to collect and review the annual Operating Statements of the related Mortgaged Property. Most of the Mortgages obligate the related borrower to deliver annual property Operating Statements. However, we cannot assure you that any Operating Statements required to be delivered will in fact be delivered, nor is the Special Servicer or the Master Servicer likely to have any practical means of compelling the delivery in the case of an otherwise performing mortgage loan.

     Copies of the inspection reports and Operating Statements referred to above which are delivered to the Directing Certificateholder and the Trustee will be available for review by Certificateholders during normal business hours at the offices of the Trustee. See "Description of the Certificates--Reports to Certificateholders; Certain Available Information" in this prospectus supplement.


CERTAIN MATTERS REGARDING THE MASTER SERVICER, THE SPECIAL SERVICER AND THE DEPOSITOR

     The Pooling and Servicing Agreement permits the Master Servicer and the Special Servicer to resign from their respective obligations only upon (a) the appointment of, and the acceptance of the appointment by, a successor and receipt by the Trustee of written confirmation from each of Moody's and Fitch that the resignation and appointment will, in and of itself, not cause a downgrade, withdrawal or qualification of the rating assigned by Moody's or Fitch to any class of certificates; and approval of such successor by the Directing Certificateholder, which approval shall not be unreasonably withheld, or (b) a determination that their respective obligations are no longer permissible with respect to the Master Servicer or the Special Servicer, as the case may be, under applicable law. No resignation will become effective until the Trustee or other successor has assumed the obligations and duties of the resigning Master Servicer or Special Servicer, as the case may be, under the Pooling and Servicing Agreement.

     The Pooling and Servicing Agreement will provide that none of the Master Servicer, the Special Servicer (or the Special Servicer's members and managers), the Depositor or any member, manager, director, officer, employee or agent of any of them will be under any liability to the trust fund or the Certificateholders for any action taken, or not taken, in good faith pursuant to the Pooling and Servicing Agreement or for errors in judgment; provided, however, that none of the Master Servicer, the Special Servicer, the Depositor or similar person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties under the Pooling and Servicing Agreement or by reason of negligent disregard of the obligations and duties. The Pooling and Servicing Agreement will also provide that the Master Servicer, the Special Servicer (or the Special Servicer's members and managers), the Depositor and any director, officer, employee or agent of any of them will be entitled to indemnification by the trust fund against any loss, liability or expense incurred in connection with any legal action or claim that relates to the Pooling and Servicing Agreement or the Certificates; provided, however, that the indemnification will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties under the Pooling and Servicing Agreement, by reason of negligent disregard of such party's obligations or duties, or in the case of the Depositor and any of its directors, officers, members, managers, employees and agents, any violation by any of them of any state or federal securities law.

     In addition, the Pooling and Servicing Agreement will provide that none of the Master Servicer, the Special Servicer or the Depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the Pooling and Servicing Agreement or that in its opinion may involve it in any expense or liability not reimbursed by the trust. However, each of the Master Servicer, the Special Servicer and the Depositor will be permitted, in the exercise of its discretion, to undertake any action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the Pooling and Servicing Agreement and the interests of the Certificateholders under the Pooling and Servicing Agreement. In that event, the legal expenses and costs of the action, and any liability resulting therefrom, will be expenses, costs and liabilities of the Certificateholders, and the Master Servicer, the Special Servicer or the Depositor, as the case may be, will be entitled to charge the Certificate Account for the expenses.

     Pursuant to the Pooling and Servicing Agreement, the Master Servicer and Special Servicer will each be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the Pooling and Servicing Agreement. Notwithstanding the foregoing, the Master Servicer will be allowed to self-insure with respect to an errors and omission policy and a fidelity bond so long as certain conditions set forth in the Pooling and Servicing Agreement are met.

     Any person into which the Master Servicer, the Special Servicer or the Depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer, the Special Servicer or the Depositor is a party, or any person succeeding to the business of the Master Servicer, the Special Servicer or the Depositor, will be the successor of the Master Servicer, the Special Servicer or the Depositor, as the case may be, under the Pooling and Servicing Agreement. The Master Servicer and the Special Servicer may have other normal business relationships with the Depositor or the Depositor's affiliates.

EVENTS OF DEFAULT

     "Events of Default" under the Pooling and Servicing Agreement with respect to the Master Servicer or the Special Servicer, as the case may be, will include, without limitation:

     (a) (i) any failure by the Master Servicer to make a required deposit to the Certificate Account on the day such deposit was first required to be made, which failure is not remedied within one business day, or (ii) any failure by the Master Servicer to deposit into, or remit to the Trustee for deposit into, the Distribution Account any amount required to be so deposited or remitted, which failure is not remedied by 11:00 a.m. New York City time on the relevant Distribution Date;

     (b) any failure by the Special Servicer to deposit into the REO Account within one business day after the day such deposit is required to be made, or to remit to the Master Servicer for deposit in the Certificate Account any such remittance required to be made by the Special Servicer on the day such remittance is required to be made under the Pooling and Servicing Agreement;

     (c) any failure by the Master Servicer or the Special Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Pooling and Servicing Agreement, which failure continues unremedied for thirty days (ten days in the case of the Master Servicer's failure to make a Servicing Advance or fifteen days in the case of a failure to pay the premium for any insurance policy required to be maintained under the Pooling and Servicing Agreement) after written notice of the failure has been given to the Master Servicer or the Special Servicer, as the case may be, by any other party to the Pooling and Servicing Agreement, or to the Master Servicer or the Special Servicer, as the case may be, with a copy to each other party to the related Pooling and Servicing Agreement, by Certificateholders of any class, evidencing, as to that class, Percentage Interests aggregating not less than 25%; provided, however, if that failure is capable of being cured and the Master Servicer or Special Servicer, as applicable, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

     (d) any breach on the part of the Master Servicer or the Special Servicer of any representation or warranty in the Pooling and Servicing Agreement which materially and adversely affects the interests of any class of Certificateholders and which continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, will have been given to the Master Servicer or the Special Servicer, as the case may be, by the Depositor or the Trustee, or to the Master Servicer, the Special Servicer, the Depositor and the Trustee by the holders of Certificates of any class evidencing, as to that class, Percentage Interests aggregating not less than 25%; provided, however, if that breach is capable of being cured and the Master Servicer or Special Servicer, as applicable, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

     (e) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the Master Servicer or the Special Servicer, and certain actions by or on behalf of the Master Servicer or the Special Servicer indicating its insolvency or inability to pay its obligations;

     (f) the Trustee shall have received and forwarded to the Master Servicer or Special Servicer, as applicable written notice from Fitch that the continuation of the Master Servicer or Special Servicer, as applicable, in such capacity has resulted, or would result, in and of itself, in a downgrade, qualification or withdrawal of any rating then assigned to any class of Certificates by Fitch, if the Master Servicer or Special Servicer, as applicable, is not replaced, and the Trustee shall not have received subsequent notice from Fitch, (within 30 days) indicating that no such downgrade, qualification or withdrawal will result (or that, if it has resulted, it will be rescinded);

     (g) Fitch confirms in writing that the Master Servicer or Special Servicer, as applicable, no longer has the minimum rating from Fitch, required for master servicers or special servicers, as applicable, of commercial mortgage securitization transactions, and is not reinstated to the approved master servicer list or special servicer list, as applicable, within 90 days of such removal;

     (h) Moody's places its ratings on any class of Certificates on a "watch" status in contemplation of a ratings downgrade or withdrawal, citing servicing or special servicing concerns, as applicable, as the sole or a contributory factor in such rating action and such "watch" status is not rescinded within 90 days (or such longer period as would not, as confirmed by Moody's in writing, result in a qualification, downgrade or withdrawal of one or more ratings assigned by such Rating Agency to the Certificates); or

     (i) Moody's downgrades the then current ratings of any class of Certificates, citing servicing or special servicing concerns, as applicable, as the sole or a contributory factor in such downgrade.


RIGHTS UPON EVENT OF DEFAULT

     If an Event of Default occurs with respect to the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement, then, so long as the Event of Default remains unremedied, the Depositor or the Trustee will be authorized, and at the direction of the Directing Certificateholder or Certificateholders entitled to not less than 51% of the Voting Rights, the Trustee will be required, to terminate all of the rights and obligations of the defaulting party as Master Servicer or Special Servicer, as applicable, (other than certain rights in respect of indemnification and certain items of servicing compensation) under the Pooling and Servicing Agreement. The Trustee, or the Master Servicer with respect to a termination of the Special Servicer, will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as Master Servicer or Special Servicer, as applicable, under the Pooling and Servicing Agreement and will be entitled to similar compensation arrangements. If the Trustee is unwilling or unable so to act, it may (or, at the written request of the Directing Certificateholder or Certificateholders entitled to not less than 51% of the Voting Rights, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution or other entity that would not result in the downgrading, qualification or withdrawal of the ratings assigned to any class of Certificates by either of Moody's or Fitch to act as successor to the Master Servicer or Special Servicer, as the case may be, under the Pooling and Servicing Agreement and which has been approved by the Directing Certificateholder, which approval shall not be unreasonably withheld.

     No Certificateholder will have any right under the Pooling and Servicing Agreement to institute any proceeding with respect to the Certificates or the Pooling and Servicing Agreement unless the holder previously has given to the Trustee written notice of default and the continuance of the default and unless the holders of Certificates of any class evidencing not less than 25% of the aggregate Percentage Interests constituting the class have made written request upon the Trustee to institute a proceeding in its own name (as Trustee) and have offered to the Trustee reasonable indemnity, and the Trustee for 60 days after receipt of the request and indemnity has neglected or refused to institute the proceeding. However, the Trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Pooling and Servicing Agreement or to institute, conduct or defend any related litigation at the request, order or direction of any of the Certificateholders, unless the Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred as a result.


AMENDMENT

     The Pooling and Servicing Agreement may be amended by the parties thereto, without the consent of any of the holders of Certificates:

     (a) to cure any ambiguity to the extent that it does not adversely affect any holders of Certificates;

     (b) to correct or supplement any of its provisions which may be inconsistent with any other provisions of the Pooling and Servicing Agreement or to correct any error;

     (c) to change the timing and/or nature of deposits in the Certificate Account, the Distribution Accounts or the REO Account, provided that (A) the Master Servicer Remittance Date shall in no event be later than the Business Day prior to the related Distribution Date, (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel (at the expense of the party requesting the amendment) and (C) the change would not result in the downgrading, qualification or withdrawal of the ratings assigned to any class of Certificates by either of Moody's or Fitch, as evidenced by a letter from each of Moody's and Fitch;

     (d) to modify, eliminate or add to any of its provisions (i) to the extent as will be necessary to maintain the qualification of any of the Simon Portfolio REMIC, the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, to maintain the grantor trust portion of the trust fund as a grantor trust or to avoid or minimize the risk of imposition of any tax on the trust fund, provided that the Trustee has received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that
   (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize such risk and (2) the action will not adversely affect in any material respect the interests of any holder of the Certificates or
   (ii) to restrict (or to remove any existing restrictions with respect to) the transfer of the Residual Certificates, provided that the Depositor has determined that the amendment will not give rise to any tax with respect to the transfer of the Residual Certificates to a non-permitted transferee (see "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Residual Certificates--Tax-Related Restrictions on Transfer of Residual Certificates" in the prospectus);

     (e) to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change, provided that the required action will not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel and written confirmation that the change would not result in the downgrading, qualification or withdrawal of the ratings assigned to any class of Certificates by either of Moody's or Fitch; and

     (f) to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the ratings assigned to each class of Certificates by each of Moody's and Fitch, as evidenced by written confirmation that the change would not result in the downgrading, qualification or withdrawal of the ratings assigned to any class of Certificates by either of Moody's or Fitch; provided, that no amendment may be made that changes in any manner the obligations of any Mortgage Loan Seller under a Purchase Agreement without the consent of each Mortgage Loan Seller.

     The Pooling and Servicing Agreement may also be amended by the parties thereto with the consent of the holders of Certificates of each class affected thereby evidencing, in each case, not less than 66 2/3% of the aggregate Percentage Interests constituting the class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the holders of the Certificates, except that the amendment may not (1) reduce in any manner the amount of, or delay the timing of, payments received on the mortgage loans which are required to be distributed on a Certificate of any class without the consent of the holder of that Certificate, (2) reduce the aforesaid percentage of Certificates of any class the holders of which are required to consent to the amendment without the consent of the holders of all Certificates of that class then outstanding, (3) adversely affect the Voting Rights of any class of Certificates, (4) change in any manner the obligations of any Mortgage Loan Seller under a Purchase Agreement without the consent of each Mortgage Loan Seller, or (5) without the consent of 100% of the holders of Certificates or written confirmation that such amendment would not result in the downgrading, qualification or withdrawal of the ratings assigned to any class of Certificates by either of Moody's or Fitch, amend the Servicing Standard.

     Notwithstanding the foregoing, no party will be required to consent to any amendment to the Pooling and Servicing Agreement without having first received an opinion of counsel (at the trust fund's expense) to the effect that the amendment is permitted under the Pooling and Servicing Agreement and that the amendment or the exercise of any power granted to the Master Servicer, the Special Servicer, the Depositor, the Trustee or any other specified person in accordance with the amendment, will not result in the imposition of a tax on any portion of the trust fund or cause any of the Simon Portfolio REMIC, the Upper-Tier REMIC or Lower-Tier REMIC to fail to qualify as a REMIC or cause the grantor trust portion of the trust fund to fail to qualify as a grantor trust.

                       YIELD AND MATURITY CONSIDERATIONS


YIELD CONSIDERATIONS

     General. The yield on any Offered Certificate will depend on: (1) the Pass-Through Rate for the Certificate; (2) the price paid for the Certificate and, if the price was other than par, the rate and timing of payments of principal on the Certificate; (3) the aggregate amount of distributions on the Certificate; and (4) the aggregate amount of Collateral Support Deficit amounts allocated to a class of Offered Certificates.

     Pass-Through Rate. The Pass-Through Rate applicable to each class of Offered Certificates for any Distribution Date will equal the rate set forth on the cover of this prospectus supplement. See "Description of the Certificates" in this prospectus supplement.

     Rate and Timing of Principal Payments. The yield to holders of Offered Certificates that are purchased at a discount or premium will be affected by the rate and timing of principal payments on the mortgage loans (including principal prepayments on the mortgage loans resulting from both voluntary prepayments by the mortgagors and involuntary liquidations). The rate and timing of principal payments on the mortgage loans will in turn be affected by their amortization schedules, Lockout Periods, Yield Maintenance Charges, the dates on which balloon payments are due, any extensions of maturity dates by the Master Servicer or the Special Servicer and the rate and timing of principal prepayments and other unscheduled collections on the mortgage loans (including for this purpose, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of mortgage loans out of the trust fund). In addition, although the borrowers under the ARD Loans may have certain incentives to prepay the ARD Loans on their Anticipated Repayment Dates, we cannot assure you that the borrowers will be able to prepay the ARD Loans on their Anticipated Repayment Dates. The failure of a borrower to prepay an ARD Loan on its Anticipated Repayment Date will not be an event of default under the terms of the ARD Loans, and pursuant to the terms of the Pooling and Servicing Agreement, neither the Master Servicer nor the Special Servicer will be permitted to take any enforcement action with respect to a borrower's failure to pay Excess Interest, other than requests for collection, until the scheduled maturity of the respective ARD Loan; provided, that the Master Servicer or the Special Servicer, as the case may be, may take action to enforce the trust fund's right to apply excess cash flow to principal in accordance with the terms of the ARD Loan documents. See "Risk Factors--Borrower May Be Unable to Repay Remaining Principal Balance on Maturity Date or Anticipated Repayment Date" in this prospectus supplement.

     Prepayments and, assuming the respective stated maturity dates for the mortgage loans have not occurred, liquidations and purchases of the mortgage loans, will result in distributions on the Offered Certificates of amounts that would otherwise be distributed over the remaining terms of the mortgage loans. Defaults on the mortgage loans, particularly at or near their stated maturity dates, may result in significant delays in payments of principal on the mortgage loans (and, accordingly, on the Offered Certificates) while work-outs are negotiated or foreclosures are completed. See "Servicing of the Mortgage Loans--Modifications, Waiver and Amendments" and "--Realization Upon Defaulted Mortgage Loans" in this prospectus supplement and "Certain Legal Aspects of Mortgage Loans--Foreclosure" in the prospectus. Because the rate of principal payments on the mortgage loans will depend on future events and a variety of factors (as described below), we cannot assure you as to the rate or the rate of principal prepayments in particular. We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the mortgage loans.

     The extent to which the yield to maturity of any class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which the Certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans are in turn distributed on the Certificates. An investor should consider, in the case of any

Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans will result in an actual yield to the investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on the mortgage loans will result in an actual yield to the investor that is lower than the anticipated yield. In general, the earlier a payment of principal is distributed on an Offered Certificate purchased at a discount or premium, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments distributed on an investor's Offered Certificates occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

     Principal payments on the mortgage loans will also affect the Class B, Class C and Class D certificates to the extent the WAC Rate would be reduced below the fixed Pass-Through Rate for that class for one or more future periods and therefore may also affect the yield on the Class B, Class C and Class D certificates.

     The yield on the Class B, Class C and Class D certificates could be adversely affected if mortgage loans with higher interest rates pay faster than the mortgage loans with lower interest rates, since those classes bear interest at a rate limited by the WAC Rate of the mortgage loans. The Pass-Through Rates on those classes of Certificates may be limited by the WAC Rate even if principal prepayments do not occur.

     Losses and Shortfalls. The yield to holders of the Offered Certificates will also depend on the extent to which the holders are required to bear the effects of any losses or shortfalls on the mortgage loans. Losses and other shortfalls on the mortgage loans will generally be borne by (i) with respect to the Simon Portfolio Loan, the classes of Class S Certificates and then to the holders of the Class NR, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C and Class B certificates, in that order, and
(ii) with respect to any other mortgage loan, the holders of the Class NR, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C and Class B certificates, in that order, in each case to the extent of amounts otherwise distributable in respect of the class of Certificates. In the event of the reduction of the Certificate Balances of all those classes of Certificates to zero, the resulting losses and shortfalls will then be borne, pro rata, by the Class A Certificates.

     Certain Relevant Factors. The rate and timing of principal payments and defaults and the severity of losses on the mortgage loans may be affected by a number of factors, including, without limitation, prevailing interest rates, the terms of the mortgage loans (for example, due-on-sale clauses, Lockout Periods or Yield Maintenance Charges and amortization terms that require balloon payments), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental properties in those areas, the quality of management of the Mortgaged Properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment. See "Risk Factors" and "Description of the Mortgage Pool" in this prospectus supplement and "Risk Factors" and "Yield and Maturity Considerations--Yield and Prepayment Considerations" in the prospectus.

     The rate of prepayment on the pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level as the mortgage loans. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. However, under all of the mortgage loans, voluntary prepayments are subject to Lockout Periods and/or Yield Maintenance Periods. See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Prepayment Provisions" in this prospectus supplement.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity in the Mortgaged Property, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

     The Depositor makes no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the mortgage loans, as to the relative importance of those factors, as to the percentage of the principal balance of the mortgage loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the mortgage loans.

     Delay in Payment of Distributions. Because each monthly distribution is made on each Distribution Date, which is at least 15 days after the end of the related Interest Accrual Period, the effective yield to the holders of the Offered Certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming the prices did not account for the delay).

     Unpaid Distributable Certificate Interest. As described under "Description of the Certificates--Distributions--Priority" in this prospectus supplement, if the portion of the Available Distribution Amount distributable in respect of interest on any class of Offered Certificates on any Distribution Date is less than the Distributable Certificate Interest then payable for that class, the shortfall will be distributable to holders of that class of Certificates on subsequent Distribution Dates, to the extent of available funds. Any shortfall will not bear interest, however, so it will negatively affect the yield to maturity of the class of Certificates for so long as it is outstanding.


WEIGHTED AVERAGE LIFE

     The weighted average life of an Offered Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar allocable to principal of the Certificate is distributed to the investor. The weighted average life of an Offered Certificate will be influenced by, among other things, the rate at which principal on the mortgage loans is paid or otherwise collected, which may be in the form of scheduled amortization, voluntary prepayments, Insurance and Condemnation Proceeds and Liquidation Proceeds.

     Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this prospectus supplement is the "Constant Prepayment Rate" or "CPR" model. The CPR model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then-scheduled principal balance of the pool of mortgage loans. As used in each of the following tables, the column headed "0% CPR" assumes that none of the mortgage loans is prepaid before maturity or the Anticipated Repayment Date, as the case may be. The columns headed "3% CPR," "6% CPR," "9% CPR" and "12% CPR" assume that prepayments on the mortgage loans are made at those levels of CPR following the expiration of any Lockout Period. We cannot assure you, however, that prepayments of the mortgage loans will conform to any level of CPR, and no representation is made that the mortgage loans will prepay at the levels of CPR shown or at any other prepayment rate.

     The following tables indicate the percentage of the initial Certificate Balance of each class of the Offered Certificates that would be outstanding after each of the dates shown at various CPRs and the corresponding weighted average life of each class of Certificates. The tables have been prepared on the basis of the following assumptions, among others:

     (a) scheduled periodic payments of principal and/or interest on the mortgage loans will be received on a timely basis and will be distributed on the 12th day of each month, beginning in December 2002;

     (b) the Mortgage Rate in effect for each mortgage loan as of the cut-off date will remain in effect to maturity or the Anticipated Repayment Date, as the case may be, and will be adjusted as required pursuant to the definition of Mortgage Rate;

     (c) the periodic principal and/or interest payment due for each mortgage loan on the first due date following the cut-off date will continue to be due on each due date until maturity or the Anticipated Repayment Date, as the case may be;

     (d) no Mortgage Loan Seller will be required to repurchase any mortgage loan, and none of the holders of the Controlling Class (or any other Certificateholder), the Special Servicer, the Master Servicer or the holders of the Class LR certificates will exercise its option to purchase all the mortgage loans and thereby cause an early termination of the trust fund and the Simon Portfolio Operating Advisor will not exercise its option to purchase the Simon Portfolio Loan;

     (e) any principal prepayments on the mortgage loans will be received on their respective due dates after the expiration of any applicable Lockout Period and/or defeasance period at the respective levels of CPR set forth in the tables;

     (f) no Yield Maintenance Charges are included in any allocations or calculations;

     (g) the Closing Date is November 4, 2002;

     (h) the ARD Loans prepay on their Anticipated Repayment Dates;

     (i) the Pass-Through Rates and initial Certificate Balances of the respective classes of Certificates are as described in this prospectus supplement; and

     (j) the Administrative Cost Rate is calculated on the Stated Principal Balance of the mortgage loans and in the same manner as interest is calculated on the mortgage loans.

     To the extent that the mortgage loans have characteristics that differ from those assumed in preparing the tables set forth below, a class of Offered Certificates may mature earlier or later than indicated by the tables. It is highly unlikely that the mortgage loans will prepay at any constant rate until maturity or that all the mortgage loans will prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the mortgage loans that prepay may increase or decrease the percentages of initial Certificate Balances (and weighted average lives) shown in the following tables. These variations may occur even if the average prepayment experience of the mortgage loans were to equal any of the specified CPR percentages. Investors are urged to conduct their own analyses of the rates at which the mortgage loans may be expected to prepay. Based on the foregoing assumptions, the following tables indicate the resulting weighted average lives of each class of Offered Certificates and set forth the percentage of the initial Certificate Balance of the class of the Offered Certificate that would be outstanding after each of the dates shown at the indicated CPRs.

                  PERCENT OF THE INITIAL CERTIFICATE BALANCE
             OF THE CLASS A-1 CERTIFICATES AT THE RESPECTIVE CPRS
                               SET FORTH BELOW:

DATE                                              0% CPR         3% CPR         6% CPR         9% CPR         12% CPR
----                                          -------------- -------------- -------------- -------------- --------------
Initial Percentage ..........................          100            100            100            100            100
November 12, 2003 ...........................           82             82             82             82             82
November 12, 2004 ...........................           63             63             63             63             63
November 12, 2005 ...........................           42             42             42             42             42
November 12, 2006 ...........................           20             20             20             20             20
November 12, 2007 ...........................            0              0              0              0              0
November 12, 2008 ...........................            0              0              0              0              0
November 12, 2009 ...........................            0              0              0              0              0
November 12, 2010 ...........................            0              0              0              0              0
November 12, 2011 ...........................            0              0              0              0              0
November 12, 2012 ...........................            0              0              0              0              0
November 12, 2013 ...........................            0              0              0              0              0
Weighted Average Life (years) ...............         2.62           2.62           2.62           2.62           2.62
Estimated Month of First Principal ..........   12/12/2002     12/12/2002     12/12/2002     12/12/2002     12/12/2002
Estimated Month of Maturity .................    7/12/2007      7/12/2007      7/12/2007      7/12/2007      7/12/2007

----------
(1)   The weighted average life of the Class A-1 certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-1 certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-1 certificates.

                  PERCENT OF THE INITIAL CERTIFICATE BALANCE
             OF THE CLASS A-2 CERTIFICATES AT THE RESPECTIVE CPRS
                               SET FORTH BELOW:

DATE                                              0% CPR        3% CPR        6% CPR        9% CPR       12% CPR
----                                           ------------ ------------- ------------- ------------- -------------
Initial Percentage ..........................         100           100           100           100           100
November 12, 2003 ...........................         100           100           100           100           100
November 12, 2004 ...........................         100           100           100           100           100
November 12, 2005 ...........................         100           100           100           100           100
November 12, 2006 ...........................         100           100           100           100           100
November 12, 2007 ...........................          19            19            18            18            18
November 12, 2008 ...........................           2             1             1             0             0
November 12, 2009 ...........................           0             0             0             0             0
November 12, 2010 ...........................           0             0             0             0             0
November 12, 2011 ...........................           0             0             0             0             0
November 12, 2012 ...........................           0             0             0             0             0
November 12, 2013 ...........................           0             0             0             0             0
Weighted Average Life (years) ...............        5.01          5.00          5.00          4.99          4.99
Estimated Month of First Principal ..........   7/12/2007     7/12/2007     7/12/2007     7/12/2007     7/12/2007
Estimated Month of Maturity .................   1/12/2009    12/12/2008    12/12/2008    11/12/2008    11/12/2008

----------
(1)   The weighted average life of the Class A-2 certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-2 certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-2 certificates.

                  PERCENT OF THE INITIAL CERTIFICATE BALANCE
             OF THE CLASS A-3 CERTIFICATES AT THE RESPECTIVE CPRS
                               SET FORTH BELOW:

DATE                                              0% CPR         3% CPR         6% CPR         9% CPR         12% CPR
----                                          -------------- -------------- -------------- -------------- --------------
Initial Percentage ..........................          100            100            100            100            100
November 12, 2003 ...........................           96             96             96             96             96
November 12, 2004 ...........................           92             92             92             92             92
November 12, 2005 ...........................           87             87             87             87             87
November 12, 2006 ...........................           83             83             83             83             83
November 12, 2007 ...........................           54             53             53             53             53
November 12, 2008 ...........................           48             48             48             48             48
November 12, 2009 ...........................           22             21             21             21             20
November 12, 2010 ...........................           15             15             14             14             14
November 12, 2011 ...........................            7              6              6              5              5
November 12, 2012 ...........................            0              0              0              0              0
November 12, 2013 ...........................            0              0              0              0              0
Weighted Average Life (years) ...............         5.70           5.68           5.67           5.65           5.64
Estimated Month of First Principal ..........   12/12/2002     12/12/2002     12/12/2002     12/12/2002     12/12/2002
Estimated Month of Maturity .................    4/12/2012      4/12/2012      4/12/2012      3/12/2012      3/12/2012

----------
(1) The weighted average life of each of the Class A-3 certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-3 certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-3 certificates.

                  PERCENT OF THE INITIAL CERTIFICATE BALANCE
             OF THE CLASS A-4 CERTIFICATES AT THE RESPECTIVE CPRS
                               SET FORTH BELOW:

DATE                                              0% CPR        3% CPR         6% CPR         9% CPR         12% CPR
----                                          ------------- -------------- -------------- -------------- --------------
Initial Percentage ..........................         100            100            100            100            100
November 12, 2003 ...........................         100            100            100            100            100
November 12, 2004 ...........................         100            100            100            100            100
November 12, 2005 ...........................         100            100            100            100            100
November 12, 2006 ...........................         100            100            100            100            100
November 12, 2007 ...........................         100            100            100            100            100
November 12, 2008 ...........................         100            100            100            100             99
November 12, 2009 ...........................          45             44             44             43             42
November 12, 2010 ...........................          32             31             30             29             29
November 12, 2011 ...........................          15             14             12             11             10
November 12, 2012 ...........................           0              0              0              0              0
November 12, 2013 ...........................           0              0              0              0              0
Weighted Average Life (years) ...............        7.54           7.51           7.48           7.45           7.43
Estimated Month of First Principal ..........   1/12/2009     12/12/2008     12/12/2008     11/12/2008     11/12/2008
Estimated Month of Maturity .................   4/12/2012      4/12/2012      4/12/2012      3/12/2012      3/12/2012

----------
(1) The weighted average life of each of the Class A-4 certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-4 certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-4 certificates.

                  PERCENT OF THE INITIAL CERTIFICATE BALANCE
             OF THE CLASS A-5 CERTIFICATES AT THE RESPECTIVE CPRS
                               SET FORTH BELOW:

DATE                                              0% CPR        3% CPR        6% CPR        9% CPR       12% CPR
----                                          ------------- ------------- ------------- ------------- -------------
Initial Percentage ..........................         100           100           100           100           100
November 12, 2003 ...........................         100           100           100           100           100
November 12, 2004 ...........................         100           100           100           100           100
November 12, 2005 ...........................         100           100           100           100           100
November 12, 2006 ...........................         100           100           100           100           100
November 12, 2007 ...........................         100           100           100           100           100
November 12, 2008 ...........................         100           100           100           100           100
November 12, 2009 ...........................         100           100           100           100           100
November 12, 2010 ...........................         100           100           100           100           100
November 12, 2011 ...........................         100           100           100           100           100
November 12, 2012 ...........................           0             0             0             0             0
November 12, 2013 ...........................           0             0             0             0             0
Weighted Average Life (years) ...............        9.80          9.80          9.80          9.79          9.79
Estimated Month of First Principal ..........   4/12/2012     4/12/2012     4/12/2012     3/12/2012     3/12/2012
Estimated Month of Maturity .................  10/12/2012    10/12/2012    10/12/2012    10/12/2012    10/12/2012

----------
(1) The weighted average life of each of the Class A-5 certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-5 certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-5 certificates.


                  PERCENT OF THE INITIAL CERTIFICATE BALANCE
              OF THE CLASS B CERTIFICATES AT THE RESPECTIVE CPRS
                               SET FORTH BELOW:

DATE                                              0% CPR         3% CPR         6% CPR         9% CPR         12% CPR
----                                          -------------- -------------- -------------- -------------- --------------
Initial Percentage ..........................          100            100            100            100            100
November 12, 2003 ...........................          100            100            100            100            100
November 12, 2004 ...........................          100            100            100            100            100
November 12, 2005 ...........................          100            100            100            100            100
November 12, 2006 ...........................          100            100            100            100            100
November 12, 2007 ...........................          100            100            100            100            100
November 12, 2008 ...........................          100            100            100            100            100
November 12, 2009 ...........................          100            100            100            100            100
November 12, 2010 ...........................          100            100            100            100            100
November 12, 2011 ...........................          100            100            100            100            100
November 12, 2012 ...........................            0              0              0              0              0
November 12, 2013 ...........................            0              0              0              0              0
Weighted Average Life (years) ...............         9.94           9.94           9.94           9.94           9.94
Estimated Month of First Principal ..........   10/12/2012     10/12/2012     10/12/2012     10/12/2012     10/12/2012
Estimated Month of Maturity .................   10/12/2012     10/12/2012     10/12/2012     10/12/2012     10/12/2012

----------
(1)   The weighted average life of the Class B certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class B certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class B certificates.

                  PERCENT OF THE INITIAL CERTIFICATE BALANCE
              OF THE CLASS C CERTIFICATES AT THE RESPECTIVE CPRS
                               SET FORTH BELOW:

DATE                                              0% CPR         3% CPR         6% CPR         9% CPR         12% CPR
----                                          -------------- -------------- -------------- -------------- --------------
Initial Percentage ..........................          100            100            100            100            100
November 12, 2003 ...........................          100            100            100            100            100
November 12, 2004 ...........................          100            100            100            100            100
November 12, 2005 ...........................          100            100            100            100            100
November 12, 2006 ...........................          100            100            100            100            100
November 12, 2007 ...........................          100            100            100            100            100
November 12, 2008 ...........................          100            100            100            100            100
November 12, 2009 ...........................          100            100            100            100            100
November 12, 2010 ...........................          100            100            100            100            100
November 12, 2011 ...........................          100            100            100            100            100
November 12, 2012 ...........................            0              0              0              0              0
November 12, 2013 ...........................            0              0              0              0              0
Weighted Average Life (years) ...............         9.94           9.94           9.94           9.94           9.94
Estimated Month of First Principal ..........   10/12/2012     10/12/2012     10/12/2012     10/12/2012     10/12/2012
Estimated Month of Maturity .................   10/12/2012     10/12/2012     10/12/2012     10/12/2012     10/12/2012

----------
(1)   The weighted average life of the Class C certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class C certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class C certificates.


                  PERCENT OF THE INITIAL CERTIFICATE BALANCE
              OF THE CLASS D CERTIFICATES AT THE RESPECTIVE CPRS
                               SET FORTH BELOW:

DATE                                              0% CPR         3% CPR         6% CPR         9% CPR         12% CPR
----                                          -------------- -------------- -------------- -------------- --------------
Initial Percentage ..........................          100            100            100            100            100
November 12, 2003 ...........................          100            100            100            100            100
November 12, 2004 ...........................          100            100            100            100            100
November 12, 2005 ...........................          100            100            100            100            100
November 12, 2006 ...........................          100            100            100            100            100
November 12, 2007 ...........................          100            100            100            100            100
November 12, 2008 ...........................          100            100            100            100            100
November 12, 2009 ...........................          100            100            100            100            100
November 12, 2010 ...........................          100            100            100            100            100
November 12, 2011 ...........................          100            100            100            100            100
November 12, 2012 ...........................            0              0              0              0              0
November 12, 2013 ...........................            0              0              0              0              0
Weighted Average Life (years) ...............         9.94           9.94           9.94           9.94           9.94
Estimated Month of First Principal ..........   10/12/2012     10/12/2012     10/12/2012     10/12/2012     10/12/2012
Estimated Month of Maturity .................   10/12/2012     10/12/2012     10/12/2012     10/12/2012     10/12/2012

----------
(1)   The weighted average life of the Class D certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class D certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class D certificates.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     Upon the issuance of the Certificates, Cadwalader, Wickersham & Taft, special counsel to the Depositor, will deliver its opinion that, assuming (1) the making of appropriate elections, (2) compliance with the provisions of the Pooling and Servicing Agreement and (3) compliance with applicable changes in the Internal Revenue Code of 1986, as amended (the "Code"), including the REMIC Provisions, for federal income tax purposes, the trust fund, exclusive of the Excess Interest, the Excess Interest Distribution Account, will qualify as three separate real estate mortgage investment conduits (the "Upper-Tier REMIC," the "Lower-Tier REMIC" and the "Simon Portfolio REMIC," respectively, and, each, a "REMIC") within the meaning of Sections 860A through 860G (the "REMIC Provisions") of the Code, and (1) the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class X-1, Class X-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M and Class NR certificates and the Class S Certificates will evidence the "regular interests" in the Upper-Tier REMIC (other than the portion of the Class NR certificates representing the right to receive Excess Interest) and (2) the Class R and Class LR certificates will represent the sole classes of "residual interests" in the Upper-Tier REMIC and Lower-Tier REMIC, respectively, within the meaning of the REMIC Provisions. The Certificates (other than the Class R and the Class LR certificates) are "Regular Certificates" as defined in the prospectus. The Class LR certificates will also represent the "residual interest" in the Simon Portfolio REMIC. In addition, in the opinion of Cadwalader, Wickersham & Taft, the portion of the trust fund consisting of the Excess Interest and the Excess Interest Distribution Account will be treated as a grantor trust for federal income tax purposes under subpart E, Part I of subchapter J of the Code and the Class NR certificates will represent undivided beneficial interests in the grantor trust.

     The Lower-Tier REMIC will hold the mortgage loans (other than the Simon Portfolio Loan) and their proceeds, the uncertificated regular interests in the Simon Portfolio REMIC and their proceeds, and any property that secured a mortgage loan that was acquired by foreclosure or deed in lieu of foreclosure (other than the property securing the Simon Portfolio Loan), and will issue certain uncertificated classes of regular interests (the "Lower-Tier REMIC Regular Interests") and the Class LR certificates, which will represent the sole classes of residual interest in the Lower-Tier REMIC and in the Simon Portfolio REMIC. The Upper-Tier REMIC will hold the Lower-Tier REMIC Regular Interests and their proceeds and will issue the Regular Certificates as regular interests in the Upper-Tier REMIC and the Class R certificates as the sole class of residual interest in the Upper-Tier REMIC.

     Because they represent regular interests, each class of Offered Certificates generally will be treated as newly originated debt instruments for federal income tax purposes. Holders of the classes of Offered Certificates will be required to include in income all interest on the regular interests represented by their Certificates in accordance with the accrual method of accounting, regardless of a Certificateholder's usual method of accounting. [It is anticipated that no class of Offered Certificates will be issued with original issue discount ("OID") for federal income tax purposes. It is also anticipated that the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class B, Class C and Class D certificates will be issued at a premium for federal income tax purposes.] The prepayment assumption that will be used in determining the rate of accrual of OID and market discount or whether any such discount is de minimis, and that may be used to amortize premium, if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the mortgage loans will prepay at a rate equal to a CPR of 0%; provided, that it is assumed that the ARD Loans prepay on their Anticipated Repayment Dates (the "Prepayment Assumption"). No representation is made that the mortgage loans will prepay at that rate or at any other rate. See "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates" in the prospectus.

     Yield Maintenance Charges actually collected will be distributed among the holders of the respective classes of Certificates as described under "Description of the Certificates--Allocation of Yield Maintenance Charges" in this prospectus supplement. It is not entirely clear under the Code when the amount of Yield Maintenance Charges so allocated should be taxed to the holder of an Offered Certificate, but it is not expected, for federal income tax reporting purposes, that Yield Maintenance Charges will be treated as giving rise to any income to the holder of an Offered Certificate prior to the Master Servicer's actual receipt of a Yield Maintenance Charge. Yield Maintenance Charges, if any, may be treated as ordinary income, although authority exists for treating such amounts as capital gain if they are treated as paid upon the retirement or partial retirement of a Certificate. Certificateholders should consult their own tax advisers concerning the treatment of Yield Maintenance Charges.

     Except as provided below, the Offered Certificates will be treated as "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code, and interest (including OID, if any) on the Offered Certificates will be interest described in Section 856(c)(3)(B) of the Code, and the Offered Certificates will be treated as "loans . . . secured by an interest in real property which is . . . residential real property" under Section 7701(a)(19)(C)(v)of the Code to the extent the loans are secured by multifamily and manufactured housing properties. Mortgage loans that have been defeased with U.S. Treasury obligations will not qualify for the foregoing treatments. Moreover, the Offered Certificates will be "qualified mortgages" for another REMIC within the meaning of Section 860G(a)(3) of the Code and "permitted assets" for a "financial asset securitization investment trust" within the meaning of Section 860L(c) of the Code. See "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates" in the Prospectus.

                             METHOD OF DISTRIBUTION

     Subject to the terms and conditions set forth in the underwriting agreement, dated as of the date of this prospectus supplement (the "Underwriting Agreement"), among J.P. Morgan Securities Inc. ("JPMSI"), for itself and as representative of CIBC World Markets Corp. ("CIBCWMC"), Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MLPFSI") and Salomon Smith Barney Inc. ("SSBI", together with JPMSI, CIBCWMC and MLPFSI, the "Underwriters"), CIBCWMC, the Depositor and JPMorgan Chase Bank, the Depositor has agreed to sell to the Underwriters, and the Underwriters have severally but not jointly agreed to purchase from the Depositor the respective Certificate Balances of each class of Offered Certificates set forth below subject in each case to a variance of 10%.

CLASS                       JPMSI            CIBCWMC          MLPFSI            SSBI
-----                  ---------------   --------------   --------------   --------------
Class A-1 ..........   $                 $                $                $
Class A-2 ..........   $                 $                $                $
Class A-3 ..........   $                 $                $                $
Class A-4 ..........   $                 $                $                $
Class A-5 ..........   $                 $                $                $
Class B ............   $                 $                $                $
Class C ............   $                 $                $                $
Class D ............   $                 $                $                $

     In the Underwriting Agreement, the Underwriters have severally but not jointly agreed, subject to the terms and conditions set forth in the Underwriting Agreement, to purchase all of the Offered Certificates if any Offered Certificates are purchased. In the event of a default by any Underwriter, the Underwriting Agreement provides that, in certain circumstances, purchase commitments of the non-defaulting Underwriter may be increased or the Underwriting Agreement may be terminated. Further, the Depositor has agreed to indemnify the Underwriters and the Mortgage Loan Sellers, and the Underwriters have agreed to indemnify the Depositor, against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

     The Depositor has been advised by the Underwriters that they propose to offer the Offered Certificates to the public from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of Offered Certificates, before deducting expenses payable by the Depositor estimated to
be approximately $        , will be   % of the initial aggregate Certificate
Balance of the Offered Certificates, plus accrued interest on the Offered Certificates from November 1, 2002. The Underwriters may effect the transactions by selling the Offered Certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters. In connection with the purchase and sale of the Offered Certificates offered hereby, the Underwriters may be deemed to have received compensation from the Depositor in the form of underwriting discounts.

     We cannot assure you that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue. The Underwriters expect to make, but are not obligated to make, a secondary market in the Offered Certificates. The primary source of ongoing information available to investors concerning the Offered Certificates will be the monthly statements discussed in the prospectus under "Description of the Certificates--Reports to Certificateholders," which will include information as to the outstanding principal balance of the Offered Certificates and the status of the applicable form of credit enhancement. Except as described in this prospectus supplement under "Description of the Certificates--Reports to Certificateholders; Certain Available Information," we cannot assure you that any additional information regarding the Offered Certificates will be available through any other source. In addition, we are not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of that information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

                                 LEGAL MATTERS

     The validity of the Certificates will be passed upon for the Depositor by Cadwalader, Wickersham & Taft, New York, New York, and for the Underwriters by Sidley Austin Brown & Wood LLP, New York, New York. In addition, certain federal income tax matters will be passed upon for the Depositor by Cadwalader, Wickersham & Taft, New York, New York.


                                    RATINGS

     It is a condition to issuance that the Offered Certificates be rated not lower than the following ratings by Moody's Investors Service, Inc. ("Moody's") and Fitch Ratings ("Fitch"):

 CLASS     MOODY'S     FITCH
-------   ---------   -------
   A-1       Aaa        AAA
   A-2       Aaa        AAA
   A-3       Aaa        AAA
   A-4       Aaa        AAA
   A-5       Aaa        AAA
    B        Aa2        AA
    C         A2         A
    D         A3        A-

     A securities rating on mortgage pass-through certificates addresses the likelihood of the timely receipt by their holders of interest and the ultimate repayment of principal to which they are entitled by the Rated Final Distribution Date. The rating takes into consideration the credit quality of the pool of mortgage loans, structural and legal aspects associated with the certificates, and the extent to which the payment stream from the pool of mortgage loans is adequate to make payments required under the certificates. The ratings on the Offered Certificates do not, however, constitute a statement regarding the likelihood, timing or frequency of prepayments (whether voluntary or involuntary) on the mortgage loans or the degree to which the payments might differ from those originally contemplated. In addition, a rating does not address the likelihood or frequency of voluntary or mandatory prepayments of mortgage loans, payment of Excess Interest, Yield Maintenance Charges or net default interest.

     We cannot assure you as to whether any rating agency not requested to rate the Offered Certificates will nonetheless issue a rating to any class of Offered Certificates and, if so, what the rating would be. A rating assigned to any class of Offered Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the rating assigned thereto by Moody's or Fitch.

     The ratings on the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

                                LEGAL INVESTMENT

     The Offered Certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Offered Certificates, is subject to significant interpretive uncertainties. No representation is made as to the proper characterization of the Offered Certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of the Offered Certificates. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates constitute a legal investment or are subject to investment, capital or other restrictions. See "Legal Investment" in the prospectus.

                              ERISA CONSIDERATIONS

     A fiduciary of any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which those plans, annuities, accounts or arrangements are invested, including insurance company general accounts, that is subject to the fiduciary responsibility rules of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code (an "ERISA Plan") or which is a governmental plan, as defined in Section 3(32) of ERISA, subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, with an ERISA Plan, a "Plan") should review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permitted under ERISA, the Code or Similar Law or whether there exists any statutory, regulatory or administrative exemption applicable thereto. Moreover, each Plan fiduciary should determine whether an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

     The U.S. Department of Labor has issued to J.P. Morgan Securities Inc. an individual prohibited transaction exemption, PTE 2002-19, 67 Fed. Reg. 14,979 (March 28, 2002) (the "Exemption"). The Exemption generally exempts from the application of the prohibited transaction provisions of Sections 406 and 407 of ERISA, and the excise taxes imposed on the prohibited transactions pursuant to Sections 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of pools of mortgage loans, such as the pool of mortgage loans held by the trust, and the purchase, sale and holding of mortgage pass-through certificates, such as the Offered Certificates, underwritten by J.P. Morgan Securities Inc., provided that certain conditions set forth in the Exemption are satisfied.

     The Exemption sets forth five general conditions which must be satisfied for a transaction involving the purchase, sale and holding of the Offered Certificates to be eligible for exemptive relief. First, the acquisition of the Offered Certificates by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the Offered Certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by Moody's, Fitch or Standard and Poor's Ratings Service, a division of The McGraw-Hill Companies, Inc. ("S&P"). Third, the Trustee cannot be an affiliate of any other member of the Restricted Group other than an Underwriter. The "Restricted Group" consists of any Underwriter, the Depositor, the Trustee, the Master Servicer, the Special Servicer, any sub-servicer, any entity that provides insurance or other credit support to the trust fund and any mortgagor with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of the Offered Certificates, and any affiliate of any of the foregoing entities. Fourth, the sum of all payments made to and retained by the Underwriters must represent not more than reasonable compensation for underwriting the Offered Certificates, the sum of all payments made to and retained by the Depositor pursuant to the assignment of the mortgage loans to the trust fund must represent not more than the fair market value of the mortgage loans and the sum of all payments made to and retained by the Master Servicer, the Special Servicer and any sub-servicer must represent not more than reasonable compensation for that person's services under the Pooling and Servicing Agreement and reimbursement of the person's reasonable expenses in connection therewith. Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

     It is a condition of the issuance of the Offered Certificates that they have the ratings specified on the cover page. As of the Closing Date, the third general condition set forth above will be satisfied with respect to the Offered Certificates. A fiduciary of a Plan contemplating purchasing an Offered Certificate in the secondary market must make its own determination that, at the time of purchase, the Offered Certificates continue to satisfy the second and third general conditions set forth above. A fiduciary of a Plan contemplating purchasing an Offered Certificate, whether in the initial issuance of the related Certificates or in the secondary market, must make its own determination that the first, fourth and fifth general conditions set forth above will be satisfied with respect to the related Offered Certificate.

     The Exemption also requires that the trust fund meet the following requirements: (1) the trust fund must consist solely of assets of the type that have been included in other investment pools; (2) certificates in those other investment pools must have been rated in one of the four highest categories of S&P, Moody's or Fitch for at least one year prior to the Plan's acquisition of Offered Certificates; and (3) certificates in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of Offered Certificates.

     If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of Certificates between the Depositor or the Underwriters and a Plan when the Depositor, any of the Underwriters, the Trustee, the Master Servicer, the Special Servicer, a sub-servicer or a borrower is a Party in Interest with respect to the investing Plan, (2) the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an Offered Certificate on behalf of an "Excluded Plan" or any person who has discretionary authority or renders investment advice with respect to the assets of the Excluded Plan. For purposes of this prospectus supplement, an "Excluded Plan" is a Plan sponsored by any member of the Restricted Group.

     If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Section 4975(c)(1)(E) of the Code in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of Certificates between the Depositor or the Underwriters and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in those Certificates is (a) a borrower with respect to 5% or less of the fair market value of the mortgage loans or (b) an affiliate of that person, (2) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan.

     Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the pool of mortgage loans.

     Before purchasing an Offered Certificate, a fiduciary of a Plan should itself confirm that (1) the Offered Certificates constitute "certificates" for purposes of the Exemption and (2) the specific and general conditions and the other requirements set forth in the Exemption would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions, including with respect to governmental plans, any exemptive relief afforded under Similar Law. See "Certain ERISA Considerations" in the prospectus. A purchaser of an Offered Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts which might be construed as prohibited transactions.

     The sale of Offered Certificates to a Plan is in no respect a representation by the Depositor or any of the Underwriters that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

                         INDEX OF PRINCIPAL DEFINITIONS

                                                  PAGE
                                                  ----
Acceptable Insurance Default ..................   S-121
Actual/360 Basis ..............................   S-61
Additional Exclusions .........................   S-121
Administrative Cost Rate ......................   S-96
Advances ......................................   S-104
Anticipated Repayment Date ....................   S-60
Appraisal Reduction ...........................   S-105
Appraisal Reduction Event .....................   S-104
ARD Loans .....................................   S-60
Asset Status Report ...........................   S-114
Assumed Final Distribution Date ...............   S-100
Assumed Scheduled Payment .....................   S-98
Authenticating Agent ..........................   S-82
Available Distribution Amount .................   S-86
Avion Portfolio Borrower ......................   S-50
Avion Portfolio Properties ....................   S-49
Base Interest Fraction ........................   S-99
Boulevard Square Borrower .....................   S-53
Boulevard Square Property .....................   S-53
Certificate Account ...........................   S-85
Certificate Balance ...........................   S-80
Certificate Owner .............................   S-82
Certificate Registrar .........................   S-82
Certificateholders ............................   S-43
Certificates ..................................   S-80
CIBC ..........................................   S-43
CIBCWMC .......................................   S-142
Class A Certificates ..........................   S-80
Class S Certificates ..........................   S-80
Class X Certificates ..........................   S-80
Class X-1 Components ..........................   S-94
Class X-1 Strip Rate ..........................   S-94
Class X-2 Component ...........................   S-95
Class X-2 Strip Rate ..........................   S-95
Clearstream, Luxembourg .......................   S-82
Closing Date ..................................   S-43
CMSA Investor Reporting Package ...............   S-108
Code ..........................................   S-140
Cole ..........................................   S-53
Collateral Support Deficit ....................   S-102
Compensating Interest Payment .................   S-120
Constant Prepayment Rate ......................   S-134
Control Change Event ..........................   S-116
Controlling Class .............................   S-115
Controlling Class Certificateholder ...........   S-115
Controlling Holder ............................   S-116
Corrected Mortgage Loan .......................   S-113
CPR ...........................................   S-134

                                                  PAGE
                                                  ----
Cross-Over Date ...............................   S-93
Cut-off Date Balance ..........................   S-43
Daimler Chrysler Loans ........................   S-51
Daimler Chrysler--Orlando Property ............   S-51
Daimler Chrysler--Portage Property ............   S-51
Daimler--Orlando Borrower .....................   S-51
Daimler--Orlando Loan .........................   S-51
Daimler--Portage Borrower .....................   S-51
Daimler--Portage Loan .........................   S-51
Defeasance ....................................   S-62
Defeasance Lockout Period .....................   S-62
Depositor .....................................   S-43
Depositories ..................................   S-82
Determination Date ............................   S-85
Direct Participants ...........................   S-83
Directing Certificateholder ...................   S-115
Discount Rate .................................   S-62
Distributable Certificate Interest ............   S-97
Distribution Account ..........................   S-85
Distribution Date .............................   S-85
DTC ...........................................   S-82
Due Period ....................................   S-87
Edgewater Apartments Borrower .................   S-57
Edgewater Apartments Property .................   S-57
Effective Gross Income ........................   S-68
Elmwood Reserve A .............................   S-60
Elmwood Reserve B .............................   S-60
Elmwood Tower Borrower ........................   S-59
Elmwood Tower Property ........................   S-59
ERISA .........................................   S-144
ERISA Plan ....................................   S-144
ESA ...........................................   S-74
Euroclear .....................................   S-82
Events of Default .............................   S-128
Excess Interest ...............................   S-96
Excess Interest Distribution Account ..........   S-86
Excluded Plan .................................   S-145
Exemption .....................................   S-144
FIRREA ........................................   S-73
Fitch .........................................   S-143
Forest Mall Borrower ..........................   S-46
Forest Mall Property ..........................   S-46
Form 8-K ......................................   S-65
Fountains at Bay Hill Borrower ................   S-55
Fountains at Bay Hill Property ................   S-55
Gain on Sale Reserve Account ..................   S-86
In-Line Space .................................   S-59
Indirect Participants .........................   S-83

                                             PAGE
                                             ----
Initial Pool Balance .....................   S-43
Initial Rate .............................   S-61
Initial Resolution Period ................   S-77
Insurance and Condemnation
   Proceeds ..............................   S-85
Interest Distribution Amount .............   S-97
Interest Reserve Account .................   S-86
IRS ......................................   S-124
JPMorgan Chase ...........................   S-43
JPMSI ....................................   S-142
LI Industrial Properties .................   S-48
LI Industrial Properties Borrowers .......   S-48
Liquidation Fee ..........................   S-119
Liquidation Fee Rate .....................   S-119
Liquidation Proceeds .....................   S-85
Lockbox Accounts .........................   S-78
Lockbox Loans ............................   S-78
Lockout Period ...........................   S-61
Lower-Tier Distribution Account ..........   S-85
Lower-Tier REMIC .........................   S-140
Lower-Tier REMIC Regular Interests .......   S-140
LTV Ratio ................................   S-69
MAI ......................................   S-78
Markland Mall Borrower ...................   S-46
Markland Mall Property ...................   S-46
Master Servicer ..........................   S-117
Master Servicer Remittance Date ..........   S-103
Midland Park Mall Borrower ...............   S-46
Midland Park Mall Property ...............   S-46
MLPFSI ...................................   S-142
MMS ......................................   S-59
Moody's ..................................   S-143
Mortgage .................................   S-43
Mortgage Asset Seller ....................   S-43
Mortgage Loan Sellers ....................   S-43
Mortgage Note ............................   S-43
Mortgage Rate ............................   S-96
Mortgaged Property .......................   S-43
Net Aggregate Prepayment Interest
   Shortfall .............................   S-97
Net Mortgage Rate ........................   S-96
Net Operating Income .....................   S-68
NOI ......................................   S-68
Non-Offered Certificates .................   S-80
Non-Offered Subordinate Certificates .....   S-101
Nonrecoverable Advance ...................   S-104
Notional Amount ..........................   S-80
Offered Certificates .....................   S-80
OID ......................................   S-140

                                             PAGE
                                             ----
Operating Statements .....................   S-69
Option Price .............................   S-124
P&I Advance ..............................   S-103
PAR ......................................   S-74
Participants .............................   S-82
Pass-Through Rate ........................   S-93
Percentage Interest ......................   S-81
Periodic Payments ........................   S-86
Permitted Investments ....................   S-86
Plan .....................................   S-144
PML ......................................   S-65
Pooling and Servicing Agreement ..........   S-80
Prepayment Assumption ....................   S-140
Prepayment Interest Excess ...............   S-120
Prepayment Interest Shortfall ............   S-120
Prime Rate ...............................   S-104
Principal Balance Certificates ...........   S-80
Principal Distribution Amount ............   S-97
Principal Shortfall ......................   S-98
Purchase Agreements ......................   S-43
Purchase Option ..........................   S-124
Purchase Price ...........................   S-77
Qualified Substitute Mortgage Loan .......   S-77
Rated Final Distribution Date ............   S-100
Record Date ..............................   S-85
Reimbursement Rate .......................   S-104
Related Proceeds .........................   S-104
Release Date .............................   S-63
REMIC ....................................   S-140
REMIC Provisions .........................   S-140
REO Account ..............................   S-122
REO Loan .................................   S-99
REO Property .............................   S-113
Residual Certificates ....................   S-80
Restricted Group .........................   S-144
Revised Rate .............................   S-61
Richmond Town Square Mall Borrower           S-46
Richmond Town Square Mall Property           S-46
Rules ....................................   S-83
S&P ......................................   S-144
Scheduled Principal Distribution
   Amount ................................   S-97
Section 8 ................................   S-44
Senior Certificates ......................   S-80
Servicing Advances .......................   S-104
Servicing Fee ............................   S-117
Servicing Fee Rate .......................   S-117
Servicing Standards ......................   S-112
Similar Law ..............................   S-144

                                             PAGE
                                             ----
Simon Non-Pooled Balance .................   S-89
Simon Non-Pooled Component ...............   S-46
Simon Non-Pooled Percentage ..............   S-89
Simon Pooled Balance .....................   S-89
Simon Pooled Component ...................   S-46
Simon Pooled Percentage ..................   S-89
Simon Portfolio Available Funds ..........   S-87
Simon Portfolio Borrowers ................   S-46
Simon Portfolio Distribution Account .....   S-85
Simon Portfolio Loan .....................   S-46
Simon Portfolio Operating Advisor ........   S-116
Simon Portfolio Option Price .............   S-89
Simon Portfolio Principal Distribution
   Amount ................................   S-97
Simon Portfolio Principal Shortfall ......   S-98
Simon Portfolio Purchase Option ..........   S-89
Simon Portfolio REMIC ....................   S-140
Southern Wine & Spirits Building
   Borrower ..............................   S-54
Southern Wine & Spirits Building
   Property ..............................   S-54
Special Servicer .........................   S-117
Special Servicing Fee ....................   S-118
Special Servicing Fee Rate ...............   S-118
Specially Serviced Mortgage Loans ........   S-113
SSBI .....................................   S-142
Stated Principal Balance .................   S-98
Statement to Certificateholders ..........   S-106
Stiles ...................................   S-53
Subordinate Certificates .................   S-80
Subordinate Offered Certificates .........   S-80

                                             PAGE
                                             ----
Surprise Towne Center Borrower ...........   S-58
Surprise Towne Center Property ...........   S-58
Terms and Conditions .....................   S-84
The Chase Manhattan Corporation ..........   S-72
Treasury Rate ............................   S-62
Trustee ..................................   S-43
Trustee Fee ..............................   S-82
Trustee Fee Rate .........................   S-82
Underwriters .............................   S-142
Underwriting Agreement ...................   S-142
Underwritten Cash Flow ...................   S-68
Underwritten Cash Flow Debt Service
   Coverage Ratio ........................   S-68
Underwritten NOI .........................   S-68
Unicorp ..................................   S-56
Unscheduled Principal Distribution
   Amount ................................   S-98
Upper-Tier Distribution Account ..........   S-85
Upper-Tier REMIC .........................   S-140
UW DSCR ..................................   S-68
UW NCF ...................................   S-68
UW NOI ...................................   S-68
Voting Rights ............................   S-110
WAC Rate .................................   S-96
Withheld Amounts .........................   S-86
Withheld Loans ...........................   S-86
Workout Fee ..............................   S-118
Workout Fee Rate .........................   S-118
Yield Maintenance Charge .................   S-62
Yield Maintenance Period .................   S-62

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

ANNEX A
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

 LOAN NO.       ORIGINATOR PROPERTY NAME                                    STREET ADDRESS
 --------       ---------- -------------                                    --------------
     1          JPMCB      Simon Portfolio I                                Various
   1.1          JPMCB      Richmond Town Square                             691 Richmond Road
   1.2          JPMCB      Midland Park Mall                                4511 North Midkiff Road
   1.3          JPMCB      Markland Mall                                    1114 South 17th Street
   1.4          JPMCB      Forest Mall                                      835 West Johnson Street
     2          JPMCB      Long Island Industrial Portfolio 1               Various
   2.1          JPMCB      575 Underhill Boulevard                          575 Underhill Boulevard
   2.2          JPMCB      717-725 Broadway                                 717-725 Broadway Avenue
   2.3          JPMCB      1140 Motor Parkway                               1140 Motor Parkway
   2.4          JPMCB      230 Duffy Avenue                                 230 Duffy Avenue
   2.5          JPMCB      79 Express Street                                79 Express Street
   2.6          JPMCB      95 Seaview Boulevard                             95 Seaview Boulevard
   2.7          JPMCB      92 Central Avenue                                92 Central Avenue
     3          CIBC       The Avion Portfolio                              Various
   3.1          CIBC       Lakeside I                                       14685 Avion Parkway
   3.2          CIBC       Tech Center I                                    3901 Stonecroft Boulevard
   3.3          CIBC       Service Center III                               3650 Concorde Parkway
   3.4          CIBC       MidRise II                                       14520 Avion Parkway
   3.5          CIBC       MidRise I                                        14500 Avion Parkway
   3.6          CIBC       Tech Center III                                  3635 Concorde Parkway
   3.7          CIBC       Tech Center II                                   14700 Avion Parkway
     4          CIBC       Boulevard Square                                 10800 and 10810 - 11150 Pines Boulevard
     5          JPMCB      Daimler Chrysler - Orlando                       10300 Boggy Creek Road
     6          CIBC       Southern Wine & Spirits Building                 8400 South Jones Boulevard
     7          CIBC       Fountains at Bay Hill                            7401-7599 West Sand Lake Road
     8          JPMCB      Edgewater Apartments                             2411 42nd Avenue East
     9          CIBC       Surprise Towne Center                            13706-13768 West Bell Road
    10          CIBC       Elmwood Tower                                    1201 Elmwood Park Boulevard
    11          JPMCB      Colonnade Business Park                          9804-10012 Norwalk Boulevard
    12          CIBC       Plaza North                                      375-455 Douglas Avenue
    13          CIBC       Santa Fe Square                                  925-1115 South Gilbert Road
    14          CIBC       Retail at Cumming                                1535, 1545, 1555, and 1725 Marketplace Road
    15          CIBC       900 South Avenue                                 900 South Avenue
    16          JPMCB      5900 Hollis Street                               5900 Hollis Street
    17          JPMCB      Chapel Manor                                     1104 Welsh Road
    18          CIBC       A & P - Woodbridge                               789 Saint Georges Avenue
    19          JPMCB      Hammocks Town Center                             10201 Hammocks Boulevard
    20          JPMCB      Village Square                                   7107 North Lindbergh Boulevard
    21          JPMCB      Ridge Park Building                              1130 22nd Street South
    22          CIBC       Brooks Edge Plaza                                79 South Main Street
    23          JPMCB      Hackberry View                                   2201 West Royal Lane
    24          JPMCB      Columns at Seminole                              10764 70th Avenue North
    25          CIBC       Monmouth Plaza                                   125-135 Route 35
    26          JPMCB      Daimler Chrysler - Portage                       6410 Ameriplex Drive
    27          JPMCB      Harwood Hills Village Shopping Center            3032 - 3120 Harwood Road
    28          JPMCB      Seminole Ridge Apartments                        1375 Pullen Road
    29          JPMCB      Renaissance Apartments                           2500 East Avenue
    30          JPMCB      Calais I Office Tower                            3201 C Street
    31          CIBC       Lake Crystal Apartments                          1780 Windorah Way
    32          CIBC       Captive Plastics Portfolio                       Various
  32.1          CIBC       251 Circle Drive North                           251 Circle Drive North
  32.2          CIBC       190 Strykers Road                                190 Strykers Road
    33          JPMCB      515 Union Boulevard                              515 Union Boulevard
    34          CIBC       Grandview Meadows Apartments                     620 Grandview Meadows Drive
    35          JPMCB      Double Tree Hotel                                424 West Markham Street
    36          JPMCB      10 Forbes Road                                   10 Forbes Road
    37          JPMCB      River Crossing II                                3925 River Crossing Parkway
    38          CIBC       Troy Concept Center - Building 350               350 Stephenson Highway
    39          JPMCB      Wayne Town Plaza                                 4095 Burbank Road
    40          CIBC       Gilbert Crossing                                 835 - 855 North Gilbert Road and 50 East Guadalupe Road
    41          CIBC       Hilltop Ridge Apartments                         4260 Brownsboro Road
    42          CIBC       Downers Grove Plaza Shopping Center              120-160 Ogden Avenue
    43          JPMCB      College Parkway Shopping Center                  7091 College Parkway
    44          JPMCB      Calais Building II                               3301 C Street
    45          JPMCB      Mercury Plaza                                    5600-5700 Mercury Drive
    46          JPMCB      Park Place Mall                                  9070 Dixie Highway
    47          CIBC       Ogontz Manor Apartments                          5600 Ogontz Avenue
    48          JPMCB      Creekside Village Apartments                     5450 Southwest Erickson Avenue
    49          JPMCB      Park Five Center                                 200 Hawthorne Street Southeast
    50          JPMCB      Market Square Shopping Center                    100 & 120 International Parkway
    51          CIBC       Thompson Valley Apartments                       1415-1485 10th Street Southwest
    52          CIBC       Builders FirstSource, Inc. - Harrisburg          7770 Caldwell Road
    53          CIBC       Parkway Plaza                                    1106-1128 First Street
    54          JPMCB      Pinewood Place Manufactured Housing              22831 Pinewood Place Drive
    55          CIBC       Oak Crest Pointe MHP                             6435 Crestway Road
    56          CIBC       Kash N' Karry - Chickasaw                        8127 - 8277 Valencia College Lane
    57          CIBC       65-93 19th Street                                65-93 19th Street
    58          CIBC       2699 Lee Road                                    2699 Lee Road
    59          JPMCB      Clarkson Medical Office                          3601 & 3701 South Clarkson Street
    60          JPMCB      Carson Industrial Center                         17101 and 17121 South Central Avenue
    61          CIBC       Oaktree Village Apartments                       200 North Booth Calloway Road
    62          JPMCB      Village Shopping Center                          633 Wheatland Road
    63          CIBC       Springs Industries - Fort Mill Executive         205 North White Street
    64          CIBC       Oak Hills Mobile Home Park                       5965 Harrisburg Georgesville Road
    65          JPMCB      Town n' Harbor                                   220 West End Avenue
    66          JPMCB      Westchester Corporate Center                     2400 South Wolf Road
    67          CIBC       Capitol Commerce Center                          5110-9945 Capitol Drive
    68          JPMCB      Windsor Corporate Park                           2520 Lord Baltimore Drive
    69          JPMCB      The Biltmore                                     2000 - 2050 Beltline Boulevard
    70          JPMCB      Spring Hill Business Park                        25003 Pitkin Road
    71          CIBC       Edgewood Plaza                                   2204 Hanson Road
    72          CIBC       Springs Industries - Martinsville                460 Beaver Creek Drive
    73          CIBC       Almeda Business Center                           2500 Almeda Avenue
    74          CIBC       Forest Hill House                                505 Mount Prospect Avenue
    75          JPMCB      Cutler Riverside Apartments                      21630 Southwest 104th Court
    76          CIBC       Select Apartments                                3222-3226 West Indian School Road
    77          JPMCB      2424 CityGate Drive                              2424 Citygate Drive
    78          JPMCB      Value City                                       610 Holcomb Bridge Road
    79          CIBC       Junction Shoppes                                 183 and 189 West Apache Trail
    80          CIBC       Cascade Woods Apartments                         2412 and 2508 Northeast 138th Avenue
    81          JPMCB      Old Mill Business Campus                         11105 Mill Valley Road
    82          JPMCB      Chaparral Self Storage                           27380 Nicolas Road
    83          JPMCB      Kash N Karry                                     2333 West Hillsborough Avenue
    84          JPMCB      Seven Hills Self Storage                         999 Beasley Street
    85          JPMCB      Creekwood Apartments                             150 Yordy Road
    86          CIBC       Lackawanna Executive Park                        235-243 Main Street
    87          JPMCB      The Parkview                                     5215 Douglas Avenue
    88          CIBC       Springs Industries - HW Close                    2251 Catawba River Road
    89          CIBC       Merrifield Plaza Shopping Center                 906-930 South Merrifield Avenue
    90          JPMCB      Willowbrook Business Park                        11515-11555 Southwest Durham Road
    91          JPMCB      Method Townhomes                                 700-735 Method Townes Court
    92          JPMCB      Eckerd-Staples                                   4166 South Staples Street
    93          CIBC       Office Max Center                                305-307 South Sidney Baker Street
    94          JPMCB      Plaza Centre Office Building                     7851 Mission Center Court
    95          CIBC       Springs Industries - Montgomery                  8467 and 8601 Route 405 South
    96          JPMCB      Eckerd-Houston                                   1925 East T.C. Jester Boulevard
    97          CIBC       Baton Rouge Portfolio                            Various
  97.1          CIBC       GDC Buildings                                    822 Neosho Avenue
  97.2          CIBC       Causey Building                                  654 Main Street
    98          JPMCB      130 Montague Street                              130 Montague Street
    99          CIBC       Super 8 - Manassas                               8691 Phoenix Drive
   100          CIBC       Banana Republic                                  135 Montague Street
   101          CIBC       Springs Industries - Bartlesville                1560 Industrial Boulevard
   102          JPMCB      Foothills West                                   19501 West Hopi Drive
   103          CIBC       Hillen & Belvedere Apartments                    1650-1660 East Belvedere Avenue
   104          JPMCB      Yawgoo Valley Apartments                         155 Yawgoo Valley Road
   105          JPMCB      Parkway Collections Extra Shopping Center        6380-6398 Lockwood Ridge Road
   106          JPMCB      Hudson Self Storage                              193 Central Street
   107          CIBC       Springs Industries - Cartersville                765 1/2 South Erwin Street
   108          CIBC       Mamaroneck Industrial                            315-345 Fayette Avenue & 707 Fenimore Road
   109          JPMCB      The Boardwalk                                    6873-6931 Orchard Lake Road
   110          JPMCB      Heatherstone Apartments                          6400 Center Street
   111          JPMCB      Eckerd-Wharton                                   1710 North Richmond
   112          JPMCB      Central Square Manufactured Housing              2115 Central Avenue
   113          CIBC       Kings Ridge Apartments                           8418-8420 Kings Ridge Road
   114          CIBC       London & Hampshire Apartments                    6001 & 6101-6105 Park Heights Avenue
   115          JPMCB      Walgreens - Alsip                                12290 South Pulaski Road
   116          JPMCB      Bennington Spring Manufactured Housing           902 State Route 61

                                                                        NUMBER OF      PROPERTY              PROPERTY
 LOAN NO.  CITY                 STATE     ZIP CODE    COUNTY            PROPERTIES     TYPE                  SUBTYPE
 --------  ----                 -----     --------    ------            ----------     ----                  -------
     1     Various             Various     Various    Various                4         Retail                Regional Mall
   1.1     Richmond Heights      OH         44143     Cuyahoga               1         Retail                Regional Mall
   1.2     Midland               TX         79705     Midland                1         Retail                Regional Mall
   1.3     Kokomo                IN         46902     Howard                 1         Retail                Regional Mall
   1.4     Fond Du Lac           WI         54935     Fond Du Lac            1         Retail                Regional Mall
     2     Various               NY        Various    Various                7         Industrial            Flex
   2.1     Syosset               NY         11791     Nassau                 1         Industrial            Flex
   2.2     Holbrook              NY         11741     Suffolk                1         Industrial            Flex
   2.3     Hauppauge             NY         11788     Suffolk                1         Industrial            Flex
   2.4     Hicksville            NY         11801     Nassau                 1         Industrial            Flex
   2.5     Plainview             NY         11803     Nassau                 1         Industrial            Flex
   2.6     Port Washington       NY         11050     Nassau                 1         Industrial            Flex
   2.7     Farmingdale           NY         11735     Suffolk                1         Industrial            Flex
     3     Chantilly             VA         20151     Fairfax                7         Various               Various
   3.1     Chantilly             VA         20151     Fairfax                1         Office                Suburban
   3.2     Chantilly             VA         20151     Fairfax                1         Industrial            Flex
   3.3     Chantilly             VA         20151     Fairfax                1         Industrial            Flex
   3.4     Chantilly             VA         20151     Fairfax                1         Office                Suburban
   3.5     Chantilly             VA         20151     Fairfax                1         Office                Suburban
   3.6     Chantilly             VA         20151     Fairfax                1         Industrial            Flex
   3.7     Chantilly             VA         20151     Fairfax                1         Industrial            Flex
     4     Pembroke Pines        FL         33026     Broward                1         Retail                Anchored
     5     Orlando               FL         32824     Orange                 1         Industrial            Warehouse/Distribution
     6     Las Vegas             NV         89139     Clark                  1         Industrial            Warehouse/Distribution
     7     Orlando               FL         32819     Orange                 1         Retail                Unanchored
     8     Seattle               WA         98112     King                   1         Multifamily           Garden
     9     Surprise              AZ         85374     Maricopa               1         Retail                Anchored
    10     Harahan               LA         70123     Jefferson              1         Office                Suburban
    11     Santa Fe Springs      CA         90670     Los Angeles            1         Industrial            Flex
    12     Altamonte Springs     FL         32714     Seminole               1         Office                Suburban
    13     Mesa                  AZ         85204     Maricopa               1         Retail                Anchored
    14     Cumming               GA         30041     Forsyth                1         Retail                Anchored
    15     Staten Island         NY         10314     Richmond               1         Office                Suburban
    16     Emeryville            CA         94608     Alameda                1         Office                Suburban
    17     Philadelphia          PA         19115     Philadelphia           1         Nursing Home          Nursing Home
    18     Woodbridge            NJ         07095     Middlesex              1         Retail                Anchored
    19     Miami                 FL         33196     Miami-Dade             1         Retail                Anchored
    20     Hazelwood             MO         63042     St. Louis              1         Office                Suburban
    21     Birmingham            AL         35205     Jefferson              1         Office                Suburban
    22     Marlboro              NJ         07746     Monmouth               1         Retail                Anchored
    23     Irving                TX         75063     Dallas                 1         Office                Suburban
    24     Seminole              FL         33772     Pinellas               1         Multifamily           Garden
    25     Eatontown             NJ         07724     Monmouth               1         Retail                Anchored
    26     Portage               IN         46368     Porter                 1         Industrial            Warehouse/Distribution
    27     Bedford               TX         76021     Tarrant                1         Retail                Anchored
    28     Tallahassee           FL         32303     Leon                   1         Multifamily           Garden
    29     Rochester             NY         14610     Monroe                 1         Multifamily           Mid/High Rise
    30     Anchorage             AK         99503     Anchorage              1         Office                CBD
    31     West Palm Beach       FL         33411     Palm Beach             1         Multifamily           Garden
    32     Various               NJ        Various    Various                2         Industrial            Warehouse/Distribution
  32.1     Piscataway            NJ         08854     Middlesex              1         Industrial            Warehouse/Distribution
  32.2     Lopatcong             NJ         08865     Warren                 1         Industrial            Warehouse/Distribution
    33     Totowa                NJ         07512     Passaic                1         Office                Suburban
    34     Longmont              CO         80503     Boulder                1         Multifamily           Garden
    35     Little Rock           AR         72201     Pulaski                1         Hotel                 Full Service
    36     Braintree             MA         02184     Norfolk                1         Office                Suburban
    37     Indianapolis          IN         46240     Marion                 1         Office                Suburban
    38     Troy                  MI         48083     Oakland                1         Office                Suburban
    39     Wooster               OH         44691     Wayne                  1         Retail                Anchored
    40     Gilbert               AZ         85234     Maricopa               1         Retail                Anchored
    41     Winston-Salem         NC         27106     Forsyth                1         Multifamily           Garden
    42     Downers Grove         IL         60515     Dupage                 1         Retail                Anchored
    43     Fort Myers            FL         33907     Lee                    1         Retail                Anchored
    44     Anchorage             AK         99503     Anchorage              1         Office                Suburban
    45     Dearborn              MI         48126     Wayne                  1         Retail                Anchored
    46     Louisville            KY         40258     Jefferson              1         Retail                Anchored
    47     Philadelphia          PA         19141     Philadelphia           1         Multifamily           Mid/High Rise
    48     Beaverton             OR         97005     Washington             1         Multifamily           Garden
    49     Salem                 OR         97301     Marion                 1         Industrial            Flex
    50     Lake Mary             FL         32746     Seminole               1         Retail                Anchored
    51     Loveland              CO         80537     Larimer                1         Multifamily           Garden
    52     Harrisburg            NC         28075     Cabarrus               1         Industrial            Warehouse/Distribution
    53     Napa                  CA         94558     Napa                   1         Retail                Anchored
    54     Tomball               TX         77375     Harris                 1         Manufactured Housing  Manufactured Housing
    55     San Antonio           TX         78239     Bexar                  1         Manufactured Housing  Manufactured Housing
    56     Orlando               FL         32825     Orange                 1         Retail                Anchored
    57     Brooklyn              NY         11232     Kings                  1         Industrial            Warehouse/Distribution
    58     Winter Park           FL         32789     Orange                 1         Office                Suburban
    59     Englewood             CO         80110     Arapaho                2         Office                Suburban
    60     Carson                CA         90746     Los Angeles            1         Industrial            Warehouse/Distribution
    61     Hurst                 TX         76053     Tarrant                1         Multifamily           Garden
    62     Duncanville           TX         75116     Dallas                 1         Retail                Anchored
    63     Fort Mill             SC         29715     York                   1         Office                Suburban
    64     Grove City            OH         43123     Franklin               1         Manufactured Housing  Manufactured Housing
    65     Freeport              NY         11520     Nassau                 1         Multifamily           Garden
    66     Westchester           IL         60154     Cook                   1         Office                Suburban
    67     Wheeling              IL         60090     Cook                   1         Office                Suburban
    68     Baltimore             MD         21244     Baltimore              1         Industrial            Flex
    69     Columbia              SC         29204     Richland               1         Multifamily           Mid/High Rise
    70     The Woodlands         TX         77386     Montgomery             1         Office                Suburban
    71     Edgewood              MD         21040     Harford                1         Retail                Anchored
    72     Martinsville          VA         24112     Martinsville City      1         Industrial            Warehouse/Distribution
    73     Norfolk               VA         23513     Norfolk City           1         Industrial            Warehouse/Distribution
    74     Newark                NJ         07104     Essex                  1         Multifamily           Mid/High Rise
    75     Miami                 FL         33190     Miami-Dade             1         Multifamily           Garden
    76     Phoenix               AZ         85017     Maricopa               1         Multifamily           Garden
    77     Columbus              OH         43215     Franklin               1         Industrial            Warehouse/Distribution
    78     Roswell               GA         30076     Fulton                 1         Retail                Unanchored
    79     Apache Junction       AZ         85220     Pinal                  1         Retail                Anchored
    80     Vancouver             WA         98684     Clark                  1         Multifamily           Garden
    81     Omaha                 NE         68154     Douglas                1         Office                Suburban
    82     Temecula              CA         92591     Riverside              1         Storage               Storage
    83     Tampa                 FL         33603     Hillsborough           1         Retail                Anchored
    84     Henderson             NV         89052     Clark                  1         Storage               Storage
    85     Morton                IL         61550     Tazewell               1         Multifamily           Garden
    86     Dickson City          PA         18519     Lackawanna             1         Office                Suburban
    87     Caledonia             WI         53132     Racine                 1         Multifamily           Garden
    88     Fort Lawn             SC         29714     Chester                1         Industrial            Warehouse/Distribution
    89     Mishawaka             IN         46544     St. Joseph             1         Retail                Anchored
    90     Tigard                OR         97224     Washington             1         Office                Suburban
    91     Raleigh               NC         27607     Wake                   1         Multifamily           Garden
    92     Corpus Christi        TX         78411     Nueces                 1         Retail                Unanchored
    93     Kerrville             TX         78028     Kerr                   1         Retail                Anchored
    94     San Diego             CA         92108     San Diego              1         Office                Suburban
    95     Clinton Township      PA         17752     Lycoming               1         Industrial            Flex
    96     Houston               TX         77008     Harris                 1         Retail                Unanchored
    97     Baton Rouge           LA        Various    East Baton Rouge       2         Office                CBD
  97.1     Baton Rouge           LA         70802     East Baton Rouge       1         Office                CBD
  97.2     Baton Rouge           LA         70801     East Baton Rouge       1         Office                CBD
    98     Brooklyn              NY         11201     Kings                  1         Multifamily           Mid/High Rise
    99     Manassas              VA         22110     Manassas City          1         Hotel                 Limited Service
   100     Brooklyn              NY         11201     Kings                  1         Retail                Unanchored
   101     Bartlesville          OK         74006     Washington             1         Industrial            Warehouse/Distribution
   102     Casa Grande           AZ         85222     Pinal                  1         Manufactured Housing  Manufactured Housing
   103     Baltimore             MD         21239     Baltimore City         1         Multifamily           Garden
   104     Exeter                RI         02822     Washington             1         Multifamily           Garden
   105     Sarasota              FL         34243     Sarasota               1         Retail                Unanchored
   106     Hudson                NH         03051     Hillsboro              1         Storage               Storage
   107     Cartersville          GA         30120     Bartow                 1         Industrial            Warehouse/Distribution
   108     Mamaroneck            NY         10543     Westchester            1         Industrial            Warehouse/Distribution
   109     West Bloomfield       MI         48322     Oakland                1         Retail                Unanchored
   110     Mentor                OH         44060     Lake                   1         Multifamily           Garden
   111     Wharton               TX         77488     Wharton                1         Retail                Unanchored
   112     Schenectady           NY         12304     Albany                 1         Manufactured Housing  Manufactured Housing
   113     Parkville             MD         21234     Baltimore              1         Multifamily           Garden
   114     Baltimore             MD         21215     Baltimore City         1         Multifamily           Mid/High Rise
   115     Alsip                 IL         60803     Cook                   1         Retail                Anchored
   116     Marengo               OH         43334     Morrow                 1         Manufactured Housing  Manufactured Housing

                                   YEAR                                  UNIT OF                                  OCCUPANCY
 LOAN NO.      YEAR BUILT        RENOVATED            TOTAL SF/UNITS     MEASURE          OCCUPANCY % (1)             DATE
 --------      ----------        ---------            --------------     --------         ---------------             ----
     1          Various           Various               1,464,174      Square Feet             94.1                 10/02/02
   1.1            1966              2000                  546,691      Square Feet             98.4                 10/02/02
   1.2            1980                                    279,882      Square Feet             78.7                 10/02/02
   1.3            1969                                    387,557      Square Feet             98.2                 10/02/02
   1.4            1972              1999                  250,044      Square Feet             95.3                 10/02/02
     2          Various           Various                 980,113      Square Feet             94.4                 09/30/02
   2.1            1967              1992                  236,534      Square Feet             88.5                 09/30/02
   2.2            1967              1996                  272,160      Square Feet             92.3                 09/30/02
   2.3            1978                                    153,500      Square Feet             96.9                 09/30/02
   2.4            1956              1998                  125,000      Square Feet             98.3                 09/30/02
   2.5            1972              1993                   70,933      Square Feet             100.0                09/30/02
   2.6            1985                                     51,755      Square Feet             100.0                09/30/02
   2.7            1961              1990                   70,231      Square Feet             100.0                09/30/02
     3          Various                                   586,466      Square Feet             89.0                 Various
   3.1            2000                                    166,046      Square Feet             100.0                06/30/02
   3.2            1999                                    102,022      Square Feet             100.0                06/30/02
   3.3            2000                                     67,698      Square Feet             100.0                06/30/02
   3.4            1998                                     56,354      Square Feet             100.0                06/30/02
   3.5            1988                                     57,345      Square Feet             74.5                 07/01/02
   3.6            2000                                     88,686      Square Feet             43.8                 06/30/02
   3.7            1999                                     48,315      Square Feet             100.0                06/30/02
     4            2000                                    220,658      Square Feet             95.4                 07/01/02
     5            2001                                    492,200      Square Feet             100.0                06/14/02
     6            2002                                    384,763      Square Feet             100.0                08/26/02
     7            2001                                    103,961      Square Feet             98.6                 06/30/02
     8            1938              1989                      316         Units                97.8                 08/01/02
     9            2001                                    155,371      Square Feet             94.3                 07/12/02
    10            1982              1993                  197,723      Square Feet             100.0                07/01/02
    11            1990                                    241,023      Square Feet             95.7                 06/26/02
    12            1982                                    191,161      Square Feet             88.6                 08/12/02
    13            1986              2001                  263,205      Square Feet             92.8                 05/28/02
    14            2002                                    168,356      Square Feet             100.0                08/26/02
    15            1999                                     73,548      Square Feet             100.0                05/09/02
    16            1924              1988                  190,186      Square Feet             85.3                 06/24/02
    17            1973              1983                      240          Beds                93.3                 05/19/02
    18            2000                                     74,676      Square Feet             100.0                08/01/02
    19            1987              1990                  132,810      Square Feet             100.0                06/17/02
    20            1965              1997                  204,026      Square Feet             92.6                 08/27/02
    21            1963              1999                  118,256      Square Feet             100.0                08/07/02
    22            2002                                     68,378      Square Feet             96.1                 04/05/02
    23            1999                                    114,279      Square Feet             93.1                 08/31/02
    24            2001                                        195         Units                93.3                 07/08/02
    25            2001                                     85,100      Square Feet             91.5                 08/08/02
    26            2001                                    116,677      Square Feet             100.0                06/14/02
    27            1982              2001                  118,298      Square Feet             87.2                 06/21/02
    28            2001                                        384         Units                98.4                 08/16/02
    29            1973                                        190         Units                93.7                 05/03/02
    30            1974              1995                  109,695      Square Feet             99.2                 07/31/02
    31            1985                                        304         Units                94.4                 06/26/02
    32          Various           Various                 306,423      Square Feet             100.0                07/12/02
  32.1            1982              1998                  218,923      Square Feet             100.0                07/12/02
  32.2            1983                                     87,500      Square Feet             100.0                07/12/02
    33            1963              1993                  118,814      Square Feet             83.8                 06/30/02
    34            2001                                        144         Units                95.1                 06/10/02
    35            1971              1995                      287         Rooms                76.1                 06/19/02
    36            1966              1982                   91,580      Square Feet             93.9                 08/01/02
    37            2001                                     83,697      Square Feet             88.4                 08/26/02
    38            2002                                     79,595      Square Feet             100.0                07/19/02
    39            1993                                    146,985      Square Feet             100.0                05/01/02
    40            2000                                     62,574      Square Feet             94.7                 06/10/02
    41            1978              2001                      370         Units                87.6                 06/14/02
    42            1972              1999                   86,988      Square Feet             96.0                 06/01/02
    43            1970              2000                   79,038      Square Feet             90.9                 05/31/02
    44            1976              1997                   82,330      Square Feet             100.0                08/29/02
    45            1997                                     64,594      Square Feet             100.0                08/07/02
    46            1969              2000                  208,479      Square Feet             97.9                 07/01/02
    47            1940              1999                      206         Units                93.2                 07/09/02
    48            1985                                        120         Units                99.2                 07/30/02
    49            1992              1996                  103,300      Square Feet             88.4                 07/23/02
    50            1988                                    101,337      Square Feet             100.0                08/22/02
    51            2002                                        104         Units                96.2                 06/10/02
    52            2001                                    174,000      Square Feet             100.0                08/27/02
    53            1973              1991                   76,913      Square Feet             97.4                 08/15/02
    54            1984              1997                      351          Pads                89.7                 06/30/02
    55            1983                                        297          Pads                96.3                 07/25/02
    56            2000                                     57,095      Square Feet             97.9                 06/18/02
    57            1916              2000                  200,200      Square Feet             96.5                 06/28/02
    58            1974              1998                   85,105      Square Feet             92.4                 08/01/02
    59            1978              1990                   54,035      Square Feet             90.1                 03/01/02
    60            1980                                     94,230      Square Feet             100.0                08/01/02
    61            1967              2000                      221         Units                95.9                 06/30/02
    62            1982              1999                   95,148      Square Feet             88.1                 06/21/02
    63            1952              1998                   79,863      Square Feet             100.0                08/29/02
    64            1965                                        250          Pads                99.2                 06/06/02
    65            1972              1985                      160         Units                100.0                07/17/02
    66            2001                                     39,914      Square Feet             96.7                 07/01/02
    67            1991                                     94,245      Square Feet             94.5                 06/01/02
    68            2000                                     57,960      Square Feet             90.5                 08/02/02
    69            1969              1994                      186         Units                92.5                 07/30/02
    70            2002                                     62,900      Square Feet             89.2                 07/05/02
    71            1973              1998                   74,085      Square Feet             83.2                 06/01/02
    72            1993              1999                  300,000      Square Feet             100.0                08/29/02
    73            1985                                     77,192      Square Feet             90.3                 08/01/02
    74            1977                                         99         Units                100.0                07/01/02
    75            1989              1993                      200         Units                97.0                 07/18/02
    76            1979              1992                      272         Units                91.2                 06/21/02
    77            2001                                    113,832      Square Feet             100.0                05/13/02
    78            1974              2001                  100,444      Square Feet             100.0                06/30/02
    79            2001                                     31,699      Square Feet             92.8                 06/01/02
    80            1992                                        114         Units                96.5                 07/01/02
    81            1984                                     59,892      Square Feet             100.0                08/20/02
    82            1999                                        737         Units                74.2                 04/30/02
    83            1985              2001                   55,738      Square Feet             100.0                04/15/02
    84            2000                                        600         Units                91.0                 07/17/02
    85            1980                                        104         Units                97.1                 07/09/02
    86            1991                                     55,963      Square Feet             89.5                 08/08/02
    87            2000                                         73         Units                100.0                07/18/02
    88            1988              1996                  234,900      Square Feet             100.0                08/29/02
    89            1990                                     62,577      Square Feet             95.7                 05/09/02
    90            1979                                     50,625      Square Feet             90.0                 07/25/02
    91            2001                                         34         Units                100.0                05/07/02
    92            2001                                     12,738      Square Feet             100.0                05/28/02
    93            1999                                     36,649      Square Feet             77.1                 08/12/02
    94            1977                                     33,570      Square Feet             95.2                 07/01/02
    95            1971              1988                  236,000      Square Feet             100.0                08/29/02
    96            2000                                     12,738      Square Feet             100.0                05/28/02
    97          Various           Various                  31,209      Square Feet             89.3                 06/30/02
  97.1            1990                                      9,975      Square Feet             100.0                06/30/02
  97.2            1950              1999                   21,234      Square Feet             84.3                 06/30/02
    98            1918                                          9         Units                100.0                06/15/02
    99            1986                                         79         Rooms                64.9                 07/31/02
   100            1925              1993                   10,000      Square Feet             100.0                03/25/02
   101            1995                                    100,000      Square Feet             100.0                08/29/02
   102            1981              1995                      188          Pads                97.9                 06/01/02
   103            1963              2000                       69         Units                98.6                 08/13/02
   104            1978              2001                       56         Units                98.2                 07/01/02
   105            1999                                     24,338      Square Feet             85.4                 08/15/02
   106            2000                                        320         Units                99.1                 08/06/02
   107            1971              1993                  137,260      Square Feet             100.0                08/29/02
   108            1934                                     27,425      Square Feet             100.0                07/15/02
   109            1982                                     40,505      Square Feet             100.0                06/12/02
   110            1969                                         48         Units                100.0                07/01/02
   111            2000                                     10,908      Square Feet             100.0                05/28/02
   112            1960              1980                      108          Pads                100.0                09/06/02
   113            1970                                         44         Units                100.0                08/13/02
   114            1966                                         65         Units                100.0                08/13/02
   115            1999                                     14,725      Square Feet             100.0                05/02/02
   116            2001                                         75          Pads                94.7                 09/16/02

                   APPRAISED       APPRAISAL                                         ORIGINAL                   ORIGINAL
 LOAN NO.          VALUE ($)          DATE          CURRENT LTV %(2)                BALANCE ($)                LOAN/UNIT ($)
 --------          ---------          ----          ----------------                -----------                -------------
     1            186,100,000      Various                57.5                       107,000,000                      73
   1.1             70,300,000      07/30/02
   1.2             54,400,000      08/01/02
   1.3             32,800,000      07/25/02
   1.4             28,600,000      07/19/02
     2             73,400,000      07/01/02               70.4                        51,750,000                      53
   2.1             32,400,000      07/01/02
   2.2             10,400,000      07/01/02
   2.3             11,600,000      07/01/02
   2.4              7,400,000      07/01/02
   2.5              4,300,000      07/01/02
   2.6              4,000,000      07/01/02
   2.7              3,300,000      07/01/02
     3             88,100,000      06/12/02               54.4                        48,000,000                      82
   3.1             30,200,000      06/12/02
   3.2             13,700,000      06/12/02
   3.3             10,100,000      06/12/02
   3.4              9,000,000      06/12/02
   3.5              7,800,000      06/12/02
   3.6             10,400,000      06/12/02
   3.7              6,900,000      06/12/02
     4             35,250,000      04/15/02               78.5                        27,720,000                     126
     5             32,700,000      06/18/02               74.1                        24,000,000                      49
     6             32,000,000      08/05/02               71.9                        23,000,000                      60
     7             29,500,000      05/11/02               74.4                        22,000,000                     212
     8             35,300,000      09/10/02               55.0                        19,415,000                  61,440
     9             24,270,000      04/25/02               76.2                        18,500,000                     119
    10             25,000,000      05/14/02               73.9                        18,500,000                      94
    11             21,200,000      07/25/02               75.4                        16,000,000                      66
    12             20,850,000      07/01/02               76.0                        15,850,000                      83
    13             19,540,000      04/11/02               78.6                        15,400,000                      59
    14             18,750,000      07/03/02               79.4                        14,900,000                      89
    15             17,700,000      04/08/02               79.0                        14,000,000                     190
    16             22,000,000      06/24/02               63.5                        14,000,000                      74
    17             20,000,000      10/29/01               66.9                        13,552,300                  56,468
    18             16,400,000      07/23/02               79.8                        13,100,000                     175
    19             18,000,000      02/28/02               71.7                        12,950,000                      98
    20             16,600,000      06/07/02               75.3                        12,500,000                      61
    21             15,500,000      05/21/02               76.6                        11,900,000                     101
    22             14,900,000      09/01/02               79.2                        11,850,000                     173
    23             15,500,000      08/01/02               75.4                        11,700,000                     102
    24             14,500,000      06/12/02               79.1                        11,500,000                  58,974
    25             14,300,000      04/01/02               79.6                        11,400,000                     134
    26             14,700,000      06/21/02               74.1                        11,300,000                      97
    27             14,600,000      04/01/02               72.5                        10,650,000                      90
    28             13,550,000      08/02/02               78.1                        10,600,000                  27,604
    29             19,600,000      05/03/02               53.6                        10,500,000                  55,263
    30             14,500,000      05/06/02               68.5                        10,200,000                      93
    31             15,100,000      07/24/02               67.5                        10,200,000                  33,553
    32             14,400,000      05/02/02               69.9                        10,100,000                      33
  32.1             10,500,000      05/02/02
  32.2              3,900,000      05/02/02
    33             12,900,000      04/01/02               73.4                         9,500,000                      80
    34             11,825,000      04/24/02               79.3                         9,400,000                  65,278
    35             19,800,000      06/01/02               42.9                         8,500,000                  29,617
    36             11,700,000      07/15/02               70.4                         8,250,000                      90
    37             11,100,000      07/12/02               71.9                         8,000,000                      96
    38             11,550,000      07/01/02               69.1                         8,000,000                     101
    39             10,400,000      03/01/02               76.7                         8,000,000                      54
    40             10,600,000      06/18/02               74.0                         7,850,000                     125
    41              9,700,000      03/22/02               79.6                         7,760,000                  20,973
    42              9,800,000      05/10/02               77.9                         7,650,000                      88
    43             10,300,000      04/23/02               74.1                         7,650,000                      97
    44             11,335,000      07/30/02               68.5                         7,500,000                      91
    45             10,100,000      04/18/02               74.1                         7,500,000                     116
    46             10,100,000      11/30/01               73.4                         7,500,000                      36
    47             10,000,000      02/06/02               73.8                         7,400,000                  35,922
    48             10,320,000      05/09/02               70.5                         7,300,000                  60,833
    49             12,400,000      07/01/02               58.4                         7,250,000                      70
    50              9,400,000      06/04/01               71.6                         6,800,000                      67
    51              8,425,000      04/24/02               79.1                         6,675,000                  64,183
    52              9,600,000      11/28/01               67.6                         6,500,000                      37
    53              8,900,000      04/29/02               70.1                         6,250,000                      81
    54              7,500,000      06/07/02               79.8                         6,000,000                  17,094
    55              7,500,000      03/22/01               79.1                         5,950,000                  20,034
    56              7,100,000      08/31/01               79.9                         5,680,000                      99
    57              7,700,000      07/26/02               73.3                         5,650,000                      28
    58              7,550,000      06/18/02               74.0                         5,600,000                      66
    59              7,800,000      04/26/02               70.5                         5,500,000                     102
    60              7,050,000      05/29/02               77.8                         5,500,000                      58
    61              6,850,000      06/01/02               79.6                         5,480,000                  24,796
    62              8,100,000      04/01/02               66.3                         5,400,000                      57
    63              7,600,000      08/01/02               68.3                         5,250,000                      66
    64              6,250,000      06/10/02               79.8                         5,000,000                  20,000
    65             16,900,000      05/28/02               28.5                         4,850,000                  30,313
    66              6,000,000      05/28/02               79.8                         4,800,000                     120
    67              6,900,000      05/14/02               67.9                         4,700,000                      50
    68              6,200,000      05/07/02               74.0                         4,600,000                      79
    69              5,600,000      07/12/02               80.2                         4,500,000                  24,194
    70              6,400,000      05/15/02               70.0                         4,500,000                      72
    71              6,200,000      05/26/02               70.0                         4,350,000                      59
    72              6,200,000      08/01/02               68.3                         4,275,000                      14
    73              5,760,000      07/30/02               73.4                         4,230,000                      55
    74              5,600,000      02/01/02               74.9                         4,200,000                  42,424
    75              7,800,000      06/19/02               53.8                         4,200,000                  21,000
    76              5,750,000      03/30/02               72.7                         4,200,000                  15,441
    77              5,700,000      06/17/02               72.9                         4,165,000                      37
    78              6,000,000      12/12/01               68.0                         4,150,000                      41
    79              5,100,000      04/15/02               79.0                         4,040,000                     127
    80              6,000,000      07/19/02               66.6                         4,000,000                  35,088
    81              5,420,000      03/13/02               69.9                         3,800,000                      63
    82              5,660,000      03/28/02               64.2                         3,650,000                   4,953
    83              4,800,000      03/08/02               74.5                         3,600,000                      65
    84              4,825,000      04/02/02               69.4                         3,375,000                   5,625
    85              4,100,000      07/01/02               77.9                         3,200,000                  30,769
    86              4,000,000      04/29/02               74.9                         3,000,000                      54
    87              3,800,000      05/15/02               78.8                         3,000,000                  41,096
    88              4,300,000      08/01/02               68.3                         2,900,000                      12
    89              3,700,000      04/30/02               78.2                         2,900,000                      46
    90              4,875,000      05/23/02               58.0                         2,830,000                      56
    91              3,250,000      05/10/02               79.8                         2,600,000                  76,471
    92              3,770,000      05/19/02               68.4                         2,600,000                     204
    93              3,750,000      07/06/02               66.6                         2,500,000                      68
    94              3,550,000      06/24/02               69.9                         2,485,000                      74
    95              3,700,000      07/01/02               68.3                         2,475,000                      10
    96              3,330,000      05/20/02               67.0                         2,250,000                     177
    97              2,950,000      02/09/00               70.9                         2,550,000                      82
  97.1              1,600,000      02/09/00
  97.2              1,350,000      02/09/00
    98              3,000,000      04/26/02               67.8                         2,040,000                 226,667
    99              5,500,000      05/15/01               36.4                         2,000,000                  25,316
   100              4,200,000      04/08/02               47.3                         2,000,000                     200
   101              2,800,000      08/01/02               68.3                         1,850,000                      19
   102              2,500,000      06/01/02               73.9                         1,850,000                   9,840
   103              2,250,000      03/22/02               79.7                         1,800,000                  26,087
   104              2,400,000      01/05/02               72.4                         1,750,000                  31,250
   105              3,300,000      03/25/02               52.3                         1,750,000                      72
   106              2,500,000      04/03/02               67.7                         1,700,000                   5,313
   107              2,300,000      08/01/02               68.3                         1,650,000                      12
   108              2,200,000      12/18/01               73.1                         1,615,000                      59
   109              8,300,000      05/25/02               19.3                         1,600,000                      40
   110              1,950,000      05/20/02               81.9                         1,600,000                  33,333
   111              2,420,000      05/14/02               65.5                         1,600,000                     147
   112              3,300,000      08/01/02               45.4                         1,500,000                  13,889
   113              2,000,000      03/22/02               73.4                         1,475,000                  33,523
   114              2,050,000      03/22/02               70.7                         1,455,000                  22,385
   115              2,670,000      04/05/02               39.0                         1,050,000                      71
   116              1,500,000      06/18/02               66.6                         1,000,000                  13,333

                                                                  CURRENT
                      CURRENT         % OF INITIAL                BALANCE         CROSSED              RELATED           INTEREST
 LOAN NO.          BALANCE ($)(3)     POOL BALANCE              PER UNIT ($)      LOAN (4)          BORROWER (5)          RATE %
 --------          --------------     ------------              ------------      --------          ------------          ------
     1              106,915,919          10.6                         73                                                  5.83850
   1.1               40,387,905                                       74
   1.2               31,253,230                                      112
   1.3               18,843,859                                       49
   1.4               16,430,926                                       66
     2               51,707,603           5.1                         53                                                  6.04400
   2.1               22,241,763                                       94
   2.2                8,403,110                                       31
   2.3                6,214,904                                       40
   2.4                5,635,379                                       45
   2.5                3,527,108                                       50
   2.6                3,127,436                                       60
   2.7                2,557,903                                       36
     3               47,957,552           4.8                         82                                                  5.75000
   3.1               16,935,010                                      102
   3.2                7,393,456                                       72
   3.3                5,495,136                                       81
   3.4                5,145,446                                       91
   3.5                4,745,799                                       83
   3.6                4,396,109                                       50
   3.7                3,846,595                                       80
     4               27,665,524           2.8                        125                                  2               7.22000
     5               23,890,986           2.4                         49             2                                    6.85000
     6               23,000,000           2.3                         60                                                  7.00000
     7               21,934,279           2.2                        211                                                  7.67000
     8               19,398,866           1.9                     61,389                                                  5.99000
     9               18,500,000           1.8                        119                                                  7.12000
    10               18,467,594           1.8                         93                                  3               7.64000
    11               15,974,957           1.6                         66                                                  6.68000
    12               15,838,208           1.6                         83                                                  6.40000
    13               15,362,408           1.5                         58                                  2               7.39000
    14               14,888,449           1.5                         88                                                  6.25000
    15               13,979,702           1.4                        190                                                  7.00000
    16               13,966,565           1.4                         73                                                  6.75000
    17               13,386,596           1.3                     55,777                                                  8.46000
    18               13,091,559           1.3                        175                                  4               6.90000
    19               12,914,311           1.3                         97                                                  6.95000
    20               12,492,184           1.2                         61                                                  7.00000
    21               11,866,319           1.2                        100                                                  6.85000
    22               11,796,866           1.2                        173                                  4               7.47000
    23               11,681,208           1.2                        102                                                  6.57000
    24               11,469,954           1.1                     58,820                                                  6.72000
    25               11,382,657           1.1                        134                                  5               6.80000
    26               11,248,673           1.1                         96             2                                    6.85000
    27               10,587,600           1.1                         89                                                  6.72000
    28               10,581,796           1.1                     27,557                                                  6.28000
    29               10,500,000           1.0                     55,263                                                  6.00500
    30               10,200,000           1.0                         93             3                                    7.44000
    31               10,191,546           1.0                     33,525                                                  6.00000
    32               10,066,647           1.0                         33                                                  7.05000
  32.1                7,176,224                                       33
  32.2                2,890,423                                       33
    33                9,469,899           0.9                         80                                                  7.45000
    34                9,380,424           0.9                     65,142                                  6               7.00000
    35                8,490,178           0.8                     29,583                                                  7.50000
    36                8,236,153           0.8                         90                                                  6.38000
    37                7,985,977           0.8                         95                                                  6.19000
    38                7,984,695           0.8                        100                                  7               7.32000
    39                7,975,184           0.8                         54                                                  7.53000
    40                7,838,947           0.8                        125                                                  7.12000
    41                7,716,838           0.8                     20,856                                                  7.09000
    42                7,630,577           0.8                         88                                                  7.25000
    43                7,629,756           0.8                         97                                                  7.10000
    44                7,491,250           0.7                         91             3                                    6.45000
    45                7,481,274           0.7                        116                                                  7.31000
    46                7,408,466           0.7                         36                                                  6.85000
    47                7,383,774           0.7                     35,844                                                  6.80000
    48                7,278,565           0.7                     60,655                                                  6.71000
    49                7,238,246           0.7                         70                                                  6.53000
    50                6,734,211           0.7                         66                                                  7.44000
    51                6,661,099           0.7                     64,049                                  6               7.00000
    52                6,492,041           0.6                         37                                                  6.21000
    53                6,240,605           0.6                         81                                                  6.85000
    54                5,987,374           0.6                     17,058                                                  6.96000
    55                5,929,461           0.6                     19,965                                                  7.12000
    56                5,669,655           0.6                         99                                                  7.50000
    57                5,641,302           0.6                         28                                                  6.75000
    58                5,587,877           0.6                         66                                                  6.85000
    59                5,496,296           0.5                        102                                                  6.75000
    60                5,482,953           0.5                         58                                  1               6.50000
    61                5,455,926           0.5                     24,687                                                  7.00000
    62                5,368,361           0.5                         56                                                  6.72000
    63                5,246,464           0.5                         66             1                    7               6.75000
    64                4,989,037           0.5                     19,956                                                  6.80000
    65                4,822,649           0.5                     30,142                                                  6.69000
    66                4,789,422           0.5                        120                                                  6.78000
    67                4,688,232           0.5                         50                                                  7.30000
    68                4,586,458           0.5                         79                                                  6.70000
    69                4,491,682           0.4                     24,149                                                  6.40000
    70                4,482,984           0.4                         71                                                  6.75000
    71                4,340,340           0.4                         59                                                  6.75000
    72                4,272,121           0.4                         14             1                    7               6.75000
    73                4,227,435           0.4                         55                                                  7.10000
    74                4,193,911           0.4                     42,363                                                  7.00000
    75                4,192,737           0.4                     20,964                                                  6.25000
    76                4,181,731           0.4                     15,374                                                  7.05000
    77                4,155,984           0.4                         37                                                  6.85000
    78                4,078,580           0.4                         41                                                  7.73000
    79                4,029,742           0.4                        127                                                  7.25000
    80                3,995,381           0.4                     35,047                                                  6.50000
    81                3,787,991           0.4                         63                                                  7.46000
    82                3,636,296           0.4                      4,934                                  1               7.77000
    83                3,574,120           0.4                         64                                                  6.97000
    84                3,347,102           0.3                      5,579                                                  7.71000
    85                3,191,960           0.3                     30,692                                                  6.25000
    86                2,995,382           0.3                         54                                                  6.75000
    87                2,993,202           0.3                     41,003                                                  6.67000
    88                2,896,820           0.3                         12             1                    7               6.75000
    89                2,894,117           0.3                         46                                                  7.10000
    90                2,828,268           0.3                         56                                                  7.07000
    91                2,592,854           0.3                     76,260                                                  6.96000
    92                2,579,027           0.3                        202                                                  7.68000
    93                2,496,428           0.2                         68                                                  7.06000
    94                2,481,256           0.2                         74                                                  6.84000
    95                2,472,286           0.2                         10             1                    7               6.75000
    96                2,229,707           0.2                        175                                                  7.68000
    97                2,091,605           0.2                         67                                  3               8.70000
  97.1                1,134,486                                      114                                  3
  97.2                  957,118                                       45                                  3
    98                2,034,366           0.2                    226,041                                                  7.00000
    99                2,000,000           0.2                     25,316                                                  9.07000
   100                1,986,185           0.2                        199                                  5               7.25000
   101                1,847,971           0.2                         18             1                    7               6.75000
   102                1,846,916           0.2                      9,824                                                  6.41000
   103                1,792,401           0.2                     25,977                                  8               7.20000
   104                1,738,392           0.2                     31,043                                                  7.59000
   105                1,724,413           0.2                         71                                                  7.53000
   106                1,692,952           0.2                      5,290                                                  7.29000
   107                1,648,889           0.2                         12             1                    7               6.75000
   108                1,609,214           0.2                         59                                                  7.99000
   109                1,600,000           0.2                         40                                                  6.28000
   110                1,596,488           0.2                     33,260                                                  7.21000
   111                1,585,570           0.2                        145                                                  7.68000
   112                1,498,906           0.1                     13,879                                                  6.47000
   113                1,468,773           0.1                     33,381                                  8               7.20000
   114                1,448,858           0.1                     22,290                                  8               7.20000
   115                1,042,569           0.1                         71                                                  7.08000
   116                  999,277           0.1                     13,324                                                  6.50000

                                      NET
                                    MORTGAGE                                      MONTHLY DEBT             ANNUAL DEBT
 LOAN NO.     ADMIN. FEE %         RATE % (6)        ACCRUAL TYPE               SERVICE ($)(7,13)        SERVICE ($) (8)
 --------     ------------         ----------        ------------              -----------------         ---------------
     1           0.04230            5.79620           Actual/360                   623,133.38                7,477,601
   1.1
   1.2
   1.3
   1.4
     2           0.04230            6.00170           Actual/360                   311,732.84                3,740,794
   2.1
   2.2
   2.3
   2.4
   2.5
   2.6
   2.7
     3           0.04230            5.70770           Actual/360                   280,114.97                3,361,380
   3.1
   3.2
   3.3
   3.4
   3.5
   3.6
   3.7
     4           0.04230            7.17770           Actual/360                   188,535.54                2,262,426
     5           0.04230            6.80770           Actual/360                   193,623.28                2,323,479
     6           0.04230            6.95770           Actual/360                   178,318.76                2,139,825
     7           0.04230            7.62770           Actual/360                   156,396.22                1,876,755
     8           0.04230            5.94770           Actual/360                   116,277.94                1,395,335
     9           0.04230            7.07770           Actual/360                   124,575.50                1,494,906
    10           0.04230            7.59770           Actual/360                   131,132.79                1,573,593
    11           0.12230            6.55770           Actual/360                   103,032.30                1,236,388
    12           0.04230            6.35770           Actual/360                    99,142.69                1,189,712
    13           0.07230            7.31770           Actual/360                   106,521.45                1,278,257
    14           0.04230            6.20770           Actual/360                    91,741.86                1,100,902
    15           0.04230            6.95770           Actual/360                    93,142.35                1,117,708
    16           0.09230            6.65770           Actual/360                    96,727.61                1,160,731
    17           0.07230            8.38770           Actual/360                   111,512.00                1,338,144
    18           0.04230            6.85770           Actual/360                    86,276.62                1,035,319
    19           0.04230            6.90770           Actual/360                    85,722.25                1,028,667
    20           0.04230            6.95770           Actual/360                    83,162.81                  997,954
    21           0.04230            6.80770           Actual/360                    77,975.85                  935,710
    22           0.04230            7.42770           Actual/360                    82,613.63                  991,364
    23           0.04230            6.52770           Actual/360                    74,491.39                  893,897
    24           0.04230            6.67770             30/360                      74,359.60                  892,315
    25           0.04230            6.75770           Actual/360                    74,319.47                  891,834
    26           0.04230            6.80770           Actual/360                    91,164.30                1,093,972
    27           0.04230            6.67770           Actual/360                    76,599.07                  919,189
    28           0.04230            6.23770           Actual/360                    65,472.99                  785,676
    29           0.04230            5.96270           Actual/360                    62,986.56                  755,839
    30           0.04230            7.39770           Actual/360                    74,979.47                  899,754
    31           0.04230            5.95770           Actual/360                    61,154.15                  733,850
    32           0.04230            7.00770           Actual/360                    71,707.18                  860,486
  32.1
  32.2
    33           0.04230            7.40770           Actual/360                    66,100.42                  793,205
    34           0.04230            6.95770           Actual/360                    62,538.43                  750,461
    35           0.09230            7.40770           Actual/360                    64,718.09                  776,617
    36           0.04230            6.33770           Actual/360                    51,496.25                  617,955
    37           0.04230            6.14770           Actual/360                    48,945.62                  587,347
    38           0.04230            7.27770           Actual/360                    54,954.45                  659,453
    39           0.09230            7.43770           Actual/360                    56,101.59                  673,219
    40           0.08230            7.03770           Actual/360                    52,860.41                  634,325
    41           0.04230            7.04770           Actual/360                    55,292.40                  663,509
    42           0.04230            7.20770           Actual/360                    52,186.49                  626,238
    43           0.04230            7.05770           Actual/360                    51,410.44                  616,925
    44           0.04230            6.40770           Actual/360                    50,406.46                  604,878
    45           0.09230            7.21770           Actual/360                    51,468.80                  617,626
    46           0.09230            6.75770           Actual/360                    52,292.94                  627,515
    47           0.04230            6.75770           Actual/360                    48,242.46                  578,910
    48           0.09230            6.61770           Actual/360                    47,153.73                  565,845
    49           0.09230            6.43770           Actual/360                    45,968.06                  551,617
    50           0.09230            7.34770           Actual/360                    47,267.52                  567,210
    51           0.04230            6.95770           Actual/360                    44,408.94                  532,907
    52           0.04230            6.16770           Actual/360                    42,717.94                  512,615
    53           0.04230            6.80770           Actual/360                    40,953.70                  491,444
    54           0.04230            6.91770           Actual/360                    39,757.10                  477,085
    55           0.04230            7.07770           Actual/360                    40,066.17                  480,794
    56           0.04230            7.45770           Actual/360                    39,715.38                  476,585
    57           0.04230            6.70770           Actual/360                    36,645.79                  439,749
    58           0.04230            6.80770           Actual/360                    36,694.52                  440,334
    59           0.04230            6.70770           Actual/360                    35,672.90                  428,075
    60           0.04230            6.45770           Actual/360                    34,763.74                  417,165
    61           0.04230            6.95770           Actual/360                    38,731.50                  464,778
    62           0.04230            6.67770           Actual/360                    38,838.97                  466,068
    63           0.04230            6.70770           Actual/360                    34,051.40                  408,617
    64           0.04230            6.75770           Actual/360                    32,596.26                  391,155
    65           0.04230            6.64770           Actual/360                    36,704.85                  440,458
    66           0.04230            6.73770           Actual/360                    31,228.49                  374,742
    67           0.04230            7.25770           Actual/360                    32,221.83                  386,662
    68           0.04230            6.65770           Actual/360                    29,682.79                  356,193
    69           0.04230            6.35770             30/360                      28,147.77                  337,773
    70           0.04230            6.70770           Actual/360                    34,216.38                  410,597
    71           0.04230            6.70770           Actual/360                    28,214.02                  338,568
    72           0.04230            6.70770           Actual/360                    27,727.57                  332,731
    73           0.04230            7.05770           Actual/360                    28,426.95                  341,123
    74           0.04230            6.95770           Actual/360                    27,942.70                  335,312
    75           0.12230            6.12770           Actual/360                    25,860.12                  310,321
    76           0.04230            7.00770           Actual/360                    29,818.83                  357,826
    77           0.04230            6.80770           Actual/360                    27,291.55                  327,499
    78           0.04230            7.68770           Actual/360                    34,018.18                  408,218
    79           0.08230            7.16770           Actual/360                    27,559.92                  330,719
    80           0.04230            6.45770           Actual/360                    27,008.29                  324,099
    81           0.04230            7.41770           Actual/360                    26,466.15                  317,594
    82           0.04230            7.72770           Actual/360                    27,617.44                  331,409
    83           0.04230            6.92770           Actual/360                    27,845.97                  334,152
    84           0.04230            7.66770           Actual/360                    27,623.78                  331,485
    85           0.04230            6.20770           Actual/360                    19,702.95                  236,435
    86           0.04230            6.70770           Actual/360                    19,457.94                  233,495
    87           0.09230            6.57770           Actual/360                    19,298.68                  231,584
    88           0.04230            6.70770           Actual/360                    20,036.43                  240,437
    89           0.04230            7.05770           Actual/360                    19,488.93                  233,867
    90           0.04230            7.02770           Actual/360                    18,961.29                  227,535
    91           0.09230            6.86770           Actual/360                    17,228.08                  206,737
    92           0.04230            7.63770           Actual/360                    22,248.47                  266,982
    93           0.04230            7.01770           Actual/360                    16,733.42                  200,801
    94           0.12230            6.71770           Actual/360                    16,266.61                  195,199
    95           0.04230            6.70770           Actual/360                    17,100.06                  205,201
    96           0.04230            7.63770           Actual/360                    19,784.02                  237,408
    97           0.04230            8.65770           Actual/360                    16,665.21                  199,983
  97.1
  97.2
    98           0.04230            6.95770           Actual/360                    14,031.42                  168,377
    99           0.04230            9.02770           Actual/360                    18,510.85                  222,130
   100           0.04230            7.20770           Actual/360                    15,807.52                  189,690
   101           0.04230            6.70770           Actual/360                    12,781.86                  153,382
   102           0.09230            6.31770           Actual/360                    11,583.98                  139,008
   103           0.04230            7.15770           Actual/360                    12,952.60                  155,431
   104           0.04230            7.54770           Actual/360                    12,717.72                  152,613
   105           0.04230            7.48770           Actual/360                    16,252.56                  195,031
   106           0.04230            7.24770           Actual/360                    12,331.56                  147,979
   107           0.04230            6.70770           Actual/360                    10,701.87                  128,422
   108           0.04230            7.94770           Actual/360                    12,454.14                  149,450
   109           0.12230            6.15770           Actual/360                     8,489.63                  101,876
   110           0.09230            7.11770           Actual/360                    11,523.71                  138,285
   111           0.04230            7.63770           Actual/360                    14,068.63                  168,824
   112           0.04230            6.42770           Actual/360                     9,451.45                  113,417
   113           0.04230            7.15770           Actual/360                    10,613.93                  127,367
   114           0.04230            7.15770           Actual/360                    10,470.02                  125,640
   115           0.04230            7.03770           Actual/360                     8,191.14                   98,294
   116           0.04230            6.45770           Actual/360                     6,320.68                   75,848

                                         FIRST                                                                PAYMENT
 LOAN NO.           NOTE DATE         PAYMENT DATE       REM. TERM (9)      REM. AMORT        SEASONING      DUE DATE
 --------           ---------         ------------       -------------      ----------        ---------      --------
     1              09/16/02            11/10/02              119               359               1             10
   1.1
   1.2
   1.3
   1.4
     2              09/30/02            11/10/02              119               359               1             10
   2.1
   2.2
   2.3
   2.4
   2.5
   2.6
   2.7
     3              09/27/02            11/01/02              59                359               1              1
   3.1
   3.2
   3.3
   3.4
   3.5
   3.6
   3.7
     4              07/22/02            09/01/02              117               357               3              1
     5              08/06/02            10/01/02              214               214               2              1
     6              10/07/02            12/01/02              240               240               0              1
     7              05/31/02            07/01/02              115               355               5              1
     8              09/30/02            11/01/02              119               359               1              1
     9              07/15/02            09/01/02              120               360               3              1
    10              07/02/02            09/01/02              117               357               3              1
    11              08/30/02            10/01/02              118               358               2              1
    12              09/25/02            11/01/02              119               359               1              1
    13              07/01/02            08/01/02              80                356               4              1
    14              09/27/02            11/01/02              119               359               1              1
    15              08/06/02            10/01/02              118               358               2              1
    16              08/21/02            10/01/02              118               298               2              1
    17              12/13/01            01/01/02              83                266              11              1
    18              09/06/02            11/01/02              119               359               1              1
    19              06/25/02            08/01/02              116               356               4              1
    20              09/06/02            11/01/02              119               359               1              1
    21              06/28/02            08/01/02              116               356               4              1
    22              10/19/01            12/01/01              113               353              12              1
    23              08/23/02            10/01/02              118               358               2              1
    24              07/31/02            09/01/02              117               357               3              1
    25              08/09/02            10/01/02              118               358               2              1
    26              08/06/02            10/01/02              214               214               2              1
    27              06/28/02            08/01/02              176               266               4              1
    28              08/29/02            10/01/02              118               358               2              1
    29              09/30/02            11/01/02              119               360               1              1
    30              09/05/02            10/01/02              115               300               2              1
    31              09/05/02            11/01/02              119               359               1              1
    32              07/12/02            09/01/02              117               297               3              1
  32.1
  32.2
    33              05/29/02            07/01/02              115               355               5              1
    34              07/03/02            09/01/02              117               357               3              1
    35              09/25/02            11/01/02              119               275               1              1
    36              08/19/02            10/01/02              118               358               2              1
    37              08/29/02            10/01/02              82                358               2              1
    38              07/29/02            09/01/02              117               357               3              1
    39              05/30/02            07/01/02              79                355               5              1
    40              08/09/02            10/01/02              118               358               2              1
    41              05/31/02            07/01/02              115               295               5              1
    42              06/20/02            08/01/02              116               356               4              1
    43              06/28/02            08/01/02              80                356               4              1
    44              09/05/02            11/01/02              115               299               1              1
    45              06/06/02            08/01/02              116               356               4              1
    46              12/18/01            02/01/02              110               290              10              1
    47              07/16/02            09/01/02              57                357               3              1
    48              06/27/02            08/01/02              116               356               4              1
    49              08/07/02            10/01/02              118               358               2              1
    50              08/06/01            10/01/01              106               346              14              1
    51              07/03/02            09/01/02              117               357               3              1
    52              09/30/02            11/01/02              119               299               1              1
    53              08/19/02            10/01/02              118               358               2              1
    54              07/19/02            09/01/02              117               357               3              1
    55              05/22/02            07/01/02              79                355               5              1
    56              10/31/01            12/01/01              117               357              12              1
    57              08/22/02            10/01/02              118               358               2              1
    58              08/01/02            09/01/02              117               357               3              1
    59              09/17/02            11/01/02              119               359               1              1
    60              06/27/02            08/01/02              80                356               4              1
    61              07/01/02            08/01/02              116               296               4              1
    62              06/28/02            08/01/02              176               266               4              1
    63              09/24/02            11/01/02              119               359               1              1
    64              07/03/02            09/01/02              81                357               3              1
    65              08/01/02            09/01/02              237               237               3              1
    66              07/12/02            09/01/02              57                357               3              1
    67              06/28/02            08/01/02              56                356               4              1
    68              06/18/02            08/01/02              116               356               4              1
    69              08/30/02            10/01/02              118               358               2              1
    70              08/30/02            10/01/02              118               238               2              1
    71              08/01/02            09/01/02              57                357               3              1
    72              09/24/02            11/01/02              119               359               1              1
    73              09/13/02            11/01/02              119               359               1              1
    74              08/16/02            10/01/02              118               358               2              1
    75              08/14/02            10/01/02              82                358               2              1
    76              06/25/02            08/01/02              56                296               4              1
    77              07/16/02            09/01/02              117               357               3              1
    78              12/28/01            02/01/02              110               230              10              1
    79              06/14/02            08/01/02              56                356               4              1
    80              09/05/02            11/01/02              119               299               1              1
    81              05/08/02            07/01/02              115               355               5              1
    82              06/10/02            08/01/02              116               296               4              1
    83              06/19/02            08/01/02              116               236               4              1
    84              05/23/02            07/01/02              115               235               5              1
    85              08/01/02            09/01/02              117               357               3              1
    86              08/09/02            10/01/02              118               358               2              1
    87              07/16/02            09/01/02              162               357               3              1
    88              09/24/02            11/01/02              119               299               1              1
    89              07/08/02            09/01/02              117               357               3              1
    90              09/13/02            11/01/02              119               359               1              1
    91              06/26/02            08/01/02              116               356               4              1
    92              06/28/02            08/01/02              212               212               4              1
    93              08/14/02            10/01/02              118               358               2              1
    94              08/08/02            10/01/02              118               358               2              1
    95              09/26/02            11/01/02              119               299               1              1
    96              06/28/02            08/01/02              200               200               4              1
    97              04/05/00            06/01/00              90                330              30              1
  97.1
  97.2
    98              08/01/02            09/01/02              117               321               3              1
    99              11/01/02            12/01/02              104               224               0              1
   100              06/21/02            08/01/02              116               236               4              1
   101              09/24/02            11/01/02              119               299               1              1
   102              08/06/02            10/01/02              58                358               2              1
   103              07/01/02            08/01/02              116               296               4              1
   104              02/26/02            04/01/02              112               316               8              1
   105              05/20/02            07/01/02              175               175               5              1
   106              06/25/02            08/01/02              116               296               4              1
   107              09/24/02            11/01/02              119               359               1              1
   108              06/12/02            08/01/02              116               296               4              1
   109              06/28/02            08/01/02              116                                 4              1
   110              08/30/02            10/01/02              118               298               2              1
   111              06/28/02            08/01/02              200               200               4              1
   112              09/18/02            11/01/02              119               359               1              1
   113              07/01/02            08/01/02              116               296               4              1
   114              07/01/02            08/01/02              116               296               4              1
   115              06/07/02            08/01/02              236               236               4              1
   116              09/20/02            11/01/02              119               359               1              1

                                                               FINAL
               GRACE         MATURITY/                       MATURITY            MATURITY/ARD
 LOAN NO.     PERIOD       ARD DATE (10)       ARD LOAN        DATE             BALANCE ($) (9)   MATURITY LTV % (2,9)
 --------     ------       -------------       --------        ----             ---------------   --------------------
     1          0           10/10/12             No                                91,468,072            49.1
   1.1
   1.2
   1.3
   1.4
     2          0           10/10/12             No                                43,949,713            59.9
   2.1
   2.2
   2.3
   2.4
   2.5
   2.6
   2.7
     3          7           10/01/07            Yes         10/01/32               44,749,773            50.8
   3.1
   3.2
   3.3
   3.4
   3.5
   3.6
   3.7
     4          7           08/01/12            Yes         08/01/32               24,319,050            69.0
     5          5           09/01/20             No                                   592,558            1.8
     6          7           11/01/22             No                                   736,394            2.3
     7          7           06/01/12            Yes         06/01/32               19,522,690            66.2
     8          7           10/01/12             No                                16,462,399            46.6
     9          7           11/01/12            Yes         11/01/32               16,185,066            66.7
    10          7           08/01/12            Yes         08/01/32               16,404,047            65.6
    11          7           09/01/12             No                                13,834,364            65.3
    12          7           10/01/12            Yes         10/01/32               13,599,629            65.2
    13          7           07/01/09            Yes         07/01/32               14,269,365            73.0
    14          7           10/01/12            Yes         10/01/32               12,730,003            67.9
    15          7           09/01/12            Yes         09/01/32               12,209,915            69.0
    16          7           09/01/12             No                                11,111,245            50.5
    17         10           10/01/09            Yes         10/01/24               11,606,665            58.0
    18          7           10/01/12            Yes         10/01/32               11,395,854            69.5
    19          7           07/01/12             No                                11,282,379            62.7
    20          7           10/01/12             No                                10,902,944            65.7
    21          7           07/01/12             No                                10,339,785            66.7
    22          7           04/01/12            Yes         04/01/32               10,463,532            70.2
    23          7           09/01/12             No                                10,085,746            65.1
    24          7           08/01/12             No                                 9,802,453            67.6
    25          7           09/01/12            Yes         09/01/32                9,889,253            69.2
    26          5           09/01/20             No                                   278,994            1.8
    27          7           07/01/17             No                                 5,633,967            38.6
    28         10           09/01/12             No                                 9,063,196            66.9
    29         10           10/01/12             No                                 9,489,686            48.4
    30          7           06/01/12             No                                 8,537,392            56.1
    31          7           10/01/12             No                                 8,651,352            57.3
    32          7           08/01/12            Yes         08/01/27                8,093,241            56.2
  32.1
  32.2
    33          7           06/01/12             No                                 8,383,973            65.0
    34          7           08/01/12            Yes         08/01/32                8,199,269            69.3
    35          7           10/01/12             No                                 6,564,273            33.2
    36          7           09/01/12             No                                 7,073,994            60.5
    37          7           09/01/09            Yes         09/01/32                7,255,815            65.4
    38          7           08/01/12            Yes         08/01/32                7,036,609            60.9
    39          7           06/01/09             No                                 7,429,031            71.4
    40          7           09/01/12            Yes         09/01/32                6,867,939            64.8
    41          7           06/01/12            Yes         06/01/27                6,226,113            64.2
    42          7           07/01/12            Yes         07/01/32                6,717,669            68.5
    43          7           07/01/09             No                                 7,054,014            68.5
    44          7           06/01/12             No                                 5,967,717            56.1
    45          7           07/01/12             No                                 6,596,155            65.3
    46          7           01/01/12             No                                 5,969,298            59.1
    47          7           08/01/07            Yes         08/01/32                6,992,947            69.9
    48          7           07/01/12             No                                 6,318,788            61.2
    49          7           09/01/12             No                                 6,242,771            50.3
    50          7           09/01/11            Yes         09/01/31                5,996,797            63.8
    51          7           08/01/12            Yes         08/01/32                5,822,353            69.1
    52          7           10/01/12            Yes         10/01/27                5,069,640            52.8
    53          7           09/01/12            Yes         09/01/32                5,429,062            61.0
    54          7           08/01/12             No                                 5,228,011            69.7
    55          7           06/01/09            Yes         06/01/32                5,487,942            73.2
    56          7           08/01/12            Yes         08/01/32                5,018,898            70.7
    57          7           09/01/12            Yes         09/01/32                4,894,607            63.6
    58          7           08/01/12            Yes         08/01/32                4,865,112            64.4
    59         10           10/01/12             No                                 4,765,164            61.1
    60          7           07/01/09             No                                 5,018,008            71.2
    61          7           07/01/12            Yes         07/01/27                4,385,079            64.0
    62          7           07/01/17             No                                 2,856,658            35.3
    63          7           10/01/12            Yes         10/01/32                4,548,567            57.3
    64          7           08/01/09            Yes         08/01/32                4,586,154            73.4
    65          7           08/01/22             No                                   143,558            0.8
    66          7           08/01/07             No                                 4,534,873            75.6
    67          7           07/01/07            Yes         07/01/32                4,467,649            64.7
    68          7           07/01/12             No                                 3,980,611            64.2
    69          7           09/01/12             No                                 3,805,307            68.0
    70          7           09/01/12             No                                 3,034,924            47.4
    71          7           08/01/07            Yes         08/01/32                4,108,240            66.3
    72          7           10/01/12            Yes         10/01/32                3,703,833            57.3
    73          7           10/01/12             No                                 3,699,305            64.2
    74          7           09/01/12             No                                 3,662,976            65.4
    75          7           09/01/09             No                                 3,813,628            48.9
    76          7           07/01/07             No                                 3,856,269            67.1
    77          7           08/01/12            Yes         08/01/32                3,618,427            63.5
    78          7           01/01/12            Yes         01/01/22                2,898,054            48.3
    79          7           07/01/07             No                                 3,838,106            75.3
    80          7           10/01/12             No                                 3,149,623            52.5
    81          7           06/01/12             No                                 3,354,437            61.9
    82          7           07/01/12             No                                 2,989,718            52.8
    83          7           07/01/12            Yes         07/01/22                2,448,686            51.0
    84          7           06/01/12             No                                 2,356,987            48.8
    85          7           08/01/12             No                                 2,734,029            66.7
    86          7           09/01/12             No                                 2,598,907            65.0
    87         10           05/01/16             No                                 2,354,640            62.0
    88          7           10/01/12            Yes         10/01/27                2,301,898            57.3
    89          7           08/01/12             No                                 2,536,247            68.5
    90          7           10/01/12             No                                 2,472,998            50.7
    91          7           07/01/12             No                                 2,265,792            69.7
    92         10           07/01/20             No                                    83,671            2.2
    93          7           09/01/12            Yes         09/01/32                2,183,801            58.2
    94          7           09/01/12             No                                 2,158,013            60.8
    95          7           10/01/12            Yes         10/01/27                1,964,551            57.3
    96         10           07/01/19             No                                    64,308            1.9
    97          7           05/01/10             No                                 1,928,214            65.4
  97.1
  97.2
    98          7           08/01/12             No                                 1,699,474            56.6
    99          7           07/01/11             No                                 1,496,941            27.2
   100          7           07/01/12             No                                 1,374,298            32.7
   101          7           10/01/12            Yes         10/01/27                1,468,453            57.3
   102          7           09/01/07             No                                 1,739,763            69.6
   103          7           07/01/12             No                                 1,449,314            64.4
   104          7           03/01/12             No                                 1,482,987            61.8
   105          7           06/01/17             No                                    37,104            1.1
   106          7           07/01/12             No                                 1,372,579            54.9
   107          7           10/01/12            Yes         10/01/32                1,429,549            57.3
   108          7           07/01/12             No                                 1,331,361            60.5
   109          7           07/01/12             No                                 1,600,000            19.3
   110          7           09/01/12             No                                 1,288,223            66.1
   111         10           07/01/19             No                                    45,733            1.9
   112          7           10/01/12             No                                 1,289,570            39.1
   113          7           07/01/12             No                                 1,187,633            59.4
   114          7           07/01/12             No                                 1,171,528            57.1
   115          7           07/01/22             No                                    35,510            1.3
   116          7           10/01/12             No                                   860,436            57.4

                       REMAINING
                       PREPAYMENT                                                             MOST RECENT    MOST RECENT
 LOAN NO.       PROVISION (PAYMENTS) (11)             2000 NOI ($)       2001 NOI ($)           NOI ($)        NOI DATE
 --------       -------------------------             ------------       ------------           -------        --------
     1             LO(24),Def(91),O(4)                 16,755,473         16,046,666           15,019,461      06/30/02
   1.1
   1.2
   1.3
   1.4
     2             LO(24),Def(93),O(2)                  5,714,239          5,942,358            5,597,228      06/30/02
   2.1
   2.2
   2.3
   2.4
   2.5
   2.6
   2.7
     3             LO(24),Def(31),O(4)                  3,339,886          6,948,346            7,514,460      06/30/02
   3.1
   3.2
   3.3
   3.4
   3.5
   3.6
   3.7
     4             LO(24),Def(89),O(4)                                     2,650,496            3,040,449      06/30/02
     5            LO(24),Def(165),O(25)                                                         2,937,411      04/30/02
     6            LO(24),Def(212),O(4)
     7             LO(24),Def(87),O(4)                                                          1,344,170      06/30/02
     8             LO(24),Def(91),O(4)                  2,951,511          2,838,284            2,720,935      08/31/02
     9             LO(24),Def(92),O(4)                                                          1,540,623      06/30/02
    10             LO(24),Def(89),O(4)                  1,540,847          1,673,096            1,972,989      04/30/02
    11             LO(24),Def(90),O(4)                  1,286,975          1,752,045            1,760,895      05/31/02
    12             LO(24),Def(91),O(4)                  1,622,237          2,174,501            2,339,298      06/30/02
    13             LO(24),Def(52),O(4)                  1,493,244          1,554,838            1,515,683      06/30/02
    14             LO(24),Def(91),O(4)
    15             LO(24),Def(90),O(4)                  1,065,443          1,325,632            1,647,299      05/31/02
    16             LO(24),Def(90),O(4)                  2,685,777          3,079,352            3,113,011      03/31/02
    17             LO(24),Def(55),O(4)                  2,416,437          2,428,392            2,670,104      06/30/02
    18             LO(24),Def(91),O(4)                                     1,236,836            1,456,742      07/31/02
    19             LO(24),Def(88),O(4)                  1,428,855          1,532,819            1,580,936      07/31/02
    20             LO(24),Def(91),O(4)                                     1,489,041            1,690,754      07/31/02
    21             LO(24),Def(88),O(4)                    685,158          1,402,811            1,444,851      06/30/02
    22             LO(24),Def(85),O(4)
    23             LO(24),Def(90),O(4)                    624,185          1,305,749            1,452,784      06/30/02
    24             LO(24),Def(89),O(4)                                       252,246            1,036,802      06/30/02
    25             LO(24),Def(90),O(4)
    26            LO(24),Def(165),O(25)                                    1,005,447            1,341,271      04/30/02
    27            LO(24),Def(139),O(13)                 1,267,934          1,200,883            1,200,883      12/31/01
    28             LO(24),Def(90),O(4)                                       205,682              541,085      07/31/02
    29             LO(24),Def(91),O(4)                  1,880,428          1,274,329            1,499,934      06/30/02
    30         LO(55),Grtr1%orYM(56),O(4)               1,340,470          1,428,226            1,795,392      07/31/02
    31             LO(24),Def(88),O(7)                  1,119,584            960,207            1,053,997      06/30/02
    32             LO(24),Def(89),O(4)
  32.1
  32.2
    33             LO(24),Def(87),O(4)                                     1,164,460            1,188,631      06/30/02
    34             LO(24),Def(89),O(4)                                                          1,087,191      06/30/02
    35             LO(24),Def(91),O(4)                  2,060,110          1,981,775            1,937,019      07/31/02
    36             LO(24),Def(90),O(4)                  1,201,561          1,210,870            1,295,237      06/30/02
    37             LO(24),Def(54),O(4)                                       516,685              706,358      06/30/02
    38             LO(24),Def(89),O(4)
    39             LO(24),Def(52),O(3)                  1,027,698          1,062,686            1,217,546      07/31/02
    40             LO(24),Def(90),O(4)                                       661,785              870,724      06/30/02
    41             LO(24),Def(87),O(4)                  1,227,553          1,371,851            1,465,970      03/31/02
    42             LO(24),Def(88),O(4)                                       897,611              918,718      04/30/02
    43             LO(24),Def(53),O(3)                    416,265            847,552              991,596      06/30/02
    44         LO(55),Grtr1%orYM(56),O(4)               1,039,279          1,185,137            1,265,038      07/31/02
    45             LO(24),Def(88),O(4)                    975,338          1,013,347            1,044,318      04/30/02
    46             LO(24),Def(82),O(4)                    488,926            756,352              898,231      05/31/02
    47             LO(24),Def(29),O(4)                    705,937            760,571              817,325      06/30/02
    48             LO(24),Def(88),O(4)                    798,679            792,790              925,373      07/31/02
    49             LO(24),Def(90),O(4)                  1,130,619          1,079,874            1,093,823      06/30/02
    50             LO(24),Def(78),O(4)                    812,325            866,845              671,227      06/30/02
    51             LO(24),Def(89),O(4)                                                            853,180      06/30/02
    52             LO(24),Def(91),O(4)
    53             LO(24),Def(90),O(4)                    701,519            703,947              727,933      05/31/02
    54             LO(24),Def(89),O(4)                    536,050            595,430              615,092      05/31/02
    55             LO(24),Def(51),O(4)                    658,323            577,843              543,597      04/30/02
    56             LO(24),Def(89),O(4)                                                            581,401      06/30/02
    57             LO(24),Def(90),O(4)                    215,129            694,534              712,318      06/30/02
    58             LO(24),Def(89),O(4)                    592,351            646,496              719,105      05/31/02
    59             LO(24),Def(91),O(4)                    368,537            536,334              898,979      03/31/02
    60             LO(24),Def(53),O(3)                    510,915            612,938              629,777      06/30/02
    61             LO(24),Def(88),O(4)                    616,762            684,215              703,873      06/30/02
    62            LO(24),Def(139),O(13)                   649,097            702,170              702,170      12/31/01
    63             LO(24),Def(91),O(4)
    64             LO(24),Def(53),O(4)                    412,811            476,876              481,508      05/31/02
    65            LO(24),Def(209),O(4)                    390,852            431,922              468,620      05/31/02
    66             LO(24),Def(30),O(3)                                       146,516              203,061      05/31/02
    67             LO(24),Def(28),O(4)                    680,352            694,712              704,455      04/30/02
    68             LO(24),Def(88),O(4)                     47,518            537,781              603,226      07/31/02
    69             LO(24),Def(90),O(4)                    592,079            543,961              556,090      05/31/02
    70             LO(24),Def(90),O(4)                                       264,559              365,282      06/30/02
    71             LO(24),Def(29),O(4)                    480,693            567,270              511,356      06/30/02
    72             LO(24),Def(91),O(4)
    73             LO(24),Def(91),O(4)                    587,288            621,671              581,402      06/30/02
    74             LO(24),Def(90),O(4)                    606,898            585,778              603,704      05/31/02
    75             LO(24),Def(54),O(4)                    777,943            688,298              783,972      07/31/02
    76             LO(24),Def(28),O(4)                    579,151            544,870              491,900      04/30/02
    77             LO(24),Def(89),O(4)
    78             LO(24),Def(82),O(4)                                       621,890              602,792      06/30/02
    79             LO(24),Def(28),O(4)                                       122,129              347,193      06/30/02
    80             LO(24),Def(91),O(4)                    326,686            358,991              407,301      06/30/02
    81             LO(24),Def(87),O(4)                    245,018            417,288              507,186      07/31/02
    82             LO(24),Def(88),O(4)                    137,979            378,258              508,629      07/31/02
    83             LO(24),Def(88),O(4)                    390,907            455,673              455,673      12/31/01
    84             LO(24),Def(87),O(4)                    101,699            505,415              498,779      06/30/02
    85             LO(24),Def(89),O(4)                    362,862            388,756              378,116      06/30/02
    86             LO(24),Def(90),O(4)                    345,424            382,032              380,908      04/30/02
    87            LO(24),Def(134),O(4)                                       140,417              334,649      06/30/02
    88             LO(24),Def(91),O(4)
    89             LO(24),Def(89),O(4)                    285,419            284,208              297,978      03/31/02
    90             LO(24),Def(91),O(4)                    417,377            427,857              381,342      06/30/02
    91             LO(24),Def(88),O(4)                                                            297,717      07/31/02
    92            LO(24),Def(175),O(13)                                      343,290              343,290      12/31/01
    93             LO(24),Def(90),O(4)
    94             LO(24),Def(90),O(4)                    264,738            288,610              324,563      05/31/02
    95             LO(24),Def(91),O(4)
    96            LO(24),Def(163),O(13)                                      303,822              303,822      12/31/01
    97             LO(24),Def(59),O(7)                                       238,969              239,375      06/30/02
  97.1
  97.2
    98             LO(24),Def(89),O(4)
    99             LO(24),Def(76),O(4)                    736,242            545,405              553,629      07/31/02
   100             LO(24),Def(88),O(4)                    256,132            260,847              260,847      12/31/01
   101             LO(24),Def(91),O(4)
   102             LO(24),Def(32),O(2)                    233,893            266,547              279,734      06/30/02
   103             LO(24),Def(88),O(4)                    212,857            233,963              224,223      06/30/02
   104             LO(24),Def(84),O(4)                    131,958            194,344              218,029      06/30/02
   105            LO(24),Def(138),O(13)                   259,525            338,326              333,099      06/30/02
   106             LO(24),Def(88),O(4)                    161,460            262,937              257,990      05/31/02
   107             LO(24),Def(91),O(4)
   108             LO(24),Def(88),O(4)                    243,534            234,519              256,069      06/30/02
   109             LO(24),Def(88),O(4)                    797,545            830,034              940,249      04/30/02
   110             LO(24),Def(90),O(4)                    206,417            200,680              246,644      06/30/02
   111            LO(24),Def(163),O(13)                                      220,789              220,789      12/31/01
   112             LO(24),Def(91),O(4)                    316,494            332,552              344,118      09/06/02
   113             LO(24),Def(88),O(4)                    198,775            175,566              182,086      06/30/02
   114             LO(24),Def(88),O(4)                    202,767            182,097              204,578      06/30/02
   115            LO(24),Def(187),O(25)
   116             LO(24),Def(91),O(4)                     87,424            114,410              139,622      08/31/02

                                                    UW
 LOAN NO.        UW NOI ($)         UW NCF ($)  DSCR (2,8,12)              TITLE TYPE       PML %
 --------        ----------         ----------  -------------              ----------       -----
     1           16,250,363         15,308,565      2.03                  Fee/Leasehold
   1.1                                                                         Fee
   1.2                                                                         Fee
   1.3                                                                      Leasehold
   1.4                                                                         Fee
     2            5,878,526          5,298,213      1.42                       Fee
   2.1                                                                         Fee
   2.2                                                                         Fee
   2.3                                                                         Fee
   2.4                                                                         Fee
   2.5                                                                         Fee
   2.6                                                                         Fee
   2.7                                                                         Fee
     3            7,571,329          6,910,558      2.06                       Fee
   3.1                                                                         Fee
   3.2                                                                         Fee
   3.3                                                                         Fee
   3.4                                                                         Fee
   3.5                                                                         Fee
   3.6                                                                         Fee
   3.7                                                                         Fee
     4            3,145,484          3,026,852      1.34                       Fee
     5            2,902,409          2,769,515      1.18                       Fee
     6            2,882,093          2,735,801      1.28                       Fee
     7            2,689,490          2,533,235      1.35                       Fee
     8            2,396,740          2,317,740      1.66                       Fee          17.0
     9            2,072,413          1,972,029      1.32                       Fee
    10            2,230,529          1,983,739      1.26                       Fee
    11            1,810,928          1,642,212      1.33                       Fee          18.0
    12            1,830,712          1,623,096      1.36                       Fee
    13            1,954,338          1,772,408      1.39                       Fee
    14            1,562,277          1,507,315      1.37                       Fee
    15            1,549,817          1,432,406      1.28                       Fee
    16            1,875,511          1,683,081      1.45                       Fee          18.0
    17            2,548,645          2,488,645      1.86                       Fee
    18            1,396,065          1,363,249      1.32                       Fee
    19            1,441,551          1,330,986      1.29                       Fee
    20            1,506,050          1,318,346      1.32                       Fee
    21            1,328,027          1,211,974      1.30                  Fee/Leasehold
    22            1,305,555          1,274,845      1.29                       Fee
    23            1,430,603          1,238,870      1.39                       Fee
    24            1,121,366          1,082,366      1.21                       Fee
    25            1,189,756          1,151,422      1.29                       Fee
    26            1,322,190          1,267,235      1.18                       Fee
    27            1,229,064          1,147,162      1.25                       Fee
    28            1,136,853          1,105,653      1.41                       Fee
    29            1,431,074          1,369,032      1.81                       Fee
    30            1,340,670          1,168,481      1.32                    Leasehold       22.0
    31            1,203,323          1,127,323      1.54                       Fee
    32            1,565,767          1,458,431      1.69                       Fee
  32.1                                                                         Fee
  32.2                                                                         Fee
    33            1,186,448          1,028,722      1.30                       Fee
    34              961,663            925,663      1.23                       Fee
    35            1,536,320          1,161,405      1.50                    Leasehold
    36            1,000,070            878,555      1.42                       Fee
    37              985,181            868,005      1.48                       Fee
    38              959,667            891,671      1.35                       Fee
    39            1,031,492            935,184      1.39                       Fee
    40              994,703            926,408      1.46                       Fee
    41            1,056,919            945,919      1.43                       Fee
    42              877,580            813,767      1.30                       Fee
    43              957,113            889,930      1.44                       Fee
    44              937,405            810,262      1.32                    Leasehold       18.0
    45              922,821            848,538      1.37                       Fee
    46              851,060            753,461      1.20                       Fee
    47              818,105            756,305      1.31                       Fee
    48              767,427            737,427      1.30                       Fee          10.0
    49            1,073,735            941,324      1.71                       Fee          12.0
    50              826,880            711,358      1.25                       Fee
    51              688,475            662,475      1.24                       Fee
    52              869,648            803,807      1.57                       Fee
    53              678,606            656,686      1.34                       Fee          18.0
    54              612,099            594,549      1.25                       Fee
    55              613,268            598,418      1.24                       Fee
    56              642,671            623,583      1.31                       Fee
    57              697,858            611,248      1.39                       Fee
    58              744,109            621,016      1.41                       Fee
    59              684,107            601,127      1.40                       Fee
    60              601,116            553,059      1.33                       Fee          17.0
    61              659,575            604,325      1.30                       Fee
    62              629,890            570,618      1.22                       Fee
    63              626,687            579,507      1.43                       Fee
    64              515,250            502,750      1.29                       Fee
    65            1,408,271          1,368,271      3.11                       Fee
    66              520,660            474,759      1.27                       Fee
    67              713,448            584,379      1.51                       Fee
    68              532,475            477,146      1.34                       Fee
    69              565,970            510,170      1.51                       Fee
    70              573,501            520,036      1.27                       Fee
    71              513,029            478,472      1.41                       Fee
    72              540,565            487,639      1.43                       Fee
    73              583,647            494,675      1.45                       Fee
    74              509,383            484,633      1.45                       Fee
    75              587,164            527,164      1.70                       Fee
    76              604,358            536,358      1.50                       Fee
    77              496,126            450,593      1.38                       Fee
    78              586,672            514,212      1.26                       Fee
    79              471,388            432,480      1.31                       Fee
    80              425,854            397,354      1.23                       Fee           9.0
    81              444,378            396,764      1.25                       Fee
    82              460,113            446,272      1.35                       Fee          17.0
    83              428,521            399,537      1.20                       Fee
    84              449,655            437,205      1.32                       Fee
    85              368,480            340,212      1.44                       Fee
    86              377,460            327,612      1.40                       Fee
    87              319,115            300,865      1.30                       Fee
    88              381,593            341,267      1.43                       Fee
    89              327,623            309,741      1.32                       Fee
    90              340,862            290,026      1.27                       Fee          12.0
    91              270,798            260,598      1.26                       Fee
    92              324,799            319,067      1.20                       Fee
    93              306,441            277,221      1.38                       Fee
    94              336,002            294,375      1.51                       Fee          21.0
    95              318,709            279,943      1.43                       Fee
    96              287,645            285,734      1.20                       Fee
    97              283,843            254,679      1.27                       Fee
  97.1                                                                         Fee
  97.2                                                                         Fee
    98              211,676            206,093      1.22                       Fee
    99              526,486            472,799      2.13                       Fee
   100              259,011            246,177      1.30                       Fee
   101              243,174            223,821      1.43                       Fee
   102              198,739            189,339      1.36                       Fee
   103              223,411            206,161      1.33                       Fee
   104              203,507            188,947      1.24                       Fee
   105              283,040            255,052      1.31                       Fee
   106              208,836            202,791      1.37                  Fee/Leasehold
   107              210,275            187,053      1.43                       Fee
   108              216,619            198,525      1.33                       Fee
   109              609,315            532,085      5.22                       Fee
   110              188,281            176,591      1.28                       Fee
   111              209,269            207,633      1.23                       Fee
   112              275,234            269,834      2.38                       Fee
   113              181,189            169,045      1.33                       Fee
   114              199,073            181,068      1.44                       Fee
   115              220,064            211,026      2.15                       Fee
   116              107,627            103,877      1.37                       Fee

                                                                        UPFRONT ESCROW
             -----------------------------------------------------------------------------------------------------------------------

             UPFRONT CAPEX   UPFRONT ENG.   UPFRONT ENVIR.    UPFRONT TI/LC     UPFRONT RE TAX      UPFRONT INS.       UPFRONT OTHER
 LOAN NO.     RESERVE ($)    RESERVE ($)      RESERVE ($)      RESERVE ($)        RESERVE ($)       RESERVE ($)         RESERVE ($)
 --------     -----------    -----------      -----------      -----------        -----------       -----------         -----------
     1                                                                            1,925,038                               764,361
   1.1
   1.2
   1.3
   1.4
     2                          75,000          431,250                             967,066
   2.1
   2.2
   2.3
   2.4
   2.5
   2.6
   2.7
     3            7,331        177,725                                              523,312            99,873             525,000
   3.1            2,076          8,750                                              179,313            21,009             525,000
   3.2            1,275                                                              80,674            11,964
   3.3              846            625                                               53,458             8,124
   3.4              704            600                                               59,328             7,100
   3.5              717        145,250                                               54,167             7,074
   3.6            1,109         22,500                                               56,306            38,883
   3.7              604                                                              40,066             5,721
     4            2,761                                            5,833            333,667            54,699             700,000
     5
     6
     7            1,301                                           12,500            100,000             9,627           2,200,000
     8                           2,265                                               45,707            11,750
     9            1,942                                           27,167             35,000            12,968           3,613,426
    10            2,472                                                             163,633            46,596                 168
    11                                                           413,000            124,579            13,144
    12            3,186                                          150,000            180,000            53,152
    13            4,387                                           12,917            144,000            26,375
    14              662                                                              43,313            19,900
    15              919                                           83,333             11,608            39,719
    16                                                                              107,139             5,211             200,000
    17           46,691
    18                                                                               49,593            12,488             170,000
    19                                                                              277,708            21,784              88,659
    20                         464,375                                              309,485            34,524             501,298
    21                                                                               76,011            34,033
    22                                                                                                                    850,000
    23                                                                              231,175             7,050              44,870
    24                                                                               49,442            35,333
    25                                          141,563                                                 7,351              51,927
    26
    27                                                                              191,226             9,224
    28                                                                               69,440            21,846
    29           47,500                                                             111,599                               500,000
    30                                                            18,926            179,666            36,041             130,841
    31                           9,375                                              170,000            79,013               3,000
    32            3,830                         200,000            8,333                                                  161,805
  32.1            2,736                         100,000            5,954                                                  120,994
  32.2            1,094                         100,000            2,380                                                   40,811
    33                         203,750                                               52,533
    34            3,000                                                              31,667            19,028              52,000
    35                                                                                                 29,301
    36           96,000         33,188                                               21,788            15,423
    37                                                                               69,638             1,449
    38                                                                                                  3,678             160,000
    39                           8,775                                               54,992
    40              782                                          304,750             57,498             5,757
    41            9,250         35,625                                               64,750            13,941
    42            1,450          1,313                             6,000             59,417             5,499             100,000
    43                                                           100,000            103,479            20,600              16,000
    44                                                                               32,724            15,514
    45                                                                                                  3,914
    46                                                                                3,296
    47            3,142         14,469                                               84,133            26,500
    48                                                                               91,160             4,506
    49
    50                                           50,000          171,644            110,338             7,628              75,000
    51            2,167                                                              16,667            10,226              48,000
    52                          37,500            3,750          300,000
    53            1,282                                            2,000             32,184             4,915
    54                                                                               18,042             4,018
    55            1,238                                                              57,854             5,731
    56              714          1,250                               829             10,051             3,654             694,472
    57            1,668         71,563                             7,500             48,235            26,519
    58                                                           200,000             74,667             7,922             175,000
    59                          11,250                                               55,336             2,041             200,000
    60                                                                               23,450            10,924
    61            4,604          6,563                                               79,333            15,200               1,925
    62                                                                              114,394             7,610
    63                           2,500
    64            1,042                                                              17,040             5,833
    65                                                                              138,019            64,569
    66                                                                               59,355             4,890
    67            2,628                                           10,000                                9,750             150,000
    68                                                                               36,107
    69                                                                               74,758            36,318
    70                                                                               69,003             1,106
    71              926         23,125            1,250           23,333              8,130             4,488
    72
    73            1,287                                            6,250             16,685               694              12,116
    74            4,125                                                              43,750            21,404             927,338
    75                                                                               89,420             5,625             347,959
    76            5,667          7,500                                               24,752            17,125
    77
    78                                                                               55,719
    79              396                           1,875            3,083             16,667             3,696              85,000
    80            2,375                                                              35,333            13,500
    81                                                                                                  3,977
    82                           6,447                                                7,253             5,409
    83                                                                               43,254             5,271
    84                                                                               28,848             2,861
    85                                                                               27,816
    86              933          1,500                             4,000             65,572             4,536             220,000
    87                                                                               11,667             6,982
    88                          74,375
    89              782         51,000                            20,833             30,395            18,363
    90                                                                               27,256            10,227             150,000
    91                                                                               32,685             5,963
    92
    93              458                                            2,250             62,500             3,752
    94            6,000          3,645                                               19,074             3,455
    95                         408,465           11,875
    96
    97              763                                           28,333              7,341             6,000             325,985
  97.1              244                                            9,056              2,346             1,918             104,191
  97.2              519                                           19,277              4,995             4,082             221,794
    98                          17,469                                               10,483             2,297
    99            5,096                                                              11,021            14,639
   100              250                           1,563            3,917              9,667            13,141
   101                           2,875
   102            2,350                                                               2,902            14,593              34,752
   103            1,438          9,781                                               31,484             1,719
   104                                                                               17,121             3,078              10,710
   105                                                                               25,671             1,601
   106                          35,000                                                3,593             2,811
   107                         244,863
   108              343          4,375                            16,250             28,494             3,323              49,710
   109                         203,025
   110                                                                                8,420             3,423
   111
   112
   113            1,012          6,854                                               23,789             1,231
   114            1,500         10,475           10,625                              39,269             1,961
   115                                                                                4,100
   116                                                                               10,194                79

                                                              MONTHLY ESCROW
           -------------------------------------------------------------------------------------------------------------------------

               MONTHLY CAPEX      MONTHLY ENVIR.        MONTHLY TI/LC          MONTHLY RE TAX       MONTHLY INS.       MONTHLY OTHER
 LOAN NO.       RESERVE ($)         RESERVE ($)          RESERVE ($)             RESERVE ($)        RESERVE ($)         RESERVE ($)
 --------       -----------         -----------          -----------             -----------        -----------         -----------
     1            14,025                                   31,000                 258,000
   1.1
   1.2
   1.3
   1.4
     2                                                                            225,719
   2.1
   2.2
   2.3
   2.4
   2.5
   2.6
   2.7
     3             7,331                                                           87,219             16,645
   3.1             2,076                                                           29,885              3,501
   3.2             1,275                                                           13,446              1,994
   3.3               846                                                            8,910              1,354
   3.4               704                                                            9,888              1,183
   3.5               717                                                            9,028              1,179
   3.6             1,109                                                            9,384              6,481
   3.7               604                                                            6,678                954
     4             2,761                                    5,833                  47,667             17,988
     5
     6
     7             1,301                                   12,500                  20,000              3,209
     8             3,404                                                           22,854
     9             1,942                                    7,167                   5,000              3,242
    10             2,472                                                           16,363              3,328                  42
    11             2,002                                   12,000                  13,842              3,286
    12             3,186                                                           20,000              4,138
    13             4,387                                   12,917                  24,000              3,768
    14               662                                                            3,938              1,809
    15               919                                    8,333                   2,902              4,965
    16                                                                             15,306              2,606
    17                                                                             15,272
    18               933                                    1,667                  16,531              4,163
    19             2,192                                    7,000                  30,856
    20             3,260                                   18,750                  25,790              2,656
    21             1,500                                    7,800                   8,446              2,431
    22               867                                    1,667                   7,855              5,000
    23             1,429                                    5,000                  25,686              1,410
    24             2,500                                                            4,495              6,543
    25                                                                              9,545              2,450               2,500
    26
    27                                                                             23,903
    28             2,400                                                            9,920              3,121
    29                                                                             28,794
    30             1,194                                   11,686                  14,972              3,003
    31             6,333                                                           21,250              8,145
    32             3,830                                    8,333
  32.1             2,736                                    5,954
  32.2             1,094                                    2,380
    33             1,980                                   30,833                  17,544              1,955
    34             3,000                                                            7,917              1,586
    35             9,998                                                            7,697              5,510
    36                                                                             10,894              2,663
    37               275                                                           11,160
    38             1,327                                                                               1,226
    39             1,484                                    5,834                   9,165              1,678
    40               782                                    4,750                   7,187              1,919
    41             9,250                                                            9,250              4,647
    42             1,450                                    6,000                   9,903              1,833
    43               988                                    4,611                  11,498              4,088
    44             1,159                                    9,436                  10,908              2,586
    45               236                                    2,083                                      1,957
    46             1,322                                    5,453                   1,648
    47             3,142                                                            9,348              3,333
    48             2,500                                                            9,116              1,502
    49
    50             1,760               4,500                5,000                  16,773              2,639
    51             2,167                                                            4,167                852
    52
    53             1,282                                    2,000                   4,598              1,638
    54               293                                                            2,005              1,339
    55             1,238                                                            5,785              1,381
    56               714                                      829                   5,026              1,218
    57             1,668                                    7,500                  12,059              4,173
    58                                                                             10,667                880
    59               594                                    1,458                   6,917                927
    60               785                                    3,220                   4,690                993
    61             4,604                                                            9,917              3,800                 963
    62                                                                             14,300
    63
    64             1,042                                                            4,260                417
    65                                                                             26,985              5,353
    66               100                                    3,334                   8,479              1,223
    67             2,628                                   10,000                  24,644                750
    68               725                                    5,250                   3,282
    69             4,627                                                            7,476              3,302               1,715
    70               196                                    2,883                   7,667              1,106
    71               926                                    3,333                   2,710              1,496
    72
    73             1,287                                    6,250                   5,562                231
    74             2,063                                                            6,250              3,567
    75             4,500                                                            9,936
    76             5,667                                                            4,125              2,297
    77
    78                                                                              7,673
    79               396                                    3,083                   3,333                924
    80             2,375                                                            4,417              1,500
    81               772                                    3,219                   4,580                402
    82               346                                                            3,627                601
    83             1,042                                                              255                500
    84               453                                                            2,404                715
    85             2,356                                                            6,954              1,754
    86               933                                    4,000                   7,013              1,134
    87               646                                                            5,833                698
    88
    89               782                                      833                   7,599              1,312
    90               752                                    3,535                   2,271                852
    91               425                                                            2,514                459
    92
    93               458                                    2,250                   6,250                938
    94               420                                                            2,725                964
    95
    96
    97               520                                    2,376                   2,559                517
  97.1               166                                      759                     818                165
  97.2               354                                    1,617                   1,741                352
    98               221                                                            2,621                574
    99             5,096                                                            1,944              1,682
   100               250                                    3,917                   4,833              1,011
   101
   102             2,350                                                              580                912              34,752
   103             1,438                                                            2,624                573
   104             1,141                                                            1,902              1,026
   105               304                                    1,667                   2,852                320
   106               182                                                            1,796                216
   107
   108               343                                    1,250                   3,984                831               1,570
   109                                                                             11,366
   110               974                                                            2,807                342
   111
   112
   113             1,012                                                            1,982                410
   114             1,500                                                            3,272                654
   115               125                                                              683
   116               135                                                              927                 79

                                                           LARGEST TENANT
                       -------------------------------------------------------------------------------------------

             SINGLE                                                                                      LEASE
 LOAN NO.    TENANT    LARGEST TENANT                                                   UNIT SIZE      EXPIRATION
 --------    ------    --------------                                                   ---------      ----------
     1
   1.1                 J.C. Penney                                                        215,300       10/31/08
   1.2                 Ross Dress for Less                                                 30,787       01/31/11
   1.3                 Sears                                                              105,400       07/31/07
   1.4                 J.C. Penney                                                         75,930       08/31/03
     2
   2.1                 Quest Diagnostic                                                    72,310       10/31/10
   2.2                 Broadvet                                                           150,000       05/31/06
   2.3                 Antares Information Tech                                           116,200       11/30/06
   2.4                 Penn-Plax, Inc                                                      67,930       03/31/05
   2.5                 Liebert Corporation                                                 18,801       08/31/06
   2.6                 Duplex Electrical Supply                                             9,330       12/31/04
   2.7                 Nassau Suffolk Warehouse                                            50,593       12/31/03
     3
   3.1                 Commonwealth of Virginia                                           122,279       11/30/05
   3.2         Yes     Governement Technology                                             102,022       11/30/08
   3.3                 General Services Administration                                     35,154       10/31/08
   3.4                 TICOM, Inc.                                                         18,820       11/30/06
   3.5                 Techlaw, Inc.                                                       20,041       10/31/03
   3.6                 Covance Laboratories, Inc.                                          24,053       05/31/11
   3.7                 NEC America, Inc.                                                   28,322       05/31/10
     4                 The Sports Authority                                                37,413       10/01/15
     5         Yes     DaimlerChrysler Corporation                                        492,200       08/31/16
     6         Yes     Southern Wine and Spirits                                          384,763       12/31/21
     7                 Eckerd Drugstore                                                    12,739       01/08/26
     8
     9                 Linens 'N Things                                                    28,000       02/01/13
    10                 GSA for Minerals Management Service                                177,399       11/30/11
    11                 Officemate International                                            30,911       10/30/04
    12                 Centex Homes                                                        55,415       12/31/05
    13                 Fleming Foods, Inc., dba Food-4-Less                                49,953       04/30/22
    14                 BJ's Wholesale Club, Inc.                                          115,369       05/10/22
    15                 Executive Suites                                                    21,348       07/31/19
    16                 National Holistic Institute                                         17,300       07/31/03
    17
    18                 A & P Super Market                                                  56,691       09/30/25
    19                 Publix Super Markets, Inc.                                          39,795       06/24/07
    20                 Convergys Custom Management Group                                   64,160       02/28/06
    21                 American National Red Cross                                         63,579       08/31/09
    22                 Acme                                                                49,674       03/04/26
    23                 Hewitt Associates LLC                                               43,137       01/31/10
    24
    25                 Toys 'R Us - Delaware, Inc.                                         49,000       01/31/17
    26         Yes     DaimlerChrysler Corporation                                        116,677       03/31/16
    27                 Tom Thumb                                                           52,480       08/31/12
    28
    29
    30                 Marathon Oil Company                                                16,445       04/30/05
    31
    32         Yes
  32.1         Yes     Captive Plastics, Inc.                                             218,923       05/30/17
  32.2         Yes     Captive Plastics, Inc.                                              87,500       05/30/17
    33                 Global Processing Services                                          93,010       10/31/10
    34
    35
    36                 Daylor Consulting Group, Inc.                                       16,614       09/30/05
    37                 Somerset Financial Service                                          32,192       06/30/12
    38         Yes     Collins & Aikman Products Co.                                       79,595       12/31/21
    39                 Elder-Beerman                                                       53,446       04/30/14
    40                 Bally Total Fitness                                                 25,067       02/28/21
    41
    42                 Office Depot                                                        35,361       12/31/05
    43                 Office Depot                                                        25,600       02/28/09
    44                 GSA Forest Service                                                  24,150       08/17/10
    45                 Circuit City Stores, Inc                                            32,446       01/31/18
    46                 Target                                                             111,870       01/31/06
    47
    48
    49                 IKON Office Solutions                                               10,650       12/31/03
    50                 Winn-Dixie Stores, Inc.                                             42,112       11/30/12
    51
    52         Yes     Builders FirstSource - Atlantic Group, Inc.                        174,000       06/30/20
    53                 Mervyn's                                                            67,636       07/31/16
    54
    55
    56                 Kash N' Karry                                                       46,295       07/18/20
    57                 Scorpio                                                             28,000       07/31/05
    58                 Adventist Health System                                             14,886       12/31/04
    59                 Dr. Asarch                                                           6,969       02/28/11
    60                 Kirin Packaging, Inc.                                                7,000       01/14/03
    61
    62                 Tom Thumb                                                           52,480       01/18/12
    63         Yes     Springs Industries, Inc.                                            79,863       12/31/22
    64
    65
    66                 Enterprise Recovery Systems                                         20,275       06/30/11
    67                 The Learning House                                                  10,684       03/31/08
    68                 General Services Administration- HCF                                23,280       01/16/11
    69
    70                 Don Tandy, Inc.                                                     13,600       03/14/07
    71                 Food Lion                                                           33,000       01/17/19
    72         Yes     Springs Basic Bedding LLC                                          300,000       12/31/22
    73                 W.R. Systems                                                        31,468       06/30/07
    74
    75
    76
    77         Yes     Federal Express                                                    113,832       04/30/16
    78         Yes     Value City Department Stores                                       100,444       08/31/15
    79                 Tots Unlimited                                                       6,110       08/19/11
    80
    81                 Strategic Marketing                                                 16,680       04/30/06
    82
    83                 Kash N' Karry                                                       55,738       03/31/15
    84
    85
    86                 Dun & Bradstreet                                                    19,697       04/30/07
    87
    88         Yes     Springs Industries, Inc.                                           234,900       12/31/22
    89                 Krogers                                                             49,337       08/26/15
    90                 State of Oregon                                                      4,430       07/31/03
    91
    92         Yes     Eckerd Corporation                                                  12,738       03/28/21
    93                 Office Max                                                          23,500       01/31/15
    94                 Seacrest Business Systems                                            5,160       10/14/06
    95         Yes     Springs Window Fashions LP                                         236,000       12/31/22
    96         Yes     Eckerd Corporation                                                  12,738       06/01/20
    97
  97.1         Yes     State of Louisiana (Community & Technical College)                   9,975       04/30/03
  97.2                 State of Louisiana (Administration Law)                             14,156       04/30/04
    98
    99
   100         Yes     The Gap, Inc.                                                       10,000       01/14/08
   101         Yes     Springs Basic Bedding LLC                                          100,000       12/31/22
   102
   103
   104
   105                 Builders Model Home Furniture                                        6,720       06/01/05
   106
   107         Yes     Springs Industries, Inc.                                           137,260       12/31/22
   108                 Archie Enterprises, Inc.                                            13,100       11/30/08
   109                 Stage & Company                                                      5,004       11/30/07
   110
   111         Yes     Eckerd Corporation                                                  10,908       08/31/20
   112
   113
   114
   115         Yes     Walgreens                                                           14,725       04/30/21
   116

                                         2ND LARGEST TENANT
                --------------------------------------------------------------------------

                                                                                   LEASE
 LOAN NO.       2ND LARGEST TENANT                                 UNIT SIZE    EXPIRATION
 --------       ------------------                                 ---------    ----------
     1
   1.1          Loews Theatre                                         87,436     07/31/06
   1.2          Beall's                                               22,350     01/31/06
   1.3          Target                                                86,909     01/31/04
   1.4          Staples                                               23,800     10/31/07
     2
   2.1          Samson Technologies Corp.                             45,000     02/28/05
   2.2          Starline Novelties, Inc.                              44,700     11/30/04
   2.3          County of Suffolk                                     32,500     09/30/05
   2.4          Power Flow Technology                                 28,400     08/31/05
   2.5          Lockheed Martin Corporation                           16,247     01/31/09
   2.6          Otis Elevator Company                                  7,725     03/31/04
   2.7          Glass Corporation of America                          19,638     03/31/09
     3
   3.1          Bill Communications, Inc.                             22,354     10/31/10
   3.2
   3.3          US Inspect, Inc.                                      32,544     06/30/10
   3.4          Shared Medical Systems Corporation                    13,031     05/31/06
   3.5          Technowledge Corporation                               5,427     08/31/07
   3.6          American Registry of Internet Numbers                 14,817     01/31/12
   3.7          Integic Corporation                                   19,993     08/31/06
     4          Ross Dress for Less                                   30,137     01/01/11
     5
     6
     7          Ruth's Chris Steakhouse                                7,998     07/08/16
     8
     9          Michael's Stores Inc.                                 23,883     02/28/11
    10          Corinthian Colleges, Inc.                             19,939     07/31/08
    11          Faro Services, Inc.                                   21,840     09/30/03
    12          Fidelity Investments Inc.                             17,447     02/28/03
    13          Golden's                                              32,160     07/31/07
    14          Ross Stores, Inc.                                     30,187     01/31/13
    15          Merrill Lynch                                         10,481     12/31/11
    16          Global Business Networks                              16,390     01/31/03
    17
    18          Liquor Store                                           4,512     10/31/11
    19          Porky's Gym                                           14,025     06/21/12
    20          Sanford Brown College                                 24,006     07/21/08
    21          E.E.O.C.                                              27,042     06/26/10
    22          Romeo's Pizza                                          3,950     08/07/11
    23          DNA Productions, Inc.                                 18,802     02/28/06
    24
    25          Borders Books, Inc.                                   24,455     03/31/17
    26
    27          Sante Rehabilitation Center                            5,990     06/30/08
    28
    29
    30          Jack White Real Estate Company                        14,580     02/28/07
    31
    32
  32.1
  32.2
    33          Wachovia Bank, N.A.                                    6,560     09/30/09
    34
    35
    36          Kirkland & Albrecht, P.C.                             10,640     05/31/04
    37          Massachusetts Mutual Life                             12,353     08/31/09
    38
    39          J.C. Penney                                           34,260     02/28/09
    40          Community Bank of Arizona                              5,114     02/28/16
    41
    42          Trader Joe's                                          12,302     01/31/11
    43          Stonewood Ft. Myers LLC                                8,753     10/31/10
    44          Exxon Mobil Corporation                               16,337     07/31/06
    45          PetSmart, Inc                                         26,988     01/31/13
    46          Smiths Furniture                                      43,859     07/30/10
    47
    48
    49          Oregon Department of Transportation                    9,545     10/31/02
    50          Alliance Underwriters, LLC                             9,136     06/30/06
    51
    52
    53          First Squeeze Deli and Juice Bar                       1,515     12/05/08
    54
    55
    56          JRS                                                    2,400     07/31/07
    57          Novel Box                                             25,000     12/31/03
    58          Restaurant Admininstration Services                    8,945     11/30/04
    59          Dr. Knize                                              4,334     08/31/06
    60          International Digital Solution                         5,384     10/14/04
    61
    62          Famous Footwear                                        5,816     01/31/05
    63
    64
    65
    66          WSKC Dialysis Services, Inc.                          12,431     03/31/12
    67          East Capitol High School, Inc.                         9,526     03/31/08
    68          Omnisource, Inc.                                      16,320     01/31/08
    69
    70          American Tanning                                       6,800     02/28/05
    71          Dollar General                                        10,000     05/18/04
    72
    73          Homechoice Partners, Inc.                              6,000     07/31/04
    74
    75
    76
    77
    78
    79          Mattress Firm                                          2,880     08/19/06
    80
    81          Exp@nets of North America, LLC                        12,470     05/31/07
    82
    83
    84
    85
    86          Allied Services                                        8,018     03/31/05
    87
    88
    89          Rent A Center                                          3,600     01/26/07
    90          Willamette Financial                                   3,535     07/31/05
    91
    92
    93          AG Edwards & Sons, Inc.                                3,392     06/30/07
    94          Anti-Defamation League                                 3,647     08/08/06
    95
    96
    97
  97.1
  97.2          State of Louisiana (Health & Hospitals)                3,735     08/31/07
    98
    99
   100
   101
   102
   103
   104
   105          Peach's                                                2,596     03/08/09
   106
   107
   108          F1 Marketing, Inc.                                    10,575     07/31/04
   109          Solomon & Son                                          2,874     07/31/07
   110
   111
   112
   113
   114
   115
   116

                                          3RD LARGEST TENANT
                    -----------------------------------------------------------------

                                                                               LEASE
 LOAN NO.           3RD LARGEST TENANT                          UNIT SIZE   EXPIRATION         LOAN NO.
 --------           ------------------                          ---------   ----------         --------
     1                                                                                              1
   1.1              Barnes & Noble                                 25,216    01/31/11             1.1
   1.2              Old Navy Clothing Co.                          15,222    01/31/04             1.2
   1.3              Lazarus                                        60,135    01/31/06             1.3
   1.4              Dunham's Discount Sport                        15,284    01/31/07             1.4
     2                                                                                              2
   2.1              Porta Systems Corp.                            20,355    12/31/05             2.1
   2.2              Furniture To Go, Inc.                          42,000    04/30/07             2.2
   2.3                                                                                            2.3
   2.4              Atlantic Produce Corp.                         14,500    06/30/05             2.4
   2.5              Allstate Insulation Corporation                10,143    12/31/04             2.5
   2.6              J&T Hobby Distributors                          7,040    06/30/05             2.6
   2.7                                                                                            2.7
     3                                                                                              3
   3.1              Syracuse Research Corporation                  21,413    03/31/11             3.1
   3.2                                                                                            3.2
   3.3                                                                                            3.3
   3.4              Avitas, Inc.                                    6,457    03/31/07             3.4
   3.5              Fleshner & Kim                                  5,143    12/31/04             3.5
   3.6                                                                                            3.6
   3.7                                                                                            3.7
     4              T.J. Maxx                                      29,980    08/01/10               4
     5                                                                                              5
     6                                                                                              6
     7              La Buana Vita dba Antonios                      7,042    11/30/11               7
     8                                                                                              8
     9              Office Max                                     23,487    01/31/17               9
    10                                                                                             10
    11              Global Wholesalers                             21,329    03/31/04              11
    12              Aetna                                          13,504    08/31/05              12
    13              Jo-Ann Fabric and Crafts                       21,638    01/31/04              13
    14              Bed, Bath & Beyond, Inc.                       20,000    01/31/13              14
    15              American Express                                8,127    08/14/06              15
    16              Ofoto, Inc                                     16,379    02/14/05              16
    17                                                                                             17
    18              Dollar Surplus                                  2,405    03/01/07              18
    19              Eckerd Corporation                             10,356    06/30/07              19
    20              St. Louis County                               22,117    02/28/08              20
    21              Sloss Real Estate Group, Inc.                   7,110    04/30/05              21
    22              Trust Company                                   2,870    05/14/21              22
    23              Trintel Communications, Inc.                   14,637    10/31/06              23
    24                                                                                             24
    25              Burger King                                     4,500    02/28/21              25
    26                                                                                             26
    27              Rent A Center                                   4,583    05/31/05              27
    28                                                                                             28
    29                                                                                             29
    30              Williams Alaska Petroleum, Inc.                14,440    04/28/03              30
    31                                                                                             31
    32                                                                                             32
  32.1                                                                                             32
  32.2                                                                                             32
    33                                                                                           33.0
    34                                                                                           34.0
    35                                                                                             35
    36              Kevin P. Martin Assoc                           8,259    06/30/05              36
    37              First Indiana Bank                              8,856    06/30/12              37
    38                                                                                             38
    39              Fashion Bug                                    12,800    01/31/04              39
    40              Tot's Unlimited                                 4,774    04/30/11              40
    41                                                                                             41
    42              Factory Card Outlet                            11,144    09/30/05              42
    43              Anthony's Inc.                                  8,450    12/13/05              43
    44              McKinley Capital Management                    14,687    02/18/08              44
    45              Blinds To Go (US), Inc.                         3,012    01/31/08              45
    46              Sofas & Seats                                  12,100    02/28/06              46
    47                                                                                             47
    48                                                                                             48
    49              Country Inn Furniture                           8,550    08/31/07              49
    50              Leavitt Management Group                        9,046    10/31/11              50
    51                                                                                             51
    52                                                                                             52
    53              Bombay Bistro                                   1,500    04/14/06              53
    54                                                                                             54
    55                                                                                             55
    56              Valencia Cleaners                               1,200    07/31/05              56
    57              Excellent Knitting                             17,000    10/31/04              57
    58              Miller, South, & Milhausen, P.A.                7,153    09/30/04              58
    59              DMI/Dr. Bar-Or                                  3,495    05/31/06              59
    60              Rockwell Enterprises, Inc.                      5,046    01/31/06              60
    61                                                                                             61
    62              Hallmark                                        4,306    02/28/04              62
    63                                                                                             63
    64                                                                                             64
    65                                                                                             65
    66              Chicago Title Insurance Corp.                   5,905    08/31/08              66
    67              Micro Management                                8,410    12/31/03              67
    68              Cherokee Wholesalers                            5,280    07/31/05              68
    69                                                                                             69
    70              Woodlands Wellness Center                       5,100    12/31/05              70
    71              Provident                                       2,520    02/28/05              71
    72                                                                                             72
    73              R&B Realty                                      5,408    01/31/07              73
    74                                                                                             74
    75                                                                                             75
    76                                                                                             76
    77                                                                                             77
    78                                                                                             78
    79              H&R Block                                       2,219    04/30/06              79
    80                                                                                             80
    81              Creighton University                           12,386    07/31/07              81
    82                                                                                             82
    83                                                                                             83
    84                                                                                             84
    85                                                                                             85
    86              Banker's Life                                   1,676    05/31/03              86
    87                                                                                             87
    88                                                                                             88
    89              Cigarettes Cheaper                              1,440    12/31/03              89
    90              Thai Peacock                                    2,800    09/30/05              90
    91                                                                                             91
    92                                                                                             92
    93              Domino's Pizza                                  1,350    08/31/05              93
    94              Mass Marketing                                  3,175    11/30/04              94
    95                                                                                             95
    96                                                                                             96
    97                                                                                             97
  97.1                                                                                             97
  97.2                                                                                             97
    98                                                                                             98
    99                                                                                             99
   100                                                                                            100
   101                                                                                          101.0
   102                                                                                          102.0
   103                                                                                            103
   104                                                                                            104
   105              Remax Gulfstream                                2,170    05/05/04             105
   106                                                                                            106
   107                                                                                            107
   108              Twin Panda, Inc.                                3,750    10/31/02             108
   109              Running Fit                                     2,625    09/30/04             109
   110                                                                                            110
   111                                                                                            111
   112                                                                                            112
   113                                                                                            113
   114                                                                                            114
   115                                                                                            115
   116                                                                                            116

                              FOOTNOTES TO ANNEX A

      (1) With respect to mortgage loans secured by multiple Mortgaged Properties, the Occupancy % thereof is the weighted average Occupancy % for each Mortgaged Property based on square footage or number of units thereof.

      (2) With respect to cross-collateralized and cross-defaulted mortgage loans, the UW DSCR, Maturity LTV, and Current LTV are calculated on an aggregate basis.

      (3) For mortgage loans secured by multiple Mortgaged Properties, the mortgage loan's Current Balance is allocated to the respective Mortgage Properties based on the mortgage loan documentation or the Mortgage Loan Seller's determination of the appropriate allocation

      (4) Each number identifies a group of cross-collateralized, cross-defaulted mortgage loans.

      (5)  Each number identifies a group of related borrowers.

      (6) For each mortgage loan, the excess of the related Mortgage Rate over the related Servicing Fee Rate and the Trustee Fee Rate (together, the "Admin Fee %").

      (7) The Simon Portfolio I (Loan Number 1) debt service reflects the first principal and interest payment made on the senior component. Please refer to Annex C for the complete amortization schedule.

      (8) Loan Numbers 9, 22, 29, 30, 56, and 109 are interest-only for the first 3, 5, 36, 9, 9, and 120 months, of their terms, respectively. As of the cut-off date, Loan Numbers 9, 22 29, 30, 56 and 109 have 0, 0, 35, 7, 0, and 116 months remaining in the interest-only period, respectively; Annual Debt Service and UW DSCR was calculated based upon the monthly payments after the expiration of the interest-only period.

           Loans with 0 months remaining in their interest-only period are shown as ARD loans in the prospectus supplement.

           Loan Number 109 is an interest-only loan for its full term with no amortization.

      (9)  For ARD Loans, calculated as of the related Anticipated Repayment
           Date.

     (10)  For ARD Loans, the related Anticipated Repayment Date.

     (11) The "LO" component of the prepayment provision represents remaining lockout payments.

     (12)  Calculated as the ratio of UW NCF to the Annual Debt Service.

           The UW DSCR for the Simon Portfolio I was calculated based on the highest principal and interest payment made during the term of the mortgage loan.

     (13) The Monthly Debt Service for Loan Number 109, an interest-only loan for its full term, is calculated as 1/12th of the product of (i) the Current Balance, (ii) the Interest Rate %, and (iii) 365/360.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                                                         ANNEX B

                   SIMON PORTFOLIO LOAN AMORTIZATION SCHEDULE
                   ------------------------------------------


                   SIMON POOLED COMPONENT                                                 SIMON NON-POOLED COMPONENT

                                                   TOTAL                                                               TOTAL
      DATE       PRINCIPAL ($)   INTEREST ($)   PAYMENT ($)           DATE        PRINCIPAL ($)    INTEREST ($)      PAYMENT ($)
      ----       -------------   ------------   -----------           ----        -------------    ------------      -----------
     12/10/02      102,942.88     520,190.50     623,133.38         12/10/02        17,125.08       124,102.82        141,227.90
      1/10/03       85,079.19     537,012.62     622,091.81          1/10/03        14,153.36       128,116.11        142,269.47
      2/10/03       85,533.42     536,584.88     622,118.30          2/10/03        14,228.92       128,014.06        142,242.98
      3/10/03      141,088.62     484,268.90     625,357.52          3/10/03        23,470.82       115,532.94        139,003.76
      4/10/03       86,743.33     535,445.52     622,188.85          4/10/03        14,430.20       127,742.23        142,172.43
      5/10/03      105,533.39     517,751.04     623,284.43          5/10/03        17,556.02       123,520.83        141,076.85
      6/10/03       87,769.87     534,478.83     622,248.70          6/10/03        14,600.97       127,511.61        142,112.58
      7/10/03      106,532.12     516,810.54     623,342.66          7/10/03        17,722.17       123,296.45        141,018.62
      8/10/03       88,807.23     533,501.95     622,309.18          8/10/03        14,773.54       127,278.56        142,052.10
      9/10/03       89,281.36     533,055.47     622,336.82          9/10/03        14,852.41       127,172.04        142,024.46
     10/10/03      108,002.66     515,425.74     623,428.40         10/10/03        17,966.80       122,966.08        140,932.88
     11/10/03       90,334.64     532,063.60     622,398.24         11/10/03        15,027.63       126,935.41        141,963.04
     12/10/03      109,027.40     514,460.74     623,488.15         12/10/03        18,137.27       122,735.87        140,873.13
      1/10/04       91,399.01     531,061.29     622,460.30          1/10/04        15,204.69       126,696.29        141,900.98
      2/10/04       91,886.98     530,601.77     622,488.75          2/10/04        15,285.87       126,586.66        141,872.53
      3/10/04      128,697.83     495,937.23     624,635.06          3/10/04        21,409.54       118,316.68        139,726.22
      4/10/04       93,064.66     529,492.76     622,557.42          4/10/04        15,481.78       126,322.08        141,803.86
      5/10/04      111,683.46     511,959.55     623,643.01          5/10/04        18,579.12       122,139.15        140,718.27
      6/10/04       94,157.79     528,463.37     622,621.16          6/10/04        15,663.63       126,076.49        141,740.12
      7/10/04      112,746.98     510,958.05     623,705.03          7/10/04        18,756.04       121,900.21        140,656.25
      8/10/04       95,262.43     527,423.14     622,685.56          8/10/04        15,847.39       125,828.32        141,675.72
      9/10/04       95,771.02     526,944.19     622,715.21          9/10/04        15,932.00       125,714.07        141,646.07
     10/10/04      114,316.51     509,480.03     623,796.54         10/10/04        19,017.14       121,547.60        140,564.74
     11/10/04       96,892.66     525,887.96     622,780.62         11/10/04        16,118.59       125,462.07        141,580.66
     12/10/04      115,407.76     508,452.41     623,860.16         12/10/04        19,198.67       121,302.44        140,501.12
      1/10/05       98,026.10     524,820.60     622,846.70          1/10/05        16,307.15       125,207.43        141,514.58
      2/10/05       98,549.45     524,327.76     622,877.21          2/10/05        16,394.21       125,089.86        141,484.07
      3/10/05      152,907.81     473,138.85     626,046.66          3/10/05        25,437.00       112,877.62        138,314.62
      4/10/05       99,891.96     523,063.54     622,955.50          4/10/05        16,617.54       124,788.24        141,405.78
      5/10/05      118,325.80     505,704.50     624,030.31          5/10/05        19,684.11       120,646.87        140,330.97
      6/10/05      101,057.00     521,966.43     623,023.42          6/10/05        16,811.35       124,526.50        141,337.86
      7/10/05      119,459.28     504,637.11     624,096.39          7/10/05        19,872.66       120,392.23        140,264.89
      8/10/05      102,234.31     520,857.76     623,092.07          8/10/05        17,007.20       124,262.01        141,269.21
      9/10/05      102,780.13     520,343.77     623,123.89          9/10/05        17,098.00       124,139.38        141,237.39
     10/10/05      121,135.73     503,058.41     624,194.14         10/10/05        20,151.55       120,015.59        140,167.14
     11/10/05      103,975.59     519,218.01     623,193.59         11/10/05        17,296.87       123,870.81        141,167.69
     12/10/05      122,298.81     501,963.15     624,261.96         12/10/05        20,345.03       119,754.29        140,099.32
      1/10/06      105,183.64     518,080.39     623,264.03          1/10/06        17,497.84       123,599.41        141,097.25
      2/10/06      105,745.20     517,551.57     623,296.77          2/10/06        17,591.26       123,473.25        141,064.51
      3/10/06      159,441.90     466,985.74     626,427.64          3/10/06        26,523.98       111,409.66        137,933.64
      4/10/06      107,161.01     516,218.32     623,379.33          4/10/06        17,826.79       123,155.16        140,981.95
      5/10/06      125,397.93     499,044.73     624,442.66          5/10/06        20,860.59       119,058.03        139,918.62
      6/10/06      108,402.62     515,049.10     623,451.72          6/10/06        18,033.33       122,876.23        140,909.56
      7/10/06      126,605.90     497,907.19     624,513.09          7/10/06        21,061.54       118,786.65        139,848.19
      8/10/06      109,657.30     513,867.57     623,524.88          8/10/06        18,242.06       122,594.35        140,836.40
      9/10/06      110,242.75     513,316.26     623,559.01          9/10/06        18,339.45       122,462.82        140,802.27
     10/10/06      128,396.18     496,221.30     624,617.47         10/10/06        21,359.36       118,384.44        139,743.81
     11/10/06      111,516.81     512,116.48     623,633.30         11/10/06        18,551.40       122,176.59        140,727.98
     12/10/06      129,635.73     495,054.02     624,689.75         12/10/06        21,565.57       118,105.96        139,671.53
      1/10/07      112,804.30     510,904.06     623,708.37          1/10/07        18,765.58       121,887.34        140,652.91
      2/10/07      113,406.55     510,336.93     623,743.48          2/10/07        18,865.76       121,752.04        140,617.80
      3/10/07      166,398.77     460,434.50     626,833.27          3/10/07        27,681.29       109,846.72        137,528.01
      4/10/07      114,900.40     508,930.18     623,830.58          4/10/07        19,114.27       121,416.43        140,530.70
      5/10/07      132,927.64     491,954.04     624,881.68          5/10/07        22,113.20       117,366.40        139,479.60
      6/10/07      116,223.53     507,684.20     623,907.73          6/10/07        19,334.38       121,119.17        140,453.55
      7/10/07      134,214.93     490,741.82     624,956.74          7/10/07        22,327.34       117,077.19        139,404.54
      8/10/07      117,560.59     506,425.10     623,985.69          8/10/07        19,556.81       120,818.78        140,375.59
      9/10/07      118,188.23     505,834.05     624,022.28          9/10/07        19,661.22       120,677.78        140,339.00
     10/10/07      136,126.41     488,941.79     625,068.20         10/10/07        22,645.33       116,647.75        139,293.08
     11/10/07      119,545.99     504,555.46     624,101.45         11/10/07        19,887.09       120,372.74        140,259.83
     12/10/07      137,447.38     487,697.83     625,145.22         12/10/07        22,865.08       116,350.99        139,216.06
      1/10/08      120,918.05     503,263.40     624,181.45          1/10/08        20,115.34       120,064.49        140,179.83
      2/10/08      121,563.62     502,655.47     624,219.09          2/10/08        20,222.73       119,919.46        140,142.19
      3/10/08      156,608.06     469,654.34     626,262.41          3/10/08        26,052.56       112,046.32        138,098.87

                   SIMON PORTFOLIO LOAN AMORTIZATION SCHEDULE
                   ------------------------------------------


                   SIMON POOLED COMPONENT                                                 SIMON NON-POOLED COMPONENT

                                                   TOTAL                                                               TOTAL
      DATE       PRINCIPAL ($)   INTEREST ($)   PAYMENT ($)           DATE        PRINCIPAL ($)    INTEREST ($)      PAYMENT ($)
      ----       -------------   ------------   -----------           ----        -------------    ------------      -----------
      4/10/08      123,048.75     501,256.94     624,305.69          4/10/08        20,469.79       119,585.80        140,055.59
      5/10/08      140,855.25     484,488.67     625,343.92          5/10/08        23,431.99       115,585.37        139,017.36
      6/10/08      124,457.70     499,930.13     624,387.84          6/10/08        20,704.18       119,269.27        139,973.44
      7/10/08      142,226.03     483,197.82     625,423.85          7/10/08        23,660.03       115,277.40        138,937.43
      8/10/08      125,881.50     498,589.36     624,470.85          8/10/08        20,941.03       118,949.39        139,890.43
      9/10/08      126,553.56     497,956.47     624,510.04          9/10/08        21,052.84       118,798.41        139,851.24
     10/10/08      144,265.11     481,277.63     625,542.73         10/10/08        23,999.24       114,819.30        138,818.55
     11/10/08      127,999.44     496,594.91     624,594.34         11/10/08        21,293.36       118,473.57        139,766.94
     12/10/08      145,671.81     479,952.95     625,624.75         12/10/08        24,233.25       114,503.27        138,736.53
      1/10/09      129,460.53     495,219.00     624,679.53          1/10/09        21,536.43       118,145.32        139,681.75
      2/10/09      130,151.70     494,568.12     624,719.83          2/10/09        21,651.41       117,990.05        139,641.45
      3/10/09      181,604.18     446,115.67     627,719.85          3/10/09        30,210.79       106,430.64        136,641.43
      4/10/09      131,816.14     493,000.74     624,816.88          4/10/09        21,928.29       117,616.11        139,544.40
      5/10/09      149,385.12     476,456.15     625,841.27          5/10/09        24,850.98       113,669.03        138,520.01
      6/10/09      133,317.44     491,586.97     624,904.41          6/10/09        22,178.04       117,278.83        139,456.87
      7/10/09      150,845.74     475,080.68     625,926.43          7/10/09        25,093.97       113,340.89        138,434.85
      8/10/09      134,834.56     490,158.31     624,992.87          8/10/09        22,430.42       116,937.99        139,368.41
      9/10/09      135,554.42     489,480.42     625,034.85          9/10/09        22,550.18       116,776.26        139,326.43
     10/10/09      153,022.12     473,031.20     626,053.32         10/10/09        25,456.02       112,851.94        138,307.96
     11/10/09      137,095.10     488,029.57     625,124.68         11/10/09        22,806.48       116,430.13        139,236.60
     12/10/09      154,521.07     471,619.66     626,140.73         12/10/09        25,705.37       112,515.18        138,220.55
      1/10/10      138,652.01     486,563.45     625,215.45          1/10/10        23,065.47       116,080.35        139,145.83
      2/10/10      139,392.25     485,866.36     625,258.61          2/10/10        23,188.62       115,914.05        139,102.67
      3/10/10      189,995.04     438,214.05     628,209.08          3/10/10        31,606.65       104,545.54        136,152.20
      4/10/10      141,150.82     484,210.33     625,361.15          4/10/10        23,481.16       115,518.97        139,000.13
      5/10/10      158,466.91     467,903.89     626,370.79          5/10/10        26,361.78       111,628.70        137,990.49
      6/10/10      142,750.44     482,703.98     625,454.42          6/10/10        23,747.27       115,159.59        138,906.86
      7/10/10      160,023.19     466,438.34     626,461.53          7/10/10        26,620.68       111,279.07        137,899.75
      8/10/10      144,366.92     481,181.75     625,548.67          8/10/10        24,016.18       114,796.43        138,812.61
      9/10/10      145,137.68     480,455.93     625,593.61          9/10/10        24,144.40       114,623.27        138,767.67
     10/10/10      162,345.75     464,251.20     626,596.95         10/10/10        27,007.05       110,757.28        137,764.33
     11/10/10      146,779.30     478,910.03     625,689.33         11/10/10        24,417.49       114,254.46        138,671.95
     12/10/10      163,942.90     462,747.18     626,690.07         12/10/10        27,272.74       110,398.46        137,671.21
      1/10/11      148,438.21     477,347.84     625,786.05          1/10/11        24,693.46       113,881.77        138,575.23
      2/10/11      149,230.71     476,601.56     625,832.26          2/10/11        24,825.29       113,703.72        138,529.02
      3/10/11      198,928.82     429,801.16     628,729.98          3/10/11        33,092.83       102,538.47        135,631.30
      4/10/11      151,089.49     474,851.15     625,940.64          4/10/11        25,134.51       113,286.13        138,420.64
      5/10/11      168,136.32     458,798.26     626,934.58          5/10/11        27,970.34       109,456.36        137,426.70
      6/10/11      152,793.80     473,246.21     626,040.01          6/10/11        25,418.03       112,903.24        138,321.27
      7/10/11      169,794.46     457,236.80     627,031.26          7/10/11        28,246.18       109,083.84        137,330.02
      8/10/11      154,516.06     471,624.37     626,140.43          8/10/11        25,704.54       112,516.31        138,220.85
      9/10/11      155,341.01     470,847.52     626,188.53          9/10/11        25,841.77       112,330.98        138,172.75
     10/10/11      172,272.66     454,903.09     627,175.75         10/10/11        28,658.44       108,527.09        137,185.53
     11/10/11      157,090.10     469,200.41     626,290.52         11/10/11        26,132.75       111,938.02        138,070.76
     12/10/11      173,974.37     453,300.61     627,274.98         12/10/11        28,941.53       108,144.77        137,086.30
      1/10/12      158,857.62     467,535.96     626,393.57          1/10/12        26,426.78       111,540.92        137,967.71
      2/10/12      159,705.74     466,737.28     626,443.02          2/10/12        26,567.87       111,350.39        137,918.26
      3/10/12      192,479.90     435,874.07     628,353.97          3/10/12        32,020.02       103,987.29        136,007.31
      4/10/12      161,586.02     464,966.64     626,552.65          4/10/12        26,880.66       110,927.96        137,808.63
      5/10/12      178,348.48     449,181.53     627,530.01          5/10/12        29,669.19       107,162.08        136,831.27
      6/10/12      163,400.89     463,257.58     626,658.47          6/10/12        27,182.58       110,520.23        137,702.81
      7/10/12      180,114.19     447,518.78     627,632.96          7/10/12        29,962.92       106,765.39        136,728.32
      8/10/12      165,234.88     461,530.53     626,765.40          8/10/12        27,487.67       110,108.20        137,595.88
      9/10/12      166,117.05     460,699.79     626,816.85          9/10/12        27,634.43       109,910.01        137,544.43
     10/10/12   91,468,071.50     445,030.28  91,913,101.78         10/10/12    15,216,183.86       106,171.71     15,322,355.57

                                                                         ANNEX C

ANY INVESTMENT DECISION WITH RESPECT TO THE SECURITIES SHOULD BE MADE BY YOU BASED UPON THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT RELATING TO THE SECURITIES. THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT. THE INFORMATION CONTAINED HEREIN SUPERSEDES THE INFORMATION IN ALL PRIOR STRUCTURAL AND COLLATERAL TERM SHEETS, IF ANY.

--------------------------------------------------------------------------------

                      STRUCTURAL AND COLLATERAL TERM SHEET


             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                               SERIES 2002-CIBC5


                                 $1,004,289,338
                       (Approximate Initial Pool Balance)


                               JPMORGAN CHASE BANK
                                   CIBC INC.
                             Mortgage Loan Sellers

                      WACHOVIA BANK, NATIONAL ASSOCIATION
                                Master Servicer

                         ARCAP SPECIAL SERVICING, INC.
                                Special Servicer


                        FOR FURTHER INFORMATION CONTACT:

                          J.P. MORGAN SECURITIES INC.

  Brian Baker                     Glenn Riis                       Andy Taylor
(212) 834-3813                  (212) 834-3813                   (212) 834-3813


                            CIBC WORLD MARKETS CORP.

Richard Turnbull                  Mimi Cheng                        Kevin Cull
 (212) 667-5631                 (212) 667-5605                   (212) 667-5607



JPMORGAN                                                     CIBC WORLD MARKETS
MERRILL LYNCH & CO.                                         SALOMON SMITH BARNEY


The analyses in this report are based upon information provided by JPMorgan Chase Bank and CIBC Inc. (the "Sellers"). J.P. Morgan Securities Inc., CIBC World Markets Corp., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Salomon Smith Barney Inc. (the "Underwriters") make no representations as to the accuracy or completeness of the information contained herein. The information contained herein is qualified in its entirety by the information in the Prospectus and Prospectus Supplement for the securities referred to herein (the "Securities"). The information contained herein is preliminary as of the date hereof, supersedes any previous information delivered to you by the Underwriters and will be superseded by the applicable Prospectus and Prospectus Supplement. These materials are subject to change, completion, or amendment from time to time without notice, and the Underwriters are under no obligation to keep you advised of such changes. These materials are not intended as an offer or solicitation with respect to the purchase or sale of any Security. Any investment decision with respect to the Securities should be made by you based upon the information contained in the Prospectus and Prospectus Supplement relating to the Securities. You should consult your own counsel, accountant and/or other advisors as to the legal, tax, business, financial and related aspects of a purchase of the Securities.

The attached information contains certain tables and other statistical analyses (the "Computational Materials") which have been prepared in reliance upon information furnished by the Sellers. They may not be provided to any third party other than the addressee's counsel, accountant, and/or other advisors for the purposes of evaluating said material. Numerous assumptions were used in preparing the Computational Materials which may or may not be reflected therein. As such, no assurance can be given as to the Computational Materials' accuracy, appropriateness or completeness in any particular context, nor as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. These Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment assumptions, and changes in such prepayment assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments on the underlying assets will occur at rates slower or faster than the rates shown in the attached Computational Materials. Furthermore, unless otherwise provided, the Computational Materials assume no losses on the underlying assets and no interest shortfalls. The specific characteristics of the Securities may differ from those shown in the Computational Materials due to differences between the actual underlying assets and the hypothetical underlying assets used in preparing the Computational Materials. The principal amount and designation of any Security described in the Computational Materials are subject to change prior to issuance. Neither the Underwriters nor any of their affiliates make any representation or warranty as to the actual rate or timing of payments on any of the underlying assets or the payments or yield on the Securities. THIS INFORMATION IS FURNISHED TO YOU SOLELY BY THE UNDERWRITERS AND NOT BY THE ISSUER OF THE SECURITIES OR ANY OF ITS AFFILIATES. THE UNDERWRITERS ARE NOT ACTING AS AGENT FOR THE ISSUER OR ITS AFFILIATES IN CONNECTION WITH THE PROPOSED TRANSACTION.

--------------------------------------------------------------------------------

                                    1 OF 16

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.


APPROXIMATE SECURITIES STRUCTURE
--------------------------------

                                    APPROX.        CREDIT         EXPECTED        EXPECTED
                                     FACE/         SUPPORT        WEIGHTED        PAYMENT
                RATINGS BY         NOTIONAL         (% OF         AVG. LIFE        WINDOW
  CLASS        MOODY'S/FITCH       AMOUNT ($)      BALANCE)      (YEARS)(a)      (MONTHS)(a)
---------------------------------------------------------------------------------------------
 PUBLICLY OFFERED CLASSES
  A-1             Aaa/AAA          50,000,000      20.625           2.62         12/02-07/07
  A-2             Aaa/AAA          70,000,000      20.625           5.01         07/07-01/09
  A-3             Aaa/AAA          80,000,000      20.625           5.70         12/02-04/12
  A-4             Aaa/AAA         110,000,000      20.625           7.54         01/09-04/12
  A-5             Aaa/AAA         487,155,000      20.625           9.80         04/12-10/12
   B              Aa2/AAA          36,405,000      17.000           9.94         10/12-10/12
   C               A2/A            41,427,000      12.875           9.94         10/12-10/12
   D               A3/A-           13,809,000      11.500           9.94         10/12-10/12


 PRIVATELY OFFERED CLASSES
---------------------------------------------------------------------------------------------
  X1              Aaa/AAA       1,004,289,337        N/A             N/A             N/A
  X2              Aaa/AAA         917,471,000        N/A             N/A             N/A
  E              Baa2/BBB          28,873,000       8.625            N/A             N/A
  F              Baa3/BBB-         16,320,000       7.000            N/A             N/A
  G               Ba1/BB+          18,831,000       5.125            N/A             N/A
  H               Ba2/BB           12,553,000       3.875            N/A             N/A
  J               Ba3/BB-           5,022,000       3.375            N/A             N/A
  K                B1/B+            5,021,000       2.875            N/A             N/A
  L                B2/B             8,788,000       2.000            N/A             N/A
  M                B3/B-            2,510,000       1.750            N/A             N/A
  NR               NR/NR           17,575,337        N/A             N/A             N/A
---------------------------------------------------------------------------------------------

 Note: (a) Calculated at 0% CPR, no balloon extensions, ARD loan pays in full on the Anticipated Repayment Date, clean-up call is not exercised and there are no defaults


KEY FEATURES
------------
Lead Managers:                  J.P. Morgan Securities Inc. (Bookrunner)
                                CIBC World Markets Corp.

Co-Managers:                    Merrill Lynch & Co.
                                Salomon Smith Barney

Mortgage Loan Sellers:          JPMorgan Chase Bank (55.8%)
                                CIBC Inc. (44.2%)

Master Servicer:                Wachovia Bank, National Association

Special Servicer:               ARCap Special Servicing, Inc.

Trustee:                        Wells Fargo Bank, Minnesota, N.A.

Rating Agencies:                Moody's Investors Service, Inc.
                                Fitch Ratings

Pricing:                        On or about October 25, 2002

Delivery Date:                  On or about November 4, 2002

Cut-off Date:                   The November 2002 due date for each
                                mortgage loan.

Distribution Date:              12th of each month, or if the 12th day is not
                                a business day, on the next succeeding
                                business day, beginning in December 2002

Payment Delay:                  11 days

ERISA Eligible:                 A-1, A-2, A-3, A-4, A-5, B, C and D

Structure:                      Sequential pay

Day Count:                      30/360

Tax Treatment:                  REMIC

Rated Final Distribution Date:  October 12, 2037

Clean-up Call:                  1%

Minimum Denomination:           $10,000 (among the publicly offered classes)

Delivery:                       DTC, Euroclear and Clearstream Banking

================================================================================


COLLATERAL FACTS
----------------

Initial Pool Balance:                                             $1,004,289,338
Number of Mortgage Loans:                                                    116
Number of Mortgaged Properties:                                              133
Average Cut-off Date Balance per Loan:                                $8,657,270
Average Cut-off Date Balance per Property:                            $7,550,701
Weighted Average Current Mortgage Rate:                                   6.732%
Weighted Average UW DSCR:                                                  1.49x
Weighted Average Cut-off Date LTV Ratio:                                   69.6%
Weighted Average Remaining Term to Maturity (months):                        119
Weighted Average Remaining Amortization Term (months):                       336
Weighted Average Seasoning (months):                                           3
10 Largest Loans or Cross Collateralized Groups as % of IPB:               36.9%


TEN LARGEST LOANS OR CROSS COLLATERALIZED GROUPS
------------------------------------------------

                                                                      CUT-OFF
                                     BAL         % OF                  DATE
 LOAN                                (MM)        UPB       DSCR         LTV
--------------------------------------------------------------------------------
 Simon Mall Portfolio I             $106.9      10.6%      2.03x       57.5%
 Long Island Industrial              $51.7       5.1%      1.42x       70.4%
 The Avion Portfolio                 $48.0       4.8%      2.06x       54.4%
 Daimler Chrysler Portfolio          $35.1       3.5%      1.18x       74.1%
 Boulevard Square                    $27.7       2.8%      1.34x       78.5%
 Southern Wine and Spirits           $23.0       2.3%      1.28x       71.9%
 Fountains at Bay Hill               $21.9       2.2%      1.35x       74.4%
 Edgewater Apartments                $19.4       1.9%      1.66x       55.0%
 Surprise Towne Center               $18.5       1.8%      1.32x       76.2%
 Elmwood Tower                       $18.5       1.8%      1.26x       73.9%
--------------------------------------------------------------------------------
 TOTAL/WTD. AVG                     $370.7      36.9%      1.64x       65.6%


GEOGRAPHIC DISTRIBUTION
-----------------------

                          NO OF       BAL        % OF        WA         WA UW
 STATE                    PROP.       (MM)        UPB        LTV        DSCR
------------------------------------------------------------------------------
 Florida                   15       $169.6       16.9%      74.4%       1.33x
 New York                  15         93.8        9.3       66.9        1.53x
 Texas                     12         89.6        8.9       68.0        1.54x
 Ohio                       6         60.1        6.0       63.8        1.81x
 New Jersey                 7         60.0        6.0       76.6        1.38x
 Virginia                  10         58.5        5.8       56.2        1.97x
 Arizona                    6         51.8        5.2       76.4        1.38x
 Other                     62        421.0       41.9       69.4        1.45x
------------------------------------------------------------------------------
 TOTAL/WTD. AVG           133      1,004.3      100.0%      69.6%       1.49x



PROPERTY TYPE DISTRIBUTION
--------------------------

                           NO OF       BAL        % OF        WA         WA UW
 PROPERTY TYPE             PROP.       (MM)        UPB        LTV        DSCR
------------------------------------------------------------------------------
 Retail                      37        $369.2      36.8%      69.8%      1.55x
     Anchored                25         224.5      22.4       75.9       1.33x
     Regional Mall            4         106.9      10.6       57.5       2.03x
     Unanchored               8          37.7       3.8       67.7       1.48x
 Office                      28         221.0      22.0       70.2       1.44x
     Suburban                25         208.7      20.8       70.3       1.44x
     CBD                      3          12.3       1.2       68.9       1.31x
 Multifamily                 26         150.8      15.0       69.5       1.48x
 Industrial                  30         209.6      20.9       69.8       1.44x
     Warehouse/Distr         15         106.5      10.6       72.3       1.34x
     Flex                    15         103.1      10.3       67.2       1.55x
 Manufactured Housing         6          21.3       2.1       76.0       1.35x
 Nursing Home                 1          13.4       1.3       66.9       1.86x
 Hotel                        2          10.5       1.0       41.7       1.62x
     Full Service             1           8.5       0.8       42.9       1.50x
     Limited Service          1           2.0       0.2       36.4       2.13x
--------------------------------------------------------------------------------
 TOTAL/WTD. AVG             133      $1,004.3     100.0%      69.6%      1.49x


                                    2 of 16

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.


                        CUT-OFF DATE PRINCIPAL BALANCES

                                                       % OF                WA
                                                      INITIAL            CUT-OFF
                              NO. OF    PRINCIPAL      POOL     WA UW     DATE
 PRINCIPAL BALANCE ($)        LOANS     BALANCE ($)   BALANCE    DSCR      LTV
--------------------------------------------------------------------------------
 $999,277 - $1,999,999          17      $27,127,773      2.7%    1.66x     63.1%
 $2,000,000 - $4,999,999        36      127,641,210     12.7     1.44x     69.4
 $5,000,000 - $9,999,999        31      216,613,826     21.6     1.36x     72.2
 $10,000,000 - $14,999,999      19      226,292,634     22.5     1.40x     73.3
 $15,000,000 - $24,999,999       9      172,367,298     17.2     1.34x     72.6
 $25,000,000 - $49,999,999       2       75,623,076      7.5     1.80x     63.2
 $50,000,000 - $106,915,919      2      158,623,522     15.8     1.83x     61.7
--------------------------------------------------------------------------------
 TOTAL:                        116   $1,004,289,338    100.0%    1.49x     69.6%
--------------------------------------------------------------------------------
 AVERAGE PER LOAN:     $8,657,667
 AVERAGE PER PROPERTY: $7,551,048


                            MORTGAGE INTEREST RATES

                                                       % OF                WA
                                                      INITIAL            CUT-OFF
                              NO. OF    PRINCIPAL      POOL     WA UW     DATE
 MORTGAGE INTEREST RATE(%)    LOANS     BALANCE ($)   BALANCE    DSCR      LTV
--------------------------------------------------------------------------------
 5.750% - 5.999%                 3     $174,272,337     17.4%    2.00x    56.4%
 6.000% - 6.499%                16      160,735,223     16.0     1.50x    70.2
 6.500% - 6.999%                42      287,371,503     28.6     1.35x    72.5
 7.000% - 7.499%                38      279,366,884     27.8     1.35x    74.8
 7.500% - 7.999%                14       85,065,190      8.5     1.33x    69.7
 8.000% - 9.070%                 3       17,478,201      1.7     1.82x    63.9
--------------------------------------------------------------------------------
 TOTAL:                        116   $1,004,289,338    100.0%    1.49x    69.6%
--------------------------------------------------------------------------------
 WEIGHTED AVERAGE MORTGAGE INTEREST RATE: 6.7324%


                                     UW DSCR

                                                       % OF                WA
                                                      INITIAL            CUT-OFF
                              NO. OF    PRINCIPAL      POOL     WA UW     DATE
 UW DSCR                      LOANS     BALANCE ($)   BALANCE    DSCR      LTV
--------------------------------------------------------------------------------
 1.18X - 1.19x                   2      $35,139,659      3.5%    1.18x    74.1%
 1.20x - 1.24x                  13      $63,954,326      6.4     1.22x    74.6
 1.25x - 1.29x                  18      146,087,544     14.5     1.27x    74.6
 1.30x - 1.39x                  41      321,940,215     32.1     1.34x    75.0
 1.40x - 1.49x                  22      165,530,242     16.5     1.43x    71.5
 1.50x - 1.99x                  13      105,799,758     10.5     1.66x    61.7
 2.00x - 2.49x                   5      159,414,945     15.9     2.04x    56.1
 2.50x - 5.22x                   2        6,422,649      0.6     3.64x    26.2
--------------------------------------------------------------------------------
 TOTAL:                        116   $1,004,289,338    100.0%    1.49x    69.6%
--------------------------------------------------------------------------------
 WEIGHTED AVERAGE: 1.49x




                                    3 of 16

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.


                        CUT-OFF DATE LOAN-TO-VALUE RATIOS

                                                       % OF                WA
                                                      INITIAL            CUT-OFF
                              NO. OF    PRINCIPAL      POOL     WA UW     DATE
 LTV (%)                      LOANS     BALANCE ($)   BALANCE    DSCR      LTV
--------------------------------------------------------------------------------
 19.3% - 49.9%                   7      $21,440,486      2.1%    2.27x    37.7%
 50.0% - 59.9%                   8      200,756,001     20.0     1.95x    56.2
 60.0% - 69.9%                  29      143,164,415     14.3     1.45x    67.5
 70.0% - 74.9%                  37      321,106,247     32.0     1.33x    72.5
 75.0% - 79.9%                  33      311,734,018     31.0     1.32x    78.1
 80.0% - 81.9%                   2        6,088,170      0.6     1.45x    80.6
--------------------------------------------------------------------------------
 TOTAL:                        116   $1,004,289,338    100.0%    1.49x    69.6%
--------------------------------------------------------------------------------
 WEIGHTED AVERAGE: 69.6%


                RANGE OF REMAINING TERM TO MATURITY/ARD (MONTHS)

                                                       % OF                WA
                                                      INITIAL            CUT-OFF
 REMAINING TERM TO            NO. OF    PRINCIPAL      POOL     WA UW     DATE
 MATURITY/ARD (MONTHS)        LOANS     BALANCE ($)   BALANCE    DSCR      LTV
--------------------------------------------------------------------------------
 56 - 99                        18     $154,243,425     15.4%    1.64x    67.7%
 100 - 109                       2        8,734,211      0.9     1.45x    63.5
 110 - 119                      83      731,738,947     72.9     1.48x    69.9
 120 - 149                       1       18,500,000      1.8     1.32x    76.2
 150 - 199                       4       20,673,575      2.1     1.25x    70.1
 200 - 240                       8       70,399,181      7.0     1.36x    69.1
--------------------------------------------------------------------------------
 TOTAL:                        116   $1,004,289,338    100.0%    1.49x    69.6%
--------------------------------------------------------------------------------
 WEIGHTED AVERAGE: 119 MONTHS


                               AMORTIZATION TYPES

                                                        % OF               WA
                                                       INITIAL           CUT-OFF
                               NO. OF    PRINCIPAL      POOL     WA UW    DATE
 TYPE OF AMORTIZATION          LOANS     BALANCE ($)   BALANCE    DSCR     LTV
--------------------------------------------------------------------------------
 Balloon Loans                   61     $498,507,025     49.6%    1.53x   67.6%
 ARD Loans                       43      411,358,720     41.0     1.45x   72.8
 Fully Amortizing Loans           9       72,123,593      7.2     1.36x   68.7
 Partial Interest-only Loans      2       20,700,000      2.1     1.57x   60.9
 Interest-only Loans              1        1,600,000      0.2     5.22x   19.3
--------------------------------------------------------------------------------
 TOTAL:                         116   $1,004,289,338    100.0%    1.49x   69.6%
--------------------------------------------------------------------------------


                                    4 of 16

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.


                              STRUCTURAL OVERVIEW

o Interest payments will be pro-rata to the Class A-1, A-2, A-3, A-4, A-5, X-1, and X-2 Certificates and then, after payment of the principal distribution amount to such Classes (other than the Class X-1 and Class X-2 Certificates), interest will be paid sequentially to the Class B, C, D, E, F, G, H, J, K, L, M and NR Certificates.

o The pass-through rate for the Class A-1, A-2, A-3, A-4, A-5, B, C, D, E, F, G, H, J, K, L, M and NR Certificates will be either a fixed rate or a rate based on the weighted average of the remittance rates on the mortgage loans. In the aggregate, the Class X-1 and X-2 Certificates will receive the net interest on the mortgage loans less the interest paid on the other Certificates.

o   All Classes offered will accrue interest on a 30/360 basis.

o Principal payments will be paid sequentially to the Class A, B, C, D, E, F, G, H, J, K, L, M and NR Certificates, until each Class is retired. Principal payments allocated to the Class A Certificates will be distributed in the following order of priority:

        1.  Concurrently as follows:

            a.  Approximately 25.8065% to the Class A-3 certificates and

            b. Approximately 74.1935% to the Class A-1, Class A-2 and Class A-4 certificates, in that order, until each class is retired.

        2. When the Class A-1, A-2, A-3 and Class A-4 certificates are retired, to the Class A-5 certificates, until retire.

    The Class X-1 and X-2 Certificates do not have a class principal balance and are therefore not entitled to any principal distributions.

o Losses will be born by the Classes (other than the Classes X-1 and X-2 Certificates) in reverse sequential order, from the Class NR Certificates up to the Class B Certificates and then pro-rata to the Class A-1, A-2, A-3, A-4, and A-5 Certificates.

o If the principal balance to the mortgage pool is less than or equal to the aggregate class principal balance of the Class A-1, A-2, A-3, A-4, and A-5 Certificates, principal distributions will be allocated pro-rata to the Class A-1, A-2, A-3, A-4 and A-5 Certificates.

o Net prepayment premiums calculated by reference to a U.S. Treasury rate to the extent received will be allocated first to the offered certificates and the Class E and F certificates, according to a specified formula, with any remaining amount payable to the Class X-1 Certificates. For the amount payable to any interest-bearing Class, the formula is as follows:


                           Principal Paid to Class     (Pass-Through Rate on Class - Discount Rate)
    Prepayment Premium  X  -----------------------  X  --------------------------------------------
                            Total Principal Paid         (Mortgage Rate on Loan - Discount Rate)

o Net prepayment premiums not calculated by reference to a U.S. Treasury rate to the extent received will be allocated solely to the Class X-1 Certificates.

o The deal will provide for the standard collateral value adjustment feature for problem or delinquent loans. Under certain circumstances, the special servicer obtains a new appraisal and to the extent any such adjustment is not reversed, the interest portion of any P&I Advance will be reduced in proportion to such adjustment.


                                    5 of 16

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.


                       TOP 10 MORTGAGE LOANS AND CROSS COLLATERALIZED GROUPS

                                          AGGREGATE         % OF                  CUT-OFF
  LOAN NAME                                CUT-OFF       INITIAL POOL     UW      DATE LTV         PROPERTY
 (LOCATION)                                BALANCE         BALANCE       DSCR       RATIO            TYPE
--------------------------------------------------------------------------------------------------------------------
 Simon Mall Portfolio I                 $106,915,919        10.6%        2.03x      57.5%            Regional Malls
 (Various)

 Long Island Industrial Portfolio I      $51,707,603         5.1%        1.42x      70.4%        Industrial -- Flex
 (Long Island, New York)

 The Avion Portfolio                     $47,957,552         4.8%        2.06x      54.4%   Suburban Office -- Flex
 (Chantilly, Virginia)

 DaimlerChrysler Portfolio               $35,139,659         3.5%        1.18x      74.1%       Distribution Center
 (Orlando, FL; Portage, IN)

 Boulevard Square                        $27,665,524         2.8%        1.34x      78.5%           Anchored Retail
 (Pembroke Pines, Florida)

 Southern Wine and Spirits               $23,000,000         2.3%        1.28x      71.9%       Distribution Center
 (Las Vegas, Nevada)

 Fountains at Bay Hill                   $21,934,279         2.2%        1.35x      74.4%         Unanchored Retail
 (Orlando, Florida)

 Edgewater Apartments                    $19,398,866         1.9%        1.66x      55.0%               Multifamily
 (Seattle, Washington)

 Surprise Towne Center                   $18,500,000         1.8%        1.32x      76.2%           Anchored Retail
 (Surprise, Arizona)

 Elmwood Tower                           $18,467,594         1.8%        1.26x      73.9%           Suburban Office
 (New Orleans, Louisiana)

--------------------------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE                 $370,686,995        36.9%        1.64x      65.6%
--------------------------------------------------------------------------------------------------------------------


                                    6 of 16

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE

                              SIMON MALL PORTFOLIO

-------------------------------------------------------------------------------
                               LOAN INFORMATION
--------------------------------------------------------------------------------
                                        ORIGINAL                CUT-OFF
                                        --------                -------
PRINCIPAL BALANCE:                   $107,000,000           $106,915,919

% OF POOL BY IPB:                    10.6%

SELLER:                              JPM

ORIGINATION DATE:                    9/16/02

INTEREST RATE:                       5.8385%

INTEREST ONLY PERIOD:                NAP

SPONSOR:
Simon Property Group, L.P. (BBB+/Baa1) (NYSE: SPG). Simon Property Group owns or has an interest in 257 properties comprising regional malls, community shopping centers and specialty and mixed-use properties containing 186 million square feet of gross leasable area in 36 states, Europe and Canada.

MATURITY DATE:                       10/10/12

REMAINING AMORTIZATION:              359


CALL PROTECTION:                     LO(24)/Def(91)/O(4)


CROSS-COLLATERALIZATION:             NAP

LOCK BOX:                            Hard

ESCROWS / RESERVES:                                   Upfront          Monthly
                                                      -------          -------
                                     Taxes          $1,925,038        $258,000
                                     Insurance               0               0
                                     TI/LC                   0          31,000
                                     CapEx                   0          14,025
                                     Other          764,361(1)               0
                                                    ----------               -
                                     TOTAL          $2,689,399        $303,025

                                       Pooled              Non-Pooled
                                     Component             Component
                                     ---------             ----------
     CUT-OFF DATE LOAN/SF:             $73.02                 $85.17

       CUT-OFF DATE LTV:               57.5%                  67.0%

         MATURITY LTV:                 49.1%                  57.2%

           UW DSCR:                    2.03x                  1.67x

--------------------------------------------------------------------------------
(1) One month of debt service to remain in escrow throughout loan term

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

SINGLE ASSET / PORTFOLIO:         Portfolio

TITLE:                            Fee & Leasehold

PROPERTY TYPE:                    Regional Malls

SQUARE FEET:                      1,464,174

LOCATION:                         Various

YEAR BUILT:                       1966 - 1980

COLLATERAL:
The subject collateral is comprised of four regional malls: Richmond Town
Square anchored by J.C. Penney, Sears and Kaufmann's; Midland Park Mall anchored by Sears, Dillard's and J.C. Penney; Markland Mall anchored by
Lazarus, Sears and Target; and Forest Mall anchored by J.C. Penney, Kohl's, Younker's and Sears. 2001 in-line sales for each of the malls are: Richmond Town Square - $267 psf; Midland Park Mall - $268 psf; Markland Mall - $279 psf; and Forest Mall - $203 psf.

PORTFOLIO PROPERTIES:                           IN-LINE     IN-LINE     IN-LINE
PROPERTY                             LOCATION     OCC       OCC COST    SALES/SF
--------                             --------     ---       --------    --------
Richmond Town Square     Richmond Heights, OH    97.4%        12.6%       $267
Mall
Midland Park Mall                 Midland, TX     78.7         11.8        268
Markland Mall                      Kokomo, IN     94.8         11.6        279
Forest Mall                   Fond du Lac, WI     93.3         10.4        203
                                                  ----         ----        ---
Weighted Average                                 92.4%        11.8%       $259

OCCUPANCY:                        94.1% (as of 10/02/02)

HISTORICAL NOI:        2000:      $16,755,473

                       2001:      $16,046,666
                       2002:      $15,019,461 (TTM 6/30/02)


UW NOI:                           $16,250,363

UW NET CASH FLOW:                 $15,308,565

APPRAISED VALUE:                  $186,100,000

APPRAISAL DATE:                   7/02 & 8/02

ADDITIONAL DEBT:                  $17,800,000

LOAN PURPOSE:                     Refinancing

--------------------------------------------------------------------------------

                                    7 of 16

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE

                        LONG ISLAND INDUSTRIAL PORTFOLIO

-------------------------------------------------------------------------------
                               LOAN INFORMATION
-------------------------------------------------------------------------------

                                       ORIGINAL               CUT-OFF
                                       --------               -------
PRINCIPAL BALANCE:                   $51,750,000            $51,707,603

% OF POOL BY IPB:                    5.1%

SELLER:                              JPM

ORIGINATION DATE:                    9/30/02

INTEREST RATE:                       6.0440%

INTEREST ONLY PERIOD:                NAP

SPONSOR:
Long Island Group One LLC, 717-725 Broadway LLC. Long Island Group LLC and 717-725 Broadway LLC are both owned by Mr. Ruby Schron (45%), Mr. Abraham Fruchthandler (45%), Mr. Joshua Safran (7.5%), and Mr. Bruce Federman (2.5%). Mr. Ruby Schron is the founder and main principal of Cammeby's International, Ltd. Cammeby's International owns and manages over 14,000 residential units and over 10,000,000 square feet of commercial and industrial space. Mr. Abraham Fruchthandler is the principal of FBE Limited, which has investments in office, commercial, industrial and residential properties.


MATURITY DATE:                       10/10/12


REMAINING AMORTIZATION:              359

CALL PROTECTION:                     LO(24),Def(93),O(4)

CROSS-COLLATERALIZATION:             NAP


LOCK BOX:                            Soft

ESCROWS / RESERVES:                                     Upfront        Monthly
                                                        -------        -------
                                     Taxes             $967,066       $225,719
                                     Insurance                0              0
                                     TI/LC                    0              0
                                     CapEx                    0              0
                                     Other              506,250(1)           0
                                                        -------              -
                                     TOTAL           $1,473,316       $225,719



CUT-OFF DATE LOAN/SF:                $52.76

CUT-OFF DATE LTV:                    70.4%

MATURITY LTV:                        59.9%

UW DSCR:                             1.42x

-------------------------------------------------------------------------------

(1) Comprised of $75,000 of upfront engineering reserves and $431,250 of upfront environmental reserves in Letter of Credit.

--------------------------------------------------------------------------------
                               PROPERTY INFORMATION
--------------------------------------------------------------------------------


SINGLE ASSET / PORTFOLIO:         Portfolio

TITLE:                            Fee

PROPERTY TYPE:                    Industrial - Flex

SQUARE FEET:                      980,113

LOCATION:                         Long Island, New York

YEAR BUILT:                       1956 - 1985

COLLATERAL:
The subject collateral consists of 7 industrial properties located in Long Island, New York. Long Island is the sixteenth largest industrial market in the United States. The subject collateral is 980,113 square feet. The seven subject properties are: 1140 Motor Parkway (153,500 square feet; 2 tenants), 79 Express Street (70,933 square feet; 7 tenants), 92 Central Avenue (70,231 square feet; 2 tenants), 95 Seaview Boulevard (51,755 square feet; 10 tenants), 230 Duffy Avenue (125,000 square feet; 6 tenants), 575 Underhill Boulevard (236,534 square feet; 28 tenants), 717-725 Broadway Avenue (150,000 square feet; 4 tenants).


                                                                   APPRAISED
PORTFOLIO PROPERTIES       LOCATION               SF       OCC(2)    VALUE
---------------------      --------               --       ------    -----
575 Underhill Boulevard    Syosset, NY          236,534    88.5%  $32,400,000
717-725 Broadway           Holbrook, NY         272,160     92.3   10,400,000
1140 Motor Parkway         Hauppauge, NY        153,500     96.9   11,600,000
230 Duffy Avenue           Hicksville, NY       125,000     98.3    7,400,000
79 Express Street          Plainview, NY         70,933    100.0    4,300,000
95 Seaview Boulevard       Port Washington, NY   51,755    100.0    4,000,000
92 Central Avenue          Farmingdale, NY       70,231    100.0    3,300,000
                                                 ------    -----    ---------
TOTAL:                                           980,113    94.4% $73,000,000

OCCUPANCY:                        94.4% (as of 9/30/02)

HISTORICAL NOI:         2000:     $5,714,239
                        2001:     $5,942,358
                        2002:     $5,597,228 (TTM 6/30/02)

UW NOI:                           $5,878,526

UW NET CASH FLOW:                 $5,298,213

APPRAISED VALUE:                  $73,400,000

APPRAISAL DATE:                   7/01/02

ADDITIONAL DEBT:                  NAP

LOAN PURPOSE:                     Refinance

--------------------------------------------------------------------------------

(2) Occupancy Percentage from September 2002. Total Occupancy is a weighted average based on Square Footage.


                                    8 of 16

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE

                               THE AVION PORTFOLIO

--------------------------------------------------------------------------------
                               LOAN INFORMATION
--------------------------------------------------------------------------------

                                       ORIGINAL               CUT-OFF
                                       --------               -------
PRINCIPAL BALANCE:                   $48,000,000            $47,957,552

% OF POOL BY IPB:                    4.8%

SELLER:                              CIBC

ORIGINATION DATE:                    9/27/02

INTEREST RATE:                       5.7500%

INTEREST ONLY PERIOD:                NAP

SPONSOR:
Nutmeg Core Plus Partners, L.P. and Advanced Realty Group, L.L.C. Angelo, Gordon & Co., L.P. is the principal of Nutmeg Core Plus Partners, L.P. and is an investment management firm which currently manages approximately $9.0 billion of investments. Advanced Realty Group, of Gladstone, New Jersey, owns 3.6 million square feet and manages an additional 1.2 million square feet of real estate. Advanced Realty Groups' properties are located in New Jersey, Washington, D.C., Boston and Philadelphia.

MATURITY/ARD DATE:                   10/01/07

REMAINING AMORTIZATION:              359

CALL PROTECTION:                     LO(24),Def(31),O(4)

CROSS-COLLATERALIZATION:             NAP

LOCK BOX:                            Springing

ESCROWS / RESERVES:                                   Upfront         Monthly
                                                      -------         -------
                                     Taxes            $523,312         $87,219
                                     Insurance          99,873          16,645
                                     TI/LC                   0               0
                                     CapEx               7,331           7,331
                                     Other          702,725(1)               0
                                                    ----------               -
                                     TOTAL          $1,333,240        $111,195


CUT-OFF DATE LOAN/SF:                $81.77

CUT-OFF DATE LTV:                    54.4%

MATURITY/ARD LTV:                    50.8%

UW DSCR:                             2.06x

--------------------------------------------------------------------------------
(1) $177,725 in upfront engineering reserves and $525,000 in VNU tenant reserves (one time)


--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

SINGLE ASSET / PORTFOLIO:          Portfolio

TITLE:                             Fee

PROPERTY TYPE:                     Suburban Office - Flex

SQUARE FEET:                       586,466

LOCATION:                          Chantilly, Virginia

YEAR BUILT:                        1988 - 2000

COLLATERAL:
The subject properties are either Class "A" office spaces or flex spaces located in Chantilly, Virginia. The portfolio contains 7 buildings that are part of an 18 building office campus. The office campus includes 188 acres with lakes, a full service health and fitness facility, and jogging trails. The properties are located within the Washington, D.C. Primary Metropolitan Statistical Area
(PMSA). The subject properties are 8 miles west of downtown Washington, D.C. and are along the southern border of Dulles International Airport. The Virginia Department of Transportation is responsible for building, maintaining and operating the state of Virginia's roads, bridges and tunnels. GTSI Corporation, formerly Government Technology Services, resells computers and equipment to the U.S. federal, state and local governments.



MAJOR TENANTS:                                                   RENT    LEASE
TENANTS                                      SF        % SF      PSF     EXP. YR
-------                                      --        ----      ---     -------
Commonwealth of Virginia (AAA)(2)          122,279     20.9%    $25.75    2005
GSTI Corporation                           102,022     17.4%    $11.09    2008
General Services Administration (US         35,154      6.0%    $16.97    2008
Govt)

OCCUPANCY:                               89.0 % (as of 6/30/02 and 7/01/02)

HISTORICAL NOI:
                        2000:      $3,339,886

                        2001:      $6,948,346
                        2002:      $7,514,460 (TTM 6/30/02)


UW NOI:                            $7,571,329

UW NET CASH FLOW:                  $6,910,558

APPRAISED VALUE:                   $88,100,000

APPRAISAL DATE:                    6/12/02

ADDITIONAL DEBT:                   Permitted subject to certain tests

LOAN PURPOSE:                      Refinance

--------------------------------------------------------------------------------
(2) Virginia's general obligation rating from Standard & Poor's

                                    9 of 16

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE

                           DAIMLER CHRYSLER PORTFOLIO

------------------------------------------------------------------------------
                              LOAN INFORMATION
------------------------------------------------------------------------------

                                       ORIGINAL               CUT-OFF
                                       --------               -------
PRINCIPAL BALANCE:                   $35,300,000            $35,139,659

% OF POOL BY IPB:                    3.5%

SELLER:                              JPM

ORIGINATION DATE:                    8/06/02

INTEREST RATE:                       6.8500%

INTEREST ONLY PERIOD:                NAP

SPONSOR:
Mr. James C. George and Mr. Samuel Fodale. Mr. George and Mr. Fodale were previously owners of companies that manufactured and supplied parts to the auto industry; they are now investors in real estate.


MATURITY DATE:                       9/01/20


REMAINING AMORTIZATION:              214

CALL PROTECTION:                     LO(24),Def(165),O(25)

CROSS-COLLATERALIZATION:             Yes

LOCK BOX:                            Hard

ESCROWS / RESERVES:                  Daimler Chrysler is responsible for the
                                     real estate taxes, insurance, and all
                                     capital repairs under its lease
                                     agreement.  If Daimler Chrysler's
                                     credit rating does fall below
                                     investment grade (below BBB-), the
                                     lender holds the right to collect for
                                     all required escrows.


CUT-OFF DATE LOAN/SF:                 $63.86

CUT-OFF DATE LTV:                      74.1%

MATURITY LTV:                          1.8%

UW DSCR:                               1.18x

-------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

SINGLE ASSET / PORTFOLIO:           Portfolio

TITLE:                              Fee

PROPERTY TYPE:                      Distribution Center

SQUARE FEET:                        608,877

LOCATION:                           Orlando, FL and Portage, IN

YEAR BUILT:                         2001

COLLATERAL:
The subjects are two cross-collateralized and cross-defaulted loans. The portfolio consists of two distribution/warehouse facilities, Daimler Chrysler - Orlando and Daimler Chrysler - Portage. Both properties were built in 2001. Daimler Chrysler (BBB+/A3) occupies 100% of the subject properties.


                                     CEILING
                           DOCK      HEIGHT      RENT         LOAN         LOAN
 PROPERTY        SF        DOORS     (FEET)      PSF          AMT          PSF
 --------        --        -----     ------      ---          ---          ---
Orlando       492,000       34       28 - 32    $5.97     $24,000,000      $49
Portage       116,677       154      28 - 38    $11.50    $11,300,000      $97



OCCUPANCY:                          100.0% (as of 6/14/02)

HISTORICAL NOI:
                         2001:      $ 1,005,447
                         2002:      $ 4,278,682 (TTM 4/30/02)



UW NOI:                             $ 4,224,599

UW NET CASH FLOW:                   $ 4,036,750

APPRAISED VALUE:                    $ 47,400,000

APPRAISAL DATE:                     6/02

ADDITIONAL DEBT:                    $4,219,885

LOAN PURPOSE:                       Refinance

--------------------------------------------------------------------------------

                                    10 of 16

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE

                                BOULEVARD SQUARE

--------------------------------------------------------------------------------
                               LOAN INFORMATION
--------------------------------------------------------------------------------
                                       ORIGINAL                CUT-OFF
                                       --------                -------
PRINCIPAL BALANCE:                   $ 27,720,000           $ 27,665,524

% OF POOL BY IPB:                    2.8%

SELLER:                              CIBC

ORIGINATION DATE:                    7/22/02

INTEREST RATE:                       7.2200%

INTEREST ONLY PERIOD:                NAP

SPONSOR:
The Cole Group. Mr. Scott H. Cole is a principal of the Cole Group, which has an interest in more than 34 commercial properties totaling 7 million square feet of office and retail space. Cole Group's retail ownership comprised of 18 properties ranging from 27,000 square feet to 331,000 square feet.

MATURITY DATE:                       8/01/12

REMAINING AMORTIZATION:              357

CALL PROTECTION:                     LO(24),Def(89),O(4)

CROSS-COLLATERALIZATION:             NAP

LOCK BOX:                            Springing

ESCROWS / RESERVES:                                  Upfront          Monthly
                                                     -------          -------
                                     Taxes            $333,667         $47,667
                                     Insurance          54,699          17,988
                                     TI/LC               5,833           5,833
                                     CapEx               2,761           2,761
                                     Other          700,000(1)               0
                                                    ----------               -
                                     TOTAL          $1,096,960         $74,249



CUT-OFF DATE LOAN/SF:                $ 125.38

CUT-OFF DATE LTV:                    78.5%

MATURITY LTV:                        69.0%

UW DSCR:                             1.34x

-------------------------------------------------------------------------------
(1) $100,000 holdback for Casual Male, a tenant that is currently in Chapter 11 bankruptcy, and $600,000 holdback for tenants that have signed leases, but have not opened for business.

-------------------------------------------------------------------------------
                              PROPERTY INFORMATION
-------------------------------------------------------------------------------

SINGLE ASSET / PORTFOLIO:          Single Asset

TITLE:                             Fee

PROPERTY TYPE:                     Anchored Retail

SQUARE FEET:                       220,658

LOCATION:                          Pembroke Pines, Florida

YEAR BUILT:                        2000

COLLATERAL:
The subject property is 220,658 square foot anchored retail center in Pembroke Pines, Florida. The subject property has three anchor tenants, The Sports Authority, Ross Dress for Less, and T.J. Maxx. The property is located diagonally across from Pembroke Lakes Mall, a regional mall built in 1992, anchored by Sears, Dillards, Burdines and J.C. Penney. Ross Dress for Less had 2001 sales per square foot of $327. T.J. Maxx had 2001 sales per square foot of $193 psf.

MAJOR TENANTS:                                                 RENT      LEASE
TENANTS                                SF          % SF        PSF      EXP. YR
-------                                --          ----        ---      -------
The Sports Authority (B/B3)            37,413      17.0%      $12.00     2015
Ross Stores Inc.(BBB)                  30,137      13.7%      $12.00     2011
T.J. Maxx(A/A3)                        29,980      13.6%       $9.65     2010


OCCUPANCY:                         96.5% (as of 7/01/02)

HISTORICAL NOI:
                        2001:      $ 2,650,496

                        2002:      $ 3,040,449 (TTM 6/30/02)





UW NOI:                            $ 3,145,484

UW NET CASH FLOW:                  $ 3,026,852

APPRAISED VALUE:                   $ 35,250,000

APPRAISAL DATE:                    4/15/02

ADDITIONAL DEBT:                   NAP

LOAN PURPOSE:                      Acquisition

-------------------------------------------------------------------------------

                                    11 of 16

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE

                       SOUTHERN WINE AND SPIRITS FACILITY

------------------------------------------------------------------------------
                              LOAN INFORMATION
------------------------------------------------------------------------------

                                       ORIGINAL               CUT-OFF
                                       --------               -------
PRINCIPAL BALANCE:                   $23,000,000            $23,000,000

% OF POOL BY IPB:                    2.3%

SELLER:                              CIBC

ORIGINATION DATE:                    10/07/02

INTEREST RATE:                       7.0000%

INTEREST ONLY PERIOD:                NAP

SPONSOR:
Mr. Steven Becker and MR. Wayne Chaplin. Mr. Becker and Mr. Chaplin control 88% of the voting stock of Southern Wine and Spirits. Southern Wine and Spirits is a large distributor of wine, spirits, beer and other non-alcoholic beverages in the United States with a 13.3% estimated share of the domestic market.





MATURITY DATE:                       11/01/22

REMAINING AMORTIZATION:              240

CALL PROTECTION:                     LO(24),Def(212),O(4)

CROSS-COLLATERALIZATION:             NAP

LOCK BOX:                            NAP

ESCROWS / RESERVES:                  The subject property is triple net
                                     leased to Southern Wine and Spirits.
                                     As such, structural maintenance,
                                     replacement, taxes and insurance is the
                                     sole responsibility of the tenant. At
                                     closing one month of debt service will
                                     be collected.





CUT-OFF DATE LOAN/SF:                $59.78

CUT-OFF DATE LTV:                    71.9%

MATURITY LTV:                        2.3%

UW DSCR:                             1.28x

-------------------------------------------------------------------------------
(1) Total cost of $27.3 million is comprised of $5.2 million in land costs and $22.1 million in improvement expenses

-------------------------------------------------------------------------------
                              PROPERTY INFORMATION
-------------------------------------------------------------------------------


SINGLE ASSET / PORTFOLIO:          Single Asset

TITLE:                             Fee

PROPERTY TYPE:                     Distribution Center

SQUARE FEET:                       384,763

LOCATION:                          Las Vegas, Nevada

YEAR BUILT:                        2002

COLLATERAL:
The subject property is a Class A office and warehouse space located in Las Vegas, Nevada. The facility was built in 2002 at an estimated cost of $27.3 million(1). Southern Wine and Spirits has a twenty year lease agreement on the property. The subject property is located two miles south of I-15 and 8 miles southwest of the Las Vegas Strip. The subject property is 100% occupied by Southern Wine and Spirits. The property is approximately 16% office space and the remainder is warehouse space. The warehouse space is "swamp cooled" which reduces ambient temperature by 30o. The facility contains conveyer belts that are capable of packing 6,000 cases per hour.



MAJOR TENANTS:                                                  RENT     LEASE
TENANTS                                 SF           % SF       PSF     EXP. YR
-------                                 --           ----       ---     -------
Southern Wine and Spirits             384,763      100.0%      $7.80     2021




OCCUPANCY:                         100.0% (as of 8/26/02)

HISTORICAL NOI:
                    The Southern Wine and Spirits Facility was built during 2002. As a result no Historical NOI numbers are available.






UW NOI:                            $2,882,093

UW NET CASH FLOW:                  $2,735,801

APPRAISED VALUE:                   $32,000,000

APPRAISAL DATE:                    8/05/02

ADDITIONAL DEBT:                   NAP

LOAN PURPOSE:                      Refinance

--------------------------------------------------------------------------------

                                    12 of 16

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE

                              FOUNTAINS AT BAY HILL

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------

                                 ORIGINAL                   CUT-OFF
                                 --------                   -------
PRINCIPAL BALANCE:             $22,000,000                $21,934,279

% OF POOL BY IPB:              2.2%

SELLER:                        CIBC

ORIGINATION DATE:              5/31/02

INTEREST RATE:                 7.6700%

INTEREST ONLY PERIOD:          NAP

SPONSOR:
Mr. Chuck Whithall and Mr. Lee J. Maher. Mr. Maher and Mr. Whithall own Unicorp National Development, Inc. which manages 16 commercial properties. Mr. Whithall has been in real estate development since 1984.



MATURITY/ARD DATE:             6/01/12


REMAINING AMORTIZATION:        355

CALL PROTECTION:               LO(24),Def(87),O(4)

CROSS-COLLATERALIZATION:       NAP

LOCK BOX:                      Springing

ESCROWS / RESERVES:                                Upfront             Monthly
                                                   -------             -------
                               Taxes                $100,000           $20,000
                               Insurance               9,627             3,209
                               TI/LC                  12,500            12,500
                               CapEx                   1,301             1,301
                               Other            2,200,000(1)                 0
                                                ------------                 -
                               TOTAL              $2,323,428           $37,010


CUT-OFF DATE LOAN/SF:          $210.99

CUT-OFF DATE LTV:              74.4%

MATURITY/ARD LTV:              66.2%

UW DSCR:                       1.35x

--------------------------------------------------------------------------------
(1) $2,000,000 holdback for tenants not in occupancy as of the closing date and $200,000 for Mortgage Tax Reserve (one time)



--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------


SINGLE ASSET / PORTFOLIO:             Single Asset

TITLE:                                Fee

PROPERTY TYPE:                        Unanchored Retail

SQUARE FEET:                          103,961

LOCATION:                             Orlando, Florida

YEAR BUILT:                           2001

COLLATERAL:
The subject property is an unanchored retail center located in Orlando, Florida. The property was competed in 2001 and is comprised of four buildings. The center has 34 tenants with four larger tenants: Eckerd's Drugstore, Ruth Chris Steak House, Antonio's Restaurant and Moon Fish Restaurant. The subject property is located on the northeast corner of Sand Lake Road and Dr. Philips Boulevard. International Drive is located 1 mile from the property. Universal Studios is located 2 miles north of the property and Lake Buena Vista/Disney tourist area is located 3 miles south of the subject.




MAJOR TENANTS:                                                  RENT    LEASE
TENANTS                                      SF       % SF      PSF    EXP. YR
-------                                      --       ----      ---    -------
Eckerd Drugstore(JCP BBB-/Ba3)             12,739     12.3%    $32.58    2026
Ruth's Chris Steakhouse                     7,998      7.7%    $27.51    2016
La Buana Vita dba Antonios                  7,042      6.8%    $27.00    2011


OCCUPANCY:                            100.0% (as of 6/30/02)

HISTORICAL NOI:
                              2002:   $1,344,170 (TTM 6/30/02)



UW NOI:                               $2,689,490

UW NET CASH FLOW:                     $2,533,235

APPRAISED VALUE:                      $29,500,000

APPRAISAL DATE:                       5/11/02

ADDITIONAL DEBT:                      NAP

LOAN PURPOSE:                         Refinance

--------------------------------------------------------------------------------


                                    13 of 16

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE

                              EDGEWATER APARTMENTS

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------

                                     ORIGINAL                   CUT-OFF
                                     --------                   -------
PRINCIPAL BALANCE:                 $19,415,000                $19,398,866

% OF POOL BY IPB:                  1.9%

SELLER:                            JPM

ORIGINATION DATE:                  9/30/02

INTEREST RATE:                     5.9900%

INTEREST ONLY PERIOD:              NAP

SPONSOR:
Mr. Robert C. Samuel. Mr. Robert C. Samuel, owner and founder of Samuel & Company, Inc., is the 100% owner of the borrowing entity. Samuel & Company, Inc. currently owns and manages 19 commercial properties in Arizona, Texas and Washington consisting of 1,718 multifamily units and 843,224 square feet of commercial space.


MATURITY:                          10/01/12

REMAINING AMORTIZATION:            359

CALL PROTECTION:                   LO(24),Def(91),O(4)

CROSS-COLLATERALIZATION:           NAP

LOCK BOX:                          NAP

ESCROWS / RESERVES:                                  Upfront          Monthly
                                                     -------          -------
                                   Taxes              $45,707         $22,854
                                   Insurance           11,750               0
                                   CapEx                    0           3,404
                                   Other             2,265(1)               0
                                                     -----                  -
                                   TOTAL              $59,722         $26,258



CUT-OFF DATE LOAN/SF:              $61,388.82

CUT-OFF DATE LTV:                  55.0%

MATURITY:                          46.6%

UW DSCR:                           1.66x

--------------------------------------------------------------------------------
(1)  Upfront replacement reserve of $2,265



--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------


SINGLE ASSET / PORTFOLIO:           Single Asset

TITLE:                              Fee

PROPERTY TYPE:                      Multifamily

UNITS:                              316

LOCATION:                           Seattle, Washington

YEAR BUILT:                         1938

COLLATERAL:
The subject property is a Class B, 316-unit apartment complex located along the shore of Lake Washington in Seattle, Washington. The 12.63 acre site is improved with 20 two-story buildings. The property was built in two phases. Phase one consists of 304 units and was completed in 1938. Phase two consists of 12 units and was completed in 1975. The Edgewater Apartments are located in the Madison Park area, two miles from downtown Seattle. Each of the 20 buildings has laundry facilities and all units have a fireplace.



                                                                          MARKET
APARTMENT TYPES:                                           AVERAGE       AVERAGE
SIZE                                           NUMBER         RENT         RENT
----                                           ------         ---          ----
1 bedroom                                         189         $952         $988
2 bedroom                                         123       $1,179        $1,238
3 bedroom                                           4       $1,550          NA


OCCUPANCY:                          97.8% (as of 8/01/02)

HISTORICAL NOI:
                           2000:    $2,951,511

                           2001:    $2,838,284
                           2002:    $2,720,935 (TTM as of  8/31/02)




UW NOI:                             $2,396,740

UW NET CASH FLOW:                   $2,317,740

APPRAISED VALUE:                    $35,300,000

APPRAISAL DATE:                     9/10/02

ADDITIONAL DEBT:                    NAP

LOAN PURPOSE:                       Refinance

--------------------------------------------------------------------------------

                                    14 of 16

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE

                              SURPRISE TOWNE CENTER

--------------------------------------------------------------------------------
                                     LOAN INFORMATION
--------------------------------------------------------------------------------
                                       ORIGINAL                   CUT-OFF
                                       --------                   -------
PRINCIPAL BALANCE:                   $18,500,000                $18,500,000

% OF POOL BY IPB:                    1.8%

SELLER:                              CIBC

ORIGINATION DATE:                    7/15/02

INTEREST RATE:                       7.1200%

INTEREST ONLY PERIOD:                3

SPONSOR:
Surprise Towne Center, L.C. Surprise Towne Center, L.C. is sponsored by
Mr. Warner A. Gabel III. Mr. Gabel is a Phoenix-based commercial developer. Mr. Gabel has developed more than 750,000 square feet of retail space in the Phoenix area.


MATURITY/ARD DATE:                   11/01/12


REMAINING AMORTIZATION:              360

CALL PROTECTION:                     LO(24),Def(92),O(4)

CROSS-COLLATERALIZATION:             NAP

LOCK BOX:                            Springing

ESCROWS / RESERVES:                                    Upfront          Monthly
                                                       -------          -------
                                     Taxes              $35,000         $5,000
                                     Insurance           12,968          3,242
                                     TI/LC               27,167          7,167
                                     CapEx                1,942          1,942
                                     Other         3,613,426(1)              0
                                                   ------------              -
                                     TOTAL           $3,690,503        $17,351



CUT-OFF DATE LOAN/SF:                $119.07

CUT-OFF DATE LTV:                    76.2%

MATURITY/ARD LTV:                    66.7%

UW DSCR:                             1.32x

--------------------------------------------------------------------------------
(1) $3,500,000 holdback for tenants not yet in occupancy, $113,426 interest reserve.


--------------------------------------------------------------------------------
                                     PROPERTY INFORMATION
--------------------------------------------------------------------------------

SINGLE ASSET / PORTFOLIO:          Single Asset

TITLE:                             Fee

PROPERTY TYPE:                     Anchored Retail

SQUARE FEET:                       155,371

LOCATION:                          Surprise, Arizona

YEAR BUILT:                        2001

COLLATERAL:
The subject property is a Class A Anchored Retail center located in Surprise, Arizona completed in 2001. The subject property is anchored by Wal-Mart Supercenter, Home Depot, PetsMart, OfficeMax, Michael's and Linens and Things. Wal-Mart Supercenter and Home Depot are not part of the collateral. The subject property is located in the Sun City submarket of Phoenix.


MAJOR TENANTS:                                                  RENT     LEASE
TENANTS                                   SF         % SF       PSF     EXP. YR
-------                                   --         ----       ---     -------
Linens N' Things                         28,000      18.0%    $12.00      2013
Michael's Stores, Inc.                   23,883      15.4%    $10.00      2011
Office Max, Inc.(BB/Ba2)                 23,487      15.1%    $13.00      2017


OCCUPANCY:                         94.3% (as of 7/12/02)

HISTORICAL NOI:
                           2002:   $1,540,623 (TTM as of 6/30/02)



UW NOI:                            $2,072,413

UW NET CASH FLOW:                  $1,972,029

APPRAISED VALUE:                   $24,270,000

APPRAISAL DATE:                    4/25/02

ADDITIONAL DEBT:                   NAP

LOAN PURPOSE:                      Refinance

--------------------------------------------------------------------------------

                                    15 of 16

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE

                                  ELMWOOD TOWER

--------------------------------------------------------------------------------
                                     LOAN INFORMATION
--------------------------------------------------------------------------------

                                       ORIGINAL                   CUT-OFF
                                       --------                   -------
PRINCIPAL BALANCE:                   $18,500,000                $18,467,594

% OF POOL BY IPB:                    1.8%

SELLER:                              CIBC

ORIGINATION DATE:                    7/02/02

INTEREST RATE:                       7.6400%

INTEREST ONLY PERIOD:                NAP

SPONSOR:
Mr. Lee M. Elman. Mr. Elman is the owner of Elman Investors, Inc. Elman Investors has amassed a $290 million portfolio of 27 office buildings.


MATURITY DATE:                       8/01/12

REMAINING AMORTIZATION:              357

CALL PROTECTION:                     LO(24),Def(89),O(4)

CROSS-COLLATERALIZATION:             NAP

LOCK BOX:                            Springing

ESCROWS / RESERVES:                                    Upfront         Monthly
                                                       -------         -------
                                     Taxes            $163,633         $16,363
                                     Insurance          46,596           3,328
                                     TI/LC                   0               0
                                     CapEx               2,472           2,472
                                     Other              168(1)           42(1)
                                                        ---              --
                                     TOTAL           $212,869%         $22,205



CUT-OFF DATE LOAN/SF:                $93.40

CUT-OFF DATE LTV:                    73.9%

MATURITY LTV:                        65.6%

UW DSCR:                             1.26x

--------------------------------------------------------------------------------
(1)  Flood Insurance Reserve


--------------------------------------------------------------------------------
                                   PROPERTY INFORMATION
--------------------------------------------------------------------------------


SINGLE ASSET / PORTFOLIO:            Single Asset

TITLE:                               Fee

PROPERTY TYPE:                       Suburban Office

SQUARE FEET:                         197,723

LOCATION:                            Harahan, Louisiana

YEAR BUILT:                          1982

COLLATERAL:
The subject property is a Class B office building located in Harahan, Louisiana. Harahan is a submarket of New Orleans, Louisiana. 90% of the subject property is occupied by the General Administration for Mineral Management Services ("MMS"), who has been a tenant since 1985. MMS is a federal agency that has a AAA rating from all ratings agencies. MMS, a bureau in the U.S. Department of the Interior, is the federal agency that manages the nation's natural gas, oil and other mineral resources on the outer continental shelf.


MAJOR TENANTS:                                                  RENT     LEASE
TENANTS                                      SF       % SF       PSF    EXP. YR
-------                                      --       ----       ---    --------
GSA(AAA/Aaa)                               177,399    89.7%    $18.75     2011
Corinthian Colleges, Inc.                   19,939    10.1%    $15.00     2008



OCCUPANCY:                          100.0% (as of 7/01/02)

HISTORICAL NOI:
                           2000:    $1,540,847

                           2001:    $1,673,096
                           2002:    $1,972,989 (TTM 4/30/02)




UW NOI:                             $2,230,529

UW NET CASH FLOW:                   $1,983,739

APPRAISED VALUE:                    $25,000,000

APPRAISAL DATE:                     5/14/02

ADDITIONAL DEBT:                    NAP

LOAN PURPOSE:                       Acquisition

--------------------------------------------------------------------------------


                                    16 of 16

                                                                         ANNEX D
                                                                         -------
[WELLS FARGO LOGO OMITTED]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2002-CIBC5

------------------------------------------
For Additional Information, please contact
       CTSLink Customer Service
            (301) 815-6600
 Reports Available on the World Wide Web
         @ www.ctslink.com/cmbs
------------------------------------------

PAYMENT DATE:   11/12/2002
RECORD DATE:    10/31/2002

--------------------------------------------------------------------------------

                                 TRUSTEE REPORT

                                TABLE OF CONTENTS
  ============================================================================
     STATEMENT SECTIONS                                               PAGE(S)
     ------------------                                               -------

     Certificate Distribution Detail                                     2
     Certificate Factor Detail                                           3
     Reconciliation Detail                                               4
     Other Required Information                                          5
     Ratings Detail                                                      6
     Current Mortgage Loan and Property Stratification Tables          7 - 9
     Mortgage Loan Detail                                               10
     Principal Prepayment Detail                                        11
     Historical Detail                                                  12
     Delinquency Loan Detail                                            13
     Specially Serviced Loan Detail                                   14- 15
     Modified Loan Detail                                               16
     Liquidated Loan Detail                                             17

  ============================================================================

                                  UNDERWRITER

     J.P. Morgan Chase Commercial Mortgage Securities Corp.
     270 Park Avenue
     6th Floor
     New York, NY 10017

     Contact:       Brian Baker
     Phone Number:  (212) 834-3813
================================================================================

                                 MASTER SERVICER
================================================================================

     Wachovia Bank, National Association
     Charlotte Plaza, Floor 23 NC-1075
     201 South College Street
     Charlotte, NC 28288

     Contact:       Timothy S. Ryan
     Phone Number:  (704) 593-7878

================================================================================

                                SPECIAL SERVICER
================================================================================

     ARCap Special Servicing, Inc.
     5605 N. MacArthur Blvd.
     Irving, TX 75038

     Contact:       Chris Crouch
     Phone Number:  (972) 580-1688 Ext 30

================================================================================

This report has been compiled from information provided to Wells Fargo Bank MN, N.A. by various third parties, which may include the Master Servicer, Special Servicer and others. Wells Fargo Bank MN, N.A. has not independently confirmed the accuracy of information received from these third parties and assumes no duty to do so. Wells Fargo Bank MN, N.A. expressly disclaims any responsibility for the accuracy or completeness of information furnished by third parties.

--------------------------------------------------------------------------------
Copyright 1997, Wells Fargo Bank Minnesota, N.A.                    Page 1 of 17

[WELLS FARGO LOGO OMITTED]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2002-CIBC5

------------------------------------------
For Additional Information, please contact
       CTSLink Customer Service
            (301) 815-6600
 Reports Available on the World Wide Web
         @ www.ctslink.com/cmbs
------------------------------------------

PAYMENT DATE:   11/12/2002
RECORD DATE:    10/31/2002

--------------------------------------------------------------------------------

                         CERTIFICATE DISTRIBUTION DETAIL


====================================================================================================================================
                                                                                       Realized
                                                                                         Loss/
                  Pass-                                                                Additional                        Current
                Through  Original  Beginning   Principal      Interest    Prepayment  Trust Fund    Total      Ending  Subordination
 Class    CUSIP  Rate     Balance    Balance   Distribution  Distribution  Penalties   Expenses  Distribution  Balance    Level
------------------------------------------------------------------------------------------------------------------------------------
   A-1           0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00%
   A-2           0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00%
   A-3           0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00%
    B            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00%
    C            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00%
    D            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00%
    E            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00%
    F            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00%
    G            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00%
    H            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00%
    J            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00%
    K            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00%
    L            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00%
    M            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00%
    NR           0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00%
    R            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00%
------------------------------------------------------------------------------------------------------------------------------------
 Totals                      0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
====================================================================================================================================


=======================================================================================================
                                Original  Beginning                                            Ending
                  Pass-Through  Notional   Notional    Interest     Prepayment      Total     Notional
  Class    CUSIP       Rate      Amount     Amount   Distribution    Penalties  Distribution   Amount
-------------------------------------------------------------------------------------------------------
  X-1               0.000000       0.00      0.00        0.00         0.00          0.00        0.00
  X-2               0.000000       0.00      0.00        0.00         0.00          0.00        0.00
=======================================================================================================


(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending certificate balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).


--------------------------------------------------------------------------------
Copyright 1997, Wells Fargo Bank Minnesota, N.A.                    Page 2 of 17

[WELLS FARGO LOGO OMITTED]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2002-CIBC5

------------------------------------------
For Additional Information, please contact
       CTSLink Customer Service
            (301) 815-6600
 Reports Available on the World Wide Web
         @ www.ctslink.com/cmbs
------------------------------------------

PAYMENT DATE:   11/12/2002
RECORD DATE:    10/31/2002

--------------------------------------------------------------------------------

                            CERTIFICATE FACTOR DETAIL

=========================================================================================================
                                                                              Realized Loss/
                        Beginning    Principal      Interest    Prepayment   Additional Trust   Ending
  Class       CUSIP      Balance    Distribution  Distribution    Penalties   Fund Expenses     Balance
---------------------------------------------------------------------------------------------------------
   A-1                  0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
   A-2                  0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
   A-3                  0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    B                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    C                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    D                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    E                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    F                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    G                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    H                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    J                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    K                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    L                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    M                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    NR                  0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    R                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
=========================================================================================================

=========================================================================
                        Beginning                                Ending
                         Notional     Interest    Prepayment    Notional
  Class      CUSIP        Amount    Distribution   Penalties     Amount
-------------------------------------------------------------------------
  X-1                 0.00000000   0.00000000    0.00000000   0.00000000
  X-2                 0.00000000   0.00000000    0.00000000   0.00000000
=========================================================================

--------------------------------------------------------------------------------
Copyright 1997, Wells Fargo Bank Minnesota, N.A.                    Page 3 of 17

[WELLS FARGO LOGO OMITTED]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951


             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2002-CIBC5

------------------------------------------
For Additional Information, please contact
       CTSLink Customer Service
            (301) 815-6600
 Reports Available on the World Wide Web
         @ www.ctslink.com/cmbs
------------------------------------------

PAYMENT DATE:   11/12/2002
RECORD DATE:    10/31/2002

--------------------------------------------------------------------------------

                              RECONCILIATION DETAIL

          ADVANCE SUMMARY

P&I Advances Outstanding                               0.00

Servicing Advances Outstanding                         0.00


Reimbursement for Interest on P&I                      0.00
Advances paid from general collections

Reimbursement for Interest on Servicing                0.00
Advance paid from general collections


          MASTER SERVICING FEE BREAKDOWNS

Current Period Accrued Master Servicing Fees                     0.00

Less Delinquent Master Servicing Fees                            0.00

Less Reductions to Master Servicing Fees                         0.00

Plus Master Servicing Fees for Delinquent Payments Received      0.00

Plus Adjustments for Prior Master Servicing Calculation          0.00

Total Master Servicing Fees Collected                            0.00


CERTIFICATE INTEREST RECONCILIATION

==============================================================================================================
            Interest     Net Aggregate        Previously      Optimal Interest                   Remaining
             Accrual       Prepayment       Unpaid Interest     Distribution        Interest  Interest Shortfall
Class         Amount     Interest Shortfall  Shortfall Amount        Amount        Distribution     Amount
--------------------------------------------------------------------------------------------------------------
 A-1           0.00             0.00               0.00                0.00             0.00         0.00
 A-2           0.00             0.00               0.00                0.00             0.00         0.00
 A-3           0.00             0.00               0.00                0.00             0.00         0.00
 X-1           0.00             0.00               0.00                0.00             0.00         0.00
 X-2           0.00             0.00               0.00                0.00             0.00         0.00
  B            0.00             0.00               0.00                0.00             0.00         0.00
  C            0.00             0.00               0.00                0.00             0.00         0.00
  D            0.00             0.00               0.00                0.00             0.00         0.00
  E            0.00             0.00               0.00                0.00             0.00         0.00
  F            0.00             0.00               0.00                0.00             0.00         0.00
  G            0.00             0.00               0.00                0.00             0.00         0.00
  H            0.00             0.00               0.00                0.00             0.00         0.00
  J            0.00             0.00               0.00                0.00             0.00         0.00
  K            0.00             0.00               0.00                0.00             0.00         0.00
  L            0.00             0.00               0.00                0.00             0.00         0.00
  M            0.00             0.00               0.00                0.00             0.00         0.00
--------------------------------------------------------------------------------------------------------------
Total          0.00             0.00               0.00                0.00             0.00         0.00
==============================================================================================================


--------------------------------------------------------------------------------
Copyright 1997, Wells Fargo Bank Minnesota, N.A.                    Page 4 of 17

[WELLS FARGO LOGO OMITTED]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2002-CIBC5

------------------------------------------
For Additional Information, please contact
       CTSLink Customer Service
            (301) 815-6600
 Reports Available on the World Wide Web
         @ www.ctslink.com/cmbs
------------------------------------------

PAYMENT DATE:   11/12/2002
RECORD DATE:    10/31/2002

--------------------------------------------------------------------------------

                           OTHER REQUIRED INFORMATION

Available Distribution Amount (1)                 0.00


Net Prepayment Interest Shortfall Amount          0.00


Aggregate Number of Outstanding Loans                0

Aggregate Unpaid Principal Balance of Loans       0.00

Aggregate Stated Principal Balance of Loans       0.00

Percent of Total Balance                          0.00%


Aggregate Amount of Master Servicing Fee          0.00

Aggregate Amount of Special Servicing Fee         0.00

Aggregate Amount of Liquidation Fees              0.00

Aggregate Amount of Trustee Fee                   0.00


Specially Serviced Loans not Delinquent              0

     Number of Outstanding Loans                  0.00

     Aggregate Unpaid Principal Balance           0.00


Interest Reserve

     Deposit                                      0.00

     Withdrawal                                   0.00

Original Subordination Level

     Class A-1       0.00%      Class F     0.00%

     Class A-2       0.00%      Class G     0.00%

     Class A-3       0.00%      Class H     0.00%

     Class B         0.00%      Class J     0.00%

     Class C         0.00%      Class K     0.00%

     Class D         0.00%      Class L     0.00%

     CLass E         0.00%      Class M     0.00%






Appraisal Reduction Amount

 ========================================================
               Appraisal    Cumulative     Date Appraisal
  Loan         Reduction       ASER          Reduction
 Number        Effected       Amount          Effected
 --------------------------------------------------------








 --------------------------------------------------------
 Total
 ========================================================

(1) The Available Distribution Amount includes any Prepayment Premiums.


--------------------------------------------------------------------------------
Copyright 1997, Wells Fargo Bank Minnesota, N.A.                    Page 5 of 17

[WELLS FARGO LOGO OMITTED]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951


             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2002-CIBC5

------------------------------------------
For Additional Information, please contact
       CTSLink Customer Service
            (301) 815-6600
 Reports Available on the World Wide Web
         @ www.ctslink.com/cmbs
------------------------------------------

PAYMENT DATE:   11/12/2002
RECORD DATE:    10/31/2002

--------------------------------------------------------------------------------

                                 RATINGS DETAIL

====================================================================================
                            Original Ratings              Current Ratings (1)
Class        CUSIP     --------------------------    -------------------------------
                          Fitch   Moody's   S&P          Fitch   Moody's   S&P
------------------------------------------------------------------------------------
 A-1
 A-2
 A-3
 X-1
 X-2
  B
  C
  D
  E
  F
  G
  H
  J
  K
  L
  M
====================================================================================

NR  - Designates that the class was not rated by the above agency at the time of original issuance.
X   - Designates that the above rating agency did not rate any classes in this transaction at the time of original issuance.
N/A - Data not available this period.


1) For any class not rated at the time of original issuance by any particular rating agency, no request has been made subsequent to issuance to obtain rating information, if any, from such rating agency. The current ratings were obtained directly from the applicable rating agency within 30 days of the payment date listed above. The ratings may have changed since they were obtained. Because the ratings may have changed, you may want to obtain current ratings directly from the rating agencies.

Fitch, Inc.                            Moody's Investors Service           Standard & Poor's Rating Services
One State Street Plaza                 99 Church Street                    55 Water Street
New York, New York 10004               New York, New York 10007            New York, New York 10041
(212) 908-0500                         (212) 553-0300                      (212) 438-2430


--------------------------------------------------------------------------------
Copyright 1997, Wells Fargo Bank Minnesota, N.A.                    Page 6 of 17

[WELLS FARGO LOGO OMITTED]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951


             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2002-CIBC5

------------------------------------------
For Additional Information, please contact
       CTSLink Customer Service
            (301) 815-6600
 Reports Available on the World Wide Web
         @ www.ctslink.com/cmbs
------------------------------------------

PAYMENT DATE:   11/12/2002
RECORD DATE:    10/31/2002

--------------------------------------------------------------------------------

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES


                                SCHEDULED BALANCE
================================================================================
                                          % of
   Scheduled     # of      Scheduled      Agg.      WAM              Weighted
    Balance      Loans      Balance       Bal.      (2)     WAC     Avg DSCR (1)
--------------------------------------------------------------------------------




















--------------------------------------------------------------------------------
   Totals
================================================================================


                                   STATE (3)
================================================================================
                                          % of
                 # of      Scheduled      Agg.      WAM              Weighted
      State      Props      Balance       Bal.      (2)     WAC     Avg DSCR (1)
--------------------------------------------------------------------------------




















--------------------------------------------------------------------------------
   Totals
================================================================================


See footnotes on last page of this section.

--------------------------------------------------------------------------------
Copyright 1997, Wells Fargo Bank Minnesota, N.A.                    Page 7 of 17

[WELLS FARGO LOGO OMITTED]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951


             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2002-CIBC5

------------------------------------------
For Additional Information, please contact
         CTSLink Customer Service
              (301) 815-6600
  Reports Available on the World Wide Web
          @ www.ctslink.com/cmbs
------------------------------------------

PAYMENT DATE:   11/12/2002
RECORD DATE:    10/31/2002

--------------------------------------------------------------------------------

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES


                          DEBT SERVICE COVERAGE RATIO(1)
================================================================================
                                         % of
 Debt Service       # of    Scheduled    Agg.     WAM                 Weighted
Coverage Ratio      Loans     Balance    Bal.     (2)      WAC       Avg DSCR(1)
--------------------------------------------------------------------------------







--------------------------------------------------------------------------------
    Totals
================================================================================



                                    NOTE RATE
================================================================================
                                         % of
     Note           # of    Scheduled    Agg.     WAM                 Weighted
     Rate           Loans     Balance    Bal.     (2)      WAC       Avg DSCR(1)
--------------------------------------------------------------------------------








--------------------------------------------------------------------------------
    Totals
================================================================================



                                PROPERTY TYPE (3)
================================================================================
                                         % of
                    # of    Scheduled    Agg.     WAM                 Weighted
Property Type       Props    Balance     Bal.     (2)      WAC       Avg DSCR(1)
--------------------------------------------------------------------------------








--------------------------------------------------------------------------------
    Totals
================================================================================







                                   SEASONING
================================================================================
                                         % of
                    # of    Scheduled    Agg.     WAM                 Weighted
  Seasoning         Loans     Balance    Bal.     (2)      WAC       Avg DSCR(1)
--------------------------------------------------------------------------------








--------------------------------------------------------------------------------
    Totals
================================================================================

See footnotes on last page of this section.


--------------------------------------------------------------------------------
Copyright 1997, Wells Fargo Bank Minnesota, N.A.                    Page 8 of 17

[WELLS FARGO LOGO OMITTED]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951


             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2002-CIBC5

------------------------------------------
For Additional Information, please contact
         CTSLink Customer Service
              (301) 815-6600
  Reports Available on the World Wide Web
          @ www.ctslink.com/cmbs
------------------------------------------

PAYMENT DATE:   11/12/2002
RECORD DATE:    10/31/2002

--------------------------------------------------------------------------------

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

               ANTICIPATED REMAINING TERM (ARD AND BALLOON LOANS)
================================================================================
                                           % of
Anticipated Remaining   # of    Scheduled   Agg.     WAM              Weighted
    Term (2)           Loans     Balance    Bal.     (2)      WAC    Avg DSCR(1)
--------------------------------------------------------------------------------







--------------------------------------------------------------------------------
    Totals
================================================================================


               REMAINING AMORTIZATION TERM (ARD AND BALLOON LOANS)
================================================================================
                                           % of
Remaining Amortization  # of    Scheduled   Agg.     WAM              Weighted
     Term              Loans     Balance    Bal.     (2)      WAC    Avg DSCR(1)
--------------------------------------------------------------------------------







--------------------------------------------------------------------------------
    Totals
================================================================================


                                  GROSS MARGINS
================================================================================
                                           % of
         Gross         # of   Scheduled   Agg.     WAM               Weighted
       Margins         Loans    Balance    Bal.     (2)    WAC       Avg DSCR(1)
--------------------------------------------------------------------------------







--------------------------------------------------------------------------------
    Totals
================================================================================






                             AGE OF MOST RECENT NOI
================================================================================
                                        % of
  Age of Most       # of    Scheduled    Agg.     WAM                 Weighted
  Recent NOI       Loans     Balance     Bal.     (2)      WAC       Avg DSCR(1)
--------------------------------------------------------------------------------







--------------------------------------------------------------------------------
    Totals
================================================================================

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Master Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used.
The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date balance of each property as disclosed in the offering document.

Note: (i) "Scheduled Balance" has the meaning assigned thereto in the CMSA Standard Information Package.


--------------------------------------------------------------------------------
Copyright 1997, Wells Fargo Bank Minnesota, N.A.                    Page 9 of 17

[WELLS FARGO LOGO OMITTED]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951


             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2002-CIBC5

------------------------------------------
For Additional Information, please contact
         CTSLink Customer Service
              (301) 815-6600
  Reports Available on the World Wide Web
          @ www.ctslink.com/cmbs
------------------------------------------

PAYMENT DATE:   11/12/2002
RECORD DATE:    10/31/2002

--------------------------------------------------------------------------------

                              MORTGAGE LOAN DETAIL

========================================================================================================
                                                                                  Anticipated
 Loan              Property                      Interest    Principal   Gross     Repayment   Maturity
Number    ODCR     Type (1)    City     State     Payment     Payment    Coupon       Date       Date
--------------------------------------------------------------------------------------------------------












--------------------------------------------------------------------------------------------------------
Totals
========================================================================================================

===================================================================================================
          Neg.      Beginning     Ending       Paid     Appraisal    Appraisal     Res.       Mod.
Loan     Amort      Scheduled    Scheduled     Thru     Reduction    Reduction    Strat.      Code
Number   (Y/N)       Balance      Balance      Date        Date        Amount      (2)         (3)
---------------------------------------------------------------------------------------------------












---------------------------------------------------------------------------------------------------
Totals
===================================================================================================


                   (1) Property Type Code
                   ----------------------

MF  -  Multi-Family                     OF  -  Office
RT  -  Retail                           MU  -  Mixed Use
HC  -  Health Care                      LO  -  Lodging
IN  -  Industrial                       SS  -  Self Storage
WH  -  Warehouse                        OT  -  Other
MH  -  Mobile Home Park


                          (2) Resolution Strategy Code
                          ----------------------------

1 - Modification         6 - DPO                    10 - Deed in Lieu Of
2 - Foreclosure          7 - REO                         Foreclosure
3 - Bankruptcy           8 - Resolved               11 - Full Payoff
4 - Extension            9 - Pending Return         12 - Reps and Warranties
5 - Note Sale                to Master Servicer     13 - Other or TBD


                              (3) Modification Code
                              ---------------------

                            1 - Maturity Date Extension
                            2 - Amortization Change
                            3 - Principal Write-Off
                            4 - Combination


--------------------------------------------------------------------------------
Copyright 1997, Wells Fargo Bank Minnesota, N.A.                   Page 10 of 17

[WELLS FARGO LOGO OMITTED]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951


             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2002-CIBC5

------------------------------------------
For Additional Information, please contact
         CTSLink Customer Service
              (301) 815-6600
  Reports Available on the World Wide Web
          @ www.ctslink.com/cmbs
------------------------------------------

PAYMENT DATE:   11/12/2002
RECORD DATE:    10/31/2002

------------------------------------------------------------------------------

                          PRINCIPAL PREPAYMENT DETAIL

=======================================================================================================
                                                  Principal Prepayment Amount
                Offering Document    ------------------------------------------------------------------
Loan Number      Cross-Reference     Payoff Amount     Curtailment Amount          Prepayment Premiums
-------------------------------------------------------------------------------------------------------












-------------------------------------------------------------------------------------------------------
  Totals
=======================================================================================================

--------------------------------------------------------------------------------
Copyright 1997, Wells Fargo Bank Minnesota, N.A.                   Page 11 of 17

[WELLS FARGO LOGO OMITTED]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951


             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2002-CIBC5

------------------------------------------
For Additional Information, please contact
         CTSLink Customer Service
              (301) 815-6600
  Reports Available on the World Wide Web
          @ www.ctslink.com/cmbs
------------------------------------------

PAYMENT DATE:   11/12/2002
RECORD DATE:    10/31/2002

--------------------------------------------------------------------------------

                                HISTORICAL DETAIL



=============================================================================================================
                                                             Delinquencies
-------------------------------------------------------------------------------------------------------------
Distribution        30-59 Days       60-89 Days      90 Days or More       Foreclosure            REO
  Date              #   Balance      #   Balance       #   Balance         #   Balance         #   Balance
-------------------------------------------------------------------------------------------------------------













=============================================================================================================


=======================================================================================================
                                            Prepayments                      Rate and Maturities
                 ---------------    -------------------------------    --------------------------------
 Distribution     Modifications       Curtailments        Payoff          Next Weighted Avg.
    Date           #  Balance          #   Amount        #   Amount        Coupon      Remit      WAM
-------------------------------------------------------------------------------------------------------











=======================================================================================================


Note: Foreclosure and REO Totals are excluded from the delinquencies aging categories.

--------------------------------------------------------------------------------
Copyright 1997, Wells Fargo Bank Minnesota, N.A.                   Page 12 of 17

[WELLS FARGO LOGO OMITTED]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951


             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2002-CIBC5

------------------------------------------
For Additional Information, please contact
         CTSLink Customer Service
              (301) 815-6600
  Reports Available on the World Wide Web
          @ www.ctslink.com/cmbs
------------------------------------------

PAYMENT DATE:   11/12/2002
RECORD DATE:    10/31/2002

--------------------------------------------------------------------------------

                             DELINQUENCY LOAN DETAIL

==================================================================================================================================
                   Offering        # of                     Current     Outstanding   Status of    Resolution
                   Document       Months    Paid Through      P&I           P&I        Mortgage     Strategy       Servicing
Loan Number    Cross-Reference    Delinq.       Date        Advances     Advances**    Loan (1)     Code (2)     Transfer Date
----------------------------------------------------------------------------------------------------------------------------------












----------------------------------------------------------------------------------------------------------------------------------
  Totals
==================================================================================================================================

================================================================================
                                Actual       Outstanding
                Foreclosure    Principal      Servicing    Bankruptcy    REO
Loan Number        Date         Balance       Advances        Date       Date
--------------------------------------------------------------------------------










--------------------------------------------------------------------------------
  Totals
================================================================================

                          (1) Status of Mortgage Loan
                          ---------------------------

A  -  Payment Not Received                2  -  Two Months Delinquent
      But Still in Grace Period           3  -  Three or More Months Delinquent
B  -  Late Payment But Less                  -  Assumed Scheduled Payment
      Than 1 Month Delinquent                   (Performing Matured Balloon)
0  -  Current                             7  -  Foreclosure
1  -  One Month Delinquent                9  -  REO

                          (2) Resolution Strategy Code
                          ----------------------------

1 - Modification         6 - DPO                   10 - Deed in Lieu Of
2 - Foreclosure          7 - REO                        Foreclosure
3 - Bankruptcy           8 - Resolved              11 - Full Payoff
4 - Extension            9 - Pending Return        12 - Reps and Warranties
5 - Note Sale                to Master Servicer    13 - Other or TBD

**   Outstanding P&I Advances include the current period advance.


--------------------------------------------------------------------------------
Copyright 1997, Wells Fargo Bank Minnesota, N.A.                   Page 13 of 17

[WELLS FARGO LOGO OMITTED]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951


             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2002-CIBC5

------------------------------------------
For Additional Information, please contact
         CTSLink Customer Service
              (301) 815-6600
  Reports Available on the World Wide Web
          @ www.ctslink.com/cmbs
------------------------------------------

PAYMENT DATE:   11/12/2002
RECORD DATE:    10/31/2002

--------------------------------------------------------------------------------

                     SPECIALLY SERVICED LOAN DETAIL - PART 1

=============================================================================================================================
           Offering     Servicing  Resolution                                                        Net
 Loan      Document      Transfer   Strategy     Scheduled   Property           Interest  Actual   Operating
 Number  Cross-Reference    Date    Code (1)      Balance     Type (2)   State    Rate    Balance   Income
-----------------------------------------------------------------------------------------------------------------------------












=============================================================================================================================

========================================================================
                                                    Remaining
Loan     DSCR              Note      Maturity     Amortization
Number   Date     DSCR     Date       Date          Term
------------------------------------------------------------------------












========================================================================

                          (1) Resolution Strategy Code
                          ----------------------------

1 - Modification         6 - DPO                  10 - Deed in Lieu Of
2 - Foreclosure          7 - REO                       Foreclosure
3 - Bankruptcy           8 - Resolved             11 - Full Payoff
4 - Extension            9 - Pending Return       12 - Reps and Warranties
5 - Note Sale                to Master Servicer   13 - Other or TBD

              (2) Property Type Code
              ----------------------

MF - Multi-Family             OF - Office
RT - Retail                   MU - Mixed Use
HC - Health Care              LO - Lodging
IN - Industrial               SS - Self Storage
WH - Warehouse                OT - Other
MH - Mobile Home Park


--------------------------------------------------------------------------------
Copyright 1997, Wells Fargo Bank Minnesota, N.A.                   Page 14 of 17

[WELLS FARGO LOGO OMITTED]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951


             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2002-CIBC5

 ------------------------------------------
 For Additional Information, please contact
          CTSLink Customer Service
               (301) 815-6600
   Reports Available on the World Wide Web
           @ www.ctslink.com/cmbs
 ------------------------------------------

PAYMENT DATE:   11/12/2002
RECORD DATE:    10/31/2002

------------------------------------------------------------------------------

                     SPECIALLY SERVICED LOAN DETAIL - PART 2

====================================================================================================================================
             Offering        Resolution      Site
 Loan        Document        Strategy      Inspection                Appraisal  Appraisal      Other REO
 Number   Cross-Reference     Code (1)       Date     Phase 1 Date      Date      Value     Property Revenue          Comment
------------------------------------------------------------------------------------------------------------------------------------
















====================================================================================================================================


                          (1) Resolution Strategy Code
                          ----------------------------

1 - Modification         6 - DPO                    10 - Deed in Lieu Of
2 - Foreclosure          7 - REO                         Foreclosure
3 - Bankruptcy           8 - Resolved               11 - Full Payoff
4 - Extension            9 - Pending Return         12 - Reps and Warranties
5 - Note Sale                to Master Servicer     13 - Other or TBD



--------------------------------------------------------------------------------
Copyright 1997, Wells Fargo Bank Minnesota, N.A.                   Page 15 of 17

[WELLS FARGO LOGO OMITTED]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951


             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2002-CIBC5

------------------------------------------
For Additional Information, please contact
         CTSLink Customer Service
              (301) 815-6600
  Reports Available on the World Wide Web
          @ www.ctslink.com/cmbs
------------------------------------------

PAYMENT DATE:   11/12/2002
RECORD DATE:    10/31/2002

--------------------------------------------------------------------------------

                              MODIFIED LOAN DETAIL

====================================================================================================================================
                   Offering
 Loan              Document      Pre-Modification
Number         Cross-Reference        Balance           Modification Date                      Modification Description
------------------------------------------------------------------------------------------------------------------------------------














------------------------------------------------------------------------------------------------------------------------------------
Totals
====================================================================================================================================



--------------------------------------------------------------------------------
Copyright 1997, Wells Fargo Bank Minnesota, N.A.                   Page 16 of 17

[WELLS FARGO LOGO OMITTED]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951


             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2002-CIBC5

------------------------------------------
For Additional Information, please contact
         CTSLink Customer Service
              (301) 815-6600
  Reports Available on the World Wide Web
          @ www.ctslink.com/cmbs
------------------------------------------

PAYMENT DATE:   11/12/2002
RECORD DATE:    10/31/2002

--------------------------------------------------------------------------------

                             LIQUIDATED LOAN DETAIL

=================================================================================================
       Final Recovery     Offering                                               Gross Proceeds
 Loan  Determination      Document     Appraisal  Appraisal  Actual    Gross        as a % of
Number     Date       Cross-Reference     Date      Value    Balance  Proceeds   Actual Balance
-------------------------------------------------------------------------------------------------















-------------------------------------------------------------------------------------------------
  Current Total
-------------------------------------------------------------------------------------------------
Cumulative Total
=================================================================================================


===========================================================================
          Aggregate        Net        Net Proceeds              Repurchased
 Loan    Liquidation   Liquidation     as a % of      Realized   by Seller
Number    Expenses*     Proceeds    Actual Balance     Loss      (Y/N)
-----------------------------------------------------------------------------













--------------------------------------------------------------------------------
  Current Total
--------------------------------------------------------------------------------
Cumulative Total
================================================================================


* Aggregate liquidation expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).


--------------------------------------------------------------------------------
Copyright 1997, Wells Fargo Bank Minnesota, N.A.                   Page 17 of 17

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

PROSPECTUS

                       MORTGAGE PASS-THROUGH CERTIFICATES
                              (ISSUABLE IN SERIES)



[J.P. MORGAN LOGO OMITTED]


             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.
                                    DEPOSITOR

                               ------------------

     J.P. Morgan Chase Commercial Mortgage Securities Corp. will periodically offer certificates in one or more series. Each series of certificates will represent the entire beneficial ownership interest in a trust fund. Distributions on the certificates of any series will be made only from the assets of the related trust fund.

     The certificates of each series will not represent an obligation of the depositor, any servicer or any of their respective affiliates. Neither the certificates nor any assets in the related trust fund will be guaranteed or insured by any governmental agency or instrumentality or by any other person, unless otherwise provided in the prospectus supplement.

     The primary asset of the trust fund may include:

     o multifamily and commercial mortgage loans, including participations therein;

     o mortgage-backed securities evidencing interests in or secured by multifamily and commercial mortgage loans, including participations therein, and other mortgage-backed securities;

     o    direct obligations of the United States or other government agencies;
          or

     o    a combination of the assets described above.

INVESTING IN THE OFFERED CERTIFICATES INVOLVES RISKS. YOU SHOULD REVIEW THE INFORMATION APPEARING UNDER THE CAPTION "RISK FACTORS" BEGINNING ON PAGE 9 OF THIS PROSPECTUS AND IN THE RELATED PROSPECTUS SUPPLEMENT BEFORE PURCHASING ANY OFFERED CERTIFICATE.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                                 July 23, 2002

             IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS AND EACH ACCOMPANYING PROSPECTUS SUPPLEMENT


     Information about the offered certificates is contained in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to the offered certificates; and (b) the accompanying prospectus supplement for each series, which describes the specific terms of the offered certificates. If the terms of the offered certificates vary between this prospectus and the accompanying prospectus supplement, you should rely on the information in the prospectus supplement.

     You should rely only on the information contained in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the related prospectus supplement. The information in this prospectus is accurate only as of the date of this prospectus.

     Certain capitalized terms are defined and used in this prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus are defined on the pages indicated under the caption "Index of Principal Definitions" beginning on page 109 in this prospectus.

     In this prospectus, the terms "Depositor," "we," "us" and "our" refer to J.P. Morgan Chase Commercial Mortgage Securities Corp.

     If you require additional information, the mailing address of our principal executive offices is J.P. Morgan Chase Commercial Mortgage Securities Corp., 270 Park Avenue, New York, New York 10017, and telephone number is (212) 834-9280.

                                TABLE OF CONTENTS


IMPORTANT NOTICE ABOUT INFORMATION
   PRESENTED IN THIS PROSPECTUS AND
   EACH ACCOMPANYING PROSPECTUS
   SUPPLEMENT ......................................   ii
SUMMARY OF PROSPECTUS ..............................    1
RISK FACTORS .......................................    9
   Your Ability to Resell Certificates may be
      Limited Because of Their Characteristics          9
   The Assets of the Trust Fund may not be
      Sufficient to Pay Your Certificates ..........   10
   Prepayments of the Mortgage Assets will
      Affect the Timing of Your Cash Flow
      and May Affect Your Yield ....................   10
   Ratings Do Not Guarantee Payment and
      Do Not Address Prepayment Risks ..............   11
   Commercial and Multifamily Mortgage
      Loans Have Risks that May Affect
      Payments on Your Certificates ................   12
   Borrowers May Be Unable to Make
      Balloon Payments .............................   14
   Credit Support May Not Cover Losses .............   15
   Assignment of Leases and Rents May Be
      Limited By State Law .........................   15
   Failure to Comply with Environmental
      Law May Result in Additional Losses ..........   15
   Hazard Insurance May Be Insufficient to
      Cover all Losses on Mortgaged
      Properties ...................................   16
   Poor Property Management
      May Adversely Affect the Performance
      of the Related Mortgaged Property ............   16
   One Action Jurisdiction May Limit the
      Ability of the Servicer to Foreclose on a
      Mortgaged Property ...........................   17
   Rights Against Tenants may be Limited if
      Leases are not Subordinate to
      Mortgage or do not Contain
      Attornment Provisions ........................   17
   If Mortgaged Properties are not in
      Compliance with Current Zoning Laws
      Restoration Following a Casualty Loss
      may be Limited ...............................   17
   Inspections of the Mortgaged Properties
      will be Limited ..............................   17
   Compliance with Americans with
      Disabilities Act may result in Additional
      Losses .......................................   18
   Litigation Concerns .............................   18
   Property Insurance ..............................   18
   Some Certificates May Not be
      Appropriate for ERISA Plans ..................   18
   Certain Federal Tax Considerations
      Regarding Residual Certificates ..............   18
   Certain Federal Tax Considerations
      Regarding Original Issue Discount ............   19
   Bankruptcy Proceedings Could Adversely
      Affect Payments on Your Certificates .........   19
   Book-Entry System for Certain Classes
      May Decrease Liquidity and Delay
      Payment ......................................   20
   Delinquent and Non-Performing
      Mortgage Loans Could Adversely
      Affect Payments on Your Certificates .........   20
DESCRIPTION OF THE TRUST FUNDS .....................   21
   General .........................................   21
   Mortgage Loans ..................................   21
   MBS .............................................   25
   Certificate Accounts ............................   26
   Credit Support ..................................   26
   Cash Flow Agreements ............................   26
YIELD AND MATURITY CONSIDERATIONS ..................   27
   General .........................................   27
   Pass-Through Rate ...............................   27
   Payment Delays ..................................   27
   Certain Shortfalls in Collections of
      Interest .....................................   27
   Yield and Prepayment Considerations .............   28
   Weighted Average Life and Maturity ..............   30
   Controlled Amortization Classes and
      Companion Classes ............................   30
   Other Factors Affecting Yield, Weighted
      Average Life and Maturity ....................   31
THE DEPOSITOR ......................................   34
USE OF PROCEEDS ....................................   34
DESCRIPTION OF THE CERTIFICATES ....................   35
   General .........................................   35
   Distributions ...................................   35
   Distributions of Interest on the
      Certificates .................................   36





   Distributions of Principal on the
      Certificates .................................   37
   Distributions on the Certificates in
      Respect of Prepayment Premiums or in
      Respect of Equity Participations .............   38
   Allocation of Losses and Shortfalls .............   38
   Advances in Respect of Delinquencies ............   38

   Reports to Certificateholders ....................    39
   Voting Rights ....................................    40
   Termination ......................................    41
   Book-Entry Registration and Definitive
      Certificates ..................................    41
DESCRIPTION OF THE POOLING
 AGREEMENTS .........................................    43
   General ..........................................    43
   Assignment of Mortgage Loans;
      Repurchases ...................................    43
   Representations and Warranties;
      Repurchases ...................................    44
   Collection and Other Servicing
      Procedures ....................................    45
   Sub-Servicers ....................................    46
   Special Servicers ................................    46
   Certificate Account ..............................    46
   Modifications, Waivers and Amendments
      of Mortgage Loans .............................    49
   Realization Upon Defaulted Mortgage
      Loans .........................................    50
   Hazard Insurance Policies ........................    50
   Due-on-Sale and Due-on-Encumbrance
      Provisions ....................................    51
   Servicing Compensation and Payment of
      Expenses ......................................    51
   Evidence as to Compliance ........................    52
   Certain Matters Regarding the Master
      Servicer and the Depositor ....................    52
   Events of Default ................................    52
   Amendment ........................................    53
   List of Certificateholders .......................    53
   The Trustee ......................................    54
   Duties of the Trustee ............................    54
   Certain Matters Regarding the Trustee ............    54
   Resignation and Removal of the Trustee ...........    54
DESCRIPTION OF CREDIT SUPPORT .......................    56
   General ..........................................    56
   Subordinate Certificates .........................    56
   Cross-Support Provisions .........................    57
   Insurance or Guarantees with Respect to
      Mortgage Loans ................................    57
   Letter of Credit .................................    57
   Certificate Insurance and Surety Bonds ...........    57
   Reserve Funds ....................................    57
   Credit Support with Respect to MBS ...............    58
CERTAIN LEGAL ASPECTS OF MORTGAGE
 LOANS ..............................................    58
   General ..........................................    58
   Types of Mortgage Instruments ....................    59
   Leases and Rents .................................    59
   Personalty .......................................    59
   Foreclosure ......................................    59
   Bankruptcy Laws ..................................    63
   Environmental Risks ..............................    66
   Due-on-Sale and Due-on-Encumbrance ...............    67
   Subordinate Financing ............................    68
   Default Interest and Limitations on
      Prepayments ...................................    68
   Applicability of Usury Laws ......................    68
   Soldiers' and Sailors' Civil Relief Act of
      1940 ..........................................    69
   Type of Mortgaged Property .......................    69
   Americans with Disabilities Act ..................    70
   Forfeiture For Drug, RICO and Money
      Laundering Violations .........................    70
CERTAIN FEDERAL INCOME TAX
   CONSEQUENCES .....................................    71
   Federal Income Tax Consequences for
      REMIC Certificates ............................    71
      General .......................................    71
      Status of REMIC Certificates ..................    71
      Qualification as a REMIC ......................    72
      Taxation of Regular Certificates ..............    74
      Taxation of Residual Certificates .............    82
      Taxes That May Be Imposed on the
         REMIC Pool .................................    90
      Liquidation of the REMIC Pool .................    91
      Administrative Matters ........................    91
      Limitations on Deduction of Certain
         Expenses ...................................    91
      Taxation of Certain Foreign Investors .........    92
      Backup Withholding ............................    93
      Reporting Requirements ........................    93
   Federal Income Tax Consequences for
      Certificates as to Which No REMIC
      Election Is Made ..............................    95
      Standard Certificates .........................    95
      Stripped Certificates .........................    98
      Reporting Requirements and Backup
         Withholding ................................   101





      Taxation of Certain Foreign Investors .........   101
   STATE AND OTHER TAX CONSIDERATIONS                   102
   CERTAIN ERISA CONSIDERATIONS .....................   102
      General .......................................   102
      Plan Asset Regulations ........................   103
      Administrative Exemptions .....................   103

      Insurance Company General Accounts .........   103
      Unrelated Business Taxable Income;
         Residual Certificates ...................   104
   LEGAL INVESTMENT ..............................   104
   METHOD OF DISTRIBUTION ........................   106
   INCORPORATION OF CERTAIN
      INFORMATION BY REFERENCE ...................   107
   LEGAL MATTERS .................................   108
   FINANCIAL INFORMATION .........................   108
   RATING ........................................   108
   INDEX OF PRINCIPAL DEFINITIONS ................   109

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                             SUMMARY OF PROSPECTUS

     This summary highlights selected information from this document and does not contain all of the information that you need to consider in making an investment decision. Please read this entire prospectus and the accompanying prospectus supplement as well as the terms and provisions of the related pooling and servicing agreement carefully to understand all of the terms of a series of certificates. An Index of Principal Definitions is included at the end of this prospectus.


Title of Certificates.......   Mortgage pass-through certificates, issuable in
                               series.


Depositor...................   J.P. Morgan Chase Commercial Mortgage
                               Securities Corp., a wholly owned subsidiary of JPMorgan Chase Bank, a New York banking corporation, which is a wholly owned subsidiary of J.P. Morgan Chase & Co., a Delaware corporation.


Master Servicer.............   The master servicer, if any, for a series of
                               certificates will be named in the related prospectus supplement. The master servicer for any series of certificates may be an affiliate of the depositor or a special servicer.


Special Servicer............   One or more special servicers, if any, for a
                               series of certificates will be named, or the circumstances under which a special servicer will be appointed will be described, in the related prospectus supplement. A special servicer for any series of certificates may be an affiliate of the depositor or the master servicer.


Trustee.....................   The trustee for each series of certificates
                               will be named in the related prospectus
                               supplement.


The Trust Assets............   Each series of certificates will represent in
                               the aggregate the entire beneficial ownership interest in a trust fund consisting primarily of:


A. Mortgage Assets..........   The mortgage assets with respect to each series
                               of certificates will, in general, consist of a pool of loans secured by liens on, or security interests in:

                               o residential properties consisting of five or more rental or cooperatively-owned dwelling units or shares allocable to a number of those units and the related leases; or

                               o office buildings, shopping centers, retail stores and establishments, hotels or motels, nursing homes, hospitals or other health-care related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial plants, parking lots, mixed use or various other types of income-producing properties described in this prospectus or unimproved land.

                               If so specified in the related prospectus supplement, a trust fund may include mortgage loans secured by liens on real estate projects under construction. No one will guarantee the mortgage loans, unless otherwise provided in the related prospectus supplement. If so specified in the related prospectus supplement, some mortgage loans may be delinquent. In no event will delinquent mortgage loans comprise 20 percent or more of the trust fund at the time the mortgage loans are transferred to the trust fund.

                               As described in the related prospectus
                               supplement, a mortgage loan:

                               o may provide for no accrual of interest or for accrual of interest at a mortgage interest rate that is fixed over its term or that adjusts from time to time, or that the borrower may elect to convert from an adjustable to a fixed mortgage interest rate, or from a fixed to an adjustable mortgage interest rate;

                               o may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the mortgage interest rate or to reflect the occurrence of certain events, and may permit negative amortization;


                               o   may be fully amortizing or partially
                                   amortizing or non-amortizing, with a balloon payment due on its stated maturity date;

                               o may prohibit prepayments over its term or for a certain period and/or require payment of a premium or a yield maintenance penalty in connection with certain prepayments; and

                               o   may provide for payments of principal,
                                   interest or both, on due dates that occur monthly, quarterly, semi-annually or at another interval specified in the related prospectus supplement.

                               Some or all of the mortgage loans in any trust fund may have been originated by an affiliate of the depositor. See "Description of the Trust Funds--Mortgage Loans" in this prospectus.

                               If specified in the related prospectus
                               supplement, the mortgage assets with respect to a series of certificates may also include, or consist of,

                               o private mortgage participations, mortgage pass-through certificates or other mortgage-backed securities, or

                               o Certificates insured or guaranteed by any of the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association, the Governmental National Mortgage Association or the Federal Agricultural Mortgage Corporation.

                               Each of the above mortgage assets will evidence an interest in, or will be secured by a pledge of, one or more mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus. See "Description of the Trust Funds--MBS" in this prospectus.


B. Certificate Account......   Each trust fund will include one or more
                               certificate accounts established and maintained on behalf of the certificateholders. The person or persons designated in the related prospectus supplement will be required to, to the extent described in this prospectus and in that prospectus supplement, deposit all payments and other collections received or advanced with respect to the mortgage assets and other assets in the trust fund into the certificate accounts.
                               A certificate account may be maintained as an interest bearing or a non-interest bearing account, and its funds may be held as cash or invested in certain obligations acceptable to the rating agencies rating one or more classes of the related series of offered certificates. See
                               "Description of the Trust Funds--Certificate
                               Accounts" and "Description of the Pooling
                               Agreements--Certificate Account" in this prospectus.


C. Credit Support...........   If so provided in the related prospectus
                               supplement, partial or full protection against certain defaults and losses on the mortgage assets in the related trust fund may be provided to one or more classes of certificates of the related series in the form of subordination of one or more other classes of certificates of that series, which other classes may include one or more classes of offered certificates, or by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee, reserve fund or another type of credit support described in this prospectus, or a combination of these features. The amount and types of any credit support, the identification of any entity providing it and related information will be set forth in the prospectus supplement for a series of offered certificates. See "Risk
                               Factors--Credit Support May Not Cover Losses,"
                               "Description of the Trust Funds--Credit Support" and "Description of Credit Support" in this prospectus.


D. Cash Flow Agreements.....   If so provided in the related prospectus
                               supplement, a trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The trust fund may also include interest rate exchange agreements, interest rate cap or floor agreements, or currency exchange agreements, all of which are designed to reduce the effects of interest rate or currency exchange rate fluctuations on the mortgage assets or on one or more classes of certificates. The principal terms of that guaranteed investment contract or other agreement, including, without limitation, provisions relating to the timing, manner and amount of any corresponding payments and provisions relating to their termination, will be described in the prospectus supplement for the related series. In addition, the related prospectus supplement will contain certain information that pertains to the obligor under any cash flow agreements of this type. See
                               "Description of the Trust Funds--Cash Flow
                               Agreements" in this prospectus.


Description of
 Certificates................  We will offer certificates in one or more classes of a series of certificates issued pursuant to a pooling and servicing agreement or other agreement specified in the related prospectus supplement. The certificates will represent in the aggregate the entire beneficial ownership interest in the trust fund created by that agreement.

                               As described in the related prospectus
                               supplement, the certificates of each series, may consist of one or more classes of certificates that, among other things:

                               o are senior or subordinate to one or more other classes of certificates in entitlement to certain distributions on the certificates;


                               o are principal-only certificates entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest;

                               o are interest-only certificates entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal;

                               o provide for distributions of interest on, or principal of, the certificates that begin only after the occurrence of certain events, such as the retirement of one or more other classes of certificates of that series;

                               o provide for distributions of principal of the certificates to be made, from time to time or for designated periods, at a rate that is faster, or slower than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

                               o   provide for controlled distributions of
                                   principal to be made based on a specified schedule or other methodology, subject to available funds; or

                               o   provide for distributions based on
                                   collections of prepayment premiums, yield maintenance penalties or equity participations on the mortgage assets in the related trust fund.

                               Each class of certificates, other than
                               interest-only certificates and residual
                               certificates which are only entitled to a residual interest in the trust fund, will have a stated principal balance. Each class of certificates, other than principal-only certificates and residual certificates, will accrue interest on its stated principal balance or, in the case of interest-only certificates, on a notional amount. Each class of certificates entitled to interest will accrue interest based on a fixed, variable or adjustable pass-through interest rate. The related prospectus supplement will specify the principal balance, notional amount and/or fixed pass-through interest rate, or, in the case of a variable or adjustable pass-through interest rate, the method for determining that rate, as applicable, for each class of offered certificates.

                               The certificates will not be guaranteed or insured by anyone, unless otherwise provided in the related prospectus supplement. See "Risk Factors--The Assets of the Trust Fund may not be Sufficient to Pay Your Certificates" and "Description of the Certificates" in this prospectus.


Distributions of Interest on
 the Certificates...........   Interest on each class of offered certificates,
                               other than certain classes of principal-only certificates and certain classes of residual certificates, of each series will accrue at the applicable fixed, variable or adjustable pass-through interest rate on the principal balance or, in the case of certain classes of interest-only certificates, on the notional amount, outstanding from time to time. Interest will be distributed to you as provided in the related prospectus supplement on specified distribution dates. Distributions of interest with respect to one or more classes of accrual certificates may not begin until the occurrence of certain events, such as the retirement of one or more other classes of certificates, and interest accrued with respect to a class of accrual certificates before the occurrence of that event will either be added to its principal balance or otherwise deferred. Distributions of interest with respect to one or more classes of certificates may be reduced to the extent of certain delinquencies, losses and other contingencies described in this prospectus and in the related prospectus supplement. See "Risk
                               Factors--Prepayment of the Mortgage Assets will Affect the Timing of Your Cash Flow and May
                               Affect Your Yield"; "Special Yield
                               Considerations," "Yield and Maturity
                               Considerations" and "Description of the
                               Certificates--Distributions of Interest on the
                               Certificates" in this prospectus.

Distributions of Principal
 of the Certificates........   Each class of certificates of each series,
                               other than certain classes of interest-only certificates and certain classes of residual certificates, will have a principal balance. The principal balance of a class of certificates will represent the maximum amount that you are entitled to receive as principal from future cash flows on the assets in the related trust fund.

                               Distributions of principal with respect to one or more classes of certificates may:

                               o be made at a rate that is faster, and, in some cases, substantially faster, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

                               o or may be made at a rate that is slower, and, in some cases, substantially slower, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

                               o not commence until the occurrence of certain events, such as the retirement of one or more other classes of certificates of the same series;

                               o be made, subject to certain limitations, based on a specified principal payment schedule resulting in a controlled amortization class of certificates; or

                               o be contingent on the specified principal payment schedule for a controlled amortization class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received.

                               Unless otherwise specified in the related prospectus supplement, distributions of principal of any class of offered certificates will be made on a pro rata basis among all of the certificates of that class. See "Description of the Certificates--Distributions of Principal on the Certificates" in this prospectus.


Advances....................   If provided in the related prospectus
                               supplement, if a trust fund includes mortgage loans, the master servicer, a special servicer, the trustee, any provider of credit support and/or any other specified person may be obligated to make, or have the option of making, certain advances with respect to delinquent scheduled payments of principal and/or interest on those mortgage loans. Any of the advances of principal and interest made with respect to a particular mortgage loan will be reimbursable from subsequent recoveries from the related mortgage loan and otherwise to the extent described in this prospectus and in the related prospectus supplement. If provided in the prospectus supplement for a series of certificates, any entity making these advances may be entitled to receive interest on those advances while they are outstanding, payable from amounts in the related trust fund. If a trust fund includes mortgage participations, pass-through certificates or other mortgage-backed securities, any comparable advancing obligation will be described in the related prospectus supplement. See "Description of the Certificates--Advances in Respect of Delinquencies" in this prospectus.


Termination.................   If so specified in the related prospectus
                               supplement, the mortgage assets in the related trust fund may be sold, causing an early termination of a series of certificates in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the principal balance of a specified class or classes of certificates by a specified percentage or amount, the party specified in the prospectus supplement may be authorized or required to bid for or solicit bids for the purchase of all of the mortgage assets of the related trust fund, or of a sufficient portion of the mortgage assets to retire the class or classes, as described in the related prospectus supplement. See "Description of the Certificates--Termination" in this prospectus.


Registration of Book-Entry
 Certificates...............   If so provided in the related prospectus
                               supplement, one or more classes of the offered certificates of any series will be book-entry certificates offered through the facilities of The Depository Trust Company. Each class of book-entry certificates will be initially represented by one or more certificates registered in the name of a nominee of The
                               Depository Trust Company. No person acquiring an interest in a class of book-entry certificates will be entitled to receive definitive certificates of that class in fully registered form, except under the limited circumstances described in this prospectus. See "Risk
                               Factors--Book-Entry System for Certain Classes
                               May Decrease Liquidity and Delay Payment" and
                               "Description of the Certificates--Book-Entry
                               Registration and Definitive Certificates" in this prospectus.


Certain Federal Income Tax
 Consequences...............   The federal income tax consequences to
                               certificateholders will vary depending on whether one or more elections are made to treat the trust fund or specified portions of the trust fund as one or more "real estate mortgage investment conduits" (each, a "REMIC") under the provisions of the Internal Revenue Code. The prospectus supplement for each series of certificates will specify whether one or more REMIC elections will be made. See "Certain Federal Income Tax
                               Consequences" in this prospectus.

Certain ERISA
 Considerations..............  If you are a fiduciary of any retirement plans or certain other employee benefit plans and arrangements, including individual retirement accounts, annuities, Keogh plans, and collective investment funds and insurance company general and separate accounts in which those plans, accounts, annuities or arrangements are invested, that are subject to ERISA or Section 4975 of the Internal Revenue Code, you should carefully review with your legal advisors whether the purchase or holding of offered certificates could give rise to a transaction that is prohibited or is not otherwise permissible either under ERISA or the Internal Revenue Code. See "Certain ERISA Considerations" in this prospectus and "ERISA Considerations" in the related prospectus supplement.


Legal Investment............   The applicable prospectus supplement will
                               specify whether the offered certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market
                               Enhancement Act of 1984, as amended. If your investment authority is subject to legal restrictions you should consult your own legal advisors to determine if the offered certificates constitute legal investments for you. See "Legal
                               Investment" in this prospectus and in the related prospectus supplement.


Rating......................   At their dates of issuance, each class of
                               offered certificates will be rated at least investment grade by one or more nationally recognized statistical rating agencies. See
                               "Rating" in this prospectus and "Ratings" in the related prospectus supplement.

                                  RISK FACTORS

     You should carefully consider the following risks and the risks described under "Risk Factors" in the prospectus supplement for the applicable series of certificates before making an investment decision. In particular, distributions on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans. Thus, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.


YOUR ABILITY TO RESELL CERTIFICATES MAY BE LIMITED BECAUSE OF THEIR CHARACTERISTICS


     We cannot assure you that a secondary market for the certificates will develop or, if it does develop, that it will provide you with liquidity of investment or will continue for the life of your certificates. The prospectus supplement for any series of offered certificates may indicate that an underwriter intends to make a secondary market in those offered certificates; however, no underwriter will be obligated to do so. Any resulting secondary market may provide you with less liquidity than any comparable market for certificates that evidence interests in single-family mortgage loans.


     The primary source of ongoing information regarding the offered certificates of any series, including information regarding the status of the related mortgage assets and any credit support for your certificates, will be the periodic reports delivered to you. See "Description of the Certificates--Reports to Certificateholders" in this prospectus. We cannot assure you that any additional ongoing information regarding your certificates will be available through any other source. The limited nature of the available information in respect of a series of offered certificates may adversely affect its liquidity, even if a secondary market for those certificates does develop.


     Even if a secondary market does develop with respect to any series or class of certificates, the market value of those certificates will be affected by several factors, including:


     o    The perceived liquidity of the certificates;


     o The anticipated cash flow of the certificates, which may vary widely depending upon the prepayment and default assumptions applied in respect of the underlying mortgage loans and prevailing interest rates;


     o The price payable at any given time in respect of certain classes of offered certificates may be extremely sensitive to small fluctuations in prevailing interest rates, particularly, for a class with a relatively long average life, a companion class to a controlled amortization class, a class of interest-only certificates or principal-only certificates; and



     o The relative change in price for an offered certificate in response to an upward or downward movement in prevailing interest rates may not equal the relative change in price for that certificate in response to an equal but opposite movement in those rates. Accordingly, the sale of your certificates in any secondary market that may develop may be at a discount from the price you paid.


     We are not aware of any source through which price information about the offered certificates will be generally available on an ongoing basis.


     Except to the extent described in this prospectus and in the related prospectus supplement, you will have no redemption rights, and the certificates of each series will be subject to early retirement only under certain specified circumstances described in this prospectus and in the related prospectus supplement. See "Description of the Certificates--Termination" in this prospectus.

THE ASSETS OF THE TRUST FUND MAY NOT BE SUFFICIENT TO PAY YOUR CERTIFICATES

     Unless otherwise specified in the related prospectus supplement

     o The certificates of any series and the mortgage assets in the related trust fund will not be guaranteed or insured by the depositor or any of its affiliates, by any governmental agency or instrumentality or by any other person or entity; and

     o The certificate of any series will not represent a claim against or security interest in the trust funds for any other series.

     Accordingly, if the related trust fund has insufficient assets to make payments on a series of offered certificates, no other assets will be available to make those payments. Additionally, certain amounts on deposit from time to time in certain funds or accounts constituting part of a trust fund may be withdrawn under certain conditions, as described in the related prospectus supplement, for purposes other than the payment of principal of or interest on the related series of certificates. If so provided in the prospectus supplement for a series of certificates consisting of one or more classes of subordinate certificates, if losses or shortfalls in collections have occurred with respect to any distribution date, all or a portion of the amount of these losses or shortfalls will be borne first by one or more classes of the subordinate certificates, and, thereafter, by the remaining classes of certificates in the priority and manner and subject to the limitations specified in the prospectus supplement.


PREPAYMENTS OF THE MORTGAGE ASSETS WILL AFFECT THE TIMING OF YOUR CASH FLOW AND MAY AFFECT YOUR YIELD

     As a result of, among other things, prepayments on the mortgage loans in any trust fund, the amount and timing of distributions of principal and/or interest on the offered certificates of the related series may be highly unpredictable. Prepayments on the mortgage loans in any trust fund will result in a faster rate of principal payments on one or more classes of the related series of certificates than if payments on those mortgage loans were made as scheduled. Thus, the prepayment experience on the mortgage loans in a trust fund may affect the average life of one or more classes of offered certificates of the related series.

     The rate of principal payments on pools of mortgage loans varies among pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors. For example, if prevailing interest rates fall significantly below the mortgage interest rates of the mortgage loans included in a trust fund, then, subject to, among other things, the particular terms of the mortgage loans and the ability of borrowers to get new financing, principal prepayments on those mortgage loans are likely to be higher than if prevailing interest rates remain at or above the rates on those mortgage loans. Conversely, if prevailing interest rates rise significantly above the mortgage interest rates of the mortgage loans included in a trust fund, then principal prepayments on those mortgage loans are likely to be lower than if prevailing interest rates remain at or below the rates on those mortgage loans. We cannot assure you as to the actual rate of prepayment on the mortgage loans in any trust fund or that the rate of prepayment will conform to any model described in this prospectus or in any prospectus supplement. As a result, depending on the anticipated rate of prepayment for the mortgage loans in any trust fund, the retirement of any class of certificates of the related series could occur significantly earlier or later than expected.

     The extent to which prepayments on the mortgage loans in any trust fund ultimately affect the average life of your certificates will depend on the terms of your certificates.

     o A class of certificates that entitles the holders of those certificates to a disproportionately large share of the prepayments on the mortgage loans in the related trust fund increases the "call risk" or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and

     o A class of certificates that entitles the holders of the certificates to a disproportionately small share of the prepayments on the mortgage loans in the related trust fund increases the likelihood of "extension risk" or an extended average life of that class if the rate of prepayment is relatively slow.

     As described in the related prospectus supplement, the respective entitlements of the various classes of certificate of any series to receive payments, especially prepayments, of principal of the mortgage loans in the related trust fund may vary based on the occurrence of certain events such as the retirement of one or more classes of certificates of that series, or subject to certain contingencies such as the rate of prepayments and defaults with respect to those mortgage loans.

     A series of certificates may include one or more controlled amortization classes, which will entitle you to receive principal distributions according to a specified principal payment schedule. Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the related trust fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for those certificates. Prepayment risk with respect to a given pool of mortgage assets does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series, any of which companion classes may also be a class of offered certificates. In general, and as more specifically described in the related prospectus supplement, a companion class may entitle you to a disproportionately large share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively fast, or may entitle you to a disproportionately small share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively slow. As described in the related prospectus supplement, a companion class absorbs some (but not all) of the "call risk" and/or "extension risk" that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.

     A series of certificates may include one or more classes of offered certificates offered at a premium or discount. Yields on those classes of certificates will be sensitive, and in some cases extremely sensitive, to prepayments on the mortgage loans in the related trust fund. Where the amount of interest payable with respect to a class is disproportionately large, as compared to the amount of principal, as with certain classes of interest-only certificates, you might fail to recover your original investment under some prepayment scenarios. The extent to which the yield to maturity of any class of offered certificates may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and the amount and timing of distributions on those certificates. You should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield. See "Yield and Maturity Considerations" in this prospectus.


RATINGS DO NOT GUARANTEE PAYMENT AND DO NOT ADDRESS PREPAYMENT RISKS

     Any rating assigned to a class of offered certificates by a rating agency will only reflect its assessment of the probability that you will receive payments to which you are entitled. This rating will not constitute an assessment of the probability that:

     o    principal prepayments on the related mortgage loans will be made;

     o the degree to which the rate of prepayments might differ from the rate of prepayments that was originally anticipated; or

     o the likelihood of early optional termination of the related trust fund.

     Furthermore, the rating will not address the possibility that prepayment of the related mortgage loans at a higher or lower rate than you anticipated may cause you to experience a lower than anticipated yield or that if you purchase a certificate at a significant premium you might fail to recover your initial investment under certain prepayment scenarios.

     The amount, type and nature of credit support, if any, provided with respect to a series of certificates will be determined on the basis of criteria established by each rating agency rating classes of the certificates of that series. These criteria are sometimes based upon analysis of the behavior of mortgage loans in a larger group. However, we cannot assure you that the historical data supporting that analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of mortgage loans. In other cases, the criteria may be based upon determinations of the values of the mortgaged properties that provide security for the mortgage loans in the related trust fund. However, we cannot assure you that those values will not decline in the future. See "Description of Credit Support" and "Rating" in this prospectus.


COMMERCIAL AND MULTIFAMILY MORTGAGE LOANS HAVE RISKS THAT MAY AFFECT PAYMENTS ON YOUR CERTIFICATES

     A description of risks associated with investments in mortgage loans is included under "Certain Legal Aspects of Mortgage Loans" in this prospectus. Commercial and multifamily lending generally exposes the lender to a greater risk of loss than one-to-four-family residential lending. Commercial and multifamily lending typically involves larger loans to single borrowers or groups of related borrowers than residential one-to four-family mortgage loans. Further, the repayment of loans secured by income producing properties is typically dependent upon the successful operation of the related real estate project. If the cash flow from the project is reduced (for example, if leases are not obtained or renewed), the borrower's ability to repay the loan may be impaired. Commercial and multifamily real estate can be affected significantly by the supply and demand in the market for the type of property securing the loan and, therefore, may be subject to adverse economic conditions. Market values may vary as a result of economic events or governmental regulations outside the control of the borrower or lender that impact the cash flow of the property. For example, some laws, such as the Americans with Disabilities Act, may require modifications to properties, and rent control laws may limit rent collections in the case of multifamily properties. A number of the mortgage loans may be secured by liens on owner-occupied mortgaged properties or on mortgaged properties leased to a single tenant or a small number of significant tenants. Accordingly, a decline in the financial condition of the borrower or a significant tenant, as applicable, may have a disproportionately greater effect on the net operating income from those mortgaged properties than would be the case with respect to mortgaged properties with multiple tenants.

     Furthermore, the value of any mortgaged property may be adversely affected by risks generally incident to interests in real property, including:

     o Changes in general or local economic conditions and/or specific industry segments;

     o    Declines in real estate values;

     o    Declines in rental or occupancy rates;

     o Increases in interest rates, real estate tax rates and other operating expenses;

     o Changes in governmental rules, regulations and fiscal policies, including environmental legislation;

     o    Acts of God; and

     o Other factors beyond the control of a master servicer or special servicer.

     The type and use of a particular mortgaged property may present additional risk. For instance:

     o Mortgaged properties that operate as hospitals and nursing homes may present special risks to lenders due to the significant governmental regulation of the ownership, operation, maintenance and financing of health care institutions.

     o Hotel and motel properties are often operated pursuant to franchise, management or operating agreements that may be terminable by the franchisor or operator. Moreover, the transferability of a hotel's operating, liquor and other licenses upon a transfer of the hotel, whether through purchase or foreclosure, is subject to local law requirements.

     o The ability of a borrower to repay a mortgage loan secured by shares allocable to one or more cooperative dwelling units may depend on the ability of the dwelling units to generate sufficient rental income, which may be subject to rent control or stabilization laws, to cover both debt service on the loan as well as maintenance charges to the cooperative. Further, a mortgage loan secured by cooperative shares is subordinate to the mortgage, if any, on the cooperative apartment building.

     The economic performance of mortgage loans that are secured by full service hotels, limited service hotels, hotels associated with national franchise chains, hotels associated with regional franchise chains and hotels that are not affiliated with any franchise chain but may have their own brand identity, are affected by various factors, including:

     o Adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

     o    Construction of competing hotels or resorts;

     o Continuing expenditures for modernizing, refurbishing, and maintaining existing facilities prior to the expiration of their anticipated useful lives;

     o Deterioration in the financial strength or managerial capabilities of the owner and operator of a hotel; and

     o Changes in travel patterns caused by changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors.

     Additionally, the hotel and lodging industry is generally seasonal in nature and this seasonality can be expected to cause periodic fluctuations in room and other revenues, occupancy levels, room rates and operating expenses. The demand for particular accommodations may also be affected by changes in travel patterns caused by changes in energy prices, strikes, relocation of highways, the construction of additional highways and other factors.

     The viability of any hotel property that is the franchisee of a national or regional chain depends in part on the continued existence and financial strength of the franchisor, the public perception of the franchise service mark and the duration of the franchise licensing agreements. The transferability of franchise license agreements may be restricted and, in the event of a foreclosure on that hotel property, the property would not have the right to use the franchise license without the franchisor's consent. Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Further, in the event of a foreclosure on a hotel property, it is unlikely that the trustee (or servicer or special servicer) or purchaser of that hotel property would be entitled to the rights under any existing liquor license for that hotel property. It is more likely that those persons would have to apply for new licenses. We cannot assure you that a new license could be obtained or that it could be obtained promptly.

     Other multifamily properties, hotels, retail properties, office buildings, mobile home parks, nursing homes and self-storage facilities located in the areas of the mortgaged properties compete with the mortgaged properties to attract residents and customers. The leasing of real estate is highly competitive. The principal means of competition are price, location and the nature and condition of the facility to be leased. A borrower under a mortgage loan competes with all lessors and developers of comparable types of real estate in the area in which the mortgaged property is located. Those lessors or developers could have lower rentals, lower operating costs, more favorable locations or better facilities. While a borrower under a mortgage loan may renovate, refurbish or expand the mortgaged property to maintain it and remain competitive, that renovation, refurbishment or expansion may itself entail significant risk. Increased competition could adversely affect income from and market value of the mortgaged properties. In addition, the business conducted at each mortgaged property may face competition from other industries and industry segments.

     It is anticipated that some or all of the mortgage loans included in any trust fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to that mortgage loan, recourse in the event of borrower default will be limited to the specific real property and other assets, if any, that were pledged to secure the mortgage loan. However, even with respect to those mortgage loans that provide for recourse against the borrower and its assets generally, we cannot assure you that enforcement of those recourse provisions will be practicable, or that the assets of the borrower will be sufficient to permit a recovery in respect of a defaulted mortgage loan in excess of the liquidation value of the related mortgaged property. See "Certain Legal Aspects of Mortgage Loans--Foreclosure" in this prospectus.

     Further, the concentration of default, foreclosure and loss risks in individual mortgage loans in a particular trust fund will generally be greater than for pools of single-family loans because mortgage loans in a trust fund will generally consist of a smaller number of higher balance loans than would a pool of single-family loans of comparable aggregate unpaid principal balance.


BORROWERS MAY BE UNABLE TO MAKE BALLOON PAYMENTS

     Certain of the mortgage loans included in a trust fund may be non-amortizing or only partially amortizing over their terms to maturity and, thus, will require substantial principal payments (that is, balloon payments) at their stated maturity. Mortgage loans of this type involve a greater degree of risk than self-amortizing loans because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property. The ability of a borrower to accomplish either of these goals will be affected by:

     o    The value of the related mortgaged property;

     o The level of available mortgage interest rates at the time of sale or refinancing;

     o    The borrower's equity in the related mortgaged property;

     o The financial condition and operating history of the borrower and the related mortgaged property;

     o Tax laws and rent control laws, with respect to certain residential properties;

     o Medicaid and Medicare reimbursement rates, with respect to hospitals and nursing homes;

     o    Prevailing general economic conditions; and

     o The availability of credit for loans secured by multifamily or commercial real properties generally.

     Neither the depositor nor any of its affiliates will be required to refinance any mortgage loan.

     If described in this prospectus and in the related prospectus supplement, to maximize recoveries on defaulted mortgage loans, the master servicer or a special servicer may, within prescribed limits, extend and modify mortgage loans that are in default or as to which a payment default is reasonably foreseeable. While a master servicer or a special servicer generally will be required to determine that any extension or modification is reasonably likely to produce a greater recovery, taking into account the time value of money, than liquidation, we cannot assure you that any extension or modification will in fact increase the present value of receipts from or proceeds of the affected mortgage loans.


CREDIT SUPPORT MAY NOT COVER LOSSES

     The prospectus supplement for a series of certificates will describe any credit support provided for those certificates. Any use of credit support will be subject to the conditions and limitations described in this prospectus and in the related prospectus supplement, and may not cover all potential losses or risks. For example, it may or may not cover fraud or negligence by a mortgage loan originator or other parties.

     A series of certificates may include one or more classes of subordinate certificates, if so provided in the related prospectus supplement. Although subordination is intended to reduce the risk to holders of senior certificates of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances described in the related prospectus supplement. In addition, if principal payments on one or more classes of certificates of a series are made in a specified order of priority, any limits with respect to the aggregate amount of claims under any related credit support may be exhausted before the principal of the later paid classes of certificates of that series has been repaid in full. As a result, the impact of losses and shortfalls experienced with respect to the mortgage assets may fall primarily upon those subordinate classes of certificates. Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that the credit support will be exhausted by the claims of the holders of certificates of one or more other series.

     The amount of any applicable credit support supporting one or more classes of offered certificates, including the subordination of one or more classes of certificates, will be determined on the basis of criteria established by each rating agency rating those classes of certificates. Such criteria will be based on an assumed level of defaults, delinquencies and losses on the underlying mortgage assets and certain other factors. However, we cannot assure you that the default, delinquency or loss experience on the related mortgage assets will not exceed the assumed levels. See "--Ratings Do Not Gurantee Payment and Do Not Address Prepayment Risk," "Description of the Certificates" and "Description of Credit Support" in this prospectus.


ASSIGNMENT OF LEASES AND RENTS MAY BE LIMITED BY STATE LAW

     Each mortgage loan included in any trust fund secured by mortgaged property that is subject to leases typically will be secured by an assignment of leases and rents pursuant to which the borrower assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged property, and the income derived from those leases, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the mortgaged property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected. See "Certain Legal Aspects of Mortgage Loans--Leases and Rents" in this prospectus.


FAILURE TO COMPLY WITH ENVIRONMENTAL LAW MAY RESULT IN ADDITIONAL LOSSES

     Under federal law and the laws of certain states, contamination of real property may give rise to a lien on the property to assure or reimburse the costs of cleanup. In several states, that lien has priority over an existing mortgage lien on that property. In addition, under various federal, state and local laws, ordinances and regulations, an owner or operator of real estate may be liable for the costs of removal or remediation of hazardous substances or toxic substances on, in or beneath the property. This liability may be imposed without regard to whether the owner knew of, or was responsible for, the presence of those hazardous or toxic substances. The costs of any required remediation and the owner or operator's liability for them as to any property are generally not limited under these laws, ordinances and regulations and could exceed the value of the mortgaged property and the aggregate assets of the owner or operator. In addition, as to the owners or operators of mortgaged properties that generate hazardous substances that are disposed of at "off-site" locations, the owners or operators may be held strictly, jointly and severally liable if there are releases or threatened releases of hazardous substances at the off-site locations where that person's hazardous substances were disposed.

     Under some environmental laws, such as the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, as well as some state laws, a secured lender (such as the trust) may be liable as an "owner" or "operator" for the costs of dealing with hazardous substances affecting a borrower's or neighboring property, if agents or employees of the lender have participated in the management of the borrower's property. This liability could exist even if a previous owner caused the environmental damage. The trust's potential exposure to liability for cleanup costs may increase if the trust actually takes possession of a borrower's property, or control of its day-to-day operations, as for example through the appointment of a receiver. See "Certain Legal Aspects of the Mortgage Loans--Environmental Risks" in this prospectus.


HAZARD INSURANCE MAY BE INSUFFICIENT TO COVER ALL LOSSES ON MORTGAGED
PROPERTIES

     Unless otherwise specified in a prospectus supplement, the master servicer for the related trust fund will be required to cause the borrower on each mortgage loan in that trust fund to maintain the insurance coverage in respect of the related mortgaged property required under the related mortgage, including hazard insurance. The master servicer may satisfy its obligation to cause hazard insurance to be maintained with respect to any mortgaged property through acquisition of a blanket policy.


POOR PROPERTY MANAGEMENT MAY ADVERSELY AFFECT THE PERFORMANCE OF THE RELATED MORTGAGED PROPERTY

     The successful operation of a real estate project also depends upon the performance and viability of the property manager. Properties deriving revenues primarily from short-term sources generally are more management intensive than properties leased to creditworthy tenants under long-term leases. The property manager is generally responsible for:

     o    operating the properties;

     o    providing building services;

     o    establishing and implementing the rental structure;

          o   managing operating expenses;

          o   responding to changes in the local market; and

          o advising the mortgagor with respect to maintenance and capital improvements.

     Property managers may not be in a financial condition to fulfill their management responsibilities.

     Certain of the mortgaged properties are managed by affiliates of the applicable mortgagor. If a mortgage loan is in default or undergoing special servicing, such relationship could disrupt the management of the underlying property. This may adversely affect cash flow. However, the mortgage loans generally permit the lender to remove the property manager upon the occurrence of an event of default, a decline in cash flow below a specified level or the failure to satisfy some other specified performance trigger.

ONE ACTION JURISDICTION MAY LIMIT THE ABILITY OF THE SERVICER TO FORECLOSE ON A MORTGAGED PROPERTY

     Several states (including California) have laws that prohibit more than one "one action" to enforce a mortgage obligation, and some courts have construed the term "one action" broadly. The special servicer may need to obtain advice of counsel prior to enforcing any of the trust fund's rights under any of the mortgage loans that include mortgaged properties where the rule could be applicable.

     In the case of a mortgage loan secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where such "one action" rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure.


RIGHTS AGAINST TENANTS MAY BE LIMITED IF LEASES ARE NOT SUBORDINATE TO MORTGAGE OR DO NOT CONTAIN ATTORNMENT PROVISIONS

     Some of the tenant leases contain provisions that require the tenant to attorn to (that is, recognize as landlord under the lease) a successor owner of the property following foreclosure. Some of the leases may be either subordinate to the liens created by the mortgage loans or else contain a provision that requires the tenant to subordinate the lease if the mortgagee agrees to enter into a non-disturbance agreement. In some states, if tenant leases are subordinate to the liens created by the mortgage loans and such leases do not contain attornment provisions, such leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, in the case of the foreclosure of a mortgaged property located in such a state and leased to one or more desirable tenants under leases that do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants' leases were terminated (e.g., if such tenants were paying above-market rents).

     If a mortgage is subordinate to a lease, the lender will not (unless it has otherwise agreed with the tenant) possess the right to dispossess the tenant upon foreclosure of the property, and if the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards), the provisions of the lease will take precedence over the provisions of the mortgage.


IF MORTGAGED PROPERTIES ARE NOT IN COMPLIANCE WITH CURRENT ZONING LAWS RESTORATION FOLLOWING A CASUALTY LOSS MAY BE LIMITED

     Due to changes in applicable building and zoning ordinances and codes which have come into effect after the construction of improvements on certain of the mortgaged properties, some improvements may not comply fully with current zoning laws (including density, use, parking and set-back requirements) but qualify as permitted non-conforming uses. Such changes may limit the ability of the related mortgagor to rebuild the premises "as is" in the event of a substantial casualty loss. Such limitations may adversely affect the ability of the mortgagor to meet its mortgage loan obligations from cash flow. Insurance proceeds may not be sufficient to pay off such mortgage loan in full. In addition, if the mortgaged property were to be repaired or restored in conformity with then current law, its value could be less than the remaining balance on the mortgage loan and it may produce less revenue than before such repair or restoration.


INSPECTIONS OF THE MORTGAGED PROPERTIES WILL BE LIMITED

     The mortgaged properties will generally be inspected by licensed engineers at the time the mortgage loans will be originated to assess the structure, exterior walls, roofing interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located on the mortgaged properties. There can be no assurance that all conditions requiring repair or replacement will be identified in such inspections.

COMPLIANCE WITH AMERICANS WITH DISABILITIES ACT MAY RESULT IN ADDITIONAL LOSSES

     Under the Americans with Disabilities Act of 1990, all public accommodations are required to meet certain federal requirements related to access and use by disabled persons. To the extent the mortgaged properties do not comply with the act, the mortgagors may be required to incur costs to comply with the act. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants.


LITIGATION CONCERNS

     There may be legal proceedings pending and, from time to time, threatened against the mortgagors or their affiliates relating to the business of or arising out of the ordinary course of business of the mortgagors and their affiliates. There can be no assurance that such litigation will not have a material adverse effect on the distributions to certificateholders.


PROPERTY INSURANCE

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by:

     o    fire;

     o    lightning;

     o    explosion;

     o    smoke;

     o    windstorm and hail; and

     o    riot, strike and civil commotion.

     Each subject to the conditions and exclusions specified in each policy.

     The policies covering the mortgaged properties will be underwritten by different insurers under different state laws, and therefore will not contain identical terms and conditions. However, most policies do not typically cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mudflows, wet or dry rot, vermin, domestic animals and certain other kinds of risks. Unless the related mortgage specifically requires the mortgagor to insure against physical damage arising from those causes, those losses may be borne, at least in part, by the holders of one or more classes of offered certificates of the related series, to the extent they are not covered by any available credit support. See "Description of the Pooling Agreements--Hazard Insurance Policies" in this prospectus.


SOME CERTIFICATES MAY NOT BE APPROPRIATE FOR ERISA PLANS

     Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of those plans. Due to the complexity of regulations that govern those plans, if you are subject to ERISA you are urged to consult your own counsel regarding consequences under ERISA of acquisition, ownership and disposition of the offered certificates of any series. See "Certain ERISA Considerations" in this prospectus.


CERTAIN FEDERAL TAX CONSIDERATIONS REGARDING RESIDUAL CERTIFICATES

     If you hold certain classes of certificates that constitute a residual interest in a "real estate mortgage investment conduit" for federal income tax purposes, you will be required to report on your federal income tax returns as ordinary income your pro rata share of the taxable income of the REMIC, regardless of the amount or timing of your receipt of cash payments, as described in "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC

Certificates" in this prospectus. Accordingly, under certain circumstances, if you hold residual certificates you may have taxable income and tax liabilities arising from your investment during a taxable year in excess of the cash received during that period. The requirement to report your pro rata share of the taxable income and net loss of the REMIC will continue until the principal balances of all classes of certificates of the related series have been reduced to zero, even though you, as a holder of residual certificates, have received full payment of your stated interest and principal. A portion, or, in certain circumstances, all, of your share of the REMIC taxable income may be treated as "excess inclusion" income to you, which:

     o generally, will not be subject to offset by losses from other activities;

     o if you are a tax-exempt holder, will be treated as unrelated business taxable income; and

     o if you are a foreign holder, will not qualify for exemption from withholding tax.

     If you are an individual and you hold a class of residual certificates, you may be limited in your ability to deduct servicing fees and other expenses of the REMIC. In addition, classes of residual certificates are subject to certain restrictions on transfer. Because of the special tax treatment of classes of residual certificates, the taxable income arising in a given year on a class of residual certificates will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. As a result, the after-tax yield on the classes of residual certificates may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics.


CERTAIN FEDERAL TAX CONSIDERATIONS REGARDING ORIGINAL ISSUE DISCOUNT

     Certain classes of certificates of a series may be issued with "original issue discount" for federal income tax purposes, which generally will result in recognition of some taxable income in advance of the receipt of cash attributable to that income. See "Certain Federal Income Tax
Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates" in this prospectus.


BANKRUPTCY PROCEEDINGS COULD ADVERSELY AFFECT PAYMENTS ON YOUR CERTIFICATES

     Under the federal bankruptcy code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the mortgaged property owned by that borrower, as well as the commencement or continuation of a foreclosure action. In addition, even if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged property, subject to certain protections available to the lender. As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-current value of the mortgaged property. This action would make the lender a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness.

     A bankruptcy court also may:

     o grant a debtor a reasonable time to cure a payment default on a mortgage loan;

     o    reduce monthly payments due under a mortgage loan;

     o    change the rate of interest due on a mortgage loan; or

     o    otherwise alter the mortgage loan's repayment schedule.

     Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Additionally, the borrower's trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

     Under the federal bankruptcy code, the lender will be stayed from enforcing a borrower's assignment of rents and leases. The bankruptcy code also may interfere with the trustee's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or diminish the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

     As a result of the foregoing, the trustee's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

BOOK-ENTRY SYSTEM FOR CERTAIN CLASSES MAY DECREASE LIQUIDITY AND DELAY PAYMENT

     If so provided in the related prospectus supplement, one or more classes of the offered certificates of any series will be issued as book-entry certificates. Each class of book-entry certificates will be initially represented by one or more certificates registered in the name of a nominee for The Depository Trust Company, or DTC. Since transactions in the classes of book-entry certificates of any series generally can be effected only through The Depository Trust Company, and its participating organizations:

     o the liquidity of book-entry certificates in secondary trading market that may develop may be limited because investors may be unwilling to purchase certificates for which they cannot obtain physical certificates;

     o your ability to pledge certificates to persons or entities that do not participate in the DTC system, or otherwise to take action in respect of the certificates, may be limited due to lack of a physical security representing the certificates;

     o your access to information regarding the certificates may be limited since conveyance of notices and other communications by The Depository Trust Company to its participating organizations, and directly and indirectly through those participating organizations to you, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect at that time; and

     o you may experience some delay in receiving distributions of interest and principal on your certificates because distributions will be made by the trustee to DTC and DTC will then be required to credit those distributions to the accounts of its participating organizations and only then will they be credited to your account either directly or indirectly through DTC's participating organizations.

     See "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in this prospectus.


DELINQUENT AND NON-PERFORMING MORTGAGE LOANS COULD ADVERSELY AFFECT PAYMENTS ON YOUR CERTIFICATES

     If so provided in the related prospectus supplement, the trust fund for a particular series of certificates may include mortgage loans that are past due. In no event will the mortgage loans that are past due comprise 20 percent or more of the trust fund at the time the mortgage loans are transferred to the trust fund. None of the mortgage loans will be non-performing (i.e., more than 90 days delinquent or in foreclosure) at the time the mortgage loans are transferred by the Depositor to a trust fund for a series. If so specified in the related prospectus supplement, a special servicer may perform the servicing of delinquent mortgage loans or mortgage loans that become non-performing after the time they are transferred to a trust fund. Credit support provided with respect to a particular series of certificates may not cover all losses related to those delinquent or non-performing mortgage loans. You should consider the risk that the inclusion of those mortgage loans in the trust fund may adversely affect the rate of defaults and prepayments on the mortgage assets in the trust fund and the yield on your certificates of that series. See "Description of the Trust Funds--Mortgage Loans--General" in this prospectus.

                        DESCRIPTION OF THE TRUST FUNDS


GENERAL

     The primary assets of each trust fund will consist of:

     1.   various types of multifamily or commercial mortgage loans,

     2. mortgage participations, pass-through certificates or other mortgage-backed securities ("MBS") that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans, or

     3.   a combination of mortgage loans and MBS.

     J.P. Morgan Chase Commercial Mortgage Securities Corp. (the "Depositor") will establish each trust fund. Each mortgage asset will be selected by the Depositor for inclusion in a trust fund from among those purchased, either directly or indirectly, from a prior holder of the mortgage asset (a "Mortgage Asset Seller"), which prior holder may or may not be the originator of that mortgage loan or the issuer of that MBS and may be our affiliate. The mortgage assets will not be guaranteed or insured by the Depositor or any of its affiliates or, unless otherwise provided in the related prospectus supplement, by any governmental agency or instrumentality or by any other person. The discussion under the heading "--Mortgage Loans" below, unless otherwise noted, applies equally to mortgage loans underlying any MBS included in a particular trust fund.


MORTGAGE LOANS

     General. The mortgage loans will be evidenced by promissory notes (the "Mortgage Notes") secured by mortgages, deeds of trust or similar security instruments (the "Mortgages") that create liens on fee or leasehold estates in properties (the "Mortgaged Properties") consisting of

     o Residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures; or

     o Office buildings, retail stores and establishments, hotels or motels, nursing homes, assisted living facilities, continuum care facilities, day care centers, schools, hospitals or other healthcare related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, distribution centers, transportation centers, industrial plants, parking facilities, entertainment and/or recreation facilities, mixed use properties and/or unimproved land.

     The multifamily properties may include mixed commercial and residential structures, apartment buildings owned by private cooperative housing corporations ("Cooperatives"), and shares of the Cooperative allocable to one or more dwelling units occupied by non-owner tenants or to vacant units. Each Mortgage will create a first priority or junior priority mortgage lien on a borrower's fee estate in a Mortgaged Property. If a Mortgage creates a lien on a borrower's leasehold estate in a property, then, unless otherwise specified in the related prospectus supplement, the term of that leasehold will exceed the term of the Mortgage Note by at least two years. Unless otherwise specified in the related prospectus supplement, a person other than the Depositor will have originated each mortgage loan, and the originator may be or may have been an affiliate of the Depositor.

     If so specified in the related prospectus supplement, mortgage assets for a series of certificates may include mortgage loans made on the security of real estate projects under construction. In that case, the related prospectus supplement will describe the procedures and timing for making disbursements from construction reserve funds as portions of the related real estate project are completed. In addition, the mortgage assets for a particular series of certificates may include mortgage loans that are delinquent or non-performing as of the date those certificates are issued. In that case, the related prospectus supplement will set forth, as to those mortgage loans, available information as to the period of the delinquency or non-performance of those loans, any forbearance arrangement then in effect, the condition of the related Mortgaged Property and the ability of the Mortgaged Property to generate income to service the mortgage debt.

     Default and Loss Considerations with Respect to the Mortgage
Loans. Mortgage loans secured by liens on income-producing properties are substantially different from loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon the successful operation of that property (that is, its ability to generate income). Moreover, some or all of the mortgage loans included in a particular trust fund may be non-recourse loans, which means that, absent special facts, recourse in the case of default will be limited to the Mortgaged Property and those other assets, if any, that were pledged to secure repayment of the mortgage loan.

     Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important factor in evaluating the risk of default on that loan. Unless otherwise defined in the related prospectus supplement, the "Debt Service Coverage Ratio" of a mortgage loan at any given time is the ratio of (1) the Net Operating Income derived from the related Mortgaged Property for a twelve-month period to (2) the annualized scheduled payments on the mortgage loan and any other loans senior thereto that are secured by the related Mortgaged Property. Unless otherwise defined in the related prospectus supplement, "Net Operating Income" means, for any given period, the total operating revenues derived from a Mortgaged Property during that period, minus the total operating expenses incurred in respect of that Mortgaged Property during that period other than

     o    non-cash items such as depreciation and amortization,

     o    capital expenditures, and

     o debt service on the related mortgage loan or on any other loans that are secured by that Mortgaged Property.

     The Net Operating Income of a Mortgaged Property will fluctuate over time and may or may not be sufficient to cover debt service on the related mortgage loan at any given time. As the primary source of the operating revenues of a non-owner occupied, income-producing property, rental income (and, with respect to a mortgage loan secured by a Cooperative apartment building, maintenance payments from tenant-stockholders of a Cooperative) may be affected by the condition of the applicable real estate market and/or area economy. In addition, properties typically leased, occupied or used on a short-term basis, such as certain healthcare-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as warehouses, retail stores, office buildings and industrial plants. Commercial properties may be owner-occupied or leased to a small number of tenants. Thus, the Net Operating Income of a commercial property may depend substantially on the financial condition of the borrower or a tenant, and mortgage loans secured by liens on those properties may pose greater risks than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

     Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and fiscal policies, may also affect the risk of default on a mortgage loan. As may be further described in the related prospectus supplement, in some cases leases of Mortgaged Properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses ("Net Leases"). However, the existence of these "net of expense" provisions will result in stable Net Operating Income to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments.

     Lenders also look to the Loan-to-Value Ratio of a mortgage loan as a factor in evaluating risk of loss if a property must be liquidated following a default. Unless otherwise defined in the related prospectus supplement, the "Loan-to-Value Ratio" of a mortgage loan at any given time is the ratio (expressed as a percentage) of

     o the then outstanding principal balance of the mortgage loan and any other loans senior thereto that are secured by the related Mortgaged Property to

     o    the Value of the related Mortgaged Property.

     The "Value" of a Mortgaged Property is generally its fair market value determined in an appraisal obtained by the originator at the origination of that loan. The lower the Loan-to-Value Ratio, the greater the percentage of the borrower's equity in a Mortgaged Property, and thus

     (a) the greater the incentive of the borrower to perform under the terms of the related mortgage loan (in order to protect its equity); and

     (b) the greater the cushion provided to the lender against loss on liquidation following a default.

     Loan-to-Value Ratios will not necessarily constitute an accurate measure of the risk of liquidation loss in a pool of mortgage loans. For example, the value of a Mortgaged Property as of the date of initial issuance of the related series of certificates may be less than the Value determined at loan origination, and will likely continue to fluctuate from time to time based upon changes in economic conditions, the real estate market and other factors described in this prospectus. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on

     o the market comparison method (which compares recent resale value of comparable properties at the date of the appraisal),

     o the cost replacement method which calculates the cost of replacing the property at that date,

     o the income capitalization method which projects value based upon the property's projected net cash flow, or


     o upon a selection from or interpolation of the values derived from those methods.

     Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of default and loss risks, is even more difficult.

     While we believe that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans, we cannot assure you that all of these factors will in fact have been prudently considered by the originators of the mortgage loans, or that, for a particular mortgage loan, they are complete or relevant. See "Risk Factors--Commercial and Multifamily Mortgage Loans Have Risks that May Affect Payments on Your Certificates" and "--Borrowers May Be Unable to Make Balloon Payments" in this prospectus.

     Payment Provisions of the Mortgage Loans. In general, each mortgage loan

     o will provide for scheduled payments of principal, interest or both, to be made on specified dates ("Due Dates") that occur monthly, quarterly, semi-annually or annually,

     o may provide for no accrual of interest or for accrual of interest at an interest rate that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed interest rate, or from a fixed to an adjustable interest rate,

     o may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the interest rate or to reflect the occurrence of certain events, and may permit negative amortization,

     o may be fully amortizing or partially amortizing or non-amortizing, with a balloon payment due on its stated maturity date, and

     o may prohibit over its term or for a certain period prepayments (the period of that prohibition, a "Lock-out Period" and its date of expiration, a "Lock-out Date") and/or require payment of a premium or a yield maintenance penalty (a "Prepayment Premium") in connection with certain prepayments, in each case as described in the related prospectus supplement.

     A mortgage loan may also contain a provision that entitles the lender to a share of appreciation of the related Mortgaged Property, or profits realized from the operation or disposition of that Mortgaged Property or the benefit, if any, resulting from the refinancing of the mortgage loan (this provision, an "Equity Participation"), as described in the related prospectus supplement. If holders of any class or classes of offered certificates of a series will be entitled to all or a portion of an Equity Participation in addition to payments of interest on and/or principal of those offered certificates, the related prospectus supplement will describe the Equity Participation and the method or methods by which distributions will be made to holders of those certificates.

     Mortgage Loan Information in Prospectus Supplements. Each prospectus supplement will contain certain information pertaining to the mortgage loans in the related trust fund, which will generally be current as of a date specified in the related prospectus supplement and which, to the extent then applicable and specifically known to the Depositor, will include the following:

     o the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans,

     o the type or types of property that provide security for repayment of the mortgage loans,

     o the earliest and latest origination date and maturity date of the mortgage loans,

     o the original and remaining terms to maturity of the mortgage loans, or the respective ranges of remaining terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans,

     o the original Loan-to-Value Ratios of the mortgage loans, or the range of the Loan-to-Value Ratios, and the weighted average original Loan-to-Value Ratio of the mortgage loans,

     o the interest rates borne by the mortgage loans, or range of the interest rates, and the weighted average interest rate borne by the mortgage loans,

     o with respect to mortgage loans with adjustable mortgage interest rates ("ARM Loans"), the index or indices upon which those adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage interest rate adjustments at the time of any adjustment and over the life of the ARM Loan,

     o information regarding the payment characteristics of the mortgage loans, including, without limitation, balloon payment and other amortization provisions, Lock-out Periods and Prepayment Premiums,

     o the Debt Service Coverage Ratios of the mortgage loans (either at origination or as of a more recent date), or the range of the Debt Service Coverage Ratios, and the weighted average of the Debt Service Coverage Ratios, and

     o the geographic distribution of the Mortgaged Properties on a state-by-state basis.

     In appropriate cases, the related prospectus supplement will also contain certain information available to the Depositor that pertains to the provisions of leases and the nature of tenants of the Mortgaged Properties. If we are unable to tabulate the specific information described above at the time offered certificates of a series are initially offered, we will provide more general information of the nature described above in the related prospectus supplement, and specific information will be set forth in a report which we will make available to purchasers of those certificates at or before the initial issuance of the certificates and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission within fifteen days following that issuance.


MBS

     MBS may include:

     o private (that is, not guaranteed or insured by the United States or any agency or instrumentality of the United States) mortgage participations, mortgage pass-through certificates or other mortgage-backed securities or

     o certificates insured or guaranteed by the Federal Home Loan Mortgage Corporation ("FHLMC"), the Federal National Mortgage Association ("FNMA"), the Governmental National Mortgage Association ("GNMA") or the Federal Agricultural Mortgage Corporation ("FAMC") provided that, unless otherwise specified in the related prospectus supplement, each MBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus.

     Any MBS will have been issued pursuant to a participation and servicing agreement, a pooling and servicing agreement, an indenture or similar agreement (an "MBS Agreement"). The issuer of the MBS (the "MBS Issuer") and/or the servicer of the underlying mortgage loans (the "MBS Servicer") will have entered into the MBS Agreement, generally with a trustee (the "MBS Trustee") or, in the alternative, with the original purchaser or purchasers of the MBS.

     The MBS may have been issued in one or more classes with characteristics similar to the classes of certificates described in this prospectus. The MBS Issuer, the MBS Servicer or the MBS Trustee will make distributions in respect of the MBS on the dates specified in the related prospectus supplement. The MBS Issuer or the MBS Servicer or another person specified in the related prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related prospectus supplement.

     Reserve funds, subordination or other credit support similar to that described for the certificates under "Description of Credit Support" may have been provided with respect to the MBS. The type, characteristics and amount of credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any rating agency that may have assigned a rating to the MBS, or by the initial purchasers of the MBS.

     The prospectus supplement for a series of certificates that evidence interests in MBS will specify, to the extent available:

     o the aggregate approximate initial and outstanding principal amount and type of the MBS to be included in the trust fund,

     o the original and remaining term to stated maturity of the MBS, if applicable,

     o the pass-through or bond rate of the MBS or the formula for determining the rates,

     o    the payment characteristics of the MBS,

     o    the MBS Issuer, MBS Servicer and MBS Trustee, as applicable,

     o    a description of the credit support, if any,

     o the circumstances under which the related underlying mortgage loans, or the MBS themselves, may be purchased prior to their maturity,

     o the terms on which mortgage loans may be substituted for those originally underlying the MBS,

     o the type of mortgage loans underlying the MBS and, to the extent available to the Depositor and appropriate under the circumstances, the other information in respect of the underlying mortgage loans described under "--Mortgage Loans--Mortgage Loan Information in Prospectus Supplements" above, and

     o the characteristics of any cash flow agreements that relate to the MBS.


CERTIFICATE ACCOUNTS

     Each trust fund will include one or more certificate accounts established and maintained on behalf of the certificateholders into which the person or persons designated in the related prospectus supplement will, to the extent described in this prospectus and in that prospectus supplement, deposit all payments and collections received or advanced with respect to the mortgage assets and other assets in the trust fund. A certificate account may be maintained as an interest bearing or a non-interest bearing account, and funds held in a certificate account may be held as cash or invested in certain obligations acceptable to each rating agency rating one or more classes of the related series of offered certificates.


CREDIT SUPPORT

     If so provided in the prospectus supplement for a series of certificates, partial or full protection against certain defaults and losses on the mortgage assets in the related trust fund may be provided to one or more classes of certificates of that series in the form of subordination of one or more other classes of certificates of that series or by one or more other types of credit support, such as letters of credit, overcollateralization, insurance policies, guarantees, surety bonds or reserve funds, or a combination of them. The amount and types of credit support, the identification of the entity providing it (if applicable) and related information with respect to each type of credit support, if any, will be set forth in the prospectus supplement for a series of certificates. See "Risk Factors--Credit Support May Not Cover Losses" and "Description of Credit Support" in this prospectus.


CASH FLOW AGREEMENTS

     If so provided in the prospectus supplement for a series of certificates, the related trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for those series will be invested at a specified rate. The trust fund may also include interest rate exchange agreements, interest rate cap or floor agreements, or currency exchange agreements, which agreements are designed to reduce the effects of interest rate or currency exchange rate fluctuations on the mortgage assets on one or more classes of certificates. The principal terms of a guaranteed investment contract or other agreement (any of these agreements, a "Cash Flow Agreement"), and the identity of the Cash Flow Agreement obligor, will be described in the prospectus supplement for a series of certificates.


                       YIELD AND MATURITY CONSIDERATIONS


GENERAL

     The yield on any offered certificate will depend on the price you paid, the fixed, variable or adjustable pass-through interest rate of the certificate and the amount and timing of distributions on the certificate. See "Risk Factors--Prepayment of the Mortgage Assets will Affect the Timing of Your Cash Flow and May Affect Your Yield" in this prospectus. The following discussion contemplates a trust fund that consists solely of mortgage loans. While the characteristics and behavior of mortgage loans underlying an MBS can generally be expected to have the same effect on the yield to maturity and/or weighted average life of a class of certificates as will the characteristics and behavior of comparable mortgage loans, the effect may differ due to the payment characteristics of the MBS. If a trust fund includes MBS, the related prospectus supplement will discuss the effect that the MBS payment characteristics may have on the yield to maturity and weighted average lives of the offered certificates of the related series.


PASS-THROUGH RATE

     The certificates of any class within a series may have a fixed, variable or adjustable pass-through interest rate, which may or may not be based upon the interest rates borne by the mortgage loans in the related trust fund. The prospectus supplement with respect to any series of certificates will specify the pass-through interest rate for each class of offered certificates of that series or, in the case of a class of offered certificates with a variable or adjustable pass-through interest rate, the method of determining the pass-through interest rate; the effect, if any, of the prepayment of any mortgage loan on the pass-through interest rate of one or more classes of offered certificates; and whether the distributions of interest on the offered certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.


PAYMENT DELAYS

     With respect to any series of certificates, a period of time will elapse between the date upon which payments on the mortgage loans in the related trust fund are due and the distribution date on which those payments are passed through to certificateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on those mortgage loans were distributed to certificateholders on or near the date they were due.


CERTAIN SHORTFALLS IN COLLECTIONS OF INTEREST

     When a principal prepayment in full or in part is made on a mortgage loan, the borrower is generally charged interest on the amount of that prepayment only through the date of prepayment, instead of through the Due Date for the next succeeding scheduled payment. However, interest accrued on any series of certificates and distributable on them on any distribution date will generally correspond to interest accrued on the mortgage loans to their respective Due Dates during the related Due Period. Unless otherwise specified in the prospectus supplement for a series of certificates, a "Due Period" is a specified time period generally corresponding in length to the time period between distribution dates, and all scheduled payments on the mortgage loans in the related trust fund that are due during a given Due Period will, to the extent received by a specified date (the "Determination Date") or otherwise advanced by the related master servicer or other specified person, be distributed to the holders of the certificates of that series on the next succeeding distribution date. Consequently, if a prepayment on any mortgage loan is distributable to certificateholders on a particular distribution date, but that prepayment is not accompanied by interest on it to the Due Date for that mortgage loan in the related Due Period, then the interest charged to the borrower (net of servicing and administrative fees) may be less (that shortfall, a "Prepayment Interest Shortfall") than the corresponding amount of interest accrued and otherwise payable on the certificates of the related series. If that shortfall is allocated to a class of offered certificates, their yield will be adversely affected. The prospectus supplement for each series of certificates will describe the manner in which those shortfalls will be allocated among the classes of those certificates. If so specified in the prospectus supplement for a series of certificates, the master servicer for that series will be required to apply some or all of its servicing compensation for the corresponding period to offset the amount of those shortfalls. The related prospectus supplement will also describe any other amounts available to offset those shortfalls. See "Description of the Pooling Agreements--Servicing Compensation and Payment of Expenses" in this prospectus.

YIELD AND PREPAYMENT CONSIDERATIONS

     A certificate's yield to maturity will be affected by the rate of principal payments on the mortgage loans in the related trust fund and the allocation of principal to reduce the principal balance (or notional amount, if applicable) of that certificate. The rate of principal payments on the mortgage loans in any trust fund will in turn be affected by the amortization schedules of the mortgage loans (which, in the case of ARM Loans, may change periodically to accommodate adjustments to their mortgage interest rates), the dates on which any balloon payments are due, and the rate of principal prepayments on them (including for this purpose, prepayments resulting from liquidations of mortgage loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of mortgage loans out of the related trust fund). Because the rate of principal prepayments on the mortgage loans in any trust fund will depend on future events and a variety of factors (as described more fully below), we cannot assure you as to that rate.

     The extent to which the yield to maturity of a class of offered certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in the related trust fund are in turn distributed on those certificates, or, in the case of a class of interest-only certificates, result in the reduction of its notional amount. An investor should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans in the related trust fund could result in an actual yield to that investor that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on those mortgage loans could result in an actual yield to that investor that is lower than the anticipated yield. In addition, if an investor purchases an offered certificate at a discount (or premium), and principal payments are made in reduction of the principal balance or notional amount of that investor's offered certificates at a rate slower (or faster) than the rate anticipated by the investor during any particular period, the consequent adverse effects on that investor's yield would not be fully offset by a subsequent like increase (or decrease) in the rate of principal payments.

     A class of certificates, including a class of offered certificates, may provide that on any distribution date the holders of those certificates are entitled to a pro rata share of the prepayments on the mortgage loans in the related trust fund that are distributable on that date, to a disproportionately large share (which, in some cases, may be all) of those prepayments, or to a disproportionately small share (which, in some cases, may be none) of those prepayments. As described in the related prospectus supplement, the respective entitlements of the various classes of certificates of any series to receive distributions in respect of payments (and, in particular, prepayments) of principal of the mortgage loans in the related trust fund may vary based on the occurrence of certain events, such as, the retirement of one or more classes of certificates of that series, or subject to certain contingencies, such as, prepayment and default rates with respect to those mortgage loans.

     In general, the notional amount of a class of interest-only certificates will either (1) be based on the principal balances of some or all of the mortgage assets in the related trust fund or (2) equal the principal balances of one or more of the other classes of certificates of the same series. Accordingly, the yield on those interest-only certificates will be inversely related to the rate at which payments and other collections of principal are received on those mortgage assets or distributions are made in reduction of the principal balances of those classes of certificates, as the case may be.

     Consistent with the foregoing, if a class of certificates of any series consists of interest-only certificates or principal-only certificates, a lower than anticipated rate of principal prepayments on the mortgage loans in the related trust fund will negatively affect the yield to investors in principal-only certificates, and a higher than anticipated rate of principal prepayments on those mortgage loans will negatively affect the yield to investors in interest-only certificates. If the offered certificates of a series include those certificates, the related prospectus supplement will include a table showing the effect of various assumed levels of prepayment on yields on those certificates. Those tables will be intended to illustrate the sensitivity of yields to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, yields or prepayment rates.

     We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a group of multifamily or commercial mortgage loans. However, the extent of prepayments of principal of the mortgage loans in any trust fund may be affected by a factors such as:

     o    the availability of mortgage credit,

     o the relative economic vitality of the area in which the Mortgaged Properties are located,

     o    the quality of management of the Mortgaged Properties,

     o    the servicing of the mortgage loans,

     o    possible changes in tax laws and other opportunities for investment,

     o    the existence of Lock-out Periods,

     o requirements that principal prepayments be accompanied by Prepayment Premiums, and

     o    by the extent to which these provisions may be practicably enforced.

     The rate of prepayment on a pool of mortgage loans is also affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage loan's interest rate, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of ARM Loans, as prevailing market interest rates decline, and without regard to whether the mortgage interest rates on the ARM Loans decline in a manner consistent therewith, the related borrowers may have an increased incentive to refinance for purposes of either (1) converting to a fixed rate loan and thereby "locking in" that rate or (2) taking advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity in the Mortgaged Properties, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits. We will make no representation as to the particular factors that will affect the prepayment of the mortgage loans in any trust fund, as to the relative importance of those factors, as to the percentage of the principal balance of the mortgage loans that will be paid as of any date or as to the overall rate of prepayment on the mortgage loans.

WEIGHTED AVERAGE LIFE AND MATURITY

     The rate at which principal payments are received on the mortgage loans in any trust fund will affect the ultimate maturity and the weighted average life of one or more classes of the certificates of that series. Weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of that instrument is repaid to the investor.

     The weighted average life and maturity of a class of certificates of any series will be influenced by the rate at which principal on the related mortgage loans, whether in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes voluntary prepayments, liquidations due to default and purchases of mortgage loans out of the related trust fund), is paid to that class. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate ("CPR") prepayment model or the Standard Prepayment Assumption ("SPA") prepayment model. CPR represents an assumed constant rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans for the life of those loans. SPA represents an assumed variable rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of the loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family loans. Thus, it is unlikely that the prepayment experience of the mortgage loans included in any trust fund will conform to any particular level of CPR or SPA.

     The prospectus supplement with respect to each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates of those series and the percentage of the initial principal balance of each class that would be outstanding on specified distribution dates based on the assumptions stated in that prospectus supplement, including assumptions that prepayments on the related mortgage loans are made at rates corresponding to various percentages of CPR or SPA, or at other rates specified in that prospectus supplement. Those tables and assumptions will illustrate the sensitivity of the weighted average lives of the certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the certificates.


CONTROLLED AMORTIZATION CLASSES AND COMPANION CLASSES

     A series of certificates may include one or more controlled amortization classes, which will entitle the holders of those certificates to receive principal distributions according to a specified principal payment schedule, which schedule is supported by creating priorities, as described in the related prospectus supplement, to receive principal payments from the mortgage loans in the related trust fund. Unless otherwise specified in the related prospectus supplement, each controlled amortization class will either be a planned amortization class or a targeted amortization class. In general, a planned amortization class has a "prepayment collar," that is, a range of prepayment rates that can be sustained without disruption, that determines the principal cash flow of those certificates. That prepayment collar is not static, and may expand or contract after the issuance of the planned amortization class depending on the actual prepayment experience for the underlying mortgage loans. Distributions of principal on a planned amortization class would be made in accordance with the specified schedule so long as prepayments on the underlying mortgage loans remain at a relatively constant rate within the prepayment collar and, as described below, companion classes exist to absorb "excesses" or "shortfalls" in principal payments on the underlying mortgage loans. If the rate of prepayment on the underlying mortgage loans from time to time falls outside the prepayment collar, or fluctuates significantly within the prepayment collar, especially for any extended period of time, that event may have material consequences in respect of the anticipated weighted average life and maturity for a planned amortization class. A targeted amortization class is structured so that principal distributions generally will be payable on it in accordance with its specified principal payments schedule so long as the rate of prepayments on the related mortgage assets remains relatively constant at the particular rate used in establishing that schedule. A targeted amortization class will generally afford the holders of those certificates some protection against early retirement or some protection against an extended average life, but not both.

     Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the related trust fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for those certificates. Prepayment risk with respect to a given pool of mortgage assets does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series, any of which companion classes may also be a class of offered certificates. In general, and as more particularly described in the related prospectus supplement, a companion class will entitle the holders of those certificates to a disproportionately large share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively fast, and will entitle the holders of those certificates to a disproportionately small share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively slow. A class of certificates that entitles the holders of those certificates to a disproportionately large share of the prepayments on the mortgage loans in the related trust fund enhances the risk of early retirement of that class, or call risk, if the rate of prepayment is relatively fast; while a class of certificates that entitles the holders of those certificates to a disproportionately small share of the prepayments on the mortgage loans in the related trust fund enhances the risk of an extended average life of that class, or extension risk, if the rate of prepayment is relatively slow. Thus, as described in the related prospectus supplement, a companion class absorbs some (but not all) of the "call risk" and/or "extension risk" that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.


OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

     Balloon Payments; Extensions of Maturity. Some or all of the mortgage loans included in a particular trust fund may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property, there is a risk that mortgage loans that require balloon payments may default at maturity, or that the maturity of that mortgage loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage loans, the master servicer or a special servicer, to the extent and under the circumstances set forth in this prospectus and in the related prospectus supplement, may be authorized to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay distributions of principal on a class of offered certificates and thereby extend the weighted average life of your certificates and, if those certificates were purchased at a discount, reduce your yield.

     Negative Amortization. The weighted average life of a class of certificates can be affected by mortgage loans that permit negative amortization to occur. A mortgage loan that provides for the payment of interest calculated at a rate lower than the rate at which interest accrues on it would be expected during a period of increasing interest rates to amortize at a slower rate (and perhaps not at all) than if interest rates were declining or were remaining constant. This slower rate of mortgage loan amortization would correspondingly be reflected in a slower rate of amortization for one or more classes of certificates of the related series. In addition, negative amortization on one or more mortgage loans in any trust fund may result in negative amortization on the certificates of the related series. The related prospectus supplement will describe, if applicable, the manner in which negative amortization in respect of the mortgage loans in any trust fund is allocated among the respective classes of certificates of the related series. The portion of any mortgage loan negative amortization allocated to a class of certificates may result in a deferral of some or all of the interest payable on them, which deferred interest may be added to the principal balance of the certificates. Accordingly, the weighted average lives of mortgage loans that permit negative amortization and that of the classes of certificates to which the negative amortization would be allocated or that would bear the effects of a slower rate of amortization on those mortgage loans, may increase as a result of that feature.

     Negative amortization also may occur in respect of an ARM Loan that limits the amount by which its scheduled payment may adjust in response to a change in its mortgage interest rate, provides that its scheduled payment will adjust less frequently than its mortgage interest rate or provides for constant scheduled payments notwithstanding adjustments to its mortgage interest rate. Accordingly, during a period of declining interest rates, the scheduled payment on that mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate, thereby resulting in the accelerated amortization of that mortgage loan. This acceleration in amortization of its principal balance will shorten the weighted average life of that mortgage loan and, correspondingly, the weighted average lives of those classes of certificates entitled to a portion of the principal payments on that mortgage loan.

     The extent to which the yield on any offered certificate will be affected by the inclusion in the related trust fund of mortgage loans that permit negative amortization, will depend upon (1) whether that offered certificate was purchased at a premium or a discount and (2) the extent to which the payment characteristics of those mortgage loans delay or accelerate the distributions of principal on that certificate or, in the case of an interest-only certificate, delay or accelerate the amortization of the notional amount of that certificate. See "--Yield and Prepayment Considerations" above.

     Foreclosures and Payment Plans. The number of foreclosures and the principal amount of the mortgage loans that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average lives of those mortgage loans and, accordingly, the weighted average lives of and yields on the certificates of the related series. Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average lives of and yields on the certificates of the related series.

     Losses and Shortfalls on the Mortgage Assets. The yield on your certificates will directly depend on the extent to which you are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the mortgage loans in the related trust fund and the timing of those losses and shortfalls. In general, the earlier that any loss or shortfall occurs, the greater will be the negative effect on yield for any class of certificates that is required to bear the effects of the shortfall.

     The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by a reduction in the entitlements to interest and/or principal balances of one or more classes of certificates, or by establishing a priority of payments among those classes of certificates.

     The yield to maturity on a class of Subordinate Certificates may be extremely sensitive to losses and shortfalls in collections on the mortgage loans in the related trust fund.

     Additional Certificate Amortization. In addition to entitling the holders of one or more classes of a series of certificates to a specified portion, which may during specified periods range from none to all, of the principal payments received on the mortgage assets in the related trust fund, one or more classes of certificates of any series, including one or more classes of offered certificates of those series, may provide for distributions of principal of those certificates from:

     1. amounts attributable to interest accrued but not currently distributable on one or more classes of accrual certificates,

     2.   Excess Funds, or

     3.   any other amounts described in the related prospectus supplement.

     Unless otherwise specified in the related prospectus supplement, "Excess Funds" will, in general, represent that portion of the amounts distributable in respect of the certificates of any series on any distribution date that represent (1) interest received or advanced on the mortgage assets in the related trust fund that is in excess of the interest currently accrued on the certificates of that series, or (2) Prepayment Premiums, payments from Equity Participations or any other amounts received on the mortgage assets in the related trust fund that do not constitute interest on, or principal of, those certificates.

     The amortization of any class of certificates out of the sources described in the preceding paragraph would shorten the weighted average life of those certificates and, if those certificates were purchased at a premium, reduce the yield on those certificates. The related prospectus supplement will discuss the relevant factors to be considered in determining whether distributions of principal of any class of certificates out of those sources would have any material effect on the rate at which those certificates are amortized.

     Optional Early Termination. If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund by the party or parties specified in the related prospectus supplement, under the circumstances and in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the principal balance of a specified class or classes of certificates by a specified percentage or amount, the specified party may be authorized or required to solicit bids for the purchase of all of the mortgage assets of the related trust fund, or of a sufficient portion of those mortgage assets to retire that class or classes, as set forth in the related prospectus supplement. In the absence of other factors, any early retirement of a class of offered certificates would shorten the weighted average life of those certificates and, if those certificates were purchased at premium, reduce the yield on those certificates.

                                 THE DEPOSITOR


     J.P. Morgan Chase Commercial Mortgage Securities Corp., the Depositor, is a Delaware corporation organized on September 19, 1994. The Depositor is a wholly owned subsidiary of JPMorgan Chase Bank, a New York banking corporation, which is a wholly owned subsidiary of J.P. Morgan Chase & Co., a Delaware corporation. The Depositor maintains its principal office at 270 Park Avenue, New York, New York 10017. Its telephone number is (212) 834-9280. The Depositor does not have, nor is it expected in the future to have, any significant assets.


                                USE OF PROCEEDS

     We will apply the net proceeds to be received from the sale of the certificates of any series to the purchase of Trust Assets or use the net proceeds for general corporate purposes. We expect to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of mortgage assets we have acquired, prevailing interest rates, availability of funds and general market conditions.

                        DESCRIPTION OF THE CERTIFICATES


GENERAL

     Each series of certificates will represent the entire beneficial ownership interest in a trust fund. As described in the related prospectus supplement, the certificates of each series, including the offered certificates of that series, may consist of one or more classes of certificates that, among other things:

     o provide for the accrual of interest on the certificates at a fixed, variable or adjustable rate;

     o are senior (collectively, "Senior Certificates") or subordinate (collectively, "Subordinate Certificates") to one or more other classes of certificates in entitlement to certain distributions on the certificates;

     o are principal-only certificates entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest;

     o are interest-only certificates entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal;

     o provide for distributions of interest on, or principal of, those certificates that commence only after the occurrence of certain events, such as the retirement of one or more other classes of certificates of that series;

     o provide for distributions of principal of those certificates to be made, from time to time or for designated periods, at a rate that is faster, and, in some cases, substantially faster, or slower, and, in some cases, substantially slower, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

     o provide for controlled distributions of principal of those certificates to be made based on a specified payment schedule or other methodology, subject to available funds; or

     o provide for distributions based on collections of Prepayment Premiums and Equity Participations on the mortgage assets in the related trust fund.

     Each class of offered certificates of a series will be issued in minimum denominations corresponding to the principal balances or, in case of certain classes of interest-only certificates or residual certificates, notional amounts or percentage interests, specified in the related prospectus supplement. As provided in the related prospectus supplement, one or more classes of offered certificates of any series may be issued in fully registered, definitive form (those certificates, "Definitive Certificates") or may be offered in book-entry format (those certificates, "Book-Entry Certificates") through the facilities of The Depository Trust Company ("DTC"). The offered certificates of each series (if issued as Definitive Certificates) may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, other than any tax or other governmental charge payable in connection therewith. Interests in a class of Book-Entry Certificates will be transferred on the book-entry records of DTC and its participating organizations. See "Risk Factors--Your Ability to Resell Certificates may be Limited Because of Their Characteristics" and "--Book-Entry System for Certain Classes May Decrease Liquidity and Delay Payment" in this prospectus.


DISTRIBUTIONS

     Distributions on the certificates of each series will be made on each distribution date as specified in the related prospectus supplement from the Available Distribution Amount for that series and that distribution date. Unless otherwise provided in the related prospectus supplement, the "Available Distribution Amount" for any series of certificates and any distribution date will refer to the total of all payments or other collections on or in respect of the mortgage assets and any other assets included in the related trust fund that are available for distribution to the holders of certificates of that series on that date. The particular components of the Available Distribution Amount for any series on each distribution date will be more specifically described in the related prospectus supplement.

     Except as otherwise specified in the related prospectus supplement, distributions on the certificates of each series, other than the final distribution in retirement of that certificate, will be made to the persons in whose names those certificates are registered at the close of business on the last business day of the month preceding the month in which the applicable distribution date occurs (the "Record Date"), and the amount of each distribution will be determined as of the close of business on the Determination Date specified in the related prospectus supplement. All distributions with respect to each class of certificates on each distribution date will be allocated pro rata among the outstanding certificates in that class. Payments will be made either by wire transfer in immediately available funds to your account at a bank or other entity having appropriate facilities for the transfer, if you have provided the person required to make those payments with wiring instructions no later than the date specified in the related prospectus supplement (and, if so provided in the related prospectus supplement, that you hold certificates in the amount or denomination specified in the prospectus supplement), or by check mailed to the address of that certificateholder as it appears on the certificate register; provided, however, that the final distribution in retirement of any class of certificates (whether Definitive Certificates or Book-Entry Certificates) will be made only upon presentation and surrender of those certificates at the location specified in the notice to certificateholders of the final distribution.


DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

     Each class of certificates of each series, other than certain classes of principal-only certificates and residual certificates ("Residual Certificates") that have no pass-through interest rate, may have a different pass-through interest rate, which in each case may be fixed, variable or adjustable. The related prospectus supplement will specify the pass-through interest rate or, in the case of a variable or adjustable pass-through interest rate, the method for determining the pass-through interest rate, for each class. Unless otherwise specified in the related prospectus supplement, interest on the certificates of each series will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     Distributions of interest in respect of any class of certificates (other than certain classes of certificates that will be entitled to distributions of accrued interest commencing only on the distribution date, or under the circumstances, specified in the related prospectus supplement ("Accrual Certificates"), and other than any class of principal-only certificates or Residual Certificates which are not entitled to distributions of interest) will be made on each distribution date based on the Accrued Certificate Interest for that class and that distribution date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to that class on that distribution date. Prior to the time interest is distributable on any class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on that class will be added to the principal balance of those certificates on each distribution date. With respect to each class of certificates, other than certain classes of interest-only certificates and certain classes of residual certificates, the "Accrued Certificate Interest" for each distribution date will be equal to interest at the applicable pass-through interest rate accrued for a specified time period generally corresponding in length to the time period between distribution dates, on the outstanding principal balance of that class of certificates immediately prior to that distribution date.

     Unless otherwise provided in the related prospectus supplement, the Accrued Certificate Interest for each distribution date on a class of interest-only certificates will be similarly calculated except that it will accrue on a notional amount that is either:

     1. based on the principal balances of some or all of the mortgage assets in the related trust fund,

     2. equal to the principal balances of one or more other classes of certificates of the same series, or

     3. an amount or amounts specified in the applicable prospective supplement.

     Reference to a notional amount with respect to a class of interest-only certificates is solely for convenience in making certain calculations and does not represent the right to receive any distributions of principal. If so specified in the related prospectus supplement, the amount of Accrued Certificate Interest that is otherwise distributable on, or, in the case of Accrual Certificates, that may otherwise be added to the principal balance of, one or more classes of the certificates of a series will be reduced to the extent that any Prepayment Interest Shortfalls, as described under "Yield and Maturity Considerations--Certain Shortfalls in Collections of Interest" in this prospectus, exceed the amount of any sums that are applied to offset the amount of those shortfalls. The particular manner in which those shortfalls will be allocated among some or all of the classes of certificates of that series will be specified in the related prospectus supplement. The related prospectus supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the principal balance of) a class of offered certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the mortgage assets in the related trust fund. Unless otherwise provided in the related prospectus supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of certificates by reason of the allocation to that class of a portion of any deferred interest on or in respect of the mortgage assets in the related trust fund will result in a corresponding increase in the principal balance of that class. See "Risk Factors--Prepayments of the Mortgage Assets will Affect the Timing of Your Cash Flow and May Affect Your Yield" and "Yield and Maturity Considerations" in this prospectus.


DISTRIBUTIONS OF PRINCIPAL ON THE CERTIFICATES

     Each class of certificates of each series, other than certain classes of interest-only certificates and Residual Certificates, will have a principal balance which, at any time, will equal the then maximum amount that the holders of certificates of that class will be entitled to receive in respect of principal out of the future cash flow on the mortgage assets and other assets included in the related trust fund. The outstanding principal balance of a class of certificates will be reduced by distributions of principal made on the certificates from time to time and, if so provided in the related prospectus supplement, further by any losses incurred in respect of the related mortgage assets allocated thereto from time to time. In turn, the outstanding principal balance of a class of certificates may be increased as a result of any deferred interest on or in respect of the related mortgage assets being allocated to that class from time to time, and will be increased, in the case of a class of Accrual Certificates prior to the distribution date on which distributions of interest on the certificates are required to commence, by the amount of any Accrued Certificate Interest in respect of those certificates (reduced as described above). The initial principal balance of each class of a series of certificates will be specified in the related prospectus supplement. As described in the related prospectus supplement, distributions of principal with respect to a series of certificates will be made on each distribution date to the holders of the class or classes of certificates of that series entitled thereto until the principal balances of those certificates have been reduced to zero. Distributions of principal with respect to one or more classes of certificates may be made at a rate that is faster, and, in some cases, substantially faster, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. Distributions of principal with respect to one or more classes of certificates may not commence until the occurrence of certain events, including the retirement of one or more other classes of certificates of the same series, or may be made at a rate that is slower, and, in some cases, substantially slower, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. Distributions of principal with respect to one or more classes of certificates may be made, subject to available funds, based on a specified principal payment schedule. Distributions of principal with respect to one or more classes of certificates may be contingent on the specified principal payment schedule for another class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received. Unless otherwise specified in the related prospectus supplement, distributions of principal of any class of offered certificates will be made on a pro rata basis among all of the certificates of that class.


DISTRIBUTIONS ON THE CERTIFICATES IN RESPECT OF PREPAYMENT PREMIUMS OR IN RESPECT OF EQUITY PARTICIPATIONS

     If so provided in the related prospectus supplement, Prepayment Premiums or payments in respect of Equity Participations received on or in connection with the mortgage assets in any trust fund will be distributed on each distribution date to the holders of the class of certificates of the related series entitled thereto in accordance with the provisions described in that prospectus supplement.


ALLOCATION OF LOSSES AND SHORTFALLS

     The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by a reduction in the entitlements to interest and/or principal balances of one or more classes of certificates, or by establishing a priority of payments among those classes of certificates.


ADVANCES IN RESPECT OF DELINQUENCIES

     If provided in the related prospectus supplement, if a trust fund includes mortgage loans, the master servicer, a special servicer, the trustee, any provider of credit support and/or any other specified person may be obligated to advance, or have the option of advancing, on or before each distribution date, from its or their own funds or from excess funds held in the related certificate account that are not part of the Available Distribution Amount for the related series of certificates for that distribution date, an amount up to the aggregate of any payments of principal, other than any balloon payments, and interest that were due on or in respect of those mortgage loans during the related Due Period and were delinquent on the related Determination Date.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates entitled thereto, rather than to guarantee or insure against losses. Accordingly, all advances made out of a specific entity's own funds will be reimbursable out of related recoveries on the mortgage loans, including amounts received under any instrument of credit support, respecting which those advances were made (as to any mortgage loan, "Related Proceeds") and those other specific sources as may be identified in the related prospectus supplement, including in the case of a series that includes one or more classes of Subordinate Certificates, collections on other mortgage loans in the related trust fund that would otherwise be distributable to the holders of one or more classes of those Subordinate Certificates. No advance will be required to be made by a master servicer, special servicer or trustee if, in the good faith judgment of the master servicer, special servicer or trustee, as the case may be, that advance would not be recoverable from Related Proceeds or another specifically identified source (each, a "Nonrecoverable Advance"); and, if previously made by a master servicer, special servicer or trustee, a Nonrecoverable Advance will be reimbursable to the advancing party from any amounts in the related certificate account prior to any distributions being made to the related series of certificateholders.

     If advances have been made by a master servicer, special servicer, trustee or other entity from excess funds in a certificate account, the advancing party will be required to replace those funds in that certificate account on any future distribution date to the extent that funds in that certificate account on that distribution date are less than payments required to be made to the related series of certificateholders on that date. If so specified in the related prospectus supplement, the obligation of a master servicer, special servicer, trustee or other entity to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of a surety bond, and the identity of any obligor on that surety bond, will be set forth in the related prospectus supplement.

     If so provided in the related prospectus supplement, any entity making advances will be entitled to receive interest on those advances for the period that those advances are outstanding at the rate specified in that prospectus supplement, and that entity will be entitled to payment of that interest periodically from general collections on the mortgage loans in the related trust fund prior to any payment to the related series of certificateholders or as otherwise described in the prospectus supplement.

     The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes MBS will describe any comparable advancing obligation.


REPORTS TO CERTIFICATEHOLDERS

     On each distribution date, together with the distribution to the holders of each class of the offered certificates of a series, a master servicer or trustee, as provided in the related prospectus supplement, will forward to each holder a statement (a "Distribution Date Statement") that, unless otherwise provided in the related prospectus supplement, will set forth, among other things, in each case to the extent applicable:

     o the amount of that distribution to holders of that class of offered certificates that was applied to reduce the principal balance of those certificates, expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of that minimum denomination;

     o the amount of that distribution to holders of that class of offered certificates that is allocable to Accrued Certificate Interest, expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of that minimum denomination;

     o the amount, if any, of that distribution to holders of that class of offered certificates that is allocable to (A) Prepayment Premiums and
          (B) payments on account of Equity Participations, expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of that minimum denomination;

     o the amount, if any, by which that distribution is less than the amounts to which holders of that class of offered certificates are entitled;

     o if the related trust fund includes mortgage loans, the aggregate amount of advances included in that distribution;

     o if the related trust fund includes mortgage loans, the amount of servicing compensation received by the related master servicer (and, if payable directly out of the related trust fund, by any special servicer and any sub-servicer) and other customary information as the reporting party deems necessary or desirable, or that a certificateholder reasonably requests, to enable certificateholders to prepare their tax returns;

     o information regarding the aggregate principal balance of the related mortgage assets on or about that distribution date;

     o if the related trust fund includes mortgage loans, information regarding the number and aggregate principal balance of those mortgage loans that are delinquent in varying degrees;

     o if the related trust fund includes mortgage loans, information regarding the aggregate amount of losses incurred and principal prepayments made with respect to those mortgage loans during the specified period, generally equal in length to the time period between distribution dates, during which prepayments and other unscheduled collections on the mortgage loans in the related trust fund must be received in order to be distributed on a particular distribution date;

     o the principal balance or notional amount, as the case may be, of each class of certificates (including any class of certificates not offered hereby) at the close of business on that distribution date, separately identifying any reduction in that principal balance or notional amount due to the allocation of any losses in respect of the related mortgage assets, any increase in that principal balance or notional amount due to the allocation of any negative amortization in respect of the related mortgage assets and any increase in the principal balance of a class of Accrual Certificates, if any, in the event that Accrued Certificate Interest has been added to that balance;

     o if the class of offered certificates has a variable pass-through interest rate or an adjustable pass-through interest rate, the pass-through interest rate applicable to that class for that distribution date and, if determinable, for the next succeeding distribution date;

     o the amount deposited in or withdrawn from any reserve fund on that distribution date, and the amount remaining on deposit in that reserve fund as of the close of business on that distribution date;

     o if the related trust fund includes one or more instruments of credit support, like a letter of credit, an insurance policy and/or a surety bond, the amount of coverage under that instrument as of the close of business on that distribution date; and

     o to the extent not otherwise reflected through the information furnished as described above, the amount of credit support being afforded by any classes of Subordinate Certificates.

     The prospectus supplement for each series of certificates may describe additional information to be included in reports to the holders of the offered certificates of that series.

     Within a reasonable period of time after the end of each calendar year, the master servicer or trustee for a series of certificates, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate of that series a statement containing the information set forth in the first three categories described above, aggregated for that calendar year or the applicable portion of that year during which that person was a certificateholder. This obligation will be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Internal Revenue Code of 1986, as amended (the "Code"), as are from time to time in force. See, however, "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in this prospectus.

     If the trust fund for a series of certificates includes MBS, the ability of the related master servicer or trustee, as the case may be, to include in any Distribution Date Statement information regarding the mortgage loans underlying that MBS will depend on the reports received with respect to that MBS. In those cases, the related prospectus supplement will describe the loan-specific information to be included in the distribution date statements that will be forwarded to the holders of the offered certificates of that series in connection with distributions made to them.


VOTING RIGHTS

     The voting rights evidenced by each series of certificates will be allocated among the respective classes of that series in the manner described in the related prospectus supplement.

     Certificateholders will generally not have a right to vote, except with respect to required consents to certain amendments to the agreement pursuant to which the certificates are issued and as otherwise specified in the related prospectus supplement. See "Description of the Pooling Agreements--Amendment" in this prospectus. The holders of specified amounts of certificates of a particular series will have the right to act as a group to remove the related trustee and also upon the occurrence of certain events which if continuing would constitute an event of default on the part of the related master servicer. See "Description of the Pooling Agreements--Events of Default," and "--Resignation and Removal of the Trustee" in this prospectus.


TERMINATION

     The obligations created by the pooling and servicing or other agreement creating a series of certificates will terminate following:

     o the final payment or other liquidation of the last mortgage asset underlying the series or the disposition of all property acquired upon foreclosure of any mortgage loan underlying the series, and

     o the payment to the certificateholders of the series of all amounts required to be paid to them.

     Written notice of termination will be given to each certificateholder of the related series, and the final distribution will be made only upon presentation and surrender of the certificates of that series at the location to be specified in the notice of termination.

     If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund by the party or parties specified in the prospectus supplement, in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the principal balance of a specified class or classes of certificates by a specified percentage or amount, a party designated in the prospectus supplement may be authorized or required to bid for or solicit bids for the purchase of all the mortgage assets of the related trust fund, or of a sufficient portion of those mortgage assets to retire those class or classes, in the manner set forth in the prospectus supplement.


BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     If so provided in the prospectus supplement for a series of certificates, one or more classes of the offered certificates of that series will be offered in book-entry format through the facilities of The Depository Trust Company, and that class will be represented by one or more global certificates registered in the name of DTC or its nominee.

     DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking corporation" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. "Direct Participants", which maintain accounts with DTC, include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system also is available to others like banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants").

     Purchases of Book-Entry Certificates under the DTC system must be made by or through Direct Participants, which will receive a credit for the Book-Entry Certificates on DTC's records. The ownership interest of each actual purchaser of a Book-Entry Certificate (a "Certificate Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Certificate Owners will not receive written confirmation from DTC of their purchases, but Certificate Owners are expected to receive written confirmations providing details of those transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which each Certificate Owner entered into the transaction. Transfers of ownership interest in the Book-Entry Certificates are to be accomplished by entries made on the books of Participants acting on behalf of Certificate Owners. Certificate Owners will not receive certificates representing their ownership interests in the Book-Entry Certificates, except in the event that use of the book-entry system for the Book-Entry Certificates of any series is discontinued as described below.

     DTC has no knowledge of the actual Certificate Owners of the Book-Entry Certificates; DTC's records reflect only the identity of the Direct Participants to whose accounts those certificates are credited, which may or may not be the Certificate Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Certificate Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Distributions on the Book-Entry Certificates will be made to DTC. DTC's practice is to credit Direct Participants' accounts on the related distribution date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on that date. Disbursement of those distributions by Participants to Certificate Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of that Participant (and not of DTC, the Depositor or any trustee or master servicer), subject to any statutory or regulatory requirements as may be in effect from time to time. Under a book-entry system, Certificate Owners may receive payments after the related distribution date.

     Unless otherwise provided in the related prospectus supplement, the only certificateholder of record will be the nominee of DTC, and the Certificate Owners will not be recognized as certificateholders under the agreement pursuant to which the certificates are issued. Certificate Owners will be permitted to exercise the rights of certificateholders under that agreement only indirectly through the Participants who in turn will exercise their rights through DTC. The Depositor is informed that DTC will take action permitted to be taken by a certificateholder under that agreement only at the direction of one or more Participants to whose account with DTC interests in the Book-Entry Certificates are credited.

     Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain Certificate Owners, the ability of a Certificate Owner to pledge its interest in Book-Entry Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in Book-Entry Certificates, may be limited due to the lack of a physical certificate evidencing that interest.

     Unless otherwise specified in the related prospectus supplement, certificates initially issued in book-entry form will be issued as Definitive Certificates to Certificate Owners or their nominees, rather than to DTC or its nominee, only if

     o the Depositor advises the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those certificates and the Depositor is unable to locate a qualified successor or

     o the Depositor, at its option, elects to terminate the book-entry system through DTC with respect to those certificates.

     Upon the occurrence of either of the events described above, DTC will be required to notify all Participants of the availability through DTC of Definitive Certificates. Upon surrender by DTC of the certificate or certificates representing a class of Book-Entry Certificates, together with instructions for registration, the trustee for the related series or other designated party will be required to issue to the Certificate Owners identified in those instructions the Definitive Certificates to which they are entitled, and thereafter the holders of those Definitive Certificates will be recognized as certificateholders of record under the related agreement pursuant to which the certificates are issued.


                     DESCRIPTION OF THE POOLING AGREEMENTS


GENERAL

     The certificates of each series will be issued pursuant to a pooling and servicing agreement or other agreement specified in the related prospectus supplement (in either case, a "Pooling Agreement"). In general, the parties to a Pooling Agreement will include the Depositor, a trustee, a master servicer and, in some cases, a special servicer appointed as of the date of the Pooling Agreement. However, a Pooling Agreement may include a Mortgage Asset Seller as a party, and a Pooling Agreement that relates to a trust fund that consists solely of MBS may not include a master servicer or other servicer as a party. All parties to each Pooling Agreement under which certificates of a series are issued will be identified in the related prospectus supplement. If so specified in the related prospectus supplement, an affiliate of the Depositor, or the Mortgage Asset Seller or an affiliate of the Mortgage Asset Seller, may perform the functions of master servicer or special servicer. Any party to a Pooling Agreement may own certificates.

     A form of a Pooling Agreement has been filed as an exhibit to the Registration Statement of which this prospectus is a part. However, the provisions of each Pooling Agreement will vary depending upon the nature of the certificates to be issued and the nature of the related trust fund. The following summaries describe certain provisions that may appear in a Pooling Agreement under which certificates that evidence interests in mortgage loans will be issued. The prospectus supplement for a series of certificates will describe any provision of the related Pooling Agreement that materially differs from the description contained in this prospectus and, if the related trust fund includes MBS, will summarize all of the material provisions of the related Pooling Agreement. The summaries in this prospectus do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Pooling Agreement for each series of certificates and the description of those provisions in the related prospectus supplement. We will provide a copy of the Pooling Agreement (without exhibits) that relates to any series of certificates without charge upon written request of a holder of a certificate of that series addressed to J.P. Morgan Chase Commercial Mortgage Securities Corp., 270 Park Avenue, New York, New York 10017, Attention: President.


ASSIGNMENT OF MORTGAGE LOANS; REPURCHASES

     At the time of issuance of any series of certificates, we will assign (or cause to be assigned) to the designated trustee the mortgage loans to be included in the related trust fund. The trustee will, concurrently with the assignment, deliver the certificates to or at the direction of the Depositor in exchange for the mortgage loans and the other assets to be included in the trust fund for that series. Each mortgage loan will be identified in a schedule. That schedule generally will include detailed information that pertains to each mortgage loan included in the related trust fund, which information will typically include the address of the related Mortgaged Property and type of that property; the mortgage interest rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information; the original and remaining term to maturity; the original amortization term; and the original and outstanding principal balance.

     With respect to each mortgage loan to be included in a trust fund, we will deliver (or cause to be delivered) to the related trustee (or to a custodian appointed by the trustee) certain loan documents which, unless otherwise specified in the related prospectus supplement, will include the original Mortgage Note endorsed, without recourse, to the order of the trustee, the original Mortgage, or a certified copy, in each case with evidence of recording indicated on it and an assignment of the Mortgage to the trustee in recordable form. Unless otherwise provided in the prospectus supplement for a series of certificates, the related Pooling Agreement will require us or another party to the agreement to promptly cause each assignment of Mortgage to be recorded in the appropriate public office for real property records.

     The trustee (or a custodian appointed by the trustee) for a series of certificates will be required to review the mortgage loan documents delivered to it within a specified period of days after receipt of the mortgage loan documents, and the trustee (or that custodian) will hold those documents in trust for the benefit of the certificateholders of that series. Unless otherwise specified in the related prospectus supplement, if that document is found to be missing or defective, and that omission or defect, as the case may be, materially and adversely affects the interests of the certificateholders of the related series, the trustee (or that custodian) will be required to notify the master servicer and the Depositor, and one of those persons will be required to notify the relevant Mortgage Asset Seller. In that case, and if the Mortgage Asset Seller cannot deliver the document or cure the defect within a specified number of days after receipt of that notice, then, except as otherwise specified below or in the related prospectus supplement, the Mortgage Asset Seller will be obligated to repurchase the related mortgage loan from the trustee at a price that will be specified in the related prospectus supplement. If so provided in the prospectus supplement for a series of certificates, a Mortgage Asset Seller, in lieu of repurchasing a mortgage loan as to which there is missing or defective loan documentation, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of that series of certificates, to replace those mortgage loans with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement. Unless otherwise specified in the related prospectus supplement, this repurchase or substitution obligation will constitute the sole remedy to holders of the certificates of any series or to the related trustee on their behalf for missing or defective loan documentation and neither the Depositor nor, unless it is the Mortgage Asset Seller, the master servicer will be obligated to purchase or replace a mortgage loan if a Mortgage Asset Seller defaults on its obligation to do so. Notwithstanding the foregoing, if a document has not been delivered to the related trustee (or to a custodian appointed by the trustee) because that document has been submitted for recording, and neither that document nor a certified copy, in either case with evidence of recording on it, can be obtained because of delays on the part of the applicable recording office, then, unless otherwise specified in the related prospectus supplement, the Mortgage Asset Seller will not be required to repurchase or replace the affected mortgage loan on the basis of that missing document so long as it continues in good faith to attempt to obtain that document or that certified copy.


REPRESENTATIONS AND WARRANTIES; REPURCHASES

     Unless otherwise provided in the prospectus supplement for a series of certificates, the Depositor will, with respect to each mortgage loan in the related trust fund, make or assign, or cause to be made or assigned, certain representations and warranties (the person making those representations and warranties, the "Warranting Party") covering, by way of example:

     o the accuracy of the information set forth for that mortgage loan on the schedule of mortgage loans delivered upon initial issuance of the certificates;

     o the enforceability of the related Mortgage Note and Mortgage and the existence of title insurance insuring the lien priority of the related Mortgage;

     o the Warranting Party's title to the mortgage loan and the authority of the Warranting Party to sell the mortgage loan; and

     o    the payment status of the mortgage loan.

     It is expected that in most cases the Warranting Party will be the Mortgage Asset Seller; however, the Warranting Party may also be an affiliate of the Mortgage Asset Seller, the Depositor or an affiliate of the Depositor, the master servicer, a special servicer or another person acceptable to the Depositor. The Warranting Party, if other than the Mortgage Asset Seller, will be identified in the related prospectus supplement.

     Unless otherwise provided in the related prospectus supplement, each Pooling Agreement will provide that the master servicer and/or trustee will be required to notify promptly any Warranting Party of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects the interests of the certificateholders of the related series. If that Warranting Party cannot cure that breach within a specified period following the date on which it was notified of the breach, then, unless otherwise provided in the related prospectus supplement, it will be obligated to repurchase that mortgage loan from the trustee at a price that will be specified in the related prospectus supplement. If so provided in the prospectus supplement for a series of certificates, a Warranting Party, in lieu of repurchasing a mortgage loan as to which a breach has occurred, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of that series of certificates, to replace that mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement. Unless otherwise specified in the related prospectus supplement, this repurchase or substitution obligation will constitute the sole remedy available to holders of the certificates of any series or to the related trustee on their behalf for a breach of representation and warranty by a Warranting Party and neither the Depositor nor the master servicer, in either case unless it is the Warranting Party, will be obligated to purchase or replace a mortgage loan if a Warranting Party defaults on its obligation to do so.

     In some cases, representations and warranties will have been made in respect of a mortgage loan as of a date prior to the date upon which the related series of certificates is issued, and thus may not address events that may occur following the date as of which they were made. However, we will not include any mortgage loan in the trust fund for any series of certificates if anything has come to our attention that would cause us to believe that the representations and warranties made in respect of that mortgage loan will not be accurate in all material respects as of the date of issuance. The date as of which the representations and warranties regarding the mortgage loans in any trust fund were made will be specified in the related prospectus supplement.


COLLECTION AND OTHER SERVICING PROCEDURES

     The master servicer for any trust fund, directly or through sub-servicers, will be required to make reasonable efforts to collect all scheduled payments under the mortgage loans in that trust fund, and will be required to follow the same collection procedures as it would follow with respect to mortgage loans that are comparable to the mortgage loans in that trust fund and held for its own account, provided those procedures are consistent with:

     1. the terms of the related Pooling Agreement and any related instrument of credit support included in that trust fund,

     2.   applicable law, and

     3. the servicing standard specified in the related Pooling Agreement and prospectus supplement (the "Servicing Standard").

     The master servicer for any trust fund, directly or through sub-servicers, will also be required to perform as to the mortgage loans in that trust fund various other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts, if required under the related Pooling Agreement, for payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items; attempting to collect delinquent payments; supervising foreclosures; negotiating modifications; conducting property inspections on a periodic or other basis; managing (or overseeing the management of)

Mortgaged Properties acquired on behalf of that trust fund through foreclosure, deed-in-lieu of foreclosure or otherwise (each, an "REO Property"); and maintaining servicing records relating to those mortgage loans. Unless otherwise specified in the related prospectus supplement, the master servicer will be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of credit support. See "Description of Credit Support" in this prospectus.


SUB-SERVICERS

     A master servicer may delegate its servicing obligations in respect of the mortgage loans serviced thereby to one or more third-party servicers; provided that, unless otherwise specified in the related prospectus supplement, the master servicer will remain obligated under the related Pooling Agreement. A sub-servicer for any series of certificates may be an affiliate of the Depositor or master servicer. Unless otherwise provided in the related prospectus supplement, each sub-servicing agreement between a master servicer and a sub-servicer (a "Sub-Servicing Agreement") will provide that, if for any reason the master servicer is no longer acting in that capacity, the trustee or any successor master servicer may assume the master servicer's rights and obligations under that Sub-Servicing Agreement. A master servicer will be required to monitor the performance of sub-servicers retained by it and will have the right to remove a sub-servicer retained by it at any time it considers removal to be in the best interests of certificateholders.

     Unless otherwise provided in the related prospectus supplement, a master servicer will be solely liable for all fees owed by it to any sub-servicer, irrespective of whether the master servicer's compensation pursuant to the related Pooling Agreement is sufficient to pay those fees. Each sub-servicer will be reimbursed by the master servicer that retained it for certain expenditures which it makes, generally to the same extent the master servicer would be reimbursed under a Pooling Agreement. See "--Certificate Account" and "--Servicing Compensation and Payment of Expenses" in this prospectus.


SPECIAL SERVICERS

     To the extent so specified in the related prospectus supplement, one or more special servicers may be a party to the related Pooling Agreement or may be appointed by the master servicer or another specified party. A special servicer for any series of certificates may be an affiliate of the Depositor or the master servicer. A special servicer may be entitled to any of the rights, and subject to any of the obligations, described in this prospectus in respect of a master servicer. The related prospectus supplement will describe the rights, obligations and compensation of any special servicer for a particular series of certificates. The master servicer will not be liable for the performance of a special servicer.


CERTIFICATE ACCOUNT

     General. The master servicer, the trustee and/or a special servicer will, as to each trust fund that includes mortgage loans, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on or in respect of those mortgage loans, which will be established so as to comply with the standards of each rating agency that has rated any one or more classes of certificates of the related series. A certificate account may be maintained as an interest-bearing or a non-interest-bearing account and the funds held in a certificate account may be invested pending each succeeding distribution date in United States government securities and other obligations that are acceptable to each rating agency that has rated any one or more classes of certificates of the related series ("Permitted Investments"). Unless otherwise provided in the related prospectus supplement, any interest or other income earned on funds in a certificate account will be paid to the related master servicer, trustee or any special servicer as additional compensation. A certificate account may be maintained with the related master servicer, special servicer or Mortgage Asset Seller or with a depository institution that is an affiliate of any of the foregoing or of the Depositor, provided that it complies with applicable rating agency standards. If permitted by the applicable rating agency or agencies and so specified in the related prospectus supplement, a certificate account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related master servicer or any special servicer or serviced by either on behalf of others.

     Deposits. Unless otherwise provided in the related Pooling Agreement and described in the related prospectus supplement, a master servicer, trustee or special servicer will be required to deposit or cause to be deposited in the certificate account for each trust fund that includes mortgage loans, within a certain period following receipt (in the case of collections on or in respect of the mortgage loans) or otherwise as provided in the related Pooling Agreement, the following payments and collections received or made by the master servicer, the trustee or any special servicer subsequent to the cut-off date (other than payments due on or before the cut-off date):

     1. all payments on account of principal, including principal prepayments, on the mortgage loans;

     2. all payments on account of interest on the mortgage loans, including any default interest collected, in each case net of any portion retained by the master servicer or any special servicer as its servicing compensation or as compensation to the trustee;

     3. all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related mortgage loan or in connection with the full or partial condemnation of a Mortgaged Property (other than proceeds applied to the restoration of the property or released to the related borrower in accordance with the customary servicing practices of the master servicer (or, if applicable, a special servicer) and/or the terms and conditions of the related Mortgage) (collectively, "Insurance and Condemnation Proceeds") and all other amounts received and retained in connection with the liquidation of defaulted mortgage loans or property acquired by foreclosure or otherwise ("Liquidation Proceeds"), together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any Mortgaged Properties acquired by the trust fund through foreclosure or otherwise;

     4. any amounts paid under any instrument or drawn from any fund that constitutes credit support for the related series of certificates as described under "Description of Credit Support" in this prospectus;

     5. any advances made as described under "Description of the Certificates--Advances in Respect of Delinquencies" in this prospectus;

     6. any amounts paid under any Cash Flow Agreement, as described under "Description of the Trust Funds--Cash Flow Agreements" in this prospectus;

     7. all proceeds of the purchase of any mortgage loan, or property acquired in respect of a mortgage loan, by the Depositor, any Mortgage Asset Seller or any other specified person as described under "--Assignment of Mortgage Loans; Repurchases" and "--Representations and Warranties; Repurchases" in this prospectus, all proceeds of the purchase of any defaulted mortgage loan as described under "--Realization Upon Defaulted Mortgage Loans" in this prospectus, and all proceeds of any mortgage asset purchased as described under "Description of the Certificates--Termination" in this prospectus (all of the foregoing, also "Liquidation Proceeds");

     8. any amounts paid by the master servicer to cover Prepayment Interest Shortfalls arising out of the prepayment of mortgage loans as described under "--Servicing Compensation and Payment of Expenses" in this prospectus;

     9. to the extent that this item does not constitute additional servicing compensation to the master servicer or a special servicer, any payments on account of modification or assumption fees, late payment charges, Prepayment Premiums or Equity Participations with respect to the mortgage loans;

     10. all payments required to be deposited in the certificate account with respect to any deductible clause in any blanket insurance policy described under "--Hazard Insurance Policies" in this prospectus;

     11. any amount required to be deposited by the master servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer or the trustee, as the case may be, of funds held in the certificate account; and

     12. any other amounts required to be deposited in the certificate account as provided in the related Pooling Agreement and described in the related prospectus supplement.

     Withdrawals. Unless otherwise provided in the related Pooling Agreement and described in the related prospectus supplement, a master servicer, trustee or special servicer may make withdrawals from the certificate account for each trust fund that includes mortgage loans for any of the following purposes:

     1. to make distributions to the certificateholders on each distribution date;

     2. to pay the master servicer, the trustee or a special servicer any servicing fees not previously retained by them out of payments on the particular mortgage loans as to which those fees were earned;

     3. to reimburse the master servicer, a special servicer, the trustee or any other specified person for any unreimbursed amounts advanced by it as described under "Description of the Certificates--Advances in Respect of Delinquencies" in this prospectus, the reimbursement to be made out of amounts received that were identified and applied by the master servicer or a special servicer, as applicable, as late collections of interest on and principal of the particular mortgage loans with respect to which the advances were made or out of amounts drawn under any form of credit support with respect to those mortgage loans;

     4. to reimburse the master servicer, the trustee or a special servicer for unpaid servicing fees earned by it and certain unreimbursed servicing expenses incurred by it with respect to mortgage loans in the trust fund and properties acquired in respect of the mortgage loans, the reimbursement to be made out of amounts that represent Liquidation Proceeds and Insurance and Condemnation Proceeds collected on the particular mortgage loans and properties, and net income collected on the particular properties, with respect to which those fees were earned or those expenses were incurred or out of amounts drawn under any form of credit support with respect to those mortgage loans and properties;

     5. to reimburse the master servicer, a special servicer, the trustee or other specified person for any advances described in clause (3) above made by it and/or any servicing expenses referred to in clause (4) above incurred by it that, in the good faith judgment of the master servicer, special servicer, trustee or other specified person, as applicable, will not be recoverable from the amounts described in clauses (3) and (4), respectively, the reimbursement to be made from amounts collected on other mortgage loans in the same trust fund or, if so provided by the related Pooling Agreement and described in the related prospectus supplement, only from that portion of amounts collected on those other mortgage loans that is otherwise distributable on one or more classes of Subordinate Certificates of the related series;

     6. if described in the related prospectus supplement, to pay the master servicer, a special servicer, the trustee or any other specified person interest accrued on the advances described in clause (3) above made by it and the servicing expenses described in clause (4) above incurred by it while they remain outstanding and unreimbursed;

     7. if and as described in the related prospectus supplement, to pay for costs and expenses incurred by the trust fund for environmental site assessments performed with respect to Mortgaged Properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on those Mortgaged Properties;

     8. to reimburse the master servicer, the special servicer, the Depositor, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as described under "--Certain Matters Regarding the Master Servicer and the Depositor" in this prospectus;

     9. if described in the related prospectus supplement, to pay the fees of trustee;

     10. to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as described under "--Certain Matters Regarding the Trustee" in this prospectus;

     11. if described in the related prospectus supplement, to pay the fees of any provider of credit support;

     12. if described in the related prospectus supplement, to reimburse prior draws on any form of credit support;

     13. to pay the master servicer, a special servicer or the trustee, as appropriate, interest and investment income earned in respect of amounts held in the certificate account as additional compensation;

     14. to pay (generally from related income) for costs incurred in connection with the operation, management and maintenance of any Mortgaged Property acquired by the trust fund by foreclosure or otherwise;

     15. if one or more elections have been made to treat the trust fund or designated portions of the trust fund as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as described under "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates" and "--Taxes That May Be Imposed on the REMIC Pool" in this prospectus;

     16. to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted mortgage loan or a property acquired in respect a defaulted mortgage loan in connection with the liquidation of that mortgage loan or property;

     17. to pay for the cost of various opinions of counsel obtained pursuant to the related Pooling Agreement for the benefit of certificateholders;

     18. to make any other withdrawals permitted by the related Pooling Agreement and described in the related prospectus supplement; and

     19. to clear and terminate the certificate account upon the termination of the trust fund.


MODIFICATIONS, WAIVERS AND AMENDMENTS OF MORTGAGE LOANS

     A master servicer or special servicer may agree to modify, waive or amend any term of any mortgage loan serviced by it in a manner consistent with the applicable Servicing Standard. For example, the related prospectus supplement may provide that a mortgage loan may be amended to extend the maturity date or change the interest rate.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     A borrower's failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and insurance premiums and to otherwise maintain the related Mortgaged Property. In general, the master servicer or the special servicer, if any, for a series of certificates will be required to monitor any mortgage loan in the related trust fund that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related Mortgaged Property, initiate corrective action in cooperation with the borrower if cure is likely, inspect the related Mortgaged Property and take any other actions as are consistent with the Servicing Standard. A significant period of time may elapse before the servicer is able to assess the success of the corrective action or the need for additional initiatives.

     The time within which the servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a Mortgaged Property in lieu of foreclosure) on behalf of the certificateholders may vary considerably depending on the particular mortgage loan, the Mortgaged Property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the Mortgaged Property is located. If a borrower files a bankruptcy petition, the master servicer may not be permitted to accelerate the maturity of the related mortgage loan or to foreclose on the related Mortgaged Property for a considerable period of time, and that mortgage loan may be restructured in the resulting bankruptcy proceedings. See "Certain Legal Aspects of Mortgage Loans" in this prospectus.

     The related prospectus supplement will describe the remedies available to a servicer in connection with a default on a mortgage loan. Such remedies include instituting a foreclosure proceedings, exercising any power of sale contained in mortgage, obtaining a deed in lieu of foreclosure or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise.


HAZARD INSURANCE POLICIES

     Unless otherwise specified in the related prospectus supplement, each Pooling Agreement will require the master servicer to cause each mortgage loan borrower to maintain a hazard insurance policy that provides for the coverage required under the related Mortgage or, if the Mortgage permits the mortgagee to dictate to the borrower the insurance coverage to be maintained on the related Mortgaged Property, the coverage consistent with the requirements of the Servicing Standard. Unless otherwise specified in the related prospectus supplement, the coverage generally will be in an amount equal to the lesser of the principal balance owing on that mortgage loan and the replacement cost of the related Mortgaged Property. The ability of a master servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers. All amounts collected by a master servicer under that policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the borrower in accordance with the master servicer's normal servicing procedures and/or to the terms and conditions of the related Mortgage and Mortgage Note) will be deposited in the related certificate account. The Pooling Agreement may provide that the master servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on all of the mortgage loans in a trust fund. If the blanket policy contains a deductible clause, the master servicer will be required, in the event of a casualty covered by the blanket policy, to deposit in the related certificate account all sums that would have been deposited in that certificate account but for that deductible clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies covering the Mortgaged Properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of risks. Accordingly, a Mortgaged Property may not be insured for losses arising from that cause unless the related Mortgage specifically requires, or permits the mortgagee to require, that coverage.

     The hazard insurance policies covering the Mortgaged Properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, those clauses generally provide that the insurer's liability in the event of partial loss does not exceed the lesser of
(1) the replacement cost of the improvements less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.


DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Certain of the mortgage loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related Mortgaged Property made without the lender's consent. Certain of the mortgage loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the mortgage loan upon the creation of any other lien or encumbrance upon the Mortgaged Property. Unless otherwise provided in the related prospectus supplement, the master servicer will determine whether to exercise any right the trustee may have under that provision in a manner consistent with the Servicing Standard. Unless otherwise specified in the related prospectus supplement, the master servicer will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a Mortgaged Property. See "Certain Legal Aspects of Mortgage Loans--Due-on-Sale and Due-on-Encumbrance" in this prospectus.


SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     Unless otherwise specified in the related prospectus supplement, a master servicer's primary servicing compensation with respect to a series of certificates will come from the periodic payment to it of a specified portion of the interest payments on each mortgage loan in the related trust fund. Because that compensation is generally based on a percentage of the principal balance of each mortgage loan outstanding from time to time, it will decrease in accordance with the amortization of the mortgage loans. The prospectus supplement with respect to a series of certificates may provide that, as additional compensation, the master servicer may retain all or a portion of late payment charges, Prepayment Premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the certificate account. Any sub-servicer will receive a portion of the master servicer's compensation as its sub-servicing compensation.

     In addition to amounts payable to any sub-servicer, a master servicer may be required, to the extent provided in the related prospectus supplement, to pay from amounts that represent its servicing compensation certain expenses incurred in connection with the administration of the related trust fund, including, without limitation, payment of the fees and disbursements of independent accountants and payment of expenses incurred in connection with distributions and reports to certificateholders. Certain other expenses, including certain expenses related to mortgage loan defaults and liquidations and, to the extent so provided in the related prospectus supplement, interest on those expenses at the rate specified in the prospectus supplement, and the fees of any special servicer, may be required to be borne by the trust fund.

     If provided in the related prospectus supplement, a master servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any period to Prepayment Interest Shortfalls. See "Yield and Maturity Considerations--Certain Shortfalls in Collections of Interest" in this prospectus.


EVIDENCE AS TO COMPLIANCE

     Unless otherwise provided in the related prospectus supplement, each Pooling Agreement will require, on or before a specified date in each year, the master servicer to cause a firm of independent public accountants to furnish to the trustee a statement to the effect that, on the basis of the examination by that firm conducted substantially in compliance with either the Uniform Single Audit Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC, the servicing by or on behalf of the master servicer of mortgage loans under pooling and servicing agreements substantially similar to each other (which may include that Pooling Agreement) was conducted through the preceding calendar year or other specified twelve month period in compliance with the terms of those agreements except for any significant exceptions or errors in records that, in the opinion of the firm, either the Audit Program for Mortgages serviced for FHLMC, or paragraph 4 of the Uniform Single Audit Program for Mortgage Bankers, requires it to report.

     Each Pooling Agreement will also require, on or before a specified date in each year, the master servicer to furnish to the trustee a statement signed by one or more officers of the master servicer to the effect that the master servicer has fulfilled its material obligations under that Pooling Agreement throughout the preceding calendar year or other specified twelve month period.


CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE DEPOSITOR

     The related prospectus supplement will describe certain protections afforded to a servicer under the related Pooling Agreement. For example, the Pooling Agreement may permit the servicer to resign from its obligations under the Pooling Agreement provided certain conditions are met. In addition, the Pooling Agreement may provide that none of the master servicer, the Depositor or any director, officer, employee or agent of either of them will be under any liability to the related trust fund or certificateholders for any action taken, or not taken, in good faith pursuant to the Pooling Agreement or for errors in judgment. The Pooling Agreement may also provide that the master servicer, the Depositor and any director, officer, employee or agent of either of them will be entitled to indemnification by the related trust fund against any loss, liability or expense incurred in connection with any legal action that relates to the Pooling Agreement or the related series of certificates. In addition, the Pooling Agreement may provide that none of the servicer, special servicer or the depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its responsibilities under the Pooling Agreement.


EVENTS OF DEFAULT

     Each prospectus supplement will describe the events which will trigger a default. For example, the related prospectus supplement may provide that a default will occur if a servicer fails to make remittance as required under the Pooling Agreement, if a special servicer fails to make the required deposit, or if either the servicer or special servicer materially fails to perform any of its obligations contained in the related Pooling Agreement.

     The related prospectus supplement will describe the remedies available if an Event of Default occurs with respect to the master servicer under a Pooling Agreement, which remedies may include the termination of all of the rights and obligations of the master servicer as master servicer under the Pooling Agreement.


AMENDMENT

     Unless otherwise specified in the related prospectus supplement, each Pooling Agreement may be amended, without the consent of any of the holders of the related series of certificates

     1.   to cure any ambiguity,

     2. to correct a defective provision in the Pooling Agreement or to correct, modify or supplement any of its provisions that may be inconsistent with any other of its provisions,

     3. to add any other provisions with respect to matters or questions arising under the Pooling Agreement that are not inconsistent with its provisions,

     4.   to comply with any requirements imposed by the Code, or

     5.   for any other purpose specified in the related prospectus supplement;

     provided that the amendment (other than an amendment for the specific purpose referred to in clause (4) above) may not (as evidenced by an opinion of counsel to an effect satisfactory to the trustee) adversely affect in any material respect the interests of any holder; and provided further that the amendment (other than an amendment for one of the specific purposes referred to in clauses (1) through (4) above) must be acceptable to each applicable rating agency.

     Unless otherwise specified in the related prospectus supplement, each Pooling Agreement may also be amended, with the consent of the holders of the related series of certificates entitled to not less than 51% (or other percentage specified in the related prospectus supplement) of the voting rights for that series allocated to the affected classes, for any purpose. However, unless otherwise specified in the related prospectus supplement, that amendment may not:

     1. reduce in any manner the amount of, or delay the timing of, payments received or advanced on mortgage loans that are required to be distributed in respect of any certificate without the consent of the holder of that certificate,

     2. adversely affect in any material respect the interests of the holders of any class of certificates, in a manner other than as described in clause (1), without the consent of the holders of all certificates of that class, or

     3. modify the amendment provisions of the Pooling Agreement described in this paragraph without the consent of the holders of all certificates of the related series.

     Unless otherwise specified in the related prospectus supplement, the trustee will be prohibited from consenting to any amendment of a Pooling Agreement pursuant to which one or more REMIC elections are to be or have been made unless the trustee shall first have received an opinion of counsel to the effect that the amendment will not result in the imposition of a tax on the related trust fund or cause the related trust fund, or the designated portion, to fail to qualify as a REMIC at any time that the related certificates are outstanding.


LIST OF CERTIFICATEHOLDERS

     Unless otherwise specified in the related prospectus supplement, upon written request of three or more certificateholders of record made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related Pooling Agreement, the trustee or other specified person will afford those certificateholders access during normal business hours to the most recent list of certificateholders of that series held by that person. If that list is of a date more than 90 days prior to the date of receipt of that certificateholder's request, then that person, if not the registrar for that series of certificates, will be required to request from that registrar a current list and to afford those requesting certificateholders access thereto promptly upon receipt.


THE TRUSTEE

     The trustee under each Pooling Agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company that serves as trustee may have typical banking relationships with the Depositor and its affiliates and with any master servicer or special servicer and its affiliates.


DUTIES OF THE TRUSTEE

     The trustee for each series of certificates will make no representation as to the validity or sufficiency of the related Pooling Agreement, the certificates or any underlying mortgage loan or related document and will not be accountable for the use or application by or on behalf of the master servicer for that series of any funds paid to the master servicer or any special servicer in respect of the certificates or the underlying mortgage loans, or any funds deposited into or withdrawn from the certificate account or any other account for that series by or on behalf of the master servicer or any special servicer. If no Event of Default has occurred and is continuing, the trustee for each series of certificates will be required to perform only those duties specifically required under the related Pooling Agreement. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the related Pooling Agreement, a trustee will be required to examine those documents and to determine whether they conform to the requirements of that agreement.


CERTAIN MATTERS REGARDING THE TRUSTEE

     As described in the related prospectus supplement, the fees and normal disbursements of any trustee may be the expense of the related master servicer or other specified person or may be required to be borne by the related trust fund.

     Unless otherwise specified in the related prospectus supplement, the trustee for each series of certificates will be entitled to indemnification, from amounts held in the certificate account for that series, for any loss, liability or expense incurred by the trustee in connection with the trustee's acceptance or administration of its trusts under the related Pooling Agreement. However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the trustee pursuant to the related Pooling Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties under the Pooling Agreement, or by reason of its reckless disregard of those obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the trustee made in the Pooling Agreement.

     Unless otherwise specified in the related prospectus supplement, the trustee for each series of certificates will be entitled to execute any of its trusts or powers under the related Pooling Agreement or perform any of its duties under that Pooling Agreement either directly or by or through agents or attorneys, and the trustee will not be relieved of any of its duties or obligations by virtue of the appointment of any agents or attorneys.


RESIGNATION AND REMOVAL OF THE TRUSTEE

     A trustee will be permitted at any time to resign from its obligations and duties under the related Pooling Agreement by giving written notice to the Depositor, the servicer, the special servicer and to all certificateholders. Upon receiving this notice of resignation, the Depositor, or other person as may be specified in the related prospectus supplement, will be required to use its best efforts to promptly appoint a successor trustee. If no successor trustee shall have accepted an appointment within a specified period after the giving of notice of resignation, the resigning trustee may petition any court of competent jurisdiction to appoint a successor trustee.

     If at any time a trustee ceases to be eligible to continue as trustee under the related Pooling Agreement, or if at any time the trustee becomes incapable of acting, or if certain events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the trustee, the Depositor will be authorized to remove the trustee and appoint a successor trustee. In addition, holders of the certificates of any series entitled to at least 51% (or other percentage specified in the related prospectus supplement) of the voting rights for that series may at any time, with or without cause, remove the trustee under the related Pooling Agreement and appoint a successor trustee.

     Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee.

                          DESCRIPTION OF CREDIT SUPPORT


GENERAL

     Credit support may be provided with respect to one or more classes of the certificates of any series, or with respect to the related mortgage assets. Credit support may be in the form of letters of credit, overcollateralization, the subordination of one or more classes of certificates, insurance policies, surety bonds, guarantees or reserve funds, or any combination of the foregoing. If so provided in the related prospectus supplement, any form of credit support may provide credit enhancement for more than one series of certificates to the extent described in that prospectus supplement.

     Unless otherwise provided in the related prospectus supplement for a series of certificates, the credit support will not provide protection against all risks of loss and will not guarantee payment to certificateholders of all amounts to which they are entitled under the related Pooling Agreement. If losses or shortfalls occur that exceed the amount covered by the related credit support or that are not covered by that credit support, certificateholders will bear their allocable share of deficiencies. Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that the credit support will be exhausted by the claims of the holders of certificates of one or more other series before the former receive their intended share of that coverage.

     If credit support is provided with respect to one or more classes of certificates of a series, or with respect to the related mortgage assets, the related prospectus supplement will include a description of

     o    the nature and amount of coverage under the credit support,

     o any conditions to payment under the credit support not otherwise described in this prospectus,

     o any conditions under which the amount of coverage under the credit support may be reduced and under which that credit support may be terminated or replaced and

     o    the material provisions relating to the credit support.

     Additionally, the related prospectus supplement will set forth certain information with respect to the obligor under any instrument of credit support, including

     o    a brief description of its principal business activities;

     o its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business,

     o if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business and

     o its total assets, and its stockholders' equity or policyholders' surplus, if applicable, as of a date that will be specified in the prospectus supplement. See "Risk Factors--Credit Support May Not Cover Losses" in this prospectus.


SUBORDINATE CERTIFICATES

     If so specified in the related prospectus supplement, one or more classes of certificates of a series may be Subordinate Certificates. To the extent specified in the related prospectus supplement, the rights of the holders of Subordinate Certificates to receive distributions from the certificate account on any distribution date will be subordinated to the corresponding rights of the holders of Senior Certificates. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses or shortfalls. The related prospectus supplement will set forth information concerning the method and amount of subordination provided by a class or classes of Subordinate Certificates in a series and the circumstances under which that subordination will be available.


CROSS-SUPPORT PROVISIONS

     If the mortgage assets in any trust fund are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that distributions be made on Senior Certificates evidencing interests in one group of mortgage assets prior to distributions on Subordinate Certificates evidencing interests in a different group of mortgage assets within the trust fund. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying those provisions.


INSURANCE OR GUARANTEES WITH RESPECT TO MORTGAGE LOANS

     If so provided in the prospectus supplement for a series of certificates, mortgage loans included in the related trust fund will be covered for certain default risks by insurance policies or guarantees. To the extent deemed by the Depositor to be material, a copy of that instrument will accompany the Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.


LETTER OF CREDIT

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on those certificates or certain classes of those certificates will be covered by one or more letters of credit, issued by a bank or financial institution specified in the prospectus supplement (the "L/C Bank"). Under a letter of credit, the L/C Bank will be obligated to honor draws under a letter of credit in an aggregate fixed dollar amount, net of unreimbursed payments, generally equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage assets on the related cut-off date or of the initial aggregate principal balance of one or more classes of certificates. If so specified in the related prospectus supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments under the letter of credit and may otherwise be reduced as described in the related prospectus supplement. The obligations of the L/C Bank under the letter of credit for each series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund. A copy of that letter of credit will accompany the Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.


CERTIFICATE INSURANCE AND SURETY BONDS

     If so provided in the prospectus supplement for a series of certificates, insurance policies and/or surety bonds provided by one or more insurance companies or sureties of the insurance companies will cover deficiencies in amounts otherwise payable on those certificates or certain classes. Those instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. The related prospectus supplement will describe any limitations on the draws that may be made under that instrument. A copy of that instrument will accompany the Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.


RESERVE FUNDS

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on those certificates or certain classes of those certificates will be covered, to the extent of available funds, by one or more reserve funds in which cash, a letter of credit, short-term debt obligations, a demand note or a combination of those features will be deposited, in the amounts specified in the prospectus supplement. If so specified in the related prospectus supplement, the reserve fund for a series may also be funded over time by a specified amount of the collections received on the related mortgage assets.

     Amounts on deposit in any reserve fund for a series, together with the reinvestment income on those amounts, if any, will be applied for the purposes, in the manner, specified in the related prospectus supplement. If so specified in the related prospectus supplement, reserve funds may be established to provide protection only against certain types of losses and shortfalls. Following each distribution date, amounts in a reserve fund in excess of any amount required to be maintained in that reserve fund may be released from it under the conditions specified in the related prospectus supplement.

     If so specified in the related prospectus supplement, amounts deposited in any reserve fund will be invested in short-term debt obligations. Unless otherwise specified in the related prospectus supplement, any reinvestment income or other gain from those investments will be credited to the related reserve fund for that series, and any loss resulting from those investments will be charged to that reserve fund. However, that income may be payable to any related master servicer or another service provider as additional compensation for its services. The reserve fund, if any, for a series will not be a part of the trust fund unless otherwise specified in the related prospectus supplement.


CREDIT SUPPORT WITH RESPECT TO MBS

     If so provided in the prospectus supplement for a series of certificates, any MBS included in the related trust fund and/or the related underlying mortgage loans may be covered by one or more of the types of credit support described in this prospectus. The related prospectus supplement will specify, as to each form of credit support, the information indicated above with respect to the credit support for each series, to the extent that information is material and available.


                    CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

     The following discussion contains general summaries of certain legal aspects of loans secured by commercial and multifamily residential properties. Because those legal aspects are governed by applicable state law, which laws may differ substantially, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the mortgage loans, or mortgage loans underlying any MBS, is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those states. See "Description of the Trust Funds--Mortgage Loans" in this prospectus.


GENERAL

     Each mortgage loan will be evidenced by a promissory note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related Mortgaged Property is located. Mortgages, deeds of trust and deeds to secure debt are in this prospectus collectively referred to as "mortgages." A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

     There are two parties to a mortgage: a mortgagor who is the borrower and usually the owner of the subject property, and a mortgagee, who is the lender. In contrast, a deed of trust is a three-party instrument, among a trustor who is the equivalent of a borrower, a trustee to whom the real property is conveyed, and a beneficiary, who is the lender, for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related mortgage note. A deed to secure debt typically has two parties. The grantor (the borrower) conveys title to the real property to the grantee (the lender) generally with a power of sale, until the time the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because a land trustee holds legal title to the property under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower executes a separate undertaking to make payments on the mortgage note. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws (including, without limitation, the Soldiers' and Sailors' Civil Relief Act of 1940) and, in some deed of trust transactions, the directions of the beneficiary.


LEASES AND RENTS

     Mortgages that encumber income-producing property often contain an assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived therefrom, while, unless rents are to be paid directly to the lender, retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

     In most states, hotel and motel room revenue are considered accounts receivable under the Uniform Commercial Code, also known as the UCC, in cases where hotels or motels constitute loan security, the borrower as additional security for the loan generally pledges the revenue. In general, the lender must file financing statements in order to perfect its security interest in the revenue and must file continuation statements, generally every five years, to maintain perfection of that security interest. Even if the lender's security interest in room revenue is perfected under the UCC, it may be required to commence a foreclosure action or otherwise take possession of the property in order to collect the room revenue following a default. See "--Bankruptcy Laws" below.


PERSONALTY

     In the case of certain types of mortgaged properties, for instance hotels, motels and nursing homes, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in that personal property, and must file continuation statements, generally every five years, to maintain that perfection.


FORECLOSURE

     General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the mortgage note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

     Foreclosure procedures vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete. Moreover, as discussed below, even a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and that the sale occurred while the borrower was insolvent and within a specified period prior to the borrower's filing for bankruptcy protection.

     Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the Mortgaged Property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the Mortgaged Property, the proceeds of which are used to satisfy the judgment. Those sales are made in accordance with procedures that vary from state to state.

     Equitable Limitations on Enforceability of Certain Provisions. United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on those principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lenders and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a non-monetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

     Non-Judicial Foreclosure/Power of Sale. Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to that sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

     Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of that property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. Potential buyers may be reluctant to purchase property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Company and other decisions that have followed its reasoning. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the federal bankruptcy code, as amended from time to time (11 U.S.C.) (the "Bankruptcy Code") and, thus, could be rescinded in favor of the bankrupt's estate, if (1) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (2) the price paid for the foreclosed property did not represent "fair consideration," which is "reasonably equivalent value" under the Bankruptcy Code. Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the United States Supreme Court in May 1994, the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to the lesser of fair market value and the underlying debt and accrued and unpaid interest plus the expenses of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender. Thereafter, subject to the mortgagor's right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will have the obligation to pay debt service on any senior mortgages, to pay taxes, obtain casualty insurance and to make those repairs at its own expense as are necessary to render the property suitable for sale. Frequently, the lender employs a third party management company to manage and operate the property. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels or restaurants or nursing or convalescent homes or hospitals may be particularly significant because of the expertise, knowledge and, with respect to nursing or convalescent homes or hospitals, regulatory compliance, required to run those operations and the effect which foreclosure and a change in ownership may have on the public's and the industry's, including franchisors', perception of the quality of those operations. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the amount of the mortgage against the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Furthermore, a few states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See "--Environmental Risks" below. Generally state law controls the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender.

     The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

     Rights of Redemption. The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

     The equity of redemption is a common-law (non-statutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure.

     Anti-Deficiency Legislation. Some or all of the mortgage loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the Mortgaged Property and those other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security; however, in some of those states, the lender, following judgment on that personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

     Leasehold Risks. Mortgage loans may be secured by a mortgage on the borrower's leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a "mortgageable" ground lease.

     Cooperative Shares. Mortgage loans may be secured by a security interest on the borrower's ownership interest in shares, and the proprietary leases appurtenant thereto, allocable to cooperative dwelling units that may be vacant or occupied by non-owner tenants. Those loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. This kind of loan typically is subordinate to the mortgage, if any, on the Cooperative's building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the Cooperative. Further, transfer of shares in a Cooperative are subject to various regulations as well as to restrictions under the governing documents of the Cooperative, and the shares may be cancelled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the Cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

     Under the laws applicable in many states, "foreclosure" on Cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperative to receive sums due under the proprietary leases.


BANKRUPTCY LAWS

     The Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences of a delay caused by an automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out a junior lien.

     Under the Bankruptcy Code, provided certain substantive and procedural safeguards for the lender are met, the amount and terms of a mortgage secured by property of the debtor may be modified. In addition under certain circumstances, the outstanding amount of the loan secured by the real property may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of the lender's security interest) pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between the value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some courts have approved bankruptcy plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under federal bankruptcy law, a bankruptcy court may permit a debtor through its rehabilitative plan to de-accelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor's petition. If this is done the full amount due under the original loan may never repaid.

     The Bankruptcy Code has been amended to provide that a lender's perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary "based on the equities of the case." Thus, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is filed will normally constitute "cash collateral" under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender's consent or a prior court order finding that the lender's interest in the mortgaged property and the cash collateral is "adequately protected" as the term is defined and interpreted under the Bankruptcy Code. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personalty necessary for a security interest to attach to hotel revenues.

     Federal bankruptcy law provides generally that rights and obligation under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease to that effect or because of certain other similar events. This prohibition on so-called "ipso facto clauses" could limit the ability of the trustee to exercise certain contractual remedies with respect to the leases on any mortgaged property. In addition, Section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor's estate, which may delay a trustee's exercise of those remedies in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code. For example, a mortgagee would be stayed from enforcing an assignment of the lease by a borrower related to a mortgaged property if the related borrower was in a bankruptcy proceeding. The legal proceedings necessary to resolve the issues could be time-consuming and might result in significant delays in the receipt of the assigned rents. Similarly, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the related lease that occurred prior to the filing of the lessee's petition. Rents and other proceeds of a mortgage loan may also escape an assignment if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding.

     In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. However, these remedies may, in fact, be insufficient and the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of filing the petition. As a consequence, the other party or parties to the lease, such as the borrower, as lessor under a lease, would have only an unsecured claim against the debtor for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor's damages for lease rejection in respect of future rent installments are limited to the rent reserved by the lease, without acceleration, for the greater of one year or 15 percent, not to exceed three years, of the remaining term of the lease.

     If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.

     In a bankruptcy or similar proceeding of a borrower, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the borrower, or made directly by the related lessee, under the related mortgage loan to the trust fund. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

     A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a borrower with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

     Certain of the borrowers may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an "ipso facto" clause and, in the event of the general partner's bankruptcy, may not be enforceable. Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a specified time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of the partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. Those state laws, however, may not be enforceable or effective in a bankruptcy case. The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower's mortgage loan, which may reduce the yield on the certificates in the same manner as a principal prepayment.

     In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt partner, member or shareholder. Not only would the mortgaged property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property. However, such an occurrence should not affect the trustee's status as a secured creditor with respect to the mortgagor or its security interest in the mortgaged property.


ENVIRONMENTAL RISKS

     Real property pledged as security for a mortgage loan may be subject to certain environmental risks. Under federal law, including the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (also known as "CERCLA") and the laws of certain states, failure to perform the remediation required or demanded by the state or federal government of any condition or circumstance that

     o may pose an imminent or substantial endangerment to the public health or welfare or the environment,

     o may result in a release or threatened release of any hazardous material, or

     o    may give rise to any environmental claim or demand,

may give rise to a lien on the property to ensure the reimbursement of remedial costs incurred by the federal or state government. In several states, the lien has priority over the lien of an existing mortgage against the property. Of particular concern may be those mortgaged properties which are, or have been, the site of manufacturing, industrial or disposal activity. Those environmental risks may give rise to (a) a diminution in value of property securing a mortgage note or the inability to foreclose against the property or (b) in certain circumstances as more fully described below, liability for clean-up costs or other remedial actions, which liability could exceed the value of the property, the aggregate assets of the owner or operator, or the principal balance of the related indebtedness.

     The state of the law is currently unclear as to whether and under what circumstances cleanup costs, or the obligation to take remedial actions, could be imposed on a secured lender. Under the laws of some states and under CERCLA, a lender may become liable as an "owner" or an "operator" of a contaminated mortgaged property for the costs of remediation of releases or threatened releases of hazardous substances at the mortgaged property. The liability may attach if the lender or its agents or employees have participated in the management of the operations of the borrower, even though the environmental damage or threat was caused by a prior owner, operator, or other third party.

     Excluded from CERCLA's definition of "owner or operator" is any person "who, without participating in the management of a facility, holds indicia of ownership primarily to protect his security interest" (the "secured-creditor exemption"). This exemption for holders of a security interest such as a secured lender applies only in circumstances when the lender seeks to protect its security interest in the contaminated facility or property. Thus, if a lender's activities encroach on the actual management of that facility or property or of the borrower, the lender faces potential liability as an "owner or operator" under CERCLA. Similarly, when a lender forecloses and takes title to a contaminated facility or property (whether it holds the facility or property as an investment or leases it to a third party), under some circumstances the lender may incur potential CERCLA liability.

     Amendments to CERCLA provide examples of permissible actions that may be undertaken by a lender holding security in a contaminated facility without exceeding the bounds of the secured-creditor exemption, subject to certain conditions and limitations. Additionally, the amendments provide certain protections from CERCLA liability as an "owner or operator" to a lender who forecloses on contaminated property, as long as it seeks to divest itself of the facility at the earliest practicable commercially reasonable time on commercially reasonable terms. The amendments also limit the liability of lenders under the federal Solid Waste Disposal Act for costs of responding to leaking underground storage tanks. However, the protections afforded lenders under the amendments are subject to terms and conditions that have not been clarified by the courts. Moreover, the CERCLA secured-creditor exemption does not necessarily affect the potential for liability in actions under other federal or state laws which may impose liability on "owners or operators" but do not incorporate the secured-creditor exemption. Furthermore, the secured-creditor exemption does not protect lenders from other bases of CERCLA liability, such as that imposed on "generators" or "transporters" of hazardous substances.

     Environmental clean-up costs may be substantial. It is possible that those costs could become a liability of the applicable trust fund and occasion a loss to certificateholders if those remedial costs were incurred.

     In a few states, transfers of some types of properties are conditioned upon clean-up of contamination prior to transfer. It is possible that a property securing a mortgage loan could be subject to these transfer restrictions. If this occurs, and if the lender becomes the owner upon foreclosure, the lender may be required to clean up the contamination before selling the property.

     The cost of remediating hazardous substance contamination at a property can be substantial. If a lender is or becomes liable, it can bring an action for contribution against the owner or operator that created the environmental hazard, but that person or entity may be without substantial assets. Accordingly, it is possible that these costs could become a liability of a trust fund and occasion a loss to certificateholders of the related series.

     To reduce the likelihood of this kind of loss, and unless otherwise provided in the related prospectus supplement, the related Pooling Agreement will provide that the master servicer may not, on behalf of the trust fund, acquire title to a Mortgaged Property or take over its operation unless the master servicer, based on a report prepared by a person who regularly conducts environmental site assessments, has made the determination that it is appropriate to do so. There can be no assurance that any environmental site assessment obtained by the master servicer will detect all possible environmental contamination or conditions or that the other requirements of the related pooling and servicing agreement, even if full observed by the master servicer, will in fact insulate the related trust fund from liability with respect to environmental matters.

     Even when a lender is not directly liable for cleanup costs on property securing loans, if a property securing a loan is contaminated, the value of the security is likely to be affected. In addition, a lender bears the risk that unanticipated cleanup costs may jeopardize the borrower's repayment. Neither of these two issues is likely to pose risks exceeding the amount of unpaid principal and interest of a particular loan secured by a contaminated property, particularly if the lender declines to foreclose on a mortgage secured by the property.

     If a lender forecloses on a mortgage secured by a property the operations of which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Compliance may entail substantial expense.

     In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure. That disclosure may decrease the amount that prospective buyers are willing to pay for the affected property and thereby lessen the ability of the lender to recover its investment in a loan upon foreclosure.


DUE-ON-SALE AND DUE-ON-ENCUMBRANCE

     Certain of the mortgage loans may contain "due-on-sale" and "due-on-encumbrance" clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related Mortgaged Property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce those clauses in many states. By virtue, however, of the Garn-St Germain Depository Institutions Act of 1982 (the "Garn Act"), effective October 15, 1982, which purports to preempt state laws that prohibit the enforcement of due-on-sale clauses by providing among other matters, that "due-on-sale" clauses in certain loans made after the effective date of the Garn Act are enforceable, within certain limitations as set forth in the Garn Act, a master servicer may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a "due-on-sale" provision upon transfer of an interest in the property, regardless of the master servicer's ability to demonstrate that a sale threatens its legitimate security interest.


SUBORDINATE FINANCING

     Certain of the mortgage loans may not restrict the ability of the borrower to use the Mortgaged Property as security for one or more additional loans. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.


DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

     Mortgage notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge or fee if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.


APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 ("Title V") provides that state usury limitations shall not apply to certain types of residential, including multifamily but not commercial, first mortgage loans originated by certain lenders after March 31, 1980. A similar Federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

     In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted, no mortgage loan originated after the date of that state action will (if originated after that rejection or adoption) be eligible for inclusion in a trust fund unless (1) the mortgage loan provides for an interest rate, discount points and charges as are permitted in that state or (2) the mortgage loan provides that the terms are to be construed in accordance with the laws of another state under which the interest rate, discount points and charges would not be usurious and the borrower's counsel has rendered an opinion that the choice of law provision would be given effect.

     Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.


SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

     Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a borrower who enters military service after the origination of that borrower's mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of that borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of certificates, and would not be covered by advances or, unless otherwise specified in the related prospectus supplement, any form of credit support provided in connection with those certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status, and, under certain circumstances, during an additional three-month period thereafter.


TYPE OF MORTGAGED PROPERTY

     The lender may be subject to additional risk depending upon the type and use of the Mortgaged Property in question. For instance, Mortgaged Properties which are hospitals, nursing homes or convalescent homes may present special risks to lenders in large part due to significant governmental regulation of the operation, maintenance, control and financing of health care institutions. Mortgages on Mortgaged Properties which are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged Properties which are hotels or motels may present additional risk to the lender in that:

     1. hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the operator; and

     2. the transferability of the hotel's operating, liquor and other licenses to the entity acquiring the hotel either through purchase or foreclosure is subject to the vagaries of local law requirements.

     In addition, Mortgaged Properties which are multifamily properties or cooperatively owned multifamily properties may be subject to rent control laws, which could impact the future cash flows of those properties.

AMERICANS WITH DISABILITIES ACT

     Under Title III of the Americans with Disabilities Act of 1990 (the "ADA"), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose these requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.


FORFEITURE FOR DRUG, RICO AND MONEY LAUNDERING VIOLATIONS

     Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

     In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before any other crime upon which the forfeiture is based, or (2) the lender was, at the time of the execution of the mortgage, "did not know or was reasonably without cause to believe that the property was subject to forfeiture." However, there is no assurance that such defense will be successful.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors, some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or differing interpretations, and any change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Code as well as regulations (the "REMIC Regulations") promulgated by the U.S. Department of Treasury (the "Treasury"). Investors should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of certificates.

     For purposes of this discussion, (1) references to the mortgage loans include references to the mortgage loans underlying MBS included in the mortgage assets and (2) where the applicable prospectus supplement provides for a fixed retained yield with respect to the mortgage loans underlying a series of certificates, references to the mortgage loans will be deemed to refer to that portion of the mortgage loans held by the trust fund which does not include the Retained Interest. References to a "holder" or "certificateholder" in this discussion generally mean the beneficial owner of a certificate.


             FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES


GENERAL

     With respect to a particular series of certificates, an election may be made to treat the trust fund or one or more segregated pools of assets in the trust fund as one or more REMICs within the meaning of Code Section 860D. A trust fund or a portion of a trust fund as to which a REMIC election will be made will be referred to as a "REMIC Pool." For purposes of this discussion, certificates of a series as to which one or more REMIC elections are made are referred to as "REMIC Certificates" and will consist of one or more classes of "Regular Certificates" and one class of Residual Certificates in the case of each REMIC Pool. Qualification as a REMIC requires ongoing compliance with certain conditions. With respect to each series of REMIC Certificates, Cadwalader, Wickersham & Taft or Sidley Austin Brown & Wood LLP, counsel to the Depositor, has advised the Depositor that in the firm's opinion, assuming:

     1.   the making of an election,

     2.   compliance with the Pooling Agreement, and

     3. compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations under the Code, each REMIC Pool will qualify as a REMIC.

     In that case, the Regular Certificates will be considered to be "regular interests" in the REMIC Pool and generally will be treated for federal income tax purposes as if they were newly originated debt instruments, and the Residual Certificates will be considered to be "residual interests" in the REMIC Pool. The prospectus supplement for each series of certificates will indicate whether one or more REMIC elections with respect to the related trust fund will be made, in which event references to "REMIC" or "REMIC Pool" below shall be deemed to refer to that REMIC Pool. If so specified in the applicable prospectus supplement, the portion of a trust fund as to which a REMIC election is not made may be treated as a grantor trust for federal income tax purposes. See "--Federal Income Tax Consequences for Certificates as to Which No REMIC Election Is Made" below.


STATUS OF REMIC CERTIFICATES

     REMIC Certificates held by a domestic building and loan association will constitute "a regular or residual interest in a REMIC" within the meaning of Code Section 7701(a)(19)(C)(xi), but only in the same proportion that the assets of the REMIC Pool would be treated as "loans . . . secured by an interest in real property which is . . . residential real property" (such as single family or multifamily properties, but not commercial properties) within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C), and otherwise will not qualify for that treatment. REMIC Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(4)(A), and interest on the Regular Certificates and income with respect to Residual Certificates will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the REMIC Pool would be so treated. If at all times 95% or more of the assets of the REMIC Pool qualify for each of the foregoing respective treatments, the REMIC Certificates will qualify for the corresponding status in their entirety. Mortgage Loans held by the REMIC Pool that have been defeased with U.S. Treasury obligations will not qualify for the foregoing treatments. For purposes of Code Section 856(c)(4)(A), payments of principal and interest on the mortgage loans that are reinvested pending distribution to holders of REMIC Certificates qualify for that treatment. Where two REMIC Pools are a part of a tiered structure they will be treated as one REMIC for purposes of the tests described above respecting asset ownership of more or less than 95%. Regular Certificates will be "qualified mortgages" for another REMIC for purposes of Code Section 860(G)(a)(3) and "permitted assets" for a financial asset securitization investment trust for purposes of Section 860(L)(c). REMIC Certificates held by a regulated investment company will not constitute "Government Securities" within the meaning of Code Section 851(b)(3)(A)(i). REMIC Certificates held by certain financial institutions will constitute an "evidence of indebtedness" within the meaning of Code Section 582(c)(1). The Small Business Job Protection Act of 1996 (the "SBJPA of 1996") repealed the reserve method for bad debts of domestic building and loan associations and mutual savings banks, and thus has eliminated the asset category of "qualifying real property loans" in former Code Section 593(d) for taxable years beginning after December 31, 1995. The requirement in the SBJPA of 1996 that those institutions must "recapture" a portion of their existing bad debt reserves is suspended if a certain portion of their assets are maintained in "residential loans" under Code Section 7701(a)(19)(C)(v), but only if those loans were made to acquire, construct or improve the related real property and not for the purpose of refinancing. However, no effort will be made to identify the portion of the mortgage loans of any series meeting this requirement, and no representation is made in this regard.


QUALIFICATION AS A REMIC

     In order for the REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the Code. The REMIC Pool must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the "Startup Day" (which for purposes of this discussion is the date of issuance of the REMIC Certificates) and at all times thereafter, may consist of assets other than "qualified mortgages" and "permitted investments." The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirement is met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC Pool's assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC also must provide "reasonable arrangements" to prevent its residual interest from being held by "disqualified organizations" and must furnish applicable tax information to transferors or agents that violate this requirement. The Pooling Agreement for each series will contain a provision designed to meet this requirement. See "--Taxation of Residual Certificates--Tax-Related Restrictions on Transfer of Residual Certificates--Disqualified Organizations" below.

     A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC Pool on the Startup Day or is purchased by the REMIC Pool within a three-month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include (i) whole mortgage loans, such as the mortgage loans, (ii) certificates of beneficial interest in a grantor trust that holds mortgage loans, including certain of the MBS, (iii) regular interests in another REMIC, such as MBS in a trust as to which a REMIC election has been made, (iv) loans secured by timeshare interests and (v) loans secured by shares held by a tenant stockholder in a cooperative housing corporation, provided, in general:

     1. the fair market value of the real property security (including buildings and structural components) is at least 80% of the principal balance of the related mortgage loan or mortgage loan underlying the mortgage certificate either at origination or as of the Startup Day (an original loan-to-value ratio of not more than 125% with respect to the real property security), or

     2. substantially all the proceeds of the mortgage loan or the underlying mortgage loan were used to acquire, improve or protect an interest in real property that, at the origination date, was the only security for the mortgage loan or underlying mortgage loan.

     If the mortgage loan has been substantially modified other than in connection with a default or reasonably foreseeable default, it must meet the loan-to-value test in (1) of the preceding sentence as of the date of the last modification or at closing. A qualified mortgage includes a qualified replacement mortgage, which is any property that would have been treated as a qualified mortgage if it were transferred to the REMIC Pool on the Startup Day and that is received either (1) in exchange for any qualified mortgage within a three-month period thereafter or (2) in exchange for a defective obligation within a two-year period thereafter. A "defective obligation" includes

     o a mortgage in default or as to which default is reasonably foreseeable,

     o a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC Pool has been breached,

     o    a mortgage that was fraudulently procured by the mortgagor, and

     o a mortgage that was not in fact principally secured by real property (but only if the mortgage is disposed of within 90 days of discovery).

     A mortgage loan that is defective as described in the 4th clause in the immediately preceding sentence that is not sold or, if within two years of the Startup Day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after that 90-day period.

     Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC Pool. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC Pool to provide for payments of expenses of the REMIC Pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. The reserve fund will be disqualified if more than 30% of the gross income from the assets in the fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced "promptly and appropriately" as payments on the mortgage loans are received. Foreclosure property is real property acquired by the REMIC Pool in connection with the default or imminent default of a qualified mortgage, provided the Depositor had no knowledge that the mortgage loan would go into default at the time it was transferred to the REMIC Pool. Foreclosure property generally must be disposed of prior to the close of the third calendar year following the acquisition of the property by the REMIC Pool, with an extension that may be granted by the IRS.

     In addition to the foregoing requirements, the various interests in a REMIC Pool also must meet certain requirements. All of the interests in a REMIC Pool must be either of the following: (1) one or more classes of regular interests or (2) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC Pool that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. The specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a fixed or qualified variable or inverse variable rate on some or all of the qualified mortgages minus a different fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A residual interest is an interest in a REMIC Pool other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. An interest in a REMIC Pool may be treated as a regular interest even if payments of principal with respect to that interest are subordinated to payments on other regular interests or the residual interest in the REMIC Pool, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC Pool or prepayment interest shortfalls. Accordingly, the Regular Certificates of a series will constitute one or more classes of regular interests, and the Residual Certificates for each REMIC Pool of that series will constitute a single class of residual interests on which distributions are made pro rata.

     If an entity, such as the REMIC Pool, fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the Code provides that the entity will not be treated as a REMIC for that year and thereafter. In this event, an entity with multiple classes of ownership interests may be treated as a separate association taxable as a corporation under Treasury regulations, and the Regular Certificates may be treated as equity interests in the REMIC Pool. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith, and disqualification of the REMIC Pool would occur absent regulatory relief. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the "Reform Act") indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC Pool's income for the period of time in which the requirements for REMIC status are not satisfied.


TAXATION OF REGULAR CERTIFICATES

General.

     A regular interest will be treated as a newly originated debt instrument for federal income tax purposes. In general, interest, original issue discount and market discount on a Regular Certificate will be treated as ordinary income to a holder of the Regular Certificate (the "Regular Certificateholder") as they accrue, and principal payments on a Regular Certificate will be treated as a return of capital to the extent of the Regular Certificateholder's basis in the Regular Certificate allocable thereto (other than accrued market discount not yet reported as ordinary income). Regular Certificateholders must use the accrual method of accounting with regard to Regular Certificates, regardless of the method of accounting otherwise used by those Regular Certificateholders.

Original Issue Discount.

     Accrual Certificates and principal-only certificates will be, and other classes of Regular Certificates may be, issued with "original issue discount" within the meaning of Code Section

1273(a). Holders of any class of Regular Certificates having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with the constant yield method that takes into account the compounding of interest, in advance of receipt of the cash attributable to that income. The following discussion is based in part on temporary and final Treasury regulations issued on February 2, 1994, as amended on June 14, 1996 (the "OID Regulations") under Code Sections 1271 through 1273 and 1275 and in part on the provisions of the Reform Act. Regular Certificateholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Certificates. To the extent those issues are not addressed in those regulations, the Depositor intends to apply the methodology described in the Conference Committee Report to the Reform Act. We cannot assure you that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer's tax liability. Investors are advised to consult their own tax advisors as to the discussion in this prospectus and the appropriate method for reporting interest and original issue discount with respect to the Regular Certificates.

     Each Regular Certificate, except to the extent described below with respect to a Regular Certificate on which principal is distributed by random lot ("Random Lot Certificates"), will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular Certificateholder's income. The total amount of original issue discount on a Regular Certificate is the excess of the "stated redemption price at maturity" of the Regular Certificate over its "issue price." The issue price of a class of Regular Certificates offered pursuant to this prospectus generally is the first price at which a substantial amount of Regular Certificates of that class is sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the Depositor intends to treat the issue price of a class as to which there is no substantial sale as of the issue date or that is retained by the Depositor as the fair market value of that class as of the issue date. The issue price of a Regular Certificate also includes the amount paid by an initial Regular Certificateholder for accrued interest that relates to a period prior to the issue date of the Regular Certificate, unless the Regular Certificateholder elects on its federal income tax return to exclude that amount from the issue price and to recover it on the first distribution date. The stated redemption price at maturity of a Regular Certificate always includes the original principal amount of the Regular Certificate, but generally will not include distributions of stated interest if those interest distributions constitute "qualified stated interest." Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate (as described below) provided that those interest payments are unconditionally payable at intervals of one year or less during the entire term of the Regular Certificate. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Certificate, it is possible that no interest on any class of Regular Certificates will be treated as qualified stated interest. However, except as provided in the following three sentences or in the applicable prospectus supplement, because the underlying mortgage loans provide for remedies in the event of default, we intend to treat interest with respect to the Regular Certificates as qualified stated interest. Distributions of interest on an Accrual Certificate, or on other Regular Certificates with respect to which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated redemption price at maturity of the Regular Certificates includes all distributions of interest as well as principal on those Regular Certificates. Likewise, we intend to treat an "interest only" class, or a class on which interest is substantially disproportionate to its principal amount, a so-called "super-premium" class, as having no qualified stated interest. Where the interval between the issue date and the first distribution date on a Regular Certificate is shorter than the interval between subsequent distribution dates, the interest attributable to the additional days will be included in the stated redemption price at maturity.

     Under a de minimis rule, original issue discount on a Regular Certificate will be considered to be zero if the original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate. For this purpose, the weighted average maturity of the Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Certificate and the denominator of which is the stated redemption price at maturity of the Regular Certificate. The Conference Committee Report to the Reform Act provides that the schedule of distributions should be determined in accordance with the assumed rate of prepayment of the mortgage loans (the "Prepayment Assumption") and the anticipated reinvestment rate, if any, relating to the Regular Certificates. The Prepayment Assumption with respect to a Series of Regular Certificates will be set forth in the related prospectus supplement. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and that income will be capital gain if the Regular Certificate is held as a capital asset. However, under the OID Regulations, Regular Certificateholders may elect to accrue all de minimis original issue discount as well as market discount and market premium under the constant yield method. See "--Election to Treat All Interest Under the Constant Yield Method" below.

     A Regular Certificateholder generally must include in gross income for any taxable year the sum of the "daily portions," as defined below, of the original issue discount on the Regular Certificate accrued during an accrual period for each day on which it holds the Regular Certificate, including the date of purchase but excluding the date of disposition. We intend to treat the monthly period ending on the day before each distribution date as the accrual period. With respect to each Regular Certificate, a calculation will be made of the original issue discount that accrues during each successive full accrual period, or shorter period from the date of original issue, that ends on the day before the related distribution date on the Regular Certificate. The Conference Committee Report to the Reform Act states that the rate of accrual of original issue discount is intended to be based on the Prepayment Assumption. Other than as discussed below with respect to a Random Lot Certificate, the original issue discount accruing in a full accrual period would be the excess, if any, of

     1. the sum of (a) the present value of all of the remaining distributions to be made on the Regular Certificate as of the end of that accrual period that are included in the Regular Certificate's stated redemption price at maturity and (b) the distributions made on the Regular Certificate during the accrual period that are included in the Regular Certificate's stated redemption price at maturity, over

     2. the adjusted issue price of the Regular Certificate at the beginning of the accrual period.

     The present value of the remaining distributions referred to in the preceding sentence is calculated based on:

     1.   the yield to maturity of the Regular Certificate at the issue date,

     2. events (including actual prepayments) that have occurred prior to the end of the accrual period, and

     3.   the Prepayment Assumption.

     For these purposes, the adjusted issue price of a Regular Certificate at the beginning of any accrual period equals the issue price of the Regular Certificate, increased by the aggregate amount of original issue discount with respect to the Regular Certificate that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Certificate's stated redemption price at maturity that were made on the Regular Certificate in those prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

     Under the method described above, the daily portions of original issue discount required to be included in income by a Regular Certificateholder generally will increase to take into account prepayments on the Regular Certificates as a result of prepayments on the mortgage loans that exceed the Prepayment Assumption, and generally will decrease, but not below zero for any period, if the prepayments are slower than the Prepayment Assumption. An increase in prepayments on the mortgage loans with respect to a Series of Regular Certificates can result in both a change in the priority of principal payments with respect to certain classes of Regular Certificates and either an increase or decrease in the daily portions of original issue discount with respect to those Regular Certificates.

     In the case of a Random Lot Certificate, we intend to determine the yield to maturity of that certificate based upon the anticipated payment characteristics of the class as a whole under the Prepayment Assumption. In general, the original issue discount accruing on each Random Lot Certificate in a full accrual period would be its allocable share of the original issue discount with respect to the entire class, as determined in accordance with the preceding paragraph. However, in the case of a distribution in retirement of the entire unpaid principal balance of any Random Lot Certificate, or portion of that unpaid principal balance, (a) the remaining unaccrued original issue discount allocable to that certificate (or to that portion) will accrue at the time of that distribution, and (b) the accrual of original issue discount allocable to each remaining certificate of the class (or the remaining unpaid principal balance of a partially redeemed Random Lot Certificate after a distribution of principal has been received) will be adjusted by reducing the present value of the remaining payments on that class and the adjusted issue price of that class to the extent attributable to the portion of the unpaid principal balance of the class that was distributed. We believe that the foregoing treatment is consistent with the "pro rata prepayment" rules of the OID Regulations, but with the rate of accrual of original issue discount determined based on the Prepayment Assumption for the class as a whole. You are advised to consult your tax advisors as to this treatment.


Acquisition Premium.

     A purchaser of a Regular Certificate at a price greater than its adjusted issue price but less than its stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Certificate reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over the adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, a subsequent purchaser may elect to treat all of the acquisition premium under the constant yield method, as described below under the heading "--Election to Treat All Interest Under the Constant Yield Method" below.

Variable Rate Regular Certificates.

     Regular Certificates may provide for interest based on a variable rate. Under the OID Regulations, interest is treated as payable at a variable rate if, generally:

     1. the issue price does not exceed the original principal balance by more than a specified amount, and

     2. the interest compounds or is payable at least annually at current values of

          (a)   one or more "qualified floating rates,"

          (b)   a single fixed rate and one or more qualified floating rates,

          (c)   a single "objective rate," or

          (d) a single fixed rate and a single objective rate that is a "qualified inverse floating rate."

     A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds, where the rate is subject to a fixed multiple that is greater than 0.65, but not more than 1.35. The rate may also be increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly. An objective rate (other than a qualified floating rate) is a rate that is determined using a single fixed formula and that is based on objective financial or economic information, provided that the information is not (1) within the control of the issuer or a related party or
(2) unique to the circumstances of the issuer or a related party. A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds; an inverse floating rate that is not a qualified floating rate may nevertheless be an objective rate. A class of Regular Certificates may be issued under this prospectus that does not have a variable rate under the OID Regulations, for example, a class that bears different rates at different times during the period it is outstanding so that it is considered significantly "front-loaded" or "back-loaded" within the meaning of the OID Regulations. It is possible that a class of this type may be considered to bear "contingent interest" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to Regular Certificates. However, if final regulations dealing with contingent interest with respect to Regular Certificates apply the same principles as the current regulations, those regulations may lead to different timing of income inclusion than would be the case under the variable interest regulations. Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest Regular Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate treatment of any Regular Certificate that does not pay interest at a fixed rate or variable rate as described in this paragraph.

     Under the REMIC Regulations, a Regular Certificate (1) bearing a rate that qualifies as a variable rate under the OID Regulations that is tied to current values of a variable rate (or the highest, lowest or average of two or more variable rates), including a rate based on the average cost of funds of one or more financial institutions, or a positive or negative multiple of a rate (plus or minus a specified number of basis points), or that represents a weighted average of rates on some or all of the mortgage loans, including a rate that is subject to one or more caps or floors, or (2) bearing one or more of these variable rates for one or more periods or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods qualifies as a regular interest in a REMIC. Accordingly, unless otherwise indicated in the applicable prospectus supplement, we intend to treat Regular Certificates that qualify as regular interests under this rule in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.

     The amount of original issue discount with respect to a Regular Certificate bearing a variable rate of interest will accrue in the manner described above under "--Original Issue Discount" with the yield to maturity and future payments on that Regular Certificate generally to be determined by assuming that interest will be payable for the life of the Regular Certificate based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for the relevant class. Unless otherwise specified in the applicable prospectus supplement, we intend to treat variable interest as qualified stated interest, other than variable interest on an interest-only or super-premium class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

     Although unclear under the OID Regulations, unless required otherwise by applicable final regulations, we intend to treat Regular Certificates bearing an interest rate that is a weighted average of the net interest rates on mortgage loans or Mortgage Certificates having fixed or adjustable rates, as having qualified stated interest, except to the extent that initial "teaser" rates cause sufficiently "back-loaded" interest to create more than de minimis original issue discount. The yield on those Regular Certificates for purposes of accruing original issue discount will be a hypothetical fixed rate based on the fixed rates, in the case of fixed rate mortgage loans, and initial "teaser rates" followed by fully indexed rates, in the case of adjustable rate mortgage loans. In the case of adjustable rate mortgage loans, the applicable index used to compute interest on the mortgage loans will be the index in effect on the pricing date (or possibly the issue date), and in the case of initial teaser rates, will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount of ordinary income reportable to reflect the actual pass-through interest rate on the Regular Certificates.

Deferred Interest.

     Under the OID Regulations, all interest on a Regular Certificate as to which there may be deferred interest is includible in the stated redemption price at maturity thereof. Accordingly, any deferred interest that accrues with respect to a class of Regular Certificates may constitute income to the holders of such Regular Certificates prior to the time distributions of cash with respect to such deferred interest are made.

Market Discount.

     A purchaser of a Regular Certificate also may be subject to the market discount rules of Code Section 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, "market discount" is the amount by which the purchaser's original basis in the Regular Certificate (exclusive of accrued qualified stated interest) (1) is exceeded by the then-current principal amount of the Regular Certificate or (2) in the case of a Regular Certificate having original issue discount, is exceeded by the adjusted issue price of that Regular Certificate at the time of purchase. The purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on the Regular Certificate as distributions includible in the stated redemption price at maturity of the Regular Certificate are received, in an amount not exceeding that distribution. The market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the Reform Act provides that until regulations are issued, the market discount would accrue either (1) on the basis of a constant interest rate or (2) in the ratio of stated interest allocable to the relevant period to the sum of the interest for that period plus the remaining interest as of the end of that period, or in the case of a Regular Certificate issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for that period plus the remaining original issue discount as of the end of that period. You also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. You will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular Certificate over the interest distributable on those Regular Certificates. The deferred portion of an interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Certificate for that year. The deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Certificate is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, you may elect to include market discount in income currently as it accrues on all market discount instruments you acquired in that taxable year or thereafter, in which case the interest deferral rule will not apply. See "--Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which that election may be deemed to be made.

     Market discount with respect to a Regular Certificate will be considered to be zero if the market discount is less than 0.25% of the remaining stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate (determined as described above in the third paragraph under "Original Issue Discount") remaining after the date of purchase. It appears that de minimis market discount would be reported in a manner similar to de minimis original issue discount. See "--Original Issue Discount" above. Treasury regulations implementing the market discount rules have not yet been issued, and therefore investors should consult their own tax advisors regarding the application of these rules. You should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

Premium.

     A Regular Certificate purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If you hold a Regular Certificate as a "capital asset" within the meaning of Code Section 1221, you may elect under Code Section 171 to amortize that premium under the constant yield method. Final regulations with respect to amortization of bond premium do not by their terms apply to prepayable obligations such as the Regular Certificates. However, the Conference Committee Report to the Reform Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code
Section 171 on installment obligations such as the Regular Certificates, although it is unclear whether the alternatives to the constant yield method described above under "Market Discount" are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Certificate rather than as a separate deduction item. See "--Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which the Code Section 171 election may be deemed to be made.

Election to Treat All Interest Under the Constant Yield Method.

     A holder of a debt instrument such as a Regular Certificate may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to an election, (1) "interest" includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (2) the debt instrument is treated as if the instrument were issued on the holder's acquisition date in the amount of the holder's adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder's acquisition would apply. A holder generally may make an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all debt instruments acquired by the holder in the same taxable year or thereafter. The election is made on the holder's federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the IRS. You should consult their own tax advisors regarding the advisability of making an election.

Sale or Exchange of Regular Certificates.

     If you sell or exchange a Regular Certificate, you will recognize gain or loss equal to the difference, if any, between the amount received (other than amounts allocable to accrued interest) and its adjusted basis in the Regular Certificate. The adjusted basis of a Regular Certificate generally will equal the cost of the Regular Certificate to the seller, increased by any original issue discount or market discount previously included in the seller's gross income with respect to the Regular Certificate and reduced by amounts included in the stated redemption price at maturity of the Regular Certificate that were previously received by the seller, by any amortized premium and by previously recognized losses.

     Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Certificate realized by an investor who holds the Regular Certificate as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the Regular Certificate has been held for the applicable holding period (described below). That gain will be treated as ordinary income as follows:

     1. if a Regular Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior distribution of property that was held as a part of that transaction,

     2. in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary rates, or

     3. to the extent that the gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the holder if its yield on the Regular Certificate were 110% of the applicable Federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of that holder with respect to the Regular Certificate.

     In addition, gain or loss recognized from the sale of a Regular Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Long-term capital gains of certain non-corporate taxpayers generally are taxed at lower rates than ordinary income or short-term capital gains of those taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

Treatment of Losses.

     Holders of Regular Certificates will be required to report income with respect to Regular Certificates on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the mortgage loans allocable to a particular class of Regular Certificates, except to the extent it can be established that those losses are uncollectible. Accordingly, the holder of a Regular Certificate may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166.

     Under Code Section 166, holders of Regular Certificates that are corporations or that otherwise hold the Regular Certificates in connection with a trade or business should in general be allowed to deduct, as an ordinary loss, a loss sustained during the taxable year on account of those Regular Certificates becoming wholly or partially worthless, and, in general, holders of

Regular Certificates that are not corporations and do not hold the Regular Certificates in connection with a trade or business will be allowed to deduct as a short-term capital loss any loss with respect to principal sustained during the taxable year on account of a portion of any class or subclass of those Regular Certificates becoming wholly worthless. Although the matter is not free from doubt, non-corporate holders of Regular Certificates should be allowed a bad debt deduction at that time as the principal balance of any class or subclass of those Regular Certificates is reduced to reflect losses resulting from any liquidated mortgage loans. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect those losses only after all mortgage loans remaining in the trust fund have been liquidated or that class of Regular Certificates has been otherwise retired. The IRS could also assert that losses on the Regular Certificates are deductible based on some other method that may defer those deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating "negative" original issue discount which would be deductible only against future positive original issue discount or otherwise upon termination of the class. You are urged to consult your own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to the Regular Certificates. While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders, the IRS may take the position that losses attributable to accrued original issue discount may only be deducted as short-term capital losses by non-corporate holders not engaged in a trade or business. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Banks and thrift institutions are advised to consult their tax advisors regarding the treatment of losses on Regular Certificates.


TAXATION OF RESIDUAL CERTIFICATES

Taxation of REMIC Income.

     Generally, the "daily portions" of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of certain classes of Residual Certificates ("Residual Certificateholders"), and will not be taxed separately to the REMIC Pool. The daily portions of REMIC taxable income or net loss of a Residual Certificateholder are determined by allocating the REMIC Pool's taxable income or net loss for each calendar quarter ratably to each day in that quarter and by allocating that daily portion among the Residual Certificateholders in proportion to their respective holdings of certain classes of Residual Certificates in the REMIC Pool on that day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that:

     1. the limitations on deductibility of investment interest expense and expenses for the production of income do not apply,

     2.   all bad loans will be deductible as business bad debts, and

     3. the limitation on the deductibility of interest and expenses related to tax-exempt income will apply.

     The REMIC Pool's gross income includes interest, original issue discount income and market discount income, if any, on the mortgage loans, reduced by amortization of any premium on the mortgage loans, plus income from amortization of issue premium, if any, on the Regular Certificates, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the Regular Certificates. The REMIC Pool's deductions include interest and original issue discount expense on the Regular Certificates, servicing fees on the mortgage loans, other administrative expenses of the REMIC Pool and realized losses on the mortgage loans. The requirement that Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no certificates of any class of the related series outstanding.

     The taxable income recognized by a Residual Certificateholder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and original issue discount or market discount income or amortization of premium with respect to the mortgage loans, on the one hand, and the timing of deductions for interest (including original issue discount) on the Regular Certificates or income from amortization of issue premium on the Regular Certificates, on the other hand. In the event that an interest in the mortgage loans is acquired by the REMIC Pool at a discount, and one or more of those mortgage loans is prepaid, the Residual Certificateholder may recognize taxable income without being entitled to receive a corresponding amount of cash because (1) the prepayment may be used in whole or in part to make distributions in reduction of principal on the Regular Certificates and (2) the discount on the mortgage loans which is includible in income may exceed the deduction allowed upon those distributions on those Regular Certificates on account of any unaccrued original issue discount relating to those Regular Certificates. When there is more than one class of Regular Certificates that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Certificates when distributions in reduction of principal are being made in respect of earlier classes of Regular Certificates to the extent that those classes are not issued with substantial discount. If taxable income attributable to that kind of mismatching is realized, in general, losses would be allowed in later years as distributions on the later classes of Regular Certificates are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of that series of Regular Certificates, may increase over time as distributions in reduction of principal are made on the lower yielding classes of Regular Certificates, whereas to the extent that the REMIC Pool includes fixed rate mortgage loans, interest income with respect to any given mortgage loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Certificateholders must have sufficient other sources of cash to pay any federal, state or local income taxes due as a result of that mismatching or unrelated deductions against which to offset that income, subject to the discussion of "excess inclusions" below under "--Limitations on Offset or Exemption of REMIC Income." The timing of that mismatching of income and deductions described in this paragraph, if present with respect to a series of certificates, may have a significant adverse effect upon the Residual Certificateholder's after-tax rate of return. In addition, a Residual Certificateholder's taxable income during certain periods may exceed the income reflected by that Residual Certificateholder for those periods in accordance with generally accepted accounting principles. You should consult your own accountant concerning the accounting treatment of your investment in Residual Certificates.

Basis and Losses.

     The amount of any net loss of the REMIC Pool that you may take into account is limited to the adjusted basis of the Residual Certificate as of the close of the quarter (or time of disposition of the Residual Certificate if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a Residual Certificate is the amount paid for that Residual Certificate. The adjusted basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual Certificateholder and will be decreased (but not below zero), first, by a cash distribution from the REMIC Pool and, second, by the amount of loss of the REMIC Pool reportable by the Residual Certificateholder. Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the Residual Certificateholder as to whom that loss was disallowed and may be used by that Residual Certificateholder only to offset any income generated by the same REMIC Pool.

     You will not be permitted to amortize directly the cost of your Residual Certificate as an offset to its share of the taxable income of the related REMIC Pool. However, that taxable income will not include cash received by the REMIC Pool that represents a recovery of the REMIC Pool's basis in its assets. That recovery of basis by the REMIC Pool will have the effect of amortization of the issue price of the Residual Certificates over their life. However, in view of the possible acceleration of the income of Residual Certificateholders described under "--Taxation of REMIC Income" above, the period of time over which the issue price is effectively amortized may be longer than the economic life of the Residual Certificates.

     A Residual Certificate may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC Regulations appear to treat the issue price of a residual interest as zero rather than a negative amount for purposes of determining the REMIC Pool's basis in its assets. The preamble to the REMIC Regulations states that the IRS may provide future guidance on the proper tax treatment of payments made by a transferor of a residual interest to induce the transferee to acquire the interest, and you should consult your own tax advisors in this regard.

     Further, to the extent that your initial adjusted basis (other than an original holder) in the Residual Certificate is greater that the corresponding portion of the REMIC Pool's basis in the mortgage loans, you will not recover a portion of that basis until termination of the REMIC Pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by that holder. The REMIC Regulations currently in effect do not so provide. See "--Treatment of Certain Items of REMIC Income and Expense--Market Discount" below regarding the basis of mortgage loans to the REMIC Pool and "--Sale or Exchange of a Residual Certificate" below regarding possible treatment of a loss upon termination of the REMIC Pool as a capital loss.

Treatment of Certain Items of REMIC Income and Expense.

     Although we intend to compute REMIC income and expense in accordance with the Code and applicable regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations. We make no representation as to the specific method that will be used for reporting income with respect to the mortgage loans and expenses with respect to the Regular Certificates, and different methods could result in different timing of reporting of taxable income or net loss to you or differences in capital gain versus ordinary income.

     Original Issue Discount and Premium. Generally, the REMIC Pool's deductions for original issue discount and income from amortization of issue premium will be determined in the same manner as original issue discount income on Regular Certificates as described under "--Taxation of Regular
Certificates--Original Issue Discount" and "--Variable Rate Regular Certificates," without regard to the de minimis rule described in that section, and "--Premium" above.

     Deferred Interest. Any deferred interest that accrues with respect to any adjustable rate mortgage loans held by the REMIC Pool will constitute income to the REMIC Pool and will be treated in a manner similar to the deferred interest that accrues with respect to Regular Certificates as described under "--Taxation of Regular Certificates--Deferred Interest" above.

     Market Discount. The REMIC Pool will have market discount income in respect of mortgage loans if, in general, their unpaid principal balances exceed the basis of the REMIC Pool allocable to those mortgage loans. The REMIC Pool's basis in those mortgage loans is generally the fair market value of the mortgage loans immediately after the transfer of the mortgage loans to the REMIC Pool. The REMIC Regulations provide that the basis is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC Pool (or the fair market value at the Closing Date, in the case of a retained class). In respect of mortgage loans that have market discount to which Code Section 1276 applies, the accrued portion of the market discount would be recognized currently as an item of ordinary income in a manner similar to original issue discount. Market discount income generally should accrue in the manner described under "--Taxation of Regular Certificates--Market Discount" above.

     Premium. Generally, if the basis of the REMIC Pool in the mortgage loans exceeds the unpaid principal balances of the mortgage loans, the REMIC Pool will be considered to have acquired those mortgage loans at a premium equal to the amount of that excess. As stated above, the REMIC Pool's basis in mortgage loans is the fair market value of the mortgage loans, based on the aggregate of the issue prices (or the fair market value of retained classes) of the regular and residual interests in the REMIC Pool immediately after the transfer of the mortgage loans to the REMIC Pool. In a manner analogous to the discussion above under "--Taxation of Regular Certificates--Premium," a REMIC Pool that holds a mortgage loan as a capital asset under Code Section 1221 may elect under Code Section 171 to amortize premium on whole mortgage loans or mortgage loans underlying MBS that were originated after September 27, 1985 or MBS that are REMIC regular interests under the constant yield method. Amortizable bond premium will be treated as an offset to interest income on the mortgage loans, rather than as a separate deduction item. To the extent that the mortgagors with respect to the mortgage loans are individuals, Code Section 171 will not be available for premium on mortgage loans, including underlying mortgage loans, originated on or prior to September 27, 1985. Premium with respect to those mortgage loans may be deductible in accordance with a reasonable method regularly employed by the related holder. The allocation of the premium pro rata among principal payments should be considered a reasonable method; however, the IRS may argue that the premium should be allocated in a different manner, such as allocating the premium entirely to the final payment of principal.

Limitations on Offset or Exemption of REMIC Income.

     A portion or all of the REMIC taxable income includible in determining your federal income tax liability will be subject to special treatment. That portion, referred to as the "excess inclusion," is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Certificate over the daily accruals for that quarterly period of (1) 120% of the long-term applicable Federal rate that would have applied to the Residual Certificate if it were a debt instrument, on the Startup Day under Code Section 1274(d), multiplied by (2) the adjusted issue price of such Residual Certificate at the beginning of that quarterly period. For this purpose, the adjusted issue price of a Residual Certificate at the beginning of a quarter is the issue price of the Residual Certificate, plus the amount of those daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to that Residual Certificate prior to the beginning of that quarterly period. Accordingly, the portion of the REMIC Pool's taxable income that will be treated as excess inclusions will be a larger portion of that income as the adjusted issue price of the Residual Certificates diminishes and all such taxable income will be so treated if the adjusted price of the Residual Certificate is zero.

     The portion of your REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on your return. However, net operating loss carryovers are determined without regard to excess inclusion income. Further, if you are an organization subject to the tax on unrelated business income imposed by Code Section 511, the excess inclusions will be treated as unrelated business taxable income to you for purposes of Code Section 511. In addition, REMIC taxable income is subject to 30% withholding tax with respect to certain persons who are not U.S. Persons, as defined below under "--Tax-Related Restrictions on Transfer of Residual Certificates--Foreign Investors" below, and that portion attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax, by treaty or otherwise. See "--Taxation of Certain Foreign Investors--Residual Certificates" below. Finally, if a real estate investment trust or a regulated investment company owns a Residual Certificate, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or a regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons. The SBJPA of 1996 has eliminated the special rule permitting Section 593 institutions ("thrift institutions") to use net operating losses and other allowable deductions to offset their excess inclusion income from Residual Certificates that have

"significant value" within the meaning of the REMIC Regulations, effective for taxable years beginning after December 31, 1995, except with respect to Residual Certificates continuously held by thrift institutions since November 1, 1995.

     In addition, the SBJPA of 1996 provides three rules for determining the effect of excess inclusions on your alternative minimum taxable income of a Residual Certificateholder. First, your alternative minimum taxable income is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. Second, your alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions. These rules are effective for taxable years beginning after December 31, 1996, unless you elect to have those rules apply only to taxable years beginning after August 20, 1996.

Tax-Related Restrictions on Transfer of Residual Certificates.

     Disqualified Organizations. If any legal or beneficial interest in a Residual Certificate is transferred to a Disqualified Organization (as defined below), a tax would be imposed in an amount equal to the product of (1) the present value of the total anticipated excess inclusions with respect to that Residual Certificate for periods after the transfer and (2) the highest marginal federal income tax rate applicable to corporations. The REMIC Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption. The present value rate equals the applicable Federal rate under Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. The tax generally would be imposed on the transferor of the Residual Certificate, except that where the transfer is through an agent, including a broker, nominee or other middleman, for a Disqualified Organization, the tax would instead be imposed on that agent. However, a transferor of a Residual Certificate would in no event be liable for the tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. The tax also may be waived by the Treasury Department if the Disqualified Organization promptly disposes of the residual interest and the transferor pays income tax at the highest corporate rate on the excess inclusions for the period the Residual Certificate is actually held by the Disqualified Organization.

     In addition, if a Pass-Through Entity (as defined below) has excess inclusion income with respect to a Residual Certificate during a taxable year and a Disqualified Organization is the record holder of an equity interest in that entity, then a tax is imposed on the entity equal to the product of (1) the amount of excess inclusions on the Residual Certificate that are allocable to the interest in the Pass-Through Entity during the period the interest is held by the Disqualified Organization, and (2) the highest marginal federal corporate income tax rate. This tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for the tax if it has received an affidavit from the record holder that it is not a Disqualified Organization or stating the holder's taxpayer identification number and, during the period that person is the record holder of the Residual Certificate, the Pass-Through Entity does not have actual knowledge that the affidavit is false.

     For taxable years beginning on or after January 1, 1998, if an "electing large partnership" holds a Residual Certificate, all interests in the electing large partnership are treated as held by Disqualified Organizations for purposes of the tax imposed upon a Pass-Through Entity by section 860E(c) of the Code. An exception to this tax, otherwise available to a Pass-Through Entity that is furnished certain affidavits by record holders of interests in the entity and that does not know the affidavits are false, is not available to an electing partnership.

     For these purposes:

     1. "Disqualified Organization" means the United States, any state or one of their political subdivisions, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (provided, that the term does not include an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by one of those governmental entities), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), and any organization (other than a farmers' cooperative described in Code Section 521) that is exempt from taxation under the Code unless that organization is subject to the tax on unrelated business income imposed by Code
          Section 511,

     2. "Pass-Through Entity" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis. Except as may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to that interest, be treated as a Pass-Through Entity, and

     3. an "electing large partnership" means any partnership having more than 100 members during the preceding tax year (other than certain service partnerships and commodity pools), which elect to apply simplified reporting provisions under the Code.

     The Pooling Agreement with respect to a series of certificates will provide that no legal or beneficial interest in a Residual Certificate may be transferred unless (1) the proposed transferee provides to the transferor and the trustee an affidavit providing its taxpayer identification number and stating that the transferee is the beneficial owner of the Residual Certificate, is not a Disqualified Organization and is not purchasing the Residual Certificates on behalf of a Disqualified Organization (i.e., as a broker, nominee or other middleman), and (2) the transferor provides a statement in writing to the Depositor and the trustee that it has no actual knowledge that the affidavit is false. Moreover, the Pooling Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each Residual Certificate with respect to a series will bear a legend referring to the restrictions on transfer, and each Residual Certificateholder will be deemed to have agreed, as a condition of ownership of the Residual Certificates, to any amendments to the related Pooling Agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions. Information necessary to compute an applicable excise tax must be furnished to the IRS and to the requesting party within 60 days of the request, and the Depositor or the trustee may charge a fee for computing and providing that information.

     Noneconomic Residual Interests. The REMIC Regulations would disregard certain transfers of Residual Certificates, in which case the transferor would continue to be treated as the owner of the Residual Certificates and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC Pool. Under the REMIC Regulations, a transfer of a "noneconomic residual interest" (as defined below) to a Residual Certificateholder (other than a Residual Certificateholder who is not a U.S. Person, as defined under "--Foreign Investors" below) is disregarded for all federal income tax purposes if a significant purpose of the transferor is to impede the assessment or collection of tax. A residual interest in a REMIC, including a residual interest with a positive value at issuance, is a "noneconomic residual interest" unless, at the time of the transfer, (1) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (2) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The anticipated excess inclusions and the present value rate are determined in the same manner as set forth under "--Disqualified Organizations" above. The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. Under the REMIC Regulations, as amended July 19, 2002, a safe harbor is provided if (1) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, (2) the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due and (3) the transferee represents to the transferor that it will not cause income from the Residual Certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or any other person, and the Residual Certificate, is, in fact, not transferred to such permanent establishment or fixed base. The Pooling Agreement with respect to each series of certificates will require the transferee of a Residual Certificate to certify to the matters in the preceding sentence as part of the affidavit described under the heading "--Disqualified Organizations" above. The transferor must have no actual knowledge or reason to know that those statements are false.

     In addition to the three conditions set forth above for the transferor of a noneconomic residual interest to be presumed not to have knowledge that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC, the REMIC Regulations contain a fourth requirement that must be satisfied in one of two alternative ways:

     (a) the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest must not exceed the sum of

         (i) the present value of any consideration given to the transferee to acquire the interest;

         (ii) the present value of the expected future distributions on the interest; and

         (iii) the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

     For purposes of the these computations, the transferee is assumed to pay tax at the highest rate of tax specified in Section 11(b)(1) of the Code (currently 35%) or, in certain circumstances, the alternative minimum tax rate. Further, present values generally are computed using a discount rate equal to the short-term Federal rate set forth in Section 1274(d) of the Code for the month of the transfer and the compounding period used by the transferee; or

     (b) (i) the transferee must be a domestic "C" corporation (other than a corporation exempt from taxation or a regulated investment company or real estate investment trust) that meets certain gross and net asset tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years); (ii) the transferee must agree in writing that any subsequent transferee of the residual interest would meet the requirements for a safe harbor transfer; and (iii) the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the residual interest will not be paid by the transferee.

     Foreign Investors. The REMIC Regulations provide that the transfer of a Residual Certificate that has "tax avoidance potential" to a "foreign person" will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a U.S. Person (as defined below), unless the transferee's income is effectively connected with the conduct of a trade or business within the United States. A Residual Certificate is deemed to have tax avoidance potential unless, at the time of the transfer, (1) the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and (2) the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC Pool at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid. If the non-U.S. Person transfers the Residual Certificates back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

     The prospectus supplement relating to a series of certificates may provide that a Residual Certificate may not be purchased by or transferred to any person that is not a U.S. Person or may describe the circumstances and restrictions pursuant to which a transfer may be made. The term "U.S. Person" means a citizen or resident of the United States, a corporation or partnership (except to the extent provided in applicable Treasury regulations) created or organized in or under the laws of the United States, any state, or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate that is subject to United States federal income tax regardless of the source of its income, or a trust if a court within the United States is able to exercise primary supervision over the administration of that trust, and one or more such U.S. Persons have the authority to control all substantial decisions of that trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

Sale or Exchange of a Residual Certificate.

     Upon the sale or exchange of a Residual Certificate, you will recognize gain or loss equal to the excess, if any, of the amount realized over your adjusted basis, as described under "--Taxation of Residual Certificates--Basis and Losses" above, in the Residual Certificate at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC Pool, you will have taxable income to the extent that any cash distribution to it from the REMIC Pool exceeds the adjusted basis on that distribution date. That income will be treated as gain from the sale or exchange of the Residual Certificates. It is possible that the termination of the REMIC Pool may be treated as a sale or exchange of Residual Certificates, in which case, you have an adjusted basis in the Residual Certificates remaining when its interest in the REMIC Pool terminates, and if you hold the Residual Certificate as a capital asset under Code Section 1221, then you will recognize a capital loss at that time in the amount of the remaining adjusted basis.

     Any gain on the sale of Residual Certificates will be treated as ordinary income (1) if you hold the Residual Certificates as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on your net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of that transaction or (2) if you are a non-corporate taxpayer, to the extent that you have made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. In addition, gain or loss recognized from the sale of a Residual Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c).

     The Conference Committee Report to the Reform Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of Code
Section 1091 will apply to dispositions of Residual Certificates where the seller of those certificates, during the period beginning six months before the sale or disposition of the Residual Certificate and ending six months after the sale or disposition, acquires (or enters into any other transaction that results in the application of Section 1091) any residual interest in any REMIC or any interest in a "taxable mortgage pool" (such as a non-REMIC owner trust) that is economically comparable to a Residual Certificate.

Mark to Market Regulations.

     The IRS has issued regulations, the "Mark to Market Regulations," under Code Section 475 relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities of a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark to Market Regulations provide that, for purposes of this mark-to-market requirement, a Residual Certificate is not treated as a security and thus may not be marked to market. The Mark to Market Regulations apply to all Residual Certificates acquired on or after January 4, 1995.


TAXES THAT MAY BE IMPOSED ON THE REMIC POOL

Prohibited Transactions.

     Income from certain transactions by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Certificateholders, but rather will be taxed directly to the REMIC Pool at a 100% rate. Prohibited transactions generally include

     1.   the disposition of a qualified mortgage other than for:

          (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the Startup Day,

          (b)  foreclosure, default or imminent default of a qualified mortgage,

          (c)  bankruptcy or insolvency of the REMIC Pool, or

          (d)  a qualified (complete) liquidation,

     2. the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold,

     3.   the receipt of compensation for services or

     4. the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation.

     Notwithstanding (1) and (4) it is not a prohibited transaction to sell REMIC Pool property to prevent a default on Regular Certificates as a result of a default on qualified mortgages or to facilitate a clean-up call, generally, an optional termination to save administrative costs when no more than a small percentage of the certificates is outstanding. The REMIC Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the mortgage loan, the waiver of a due-on-sale or due-on-encumbrance clause or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable rate mortgage loan.


Contributions to the REMIC Pool After the Startup Day.

     In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day. Exceptions are provided for cash contributions to the REMIC Pool:

     1.   during the three months following the Startup Day,

     2.   made to a qualified reserve fund by a Residual Certificateholder,

     3.   in the nature of a guarantee,

     4.   made to facilitate a qualified liquidation or clean-up call, and

     5.   as otherwise permitted in Treasury regulations yet to be issued.

Net Income from Foreclosure Property.

     The REMIC Pool will be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by foreclosure or deed in lieu of foreclosure would be treated as "foreclosure property" for a period ending with the third calendar year following the year of acquisition of that property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

     It is not anticipated that the REMIC Pool will receive income or contributions subject to tax under the preceding three paragraphs, except as described in the applicable prospectus supplement with respect to net income from foreclosure property on a commercial or multifamily residential property that secured a mortgage loan. In addition, unless otherwise disclosed in the applicable prospectus supplement, it is not anticipated that any material state income or franchise tax will be imposed on a REMIC Pool.


LIQUIDATION OF THE REMIC POOL

     If a REMIC Pool adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC Pool's final tax return a date on which that adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on the date of the adoption of the plan of liquidation, the REMIC Pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims) to holders of Regular Certificates and Residual Certificateholders within the 90-day period.


ADMINISTRATIVE MATTERS

     The REMIC Pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for that income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return. The trustee will be required to sign the REMIC Pool's returns. Treasury regulations provide that, except where there is a single Residual Certificateholder for an entire taxable year, the REMIC Pool will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the IRS of any adjustments to, among other things, items of REMIC income, gain, loss, deduction or credit in a unified administrative proceeding. The Residual Certificateholder owning the largest percentage interest in the Residual Certificates will be obligated to act as "tax matters person," as defined in applicable Treasury regulations, with respect to the REMIC Pool. Each Residual Certificateholder will be deemed, by acceptance of the Residual Certificates, to have agreed (1) to the appointment of the tax matters person as provided in the preceding sentence and (2) to the irrevocable designation of the trustee as agent for performing the functions of the tax matters person.


LIMITATIONS ON DEDUCTION OF CERTAIN EXPENSES

     An investor who is an individual, estate or trust will be subject to limitation with respect to certain itemized deductions described in Code
Section 67, to the extent that those itemized deductions, in the aggregate, do not exceed 2% of the investor's adjusted gross income. In addition, Code
Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (1) 3% of the excess, if any, of adjusted gross income over $137,300 for 2002 ($68,650 in the case of a married individual filing a separate return) (subject to annual adjustments for inflation) or (2) 80% of the amount of itemized deductions otherwise allowable for that year. In the case of a REMIC Pool, those deductions may include deductions under Code Section 212 for the servicing fee and all administrative and other expenses relating to the REMIC Pool, or any similar expenses allocated to the REMIC Pool with respect to a regular interest it holds in another REMIC. Those investors who hold REMIC Certificates either directly or indirectly through certain pass-through entities may have their pro rata share of those expenses allocated to them as additional gross income, but may be subject to those limitation on deductions. In addition, those expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause those investors to be subject to significant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Certificates in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election. However, that additional gross income and limitation on deductions will apply to the allocable portion of those expenses to holders of Regular Certificates, as well as holders of Residual Certificates, where those Regular Certificates are issued in a manner that is similar to pass-through certificates in a fixed investment trust. In general, that allocable portion will be determined based on the ratio that a REMIC Certificateholder's income, determined on a daily basis, bears to the income of all holders of Regular Certificates and Residual Certificates with respect to a REMIC Pool. As a result, individuals, estates or trusts holding REMIC Certificates (either directly or indirectly through a grantor trust, partnership, S corporation, REMIC, or certain other pass-through entities described in the foregoing temporary Treasury regulations) may have taxable income in excess of the interest income at the pass-through rate on Regular Certificates that are issued in a single class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on Residual Certificates. Unless otherwise indicated in the applicable prospectus supplement, all those expenses will be allocable to the Residual Certificates.


TAXATION OF CERTAIN FOREIGN INVESTORS

Regular Certificates.

     Interest, including original issue discount, distributable to Regular Certificateholders who are non-resident aliens, foreign corporations, or other Non-U.S. Persons (as defined below), will be considered "portfolio interest" and, therefore, generally will not be subject to 30% United States withholding tax, provided that the Non-U.S. Person (1) is not a "10-percent shareholder" within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) and (2) provides the trustee, or the person who would otherwise be required to withhold tax from those distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Certificate is a Non-U.S. Person. If that statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Certificate is effectively connected with the conduct of a trade or business within the United States by the Non-U.S. Person. In the latter case, the Non-U.S. Person will be subject to United States federal income tax at regular rates. Prepayment Premiums distributable to Regular Certificateholders who are Non-U.S. Persons may be subject to 30% United States withholding tax. Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Certificate. The term "Non-U.S. Person" means any person who is not a U.S. Person.

     The IRS has issued final regulations (the "New Regulations") which provide new methods of satisfying the beneficial ownership certification requirement described above. The New Regulations became effective January 1, 2001. The New Regulations require, in the case of Regular Certificates held by a foreign partnership, that (1) the certification described above be provided by the partners rather than by the foreign partnership and (2) the partnership provide certain information, including a United States taxpayer identification number. A look-through rule would apply in the case of tiered partnerships. Non-U.S. Persons should consult their own tax advisors concerning the application of the certification requirements in the New Regulations.

Residual Certificates.

     The Conference Committee Report to the Reform Act indicates that amounts paid to Residual Certificateholders who are Non-U.S. Persons are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Treasury regulations provide that amounts distributed to Residual Certificateholders may qualify as "portfolio interest," subject to the conditions described in "Regular Certificates" above, but only to the extent that (1) the mortgage loans (including mortgage loans underlying MBS) were issued after July 18, 1984 and (2) the trust fund or segregated pool of assets in the trust fund (as to which a separate REMIC election will be made), to which the Residual Certificate relates, consists of obligations issued in "registered form" within the meaning of Code Section 163(f)(1). Generally, whole mortgage loans will not be, but MBS and regular interests in another REMIC Pool will be, considered obligations issued in registered form. Furthermore, a Residual Certificateholder will not be entitled to any exemption from the 30% withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an "excess inclusion." See "--Taxation of Residual Certificates--Limitations on Offset or Exemption of REMIC Income" above. If the amounts paid to Residual Certificateholders who are Non-U.S. Persons are effectively connected with the conduct of a trade or business within the United States by Non-U.S. Persons, 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to Non-U.S. Persons will be subject to United States federal income tax at regular rates. If 30% (or lower treaty rate) withholding is applicable, those amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the Residual Certificate is disposed of) under rules similar to withholding upon disposition of debt instruments that have original issue discount. See "--Tax-Related Restrictions on Transfer of Residual Certificates--Foreign Investors" above concerning the disregard of certain transfers having "tax avoidance potential." Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning Residual Certificates.


BACKUP WITHHOLDING

     Distributions made on the Regular Certificates, and proceeds from the sale of the Regular Certificates to or through certain brokers, may be subject to a "backup" withholding tax under Code Section 3406 at a current rate of 30.0% (which rate will be reduced to 29% commencing in 2004 and to 28% commencing in 2006) on "reportable payments" (including interest distributions, original issue discount, and, under certain circumstances, principal distributions) unless the Regular Certificateholder complies with certain reporting and/or certification procedures, including the provision of its taxpayer identification number to the trustee, its agent or the broker who effected the sale of the Regular Certificate, or that certificateholder is otherwise an exempt recipient under applicable provisions of the Code. Any amounts to be withheld from distribution on the Regular Certificates would be refunded by the IRS or allowed as a credit against the Regular Certificateholder's federal income tax liability. The New Regulations will change certain of the rules relating to certain presumptions currently available relating to information reporting and backup withholding. Non-U.S. Persons are urged to contact their own tax advisors regarding the application to them of backup and withholding and information reporting.


REPORTING REQUIREMENTS

     Reports of accrued interest, original issue discount and information necessary to compute the accrual of any market discount on the Regular Certificates will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of Regular Certificates or beneficial owners who own Regular Certificates through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of Regular Certificates (including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request that information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to a particular series of Regular Certificates. Holders through nominees must request that information from the nominee.

     The IRS' Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation. Treasury regulations require that Schedule Q be furnished by the REMIC Pool to each Residual Certificateholder by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the REMIC Pool is in existence.

     Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Certificateholders, furnished annually, if applicable, to holders of Regular Certificates, and filed annually with the IRS concerning Code Section 67 expenses, See "--Limitations on Deduction of Certain Expenses" above, allocable to those holders. Furthermore, under those regulations, information must be furnished quarterly to Residual Certificateholders, furnished annually to holders of Regular Certificates, and filed annually with the IRS concerning the percentage of the REMIC Pool's assets meeting the qualified asset tests described under "--Status of REMIC Certificates" above.

               FEDERAL INCOME TAX CONSEQUENCES FOR CERTIFICATES AS
                       TO WHICH NO REMIC ELECTION IS MADE


STANDARD CERTIFICATES

General.

     In the event that no election is made to treat a trust fund (or a segregated pool of assets in the trust fund) with respect to a series of certificates that are not designated as "Stripped Certificates," as described below, as a REMIC (certificates of that kind of series are referred to as "Standard Certificates"), in the opinion of Cadwalader, Wickersham & Taft or Sidley Austin Brown & Wood LLP the trust fund will be classified as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code Section 7701(i). Where there is no fixed retained yield with respect to the mortgage loans underlying the Standard Certificates, the holder of a Standard Certificate (a "Standard Certificateholder") in that series will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the trust fund represented by its Standard Certificate and will be considered the beneficial owner of a pro rata undivided interest in each of the mortgage loans, subject to the discussion under "--Recharacterization of Servicing Fees" below. Accordingly, the holder of a Standard Certificate of a particular series will be required to report on its federal income tax return its pro rata share of the entire income from the mortgage loans represented by its Standard Certificate, including interest at the coupon rate on those mortgage loans, original issue discount (if any), prepayment fees, assumption fees, and late payment charges received by the master servicer, in accordance with that Standard Certificateholder's method of accounting. A Standard Certificateholder generally will be able to deduct its share of the servicing fee and all administrative and other expenses of the trust fund in accordance with its method of accounting, provided that those amounts are reasonable compensation for services rendered to that trust fund. However, investors who are individuals, estates or trusts who own Standard Certificates, either directly or indirectly through certain pass-through entities, will be subject to limitation with respect to certain itemized deductions described in Code Section 67, including deductions under Code
Section 212 for the servicing fee and all the administrative and other expenses of the trust fund, to the extent that those deductions, in the aggregate, do not exceed two percent of an investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (1) 3% of the excess, if any, of adjusted gross income over $137,300 for 2002 ($68,650 in the case of a married individual filing a separate return) (subject to annual adjustments for inflation), or (2) 80% of the amount of itemized deductions otherwise allowable for that year. As a result, those investors holding Standard Certificates, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on those Standard Certificates with respect to interest at the pass-through rate on those Standard Certificates. In addition, those expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause the investors to be subject to significant additional tax liability. Moreover, where there is fixed retained yield with respect to the mortgage loans underlying a series of Standard Certificates or where the servicing fee is in excess of reasonable servicing compensation, the transaction will be subject to the application of the "stripped bond" and "stripped coupon" rules of the Code, as described under "--Stripped Certificates" and "--Recharacterization of Servicing Fees," below.

Tax Status.

     In the opinion of Cadwalader, Wickersham & Taft or Sidley Austin Brown & Wood LLP, Standard Certificates will have the following status for federal income tax purposes:

     1. Standard Certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) will be considered to represent "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), provided that the real property securing the mortgage loans represented by that Standard Certificate is of the type described in that section of the Code.

     2. Standard Certificate owned by a real estate investment trust will be considered to represent "real estate assets" within the meaning of Code Section 856(c)(4)(A) to the extent that the assets of the related trust fund consist of qualified assets, and interest income on those assets will be considered "interest on obligations secured by mortgages on real property" to such extent within the meaning of Code
          Section 856(c)(3)(B).

     3. Standard Certificate owned by a REMIC will be considered to represent an "obligation . . . which is principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A) to the extent that the assets of the related trust fund consist of "qualified mortgages" within the meaning of Code Section 860G(a)(3).

     4. Standard Certificate owned by a financial asset securitization investment trust will be considered to represent "permitted assets" within the meaning of Code Section 860(L)(c).

Premium and Discount.

     Standard Certificateholders are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of Standard Certificates or thereafter.

     Premium. The treatment of premium incurred upon the purchase of a Standard Certificate will be determined generally as described under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Residual
Certificates--Treatment of Certain Items of REMIC Income and Expense--Premium" above.

     Original Issue Discount. The original issue discount rules will be applicable to a Standard Certificateholder's interest in those mortgage loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, the original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than a statutory de minimis exception, including a payment of points currently deductible by the borrower under applicable Code provisions or, under certain circumstances, by the presence of "teaser rates" on the mortgage loans.

     Original issue discount must generally be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to that income. Unless indicated otherwise in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of that accrual. However, Code Section 1272 provides for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if the mortgage loans acquired by a Standard Certificateholder are purchased at a price equal to the then unpaid principal amount of the mortgage loans, no original issue discount attributable to the difference between the issue price and the original principal amount of the mortgage loans (i.e., points) will be includible by that holder.

     Market Discount. Standard Certificateholders also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the mortgage loans will be determined and will be reported as ordinary income generally in the manner described under "--Federal Income Tax Consequences for REMIC Certificates-- Taxation of Regular Certificates--Market Discount" above, except that the ratable accrual methods described there will not apply and it is unclear whether a Prepayment Assumption would apply. Rather, the holder will accrue market discount pro rata over the life of the mortgage loans, unless the constant yield method is elected. Unless indicated otherwise in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of that accrual.

Recharacterization of Servicing Fees.

     If the servicing fee paid to the master servicer were deemed to exceed reasonable servicing compensation, the amount of that excess would represent neither income nor a deduction to certificateholders. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of the Standard Certificate, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis. If a loan-by-loan basis is appropriate, the likelihood that the amount would exceed reasonable servicing compensation as to some of the mortgage loans would be increased. IRS guidance indicates that a servicing fee in excess of reasonable compensation ("excess servicing") will cause the mortgage loans to be treated under the "stripped bond" rules. That guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of those amounts is not greater than the value of the services provided.

     Accordingly, if the IRS' approach is upheld, a servicer who receives a servicing fee in excess of those amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the mortgage loans. Under the rules of Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of those mortgage loans as "stripped coupons" and "stripped bonds." Subject to the de minimis rule discussed under "--Stripped Certificates" below, each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the Standard Certificates, and the original issue discount rules of the Code would apply to that holder. While Standard Certificateholders would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of the trust could be viewed as excluding the portion of the mortgage loans the ownership of which is attributed to the master servicer, or as including that portion as a second class of equitable interest. Applicable Treasury regulations treat that arrangement as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, a recharacterization should not have any significant effect upon the timing or amount of income reported by a Standard Certificateholder, except that the income reported by a cash method holder may be slightly accelerated. See "--Stripped Certificates" below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

Sale or Exchange of Standard Certificates.

     Upon sale or exchange of a Standard Certificate, a Standard Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale (other than amounts allocable to accrued interest) and its aggregate adjusted basis in the mortgage loans and the other assets represented by the Standard Certificate. In general, the aggregate adjusted basis will equal the Standard Certificateholder's cost for the Standard Certificate, increased by the amount of any income previously reported with respect to the Standard Certificate and decreased by the amount of any losses previously reported with respect to the Standard Certificate and the amount of any distributions received on those Standard Certificates. Except as provided above with respect to market discount on any mortgage loans, and except for certain financial institutions subject to the provisions of Code
Section 582(c), that gain or loss would be capital gain or loss if the Standard Certificate was held as a capital asset. However, gain on the sale of a Standard Certificate will be treated as ordinary income (1) if a Standard Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Standard Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of that transaction or (2) in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. Long-term capital gains of certain non-corporate taxpayers generally are subject to lower tax rates than ordinary income or short-term capital gains of those taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.


STRIPPED CERTIFICATES

General.

     Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of this discussion, certificates that are subject to those rules will be referred to as "Stripped Certificates." Stripped Certificates include interest-only certificates entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal and principal-only certificates entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest as to which no REMIC election is made.

     The certificates will be subject to those rules if:

     1. we or any of our affiliates retain, for our own account or for purposes of resale, in the form of fixed retained yield or otherwise, an ownership interest in a portion of the payments on the mortgage loans,

     2. the master servicer is treated as having an ownership interest in the mortgage loans to the extent it is paid, or retains, servicing compensation in an amount greater than reasonable consideration for servicing the mortgage loans (See "--Standard
          Certificates--Recharacterization of Servicing Fees" above), and

     3. certificates are issued in two or more classes or subclasses representing the right to non-pro-rata percentages of the interest and principal payments on the mortgage loans.

     In general, a holder of a Stripped Certificate will be considered to own "stripped bonds" with respect to its pro rata share of all or a portion of the principal payments on each mortgage loan and/or "stripped coupons" with respect to its pro rata share of all or a portion of the interest payments on each mortgage loan, including the Stripped Certificate's allocable share of the servicing fees paid to the master servicer, to the extent that those fees represent reasonable compensation for services rendered. See discussion under "--Standard Certificates--Recharacterization of Servicing Fees" above. Although not free from doubt, for purposes of reporting to Stripped Certificateholders, the servicing fees will be allocated to the Stripped Certificates in proportion to the respective entitlements to distributions of each class, or subclass, of Stripped Certificates for the related period or periods. The holder of a Stripped Certificate generally will be entitled to a deduction each year in respect of the servicing fees, as described under "--Standard Certificates--General" above, subject to the limitation described there.

     Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued at an original issue discount on the date that the stripped interest is purchased. Although the treatment of Stripped Certificates for federal income tax purposes is not clear in certain respects at this time, particularly where the Stripped Certificates are issued with respect to a Mortgage

Pool containing variable-rate mortgage loans, in the opinion of Cadwalader, Wickersham & Taft or Sidley Austin Brown & Wood LLP (1) the trust fund will be treated as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code Section 7701(i), and (2) each Stripped Certificate should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition. This treatment is based on the interrelationship of Code Section 1286, Code Sections 1272 through 1275, and the OID Regulations. While under Code Section 1286 computations with respect to Stripped Certificates arguably should be made in one of the ways described under "--Taxation of Stripped Certificates--Possible Alternative Characterizations" below, the OID Regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument for original issue discount purposes. The applicable Pooling Agreement will require that the trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

     Furthermore, Treasury regulations issued December 28, 1992 provide for the treatment of a Stripped Certificate as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount. In addition, under these regulations, a Stripped Certificate that represents a right to payments of both interest and principal may be viewed either as issued with original issue discount or market discount, as described below, at a de minimis original issue discount, or, presumably, at a premium. This treatment suggests that the interest component of that Stripped Certificate would be treated as qualified stated interest under the OID Regulations, other than in the case of an interest-only Stripped Certificate or a Stripped Certificate on which the interest is substantially disproportionate to the principal amount. Further, these final regulations provide that the purchaser of a Stripped Certificate will be required to account for any discount as market discount rather than original issue discount if either (1) the initial discount with respect to the Stripped Certificate was treated as zero under the de minimis rule, or (2) no more than 100 basis points in excess of reasonable servicing is stripped off the related mortgage loans. This market discount would be reportable as described under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Market Discount" above, without regard to the de minimis rule there, assuming that a prepayment assumption is employed in that computation.

Status of Stripped Certificates.

     No specific legal authority exists as to whether the character of the Stripped Certificates, for federal income tax purposes, will be the same as that of the mortgage loans. Although the issue is not free from doubt, in the opinion of Cadwalader, Wickersham & Taft or Sidley Austin Brown & Wood LLP, Stripped Certificates owned by applicable holders should be considered to represent "real estate assets" within the meaning of Code Section 856(c)(4)(A), "obligation[s] principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A), and "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), and interest (including original issue discount) income attributable to Stripped Certificates should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), provided that in each case the mortgage loans and interest on those mortgage loans qualify for that treatment.

Taxation of Stripped Certificates.

     Original Issue Discount. Except as described under "--General" above, each Stripped Certificate will be considered to have been issued at an original issue discount for federal income tax purposes. Original issue discount with respect to a Stripped Certificate must be included in ordinary income as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to that income. Based in part on the OID Regulations and the amendments to the original issue discount sections of the Code made by the Reform Act, the amount of original issue discount required to be included in the income of a holder of a Stripped Certificate (referred to in this discussion as a "Stripped Certificateholder") in any taxable year likely will be computed generally as described under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Original Issue Discount" and "--Variable Rate Regular Certificates" above. However, with the apparent exception of a Stripped Certificate qualifying as a market discount obligation, as described under "--General" above, the issue price of a Stripped Certificate will be the purchase price paid by each holder of the Stripped Certificate, and the stated redemption price at maturity will include the aggregate amount of the payments, other than qualified stated interest to be made on the Stripped Certificate to that Stripped Certificateholder, presumably under the Prepayment Assumption.

     If the mortgage loans prepay at a rate either faster or slower than that under the Prepayment Assumption, a Stripped Certificateholder's recognition of original issue discount will be either accelerated or decelerated and the amount of the original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each mortgage loan represented by that Stripped Certificateholder's Stripped Certificate. While the matter is not free from doubt, the holder of a Stripped Certificate should be entitled in the year that it becomes certain, assuming no further prepayments, that the holder will not recover a portion of its adjusted basis in that Stripped Certificate to recognize an ordinary loss, if it is a corporation, or a short-term capital loss, if it is not a corporation and does not hold the Stripped Certificate in connection with a trade or business, equal to that portion of unrecoverable basis.

     As an alternative to the method described above, the fact that some or all of the interest payments with respect to the Stripped Certificates will not be made if the mortgage loans are prepaid could lead to the interpretation that the interest payments are "contingent" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the Stripped Certificates. However, if final regulations dealing with contingent interest with respect to the Stripped Certificates apply the same principles as the OID Regulations, those regulations may lead to different timing of income inclusion that would be the case under the OID Regulations. Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest Stripped Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate tax treatment of Stripped Certificates.

     Sale or Exchange of Stripped Certificates. Sale or exchange of a Stripped Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the Stripped Certificateholder's adjusted basis in that Stripped Certificate, as described under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Sale or Exchange of Regular Certificates" above. To the extent that a subsequent purchaser's purchase price is exceeded by the remaining payments on the Stripped Certificates by more than the statutory de minimis amount, that subsequent purchaser will be required for federal income tax purposes to accrue and report that excess as if it were original issue discount in the manner described above. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a Stripped Certificateholder other than an original Stripped Certificateholder should be the Prepayment Assumption or a new rate based on the circumstances at the date of subsequent purchase.

     Purchase of More Than One Class of Stripped Certificates. Where an investor purchases more than one class of Stripped Certificates, it is currently unclear whether for federal income tax purposes those classes of Stripped Certificates should be treated separately or aggregated for purposes of the rules described above.

     Possible Alternative Characterizations. The characterizations of the Stripped Certificates discussed above are not the only possible interpretations of the applicable Code provisions. For example, the Stripped Certificateholder may be treated as the owner of

     1. one installment obligation consisting of that Stripped Certificate's pro rata share of the payments attributable to principal on each mortgage loan and a second installment obligation consisting of that Stripped Certificate's pro rata share of the payments attributable to interest on each mortgage loan,

     2. as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each mortgage loan or

     3. a separate installment obligation for each mortgage loan, representing the Stripped Certificate's pro rata share of payments of principal and/or interest to be made with respect thereto.

     Alternatively, the holder of one or more classes of Stripped Certificates may be treated as the owner of a pro rata fractional undivided interest in each mortgage loan to the extent that the Stripped Certificate, or classes of Stripped Certificates in the aggregate, represent the same pro rata portion of principal and interest on that mortgage loan, and a stripped bond or stripped coupon (as the case may be), treated as an installment obligation or contingent payment obligation, as to the remainder. Final regulations issued on December 28, 1992 regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to those regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Code Section 1286.

     Because of these possible varying characterizations of Stripped Certificates and the resultant differing treatment of income recognition, Stripped Certificateholders are urged to consult their own tax advisors regarding the proper treatment of Stripped Certificates for federal income tax purposes.


REPORTING REQUIREMENTS AND BACKUP WITHHOLDING

     The trustee will furnish, within a reasonable time after the end of each calendar year, to each Standard Certificateholder or Stripped Certificateholder at any time during that year, the information, prepared on the basis described above, as the trustee deems to be necessary or desirable to enable those certificateholders to prepare their federal income tax returns. The information will include the amount of original issue discount accrued on certificates held by persons other than certificateholders exempted from the reporting requirements. The amounts required to be reported by the trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a certificateholder, other than an original certificateholder that purchased at the issue price. In particular, in the case of Stripped Certificates, unless provided otherwise in the applicable prospectus supplement, the reporting will be based upon a representative initial offering price of each class of Stripped Certificates. The trustee will also file the original issue discount information with the IRS. If a certificateholder fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a certificateholder has not reported all interest and dividend income required to be shown on his federal income tax return, backup withholding at a current rate of 30.0% (which rate will be reduced to 29% commencing in 2004 and to 28% commencing in 2006) may be required in respect of any reportable payments, as described under "--Federal Income Tax Consequences for REMIC Certificates--Backup Withholding" above.


TAXATION OF CERTAIN FOREIGN INVESTORS

     To the extent that a certificate evidences ownership in mortgage loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other Non-U.S. Persons generally will be subject to 30% United States withholding tax, or a lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the Standard Certificateholder or Stripped Certificateholder on the sale or exchange of that certificate also will be subject to federal income tax at the same rate.

     Treasury regulations provide that interest or original issue discount paid by the trustee or other withholding agent to a Non-U.S. Person evidencing ownership interest in mortgage loans issued after July 18, 1984 will be "portfolio interest" and will be treated in the manner, and those persons will be subject to the same certification requirements, described under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Certain Foreign Investors--Regular Certificates" above.


                       STATE AND OTHER TAX CONSIDERATIONS

     In addition to the federal income tax consequences described in "Certain Federal Income Tax Consequences" above, you should consider the state and local tax consequences of the acquisition, ownership, and disposition of the offered certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Thus, you should consult your own tax advisors with respect to the various tax consequences of investments in the offered certificates.


                          CERTAIN ERISA CONSIDERATIONS


GENERAL

     The Employee Retirement Income Security Act of 1974, as amended, or ERISA, and the Code impose certain requirements on retirement plans, and on certain other employee benefit plans and arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company general accounts in which those plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Code (all of which are referred to as "Plans"), and on persons who are fiduciaries with respect to Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, those plans may be subject to the provisions of other applicable federal, state or local law materially similar to the foregoing provisions of ERISA or the Code. Moreover, those plans, if qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, are subject to the prohibited transaction rules set forth in Section 503 of the Code.

     ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons ("Parties in Interest") who have certain specified relationships to the Plan, unless a statutory, regulatory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code, unless a statutory, regulatory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Section 4975 of the Code. Special caution should be exercised before the assets of a Plan are used to purchase a certificate if, with respect to those assets, the Depositor, the master servicer or the trustee or one of their affiliates, either: (a) has investment discretion with respect to the investment of those assets of that Plan; or (b) has authority or responsibility to give, or regularly gives, investment advice with respect to those assets for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to those assets and that the advice will be based on the particular investment needs of the Plan; or (c) is a sponsor maintaining or contributing to the Plan.

     Before purchasing any offered certificates, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to that purchase under the requirements of ERISA, whether any prohibited transaction class exemption or any individual administrative prohibited transaction exemption (as described below) applies, including whether the appropriate conditions set forth in those exemptions would be met, or whether any statutory prohibited transaction exemption is applicable, and further should consult the applicable prospectus supplement relating to that series of certificates.


PLAN ASSET REGULATIONS

     A Plan's investment in certificates may cause the Trust Assets to be deemed Plan assets. Section 2510.3-101 of the regulations of the United States Department of Labor ("DOL") provides that when a Plan acquires an equity interest in an entity, the Plan's assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by "benefit plan investors" (that is, Plans and certain employee benefit plans not subject to ERISA) is not "significant." For this purpose, in general, equity participation in a trust fund will be "significant" on any date if, immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors.

     Any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to those assets for a fee, is a fiduciary of the investing Plan. If the Trust Assets constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as a master servicer, a special servicer or any sub-servicer, may be deemed to be a Plan "fiduciary" with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code. In addition, if the Trust Assets constitute Plan assets, the purchase of certificates by a Plan, as well as the operation of the trust fund, may constitute or involve a prohibited transaction under ERISA and the Code.


ADMINISTRATIVE EXEMPTIONS

     Several underwriters of mortgage-backed securities have applied for and obtained individual administrative ERISA prohibited transaction exemptions (the "Exemptions") which can only apply to the purchase and holding of mortgage-backed securities which, among other conditions, are sold in an offering with respect to which that underwriter serves as the sole or a managing underwriter, or as a selling or placement agent. If one of the Exemptions might be applicable to a series of certificates, the related prospectus supplement will refer to the possibility, as well as provide a summary of the conditions to the applicability.

     The DOL has promulgated amendments (the "Amendments") to the Exemptions that, among other changes, permit Plans to purchase subordinated certificates rated in any of the four highest ratings categories (provided that all other requirements of the Exemptions are met). Plan fiduciaries should, and other potential investors who may be analyzing the potential liquidity of their investment may wish to, consult with their advisors regarding the Amendments.


INSURANCE COMPANY GENERAL ACCOUNTS

     Sections I and III of PTCE 95-60 exempt from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Section 4975 of the Code transactions in connection with the acquisition of a security (such as a certificate issued by a trust fund) as well as the servicing, management and operation of a trust (such as the trust fund) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the trust, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts investing assets that are treated as assets of Plans would be allowed to purchase certain classes of certificates which do not meet the ratings requirements of the Exemptions. All other conditions of the Exemptions would have to be satisfied in order for PTCE 95-60 to be available. Before purchasing any class of certificates, an insurance company general account seeking to rely on Sections I and III of PTCE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

     The Small Business Job Protection Act of 1996 added a new Section 401(c) to ERISA, which provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Section 4975 of the Code, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL issued regulations ("401(c) Regulations"), generally effective July 5, 2001, to provide guidance for the purpose of determining, in cases where insurance policies supported by an insured's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan assets. In addition, because
Section 401(c) does not relate to insurance company separate accounts, separate account assets are still treated as Plan assets of any Plan invested in that separate account. Insurance companies contemplating the investment of general account assets in the offered certificates should consult with their legal counsel with respect to the applicability of Section 401(c) of ERISA.


UNRELATED BUSINESS TAXABLE INCOME; RESIDUAL CERTIFICATES

     The purchase of a Residual Certificate by any employee benefit plan qualified under Code Section 401(a) and exempt from taxation under Code Section 501(a), including most varieties of Plans, may give rise to "unrelated business taxable income" as described in Code Sections 511-515 and 860E. Further, prior to the purchase of Residual Certificates, a prospective transferee may be required to provide an affidavit to a transferor that it is not, nor is it purchasing a Residual Certificate on behalf of, a "Disqualified Organization," which term as defined above includes certain tax-exempt entities not subject to Code Section 511 including certain governmental plans, as discussed above under the caption "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Residual Certificates--Tax-Related Restrictions on Transfer of Residual Certificates--Disqualified Organizations."

     Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are Plan fiduciaries consult with their counsel regarding the consequences under ERISA of their acquisition and ownership of certificates.

     The sale of certificates to an employee benefit plan is in no respect a representation by the Depositor or the Underwriter that this investment meets all relevant legal requirements with respect to investments by plans generally or by any particular plan, or that this investment is appropriate for plans generally or for any particular plan.


                                LEGAL INVESTMENT

     The offered certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"), only if so specified in the related prospectus supplement. The appropriate characterization of those certificates not qualifying as "mortgage related securities" ("Non-SMMEA Certificates") under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase those certificates, may be subject to significant interpretive uncertainties. Accordingly, investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the Non-SMMEA Certificates constitute legal investments for them.

     Generally, only classes of offered certificates that (1) are rated in one of the two highest rating categories by one or more nationally recognized statistical rating organizations and (2) are part of a series evidencing interests in a trust fund consisting of loans secured by first liens and originated by certain types of originators as specified in SMMEA, will be "mortgage related securities" for purposes of SMMEA. As "mortgage related securities," those classes will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities, including depository institutions, insurance companies, trustees and pension funds, created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for those entities.

     Under SMMEA, a number of states enacted legislation, on or prior to the October 3, 1991 cut-off for those enactments, limiting to various extents the ability of certain entities (in particular, insurance companies) to invest in "mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the definition of "mortgage related security" to include, in relevant part, offered certificates satisfying the rating and qualified originator requirements for "mortgage related securities," but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in those types of offered certificates. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in offered certificates qualifying as "mortgage related securities" only to the extent provided in that legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. Section 24 (Seventh), subject in each case to those regulations as the applicable federal regulatory authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the "OCC") has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. Section 1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities," defined in 12 C.F.R. Section 1.2(m) to include certain "commercial mortgage-related securities" and "residential mortgage-related securities." As so defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, "mortgage related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any class of offered certificates will qualify as "commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks. The National Credit Union Administration (the "NCUA") has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities" under certain limited circumstances, other than stripped mortgage related securities, residual interests in mortgage related securities, and commercial mortgage related securities, unless the credit union has obtained written approval from the NCUA to participate in the "investment pilot program" described in 12 C.F.R. Section 703.140. The Office of Thrift Supervision (the "OTS") has issued Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

     All depository institutions considering an investment in the offered certificates should review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" (the "1998 Policy Statement") of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the OCC, the Federal Deposit Insurance Corporation and the OTS, effective May 26, 1998, and by the NCUA, effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

     Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by those authorities before purchasing any offered certificates, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies or guidelines (in certain instances irrespective of SMMEA).

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying," and, with regard to any offered certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

     Except as to the status of certain classes of offered certificates as "mortgage related securities," no representations are made as to the proper characterization of offered certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase offered certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered certificates) may adversely affect the liquidity of the offered certificates.

     Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates of any class constitute legal investments or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.


                             METHOD OF DISTRIBUTION

     The offered certificates offered by this prospectus and by the related prospectus supplements will be offered in series through one or more of the methods described below. The prospectus supplement prepared for each series will describe the method of offering being utilized for that series and will state our net proceeds from that sale.

     We intend that offered certificates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of certificates may be made through a combination of two or more of these methods. Those methods are as follows:

     1. by negotiated firm commitment underwriting and public offering by one or more underwriters specified in the related prospectus supplement;

     2. by placements through one or more placement agents specified in the related prospectus supplement primarily with institutional investors and dealers; and

     3.   through direct offerings by the Depositor.

     If underwriters are used in a sale of any offered certificates (other than in connection with an underwriting on a best efforts basis), those certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment. The underwriters may be broker-dealers affiliated with us. Their identities and material relationships to us will be set forth in the related prospectus supplement. The managing underwriter or underwriters with respect to the offer and sale of a particular series of certificates will be set forth in the cover of the prospectus supplement relating to that series and the members of the underwriting syndicate, if any, will be named in that prospectus supplement.

     In connection with the sale of the offered certificates, underwriters may receive compensation from us or from purchasers of the offered certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the offered certificates may be deemed to be underwriters in connection with those offered certificates, and any discounts or commissions received by them from us and any profit on the resale of offered certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the "Securities Act").

     It is anticipated that the underwriting agreement pertaining to the sale of any series of certificates will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all offered certificates if any are purchased (other than in connection with an underwriting on a best efforts basis) and that we will indemnify the several underwriters, and each person, if any, who controls that underwriter within the meaning of Section 15 of the Securities Act, against certain civil liabilities, including liabilities under the Securities Act, or will contribute to payments required to be made in respect of these liabilities.

     The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of that offering and any agreements to be entered into between us and purchasers of offered certificates of that series.

     We anticipate that the offered certificates offered by this prospectus and the related prospectus supplement will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be "underwriters" within the meaning of the Securities Act in connection with reoffers and sales by them of offered certificates. You should consult with your legal advisors in this regard prior to any similar reoffer or sale.

     As to each series of certificates, only those classes rated in an investment grade rating category by any rating agency will be offered by this prospectus. We may initially retain any unrated class and we may sell it at any time to one or more institutional investors.


               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     With respect to each series of certificates offered by this prospectus, there are incorporated in this prospectus and in the related prospectus supplement by reference all documents and reports filed or caused to be filed by the Depositor with respect to a trust fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, that relate specifically to the related series of certificates. The Depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with the offering of one or more classes of offered certificates, upon written or oral request of that person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent the documents or reports relate to one or more of the classes of offered certificates, other than the exhibits to those documents (unless the exhibits are specifically incorporated by reference in those documents). Requests to the Depositor should be directed in writing to its principal executive offices at 270 Park Avenue, New York, New York 10017, Attention: President, or by telephone at (212) 834-9280. The Depositor has determined that its financial statements will not be material to the offering of any Offered Certificates.

     The Depositor filed a registration statement (the "Registration Statement") relating to the certificates with the Securities and Exchange Commission. This prospectus is part of the Registration Statement, but the Registration Statement includes additional information.

     Copies of the Registration Statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, Washington, D.C. 20549, upon payment of the prescribed charges, or may be examined free of charge at the Securities and Exchange Commission's offices, 450 Fifth Street N.W., Washington, D.C. 20549 or at the regional offices of the Securities and Exchange Commission located at Suite 1400, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661-2511. The Securities and Exchange Commission also maintains a site on the World Wide Web at "http://www.sec.gov" at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system. The Depositor has filed the Registration Statement, including all exhibits thereto, through the EDGAR system, so the materials should be available by logging onto the Securities and Exchange Commission's Web site. The Securities and Exchange Commission maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.


                                 LEGAL MATTERS

     The validity of the certificates of each series and certain federal income tax matters will be passed upon for us by Cadwalader, Wickersham & Taft, New York, New York, Sidley Austin Brown & Wood LLP, New York, New York or such other counsel as may be specified in the applicable prospectus supplement.


                             FINANCIAL INFORMATION

     A new trust fund will be formed with respect to each series of certificates, and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.


                                     RATING

     It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one rating agency.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders of those certificates of all collections on the underlying mortgage assets to which those holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with those certificates, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which those prepayments might differ from those originally anticipated. As a result, you might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                         INDEX OF PRINCIPAL DEFINITIONS



                                                  PAGE
                                                 -----
1998 Policy Statement ........................    106
401(c) Regulations ...........................    104
Accrual Certificates .........................     36
Accrued Certificate Interest .................     36
ADA ..........................................     70
Amendments ...................................    103
ARM Loans ....................................     24
Available Distribution Amount ................     36
Bankruptcy Code ..............................     61
Book-Entry Certificates ......................     35
Cash Flow Agreement ..........................     27
CERCLA .......................................     66
Certificate Owner ............................     42
certificateholder ............................     71
Code .........................................     40
Cooperatives .................................     21
CPR ..........................................     30
Debt Service Coverage Ratio ..................     22
defective obligation .........................     73
Definitive Certificates ......................     35
Depositor ....................................     21
Determination Date ...........................     27
Direct Participants ..........................     41
Disqualified Organization ....................     87
Distribution Date Statement ..................     39
DOL ..........................................    103
DTC ..........................................     35
Due Dates ....................................     24
Due Period ...................................     27
EDGAR ........................................    108
electing large partnership ...................     87
Equity Participation .........................     24
Excess Funds .................................     33
excess inclusion .............................     85
excess servicing .............................     97
Exemptions ...................................    103
FAMC .........................................     25
FHLMC ........................................     25
FNMA .........................................     25
foreclosure ..................................     63
Garn Act .....................................     67
GNMA .........................................     25
holder .......................................     71
Indirect Participants ........................     41
Insurance and Condemnation Proceeds ..........     47
L/C Bank .....................................     57
Liquidation Proceeds .........................     47
Loan-to-Value Ratio ..........................     23

                                           PAGE
                                          -----
Lock-out Date .........................     24
Lock-out Period .......................     24
market discount .......................     79
MBS ...................................     21
MBS Agreement .........................     25
MBS Issuer ............................     25
MBS Servicer ..........................     25
MBS Trustee ...........................     25
Mortgage Asset Seller .................     21
Mortgage Notes ........................     21
Mortgaged Properties ..................     21
Mortgages .............................     21
mortgages .............................     58
NCUA ..................................    105
Net Leases ............................     23
Net Operating Income ..................     22
New Regulations .......................     92
Non-SMMEA Certificates ................    104
Non-U.S. Person .......................     92
Nonrecoverable Advance ................     38
OCC ...................................    105
OID Regulations .......................     75
OTS ...................................    106
Participants ..........................     41
Parties in Interest ...................    102
Pass-Through Entity ...................     87
Permitted Investments .................     46
Plans .................................    102
Pooling Agreement .....................     43
prepayment ............................     30
Prepayment Assumption .................     76
prepayment collar .....................     30
Prepayment Interest Shortfall .........     28
Prepayment Premium ....................     24
Random Lot Certificates ...............     75
Record Date ...........................     36
Reform Act ............................     74
Registration Statement ................    108
Regular Certificateholder .............     74
Regular Certificates ..................     71
Related Proceeds ......................     38
Relief Act ............................     69
REMIC .................................      7
REMIC Certificates ....................     71
REMIC Pool ............................     71
REMIC Regulations .....................     71
REO Property ..........................     46
Residual Certificateholders ...........     82
Residual Certificates .................     36
SBJPA of 1996 .........................     72

                                        PAGE
                                       -----
Securities Act .....................    107
Senior Certificates ................     35
Servicing Standard .................     45
SMMEA ..............................    104
SPA ................................     30
Standard Certificateholder .........     95
Standard Certificates ..............     95
Startup Day ........................     72
Stripped Certificateholder .........    100
Stripped Certificates ..............     98
Sub-Servicing Agreement ............     46
Subordinate Certificates ...........     35
thrift institutions ................     85
Title V ............................     68
Treasury ...........................     71
U.S. Person ........................     89
Value ..............................     23
Warranting Party ...................     44

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

     The attached diskette contains a Microsoft Excel,1 Version 5.0 spreadsheet file (the "Spreadsheet File") that can be put on a user-specified hard drive or network drive. The Spreadsheet File is "JPMCC 2002-CIBC5.xls." It provides, in electronic format, (i) certain statistical information that appears under the caption "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans" in this prospectus supplement and in Annex A to the prospectus supplement. Defined terms used and not otherwise defined in the Spreadsheet File shall have the respective meanings assigned to them in this prospectus supplement. All the information contained in the Spreadsheet File is subject to the same limitations and qualifications contained in this prospectus supplement. To the extent that the information in electronic format contained in the attached diskette is different from the caption "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans" in this prospectus supplement and in Annex A to this prospectus supplement, the information in electronic format is superseded by the related information in print format. Prospective investors are advised to read carefully and should rely, solely, on this prospectus supplement and the accompanying prospectus relating to the Certificates in making their investment decision.

     Open the file as you would normally open any spreadsheet in Microsoft Excel. Before the file is displayed, a message will appear notifying you that the file is Read Only. Click the "READ ONLY" button, and after the file is opened, a securities law legend will be displayed. READ THE LEGEND CAREFULLY.


---------
1Microsoft Excel is a registered trademark of Microsoft Corporation.

================================================================================
       YOU SHOULD RELY ON THE INFORMATION CONTAINED OR INCORPORATED BY
REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE ATTACHED PROSPECTUS. WE HAVE
NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION.

       WE ARE NOT OFFERING THESE CERTIFICATES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED.

                       -----------------------------------

                                TABLE OF CONTENTS

                  PROSPECTUS SUPPLEMENT
Summary of Certificates .......................   S-5
Summary of Terms ..............................   S-6
Risk Factors ..................................  S-22
Description of the Mortgage Pool ..............  S-43
Description of the Certificates ...............  S-80
Servicing of the Mortgage Loans ............... S-112
Yield and Maturity Considerations ............. S-132
Certain Federal Income Tax
   Consequences ............................... S-140
Method of Distribution ........................ S-142
Legal Matters ................................. S-143
Ratings ....................................... S-143
Legal Investment .............................. S-143
ERISA Considerations .......................... S-144
Index of Principal Definitions ................ S-146

                     PROSPECTUS
Summary of Prospectus .........................     1
Risk Factors ..................................     9
Description of the Trust Funds ................    21
Yield and Maturity Considerations .............    27
The Depositor .................................    34
Use of Proceeds ...............................    34
Description of the Certificates ...............    35
Description of the Pooling Agreements .........    43
Description of Credit Support .................    56
Certain Legal Aspects of Mortgage
   Loans ......................................    58
Certain Federal Income Tax
   Consequences ...............................    71
State and Other Tax Considerations ............   102
Certain ERISA Considerations ..................   102
Legal Investment ..............................   104
Method of Distribution ........................   106
Incorporation of Certain Information by
   Reference ..................................   107
Legal Matters .................................   108
Financial Information .........................   108
Rating ........................................   108
Index of Principal Definitions ................   109

       DEALERS WILL BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS OF THESE CERTIFICATES AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS. IN ADDITION, ALL DEALERS SELLING THESE CERTIFICATES WILL DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS UNTIL
JANUARY    , 2003.


                                  $888,796,000
                                  (APPROXIMATE)


[J.P. MORGAN CHASE LOGO OMITTED]


                                J.P. MORGAN CHASE
                               COMMERCIAL MORTGAGE
                                SECURITIES CORP.
                                   (DEPOSITOR)



                               COMMERCIAL MORTGAGE
                           PASS-THROUGH CERTIFICATES,
                                SERIES 2002-CIBC5


                      Class A-1 Certificates     $ 50,000,000
                      Class A-2 Certificates     $ 70,000,000
                      Class A-3 Certificates     $ 80,000,000
                      Class A-4 Certificates     $110,000,000
                      Class A-5 Certificates     $487,155,000
                      Class B Certificates       $ 36,405,000
                      Class C Certificates       $ 41,427,000
                      Class D Certificates       $ 13,809,000


              -----------------------------------------------------

                   P R O S P E C T U S   S U P P L E M E N T

              -----------------------------------------------------



                                    JPMORGAN
                            CIBC WORLD MARKETS CORP.
                               MERRILL LYNCH & CO.
                              SALOMON SMITH BARNEY



                                OCTOBER __, 2002


================================================================================